             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 22, 2005

                                 $1,510,086,000
                                  (Approximate)

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C3
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    depositor

                             COLUMN FINANCIAL, INC.
                         PNC BANK, NATIONAL ASSOCIATION
                                    NCB, FSB
                       NATIONAL CONSUMER COOPERATIVE BANK
                              mortgage loan sellers

     We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund. The primary assets of that trust fund will consist of 198 commercial and multifamily mortgage loans, with the characteristics described in this prospectus supplement. The trust fund will issue 29 classes of certificates, 11 of which are being offered by this prospectus supplement, as listed below. The trust fund will pay interest and/or principal monthly, commencing in July 2005. The offered certificates represent obligations of the trust fund only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

     The underwriters have agreed to purchase the offered certificates from us at a price of 100.48% of the total initial principal balance of the offered certificates plus accrued interest from June 1, 2005. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-37 OF THIS PROSPECTUS SUPPLEMENT.

                             APPROXIMATE          INITIAL
                            TOTAL INITIAL       PASS-THROUGH       ASSUMED FINAL       RATED FINAL      EXPECTED RATINGS
    OFFERED CLASSES       PRINCIPAL BALANCE         RATE         DISTRIBUTION DATE  DISTRIBUTION DATE     (MOODY'S/S&P)
----------------------    -----------------   -----------------  -----------------  -----------------   ----------------
Class A-1.............     $    52,864,000          4.1750%        February 2010        July 2037            Aaa/AAA
Class A-2.............     $   176,757,000          4.5120%          June 2010          July 2037            Aaa/AAA
Class A-3.............     $    79,635,000          4.6450%          July 2012          July 2037            Aaa/AAA
Class A-AB............     $    61,470,000          4.6140%        November 2014        July 2037            Aaa/AAA
Class A-4.............     $   372,531,000          4.6860%         April 2015          July 2037            Aaa/AAA
Class A-1-A...........     $   402,608,000          4.6610%         April 2015          July 2037            Aaa/AAA
Class A-M.............     $   163,695,000          4.7300%          May 2015           July 2037            Aaa/AAA
Class A-J.............     $   135,048,000          4.7710%          May 2015           July 2037            Aaa/AAA
Class B...............     $    34,785,000          4.8820%          June 2015          July 2037            Aa2/AA
Class C...............     $    16,370,000          4.9520%          June 2015          July 2037             A1/A+
Class D...............     $    14,323,000          4.9810%          June 2015          July 2037             A2/A

     Delivery of the offered certificates, in book-entry form only, will be made on or about June 29, 2005.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Credit Suisse First Boston LLC, PNC Capital Markets, Inc., Greenwich Capital Markets, Inc. and Goldman, Sachs & Co. will act as underwriters with respect to this offering. Credit Suisse First Boston LLC will be the lead manager and the sole book running manager. PNC Capital Markets, Inc., Greenwich Capital Markets, Inc. and Goldman, Sachs & Co. will be the co-managers. Not every underwriter will be obligated to purchase offered certificates from us.

CREDIT SUISSE FIRST BOSTON
                PNC CAPITAL MARKETS, INC.
                                RBS GREENWICH CAPITAL
                                                GOLDMAN, SACHS & CO.

            The date of this prospectus supplement is June 22, 2005.

[CREDIT SUISSE FIRST BOSTON LOGO]

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C3

[GRAPHIC]    LESS THAN 1.0% OF INITIAL NET MORTGAGE POOL BALANCE

[GRAPHIC]    1.0% - 5.9% OF INITIAL NET MORTGAGE POOL BALANCE

[GRAPHIC]    6.0% - 10.0% OF INITIAL NET MORTGAGE POOL BALANCE

[GRAPHIC]    GREATER THAN 10.0% OF INITIAL NET MORTGAGE POOL BALANCE

    COLORADO      NEBRASKA      MISSOURI      IOWA           MINNESOTA     WISCONSIN     ILLINOIS
    6 PROPERTIES  1 PROPERTY    1 PROPERTY    1 PROPERTY     1 PROPERTY    5 PROPERTIES  4 PROPERTIES       MAINE
    3.4% OF TOTAL 0.4% OF TOTAL 0.3% OF TOTAL 0.7% OF TOTAL  0.8% OF TOTAL 1.7% OF TOTAL 3.0% OF TOTAL      1 PROPERTY
                                                                                                            0.5% OF TOTAL
    [GRAPHIC]     [GRAPHIC]     [GRAPHIC]     [GRAPHIC]      [GRAPHIC]     [GRAPHIC]     [GRAPHIC]
                                                                                                            [GRAPHIC]

  WASHINGTON                                                       INDIANA       MICHIGAN      NEW YORK
  6 PROPERTIES                                                     4 PROPERTIES  4 PROPERTIES  58 PROPERTIES
  1.3% OF TOTAL                                                    0.7% OF TOTAL 8.3% OF TOTAL 18.4% OF TOTAL

  [GRAPHIC]                                                         [GRAPHIC]      [GRAPHIC]     [GRAPHIC]        NEW HAMPSHIRE
                                                                                                                  2 PROPERTIES
  IDAHO                                                                                                           0.6% OF TOTAL
  1 PROPERTY
  0.2% OF TOTAL                                                                         OHIO                      [GRAPHIC]
                                                                                        16 PROPERTIES
  [GRAPHIC]                                                                             4.9% OF TOTAL             MASSACHUSETTS
                                                                                                                  6 PROPERTIES
                                                                                        [GRAPHIC]                 3.3% OF TOTAL

                                                                                                                  [GRAPHIC]

                                                                                                                  CONNECTICUT
                                                                                                                  4 PROPERTIES
                                                                                                                  0.2% OF TOTAL

                                                                                                                  [GRAPHIC]

                                                                                                                  PENNSYLVANIA
                                                                                                                  4 PROPERTIES
                                                                                                                  2.0% OF TOTAL

                                                                                                                  [GRAPHIC]

                                                                                                                MARYLAND
                                                                                                                4 PROPERTIES
[GRAPHIC]                                                                                                       4.4% OF TOTAL

                                                                                                                [GRAPHIC]
CALIFORNIA
13 PROPERTIES                                                                                                 VIRGINIA
11.6% OF TOTAL                                                                                                2 PROPERTIES
NORTHERN CALIFORNIA                                                                                           0.9% OF TOTAL
3 PROPERTIES
0.5% OF TOTAL                                                                                                 [GRAPHIC]
SOUTHERN CALIFORNIA
10 PROPERTIES                                                                                                 NORTH CAROLINA
11.1% OF TOTAL                                                                                                7 PROPERTIES
                                                                                                              5.3% OF TOTAL

                                                                                                              [GRAPHIC]

                                                                                                              KENTUCKY
                                                                                                              2 PROPERTY
                                                                                                              1.0% OF TOTAL

     [GRAPHIC]      [GRAPHIC]                                                                                 [GRAPHIC]

     NEVADA         ARIZONA                                                                                   SOUTH CAROLINA
     4 PROPERTIES   11 PROPERTIES                                                                             2 PROPERTIES
     2.3% OF TOTAL  3.6% OF TOTAL                                                                             1.5% OF TOTAL

                       [GRAPHIC]                                                                              [GRAPHIC]

                       KANSAS                                                                               TENNESSEE
                       2 PROPERTIES                                                                         2 PROPERTIES
                       0.6% OF TOTAL                                                                        0.3% OF TOTAL

                                      [GRAPHIC]                                                             [GRAPHIC]

                                      OKLAHOMA                                                            GEORGIA
                                      4 PROPERTIES                                                        6 PROPERTIES
                                      1.0% OF TOTAL                                                       1.4% OF TOTAL

                                                                                                          [GRAPHIC]

                                                            TEXAS          LOUISIANA
                                                            15 PROPERTIES  1 PROPERTY        FLORIDA
                                                            8.0% OF TOTAL  0.2% OF TOTAL     12 PROPERTIES
                                                                                             7.0% OF TOTAL
                                                            [GRAPHIC]      [GRAPHIC]
                                                                                             [GRAPHIC]

[CHART]

Self Storage    1.4%
Retail         24.2%
Multifamily    34.0%
Office         29.1%
Hotel           6.4%
Industrial      3.3%
Mixed Use       1.7%

[GRAPHIC]

3.    80-90 MAIDEN LANE
      NEW YORK, NY

[GRAPHIC]

18.   CENTER OF WINTER PARK
      WINTER PARK, FL

[GRAPHIC]

88.   THE NETZOW BUILDING
      BROOKFIELD, WI

[GRAPHIC]

12C.  REYES PORTFOLIO-PITTSBURGH
      MOUNT PLEASANT, PA

[GRAPHIC]

50.   2000 BERING OFFICE BUILDING
      HOUSTON, TX

[GRAPHIC]

5.9.  31 MILK STREET
      BOSTON, MA

[GRAPHIC]

10A.  COURTYARD MARRIOTT CINCINNATI COVINGTON
      COVINGTON, KY

[GRAPHIC]

47.   HUNTER'S RUN CENTRE
      PICKERINGTON, OH

[GRAPHIC]

13.   2000 WEST LOOP SOUTH OFFICE BUILDING
      HOUSTON, TX

[GRAPHIC]

21.   BEXLEY AT CONCORD MILLS APARTMENTS
      CONCORD, NC

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE
  ACCOMPANYING PROSPECTUS................................................................S-4
NOTICE TO RESIDENTS OF THE UNITED KINGDOM................................................S-4
SUMMARY OF PROSPECTUS SUPPLEMENT.........................................................S-5
RISK FACTORS............................................................................S-37
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT....................................S-59
FORWARD-LOOKING STATEMENTS..............................................................S-59
DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS............................................S-59
DESCRIPTION OF THE OFFERED CERTIFICATES................................................S-121
YIELD AND MATURITY CONSIDERATIONS......................................................S-145
THE POOLING AND SERVICING AGREEMENT....................................................S-150
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR MORTGAGED PROPERTIES LOCATED IN NEW YORK ..S-179
FEDERAL INCOME TAX CONSEQUENCES........................................................S-179
ERISA CONSIDERATIONS...................................................................S-182
LEGAL INVESTMENT.......................................................................S-185
USE OF PROCEEDS........................................................................S-185
UNDERWRITING...........................................................................S-185
LEGAL MATTERS..........................................................................S-186
RATING.................................................................................S-186
GLOSSARY...............................................................................S-188

                        EXHIBITS TO PROSPECTUS SUPPLEMENT

EXHIBIT A-1  --  CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE
                 MORTGAGED REAL PROPERTIES

EXHIBIT A-2  --  MORTGAGE POOL INFORMATION

EXHIBIT B    --  FORM OF TRUSTEE REPORT

EXHIBIT C    --  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

EXHIBIT D    --  SCHEDULE OF REFERENCE RATES

EXHIBIT E    --  CLASS A-AB TARGETED PRINCIPAL BALANCE TABLE

EXHIBIT F    --  GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

                                   PROSPECTUS
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS..............3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE................................3
IRS CIRCULAR 230 NOTICE..........................................................3
SUMMARY OF PROSPECTUS............................................................4
RISK FACTORS....................................................................12
CAPITALIZED TERMS USED IN THIS PROSPECTUS.......................................29
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.............................29
USE OF PROCEEDS.................................................................29
DESCRIPTION OF THE TRUST ASSETS.................................................30
YIELD AND MATURITY CONSIDERATIONS...............................................53
DESCRIPTION OF THE CERTIFICATES.................................................59
DESCRIPTION OF THE GOVERNING DOCUMENTS..........................................67
DESCRIPTION OF CREDIT SUPPORT...................................................77
LEGAL ASPECTS OF MORTGAGE LOANS.................................................79
FEDERAL INCOME TAX CONSEQUENCES.................................................90
STATE AND OTHER TAX CONSEQUENCES...............................................124
ERISA CONSIDERATIONS...........................................................124
LEGAL INVESTMENT...............................................................127
PLAN OF DISTRIBUTION...........................................................129
LEGAL MATTERS..................................................................130
FINANCIAL INFORMATION..........................................................130
RATING.........................................................................130
GLOSSARY.......................................................................132

                                   ----------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     UNTIL SEPTEMBER 27, 2005, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

     - the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

     - this prospectus supplement, which describes the specific terms of the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facility maintained by the SEC at its public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the public reference room can be obtained by calling the SEC at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the SEC's internet web site (http://www.sec.gov).

     The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Table of Contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and, together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

     To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

     This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2005-C3 Commercial Mortgage Pass-Through Certificates. The series 2005-C3 certificates will consist of 29 classes. The table below identifies and specifies various characteristics for 26 of those classes.

                                        APPROXIMATE
                                        % OF TOTAL
                        INITIAL TOTAL     INITIAL                                              ASSUMED                  ASSUMED
         EXPECTED     PRINCIPAL BALANCE CERTIFICATE                PASS-THROUGH   INITIAL      WEIGHTED    ASSUMED       FINAL
          RATINGS        OR NOTIONAL     PRINCIPAL   APPROXIMATE      RATE      PASS-THROUGH AVERAGE LIFE PRINCIPAL   DISTRIBUTION
 CLASS  (MOODY'S/S&P)      AMOUNT        BALANCE    CREDIT SUPPORT  DESCRIPTION     RATE       (YEARS)      WINDOW        DATE
------- ------------- ----------------- ----------- -------------- ------------ ------------ ------------ ---------- ---------------
  A-1     Aaa/AAA     $      52,684,000    3.23%        30.00%        Fixed        4.1750%       2.6       7/05-2/10  February 2010
  A-2     Aaa/AAA     $     176,757,000   10.80%        30.00%        Fixed        4.5120%       4.8       2/10-6/10    June 2010
  A-3     Aaa/AAA     $      79,635,000    4.86%        30.00%        Fixed        4.6450%       6.9       5/12-7/12    July 2012
 A-AB     Aaa/AAA     $      61,470,000    3.76%        30.00%        Fixed        4.6140%       7.2      6/10-11/14  November 2014
  A-4     Aaa/AAA     $     372,531,000   22.76%        30.00%        Fixed        4.6860%       9.7      11/14-4/15   April 2015
 A-1-A    Aaa/AAA     $     402,608,000   24.60%        30.00%        Fixed        4.6610%       8.4       7/05-4/15   April 2015
  A-M     Aaa/AAA     $     163,695,000   10.00%        20.00%        Fixed        4.7300%       9.8       4/15-5/15    May 2015
  A-J     Aaa/AAA     $     135,048,000    8.25%        11.75%        Fixed        4.7710%       9.9       5/15-5/15    May 2015
   B      Aa2/AA      $      34,785,000    2.12%         9.63%        Fixed        4.8820%       9.9       5/15-6/15    June 2015
   C       A1/A+      $      16,370,000    1.00%         8.63%       WAC Cap       4.9520%       10.0      6/15-6/15    June 2015
   D       A2/A       $      14,323,000    0.87%         7.75%       WAC Cap       4.9810%       10.0      6/15-6/15    June 2015
   E       A3/A-      $      16,370,000    1.00%         6.75%       WAC Cap       5.0600%       N/A         N/A           N/A
   F     Baa1/BBB+    $      20,462,000    1.25%         5.50%        Fixed        4.7480%       N/A         N/A           N/A
   G     Baa2/BBB     $      16,369,000    1.00%         4.50%       WAC Cap       5.3500%       N/A         N/A           N/A
   H     Baa3/BBB-    $      18,416,000    1.13%         3.38%       WAC Cap       5.3000%       N/A         N/A           N/A
   J      Ba1/BB+     $       6,138,000    0.37%         3.00%        Fixed        4.4900%       N/A         N/A           N/A
   K      Ba2/BB      $       8,185,000    0.50%         2.50%        Fixed        4.4900%       N/A         N/A           N/A
   L      Ba3/BB-     $       6,139,000    0.38%         2.13%        Fixed        4.4900%       N/A         N/A           N/A
   M       B1/B+      $       4,092,000    0.25%         1.88%        Fixed        4.4900%       N/A         N/A           N/A
   N       B2/B       $       4,092,000    0.25%         1.63%        Fixed        4.4900%       N/A         N/A           N/A
   O       B3/B-      $       6,139,000    0.38%         1.25%        Fixed        4.4900%       N/A         N/A           N/A
   P       NR/NR      $      20,462,433    1.25%         0.00%        Fixed        4.4900%       N/A         N/A           N/A
  A-X     Aaa/AAA     $   1,636,950,433     N/A           N/A      Variable IO     0.0651%       N/A         N/A           N/A
 A-SP     Aaa/AAA     $   1,572,778,000     N/A           N/A      Variable IO     0.6770%       N/A         N/A           N/A
  A-Y     Aaa/AAA     $     184,259,564     N/A           N/A      Variable IO     0.1000%       N/A         N/A           N/A
RCS-IO     NR/NR      $      41,032,293     N/A           N/A      Variable IO     1.2000%       N/A         N/A           N/A

     In reviewing the foregoing table, please note that:

     - Only the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C and D certificates are offered by this prospectus supplement.

     - The ratings shown in the foregoing table are those of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively. "NR" means not rated.

     - Subject to the discussion under "Rating" in this prospectus supplement, the ratings on the offered certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. The rated final distribution date for each class of offered certificates is the distribution date in July 2037.

     - All of the classes in the table shown on this page S-5, except the A-X, A-SP, A-Y and RCS-IO classes, will have principal balances. All of the classes shown in that table will bear interest. The series 2005-C3 certificates with principal balances constitute the series 2005-C3 principal balance certificates.

     - For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H,
          J, K, L, M, N, O and P certificates.

     - For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

          (1) during the period from the date of initial issuance of the series 2005-C3 certificates through and including the distribution date in June 2006, the sum of (a) the lesser of $46,026,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $400,521,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G and H certificates outstanding from time to time;

          (2) during the period following the distribution date in June 2006 through and including the distribution date in June 2007, the sum of (a) the lesser of $170,251,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $383,787,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G and H certificates outstanding from time to time;

          (3) during the period following the distribution date in June 2007 through and including the distribution date in June 2008, the sum of (a) the lesser of $114,432,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $365,461,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F and G certificates outstanding from time to time and
               (d) the lesser of $9,941,000 and the total principal balance of the class H certificates outstanding from time to time;

          (4) during the period following the distribution date in June 2008 through and including the distribution date in June 2009, the sum of (a) the lesser of $60,712,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $347,737,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-AB, A-4, A-M, A-J, B, C, D and E certificates outstanding from time to time and (d) the lesser of $16,760,000 and the total principal balance of the class F certificates outstanding from time to time;

          (5) during the period following the distribution date in June 2009 through and including the distribution date in June 2010, the sum of (a) the lesser of $6,483,000 and the total principal balance of the class A-AB certificates outstanding from time to time, (b) the lesser of $286,524,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-4, A-M, A-J, B, C and D certificates outstanding from time to time and (d) the lesser of $5,230,000 and the total principal balance of the class E certificates outstanding from time to time;

          (6) during the period following the distribution date in June 2010 through and including the distribution date in June 2011, the sum of (a) the lesser of $335,346,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $271,597,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-M, A-J and B certificates outstanding from time to time and (d) the lesser of $11,924,000 and the total principal balance of the class C certificates outstanding from time to time;

          (7) during the period following the distribution date in June 2011 through and including the distribution date in June 2012, the sum of (a) the lesser of $245,518,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $241,095,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-M and A-J certificates outstanding from time to time and (d) the lesser of $26,538,000 and the total principal balance of the class B certificates outstanding from time to time; and

          (8)  following the distribution date in June 2012, $0.

     - For purposes of calculating the accrual of interest, the class A-Y certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of those residential cooperative mortgage loans in the trust fund sold to us by NCB, FSB or NCB (with such total principal balance to be calculated from the perspective of the series 2005-C3 certificateholders, based on collections and advances of principal on those mortgage loans previously distributed, and losses on those mortgage loans previously allocated, to the series 2005-C3 certificateholders).

     - For purposes of calculating the accrual of interest, the class RCS-IO certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the mortgage loan referred to on Exhibit A-1 to this prospectus supplement as Reyes Cold Storage Portfolio.

     - The total initial principal balance or notional amount of any class shown in the table on page S-5 may be larger or smaller depending on, among other things, the actual initial mortgage pool balance. The initial mortgage pool balance may be 5% more or less than the amount shown in this prospectus supplement.

     - Each class identified in the table on page S-5 as having a "Fixed" pass-through rate has a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in that table.

     - Each class identified in the table on page S-5 as having a "WAC Cap" pass-through rate has a variable pass-through rate equal to the lesser of--

          (a) the initial pass-through rate shown for that class in that table, and

          (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans.

     - The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the May 2012 interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2005-C3 principal balance certificates. If the entire total principal balance of any class of series 2005-C3 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2005-C3 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2005-C3 principal balance certificates will represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the May 2012 interest accrual period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

          (1) the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date and (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over

          (2) the pass-through rate in effect during the subject interest accrual period for the class of series 2005-C3 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

          Following the May 2012 interest accrual period, the class A-SP certificates will cease to accrue interest. In connection therewith, the class A-SP certificates will have a 0% pass-through rate for the June 2012 interest accrual period and for each interest accrual period thereafter.

     - The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2005-C3 principal balance certificates. In general, the total principal balance of each class of series 2005-C3 principal balance certificates will constitute a separate component of the total notional amount of the class A-X certificates. However, if a portion, but not all, of the total principal balance of any such class of series 2005-C3 principal balance certificates is identified as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the May 2012 interest accrual period, on any particular component of the total notional amount of the class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

          (1) if such particular component consists of the entire total principal balance of any class of series 2005-C3 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

          (2) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2005-C3 principal balance certificates, and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

          (3) if such particular component consists of the entire total principal balance of any class of series 2005-C3 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2005-C3 principal balance certificates; and

          (4) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2005-C3 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2005-C3 principal balance certificates.

          Notwithstanding the foregoing, for purposes of accruing interest on the class A-X certificates during each interest accrual period subsequent to the May 2012 interest accrual period, the total principal balance of each class of series 2005-C3 principal balance certificates will constitute a single separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) a weighted average coupon derived from net interest rates on the underlying mortgage loans, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2005-C3 principal balance certificates whose principal balance makes up such component.

     - The references to "net interest rates on the underlying mortgage loans" in any of the preceding bullets mean, as to any particular mortgage loan in the trust fund, an annual interest rate that is generally equal to:

          (1) in the case of each mortgage loan in the trust fund, other than a residential cooperative mortgage loan sold to us by NCB, FSB or NCB and the Reyes Cold Storage Portfolio underlying mortgage loan, the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of the annual rates at which the related master servicing fee, the related primary servicing fee and the trustee fee are calculated provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then, in some months, the foregoing rate for that mortgage loan will be converted to an annual rate that would produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of twelve 30-day months;

          (2) in the case of each residential cooperative mortgage loan in the trust fund sold to us by NCB, FSB or NCB, the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of (a) the annual rates at which the related master servicing fee, the related primary servicing fee and the trustee fee are calculated, and (b) 0.10% per annum; provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days (except any mortgage loan then in an interest-only period that provides for the payment of a fixed interest amount during such interest-only period), then, in some months, the foregoing rate for that mortgage loan will be converted to an annual rate that would produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of twelve 30-day months; and

          (3) in the case of the Reyes Cold Storage Portfolio underlying mortgage loan, the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of (a) the annual rates at which the related master servicing fee, the related primary servicing fee and the trustee fee are calculated, and (b) 1.200% per annum.

     - The pass-through rate for the class RCS-IO certificates for any interest accrual period will equal 1.200% per annum for so long as the Reyes Cold Storage Portfolio Loan remains outstanding; provided that, because the Reyes Portfolio underlying mortgage loan accrues interest on the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then, in some months, the foregoing rate for that mortgage loan will be converted to an annual rate that would produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of twelve 30-day months.

     - The pass-through rate for the class A-Y certificates will be a variable rate equal to the weighted average from time to time of the class A-Y strip rates attributable to each of the residential cooperative mortgage loans in the trust fund sold to us by NCB, FSB or NCB. The class A-Y strip rate for each of those residential cooperative mortgage loans will equal 0.10% per annum; provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during each one-month interest accrual period in a year assumed to consist of 360 days, then the foregoing 0.10% will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period, and the denominator of which is 30.

     - The initial pass-through rates shown in the table on page S-5 for the class A-X and A-SP certificates are approximate.

     - As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

          1. any of the underlying mortgage loans with an anticipated repayment date will be repaid in full on that date,

          2. there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

          3. there are no defaults with respect to the underlying mortgage loans.

     - As to any given class of offered certificates shown in the table on page S-5, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal on that class.

     - As to any given class of offered certificates shown in the table on page S-5, the assumed principal window is the period during which holders of that class would receive distributions of principal.

     - As to any given class of offered certificates shown in the table on page S-5, the assumed final distribution date is the distribution date on which the last distribution of principal and interest is assumed to be made on that class.

     - The class R, LR and V certificates are not represented in the table on page S-5. They do not have principal balances, notional amounts or pass-through rates.

     The document that will govern the issuance of the series 2005-C3 certificates, the creation of the related trust fund and the servicing and administration of the underlying mortgage loans will be a pooling and servicing agreement to be dated as of June 1, 2005, between us, as depositor, and a trustee, two master servicers and two special servicers.

     The series 2005-C3 certificates will evidence the entire beneficial ownership of a trust fund that we intend to establish. The primary assets of that trust fund will be a segregated pool of commercial and multifamily mortgage loans. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the trust fund, from four separate mortgage loan sellers.

     The pool of mortgage loans that we intend to include in the trust fund will have the following general characteristics as of their respective due dates in June 2005. All percentages are approximate. To better understand the following information, see the discussion under "--The Underlying Mortgage Loans" below.

   Initial mortgage pool balance................................................................   $ 1,636,950,434
   Number of underlying mortgage loans..........................................................               198
   Number of mortgaged real properties..........................................................               212

   Greatest cut-off date principal balance......................................................     $ 133,000,000
   Smallest cut-off date principal balance......................................................     $     163,749
   Average cut-off date principal balance.......................................................     $   8,267,426

   Highest annual mortgage interest rate........................................................             6.930%
   Lowest annual mortgage interest rate.........................................................             4.920%
   Weighted average annual mortgage interest rate...............................................             5.437%

   Longest original term to maturity or anticipated repayment date..............................        300 months
   Shortest original term to maturity or anticipated repayment date.............................         60 months
   Weighted average original term to maturity or anticipated repayment date.....................        111 months

   Longest remaining term to maturity or anticipated repayment date.............................        289 months
   Shortest remaining term to maturity or anticipated repayment date............................         56 months
   Weighted average remaining term to maturity or anticipated repayment date....................        109 months

   Highest debt service coverage ratio, based on underwritten net cash flow.....................             25.11x
   Lowest debt service coverage ratio, based on underwritten net cash flow......................              1.17x
   Weighted average debt service coverage ratio, based on underwritten net cash flow............              2.01x

   Highest cut-off date loan-to-value ratio.....................................................              80.1%
   Lowest cut-off date loan-to-value ratio......................................................               1.5%
   Weighted average cut-off date loan-to-value ratio............................................              67.4%

     In reviewing the foregoing table, please note that:

     - The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Reyes Cold Storage Portfolio secures, on a subordinated basis, one junior note, with a cut-off date principal balance of $12,669,690, that will NOT be included in the trust fund. Loan-to-value and debt service coverage information shown in this prospectus supplement, including in the table above, with respect to the Reyes

          Cold Storage Portfolio underlying mortgage loan will be calculated, unless expressly indicated otherwise, without regard to the junior Reyes Cold Storage Portfolio outside-the-trust fund mortgage loan.

     - In the case of six (6) of the underlying mortgage loans, which represent 2.1% of the initial mortgage pool balance, each borrower has encumbered the related mortgaged real property with junior debt that is evidenced by a separate promissory note, but is secured by the same mortgage or deed of trust that secures the related underlying mortgage loan. None of the statistical information regarding those six (6) mortgage loans provided in this prospectus supplement includes any numerical information with respect to those junior loans. For more information regarding these loans, see "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

     - The underwritten net cash flow for a residential cooperative property is based on projected net operating income at the property as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

     - The appraised value of a residential cooperative property is based on the market value, as determined by an appraisal, of that property, as if operated as a residential cooperative.

     - The underwritten net cash flow for any mortgaged real property is an estimated number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove true.

     For purposes of calculating distributions on the respective classes of the series 2005-C3 certificates, the underlying mortgage loans will be divided into the following two loan groups:

     - Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home parks, together with 42 underlying mortgage loans that are secured by multifamily, residential cooperative and mobile home park property types. Loan group no. 1 will consist of 137 mortgage loans, with an initial loan group no. 1 balance of $1,234,341,980 representing approximately 75.4% of the initial mortgage pool balance.

     - Loan group no. 2, which will consist of all but 42 of the underlying mortgage loans that are secured by the multifamily, residential cooperative and mobile home park property types. Loan group no. 2 will consist of 61 mortgage loans, with an initial loan group no. 2 balance of $402,608,453, representing approximately 24.6% of the initial mortgage pool balance.

     Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                                      RELEVANT PARTIES/ENTITIES

TRUST FUND..................  CSFB Commercial Mortgage Trust 2005-C3, a New York
                              common law trust, will issue the series 2005-C3 certificates. The primary assets of the issuing trust fund will be the mortgage loans that we are acquiring from the three mortgage loan sellers.

DEPOSITOR...................  Credit Suisse First Boston Mortgage Securities
                              Corp., a Delaware corporation and an affiliate of one of the mortgage loan sellers and one of the underwriters, will create the issuing trust fund and transfer the subject mortgage loans to it. Our principal executive office is located at Eleven Madison Avenue, New York, New York 10010. All references to "we," "us" and "our" in this prospectus supplement and the accompanying prospectus are intended to mean Credit Suisse First Boston Mortgage Securities Corp. See "Credit Suisse First Boston Mortgage Securities Corp." in the accompanying prospectus.

MASTER SERVICERS............  Midland Loan Services, Inc., a Delaware
                              corporation, will act as master servicer with respect to the mortgage pool other than the residential cooperative mortgage loans. It is an affiliate of PNC Bank, National Association, one of the mortgage loan sellers, and it is an affiliate of PNC Capital Markets, Inc., one of the underwriters. Its servicing offices are located at 10851 Mastin Street, Building 82, Suite 700, Overland Park, Kansas 66210. See "The Pooling and Servicing Agreement--The Master Servicer and the Special Servicer" in this prospectus supplement.

                              NCB, FSB, a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury, will act as master servicer with respect to 59 of the underlying mortgage loans, representing 13.3% of the initial mortgage pool balance. It is one of the mortgage loan sellers and, further, is a wholly owned subsidiary of National Consumer Cooperative Bank, one of the mortgage loan sellers and one of the special servicers. Its servicing offices are located at 1725 Eye Street, N.W., Washington, D.C. 20006.

SPECIAL SERVICERS...........  LNR Partners, Inc., a Florida corporation and a subsidiary of LNR Property Holdings Ltd., will act as special servicer with respect to the underlying mortgage loans in the mortgage pool that are not residential cooperative loans, as well as any related foreclosure properties. Its servicing offices are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139. See "The Pooling and Servicing Agreement--The Master Servicer and the Special Servicers" in this prospectus supplement.

                              National Consumer Cooperative Bank, a federally chartered corporation, will act as special servicer with respect to the 53 underlying residential cooperative mortgage loans as to which NCB, FSB is the applicable master servicer, as well as any related foreclosure properties. National Consumer Cooperative Bank is one of the mortgage loan sellers and wholly owns NCB, FSB, which is not only one of the master servicers, but also one of the mortgage loan sellers. Its servicing offices are located at 1725 Eye Street, N.W., Washington, D.C. 20006.

                              The special servicers will, in general, be responsible for servicing and administering:

                              - underlying mortgage loans that, in general, are in default or as to which default is reasonably foreseeable; and

                              - any real estate acquired by the trust fund upon foreclosure of a defaulted underlying mortgage loan.

                              Any special servicer and its affiliates will be permitted to purchase series 2005-C3 certificates.

                              The holders of a majority interest in the series 2005-C3 controlling class can replace either special servicer, with or without cause, in respect of the entire mortgage pool.

TRUSTEE.....................  Wells Fargo Bank, N.A., a national banking association, will act as trustee on behalf of the series 2005-C3 certificateholders. It maintains an office at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. See "The Pooling and Servicing Agreement--The Trustee" in this prospectus supplement.

CONTROLLING CLASS OF
SERIES 2005-C3
CERTIFICATEHOLDERS..........  At any time of determination, the controlling class of series 2005-C3 certificateholders will be the holders of the most subordinate class of series 2005-C3 certificates, exclusive of the A-X, A-SP, A-Y, RCS-IO, R, LR and V classes, that has a total principal balance at least equal to 25% of the total initial principal balance of that class. However, if no class of series 2005-C3 certificates, exclusive of the A-X, A-SP, A-Y, RCS-IO, R, LR and V classes, has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2005-C3 certificateholders will be the holders of the most subordinate class of series 2005-C3 certificates, exclusive of the A-X, A-SP, A-Y, RCS-IO, R, LR and V classes, that has a total principal balance greater than zero. For purposes of determining the controlling class of series 2005-C3 certificateholders, the class A-1, A-2, A-AB, A-3, A-4 and A-1-A certificateholders will be considered a single class. See "The Pooling and Servicing Agreement--The Series 2005-C3 Directing Certificateholder and the Series 2005-C3 Controlling Class" in this prospectus supplement.

SERIES 2005-C3 DIRECTING
CERTIFICATEHOLDER...........  The series 2005-C3 directing certificateholder will, in general, be a certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2005-C3 controlling class selected by holders (or beneficial owners) of series 2005-C3 certificates representing a majority interest in the series 2005-C3 controlling class.

                              As and to the extent described under "The Pooling and Servicing Agreement--The Series 2005-C3 Directing Certificateholder and the Series 2005-C3 Controlling Class" in this prospectus supplement, the series 2005-C3 directing certificateholder may consent to the applicable special servicer taking various servicing actions involving the underlying mortgage loans.

                              See "The Pooling and Servicing Agreement--The Series 2005-C3 Directing Certificateholder and the Series 2005-C3 Controlling Class" in this prospectus supplement.

                              If any mortgage loan in the trust fund becomes delinquent as to any balloon payment or becomes 60 days delinquent as to any other monthly debt service payment (in each case without giving effect to any applicable grace period) or becomes a specially serviced mortgage loan as a result of any non-monetary event of default, then the series 2005-C3 directing certificateholder or the applicable special servicer may, at its option, purchase that mortgage loan from the trust fund at the price and on the terms described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

REYES COLD STORAGE
PORTFOLIO B LOAN HOLDER ....  The mortgaged real property identified on Exhibit
                              A-1 to this prospectus supplement as Reyes Cold Storage Portfolio secures, on a subordinate basis relative to the Reyes Cold Storage Portfolio underlying mortgage loan, one junior note that will NOT be part of the trust fund. That junior Reyes Cold Storage Portfolio outside-the-trust fund note has a cut-off date principal balance of $12,669,690.

                              If and for so long as an amount generally equal to the unpaid principal balance of the junior Reyes Cold Storage Portfolio outside-the-trust fund mortgage loan (net of any appraisal reduction amount allocable thereto) is equal to or greater than 25% of the initial unpaid principal balance of the junior Reyes Cold Storage Portfolio outside-the-trust fund mortgage loan, then the holder of the junior Reyes Cold Storage Portfolio outside-the-trust fund mortgage loan will be entitled to consult with the applicable special servicer regarding various servicing matters involving the Reyes Cold Storage Portfolio Whole Loan through a designee.

                              In addition, the holder of the junior Reyes Cold Storage Portfolio outside-the-trust fund mortgage loan will also be entitled, through its designee, to:

                              - purchase the Reyes Cold Storage Portfolio underlying mortgage loan under various default scenarios; and

                              - cure defaults with respect to the Reyes Cold Storage Portfolio underlying mortgage loan.

                              See "Description of the Underlying Mortgage
                              Loans--Certain Matters Regarding the Reyes Cold Storage Portfolio Mortgage Loan" in this prospectus supplement.

UNDERWRITERS................  Credit Suisse First Boston LLC, PNC Capital
                              Markets, Inc., Greenwich Capital Markets, Inc. and Goldman, Sachs & Co. are the underwriters with respect to this offering. Credit Suisse First Boston LLC will be the lead manager and the sole book running manager. PNC Capital Markets, Inc., Greenwich Capital Markets, Inc. and Goldman, Sachs & Co. will be the co-managers. Credit Suisse First Boston LLC is an affiliate of us and Column Financial, Inc., one of the mortgage loan sellers. PNC Capital Markets, Inc. is an affiliate of PNC Bank, National Association, which is also one of the mortgage loan sellers and an affiliate of Midland Loan Services, Inc. one of the master servicers.

MORTGAGE LOAN SELLERS.......  We will acquire the mortgage loans that are to back the offered certificates from four separate mortgage loan sellers:

                              -    Column Financial, Inc., a Delaware
                                   corporation. It is an affiliate of us and of Credit Suisse First Boston LLC, one of the underwriters. Column Financial, Inc. maintains an office at 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326;

                              - PNC Bank, National Association, a national banking association. It is an affiliate of Midland Loan Services, Inc., one of the master servicers, and an affiliate of PNC Capital Markets, Inc., one of the underwriters. PNC Bank, National Association's principal offices are located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222;

                              - NCB, FSB, a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury. It is one of the master services and is a wholly-owned subsidiary of National Consumer Cooperative Bank, one of the mortgage loan sellers and one of the special servicers, NCB, FSB maintains an office at 1725 Eye Street, N.W., Washington, D.C. 20006; and

                              -    National Consumer Cooperative Bank, a
                                   federally chartered corporation. It is one of the special servicers and an affiliate of NCB, FSB, one of the other mortgage loan sellers and one of the master servicers. National Consumer Cooperative Bank maintains an office at 1725 Eye Street, N.W., Washington, D.C. 20006.

                              See "Description of the Underlying Mortgage
                              Loans--The Mortgage Loan Sellers" in this prospectus supplement.

                                    SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE................  All payments and collections received on each of the underlying mortgage loans after its due date in June 2005 (and with respect to any underlying mortgage loan originated in June 2005, the date of the origination of such mortgage loan), excluding any payments or collections that represent amounts due on or before that date, will belong to the trust fund. The respective due dates for the underlying mortgage loans in June 2005 (and with respect to any underlying mortgage loan originated in June 2005, the date of the origination of such mortgage loan) are individually and collectively considered the cut-off date for the trust fund.

ISSUE DATE..................  The date of initial issuance for the series
                              2005-C3 certificates will be on or about June 29, 2005.

DUE DATES...................  Subject, in some cases, to a next business day convention, the dates on which monthly
                              installments of principal and/or interest will be due on the underlying mortgage loans are as follows:

                                                                            % OF INITIAL MORTGAGE
                              DUE DATE         NUMBER OF MORTGAGE LOANS         POOL BALANCE
                              --------         ------------------------     ---------------------
                                11th                     113                         64.8%
                                1st                       84                         28.1%
                                5th                        1                          7.1%

DETERMINATION DATE..........  The monthly cut-off for collections on the underlying mortgage loans that are to be distributed, and information regarding the underlying mortgage loans that is to be reported, to the holders of the series 2005-C3 certificates on any distribution date will be the close of business on the determination date in the same month as that distribution date. The determination date will be the 11th calendar day of each month, commencing with July 2005, or, if the 11th calendar day of any such month is not a business day, then the next succeeding business day.

DISTRIBUTION DATE...........  Distributions on the series 2005-C3 certificates are scheduled to occur monthly, commencing in July 2005. During any given month, the distribution date will be the fourth business day following the determination date in that month.

RECORD DATE.................  The record date for each monthly distribution on a series 2005-C3 certificate will be the last business day of the prior calendar month. The registered holders of the series 2005-C3 certificates at the close of business on each record date will be entitled to receive any distribution on those certificates on the following distribution date, except that the final distribution of principal and/or interest on any offered certificate will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

COLLECTION PERIOD...........  Amounts available for distribution on the series
                              2005-C3 certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--

                              - will relate to a particular distribution date,

                              - will begin when the prior collection period ends or, in the case of the first collection period, will begin as of the issue date, and

                              - will end at the close of business on the determination date that occurs in the same month as the related distribution date.

INTEREST ACCRUAL PERIOD.....  The amount of interest payable with respect to the interest-bearing classes of the series 2005-C3 certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for the interest-bearing classes of the series 2005-C3 certificates for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest will be calculated with respect to each interest-bearing class of series 2005-C3 certificates assuming that each year consists of twelve 30-day months.

                                      THE OFFERED CERTIFICATES

GENERAL.....................  The series 2005-C3 certificates offered by this prospectus supplement are the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C and D certificates. Each class of offered certificates will have the total initial principal balance and pass-through rate set forth in the table on page S-5 or otherwise described under "--Transaction Overview" above. There are no other securities offered by this prospectus supplement.

DISTRIBUTIONS

A. PRIORITY OF
DISTRIBUTIONS...............  The trustee will make distributions of interest and, if and when applicable, principal, to the following classes of series 2005-C3 certificateholders, in the following order:

                                DISTRIBUTION ORDER                    CLASS
                              ----------------------  --------------------------------------
                              1st                     A-1, A-2, A-3, A-AB, A-4, A-1-A, A-X,
                                                                  A-Y and A-SP
                              2nd                                      A-M
                              3rd                                      A-J
                              4th                                       B
                              5th                                       C
                              6th                                       D
                              Thereafter              The Other Non-Offered Classes,
                                                      Exclusive of the R, LR and V Classes

                              Interest distributions with respect to the class RCS-IO certificates will be made as set forth under "Characteristics of the Underlying Mortgage Loans--Certain Matters Regarding the Reyes Cold Storage Portfolio Mortgage Loan" in this prospectus supplement.

                              Interest distributions with respect to the A-1, A-2, A-3, A-AB, A-4, A-1-A, A-X, A-Y and A-SP
                              classes are to be made concurrently:

                              - in the case of the A-1, A-2, A-3, A-AB and A-4 classes, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes of certificates, from available funds attributable to loan group no. 1;

                              -    in the case of the A-1-A class, from
                                   available funds attributable to loan group no. 2; and

                              - in case of the A-X, A-SP and A-Y classes, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes, from available funds attributable to loan group no. 1 and/or loan group no. 2;

                              provided that, if the foregoing would result in a shortfall in the interest distributions on any of the A-1, A-2, A-3, A-AB, A-4, A-1-A, A-X, A-Y
                              and/or A-SP classes, then distributions of interest will be made on those classes of series 2005-C3 certificates, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes, from available funds attributable to the entire mortgage pool.

                              Allocation of principal distributions among the A-1, A-2, A-3, A-AB, A-4 and A-1-A classes is described under "--Distributions--Principal
                              Distributions" below. The class A-X, A-SP, A-Y, RCS-IO, R, LR and V certificates do not have principal balances and do not entitle holders to distributions of principal.

                              See "Description of the Offered
                              Certificates--Distributions--Priority of
                              Distributions" in this prospectus supplement.

B. INTEREST DISTRIBUTIONS...  Each class of series 2005-C3 certificates, other than the class R, class LR and class V
                              certificates will bear interest. With respect to each interest-bearing class of series 2005-C3 certificates, that interest will accrue during each interest accrual period based upon:

                              - the pass-through rate with respect to that class for that interest accrual period;

                              -    the total principal balance or notional
                                   amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

                              - the assumption that each year consists of twelve 30-day months.

                              However, the class A-SP certificates will not accrue interest beyond the May 2012 interest accrual period.

                              If a whole or partial voluntary prepayment (or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment) on an underlying mortgage loan is not accompanied by the amount of one full month's interest on the prepayment, then, as and to the extent described under "Description of the Offered Certificates--Distributions--Interest
                              Distributions" in this prospectus supplement, the resulting interest shortfall may be allocated to reduce the amount of accrued interest otherwise payable to the holders of the interest-bearing classes of the series 2005-C3 certificates, including the offered certificates, on a PRO RATA basis in accordance with the respective amounts of interest actually accrued on those classes during the corresponding interest accrual period.

                              On each distribution date, subject to available funds and the distribution priorities described under "--Distributions--Priority of Distributions" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                              See "Description of the Offered
                              Certificates--Distributions--Interest
                              Distributions" and "--Distributions--Priority of Distributions" in this prospectus supplement.

C. PRINCIPAL DISTRIBUTIONS..  Subject to--

                              -    available funds,

                              - the distribution priorities described under "--Distributions--Priority of Distributions" above, and

                              -    the reductions to principal balances
                                   described under "--Reductions of Certificate
                                   Principal Balances in Connection with Losses and Expenses" below,

                              the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

                              However, if either master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it or the applicable special servicer has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be reimbursed first out of payments and other collections of principal otherwise distributable on the series 2005-C3 certificates, prior to being reimbursed out of payments and other collections of interest otherwise distributable on the series 2005-C3 certificates.

                              Additionally, in the event that any advance
                              (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the applicable master servicer, the applicable special servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance is not deemed nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 2005-C3 certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related underlying mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

                              The trustee must make principal distributions in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to underlying mortgage loans in loan group no. 1 or underlying mortgage loans in loan group no. 2, such that:

                              - no principal distributions will be made to the holders of any of the class E, F, G, H, J, K, L, M, N, O or P certificates until the total principal balance of the offered certificates is reduced to zero;

                              - no principal distributions will be made to the holders of the class A-J, B, C or D certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates is reduced to zero;

                              - no distributions of principal will be made to the class A-M certificates until the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates is reduced to zero;

                              -    except as described in the paragraph
                                   following these bullets, no distributions of principal with respect to loan group no. 1 will be made to the holders of the class A-1-A certificates until the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates is reduced to zero;

                              -    except as described in the paragraph
                                   following these bullets, no distributions of principal with respect to loan group no. 2 will be made to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates until the total principal balance of the class A-1-A certificates is reduced to zero;

                              -    except as described in the paragraph
                                   following these bullets, no distributions of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2, A-3 and A-AB certificates is reduced to zero;

                              -    except as described in the paragraph
                                   following these bullets, no distributions of principal will be made to the holders of the class A-AB certificates until the distribution date in June 2010 (the first distribution date on which the schedule on Exhibit E targets a principal balance for such class that is less than its initial balance), unless the total principal balances of the class A-1, class A-2 and class A-3 certificates are reduced to zero prior to such date;

                              -    except as described in the paragraph
                                   following these bullets, no distributions of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero and the total principal balance of the class A-AB certificates is reduced to the balance set forth for such distribution date on Exhibit E;

                              -    except as described in the paragraph
                                   following these bullets, no distributions of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero and the total principal balance of the class A-AB certificates is reduced to the balance set forth for such distribution date on Exhibit E;

                              -    except as described in the paragraph
                                   following these bullets, no distributions of principal will be made to the holders of the class A-1 certificates until the total principal balance of the class A-AB certificates is reduced to the balance set forth for such distribution date on Exhibit E; and

                              -    except as described in the following
                                   paragraph, no distributions of principal will be made to the holders of the class A-AB certificates in excess of the amount necessary to reduce the principal balance to the balance set forth for such distribution date on Exhibit E until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero.

                              Because of the losses on the underlying mortgage loans and/or default-related or other unanticipated trust fund expenses, the total principal balance of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates could be reduced to zero at a time when any two or more of the A-1, A-2, A-3, A-AB, A-4 and A-1-A classes remain outstanding. Under those circumstances, any principal distributions on the A-1, A-2, A-3, A-AB, A-4 and A-1-A classes will be made on a PRO RATA basis in accordance with the relative sizes of the respective then outstanding total principal balances of those classes.

                              The total distributions of principal to be made on the series 2005-C3 principal balance certificates on any distribution date will, in general, be a function of--

                              - the amount of scheduled payments of principal due or, in some cases, deemed due, on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee, as applicable, and

                              - the amount of any prepayments, including in the form of accelerated amortization on any underlying mortgage loan that remains outstanding past any applicable anticipated repayment date, and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                              The class A-X, A-SP, A-Y, RCS-IO, R, LR and V certificates do not have principal balances. They do not entitle holders to any distributions of principal.

                              See "Description of the Offered
                              Certificates--Distributions--Principal
                              Distributions" and "--Distributions--Priority of Distributions" in this prospectus supplement.

D. DISTRIBUTIONS OF
PREPAYMENT PREMIUMS AND
YIELD MAINTENANCE CHARGES...  Any prepayment premiums or yield maintenance charge collected in respect of any of the underlying mortgage loans will be distributed, in the proportions described under "Description of the Offered
                              Certificates--Distributions--Distributions of
                              Static Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement, as additional interest to the holders of the class A-X and, in some cases, the class A-SP and/or A-Y certificates and/or as additional interest to any holders of class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G or H certificates that are then entitled to receive principal distributions.

REDUCTIONS OF CERTIFICATE
PRINCIPAL BALANCES IN
CONNECTION WITH LOSSES AND
EXPENSES....................  Because of losses on the underlying mortgage loans and/or default-related or other unanticipated trust fund expenses, the total principal balance of the underlying mortgage loans, net of outstanding advances of principal may fall below the total principal balance of the series 2005-C3 principal balance certificates. If and to the extent that those losses and expenses cause such a deficit to exist following the distributions made on the series 2005-C3 certificates on any distribution date, then the principal balances of the following classes of series 2005-C3 principal balance certificates will be sequentially reduced, in the following order, until that deficit is eliminated:

                                     REDUCTION ORDER                   CLASS
                                   ------------------    ---------------------------------
                                           1st                           P
                                           2nd                           O
                                           3rd                           N
                                           4th                           M
                                           5th                           L
                                           6th                           K
                                           7th                           J
                                           8th                           H
                                           9th                           G
                                           10th                          F
                                           11th                          E
                                           12th                          D
                                           13th                          C
                                           14th                          B
                                           15th                         A-J
                                           16th                         A-M
                                           17th          A-1, A-2, A-3, A-AB, A-4 and A-1-A

                              Any reduction of the principal balances of the A-1, A-2, A-3, A-AB, A-4 and A-1-A classes will be made on a PRO RATA basis in accordance with the relative sizes of those principal balances at the time of the reduction.

                              See "Description of the Offered
                              Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT
MONTHLY DEBT SERVICE
PAYMENTS....................  Except as described in the next three paragraphs, the applicable master servicer will be required to make advances with respect to any delinquent scheduled monthly payments, other than balloon payments, of principal and/or interest due on those underlying mortgage loans for which it is acting as master servicer. The applicable master servicer will be required to make advances of assumed monthly payments for those balloon loans that become defaulted upon their maturity dates on the same amortization schedule as if the maturity date had not occurred. In addition, the trustee must make any of those advances that the master servicer fails to make. As described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                              Neither the master servicers nor the trustee will advance master servicing fees or work-out fees.

                              Neither the master servicers nor the trustee will be required to make any advance that it determines will not be recoverable from proceeds of the related mortgage loan. In addition, the trustee may conclusively rely on any determination of nonrecoverability made by the applicable master servicer, and the master servicer and the trustee will conclusively rely on any determination of nonrecoverability made by the applicable special servicer.

                              In addition, if any of the adverse events or circumstances that we refer to under "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement occur or exist with respect to any underlying mortgage loan or the related mortgaged real property, the applicable special servicer will generally be obligated to obtain a new appraisal or, in cases involving mortgage loans with principal balances of $2,000,000 or less, conduct an internal valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                              -    the principal balance of, and other
                                   delinquent amounts (which may include unpaid servicing fees, unreimbursed servicing advances and interest on advances) due under or with respect to, the subject mortgage loan, exceed

                              -    an amount equal to--

                                        1.   90% of the new estimated value of
                                             that real property, minus

                                        2.   any liens on that real property
                                             that are prior to the lien of the
                                             subject mortgage loan, plus

                                        3.   the amount of related escrow
                                             payments, reserve funds and letters
                                             of credit which may be applied to
                                             payments on the subject mortgage
                                             loan,

                              then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced. That reduction will be in the same proportion that the excess bears to the principal balance of the subject mortgage loan, net of related unreimbursed advances of principal. Due to the distribution priorities, any reduction will reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2005-C3 certificates outstanding that evidences an interest in the subject mortgage loan.

                              Notwithstanding the foregoing, any reduction in advances with respect to the Reyes Cold Storage Portfolio underlying mortgage loan in accordance with the preceding paragraph will be based on the portion of any appraisal reduction amount calculated with respect to the entire Reyes Cold Storage Portfolio loan group that is allocable to the Reyes Cold Storage Portfolio underlying mortgage loan. The applicable master servicer or special servicer will calculate any appraisal reduction amount with respect to the Reyes Cold Storage Portfolio loan group in the manner described above with respect to appraisal reduction amounts relating to individual underlying mortgage loans and will then allocate that appraisal reduction amount, FIRST, to the junior Reyes Cold Storage Portfolio outside-the-trust fund mortgage loan up to the unpaid principal balance of such junior mortgage loan, and THEN, to the Reyes Cold Storage Portfolio underlying mortgage loan.

                              Additionally, any reductions in advances with respect to any CBA A-Note underlying mortgage loan in accordance with the preceding paragraph will be based on the portion of any appraisal reduction amount calculated with respect to the related CBA A/B loan pair that is allocable to the CBA A-Note underlying mortgage loan. The applicable master servicer or special servicer will calculate any appraisal reduction amount with respect to the CBA A/B loan pair in the manner described above with respect to appraisal reduction amounts relating to individual underlying mortgage loans and will then allocate that appraisal reduction amount, FIRST, to the junior CBA B-Note outside-the-trust fund mortgage loan up to the unpaid principal balance of such junior mortgage loan, and THEN, to the CBA A-Note underlying mortgage loan.

                              See "Description of the Offered
                              Certificates--Advances of Delinquent Monthly Debt Service Payments" and "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement. See also "Description of the Certificates--Advances" in the accompanying prospectus.

REPORTS TO
CERTIFICATEHOLDERS..........  On each distribution date, the trustee will provide or make available to the registered holders of the offered certificates a monthly report substantially in the form of Exhibit B to this prospectus supplement. The trustee's report will detail, among other things, the distributions made to the series 2005-C3 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties. The trustee will also make available to the registered holders of the offered certificates, via its website, any report at the request of the depositor.

                              You may also review via the trustee's website or, upon reasonable prior notice, at the trustee's offices, as applicable, during normal business hours, a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties securing those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls (for all properties other than residential cooperative properties) and property inspection reports, to the extent received by the trustee.

                              See "Description of the Offered
                              Certificates--Reports to Certificateholders;
                              Available Information" in this prospectus supplement.

OPTIONAL TERMINATION........  The following parties will each in turn, according to the order listed below, have the option to purchase all of the underlying mortgage loans and all other property remaining in the trust fund on any distribution date on which the total principal balance of the underlying mortgage loans from the perspective of the series 2005-C3 certificateholders, based on collections and advances of principal on those mortgage loans previously distributed, and losses on those mortgage loans previously allocated, to the series 2005-C3 certificateholders, is less than 1.0% of the initial mortgage pool balance:

                              - any single holder or group of holders of the majority of the total outstanding principal balance of certificates of the series 2005-C3 controlling class;

                              -    the special servicer of the underlying
                                   mortgage loans that are not residential
                                   cooperative mortgage loans;

                              -    the master servicer of the underlying
                                   mortgage loans sold to us by NCB, FSB and NCB for inclusion in the trust fund;

                              -    the special servicer of the underlying
                                   residential cooperative mortgage loans sold to us by NCB, FSB and NCB for inclusion in the trust fund; and

                              -    the other master servicer;

                              provided that if any party above, other than NCB, FSB as the master servicer of the loans sold by it or NCB, exercises such purchase option, then NCB, FSB will be entitled to purchase the remaining mortgage loans sold to us by NCB, FSB and NCB for inclusion in the trust fund and any related property, and in such event that other party will then purchase only the remaining mortgage loans and properties that are not being so purchased by NCB, FSB.

                              If any party above exercises this option, then the trust fund will terminate and all outstanding offered certificates will be retired, as described in more detail in this prospectus supplement.

DENOMINATIONS...............  The offered certificates will be issuable in registered form, in the following denominations:

                                                                                      MULTIPLES IN EXCESS
                                                                   MINIMUM                 OF MINIMUM
                                         CLASS                   DENOMINATION             DENOMINATION
                              ----------------------------       ------------         --------------------
                               A-1, A-2, A-3, A-AB, A-4,           $ 10,000                   $ 1
                              A-1-A, A-M, A-J, B, C and D

CLEARANCE AND SETTLEMENT....  You will initially hold your offered certificates through The Depository Trust Company, in the
                              United States, or Clearstream Banking, Luxembourg or The Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and
                              Denominations" in this prospectus supplement and "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

                           LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
CONSEQUENCES................  The trustee or its agent will make elections to treat designated portions of the assets of the trust fund as two separate real estate mortgage investment conduits in a tiered structure under Sections 860A through 860G of the Internal Revenue Code. Those two REMICs are as follows:

                              - REMIC I, which will consist of, among other things--

                                        1.   the mortgage loans that back the
                                             offered certificates, and

                                        2.   any mortgaged real properties that
                                             may be acquired by the trust fund
                                             following a borrower default,

                                        but will exclude collections of
                                        additional interest accrued and deferred as to payment with respect to each underlying mortgage loan with an anticipated repayment date that remains outstanding past that date; and

                              -    REMIC II, which will hold the regular
                                   interests in REMIC I.

                              Any assets not included in a REMIC will constitute a grantor trust for federal income tax purposes.

                              The offered certificates will be treated as regular interests in REMIC II. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

                              It is anticipated that the offered certificates will be issued at a premium for federal income tax purposes.

                              When determining the rate of accrual of original issue discount and market discount or the amortization of premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

                              -    the underlying mortgage loans with
                                   anticipated repayment dates will, in each case, be paid in full on that date,

                              - no underlying mortgage loan will otherwise be prepaid prior to maturity, and

                              - there will be no extension of maturity for any underlying mortgage loan.

                              However, no representation is made as to the actual rate at which the underlying mortgage loans will prepay, if at all.

                              For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS........  The acquisition of an offered certificate by an employee benefit plan or other plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Internal Revenue Code, as amended, could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of these laws.

                              We anticipate, however, that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                              -    Title I of ERISA, or

                              -    Section 4975 of the Internal Revenue Code

                              will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Credit Suisse First Boston LLC by the U.S. Department of Labor.

                              If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code or any materially similar provisions of applicable federal, state or local law, you should consult your own legal advisors to determine whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or
                              Section 4975 of the Internal Revenue Code or applicable similar law. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT............  The offered certificates (other than the class C and class D certificates) will be "mortgage related securities" within the meaning of the Secondary Mortgage

                              Market Enhancement Act of 1984, as amended
                              ("SMMEA"), so long as they are rated in one of the two highest ratings categories by one of the rating agencies. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates.

                              You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS...  The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                              Holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be greatly affected by the rate and timing of payments and other collections of principal of the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in loan group no. 2.

                              Holders of the class A-1-A certificates will be greatly affected by the rate and timing of payments and other collections of principal of the mortgage loans in loan group no. 2 and, in the absence of significant losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in loan group no. 1.

                              The yield on offered certificates with variable or capped pass through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

                              See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                              THE UNDERLYING MORTGAGE LOANS

GENERAL.....................  We intend to include the 198 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund for the offered certificates. With respect to the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Reyes Cold Storage Portfolio, references to "underlying mortgage loans" in this prospectus supplement include only the Reyes Cold Storage Portfolio underlying mortgage loan (and not the junior Reyes Cold Storage Portfolio outside-the-trust fund mortgage loan). In this section, "--The Underlying Mortgage Loans," we provide summary information with respect to those mortgage loans. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                              -    "Description of the Underlying Mortgage
                                   Loans";

                              -    "Risk Factors--Risks Related to the
                                   Underlying Mortgage Loans";

                              -    Exhibit A-1--Characteristics of the
                                   Underlying Mortgage Loans and the Related
                                   Mortgaged Real Properties; and

                              -    Exhibit A-2--Mortgage Pool Information.

                              For purposes of calculating distributions on the respective classes of series 2005-C3 certificates, the pool of mortgage loans backing the offered certificates will be divided into the following two loan groups:

                              - Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured by property types other than multifamily, residential cooperative and mobile home park, together with 42 underlying mortgage loans that are secured by multifamily, residential cooperative and mobile home park property types. Loan group no. 1 will consist of 137 mortgage loans, with an initial loan group no. 1 balance of $1,234,341,980, representing approximately
                                   75.4% of the initial mortgage pool balance.

                              - Loan group no. 2, which will consist of all of the underlying mortgage loans that are secured by the multifamily, residential cooperative and mobile home park property types except for the 42 underlying mortgage loans that are secured by multifamily, residential cooperative and mobile home park property types in loan group no. 1. Loan group no. 2 will consist of 61 mortgage loans, with an initial loan group no. 2 balance of $402,608,453, representing approximately 24.6% of the initial mortgage pool balance.

                              Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                              When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that we intend to include in the trust fund, please note that--

                              -    All numerical information provided with
                                   respect to the mortgage loans is provided on an approximate basis.

                              - All weighted average information provided with respect to the underlying mortgage loans or any sub-group of those mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the underlying mortgage loans to the trust fund. We show the cut-off date principal balance for each of the underlying mortgage loans on Exhibit A-1 to this prospectus supplement.

                              - In calculating the respective cut-off date principal balances of the underlying mortgage loans, we have assumed that--

                                        1.   all scheduled payments of principal
                                             and/or interest due on those
                                             mortgage loans on or before their
                                             respective due dates in June 2005
                                             are timely made, and

                                        2.   there are no prepayments or other
                                             unscheduled collections of
                                             principal with respect to any of
                                             those mortgage loans during the
                                             period from its due date in May
                                             2005 up to and including its due
                                             date in June 2005.

                              - Whenever we refer to the following terms in this prospectus supplement, we intend for them to have the respective meanings specified below:

                                        1.   initial mortgage pool balance --
                                             the total cut-off date principal
                                             balance of the entire mortgage
                                             pool;

                                        2.   initial loan group no. 1 balance --
                                             the total cut-off date principal
                                             balance of all of loan group no. 1;
                                             and

                                        3.   initial loan group no. 2 balance --
                                             the total cut-off date principal
                                             balance of all of loan group no. 2.

                              - When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans.

                              - Some of the underlying mortgage loans are cross-collateralized and cross-defaulted with one or more other underlying mortgage loans. Except as otherwise indicated, when an underlying mortgage loan is cross-collateralized and cross-defaulted with another underlying mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" and "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Reyes Cold Storage Portfolio Mortgage Loan" in this prospectus supplement, none of the underlying mortgage loans will be cross-collateralized with any mortgage loan that is not in the trust fund.

                              -    In some cases, an individual underlying
                                   mortgage loan is secured by multiple
                                   mortgaged real properties. For purposes of providing property-specific information, we have allocated each of those mortgage loans among the related mortgaged real properties based upon--

                                        1.   relative appraised values,

                                        2.   relative underwritten net cash
                                             flow, or

                                        3.   prior allocations reflected in the
                                             related loan documents.

                              - If an underlying mortgage loan is secured by multiple parcels of real property and the operation or management of those parcels so warranted, we treat those parcels as a single parcel of real property.

                              - Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged property identified by that name on Exhibit A-1 to this prospectus supplement.

                              -    Statistical information regarding the
                                   underlying mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

                              - The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no.
                                   2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each of those loan groups should also be analyzed when making an investment decision. See "--Additional Statistical Information" below.

SOURCE OF THE UNDERLYING
MORTGAGE LOANS..............

                              We are not the originator of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from four separate sellers. Each of the underlying mortgage loans was originated by--

                              - the related mortgage loan seller from whom we are acquiring the mortgage loan,

                              - an affiliate of the related mortgage loan seller,

                              - a correspondent in the related mortgage loan seller's or its affiliate's conduit lending program, or

                              - another third-party originator that sold such mortgage loan to a mortgage loan seller.

                              The following table sets forth the number of underlying mortgage loans, and the percentage of initial mortgage pool balance, that we will acquire from each of the mortgage loan sellers:

                                                                                NUMBER OF
                                                                                 MORTGAGE     % OF INITIAL MORTGAGE
                                          MORTGAGE LOAN SELLER                    LOANS           POOL BALANCE
                              ---------------------------------------------     ----------    ----------------------
                              1. Column Financial, Inc.....................         114                71.9%
                              2. PNC Bank, National Association............          25                14.8%
                              3. NCB, FSB..................................          58                11.9%
                              4. National Consumer Cooperative Bank........           1                 1.3%
                                                                                ----------    ----------------------
                              TOTAL.......................................          198               100.0%

PAYMENT AND OTHER TERMS.....

                              Each of the mortgage loans that we intend to include in the trust fund is the obligation of a borrower to repay a specified sum with interest.

                              Repayment of each of the underlying mortgage loans is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will be a first priority lien, except for limited permitted encumbrances, which we refer to under "Description of the Underlying Mortgage Loans--General" in, and describe in the glossary to, this prospectus supplement.

                              Most of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, nonrecourse. Most residential cooperative mortgage loans that we intend to include in the trust fund are fully recourse to the borrower (however, in those cases, the borrower's principal asset is the related mortgaged real property). Even where a mortgage loan that we intend to include in the trust fund is fully or partially recourse, however, we have generally not evaluated the creditworthiness of the subject obligor. Accordingly, even fully or partially recourse mortgage loans that we will include in the trust fund should be considered nonrecourse.

                              None of the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                              Each of the underlying mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Exhibit A-1 to this prospectus supplement. Except as otherwise described below with respect to underlying mortgage loans that have anticipated repayment dates and described under "Description of the Underlying Mortgage Loans--Certain Terms and

                              Conditions of the Underlying Mortgage
                              Loans--Mortgage Rates; Calculations of Interest," the mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan.

BALLOON LOANS...............  One hundred eighty-seven (187) of the mortgage loans that we intend to include in the trust fund, which represent 98.4% of the initial mortgage pool balance, of which 130 mortgage loans are in loan group no. 1, representing 98.3% of the initial loan group no. 1 balance, and 57 mortgage loans are in loan group no. 2, representing 98.5% of the initial loan group no. 2 balance, respectively, are balloon loans that provide for:

                              -    an amortization schedule that is
                                   significantly longer than its remaining term to stated maturity or no amortization prior to stated maturity; and

                              - in either case, a substantial payment of principal on its maturity date.

LOANS WITH ANTICIPATED
REPAYMENT DATES.............  One (1) of the mortgage loans that we intend to include in the trust fund, which represents 0.4% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1, representing 0.5% of the initial loan group no. 1 balance, provides material incentives to, but does not require, the related borrower to pay its mortgage loan in full by a specified date prior to stated maturity. We consider such specified date to be the anticipated repayment date for the related mortgage loan. There can be no assurance, however, that these incentives will result in this mortgage loan being paid in full on or before its anticipated repayment date. The incentives generally include the following:

                              -    Commencing on the related anticipated
                                   repayment date, the subject mortgage loan will accrue interest in excess of interest at the initial mortgage interest rate. The additional interest will--

                                        1.   be deferred,

                                        2.   in some cases, be compounded,

                                        3.   be payable only after the
                                             outstanding principal balance of
                                             the subject mortgage loan is paid
                                             in full, and

                                        4.   be payable only to the holders of
                                             the class V certificates, which are
                                             not offered by this prospectus
                                             supplement.

                              -    Commencing no later than the related
                                   anticipated repayment date, the subject
                                   mortgage loan may be freely prepaid.

                              -    Commencing no later than the related
                                   anticipated repayment date, cash flow from the related mortgaged real property will be deposited into a lockbox under the control of the master servicer.

                              - After the related anticipated repayment date, cash flow from the related mortgaged real property that is not otherwise applied to pay the normal monthly debt service payment or to pay or escrow for the payment of various expenses, will be applied to pay down the principal balance of the subject mortgage loan.

FULLY AMORTIZING LOANS......  Ten (10) of the mortgage loans that we intend to include in the trust fund, which represent 1.2% of the initial mortgage pool balance, of which six
                              (6) mortgage loans are in loan group no. 1, representing 1.1% of the initial loan group no. 1 balance, and four (4) mortgage loans are in loan group no. 2, representing 1.5% of the initial loan group no. 2 balance, respectively, each has a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date. These 10 mortgage loans do not provide for any of the repayment incentives associated with mortgage loans with anticipated repayment dates.

MORTGAGE LOANS WITH
INITIAL INTEREST ONLY
PERIODS.....................  Sixteen (16) of the mortgage loans that we intend to include in the trust fund, which represent 14.3% of the initial mortgage pool balance, of which 12 mortgage loans are in loan group no. 1, representing 16.1% of the initial loan group no. 1 balance, and four (4) mortgage loans are in loan group no. 2, representing 8.7% of the initial loan group no. 2 balance, respectively, do not provide for any amortization prior to the maturity date (or in certain cases, anticipated repayment date, as applicable). Fifty-six (56) other mortgage loans that we intend to include in the trust fund, which represent 43.6% of the initial mortgage pool balance, of which 39 mortgage loans are in loan group no. 1, representing 42.0% of the initial loan group no. 1 balance, and 17 mortgage loans are in loan group no. 2, representing 48.6% of the initial loan group no. 2 balance, respectively, provide for an interest only period of between 1 and 60 months following origination.

CROSSED MORTGAGE LOANS AND
MULTI-PROPERTY MORTGAGE
LOANS.......................  The trust fund will include four (4) groups of mortgage loans that are cross-collateralized and cross-defaulted with each other. The table below identifies those crossed loans.

                                                                                      NUMBER OF    % OF INITIAL
                                                                                      MORTGAGE       MORTGAGE
                                           PROPERTY/PORTFOLIO NAME(S)                   LOANS      POOL BALANCE
                              --------------------------------------------------      ---------    -------------
                              1.  Billerica Bldg #3-6
                                  31 Milk Street (Floors 2-11)
                                  Chicopee Big Y
                                  Billerica Bldg #2
                                  Billerica Bldg #7
                                  31 Milk St. (USPS) ...........................           6            3.3%
                              2.  Irmas & Gold - Arrowhead Lakes
                                  Irmas & Gold - Hobby Lobby
                                  Irmas & Gold - Oakwood Plaza..................           3            0.7%
                              3.  1101 San Julian Street
                                  1115 South Wall Street........................           2            0.3%
                              4.  1 Arch Street
                                  State Street..................................           2            0.1%

                              The trust fund will also include six (6) mortgage loans that are, in each such case, secured by multiple real properties. The table below identifies those multi-property mortgage loans.

                                                                                                   % OF INITIAL
                                                                                      NUMBER OF      MORTGAGE
                                           PROPERTY/PORTFOLIO NAME(S)                PROPERTIES    POOL BALANCE
                              -------------------------------------------------      ----------    ------------
                              1.  Och Ziff Portfolio...........................           8            3.2%
                              2.  Reyes Cold Storage Portfolio.................           4            2.5%
                              3.  Auburn and Grant Avenue Plaza Portfolio......           2            1.1%
                              4.  Pinetree and Lakeside Portfolio..............           2            1.0%
                              5.  KD Moore Portfolio...........................           9            0.6%
                              6.  Tuscan Mobile Home Park Portfolio............           2            0.1%

                              In reviewing each of the foregoing two tables, you should note that some of the underlying mortgage loans referred to in each of the foregoing two tables allow for the termination of the applicable cross-collateralization provisions and/or for the release of individual mortgaged real properties, whether through partial prepayment of a release price, through partial defeasance and/or upon the satisfaction of various underwriting criteria. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--Enforceability of
                              Cross-Collateralization Provisions May Be
                              Challenged and the Benefits of these Provisions
                              May

                              Otherwise Be Limited" and "Description of the Underlying Mortgage Loans--Cross-Collateralized
                              Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

DEFEASANCE MORTGAGE LOANS...  One hundred thirty-five (135) of the mortgage loans that we intend to include in the trust fund, which represent 85.7 % of the initial mortgage pool balance, of which 92 mortgage loans are in loan group no. 1, representing 86.8% of the initial loan group no. 1 balance, and 43 mortgage loans are in loan group no. 2, representing 82.5% of the initial loan group no. 2 balance, respectively, permit the borrower to obtain the release of the related mortgaged real property - or, in the case of a crossed mortgage loan or multi-property mortgage loan, the release of one or more of the related mortgaged real properties - from the lien of the related mortgage instrument(s) upon the pledge to the trustee of certain non-callable U.S. government obligations. The U.S. government obligations must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note(s).

ADDITIONAL COLLATERAL
MORTGAGE LOANS..............  Seven (7) of the mortgage loans that we intend to include in the trust fund, which represent 5.1% of the initial mortgage pool balance, of which six
                              (6) mortgage loans are in loan group no. 1, representing 4.5% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 6.8% of the initial loan group no. 2 balance, respectively, are secured by letters of credit or cash reserves or a combination thereof in material amounts that in each such case:

                              - will be released to the related borrower, in whole or in part, upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

                              -    if not so released, will or, at the
                                   discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration) be applied to prepay or defease a portion of the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

                              In some instances such additional collateral is comprised of cash reserves specifically established for other uses benefiting the related property (I.E., including tenant improvements or capital needs), with the related borrower having the obligation to replenish such cash reserves or increase the amount of the related letter of credit as a condition to using the cash reserve for any such purpose. If such cash is used to prepay or defease the mortgage loan as described in the immediately preceding bullet point, there is no obligation on the part of the related borrower to replenish such cash.

                              See "Description of the Underlying Mortgage
                              Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

LOCKBOX TERMS...............  Thirty-four (34) mortgage loans that we intend to include in the trust fund, which represent 50.1% of the initial mortgage pool balance, of which 27 mortgage loans are in loan group no. 1, representing 56.2% of the initial loan group no. 1 balance, and seven (7) mortgage loans are in loan group no. 2, representing 31.4% of the initial loan group no. 2 balance, respectively, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below:

                              HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the master servicer on behalf of the trust fund, except that with respect to multifamily rental properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

                              SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

                              - a failure to pay the related mortgage loan in full on, or before, any related anticipated repayment date; or

                              - a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

                              - a failure to meet a specified debt service coverage ratio; or

                              -    an event of default under the mortgage; or

                              - certain specified events relating to the tenancy at the related mortgaged real property (I.E., termination of a major lease).

                              For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event.

                              MODIFIED LOCKBOX. Except in those cases involving multifamily and hospitality properties that are described under "Hard Lockbox" above, income is collected by the property manager of the mortgaged real property (or, in some cases, the borrower) and is deposited into a lender-controlled lockbox account on a regular basis.

                              The above-referenced 34 mortgage loans provide for the following types of lockbox accounts:

                                                                                                      % OF
                                                                                                     INITIAL
                                                                                       NUMBER OF    MORTGAGE
                                                                                       MORTGAGE       POOL
                                                 TYPE OF LOCKBOX                         LOANS       BALANCE
                              -----------------------------------------------------    ---------    --------
                              Springing............................................       25          36.4%
                              Hard.................................................        8          11.5%
                              Modified.............................................        1           2.2%
                                                                                       ---------    --------
                              TOTAL                                                       34          50.1%

PREPAYMENT CHARACTERISTICS
OF THE MORTGAGE LOANS.......  Each underlying mortgage loan restricts voluntary prepayments in one or more of the following ways:

                              - by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated; and/or

                              - by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated, although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the underlying mortgage loan may be defeased; and/or

                              - by requiring that any voluntary principal prepayment made during a specified period of time be accompanied by a prepayment premium or yield maintenance charge.

                              However, as described under "--Additional
                              Collateral Mortgage Loans" above, some underlying mortgage loans may require partial principal prepayments during the related lock-out period.

                              In addition, the holder of the junior Reyes Cold Storage Portfolio outside-the-trust fund mortgage loan will have the right to purchase the Reyes Cold Storage Portfolio underlying mortgage loan under certain circumstances following a default under such mortgage, which would have the same effect on the offered certificates as a prepayment in full of such loan, except that such purchase will not be accompanied by any prepayment premium or yield maintenance charge. See "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Reyes Cold Storage Portfolio Loan" in this prospectus supplement.

                              The holder of each CBA outside-the-trust fund mortgage loan will have the right to purchase the related CBA underlying mortgage loan under certain circumstances following a default under such mortgage loan, which would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that, in certain circumstances, such purchase will not be accompanied by any prepayment premium or yield maintenance charge. See "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

                              The purchase of any underlying mortgage loan by any party that has an option or is otherwise entitled to purchase that loan from the trust fund following default generally would have the same effect on the offered certificates as a prepayment, except that the required purchase price will not include or be accompanied by any prepayment premium or yield maintenance charge.

                              Set forth below is information regarding the remaining terms of the prepayment lock-out or prepayment lock-out/defeasance periods, as applicable, for the underlying mortgage loans that currently prohibit voluntary prepayments:

                                                                            MORTGAGE     LOAN GROUP   LOAN GROUP
                                                                              POOL          NO. 1        NO. 2
                                                                          ------------   ----------   -----------
                              Maximum remaining lock-out or
                                lock-out/defeasance period..........        234 months   234 months    233 months

                              Minimum remaining lock-out or
                                lock-out/defeasance period..........         22 months    22 months     36 months

                              Weighted average remaining lock-out
                                or lock-out/defeasance period.......         98 months    98 months     99 months

                              In general, except with respect to loans secured by residential cooperative properties, the underlying mortgage loans that provide for a yield maintenance charge also provide that such yield maintenance charge will not be less than a fixed percentage of the amount prepaid. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

DELINQUENCY STATUS.........   None of the mortgage loans that we intend to
                              include in the trust fund was 30 days or more delinquent in respect of any monthly debt service payment as of the related due date in June 2005.

ADDITIONAL STATISTICAL
INFORMATION

A. GENERAL CHARACTERISTICS..  The mortgage loans that we intend to include in the mortgage pool, loan group no. 1 and loan group no. 2, respectively, will have the following general characteristics as of their respective due dates in June 2005:

                                                                                    LOAN GROUP          LOAN GROUP
                                                              MORTGAGE POOL           NO. 1                NO. 2
                                                             ----------------    ----------------    ----------------
                        Initial mortgage pool balance ....   $  1,636,950,434    $  1,234,341,980    $    402,608,453
                        Number of underlying mortgage
                           loans .........................                198                 137                  61
                        Number of mortgaged real
                           properties ....................                212                 149                  63
                        Greatest cut-off date principal
                           balance .......................   $    133,000,000    $    133,000,000    $     44,000,000
                        Smallest cut-off date principal
                           balance .......................   $        163,749    $        163,749    $        199,463
                        Average cut-off date principal
                           balance .......................   $      8,267,426    $      9,009,795    $      6,600,139

                        Highest annual mortgage interest
                           rate ..........................              6.930%              6.930%              6.510%
                        Lowest annual mortgage interest
                           rate ..........................              4.920%              4.973%              4.920%
                        Weighted average annual mortgage
                           interest rate .................              5.437%              5.453%              5.389%
                        Longest original term to maturity
                           or anticipated repayment date .         300 months          240 months          300 months
                        Shortest original term to
                           maturity or anticipated
                           repayment date ................          60 months           60 months           60 months
                        Weighted average original term to
                           maturity or anticipated
                           repayment date ................         111 months          111 months          113 months
                        Longest remaining term to
                           maturity or anticipated
                           repayment date ................         289 months          238 months          289 months
                        Shortest remaining term to
                           maturity or anticipated
                           repayment date ................          56 months           56 months           56 months
                        Weighted average remaining term
                           to maturity or anticipated
                           repayment date ................         109 months          109 months          111 months
                        Highest debt service coverage
                           ratio, based on underwritten
                           net cash flow .................              25.11x              24.95x              25.11x
                        Lowest debt service coverage
                           ratio, based on underwritten
                           net cash flow .................               1.17x               1.20x               1.17x
                        Weighted average debt service
                           coverage ratio, based on
                           underwritten net cash flow ....               2.01x               2.07x               1.84x
                        Highest cut-off date
                           loan-to-value ratio ...........               80.1%               80.0%               80.1%
                        Lowest cut-off date loan-to-value
                           ratio .........................                1.5%                1.5%                2.9%
                        Weighted average cut-off date
                           loan-to-value ratio ...........               67.4%               66.4%               70.3%

                              In reviewing the foregoing table, please note that:

                              - The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Reyes Cold Storage Portfolio secures, on a subordinated basis, one junior mortgage loan, with a total cut off date principal balance of $12,669,690, that will not be included in the trust fund. Loan-to-value and debt service coverage information shown in this prospectus supplement, including in the table above, with respect to the Reyes Cold Storage Portfolio underlying mortgage loan will be calculated, unless expressly indicated otherwise, without regard to the junior Reyes Cold Storage Portfolio outside-the-trust fund mortgage loan.

                              - In the case of six (6) of the underlying mortgage loans, which represent 2.1% of the initial mortgage pool balance, each borrower has encumbered the related mortgaged real property with junior debt that is evidenced by a separate promissory note, but which junior debt is secured by the same mortgage or deed of trust that secures the related underlying mortgage loan. None of the statistical information regarding those six
                                   (6) mortgage loans provided in this
                                   prospectus supplement includes any numerical information with respect to those junior loans. For more information regarding these loans, see "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

                              -    The appraised value of a residential
                                   cooperative property is based on the market value, as determined by the appraisal of that property, as if operated as a residential cooperative.

                              -    The underwritten net cash flow for a
                                   residential cooperative property is based on projected net operating income at the property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

                              -    The underwritten net cash flow for any
                                   mortgaged real property is an estimated
                                   number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove true.

B. GEOGRAPHIC CONCENTRATION.. The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated states:

                                                                                                   % OF
                                                                                                  INITIAL
                                                                                                  MORTGAGE
                                                                                       NUMBER OF   POOL
                                                       STATE                          PROPERTIES  BALANCE
                                ----------------------------------------------------  ----------  --------
                                New York............................................      58        18.4%
                                California..........................................      13        11.6%
                                Michigan............................................       4        8.3%
                                Texas...............................................      15        8.0%
                                Florida.............................................      12        7.0%
                                North Carolina......................................       7        5.3%
                                Ohio................................................      16        4.9%

                              The remaining mortgaged real properties with respect to the mortgage pool are located throughout 26 other states. No more than 4.4% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other states. In circumstances where a particular underlying mortgage loan is secured by multiple mortgaged real properties located in two or more states, the foregoing information reflects the allocated loan amounts for those properties.

                              Forty-two (42) of the New York properties, securing 14.8% of the initial mortgage pool balance, are located in New York City. The table below shows the number of, and the percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the respective New York City boroughs:

                                                                                         % OF INITIAL MORTGAGE
                                            BOROUGH                NUMBER OF PROPERTIES       POOL BALANCE
                              ----------------------------------   --------------------  ---------------------
                              Manhattan.........................             31                  11.9%
                              Queens............................              5                   2.4%
                              Brooklyn..........................              5                   0.3%
                              The Bronx.........................              1                   0.2%

                              Ten (10) of the California properties, securing mortgage loans that represent 11.1% of the initial mortgage pool balance, are located in southern California - areas with zip codes of 93600 or below - and three (3) of the California properties, securing mortgage loans that represent 0.5% of the initial mortgage pool balance, are located in northern California - areas with zip codes above 93600.

C. PROPERTY TYPES...........  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                                                                                % OF
                                                                                               INITIAL
                                                                                               MORTGAGE
                                                                                    NUMBER OF    POOL
                                                  PROPERTY TYPE                    PROPERTIES  BALANCE
                              ---------------------------------------------------  ----------  -------
                              Multifamily(1).....................................      102       34.0%
                              Office.............................................       25       29.1%
                              Retail.............................................       52       24.2%
                              Hotel..............................................       15        6.4%
                              Industrial.........................................        7        3.3%
                              Mixed Use..........................................        5        1.7%
                              Self Storage.......................................        6        1.4%
                                                                                   ----------  -------
                              TOTAL                                                    212      100.0%

----------
(1) Multifamily properties include conventional rental properties as well as manufactured housing properties and residential cooperative properties.

D. ENCUMBERED INTERESTS.....  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                                                                                      % OF
                                                                                                    INITIAL
                                                                                                    MORTGAGE
                                                                                       NUMBER OF      POOL
                                 ENCUMBERED INTEREST IN THE MORTGAGED REAL PROPERTY    PROPERTIES   BALANCE
                              ------------------------------------------------------   ----------   --------
                              Fee...................................................       209        97.5%
                              Leasehold.............................................         3         2.5%
                                                                                       ----------   --------
                              TOTAL                                                        212       100.0%

                              In circumstances where both the fee and leasehold interest in the entire mortgaged real property are encumbered, we have treated that as simply an encumbered fee interest.

E. SIGNIFICANT MORTGAGE
LOANS.......................  The ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund represent 38.7% of the initial mortgage pool balance. See "Description of the Underlying Mortgage Loans--Significant Mortgage Loans" in this prospectus supplement.

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                                  RISK FACTORS

     The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors," summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans that we intend to include in the trust fund is provided on an approximate basis.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     COMMERCIAL AND MULTIFAMILY LENDING SUBJECTS YOUR INVESTMENT TO SPECIAL RISKS THAT ARE NOT ASSOCIATED WITH SINGLE-FAMILY RESIDENTIAL LENDING. The mortgage loans that we intend to include in the trust fund are secured by the following income-producing property types:

     -    anchored, including shadow anchored, and unanchored retail properties;

     - multifamily properties, including residential cooperative properties, manufactured housing properties and mobile home parks;

     -    office properties;

     -    industrial properties;

     -    self storage properties;

     -    limited service and full service hotel properties; and

     -    mixed use properties.

     Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

     Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

     There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the underlying mortgage loans. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

     THE SOURCE OF REPAYMENT ON YOUR OFFERED CERTIFICATES WILL BE LIMITED TO PAYMENTS AND OTHER COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. The offered certificates will represent interests solely in the trust fund. The primary assets of the trust fund will be a segregated pool of commercial and multifamily mortgage loans. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans.

     The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by:

     -    any governmental entity;

     -    any private mortgage insurer;

     -    us;

     -    any mortgage loan seller;

     -    any master servicer;

     -    any special servicer;

     -    the trustee; or

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     -    any of their respective affiliates.

     REPAYMENT OF EACH OF THE UNDERLYING MORTGAGE LOANS WILL BE DEPENDENT ON THE CASH FLOW PRODUCED BY THE RELATED MORTGAGED PROPERTY, WHICH CAN BE VOLATILE AND INSUFFICIENT TO ALLOW TIMELY DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES, AND ON THE VALUE OF THE RELATED MORTGAGED PROPERTY, WHICH MAY FLUCTUATE OVER TIME. All of the mortgage loans that we intend to include in the trust fund are, with limited exceptions, or should be considered to be, nonrecourse. If there is a default with respect to any of the underlying mortgage loans, there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if an underlying mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the trust fund will ultimately recover any amounts in addition to the liquidation proceeds from the related mortgaged real property or properties.

     Repayment of loans secured by commercial and multifamily rental properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a loan secured by an income-producing property is an important measure of the risk of default on the loan.

     Repayment of loans secured by residential cooperative properties typically depends upon the payments received by the cooperative corporation from its tenants/shareholders and any special assessments levied against the tenants/shareholders.

     Payment on each underlying mortgage loan may also depend on:

     - with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the subject mortgage loan; and/or

     - in the event of a default under the subject mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

     In general, if an underlying mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

     One hundred eighty-seven (187) of the mortgage loans that we intend to include in the trust fund, which represent 98.4% of the initial mortgage pool balance, of which 130 mortgage loans are in loan group no. 1, representing 98.3% of the initial loan group no. 1 balance, and 57 mortgage loans are in loan group no. 2, representing 98.5% of the initial loan group no. 2 balance, respectively, are balloon loans; and one (1) of the mortgage loans that we intend to include in the trust fund, which represents 0.4% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1, representing 0.5% of the initial loan group no. 1 balance provides material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. One hundred forty (140) of these mortgage loans, which represent 65.4% of the initial mortgage pool balance, of which 103 mortgage loans are in loan group no. 1, representing 68.7% of the initial loan group no. 1 balance, and 37 mortgage loans are in loan group no. 2, representing 55.5% of the initial loan group no. 2 balance, respectively, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 12-month period from June 1, 2014 to May 31, 2015. Although an underlying mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.

     The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

     -    the ability to cover debt service;

     - the ability to pay an underlying mortgage loan in full with sales or refinance proceeds; and

     -    the amount of proceeds recovered upon foreclosure.

Cash flows and property values depend upon a number of factors, including:

     - national, regional and local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     - local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

     -    increase in vacancy rates;

     - changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged real property;

     - the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

     - increase in operating expenses at the mortgaged real property and in relation to competing properties;

     - the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

     - a decline in rental rates as leases are renewed or entered into with new tenants;

     - the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

     -    creditworthiness of tenants;

     - the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

     - dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     -    a decline in the financial condition of a major tenant;

     -    tenant defaults;

     -    demographic factors;

     -    consumer confidence;

     -    consumer tastes and preferences;

     - retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

     - capable management and adequate maintenance for the related mortgaged real property;

     -    location of the related mortgaged real property;

     -    proximity and attractiveness of competing properties;

     - if the mortgaged real property has uses subject to significant regulation, changes in applicable laws;

     -    in the case of rental properties, the rate at which new rentals occur;

     - perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

     - the age, construction, quality and design of the related mortgaged real property; and

     - whether the related mortgaged real property is readily convertible to alternative uses.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY OFFICE PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF OFFICE PROPERTIES. Twenty-five (25) of the mortgaged real properties, securing mortgage loans that represent 29.1% of the initial mortgage pool balance, are primarily used for office purposes. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

     -    the strength, stability, number and quality of the tenants;

     -    an economic decline in the business operated by the tenants;

     -    location and accessibility from surrounding highways/streets;

     - the ability of the management team to effectively manage the subject property;

     - the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements and/or sophisticated building systems and the adaptability of the building to changes in technological needs of the tenants;

     - whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

     - an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

     - diversity of an office building's tenants (or reliance on a single or dominant tenant); and

     -    the financial condition of the owner of the subject property.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RETAIL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RETAIL PROPERTIES. Fifty-two (52) of the mortgaged real properties, securing mortgage loans that represent 24.2% of the initial mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

     -    the strength, stability, number and quality of the tenants;

     -    tenants' sales;

     -    the rights of certain tenants to terminate their leases;

     -    tenant mix;

     - the ability of the management team to effectively manage the subject property;

     -    whether the subject property is in a desirable location;

     - the physical condition and amenities of the subject building in relation to competing buildings;

     - competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

     - whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

     -    the financial condition of the owner of the subject property.

     We consider 21 of the subject retail properties, securing mortgage loans that represent 17.6% of the initial mortgage pool balance, to be anchored, including shadow anchored; and 31 of the subject retail properties, securing mortgage loans that represent 6.6% of the initial mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, and in cases involving a shadow anchored tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as removing or replacing an ineffective anchor tenant. In some cases, an anchor tenant or shadow anchored tenant may cease to operate at a retail property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchored tenant ceases operations at a retail property (or occupancy otherwise drops), other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY MULTIFAMILY RENTAL AND MANUFACTURED HOUSING PROPERTIES (BUT EXCLUDING FOR THIS PURPOSE, MULTIFAMILY RESIDENTIAL COOPERATIVE PROPERTIES), THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF MULTIFAMILY RENTAL PROPERTIES AND MANUFACTURED HOUSING PROPERTIES. Forty-nine (49) mortgaged real properties, securing mortgage loans that represent 22.7% of the initial mortgage pool balance, are primarily used for multifamily rental purposes or are manufactured housing properties (but excluding for this purpose, multifamily residential cooperative properties). A number of factors may adversely affect the value and successful operation of a multifamily rental property or a manufactured housing property. Some of these factors include:

     - the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes;

     - the physical condition and amenities, including access to transportation, of the subject property in relation to competing properties;

     -    the subject property's reputation;

     - in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

     - applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

     - the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     -    local factory or other large employer closings;

     - the location of the property, for example, a change in the neighborhood over time;

     - the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

     - the ability of the management team to effectively manage the subject property;

     - the ability of the management to provide adequate maintenance and insurance;

     - compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits and whether such subsidies or vouchers may be used at other properties;

     -    distance from employment centers and shopping areas;

     - adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payment or a reduction in occupancy level; and

     -    the financial condition of the owner of the subject property.

In addition, multifamily rental properties and manufactured housing properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental/manufactured housing property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Because leases with respect to a multifamily rental/manufactured housing property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental/manufactured housing properties with more desirable amenities or locations or to single family housing.

     Some of the multifamily rental properties that will secure mortgage loans that we intend to include in the trust fund are subject to land use restrictive covenants, affordable housing covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

     Some of the mortgaged real properties have tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs. Generally, the mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. There is no assurance that such programs will be continued in their present form or that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies in the future or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

     Some of the mortgaged real properties that will secure mortgage loans that we intend to include in the trust fund entitle their owners to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code. Section 42 of the Internal Revenue Code provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency. The total amount of tax credits to which the property owner is entitled, is based upon the percentage of total units made available to qualified tenants.

     The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the multifamily rental property may require an "extended use period," which has the effect of extending the income and rental restrictions for an additional period.

     In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with such tax credit restrictions and limit the income derived from the related property.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RESIDENTIAL COOPERATIVE PROPERTIES, THEREBY MATERIALLY EXPOSING THE OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RESIDENTIAL COOPERATIVE PROPERTIES. Fifty-three (53) mortgaged properties securing mortgage loans that represent 11.3% of the initial mortgage pool balance, are residential cooperative properties.

     A number of factors may adversely affect the value and successful operation of a cooperative property. In addition to a majority of the factors listed above as risks associated with the performance of multifamily rental properties (which are similarly applicable to multifamily properties operated as residential cooperative properties), additional factors include:

     - the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable rent control and stabilization laws;

     - the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

     - the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation's mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

     - the failure of a borrower to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

     - that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

     A residential cooperative building and the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation's mortgage loan, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

     In certain instances, an apartment building or a portion thereof and the land thereunder may be converted to the condominium form of ownership, and thereby be divided into two or more condominium units. Generally, in such instances, the non-profit cooperative corporation does not own the entire apartment building and the land under the building, but rather owns a single condominium unit that generally comprises the residential portions of such apartment building. The other condominium units in such apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the non-profit cooperative corporation. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in such building may be owned by the non-profit cooperative corporation and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the non-profit cooperative corporation and the owners of the other condominium units. Where the apartment building has been submitted to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on such owner's unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the non-profit cooperative corporation but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. See "Risk Factors--Condominium Ownership May Limit Use and Improvements" in this prospectus supplement.

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     CERTAIN OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY
MORTGAGE LOANS SECURED BY HOTEL PROPERTIES, THEREBY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF THE HOTEL PROPERTIES. Fifteen (15) of the mortgaged real properties, securing mortgage loan that represent 6.4% of the initial mortgage pool balance, are primarily used for hotels. Decreases in room rates or occupancy at a hotel property could adversely affect the value and successful operation of the hotel. Room rates and occupancy levels may depend upon the following factors:

     - the proximity of a hotel property to major population centers or attractions;

     - adverse local, regional or national economic conditions or the existence or construction of competing hotel properties. Because hotel rooms typically are rented for short periods of time, the performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties;

     - a hotel property's ability to attract customers and a portion of its revenues may depend on its having a liquor license. A liquor license may not be transferable if a foreclosure on the mortgaged property occurs;

     - in many parts of the country the hotel and lodging industry is seasonal in nature. Seasonality will cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses; and

     - limited service hospitality properties have lower barriers to entry than other types of hospitality properties, and over-building could occur.

     Hotel properties also face risks related to their specialized function, including:

     - conversions to alternate uses may not be able to be achieved in a timely or cost-effective manner;

     - borrower may be required to expend continuing amounts on modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives; and

     - the relative illiquidity of hotel investments limits the ability of borrowers and property managers to respond to changes in economic or other conditions in a timely or successful manner.

     The viability of hotel properties that are franchisees of national, international or regional hotel chains or managed by hotel management companies depends in large part on the continued existence and financial strength of the franchisor or management company, as applicable. The public perception of the franchise or chain service mark, and the duration of the franchise license agreement or hotel management agreement are also important. If the borrower defaults on its debt, the trust may be unable to use the franchise license without the consent of the franchisor or hotel management company due to restrictions on transfers imposed by the franchise license agreement or hotel management agreement, as applicable.

     PROPERTY MANAGEMENT IS IMPORTANT TO THE SUCCESSFUL OPERATION OF THE MORTGAGED REAL PROPERTY. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

     -    operating the property and providing building services;

     -    establishing and implementing the rental structure;

     -    managing operating expenses;

     -    responding to changes in the local market; and

     - advising the borrower with respect to maintenance and capital improvements.

     Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, and short-term or month-to-month leases, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

     A good property manager, by controlling costs, providing necessary services to tenants and overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

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     We, the underwriters and the mortgage loan sellers do not make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If an underlying mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

     RELIANCE ON A SINGLE TENANT MAY INCREASE THE RISK THAT CASH FLOW WILL BE INTERRUPTED. Twelve (12) mortgaged real properties, securing mortgage loans that represent 5.2% of the initial mortgage pool balance, are each leased by a single tenant. In addition, 11 other mortgaged real properties, securing mortgage loans that represent 2.1% of the initial mortgage pool balance, have, in each case, a single tenant that occupies 50% or more, but less than 100%, of the space at the particular property. In certain cases, the single tenant lease is a master lease or similar arrangement with a tenant who is an affiliate of the borrower under the subject mortgage loan. Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan. In such circumstances, the deterioration of the financial condition of the tenant can be particularly significant, the impact to the financial condition of the borrower due to the absence or reduction in operating income or rental income may be severe, and an increased period of time may be required to re-lease the space or substantial costs may be incurred to modify the space to satisfy the needs of replacement tenants

     OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH RESPECT TO MORTGAGED REAL PROPERTIES. With respect to certain of the underlying mortgage loans, the related borrower has given to one or more tenants a right of first refusal in the event a sale is contemplated, an option to purchase all or a portion of the related mortgaged real property or right of first offer to purchase all or a portion of the mortgaged property. These rights may impede the mortgagee's ability to sell the related mortgaged real property at foreclosure or after acquiring such property pursuant to foreclosure, or adversely affect the future proceeds or marketability.

     CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS. Certain of the mortgage loans that we intend to include in the trust fund are secured by mortgaged real properties that consist of the related borrower's condominium interests in buildings and/or other improvements, the related percentage interests in the common areas and the related voting rights in the condominium association. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged real properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. For example, a mortgaged property may not be readily convertible due to restrictive covenants applicable to a mortgaged property subject to a condominium regime. The rights of any other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to such mortgaged real properties, due to the possible existence of multiple loss payees on any insurance policy covering those mortgaged real properties, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2005-C3 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

     LOSSES ON LARGER LOANS MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR CERTIFICATES. Certain of the mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following chart lists the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans that are to be included in the trust fund.

   TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

                                                                                   CUT-OFF DATE     % OF INITIAL MORTGAGE
                             PROPERTY/PORTFOLIO NAME                            PRINCIPAL BALANCE        POOL BALANCE
------------------------------------------------------------------------------  -----------------   ---------------------
1.   San Diego Office Park....................................................    $  133,000,000             8.1%
2.   Southland Center Mall....................................................    $  115,610,128             7.1%
3.   80-90 Maiden Lane........................................................    $   93,000,000             5.7%
4.   Everest MBC Portfolio(1).................................................    $   54,740,000             3.3%
5.   Och Ziff Portfolio(2)....................................................    $   52,925,875             3.2%
6.   Villages at Montpelier...................................................    $   44,000,000             2.7%
7.   Reyes Cold Storage Portfolio(3)..........................................    $   41,032,293             2.5%
8.   2000 West Loop South Office Building.....................................    $   35,500,000             2.2%
9.   Peakview Tower...........................................................    $   33,000,000             2.0%
10.  Square-Arch Realty Corp..................................................    $   31,000,000             1.9%

----------
(1) Consists of Billerica Bldg #3-6, 31 Milk Street (Floors 2-11), Chicopee Big Y, Billerica Bldg #2, Billerica Bldg #7 and 31 Milk St. (USPS).

(2) Consists of Courtyard Cleveland Airport North, Courtyard Cleveland Airport South, Courtyard Marriott Cincinnati Convington, Residence Inn Columbus Worthington, Springhill Suites Cincinnati Northeast, TownePlace Cleveland Airport, TownePlace Suites Cincinnati Northeast and TownePlace Suites Columbus Worthington.

(3) Consists of Reyes Portfolio - Los Angeles, Reyes Portfolio - Milwaukee, Reyes Portfolio - Minneapolis and Reyes Portfolio - Pittsburgh.

     MORTGAGE LOANS TO RELATED BORROWERS MAY RESULT IN MORE SEVERE LOSSES ON YOUR OFFERED CERTIFICATES. Certain groups of the mortgage loans that we intend to include in the trust fund were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

     - financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and

     - the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

     ENFORCEABILITY OF CROSS-COLLATERALIZATION PROVISIONS MAY BE CHALLENGED AND THE BENEFITS OF THESE PROVISIONS MAY OTHERWISE BE LIMITED. Four (4) groups of mortgage loans that we intend to include in the trust fund, which represent 4.5% of the initial mortgage pool balance, are secured by multiple real properties, through cross-collateralization with other mortgage loans that are to be included in the trust fund or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower could be challenged as a fraudulent conveyance if:

     - one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

     - the related borrower did not receive fair consideration or reasonably equivalent value in exchange for allowing its mortgaged real property to be encumbered; and

     -    at the time the lien was granted, the borrower was:

          1.   insolvent;

          2.   inadequately capitalized; or

          3.   unable to pay its debts.

     In addition, some of the underlying mortgage loans referred to in the foregoing paragraph allow for the termination of the applicable cross-collateralization provisions and/or for the release of individual mortgaged real properties, whether through partial prepayment of a release price, through partial defeasance and/or upon the satisfaction of various underwriting criteria. See "Description of the Underlying Mortgage Loans--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

     Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO OPERATE AND MAINTAIN THE RELATED MORTGAGED REAL PROPERTY OR MAY INTERFERE WITH THE TRUST FUND'S RIGHTS UNDER THE RELATED UNDERLYING MORTGAGE LOAN, THEREBY ADVERSELY AFFECTING DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, some mortgaged real properties securing the underlying mortgage loans have been or may be encumbered by other subordinate or PARI PASSU debt. In addition, subject, in some cases, to certain limitations relating to maximum amounts, the borrowers generally may incur trade and operational debt or other unsecured debt, and enter into equipment and other personal property and fixture secured financing and leasing arrangements, in connection with the ordinary operation and maintenance of the related mortgaged real property. Furthermore, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for its mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     The existence of other debt could:

     - adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

     - adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

     -    complicate bankruptcy proceedings; and

     -    delay foreclosure on the related mortgaged real property.

     In addition, in the case of one (1) mortgage loan that we intend to include in the trust fund, representing 2.5% of the initial mortgage pool balance, and secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Reyes Cold Storage Portfolio, the holder of the junior Reyes Cold Storage Portfolio outside-the-trust fund mortgage loan secured by the Reyes Cold Storage Portfolio has the following rights which may be exercised by such holder through a designee:

     - the right to consult with the applicable servicing parties regarding various servicing actions affecting the subject underlying mortgage loan;

     - the right to purchase the subject underlying mortgage loan under various default scenarios; and

     - the right to cure various events of default under the subject underlying mortgage loan.

     The party entitled to exercise or participate in the exercise of the rights described in the preceding paragraph may have interests that conflict with the interests of the holders of the series 2005-C3 certificates.

     MEZZANINE DEBT CAN ACT AS A DISINCENTIVE TO THE PRINCIPALS OF A BORROWER. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the trust fund pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

     - depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds if the performance and/or value of the related mortgaged real property declines; and

     - if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

     As described under "Description of the Underlying Mortgage
Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the trust fund as to which mezzanine financing exists or is permitted to be incurred.

     SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE LIMITED TO OWNING THEIR RESPECTIVE MORTGAGED REAL PROPERTIES, THEREBY INCREASING THE RISK OF BORROWER BANKRUPTCY. The business activities of some of the borrowers under mortgage loans that we intend to include in the trust fund are not limited to owning their respective mortgaged real properties. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests. In addition, some borrowers have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. Those other business activities and/or that additional debt increase the possibility that the borrower may become bankrupt or insolvent. In addition, the organizational documents for the borrowers under the residential cooperative mortgage loans in the trust fund do not require the borrowers to be special purpose entities. See "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Non-Special Purpose Entity Borrowers" in this prospectus supplement.

     TENANCIES IN COMMON MAY HINDER RECOVERY. Seven (7) of the mortgage loans that we intend to include in the trust fund, which represent 5.4% of the initial mortgage pool balance, have borrowers that own the related mortgaged real properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided interest in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. Therefore, the related mortgage loan may be subject to prepayment.

     The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. In some cases, the related mortgage loan documents provide for full recourse to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition or bankruptcy. In most cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy. However, not all tenants-in-common for these mortgage loans are special purpose entities and, in some cases, the borrower is actually an individual. The tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a mortgagee commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. However, there can be no assurance that a court will consolidate all such cases. Also, there can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of these mortgage loans.

     CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT. If you purchase any class A-2, A-3, A-AB, A-4, A-M, A-J, B, C and/or D certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics in loan group no. 1 than are persons who own class A-1 certificates.

     GEOGRAPHIC CONCENTRATION OF THE MORTGAGED REAL PROPERTIES MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. The concentration of mortgaged real properties in a specific state or region will make the performance of the mortgage loans that we intend to include in the trust fund, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

     -    economic conditions, including real estate market conditions;

     -    changes in governmental rules and fiscal policies;

     - regional factors such as earthquakes, floods, forest fires or hurricanes;

     -    acts of God, which may result in uninsured losses; and

     -    other factors that are beyond the control of the borrowers.

     The mortgaged real properties are located in 33 states. The table below sets forth the states in which a significant percentage of the mortgaged real properties are located. Except as set forth below, no state contains more than 4.4%, by cut-off date principal balance or allocated loan amount, of the mortgaged real properties that secure the underlying mortgage loans.

       SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED REAL PROPERTIES

                                                                          NUMBER OF      % OF INITIAL
                                                                        MORTGAGED REAL   MORTGAGE POOL
                                    STATE                                 PROPERTIES        BALANCE
        -------------------------------------------------------------   --------------   -------------
        New York.....................................................         58              18.4%
        California...................................................         13              11.6%
        Michigan.....................................................          4               8.3%
        Texas........................................................         15               8.0%
        Florida......................................................         12               7.0%
        North Carolina...............................................          7               5.3%
        Ohio.........................................................         16               4.9%

     SOME REMEDIES MAY NOT BE AVAILABLE FOLLOWING A MORTGAGE LOAN DEFAULT. The mortgage loans that we intend to include in the trust fund contain "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of an underlying mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the related mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the trust fund also include a debt-acceleration clause which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the related borrower.

     The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

     Each of the mortgage loans that we intend to include in the trust fund is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the trust fund's rights to these rents will be limited because:

     - the trust fund may not have a perfected security interest in the rent payments until the applicable master servicer or the applicable special servicer collects them;

     - the applicable master servicer or the applicable special servicer may not be entitled to collect the rent payments without court action; and

     - the bankruptcy of the related borrower could limit the ability of the applicable master servicer or the applicable special servicer to collect the rents.

     LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

     Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos-containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

     As described in this prospectus supplement under "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Assessments," a third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, except in the case of 25 underlying mortgage loans originated by Column under its "small balance loan" program, for which a limited environmental assessment was prepared. In the case of 180 mortgaged real properties, securing mortgage loans that represent 95.4% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted assessment that was prepared during the 12-month period ending in June 2005. In the case of seven (7) of these mortgaged real properties, securing 0.1% of the initial pool balance, the assessment consisted of a transaction screen. In the case of 27 mortgaged real properties securing mortgage loans that represent 3.3% of the initial mortgage pool balance which are covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos-containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

     In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund or at a nearby property with potential to affect a mortgaged real property, then:

     - an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     - an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

     - those conditions were remediated or abated in all material respects prior to the closing date;

     - a letter was obtained from the applicable regulatory authority stating that no further action was required;

     - either the expenditure of funds reasonably estimated to be necessary to remediate the conditions is not more than the greater of (a) $50,000 (or, in the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as 79 West 12th Street Corp., $87,700) and (b) 2% of the outstanding principal balance of the related mortgage loan or an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

     - another responsible party has agreed to indemnify the holder of the mortgage loan from any losses that such party suffers as a result of such environmental condition;

     - in those cases in which an offsite property is the location of the contamination, a responsible party may have been identified under applicable law, and generally one or more of the following are true--

          1. that condition is not known to have affected the mortgaged real property,

          2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the borrower, or

          3.   an environmental insurance policy was obtained; or

     - in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the environmental conditions.

     In many cases, the environmental investigation described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement, mitigation or removal program or a long-term testing program. In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair, mitigation or other remediation. This could result in a claim for damages by any party injured by that condition.

     There can be no assurance that--

     - the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     - the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

     - any of the environmental escrows established or letters of credit obtained with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action, or

     - an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

     In the case of certain mortgaged real properties, the environmental investigation which was conducted in connection with the origination of the related underlying mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to those mortgaged real properties was based upon the delivery of a lender's environmental insurance policy covering specific environmental matters with respect to the particular property. Those mortgaged real properties are covered by a blanket lender's environmental insurance policy. The policy, however, does not provide coverage for adverse environmental conditions at levels below legal limits and typically does not provide coverage for conditions involving asbestos and lead-based paint or, in some cases, microbial matter.

     In some cases, the originator of the related mortgage loan--

     - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a lender's environmental insurance policy covering that property, or

     - required an environmental insurance policy because of a specific environmental issue with respect to the particular mortgaged real property.

     See "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

     APPRAISALS AND MARKET STUDIES MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED REAL PROPERTIES. In connection with the origination of each of the mortgage loans that we intend to include in the trust fund, the related mortgaged real property was appraised by an independent appraiser.

     Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

     - they represent the analysis and opinion of the appraiser at the time the appraisal is conducted and the value of the mortgaged real property may have fluctuated since the appraisal was performed;

     - there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

     - appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

     PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     - a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     - the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

     - affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     THE MASTER SERVICERS AND THE SPECIAL SERVICERS MAY EXPERIENCE CONFLICTS OF INTEREST. The master servicers and the special servicers will service loans other than those included in the trust fund in the ordinary course of their businesses. These other loans may be similar to the mortgage loans in the trust fund. The mortgaged real properties securing these other loans may--

     - be in the same markets as mortgaged real properties securing mortgage loans in the trust fund, and/or

     - have owners and/or property managers in common with mortgaged real properties securing mortgage loans in the trust fund.

     In these cases, the interests of the master servicers or the special servicers, as applicable, and their other clients may differ from and compete with the interests of the trust fund and these activities may adversely affect the amount and timing of collections on the mortgage loans in the trust fund. Under the pooling and servicing agreement, each master servicer and special servicer is required to service the mortgage loans in the trust fund for which it is responsible generally in the same manner, and with the same care, as similar mortgage loans serviced by it and held as part of its own portfolio or the portfolios of third parties.

     ENCUMBERED LEASEHOLD INTERESTS ARE SUBJECT TO TERMS OF THE GROUND LEASE AND ARE THEREFORE RISKIER THAN ENCUMBERED FEE ESTATES AS COLLATERAL. Three (3) of the mortgage loans that we intend to include in the trust fund, which represent 2.5% of the initial mortgage pool balance, are secured in whole or in material part by leasehold interests with respect to which the related owner of the fee estate has not mortgaged the corresponding fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, when the ground lessee and ground lessor are both parties to the related mortgage instrument, or have each entered into a mortgage instrument encumbering their respective estates, the interest in the related mortgaged real property has been categorized as a fee simple estate.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease. Pursuant to Section 365(h) of the U.S. Bankruptcy Code, subject to the discussion in the next paragraph, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term thereof, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the ground lease could be terminated.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (PRECISION INDUS. V. QUALITECH STEEL SBQ, LLC, 327 F.3d 537
(2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

     Because of the possible termination of the related ground lease upon a lease default, lending on a leasehold in a real property is riskier than lending on the fee interest in the property.

     In those cases where the ground lessor has subjected its fee interest to the related mortgage instrument, we have identified the subject underlying mortgage loans as being secured by fee mortgages. However, a ground lessor's execution of a mortgage over its fee interest to secure the ground lessee's debt may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of any such lien may focus on the benefits realized by the ground lessor from the related mortgage loan. If a court concluded that the ground lessor's granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage over the ground lessor's fee interest.

     CHANGES IN ZONING LAWS MAY AFFECT ABILITY TO REPAIR OR RESTORE A MORTGAGED REAL PROPERTY. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

     -    density;

     -    use;

     -    parking;

     -    height and set-back requirements; or

     -    other building related conditions.

     These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the related borrower to meet its mortgage loan obligations from cash flow. With some exceptions, the underlying mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or contain provisions under which the lender in its reasonable discretion may require, the borrower to maintain "law and ordinance" coverage which, subject to the terms and conditions of such coverage, will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the related mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the related mortgage loan and it may produce less revenue than before repair or restoration.

     LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY CONDITION. All of the mortgaged real properties (other than the mortgaged real property securing the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as 635 Madison Avenue) were inspected by engineers during the 13-month period preceding June 2005. Two hundred six (206) of those inspected mortgaged real properties, securing mortgage loans that represent 98.2% of the initial mortgage pool balance, were inspected during the 12-month period preceding June 2005. The scope of those inspections generally included an assessment of--

     - the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     - the general condition of the site, buildings and other improvements located at each property.

     At 14 of those properties, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In many of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover all or a portion of these costs. While the aforementioned escrows were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements. Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these inspections, or that all building code and other legal compliance issues have been identified through inspection or otherwise, or, if identified, adequately addressed by escrows or otherwise.

     THE ABSENCE OR INADEQUACY OF TERRORISM INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES. After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, on November 26, 2002, the President signed into law the Terrorism Risk Insurance Act of 2002, which establishes a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and
(f) the federal program by its terms will terminate December 31, 2005. With regard to existing policies, the act provides that any terrorism exclusion in a property and casualty insurance contract currently in force is void if the exclusion exempts losses that would otherwise be subject to the act; provided, that an insurer may reinstate such a terrorism exclusion if the insured either
(a) authorizes such reinstatement in writing or (b) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

     The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude losses resulting from terrorist acts not covered by the act from coverage under their policies. Moreover, the act still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and copayment provisions thereof. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high. Finally, upon expiration of the federal program, there is no assurance that subsequent terrorism legislation would be passed.

     The applicable master servicer will use reasonable efforts to cause the borrower to maintain -- or, if the borrower does not so maintain, then the applicable master servicer will maintain -- all-risk casualty insurance (the cost of which will be payable as a servicing advance), which does not contain any carve-out for terrorist or similar acts, to the extent not prohibited by the terms of the related mortgage loan documents. The cost of any such insurance so maintained by a master servicer will be reimbursable to it as a servicing advance. The applicable master servicer will not be required to call a default under an underlying mortgage loan if the related borrower fails to maintain such insurance, and such master servicer will not be required to maintain insurance against property damage resulting from terrorist or similar acts, if the applicable special servicer has determined in accordance with the servicing standard described in this prospectus supplement that either--

     - such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in or around the region in which the subject mortgaged real property is located, or

     -    such insurance is not available at any rate,

provided that, for any underlying mortgage loan in respect of which the related loan documents contain express provisions requiring terrorism insurance, such master servicer will use reasonable efforts consistent with the servicing standard described in this prospectus supplement to enforce such express provisions. If the related loan documents do not expressly require insurance against acts of terrorism, but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     If any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, a default on the subject mortgage loan may result, and such damaged mortgaged real property may not provide adequate collateral to satisfy all amounts owing under such mortgage loan, which could result in losses on some classes of the series 2005-C3 certificates.

     If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

     Some of the mortgage loans that we intend to include in the trust fund specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement.

     We are aware that in the case of at least one (1) mortgage loan that we intend to include in the trust fund, which represents 0.3% of the initial mortgage pool balance, property damage at the related mortgaged real property resulting from acts of terrorism is not covered by the related property insurance or a separate terrorism insurance policy. There can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate.

     COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL COSTS TO BORROWERS. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

     CERTAIN LOANS MAY REQUIRE PRINCIPAL PAYDOWNS WHICH MAY REDUCE THE YIELD ON YOUR OFFERED CERTIFICATES. Some of the mortgage loans that we intend to include in the trust fund may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns."

     LITIGATION MAY ADVERSELY AFFECT PROPERTY PERFORMANCE. There may be pending or, from time to time, threatened legal proceedings against the borrowers under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     ONE ACTION RULES MAY LIMIT REMEDIES. Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the applicable special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the underlying mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of either a cross-collateralized mortgage loan or a multi-property mortgage loan that is secured by mortgaged real properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

     TAX CONSIDERATIONS RELATED TO FORECLOSURE. The applicable special servicer, on behalf of the trust fund, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of any such property that is not qualifying "rents from real property," within the meaning of Section 856(d) of the Internal Revenue Code, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the trust fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to the series 2005-C3 certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The pooling and servicing agreement permits the applicable special servicer to cause the trust fund to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to the series 2005-C3 certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

     In addition, if the trust fund were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged real properties, the trust may in certain jurisdictions, particularly in California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2005-C3 certificateholders.

RISKS RELATED TO THE OFFERED CERTIFICATES

     THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON YOUR CERTIFICATES. If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

     THE CLASS A-M, A-J, B, C AND D CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, THE CLASS A-1, A-2, A-3, A-AB, A-4, A-1-A, A-X, A-Y AND A-SP CERTIFICATES. If you purchase class A-M, A-J, B, C or D certificates, then your certificates will provide credit support to the other more senior classes of offered certificates, as well as the class A-X, A-Y and A-SP certificates. As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other more senior classes of series 2005-C3 certificates.

     When making an investment decision, you should consider, among other things --

     - the distribution priorities of the respective classes of the series 2005-C3 certificates,

     - the order in which the principal balances of the respective classes of the series 2005-C3 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

     -    the characteristics and quality of the underlying mortgage loans.

     THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY. The yield on your offered certificates will depend on, among other things--

     -    the price you paid for your offered certificates, and

     - the rate, timing and amount of distributions on your offered certificates.

     The rate, timing and amount of distributions on your offered certificates will depend on--

     - the pass-through rate for, and the other payment terms of, your offered certificates,

     - the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

     - the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

     - the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2005-C3 certificates,

     - the collection and payment of yield maintenance charges with respect to the underlying mortgage loans, or, in some cases, a particular group of underlying mortgage loans, and

     - servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     In the absence of significant losses, holders of the class A-1, A-2, A-3, A-AB and A-4 certificates should be concerned with the factors described in the second, third, fourth, fifth and sixth bullets of the second preceding paragraph primarily insofar as they relate to the mortgage loans in loan group no. 1 and holders of the class A-1-A certificates should be concerned with those factors primarily insofar as they relate to the mortgage loans in loan group no. 2.

     If you purchase your offered certificates at a premium, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be greatly affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2. Holders of the class A-1-A certificates will be greatly affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2 and, in the absence of significant losses, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1.

     The yields on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

     Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions or prepayment premium provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges or prepayment premiums. Neither the master servicers nor the special servicers will be required to advance any yield maintenance charges or prepayment premiums.

     Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining underlying mortgage loans. Even if defaults are non-monetary, the applicable special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2005-C3 certificateholders.

     Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the yield maintenance charge or prepayment premium in connection with an involuntary prepayment. In general, yield maintenance charges or prepayment premiums will be among the last items payable out of foreclosure proceeds. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2005-C3 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a yield maintenance charge or prepayment premium which may be unenforceable or usurious under applicable law.

     THE RIGHT OF THE MASTER SERVICERS, THE SPECIAL SERVICERS AND THE TRUSTEE TO RECEIVE INTEREST ON ADVANCES MAY RESULT IN ADDITIONAL LOSSES TO THE TRUST FUND. The master servicers, the special servicers and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

     IF ANY OF THE MASTER SERVICERS OR THE SPECIAL SERVICERS PURCHASE SERIES 2005-C3 CERTIFICATES, A CONFLICT OF INTEREST COULD ARISE BETWEEN THEIR DUTIES AND THEIR INTERESTS IN THE SERIES 2005-C3 CERTIFICATES. Any of the master servicers or the special servicers or an affiliate of any of them may purchase any of the series 2005-C3 certificates. In fact, it is anticipated that an affiliate of LNR Partners, Inc. will purchase some or all of several non-offered classes, including the initial controlling class, of series 2005-C3 certificates and that NCB, FSB will receive the class A-Y certificates. The purchase of series 2005-C3 certificates by any of the master servicers or special servicers could cause a conflict between its duties under the pooling and servicing agreement and its interest as a holder of a series 2005-C3 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2005-C3 certificates. However, under the pooling and servicing agreement, the master servicers and special servicers are each required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or for the portfolios of third parties.

     THE INTERESTS OF THE SERIES 2005-C3 CONTROLLING CLASS CERTIFICATEHOLDERS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders (or, in the case of a class of book-entry certificates, the beneficial owners) of series 2005-C3 certificates representing a majority interest in the controlling class of series 2005-C3 certificates will be entitled to designate a particular series 2005-C3 controlling class certificateholder (or beneficial owner of series 2005-C3 controlling class certificates) to exercise the rights and powers in respect of the mortgage pool described under "The Pooling and Servicing Agreement--The Series 2005-C3 Directing Certificateholder and the Series 2005-C3 Controlling Class" in this prospectus supplement. You should expect that the series 2005-C3 directing certificateholder will exercise those rights and powers on behalf of the series 2005-C3 controlling class certificateholders, and it will not be liable to any class of series 2005-C3 certificateholders for doing so. In addition, subject to the conditions described under "The Pooling and Servicing Agreement--Replacement of the Special Servicer" in this prospectus supplement, the holders of certificates representing a majority interest in the controlling class of series 2005-C3 certificates may remove any special servicer, with or without cause, and appoint a successor special servicer chosen by them without the consent of the holders of any other series 2005-C3 certificates, the trustee or the master servicer. In the absence of significant losses on the underlying mortgage loans, the series 2005-C3 controlling class will be a non-offered class of series 2005-C3 certificates. The series 2005-C3 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates.

     THE INTERESTS OF THE RESPECTIVE HOLDERS OF THE REYES COLD STORAGE PORTFOLIO OUTSIDE-THE-TRUST FUND MORTGAGE LOAN MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holder of the Reyes Cold Storage Portfolio outside-the-trust fund mortgage loan will be entitled, through a designee, to exercise the rights and powers with respect to the Reyes Cold Storage Portfolio underlying mortgage loan and the Reyes Cold Storage Portfolio outside-the-trust fund mortgage loan described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Reyes Cold Storage Portfolio Loan" in this prospectus supplement. You should expect that the holder of the Reyes Cold Storage Portfolio outside-the-trust fund mortgage loan will exercise those rights and powers exclusively for its own benefit, and it will not be liable to any class of series 2005-C3 certificateholders for doing so.

     BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES MAY REQUIRE YOU TO EXERCISE YOUR RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder," you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement.

     As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement and notices only through the facilities of The Depository Trust Company and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

     YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2005-C3 CERTIFICATEHOLDERS. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2005-C3 certificates will be required to direct, consent to or approve certain actions, including amending the pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2005-C3 certificates.

     LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED CERTIFICATES. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

     FUTURE TERRORIST ATTACKS AND MILITARY ACTIONS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and Pennsylvania. It is impossible to predict the extent to which future terrorist activities may occur in the United States.

     The United States military currently occupies Iraq and maintains a presence in Afghanistan, which may prompt further terrorist attacks against the United States.

     It is uncertain what effects the U.S. military occupation of Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Limited Liquidity of Your Certificates May Have An Adverse Impact on Your Ability To Sell Your Offered Certificates," "--The Market Value of Your Certificates Will Be Sensitive to Factors Unrelated to the Performance of Your Certificates and the Underlying Mortgage Assets" and "--Risks Associated with Commercial or Multifamily Mortgage Loans" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus include the words "expects," "intends," "anticipates," "estimates," and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     We intend to include the 198 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $1,636,950,434. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Mortgage Pool Characteristics" below.

     For purposes of calculating distributions on the respective classes of the series 2005-C3 certificates, the underlying mortgage loans will be divided into the following two loan groups:

     - Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured by property types other than multifamily, residential cooperative and mobile home park, together with 42 underlying mortgage loans that are secured by multifamily, residential cooperative and mobile home park property types. Loan group no. 1 will consist of 137 mortgage loans, with an initial loan group no. 1 balance of $1,234,341,980, representing approximately 75.4% of the initial mortgage pool balance.

     - Loan group no. 2, which will consist of all of the underlying mortgage loans that are secured by the multifamily, residential cooperative and mobile home park property types except for the 42 underlying mortgage loans that are secured by multifamily, residential cooperative and mobile home park property types in loan group no. 1. Loan group no. 2 will consist of 61 mortgage loans, with an initial loan group no. 2 balance of $402,608,453, representing approximately 24.6% of the initial mortgage pool balance.

     Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

     The initial mortgage pool balance will equal the total cut-off date principal balance of all the underlying mortgage loans, the initial loan group no. 1 balance will equal the total cut-off date principal balance of the underlying mortgage loans in loan group no. 1, and the initial loan group no. 2 balance will equal the total cut-off date principal balance of the underlying mortgage loans in loan group no. 2. The cut-off date principal balance of any underlying mortgage loan is equal to its unpaid principal balance as of its due date in June 2005 (and with respect to any underlying mortgage loan originated in June 2005, the date of the origination of such mortgage loan), after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement.

     Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the mortgage loans that we intend to include in the trust fund to be a nonrecourse obligation of the related borrower. You should assume that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans that we intend to include in the trust fund will be insured or guaranteed by any governmental entity or by any other person.

     The Reyes Cold Storage Portfolio Property also secures the Reyes Cold Storage Portfolio B Loan on a subordinated basis relative to the Reyes Cold Storage Portfolio underlying mortgage loan, which we refer to in this prospectus supplement as the "Reyes Cold Storage Portfolio Mortgage Loan." The Reyes Cold Storage Portfolio Mortgage Loan and the Reyes Cold Storage Portfolio B Loan collectively constitute the Reyes Cold Storage Portfolio Whole Loan. However, the Reyes Cold Storage Portfolio B Loan is not included in the trust fund. The Reyes Cold Storage Portfolio Mortgage Loan has a cut-off date principal balance of $41,032,293 and the Reyes Cold Storage Portfolio B Loan has a cut-off date principal balance of $12,669,690.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that--

     - All numerical information provided with respect to those mortgage loans is provided on an approximate basis.

     - All weighted average information provided with respect to those mortgage loans or any sub-group of those mortgage loans reflects a weighting by their respective cut-off date principal balances.

     - In calculating the cut-off date principal balances of the mortgage loans that we intend to include in the trust fund, we have assumed that--

          1. all scheduled payments of principal and/or interest due on those mortgage loans on or before their respective due dates in June 2005, are timely made, and

          2. there are no prepayments or other unscheduled collections of principal with respect to any of those mortgage loans during the period from its due date in May 2005 up to and including its due date in June 2005.

     - When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans.

     - The general characteristics of the entire mortgage pool are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

     - Some of the underlying mortgage loans are cross-collateralized and cross-defaulted with one or more other underlying mortgage loans in the trust fund. Except as otherwise indicated, when an underlying mortgage loan is cross-collateralized and cross-defaulted with another underlying mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every underlying mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. Other than as described under "--The CBA A/B Loan Pairs" and "--Significant Mortgage Loans--Reyes Cold Storage Portfolio" below, none of the mortgage loans that we intend to include in the trust fund is cross-collateralized with any loan outside of the trust fund.

     - Loan-to-value and debt service coverage information shown in this prospectus supplement with respect to the Reyes Cold Storage Portfolio Mortgage Loan will be calculated based on the relevant total principal balance of, and debt service payments on, the Reyes Cold Storage Portfolio Mortgage Loan, without regard to the Reyes Cold Storage Portfolio B Loan.

     - In some cases, multiple mortgaged real properties secure a single underlying mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

          1.   relative appraised values,

          2.   relative underwritten net cashflow, or

          3.   prior allocations reflected in the related loan documents.

     - If multiple parcels of real property secure a single underlying mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

     - Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged real property identified by that name on Exhibit A-1 to this prospectus supplement.

     - Statistical information regarding the mortgage loans that we intend to include in the trust fund may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include four (4) groups of mortgage loans which represent approximately 4.5% of the initial mortgage pool balance that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the trust fund.

     The table below identifies the groups of cross-collateralized mortgage loans that we intend to include in the trust fund.

                                                                        NUMBER OF STATES
                                                                      WHERE THE PROPERTIES   % OF INITIAL MORTGAGE
                       PROPERTY/PORTFOLIO NAMES                           ARE LOCATED            POOL BALANCE
-------------------------------------------------------------------   --------------------   ---------------------
1.   Billerica Bldg #3-6...........................................
       31 Milk Street (Floors 2-11)................................
       Chicopee Big Y..............................................
       Billerica Bldg #2...........................................
       Billerica Bldg #7...........................................
       31 Milk St. (USPS)..........................................             1                     3.3%
2.   Irmas and Gold - Arrowhead Lakes..............................
       Irmas and Gold - Hobby Lobby ...............................
       Irmas and Gold - Oakwood Plaza..............................             2                     0.7%
3.   1101 San Julian Street........................................
     1115 South Wall Street........................................             1                     0.3%
4.   1 Arch Street.................................................
     State Street..................................................             1                     0.1%

     In the case of six cross-collateralized mortgage loans secured by the underlying mortgaged properties identified on Exhibit A-1 to this prospectus supplement as Everest MBC Portfolio, which mortgage loans represent 3.3% of the initial mortgage pool balance, each related borrower may obtain the termination of the cross-collateralization for its related mortgaged property in connection with an assumption of the related mortgage loan if certain conditions are satisfied, including specified debt service coverage ratios and loan-to-value ratios for the remaining properties and a deposit of cash collateral as security for the remaining crossed-loans in a specified percentage of the unpaid principal balance of the mortgage loan being released from the cross-collateralization.

     The table below identifies each group of mortgaged real properties that secures an individual multi-property mortgage loan that we intend to include in the trust fund.

                                                                        NUMBER OF STATES
                                                                      WHERE THE PROPERTIES   % OF INITIAL MORTGAGE
                       PROPERTY/PORTFOLIO NAMES                            ARE LOCATED            POOL BALANCE
-------------------------------------------------------------------   --------------------   ---------------------
1.   Och Ziff Portfolio...........................................              2                     3.2%
2.   Reyes Cold Storage Portfolio.................................              4                     2.5%
3.   Auburn and Grant Avenue Plaza Portfolio......................              2                     1.1%
4.   Pinetree and Lakeside Portfolio..............................              1                     1.0%
5.   KD Moore Portfolio...........................................              1                     0.6%
6.   Tuscan MHP Portfolio.........................................              1                     0.1%

     In the case of the mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Pinetree & Lakeside Portfolio, which represents 1.0% of the initial mortgage pool balance, the borrower may obtain the release of any one of the two mortgaged properties if certain conditions are satisfied, including specified debt service coverage and loan-to-value ratios for the remaining properties and defeasance of a portion of the mortgage loan equal to 125% of the allocated loan amount stipulated in the related loan documents for the individual property being released (or if the undefeased portion of the mortgage loan at the time a release is requested is less than the stipulated amount, defeasance of the remaining mortgage loan balance at the time of release).

     The table below shows each group of mortgaged real properties that--

     -    have the same or affiliated borrowers, and

     - secure two or more non-cross-collateralized mortgage loans or groups of mortgage loans that we intend to include in the trust fund, which mortgage loans have a total cut-off date principal balance equal to at least 1.0% of the initial mortgage pool balance.

                                                                                                 % OF INITIAL
                                                                           NUMBER OF               MORTGAGE
                         PROPERTY/PORTFOLIO NAMES                        MORTGAGE LOANS          POOL BALANCE
-------------------------------------------------------------------   --------------------   ---------------------
1.   2000 West Loop South Office Building and Broadwater...........             2                     3.1%
2.   Bexley at Concord Mills Apartments and Bexley at Providence...             2                     2.6%
3.   Paces Watch Apartments, Waverly Place Apartments and Chason
     Ridge Apartments..............................................             3                     2.5%
4.   Buckingham Village Apartments, Clay Creek and Clear Creek.....             3                     1.6%
5.   Brays Village Apartments and Summer Bend Apartments...........             2                     1.4%
6.   Courtyard-Colorado Springs, Residence Inn-Scottsdale North and
     Residence Inn North - Colorado Springs........................             3                     1.3%

PARTIAL RELEASES OF PROPERTY

     In the case of certain of the underlying mortgage loans, including among others, those described below, certain of the borrowers have the right to obtain a release of an unimproved parcel or a parcel not otherwise included in underwritten income, without payment of any consideration or repayment of any principal, subject to satisfaction of stipulated conditions, which generally include, among other things, (i) no existence of default, (ii) delivery to the lender of satisfactory evidence that the parcel to be released is not necessary for the remaining mortgaged real property to comply with any zoning, building, land use, parking or other legal requirements applicable to the remaining mortgaged real property, and (iii) providing evidence that the future uses of the parcel to be released will not violate any covenant, restriction conditions or other title matter then encumbering the mortgaged real property.

     More specifically, in the case of the underlying mortgage loan secured by mortgaged real property identified on Exhibit A-1 to this prospectus supplement as San Diego Office Park, which represents 8.1% of the initial mortgage pool balance, after the due date in April 2007, the borrower has the right to obtain a release of a portion or all of one or more parcels at the related mortgaged real property designated as "Phase IV Building Parcels" in the related loan documents. See "Description of the Underlying Mortgage Loans--Significant Mortgage Loans--San Diego Office Park" in this prospectus supplement.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Countryside Centre, which represents 1.7% of the initial mortgage pool balance, the related borrower has the right to obtain a release of a specified portion of the mortgaged real property, without the payment of any release price, subject to the borrower satisfying conditions including, among other conditions, that the remaining mortgaged property satisfies a specified debt service coverage ratio.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Center of Winter Park, which represents 1.5% of the initial mortgage pool balance, the borrower has the right to obtain a partial release of an unimproved parcel located on the mortgaged property, subject to the borrower satisfying conditions including, among other conditions, (i) no existence of default, (ii) all governmental consents having been obtained, (iii) no impairment of access to, or the use of, the remaining property, and (iv) creation of a separate tax lot for the remaining property.

     In the case of the mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as 1101 San Julian and 1115 South Wall Street, which represents 0.2% and 0.1%, respectively, of the initial mortgage pool balance, the borrower may obtain the release of any one of the two mortgaged properties if certain conditions are satisfied, including specified debt service coverage and loan-to-value ratios for the remaining properties and defeasance of a portion of the mortgage loan equal to 125% of the allocated loan amount stipulated in the related loan documents for the individual property being released (or if the undefeased portion of the mortgage loan at the time a release is requested is less than the stipulated amount, defeasance of the remaining mortgage loan balance at the time of release).

     In the case of the underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Irmas & Gold - Arrowhead Lakes, Irmas & Gold - Hobby Lobby and Irmas & Gold -

Oakwood Plaza, which represents 0.2%, 0.2% and 0.3%, respectively, of the initial mortgage pool balance, the related borrower has the right to obtain a partial release of one or more of such mortgaged real properties in connection with a partial defeasance of the related underlying mortgage loan upon the satisfaction of various conditions, including defeasance of a portion of the mortgage loan equal to 120% of the allocated loan amount stipulated in the related loan documents for the individual property being released subject to the restriction that at no time may the mortgaged real property known as Irmas & Gold - Hobby Lobby be the only remaining property securing the underlying mortgage loans.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Champaign Student Housing, which represents 1.7% of the initial mortgage pool balance, the related borrower has the right to obtain a partial release of a portion of the mortgaged real property in connection with a partial defeasance of the underlying mortgage loan upon the satisfaction of various conditions, including that the borrower pay to lender, 110% of the loan amount allocated to such portion of the mortgaged real property.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 105 Atlantic Avenue, which represents 0.3% of the initial mortgage pool balance, the borrower has a right to obtain a partial release of an unimproved paved portion of the mortgaged property, subject to the borrower satisfying certain conditions including, among other conditions, (i) no existence of default, (ii) all governmental consents having been obtained, (iii) no impairment of access to, or the use of, the remaining property, and (iv) creation of a separate tax lot for the remaining property.

CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     DUE DATES. Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and interest will be due on the underlying mortgage loans are as follows:

                                                                          % OF INITIAL
                                                         NUMBER OF        MORTGAGE POOL
                      DUE DATE                        MORTGAGE LOANS         BALANCE
          -----------------------------------------  ----------------  -------------------
          11th.....................................         113                64.8%
          1st......................................          84                28.1%
          5th......................................           1                 7.1%
                                                      --------------   -------------------
          Total                                             198               100.0%

     MORTGAGE RATES; CALCULATIONS OF INTEREST. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement.

     Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

     One hundred eighty (180) of the mortgage loans that we intend to include in the trust fund, which represent 95.8% of the initial mortgage pool balance, of which 122 mortgage loans are in loan group no. 1, representing 95.0% of the initial loan group no. 1 balance, and 58 mortgage loans are in loan group no. 2, representing 98.4% of the initial loan group no. 2 balance, respectively, accrue interest on an Actual/360 Basis. Eighteen (18) of the mortgage loans that we intend to include in the trust fund, which represent 4.2% of the initial mortgage pool balance, of which 15 mortgage loans are in loan group no. 1, representing 5.0% of the initial loan group no. 1 balance, and three (3) mortgage loans are in loan group no. 2, representing 1.6% of the initial loan group no. 2 balance, respectively, accrue interest on a 30/360 Basis.

     BALLOON LOANS. One hundred eighty-seven (187) of the mortgage loans that we intend to include in the trust fund, which represent 98.4% of the initial mortgage pool balance, are each characterized by--

     - an amortization schedule that is significantly longer than the actual term of the subject mortgage loan or no amortization prior to the stated maturity of the subject mortgage loan, and

     - in either case, a substantial payment being due with respect to the mortgage loan on its stated maturity date.

     ARD LOANS. One (1) of the mortgage loans that we intend to include in the trust fund, which represents 0.4% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1, representing 0.5% of the initial loan group no. 1 balance is characterized by the following features:

     - A maturity date that is generally 15 to 30 years following origination.

     - The designation of an anticipated repayment date that is generally 5 to 11 years following origination. The anticipated repayment date for the ARD Loan is listed on Exhibit A-1 to this prospectus supplement.

     - The ability of the related borrower to prepay the subject mortgage loan, without restriction, including without any obligation to pay a Yield Maintenance Charge, at any time on or after a date that is generally not later than the related anticipated repayment date.

     - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to, two percentage points over the initial mortgage interest rate.

     - The deferral of any additional interest accrued with respect to the subject mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the ARD Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full.

     - From and after its anticipated repayment date, the accelerated amortization of the subject mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the ARD Loan.

     In the case of the ARD Loan that we intend to include in the trust fund, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     FULLY AMORTIZING LOANS. Ten (10) of the mortgage loans that we intend to include in the trust, which represent 1.2% of the initial mortgage pool balance, of which six (6) mortgage loans are in loan group no. 1, representing 1.1% of the initial loan group no. 1 balance, and four (4) mortgage loans are in loan group no. 2, representing 1.5% of the initial loan group no. 2 balance, respectively, are characterized by--

     - constant scheduled debt service payments throughout the substantial term of the mortgage loan, and

     - an amortization schedule that is approximately equal to the actual term of the mortgage loan.

     These fully amortizing mortgage loans do not have either--

     -    an anticipated repayment date, or

     -    the associated payment incentives.

     ADDITIONAL AMORTIZATION CONSIDERATIONS. Fifty-six (56) of the mortgage loans that we intend to include in the trust fund, which represent 43.6% of the initial mortgage pool balance, of which thirty-nine (39) mortgage loans are in loan group no. 1, representing 42.0% of the initial loan group no. 1 balance, and 17 mortgage loans are in loan group no. 2, representing 48.6% of the initial loan group no. 2 balance, respectively, provide for an initial interest only period of between 1 and 60 months.

     Sixteen (16) of the mortgage loans that we intend to include in the trust fund, which represent 14.3% of the initial mortgage pool balance, of which 12 mortgage loans are in loan group no. 1, representing 16.1% of the initial loan group no. 1 balance, and four (4) mortgage loans are in loan group no. 2, representing 8.7% of the initial loan group no. 2 balance, respectively, provide for an initial interest only period of between 60 and 120 months, which interest only period is either the entire term of such mortgage loans or until the anticipated repayment date.

     Some of the underlying mortgage loans will provide, in each case, for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay a portion of the related unpaid principal balance.

     PREPAYMENT PROVISIONS. As of origination:

     - Three (3) of the mortgage loans that we intend to include in the trust fund, which represent 0.8% of the initial mortgage pool balance, of which two (2) mortgage loans are in loan group no. 1, representing 0.8% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 0.7% of the initial loan group no. 2 balance, respectively, provided for--

          1. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Yield Maintenance Charge, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or Yield Maintenance Charge;

     - One hundred thirty-five (135) of the mortgage loans that we intend to include in the trust fund, which represent 85.7% of the initial mortgage pool balance, of which 92 mortgage loans are in loan group no. 1, representing 86.8% of the initial loan group no. 1 balance, and 43 mortgage loans are in loan group no. 2, representing 82.5% of the initial loan group no. 2 balance, respectively, provided for--

          1. a prepayment lock-out period and a defeasance period, during which voluntary principal prepayments are prohibited although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or yield maintenance charge;

     - Twenty-eight (28) of the mortgage loans that we intend to include in the trust fund, which represent 9.3% of the initial mortgage pool balance, of which 20 mortgage loans are in loan group no. 1, representing 9.0% of the initial loan group no. 1 balance, and eight
          (8) mortgage loans are in loan group no. 2, representing 10.3% of the initial loan group no. 2 balance, respectively, provided for--

          1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

          2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Yield Maintenance Charge, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration.

     - Thirty-two (32) of the mortgage loans that we intend to include in the trust fund, which represent 4.2% of the initial mortgage pool balance, of which 23 mortgage loans are in loan group no. 1, representing 3.4% of the initial loan group no. 1 balance, and nine (9) mortgage loans are in loan group no. 2, representing 6.6% of the initial loan group no. 2 balance, respectively, provided for -

          1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

          2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Static Prepayment Premium, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration.

     The open prepayment period for any underlying mortgage loan will generally begin two to six months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

     The prepayment terms of the mortgage loans that we intend to include in the trust fund are more particularly described in Exhibit A-2 to this prospectus supplement.

     For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement--

     - the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lock-out period for the related remaining prepayment lock-out period set forth on Exhibit A-1 hereto, notwithstanding that required prepayments could occur under that Additional Collateral Loan during that prepayment lock-out period, and

     - it is assumed that each ARD Loan prepays on the related anticipated repayment date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to that anticipated repayment date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge or a Static Prepayment Premium.

     PREPAYMENT LOCK-OUT PERIODS. One hundred thirty-five (135) of the mortgage loans that we intend to include in the trust fund, which represent 85.7% of the initial mortgage pool balance, of which 92 mortgage loans are in loan group no. 1, representing 86.8% of the initial loan group no. 1 balance, and 43 mortgage loans are in loan group no. 2, representing 82.5% of the initial loan group no. 2 balance, respectively, provide for prepayment lock-out/defeasance periods as of their respective due dates in June 2005. With respect to those mortgage loans, and taking into account periods during which defeasance can occur so long as the subject mortgage loan cannot be voluntarily prepaid:

     - the maximum remaining prepayment lock-out/defeasance period as of the related due date in June 2005 is 234 months with respect to the entire mortgage pool, 234 months with respect to loan group no. 1 and 233 months with respect to loan group no. 2;

     - the minimum remaining prepayment lock-out/defeasance period as of the related due date in June 2005 is 50 months with respect to the entire mortgage pool, 50 months with respect to loan group no. 1 and 50 months with respect to loan group no. 2; and

     - the weighted average remaining prepayment lock-out/defeasance period as of the related due dates in June 2005 is 102 months with respect to the entire mortgage pool, 102 months with respect to loan group no. 1 and 102 months with respect to loan group no. 2.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below, and partial prepayments of multi-property mortgage loans and groups of cross-collateralized mortgage loans will be required under the circumstances described under "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

     PREPAYMENT CONSIDERATION PERIODS. Forty-five (45) of the mortgage loans that we intend to include in the trust fund, representing 9.7% of the initial mortgage pool balance, of which 33 mortgage loans are in loan group no. 1, representing 8.9% of the initial loan group no. 1 balance, and 12 mortgage loans are in loan group no. 2, representing 12.2% of the initial loan group no. 2 balance, respectively, provide for a prepayment consideration period during some portion of their respective loan terms and, in some cases, following an initial prepayment lock-out and/or defeasance period.

     The relevant prepayment consideration will generally consist of:

     - a Static Prepayment Premium in an amount equal to a specified percentage of the amount prepaid; or

     - a Yield Maintenance Charge in an amount generally equal to the greater of the following: (1) a specified percentage of the principal balance of the subject mortgage loan being prepaid; and (2) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) or, in the case of an ARD Loan, the anticipated repayment date (including the principal balance scheduled to be due on the related anticipated repayment date), determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. For purposes of the foregoing, the term "Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate plus or minus any applicable spread when compounded semi-annually. The term "Treasury Rate" will generally mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date or anticipated repayment date, as applicable, for the subject mortgage loan. If Release H.15 is no longer published, the lender will select a comparable publication to determine the Treasury Rate.

     Eighteen (18) of those mortgage loans, representing 4.6% of the initial mortgage pool balance, of which 12 mortgage loans are in loan group no. 1, representing 4.4% of the initial loan group no. 1 balance, and six (6) mortgage loans are in loan group no. 2, representing 5.3% of the initial loan group no. 2 balance, respectively, all of which were originated by NCB, FSB or NCB, provide for a prepayment consideration consisting of a Yield Maintenance Charge in an amount equal to the product obtained by multiplying (i) the excess of the then applicable interest rate payable over the yield rate on publicly traded current coupon United States Treasury bonds, notes or bills having the closest matching maturity date to the maturity date of the prepaid mortgage loan, as such yield rate is reported in THE WALL STREET JOURNAL (or a similar business publication of general circulation selected by the payee) on the fifth business day preceding the prepayment date or, if no yield rate on publicly traded current coupon United States Treasury bonds, notes or bills is obtainable, at the yield rate of the issue most closely equivalent to such United States Treasury bonds, notes or bills, as determined by the payee, by (ii) the number of years and fraction thereof remaining between the noticed prepayment date and the maturity date, and by (iii) the outstanding principal amount or, in the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as Prescott Airpark, the greater of the foregoing product or a specified percentage of the amount prepaid.

     Unless a mortgage loan is relatively near its stated maturity date or anticipated repayment date, as applicable, or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the prepayment consideration may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The prepayment consideration provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

     However, there can be no assurance that the imposition of a Static Prepayment Premium or Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan.

     The underlying mortgage loans generally provide that, in the event of an involuntary prepayment made after an event of default has occurred, a Static Prepayment Premium or Yield Maintenance Charge will be due. The enforceability of provisions providing for payments comparable to the prepayment consideration upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Static Prepayment Premium or Yield Maintenance Charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that Static Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law. Furthermore, the pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest on the underlying mortgage loans being prepaid prior to being distributed as prepayment consideration. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the provision of any underlying mortgage loan requiring the payment of a Static Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Static Prepayment Premium or Yield Maintenance Charge.

     CASUALTY AND CONDEMNATION. In the event of a condemnation or casualty at the mortgaged real property securing any of the underlying mortgage loans, the borrower will generally be required to restore that mortgaged real property. However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any prepayment consideration.

     Several of the mortgage loans that we intend to include in the trust fund provide that, if casualty or condemnation proceeds are applied to the loan (usually above a specified amount or above a specified percentage of the value of the related mortgaged real property), then the borrower will be permitted to supplement those proceeds with an amount sufficient to prepay all or a portion of the remaining principal balance of the subject mortgage loan without any prepayment consideration. Some mortgage loans that we intend to include in the trust fund provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

     MORTGAGE LOANS WHICH MAY REQUIRE PRINCIPAL PAYDOWNS. Seven (7) mortgage loans that we intend to include in the trust fund, which represent 5.1% of the initial mortgage pool balance, of which six (6) mortgage loans are in loan group no. 1, representing 4.5% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 6.8% of the initial loan group no. 2 balance, respectively, are secured by letters of credit or cash reserves or a combination of both that in each such case:

     - will be released to the related borrower, in whole or in part, upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

     - if not so released, will or, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease a portion of the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

     In some instances such additional collateral is comprised of cash reserves specifically established for other uses benefiting the related property (I.E., including tenant improvements or capital needs), with the related borrower having the obligation to replenish such cash reserves or increase the amount of the related letter of credit as a condition to using the cash reserve for any such purpose. If such cash is used to prepay or defease the mortgage loan as described in the immediately preceding bullet point, there is no obligation on the part of the related borrower to replenish such cash.

     The total amount of that additional collateral was $6,535,000 at the time of closing of each of those mortgage loans.

     DEFEASANCE LOANS. One hundred thirty-five (135) of the mortgage loans that we intend to include in the trust fund, which represent 85.7% of the initial mortgage pool balance, of which 92 mortgage loans are in loan group no. 1, representing 86.8% of the initial loan group no. 1 balance, and 43 mortgage loans are in loan group no. 2, representing 82.5% of the initial loan group no. 2 balance, respectively, permit the borrower to deliver direct, non-callable U.S. government obligations as substitute collateral.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the subject underlying mortgage loan the requisite amount of direct, non-callable U.S. government obligations and obtain a full or partial release of the mortgaged real property. In general, the U.S. government obligations that are to be delivered in connection with the defeasance of any underlying mortgage loan must provide for a series of payments that--

     - may be made prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, the end of the lockout period), and

     - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

For purposes of determining the defeasance collateral for an ARD Loan, however, the subject underlying mortgage loan will be treated as if it was a balloon loan that matures on its anticipated repayment date.

     If fewer than all of the real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust fund a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

     None of the mortgage loans that we intend to include in the trust fund may be defeased prior to the second anniversary of the date of initial issuance of the offered certificates.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the defeasance provisions of any of the underlying mortgage loans.

     LOCKBOXES. Thirty-four (34) mortgage loans that we intend to include in the trust fund, which represent 50.1% of the initial mortgage pool balance, of which 27 mortgage loans are in loan group no. 1, representing 56.2% of the initial loan group no. 1 balance, and seven (7) mortgage loans are in loan group no. 2, representing 31.4% of the initial loan group no. 2 balance, respectively, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

     - HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the master servicer on behalf of the trust fund, except that with respect to multifamily rental properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

     - SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

          1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

          2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

          3.   a failure to meet a specified debt service coverage ratio; or

          4. an event of default under the mortgage (in certain cases, only a monetary event of default); or

          5. certain specified events relating to the tenancy at the related mortgaged real property (i.e., termination of a major lease).

          For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event.

     - MODIFIED LOCKBOX. Except in those cases involving multifamily rental properties and hospitality properties that are described under "Hard Lockbox" above, income is collected by the property manager of the mortgaged real property (or, in some cases, the borrower) and is deposited into a lender-controlled lockbox account on a regular basis.

     All of the mortgage loans referred to above provide for lockbox accounts as follows:

                                                                               % OF INITIAL
                                                              NUMBER OF          MORTGAGE
                            TYPE OF LOCKBOX                MORTGAGE LOANS      POOL BALANCE
               -----------------------------------------  ----------------  -------------------
               Springing............................             25                36.4%
               Hard.................................              8                11.5%
               Modified.............................              1                 2.2%
                                                           --------------   -------------------
               TOTAL                                             34                50.1%

     For any hard lockbox, income (or some portion of income sufficient to pay monthly debt service) deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager or borrower, notwithstanding requirements to the contrary. Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager of the related mortgaged real property, to the related borrower or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

     ESCROW AND RESERVE ACCOUNTS. Many of the mortgage loans that we intend to include in the trust fund provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

     -    taxes and insurance,

     -    capital improvements,

     -    furniture, fixtures and equipment, and/or

     -    various other purposes.

     As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the master servicer. In the case of most of the underlying mortgage loans as to which there is this type of account, the account will be funded out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

     TAX ESCROWS. In the case of 158 of the mortgage loans that we intend to include in the trust fund, which represent 77.5% of the initial mortgage pool balance, of which 104 mortgage loans are in loan group no. 1, representing 71.9% of the initial loan group no. 1 balance, and 54 mortgage loans are in loan group no. 2, representing 94.6% of the initial loan group no. 2 balance, respectively, escrows were established for taxes. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual real estate taxes and assessments.

     If an escrow was established, the funds will be applied by the applicable master servicer to pay for taxes and assessments at the related mortgaged real property.

     In some cases, no tax escrow was required because the originator did not deem it necessary for various reasons, which may include because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments.

     INSURANCE ESCROWS. In the case of 135 of the mortgage loans that we intend to include in the trust fund, which represent 74.3% of the initial mortgage pool balance, of which 89 mortgage loans are in loan group no. 1, representing 68.8% of the initial loan group no. 1 balance, and 46 mortgage loans are in loan group no. 2, representing 91.2% of the initial loan group no. 2 balance, respectively, escrows were established for insurance premiums. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain.

     If an escrow was established, the funds will be applied by the master servicer to pay for insurance premiums at the related mortgaged real property.

     Under some of the other mortgage loans that we intend to include in the trust fund, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

     In still other cases, no insurance escrow was required because the originator did not deem it necessary for various reasons, which may include because a tenant at the mortgaged real property is responsible for paying all or a portion of the insurance premiums directly or because the tenant has the right to self-insure.

     RECURRING REPLACEMENT RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable mortgage loan that we intend to include in the trust fund the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

     - capital replacements, repairs and furniture, fixtures and equipment, or

     -    leasing commissions and tenant improvements.

     In the case of most of the mortgaged real properties that secure a mortgage loan that we intend to include in the trust fund, those reserve deposits are initial amounts and may vary over time. In these cases, the related mortgage instrument and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the trust fund, the related borrowers are permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts or may substitute letters of credit and obtain release of established reserve accounts.

     ENGINEERING RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding underlying mortgage loans for deferred maintenance items that are generally required to be corrected within 12 months from origination. In most cases, the engineering reserve is 100% to 125% of the estimated cost to make the required repairs. However, in some of those cases, the engineering reserve for the listed properties is less than the cost estimate in the related inspection report because--

     - the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve,

     - the borrower agreed to perform the required repairs within a certain time period, and/or

     - various items identified in the related inspection report may have been corrected.

     In the case of several mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. No engineering reserve is required to be replenished. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS. Most of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph and subject to the discussion under "--Additional Loan and Property Information--Additional Secured Financing" below, these clauses either--

     - permit the holder of the related mortgage instrument to accelerate the maturity of the subject mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage, or

     - prohibit the borrower from selling, transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

     Some of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

     - transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include--

          1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2005-C3 certificates, or

          2.   the reasonable acceptability of the transferee to the lender;

     - a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the related borrower;

     - involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

     - transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or other standards specified in the related mortgage loan documents;

     - issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

     - for residential cooperative mortgage loans, a transfer of shares in the related cooperative corporation in connection with the assignment of a proprietary lease for one or more units in the related mortgaged real property;

     -    a transfer of ownership interests for estate planning purposes;

     - changes in ownership between existing partners and members of the related borrower;

     - transfers permitting additional tenants-in-common to take title to the mortgaged real property subject to the terms of the related mortgage loan documents;

     - a transfer of non-controlling ownership interests in the related borrower;

     - a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower; or

     -    other transfers similar in nature to the foregoing.

     HAZARD, LIABILITY AND OTHER INSURANCE. The loan documents for each of the mortgage loans that we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage, subject to exceptions in some cases for tenant insurance or for permitted self-insurance:

     - hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

          1. the outstanding principal balance of the related mortgage loan, and

          2. the full insurable replacement cost of the improvements located on the insured property;

     - if any portion of the property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan,

          2. the replacement cost or the full insurable value of the insured property, and

          3. the maximum amount of insurance available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1978, as amended;

     - comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount deemed appropriate by the lender; and

     - business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue or maintenance income from the insured property for at least 12 months or, alternatively, in a specified dollar amount, subject to certain exceptions in the case of some underlying mortgage loans with respect to which such insurance may not be required or may be required for a shorter period.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks. In the case of those properties located in California and in seismic zones 3 and 4, other than those that are manufactured housing communities, a third-party consultant conducted seismic studies to assess the probable

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maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

     -    obtain earthquake insurance, or

     - establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

     With respect to each of the mortgaged real properties for the underlying mortgage loans, subject to the discussion below regarding insurance for acts of terrorism, the applicable master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, subject to the discussion below regarding insurance for acts of terrorism, the applicable master servicer must maintain that insurance coverage, to the extent--

     -    the trustee has an insurable interest,

     - the insurance coverage is available at commercially reasonable rates, and

     - any related servicing advance is deemed by the applicable master servicer to be recoverable from collections on the related mortgage loan.

     Where insurance coverage at the mortgaged real property for any mortgage loan in the trust fund is left to the lender's discretion, the applicable master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard.

     Notwithstanding the foregoing, the applicable master servicer must, to the extent it is not prohibited by the terms of the related mortgage loan documents, use reasonable efforts to cause the related borrower to maintain, and if the related borrower does not so maintain, the applicable master servicer must maintain, all-risk casualty insurance which does not contain any carve-out for (or, alternatively, a separate insurance policy that expressly provides coverage for) property damage resulting from a terrorist or similar act; provided that such master servicer will not be required to call a default under a mortgage loan in the trust fund if the related borrower fails to maintain such insurance, and such master servicer need not maintain such insurance, if the applicable special servicer has determined in accordance with the Servicing Standard that either:

     - such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located; or

     -    such insurance is not available at any rate.

     However, in the case of any underlying mortgage loan for which the mortgage loan documents contain express provisions requiring terrorism insurance, the applicable master servicer will use reasonable efforts consistent with the Servicing Standard to enforce such express provisions.

     If the related loan documents do not expressly require a particular type of insurance but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining that type of insurance is reasonable in light of all the circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust fund. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust fund.

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     The mortgage loans that we intend to include in the trust fund generally provide that insurance and condemnation proceeds in excess of minimum thresholds specified in the related mortgage loan documents are to be applied either--

     - to restore the related mortgaged real property (with any balance to be paid to the borrower), or

     -    towards payment of the subject mortgage loan.

     If any mortgaged real property is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related underlying mortgage loan, the applicable special servicer will be required to maintain for that property generally the same insurance coverage as was previously required under the mortgage instrument that had covered the property or, at the applicable special servicer's election, coverage satisfying insurance requirements consistent with the Servicing Standard, provided that such coverage is available at commercially reasonable rates.

     Each of the master servicers and the special servicers may satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master single interest insurance policy insuring against hazard losses on all of the mortgage loans and/or REO Properties in the trust fund for which it is responsible. If any blanket insurance policy or master single interest insurance policy maintained by any master servicer or any special servicer contains a deductible clause, however, that master servicer or special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

     -    are not paid because of the deductible clause, and

     - exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

     There can be no assurance regarding the extent to which the mortgaged real properties securing the underlying mortgage loans will be insured against acts of terrorism.

     Some of the mortgage loans that we intend to include in the trust fund specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates, with a deductible at a certain threshold or subject to certain other limitations as may be set forth in the related loan documents.

     We are aware that in the case of at least one (1) mortgage loan that we intend to include in the trust fund, which represents 0.3% of the initial mortgage pool balance, property damage at the related mortgaged real property resulting from acts of terrorism is not covered by the related property insurance or a separate terrorism insurance policy.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust fund, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Exhibit A-1 and Exhibit A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     DELINQUENCIES. None of the mortgage loans that we intend to include in the trust fund was as of its due date in June 2005, 30 days or more delinquent with respect to any monthly debt service payment.

     TENANT MATTERS. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the underlying mortgage loans--

     - Eleven (11) mortgaged real properties, securing mortgage loans that represent 2.1% of the initial mortgage pool balance, all of which mortgage loans are in loan group no. 1, representing 2.8% of the initial loan group no. 1 balance, are, in each case, a retail property, an office property, an industrial property or a

                                      S-75
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          mixed-use property that is leased to one or more significant tenants that each occupies at least 50%, but less than 100%, of the net rentable area of the particular property.

     - Twelve (12) mortgaged real properties, securing mortgage loans that represent 5.2% of the initial mortgage pool balance, all of which mortgage loans are in loan group no. 1, representing 6.9% of the initial loan group no. 1 balance, are either wholly owner-occupied or leased to a single tenant.

     - Some of the mortgaged real properties that are retail or office properties may have Dark Tenants.

     - A number of the anchor tenants at the mortgaged real properties that are retail properties are not subject to operating covenants, and shadow anchors are not generally subject to operating covenants.

     - A number of companies are Major Tenants at more than one of the mortgaged real properties.

     - Reserves were established with respect to certain of the underlying mortgage loans for tenants that have yet to take occupancy, tenants that have not yet begun to pay rent or to be held as additional security for the related underlying mortgage loan until a certain tenant has re-signed its lease at the related mortgaged real property.

     - There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Major Tenant at any of those properties, may be significant to the success of the properties in the aggregate.

     GROUND LEASES. Three (3) of the mortgage loans that we intend to include in the trust fund, which represent 2.5% of the initial mortgage pool balance, of which two (2) mortgage loans are in loan group no. 1, representing 3.2% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 0.2% of the initial loan group no. 2 balance, respectively, are secured by a mortgage lien on the borrower's leasehold interest in all or a material portion of the related mortgaged real property but not by any mortgage lien on the corresponding fee interest. The following is true in each of those cases--

     - the related ground lease after giving effect to all extension options, expires approximately 53 years or more after the stated maturity of the related mortgage loan,

     - the related ground lessor has agreed in the related ground lease or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the ground lessee, and

     - in general, the ground lease or a separate estoppel or other agreement otherwise contains provisions that are intended to protect the interests of the holder of the related mortgage loan.

     ADDITIONAL SECURED FINANCING. Other than as described in the succeeding paragraphs, the mortgage loans that we intend to include in the trust fund generally prohibit borrowers from incurring, without lender consent, any additional debt that is secured by the related mortgaged real property, other than financing for fixtures, equipment and other personal property.

     The Reyes Cold Storage Portfolio Mortgage Loan, which represents 2.5% of the initial mortgage pool balance, is secured by the Reyes Cold Storage Portfolio Property, which also secures the Reyes Cold Storage Portfolio B Loan, which is subordinate to the Reyes Cold Storage Portfolio Mortgage Loan. The Reyes Cold Storage Portfolio B Loan is not included in the trust fund.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Northline Point Apartments, which represents 0.2% of the initial mortgage pool balance, the borrower was permitted to maintain $1,000,000 in subordinate debt that is secured by the related mortgaged real property. The lender of the subordinate debt, the City of Houston, has entered into a standstill and subordination agreement with the lender.

     The borrowers under 41 underlying mortgage loans, which collectively represent 10.3% of the initial mortgage pool balance, and are all secured by residential cooperative properties, are permitted to incur and/or have incurred a limited amount of indebtedness secured by the related mortgaged real properties. It is a condition to the incurrence of any future secured subordinate indebtedness on these mortgage loans that: (a) the total loan-to-value ratio of these loans be below

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certain thresholds and (b) that subordination agreements be put in place between the trustee and the related lenders. With respect to each of the underlying mortgage loans secured by residential cooperative properties, the pooling and servicing agreement permits the applicable master servicer to grant consent to additional subordinate financing secured by the related residential cooperative property (even if the subordinate financing is prohibited by the terms of the related loan documents), subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio does not exceed 40% (based on the Value Co-op Basis of the related mortgaged real property as set forth in the updated appraisal obtained in connection with the proposed indebtedness), the condition that the total subordinate financing secured by the related mortgaged real property not exceed $7.5 million and the condition that the net proceeds of the subordinate debt be principally used for funding capital expenditures, major repairs or reserves. In all of the aforementioned cases, NCB, FSB or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.

     Each CBA A-Note Mortgage Loan is secured by a mortgaged real property that also secures, on a subordinated basis, one other loan, a CBA B-Note Companion Loan, that is not included in the trust. The CBA A-Note Mortgage Loans collectively represent 2.1% of the initial mortgage pool balance. See "--The CBA A/B Loan Pairs."

     MEZZANINE DEBT. In the case of 15 mortgage loans that we intend to include in the trust fund, which represent 26.2% of the initial mortgage pool balance, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Further, many of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. Mezzanine lenders generally have the right to cure certain defaults occurring on the related mortgage loan and upon a default under the mezzanine debt, the mezzanine lender may foreclose upon the ownership interests in the related borrower. Mezzanine debt is debt that is secured by ownership interests in the borrower. This type of financing effectively reduces the indirect equity interest of any principal or any other owner in the borrower in the corresponding real mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Villages at Montpelier, which mortgage loan represents 2.7% of the initial mortgage pool balance, there exists a mezzanine loan in the original principal amount of $3,000,000. See "--Significant Mortgage Loans-- Villages at Montpelier --Other Financing."

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Pinetree & Lakeside Portfolio, which mortgage loan represents 1.0% of the initial mortgage pool balance, the limited partner of each related borrower obtained mezzanine loan in the amount of $5,000,000. The lender of the subject underlying mortgage loan and the holder of the mezzanine financing, LEM Funding XXII, L.P. and LEM Parallel XXII, L.P., have entered into an intercreditor agreement.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Lakeview Townhomes, which mortgage loan represents 0.7% of the initial mortgage pool balance, the member of the borrower obtained a mezzanine loan in the amount of $1,220,000. The lender of the subject underlying mortgage loan and the holder of the mezzanine financing, MMA Construction Finance, LLC, have entered into an intercreditor agreement.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Holiday Inn Express - Manchester, NH, which mortgage loan represents 0.5% of the initial mortgage pool balance, the 99% member of the related borrower obtained a mezzanine loan in the amount of $1,000,000. The lender of the subject underlying mortgage loan and the holder of the mezzanine financing, SageCrest II, LLC, entered into an intercreditor agreement.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Peakview Tower, which mortgage loan represents 2.0% of the initial mortgage pool balance, the related loan documents permit the pledge of direct or indirect interests in the borrower as security for a mezzanine loan upon the prior consent of the holder of the related mortgage and the satisfaction of various specified conditions, including specified debt service coverage and loan-to-value ratios and execution of an intercreditor agreement. See "--Significant Mortgage Loans-- Peakview Tower --Other Financing."

     In the case of the six cross-collateralized mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Everest MBC Portfolio, which mortgage loans represent 3.3% of the initial mortgage pool balance, MBC MEZZ, LLC, the sole owner of MBC Equity Partners, LLC, which is the sole owner of the six

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separate related borrowers obtained mezzanine loans in the aggregate amount of
$4,500,000. The lender of the subject underlying mortgage loans and the holder of the mezzanine financing have entered into an intercreditor agreement.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Residence Inn North - Colorado Springs, which mortgage loan represents 0.3% of the initial mortgage pool balance, a principal of the borrower obtained a mezzanine loan in the amount of $2,650,000. The lender of the subject underlying mortgage loan and the holder of the mezzanine financing have entered into an intercreditor agreement.

     UNSECURED INDEBTEDNESS. The borrowers under some of the mortgage loans that we intend to include in the trust fund have incurred or may incur unsecured indebtedness other than in the ordinary course of business which is or may be substantial in relation to the amount of the subject mortgage loan. Each unsecured debt creditor could cause the related borrower to seek protection under applicable bankruptcy laws. Additionally, in some instances, the borrower under a mortgage loan intended to be included in the trust fund is required or allowed to post letters of credit as additional security for that mortgage loan, in lieu of reserves or otherwise, and the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender. In general, the borrowers under the mortgage loans secured by residential cooperative properties have incurred or may incur a limited amount of unsecured indebtedness.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Aptos Knoll Mobile Home Park, which mortgage loan represents 0.2% of the initial mortgage pool balance, the related borrower may obtain unsecured loans from affiliates up to $350,000, subject to certain conditions.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Westwood Ridge Apartments, which mortgage loan represents 0.1% of the initial mortgage pool balance, the related borrower may incur unsecured subordinate financing upon satisfaction of various specified conditions including, among other things, the combined loan-to-value ratio must not exceed 80%, the combined debt service coverage ratio must be at least 1.20x and the holder of the unsecured debt must execute a subordination and standstill agreement acceptable to the holder of the subject underlying mortgage loan.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Parkview Plaza Shopping Center, which mortgage loan represents 0.3% of the initial mortgage pool balance, the related borrower may incur unsecured subordinate financing in an amount of up to $1,000,000 upon satisfaction of various specified conditions including, among other things, the combined loan-to-value ratio must not exceed 75%, the combined debt service coverage ratio must be at least 1.25x and the holder of the unsecured debt must execute a subordination and standstill agreement acceptable to the holder of the subject underlying mortgage loan.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Broadwater, which mortgage loan represents 0.9% of the initial mortgage pool balance, the related borrower incurred unsecured subordinate bridge financing in connection with the closing of the loan. The holder of the unsecured debt has executed and delivered a subordination and standstill agreement in connection with such unsecured bridge financing.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Steeple Chase Apartments, which mortgage loan represents 0.20% of the initial mortgage pool balance, the related borrower incurred unsecured subordinate debt. The holder of the unsecured debt has executed and delivered a subordination and standstill agreement in connection with such unsecured subordinate debt.

     NON-SPECIAL PURPOSE ENTITY BORROWERS. The business activities of the borrowers under many mortgage loans that we intend to include in the trust fund with cut-off date principal balances below $5,000,000 are generally not limited to owning their respective mortgaged real properties or limited in their business activities, including incurring debt and other liabilities. In addition, even in the case of mortgage loans with cut-off date principal balances of $5,000,000 or more, there are several borrowers that are similarly not limited to owning their respective mortgaged real properties nor limited in their business activities. In addition, the borrowers under some mortgage loans that we intend to include in the trust fund have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. The financial success of the borrowers under these mortgage loans may be affected by the performance of their respective business activities (other than owning their respective properties). These other business activities increase the possibility that these borrowers may become bankrupt or insolvent. In addition, the organizational documents for each borrower under an underlying mortgage loan secured by a residential cooperative property, do not require the borrower to be a special purpose entity.

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     TITLE, SURVEY AND SIMILAR ISSUES. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the permanent improvements on the subject property encroach over an easement or a setback line or onto another property. In other instances, certain oil, gas or water estates affect a property. Generally in those cases, either
(i) the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment or (ii) the respective title and/or survey issue was analyzed by the originating lender and determined not to materially affect the respective mortgaged real property for its intended use. There is no assurance, however, that any such analysis in this regard is correct, or that such determination was made in each and every case.

CERTAIN MATTERS REGARDING THE REYES COLD STORAGE PORTFOLIO MORTGAGE LOAN

     GENERAL. The mortgage loan identified on Exhibit A-1 to this prospectus supplement as Reyes Cold Storage Portfolio (referred to herein as the "Reyes Cold Storage Portfolio Mortgage Loan") is secured, on a senior basis with one other note (the "Reyes Cold Storage Portfolio B Loan"), by the related mortgaged real property (the "Reyes Cold Storage Portfolio Property"). The Reyes Cold Storage Portfolio Mortgage Loan together with the Reyes Cold Storage Portfolio B Loan is referred to herein as the "Reyes Cold Storage Portfolio Whole Loan" and the holder of the Reyes Cold Storage Portfolio B Loan is referred to herein as the "Reyes Cold Storage Portfolio B Loan Holder." The interest rate of the Reyes Cold Storage Portfolio B Loan is 6.347% and, as of the cut-off date, has an outstanding principal balance of $12,669,690.

     For purposes of calculating the weighted average coupon derived from net interest rates on the underlying mortgage loans, the Reyes Cold Storage Portfolio Mortgage Loan will be deemed to accrue interest at a rate of 6.347%, minus the sum of (a) the annual rates at which the related master servicing fee, the related primary servicing fee and the trustee fee are calculated, and (b) 1.200% per annum (the "Reyes Cold Storage Portfolio Mortgage Loan Net Mortgage Interest Rate"), which will be the rate used to calculate interest due to the holders of the series 2005-C3 certificates (other than the class RCS-IO certificates). The class RCS-IO certificates are subordinate to the other classes of the series 2005-C3 certificates and the holders thereof will be entitled to receive interest on the outstanding principal balance of the Reyes Cold Storage Portfolio Mortgage Loan at a rate of 1.200% per annum (the "RCS-IO Interest Rate").

     The Reyes Cold Storage Portfolio B Loan is not included in the trust fund. Reyhold (DE) QRS 16--32, Inc. ("Reyhold") is the current lender under the Reyes Cold Storage Portfolio B Loan. Reyhold and Column Financial, Inc., as the initial holder of the Reyes Cold Storage Portfolio Mortgage Loan, have entered into an agreement among noteholders (the "Reyes Cold Storage Portfolio Agreement Among Noteholders").

     ALLOCATION OF PAYMENTS BETWEEN THE SERIES 2005-C3 CERTIFICATES (OTHER THAN THE CLASS RCS-IO CERTIFICATES) AND THE CLASS RCS-IO CERTIFICATES. Pursuant to the pooling and servicing agreement, to the extent described below, the right of the holders of the class RCS-IO certificates to receive payments is subordinated to the rights of the holders of the other classes of the series 2005-C3 certificates (the "Other Certificates") to receive payments with respect to the Reyes Cold Storage Portfolio Mortgage Loan. On or prior to each distribution date, amounts received during the related due period on the Reyes Cold Storage Portfolio Mortgage Loan (including any amounts advanced with respect thereto, any cure payments (as described below) received thereon and any proceeds received in connection with a sale thereof) will be applied first to payment of any related primary servicing fees, servicing fees, special servicing fees and trustee fees, reimbursement of expenses and the reimbursement of any advances made with respect thereto then due and payable under the pooling and servicing agreement and payment of any interest on such advances, and the remainder will be allocated:

     - FIRST, to the Other Certificates, interest accrued at the Reyes Cold Storage Portfolio Net Mortgage Interest Rate during the current interest accrual period;

     - SECOND, to the Other Certificates, accrued and unpaid interest at the Reyes Cold Storage Portfolio Net Mortgage Interest Rate from prior interest accrual periods to the extent not previously advanced;

     - THIRD, to the Other Certificates, all principal payments made on the Reyes Cold Storage Portfolio Whole Loan and allocated to the Reyes Cold Storage Portfolio Mortgage Loan;

     - FOURTH, to the holder of the class RCS-IO certificates, interest accrued at the RCS-IO Interest Rate during the current interest accrual period;

     - FIFTH, to the holder of the class RCS-IO certificates, accrued and unpaid interest at the RCS-IO Interest Rate, from prior interest accrual periods; and

     - SIXTH, to the Other Certificates, all other amounts allocated to the Reyes Cold Storage Portfolio Mortgage Loan under the Reyes Cold Storage Portfolio Agreement Among Noteholders.

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     REYES COLD STORAGE PORTFOLIO AGREEMENT AMONG NOTEHOLDERS

     ALLOCATION OF PAYMENTS BETWEEN THE REYES COLD STORAGE PORTFOLIO MORTGAGE LOAN AND THE REYES COLD STORAGE PORTFOLIO B LOAN - PAYMENTS PRIOR TO CERTAIN LOAN DEFAULTS. The right of the holder of the Reyes Cold Storage Portfolio B Loan to receive payments with respect to the Reyes Cold Storage Portfolio Whole Loan is at all times junior to the right of the holder of the Reyes Cold Storage Portfolio Mortgage Loan to receive payments of interest, principal and other amounts from amounts collected with respect to the Reyes Cold Storage Portfolio Whole Loan.

     If no default with respect to an obligation of the related borrower to pay money due under the Reyes Cold Storage Portfolio Whole Loan and no other default which causes the Reyes Cold Storage Portfolio Whole Loan to become a specially serviced loan (each a "Triggering Loan Default") has occurred and is continuing, then all amounts tendered by the related borrower or otherwise available for payment on the Reyes Cold Storage Portfolio Whole Loan (including amounts received by the applicable master servicer or special servicer), whether received in the form of monthly payments, a balloon payment, liquidation proceeds, payment or prepayment of principal, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar eminent domain proceedings (other than any amounts for required reserves or escrows and other than proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower in accordance with the Servicing Standard or the related loan documents) are (net of any amounts then due to the applicable master servicer, the applicable special servicer or the trustee with respect to the Reyes Cold Storage Portfolio Whole Loan under the pooling and servicing agreement, including any trustee fees, servicing fees and special servicing fees) to be applied in the following order of priority:

     - FIRST, to the trust fund in an amount equal to unreimbursed advances and interest thereon then due and payable under the pooling and servicing agreement;

     - SECOND, to the trust fund, in an amount equal to the accrued and unpaid interest on the principal balance of the Reyes Cold Storage Portfolio Mortgage Loan;

     -    THIRD, to the trust fund in an amount equal to its PRO RATA portion of
          (i) any principal prepayment on the Reyes Cold Storage Portfolio Whole Loan in accordance with its percentage interest and (ii) any scheduled principal payment (including any balloon payment) on the Reyes Cold Storage Portfolio Whole Loan in accordance with its percentage interest;

     - FOURTH, to the holder of the Reyes Cold Storage Portfolio B Loan up to the amount of any unreimbursed advances or costs made or paid by such holder;

     - FIFTH, to the holder of the Reyes Cold Storage Portfolio B Loan, in an amount equal to accrued and unpaid interest payments due on the Reyes Cold Storage Portfolio B Loan;

     - SIXTH, to the holder of the Reyes Cold Storage Portfolio B Loan in an amount equal to its PRO RATA portion of (i) any principal prepayment on the Reyes Cold Storage Portfolio Whole Loan in accordance with its percentage interest and (ii) any scheduled principal payment (including any balloon payment) on the Reyes Cold Storage Portfolio Whole Loan in accordance with its percentage interest;

     - SEVENTH, PRO RATA, to: (A) the trust fund, any default interest accrued on the Reyes Cold Storage Portfolio Mortgage Loan and any late payment charges and (B) the holder of a Reyes Cold Storage Portfolio B Loan, any default interest accrued on the Reyes Cold Storage Portfolio B Loan and late payment charges, in each case, net of any such amounts used to pay interest on advances on the Reyes Cold Storage Portfolio Whole Loan;

     - EIGHTH, PRO RATA, to: (A) the trust fund, any Static Prepayment Premiums allocable to the Reyes Cold Storage Portfolio Whole Loan, to the extent actually paid by the related borrower, and (B) the holder of a Reyes Cold Storage Portfolio B Loan, any Static Prepayment Premiums allocable to the Reyes Cold Storage Portfolio Whole Loan, to the extent actually paid by the related borrower; and

     - NINTH, any excess amount not otherwise applied pursuant to the foregoing clauses will generally be applied as follows: to the trust fund and the holder of a Reyes Cold Storage Portfolio B Loan, PRO RATA, in accordance with their respective percentage interests.

     PAYMENTS FOLLOWING CERTAIN LOAN DEFAULTS. If a Triggering Loan Default has occurred and is continuing, the right of the holder of the Reyes Cold Storage

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Portfolio B Loan to receive payments with respect to the Reyes Cold Storage
Portfolio Whole Loan will be subordinated to the payment rights of the holder of the Reyes Cold Storage Portfolio Mortgage Loan to receive payments from all amounts tendered by the related borrower or otherwise available for payment of the Reyes Cold Storage Portfolio Whole Loan (including amounts received by the applicable master servicer or the applicable special servicer), whether received in the form of monthly payments, a balloon payment, liquidation proceeds, payment or prepayment of principal, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar eminent domain proceedings (other than proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower in accordance with the Servicing Standard or the related loan documents) are (net of any amounts then due to the applicable master servicer, the applicable special servicer or the trustee with respect to the Reyes Cold Storage Portfolio Whole Loan under the pooling and servicing agreement, including any trustee fees, servicing fees and special servicing fees) required to be applied in the following order of priority:

     - FIRST, to the trust fund in an amount equal to unreimbursed advances and interest thereon then due and payable under the pooling and servicing agreement;

     - SECOND, to the trust fund, in an amount equal to the accrued and unpaid interest on the principal balance of the Reyes Cold Storage Portfolio Mortgage Loan;

     - THIRD, to the trust fund, in an amount equal to the principal balance of the Reyes Cold Storage Portfolio Mortgage Loan, until such principal balance has been paid in full;

     - FOURTH, to the holder of the Reyes Cold Storage Portfolio B Loan up to the amount of any unreimbursed advances made or costs paid by such holder;

     - FIFTH, to the holder of a Reyes Cold Storage Portfolio B Loan in an amount equal to accrued and unpaid interest payments due on the Reyes Cold Storage Portfolio B Loan;

     - SIXTH, to the holder of the Reyes Cold Storage Portfolio B Loan in an amount equal to the total principal balance of the Reyes Cold Storage Portfolio B Loan, until such principal balance has been paid in full;

     - SEVENTH, PRO RATA, to: (A) the trust fund, any default interest accrued on the Reyes Cold Storage Portfolio Mortgage Loan and any late payment charges and (B) the holder of a Reyes Cold Storage Portfolio B Loan, any default interest accrued on the Reyes Cold Storage Portfolio B Loan and late payment charges, in each case, net of any such amounts used to pay interest on advances on the Reyes Cold Storage Portfolio Whole Loan;

     - EIGHTH, PRO RATA, to: (A) the trust fund, any Static Prepayment Premiums allocable to the Reyes Cold Storage Portfolio Whole Loan, to the extent actually paid by the related borrower, and (B) the holder of a Reyes Cold Storage Portfolio B Loan, any Static Prepayment Premiums allocable to the Reyes Cold Storage Portfolio Whole Loan, to the extent actually paid by the related borrower; and

     - NINTH, any excess amount not otherwise applied pursuant to the foregoing clauses will generally be applied as follows: to the trust fund and the holder of a Reyes Cold Storage Portfolio B Loan, PRO RATA, in accordance with their respective initial percentage interests.

     CERTAIN RIGHTS AND POWERS OF THE REYES COLD STORAGE PORTFOLIO B LOAN HOLDER. The applicable special servicer under the pooling and servicing agreement is required to notify the Reyes Cold Storage Portfolio Controlling Holder in writing of its intention to take, or consent to the taking by the applicable master servicer of, any Reyes Cold Storage Portfolio Consultation Action in respect of the Reyes Cold Storage Portfolio Whole Loan or any related REO Property. The Reyes Cold Storage Portfolio Controlling Holder will then have 10 business days following such notice, and having been provided with all reasonably requested information with respect to any particular Reyes Cold Storage Portfolio Consultation Action, in which to contact and consult with the applicable special servicer regarding such particular action(s); provided, that if the Reyes Cold Storage Portfolio Controlling Holders fails to notify the applicable special servicer of their response to any such proposed action(s) within 10 business days following such notice, the response of the Reyes Cold Storage Portfolio Controlling Holder shall be deemed to have been received by the applicable special servicer.

     Notwithstanding the foregoing, the applicable master servicer or special servicer may, in its sole discretion, reject any advice or consultation provided by the Reyes Cold Storage Portfolio Controlling Holder, and no such advice or objection of the Reyes Cold Storage Portfolio Controlling Holder contemplated by the foregoing paragraphs may--

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     -    require or cause the applicable special servicer or master servicer to violate any applicable law;

     - require or cause the applicable special servicer or master servicer to violate the provisions of the pooling and servicing agreement, including those requiring the applicable special servicer or master servicer to act in accordance with the Servicing Standard under the pooling and servicing agreement and not to impair the status of either REMIC created under the pooling and servicing agreement as a REMIC; and

     - require or cause the applicable special servicer or master servicer to violate the terms of a mortgage loan or any applicable intercreditor, co-lender or similar agreement; and

     Neither the applicable special servicer nor master servicer will follow any such direction or initiate any such actions.

     The "Reyes Cold Storage Portfolio Controlling Holder" means (i) the Reyes Cold Storage Portfolio B Loan Holder (acting through its designee) or (ii) the Series 2005-C3 Directing Certificateholder (as designee of the trust fund as holder of the Reyes Cold Storage Portfolio Mortgage Loan) under certain circumstances provided in the Reyes Cold Storage Portfolio Agreement Among Noteholders.

     PURCHASE OPTION. In the event that (i) any payment of principal or interest on the Reyes Cold Storage Portfolio Whole Loan becomes 90 days or more delinquent, (ii) the Reyes Cold Storage Portfolio Whole Loan has been accelerated, (iii) the Reyes Cold Storage Portfolio Whole Loan principal balance is not paid at maturity, (iv) the Reyes Cold Storage Portfolio Whole Loan borrower files a petition for bankruptcy or (v) the Reyes Cold Storage Portfolio Whole Loan becomes a specially serviced mortgage loan, then the Reyes Cold Storage Portfolio B Loan Holder may purchase the Reyes Cold Storage Portfolio Mortgage Loan at any time thereafter until the earliest to occur of (a) the cure of the subject event of default, (b) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure of the Reyes Cold Storage Portfolio Property, (c) the modification of the related loan documents in accordance with the terms of the pooling and servicing agreement (subject to the approval rights of the Reyes Cold Storage Portfolio Controlling Holder) and (d) the date that is 90 days after the designee of the holder of the Reyes Cold Storage Portfolio B Loan has been notified of the subject event of default. In the case of the Reyes Cold Storage Portfolio Mortgage Loan, the relevant purchase price will generally equal the related unpaid principal balance, plus accrued and unpaid interest thereon (exclusive of Default Interest), plus any related unreimbursed advances, plus any unreimbursed costs arising from the Reyes Cold Storage Portfolio Mortgage Loan, any interest payable on related advances, plus any related servicing or special servicing compensation payable under the pooling and servicing agreement.

     CURE RIGHTS. The applicable master servicer or special servicer, as applicable, will be required to deliver to the designee of the Reyes Cold Storage Portfolio B Loan Holder, notice of any monetary or, to the extent the applicable master servicer or special servicer, as the case may be, is aware of it, any non-monetary default with respect to the Reyes Cold Storage Portfolio Mortgage Loan. The Reyes Cold Storage Portfolio B Loan Holder will have the right to cure defaults with respect to the Reyes Cold Storage Portfolio Mortgage Loan; provided that the subject cure must be completed, in the case of a monetary default, within five business days of receipt by the holder (or its designee) of notice of the continuation of the default beyond any applicable notice and grace periods, and in the case of a non-monetary default, within 30 days of receipt by that holder (or its designee) of notice of the continuation of the default beyond any applicable notice and grace periods; and provided, further, that, subject to obtaining the consent of the applicable special servicer to the contrary, the right to cure a monetary default or non-monetary default will be limited to six cure events over the life of the Reyes Cold Storage Portfolio Whole Loan and no single cure event may exceed three consecutive months. For purposes of the foregoing, a cure event means the exercise of cure rights, whether for one month or for consecutive months in the aggregate. In the event that the Reyes Cold Storage Portfolio B Loan Holder elects to cure a default that can be cured by the payment of money (each such payment, a "Reyes Cold Storage Portfolio Cure Payment"), that holder is required to make such Reyes Cold Storage Portfolio Cure Payment to the applicable master servicer or special servicer, as applicable. The applicable master servicer or special servicer, as applicable, is required to apply such funds to reimburse itself or the trustee for any advances, together with interest thereon, made in respect of the default so cured and any related trust fund expenses of the trust fund. The right of the curing party to be reimbursed for any Reyes Cold Storage Portfolio Cure Payment (including the reimbursement of a previous advance and interest thereon made by the applicable master servicer, the applicable special servicer or the trustee) will be subordinate to the payment of all other amounts due with respect to the Reyes Cold Storage Portfolio Mortgage Loan.

THE CBA A/B LOAN PAIRS

     GENERAL. The CBA A-Note Mortgage Loans, which collectively represent 2.1% of the initial mortgage pool balance, are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Summer Bend Apartments, Olde Towne Apts, Lenox Square, Buckridge at Southport Apartments, English Garden Townhomes and Lofts on College Apartments, respectively. In the case of each CBA A-Note Mortgage Loan, the related borrower has

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encumbered the related mortgaged real property with junior debt, which constitutes the related CBA B-Note Companion Loan. In each case, the aggregate debt consisting of the CBA A-Note Mortgage Loan and the related CBA B-Note Companion Loan, which two mortgage loans constitute a CBA A/B Loan Pair, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include the CBA A-Note Mortgage Loans in the trust fund. The holder of each CBA B-Note Companion Loan is CBA Mezzanine Capital Finance, LLC ("CBA"), and such CBA B-Note Companion Loans will NOT be included in the trust fund.

     Each CBA A-Note Mortgage Loan and CBA B-Note Companion Loan comprising a CBA A/B Loan Pair are cross-defaulted. The outstanding principal balance of each CBA B-Note Companion Loan does not exceed 5% of the underwritten appraised value of the related mortgaged real property that secures the related CBA A/B Loan Pair. Each CBA B-Note Companion Loan has an interest rate of 12.75% per annum, except for Buckridge at Southport Apartments and Lofts on College Apartments, which are 12.95% per annum, and has the same maturity date, amortization schedule and prepayment structure as the related CBA A-Note Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to each CBA A-Note Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the CBA A-Note Mortgage Loan and does not take into account the related CBA B-Note Companion Loan.

     The trust, as the holder of each CBA A-Note Mortgage Loan, and the holder of the related CBA B-Note Companion Loan will be successor parties to a separate intercreditor agreement, which we refer to as a CBA A/B Intercreditor Agreement, with respect to each CBA A/B Loan Pair. Servicing and administration of each CBA A-Note Mortgage Loan (and, to the extent described below, each CBA B-Note Companion Loan) will be performed by the applicable master servicer on behalf of the trust (or, in the case of a CBA B-Note Companion Loan, on behalf of the holder of that loan). The servicer of each CBA B-Note Companion Loan will collect payments with respect to that mortgage loan. The applicable master servicer will provide certain information and reports related to each CBA A/B Loan Pair to the holder of the related CBA B-Note Companion Loan, but will not collect payments with respect to such CBA B-Note Companion Loan until the occurrence of certain events of default with respect to such CBA A/B Loan Pair described in the related CBA A/B Intercreditor Agreement. The following describes certain provisions of the CBA A/B Intercreditor Agreements. The following does not purport to be complete and is subject, and qualified in its entirety by reference to the actual provisions of each CBA A/B Intercreditor Agreement.

     ALLOCATION OF PAYMENTS BETWEEN A CBA A-NOTE MORTGAGE LOAN AND THE RELATED CBA B-NOTE COMPANION LOAN. The right of the holder of each CBA B-Note Companion Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related CBA A-Note Mortgage Loan to receive such amounts. For each CBA A/B Loan Pair, a "CBA A/B Material Default" consists of the following events: (a) the acceleration of the CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan; (b) the existence of a continuing monetary default; and/or (c) the filing of a bankruptcy or insolvency action by, or against, the related borrower or the related borrower otherwise being the subject of a bankruptcy or insolvency proceeding. So long as a CBA A/B Material Default has not occurred or, if a CBA A/B Material Default has occurred, that CBA A/B Material Default is no longer continuing with respect to a CBA A/B Loan Pair, the related borrower under the CBA A/B Loan Pair will make separate payments of principal and interest to the respective holders of the related CBA A-Note Mortgage Loan and CBA B-Note Companion Loan. Escrow and reserve payments will be made to the applicable master servicer on behalf of the trust (as the holder of the subject CBA A-Note Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of a CBA A/B Loan Pair (together with any applicable Static Prepayment Premium or Yield Maintenance Charge), will generally be applied FIRST to the principal balance of the subject CBA A-Note Mortgage Loan and THEN to the principal balance of the subject CBA B-Note Companion Loan. If a CBA A/B Material Default occurs and is continuing with respect to a CBA A/B Loan Pair, then all amounts tendered by the related borrower or otherwise available for payment of such CBA A/B Loan Pair will be applied by the applicable master servicer (with any payments received by the holder of the subject CBA B-Note Companion Loan after and during such a CBA A/B Material Default to be forwarded to the applicable master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the related CBA A/B Intercreditor Agreement, which generally provides that all interest, principal, Static Prepayment Premiums or Yield Maintenance Charges and outstanding expenses with respect to the subject CBA A-Note Mortgage Loan will be paid in full prior to any application of payments to the subject CBA B-Note Companion Loan.

     If a CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan is modified in connection with a work-out so that, with respect to either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Companion Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of such mortgage loan, then all payments to the trust (as the holder of the subject CBA A-Note Mortgage Loan) will be made as though such work-out did not occur and the payment terms of the subject CBA A-Note Mortgage Loan will remain the same. In that case, unless the lender was required to get the CBA

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B-Note Companion Loan holder's consent at a time when such holder had the right to so consent and failed to do so, the holder of the subject CBA B-Note Companion Loan will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Companion Loan attributable to such work-out (up to the outstanding principal balance, together with accrued interest thereon, of the subject CBA B-Note Companion Loan).

     SERVICING OF THE CBA A/B LOAN PAIRS. Each CBA A-Note Mortgage Loan and the related mortgaged real property will be serviced and administered by the applicable master servicer pursuant to the pooling and servicing agreement. The applicable master servicer and/or applicable special servicer will service and administer each CBA B-Note Companion Loan to the extent described below. The servicing standard set forth in the pooling and servicing agreement will require the applicable master servicer and the applicable special servicer to take into account the interests of both the trust and the holder of the related CBA B-Note Companion Loan when servicing a CBA A/B Loan Pair, with a view to maximizing the realization for both the trust and such holder as a collective whole. Any holder of a CBA B-Note Companion Loan will be deemed a third-party beneficiary of the pooling and servicing agreement.

     The applicable master servicer and the applicable special servicer have (subject to the discussion in the fourth preceding paragraph) the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, each CBA A/B Loan Pair, and (subject to certain limitations with respect to modifications and certain rights of the holder of the related CBA B-Note Companion Loan to purchase the corresponding CBA A-Note Mortgage Loan) the holder of the related CBA B-Note Companion Loan has no voting, consent or other rights whatsoever with respect to the applicable master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the subject CBA A/B Loan Pair.

     So long as a CBA A/B Material Default has not occurred with respect to a CBA A/B Loan Pair, the applicable master servicer will have no obligation to collect payments with respect to the related CBA B-Note Companion Loan. A separate servicer of each CBA B-Note Companion Loan will be responsible for collecting amounts payable in respect of such CBA B-Note Companion Loan. That servicer will have no servicing duties or obligations with respect to the related CBA A-Note Mortgage Loan or the related mortgaged real property. If a CBA A/B Material Default occurs with respect to a CBA A/B Loan Pair, the applicable master servicer or the applicable special servicer, as applicable, will (during the continuance of that CBA A/B Material Default) collect and distribute payments for both of the subject CBA A-Note Mortgage Loan and the related CBA B-Note Companion Loan pursuant to the sequential payment waterfall set forth in the related CBA A/B Intercreditor Agreement.

     ADVANCES. Neither the applicable master servicer nor the trustee is required to make any monthly debt service advances with respect to a CBA B-Note Companion Loan. Neither the holder of a CBA B-Note Companion Loan nor any related separate servicer is required to make any monthly debt service advance with respect to the related CBA A-Note Mortgage Loan or any servicing advance with respect to the related mortgaged real property. The applicable master servicer, the applicable special servicer and, if applicable, the trustee will make servicing advances with respect to the mortgaged real properties securing each CBA A/B Loan Pair.

     MODIFICATIONS. The ability of the applicable master servicer and the applicable special servicer, as applicable, to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of a CBA B-Note Companion Loan, the related CBA A-Note Mortgage Loan or the related loan documents, is limited by the rights of the holder of the CBA B-Note Companion Loan to approve such modifications and other actions as set forth in the related CBA A/B Intercreditor Agreement; provided that the consent of the holder of a CBA B-Note Companion Loan will not be required in connection with any such modification or other action with respect to a CBA A/B Loan Pair after the expiration of such holder's right to purchase the related CBA A-Note Mortgage Loan. The holder of a CBA B-Note Companion Loan may not enter into any assumption, amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such CBA B-Note Companion Loan or the related loan documents without the prior written consent of the trustee, as holder of the related CBA A-Note Mortgage Loan.

     PURCHASE OF A CBA A-NOTE MORTGAGE LOAN BY THE HOLDER OF THE RELATED CBA B-NOTE COMPANION LOAN. Upon the occurrence of any one of certain defaults that are set forth in each CBA A/B Intercreditor Agreement, the holder of the subject CBA B-Note Companion Loan will have the right to purchase the related CBA A-Note Mortgage Loan at a purchase price determined under that CBA A/B Intercreditor Agreement and generally equal the sum of (a) the outstanding principal balance of such CBA A-Note Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the CBA A-Note Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the applicable master servicer, the applicable special servicer or the trustee with respect to such CBA A-Note Mortgage Loan, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject CBA A/B Loan Pair by the applicable master servicer or applicable special

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servicer, (e) any interest on any unreimbursed debt service advances made by the applicable master servicer or the trustee with respect to such CBA A-Note Mortgage Loan, (f) master servicing fees, special servicing fees and trustee's fees payable under the pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee or the applicable master servicer with respect to the subject CBA A/B Loan Pair together with advance interest thereon. The holder of the CBA B-Note Companion Loan does not have any rights to cure any defaults with respect to the subject CBA A/B Loan Pair.

UNDERWRITING MATTERS

     GENERAL. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the trust fund, the related originator or acquiror of the subject mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

     ENVIRONMENTAL ASSESSMENTS. A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, except in the case of 25 underlying mortgage loans originated by Column under its "small balance loan" program, for which a limited environmental assessment was prepared. A third-party environmental consultant conducted some form of environmental investigation with respect to the other seven (7) underlying mortgage loans originated by Column under its "small balance loan" program. In the case of 180 mortgaged real properties, securing mortgage loans that represent 95.4% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update (which may have been performed pursuant to a database or transaction screen update) of a previously conducted assessment that was prepared during the 12-month period ending in June 2005. In the case of seven (7) of these mortgaged real properties, securing 0.1% of the initial pool balance, the assessment consisted of a transaction screen. In the case of certain mortgaged real properties which are covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos-containing materials, lead-based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property. All of the Phase I environmental site assessments materially complied with ASTM standards. The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund or at a nearby property with potential to affect a mortgaged real property, then:

     - an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     - an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

     - those conditions were remediated or abated in all material respects prior to the closing date;

     - a letter was obtained from the applicable regulatory authority stating that no further action was required;

     - either the expenditure of funds reasonably estimated to be necessary to remediate the conditions is not more than the greater of (a) $50,000 (or, in the case of the underlying mortgage loan identified on Exhibit A-1 to this prospectus supplement as 79 West 12th Street Corp., $87,700) and (b) 2% of the outstanding principal balance of the related mortgage loan or an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

     - another responsible party has agreed to indemnify the holder of the mortgage loan from any losses that such party suffers as a result of such environmental condition;

     - in those cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party may have been identified under applicable law, and generally one or more of the following are true--

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          1.   that condition is not known to have affected the mortgaged real property, or

          2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the borrower; or

          3.   an environmental insurance policy was obtained; or

     - in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower expressly agreed to comply with all federal, state and local statutes or regulations respecting the environmental conditions.

     In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold, and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

     - the establishment of an operation and maintenance plan to address the issue, or

     - in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement, mitigation or removal program or a long-term testing program.

     In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the trust fund required the related borrower generally:

     1.   to carry out the specific remedial measures prior to closing;

     2. to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve or letter of credit in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

     3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     Some borrowers under the mortgage loans that we intend to include in the trust fund have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

     In several cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

     - the mortgaged real property had not been affected or had been minimally affected,

     - the potential for the problem to affect the mortgaged real property was limited, or

     -    a person responsible for remediation had been identified.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental Assessments" subsection and has not been independently verified by--

     -    us,

     -    any of the other parties to the pooling and servicing agreement,

     -    any of the mortgage loan sellers,

     -    any of the underwriters, or

     -    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

     In the case of certain mortgaged real properties, the environmental investigation which was conducted in connection with the origination of the related mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to any of those properties was based upon the delivery of a lender's environmental insurance policy covering environmental matters with respect to that property. Such mortgaged real properties are covered by a blanket lender's environmental insurance. However, those policies have coverage limits. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos, lead-based paint or, in some cases, microbial matter.

     In some cases, the originator of the related mortgage loan--

     - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a lender's environmental insurance policy covering that property, or

     - required a lender's environmental insurance policy because of a specific environmental issue with respect to the particular mortgaged real property.

     See "--Environmental Insurance" below.

     The pooling and servicing agreement requires that the applicable special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged real property.

     ENVIRONMENTAL INSURANCE. As discussed above, some of the mortgaged real properties securing underlying mortgage loans will, in each case, be covered by an individual or a blanket environmental insurance policy. In some cases, those policies are lender's environmental insurance policies that provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

     1. if during the term of the policy, a borrower defaults under one of the subject mortgage loans and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable environmental laws or standards or, in some cases, if remediation has been ordered by a governmental authority, the insurer will indemnify the trust fund for the lesser of the clean-up costs and the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the day after a payment was missed under a loan until the date that the outstanding principal balance is paid;

     2. if the trust fund becomes legally obligated to pay as a result of a claim first made against the trust fund and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

     3. if the trust fund enforces the related mortgage or, in some cases, if remediation has been ordered by a governmental authority, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period, provided that those conditions were reported to the government in accordance with applicable law.

     Each of the lender's environmental insurance policies described above requires that the appropriate party associated with the trust fund report a loss as soon as possible and covers only losses reported during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint or asbestos or, in some cases, microbial matter.

     The premium for each of the lender's environmental insurance policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurers under those policies are Zurich or one of its member companies. Zurich currently has an "A" rating by A.M. Best.

     PROPERTY CONDITION ASSESSMENTS. All of the mortgaged real properties securing the mortgage loans that we intend to include in the trust other than the mortgaged real property securing the mortgage loan identified on Exhibit A-1 to this prospectus supplement as 635 Madison Avenue were inspected during the 13-month period ending in June 2005 by third-party engineering firms or, a previously conducted inspection was updated, to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties. Two hundred six (206) of those mortgaged real properties, securing mortgage loans that represent 98.2% of the initial mortgage pool balance, of which 144 mortgage loans are in loan group no. 1, representing 97.9% of the initial loan group no. 1 balance, and 62 mortgage loans are in loan group no. 2, representing 99.2% of the initial loan group no. 2 balance, respectively, were inspected during the 12-month period ending in June 2005.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended and deemed material by the related originator, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     APPRAISALS AND MARKET STUDIES. In the case of 209 mortgaged real properties, securing 195 mortgage loans that represent 99.5% of the initial mortgage pool balance, of which 135 mortgage loans are in loan group no. 1, representing 99.6% of the initial loan group no. 1 balance, and 60 mortgage loans are in loan group no. 2, representing 99.2% of the initial loan group no. 2 balance, respectively, an independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal during the 12-month period ending in June 2005, in order to establish the approximate value of the mortgaged real property. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

     -    buyer and seller are motivated;

     - both parties are well informed or well advised, and each is acting in what he considers his own best interests;

     -    a reasonable time is allowed to show the property in the open market;

     - payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

     - the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

     Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

     Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor any of the underwriters or mortgage loan sellers has independently verified the accuracy of this statement.

     IN THE CASE OF ANY UNDERLYING MORTGAGE LOAN, THE RELATED BORROWER MAY HAVE ACQUIRED THE MORTGAGED REAL PROPERTY AT A PRICE LESS THAN THE APPRAISED VALUE ON WHICH THE SUBJECT MORTGAGE LOAN WAS UNDERWRITTEN.

     ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of each mortgage loan that we intend to include in the trust fund, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications and other correspondence from government officials, title insurance endorsements, engineering or consulting reports, appraisals and/or representations by the related borrower. Where the material noncompliance was found or property as currently operated is a permitted non-conforming use and/or structure, an analysis was generally conducted as to--

     - whether, in the case of material noncompliance, such noncompliance constitutes a permitted non-conforming use and/or structure, and if not, whether an escrow or other requirement was appropriate to secure the taking of necessary steps to remediate any material noncompliance or constitute the condition as a permitted non-conforming use or structure,

     - the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

     - whether existing replacement cost hazard insurance or, if necessary, supplemental law and ordinance coverage would, in the event of a material casualty, be sufficient--

          1.   to satisfy the entire subject mortgage loan, or

          2. taking into account the cost of repair, to pay down the subject mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

There is no assurance, however, that any such analysis in this regard is correct, or that the above determinations were made in each and every case. Furthermore, in light of the relatively low loan-to-value ratios for the underlying mortgage loans secured by residential cooperative properties, the related originator generally did not conduct such an analysis with respect to those loans.

     SMALL BALANCE LOANS. When originating mortgage loans under its "small balance loan" program, Column generally follows its standard underwriting procedures, subject to one or both of the following exceptions:

     - all third-party reports made on the related mortgaged real property are abbreviated; and

     - review and analysis of environmental conditions of the related mortgaged real property are based on transaction screen assessments or other reduced environmental testing, rather than Phase I environmental site assessments, performed on the mortgaged real property.

     In addition, the related mortgage loan documents, in some cases, provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower.

     Thirty-two (32) of the underlying mortgage loans, which represent 5.7% of the initial mortgage pool balance, of which 18 mortgage loans are in loan group no. 1, representing 5.4% of the initial loan group no. 1 balance, and 14 mortgage loans are in loan group no. 2, representing 6.8% of the initial loan group no. 2 balance, respectively, were originated under Column's "small balance loan" program.

SIGNIFICANT MORTGAGE LOANS

     Set forth below are summary discussions of the ten (10) largest mortgage loans, or groups of cross-collateralized mortgage loans, that we intend to include in the trust fund.

                              SAN DIEGO OFFICE PARK

                                   LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:       $133,000,000

CUT-OFF DATE PRINCIPAL BALANCE:   $133,000,000

FIRST PAYMENT DATE:               May 11, 2005

MORTGAGE INTEREST RATE:           5.700% per annum

AMORTIZATION TERM(1):             Interest Only

HYPERAMORTIZATION:                N/A

ARD DATE:                         N/A

MATURITY DATE:                    April 11, 2015

MATURITY/ARD BALANCE:             $133,000,000

BORROWER:                         Maguire Properties - San Diego Tech
                                  Center, LLC

INTEREST CALCULATION:             Actual/360

CALL PROTECTION(2):               Lockout/Defeasance: 116
                                  Open: 4

LOAN PER SF(3):                   $206

UP-FRONT RESERVES:                TI/LC Reserve(4):                $1,500,000

                                  Sony and Quantumthink TI/LC
                                  Reserve(5):                      $1,043,089

                                  Engineering Reserve(6):             $67,500

ONGOING RESERVES:                 Tax and Insurance Reserve(7):           Yes

                                  Replacement Reserve(8):                 Yes

                                  TI/LC Reserve(9):                       Yes

                                  Sony Rollover Reserve(10):              Yes

LOCKBOX:                          Springing

MEZZANINE:                        Permitted(11)

                                 PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:           Single Asset

PROPERTY TYPE:                    Office

PROPERTY SUB-TYPE:                Suburban

LOCATION:                         San Diego, California

YEAR BUILT/RENOVATED:             1986/2001

SQUARE FEET:                      644,540

OCCUPANCY AT U/W(12):             91%

OWNERSHIP INTEREST:               Fee

                             % OF
MAJOR TENANTS                NRSF       % OF TOTAL NRSF  LEASE EXPIRATION
-------------                ----       ---------------  ----------------
Sony Computer                30.6%          197,454        12/31/2009
Accelrys/MSI                 11.9%           76,635        12/31/2006
Synergy Micro Systems         4.5%           28,755         9/30/2005

PROPERTY MANAGEMENT:                      Maguire Properties, L.P.

U/W NCF:                                  $9,499,786

U/W DSCR:                                 1.24x

APPRAISED VALUE:                          $191,400,000

APPRAISAL DATE:                           March 22, 2005

CUT-OFF DATE LTV RATIO(3):                69.5%

MATURITY/ARD LTV RATIO:                   69.5%

(1)  The San Diego Office Park Loan is an interest-only loan.
(2)  See "--Release" below.
(3)  Based on the cut-off date principal balance.
(4) At closing, the TI/LC reserve was established in the amount of $1,500,000 for general tenant improvements and leasing commissions.
(5) At closing, the TI/LC reserve was established in the amount of $1,043,089 for tenant improvements and leasing commissions required under leases with Sony Computer Entertainment America, Inc. and Quantumthink.
(6) At closing, the engineering reserve was established in the amount of $67,500 for repairs and replacements.
(7) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(8) The borrower is required to deposit $5,394 per month into a replacement reserve through and including March 11, 2010, and $8,090 per month from and after April 11, 2010 for repairs and replacements at the San Diego Office Park Property.
(9) The borrower is required to deposit $35,058 per month into a TI/LC reserve for tenant improvements and leasing commissions. Commencing on April 11, 2010 through the maturity date, the borrower is required to deposit $53,936 per month into a TI/LC reserve for tenant improvements and leasing commissions.
(10) The borrower is required to deposit $2,961,810 in six equal monthly payments commencing on July 11, 2009 unless the borrower delivers to the lender a copy of Sony Computer Entertainment America, Inc.'s binding election to renew its lease.
(11) See "--Other Financing" below.
(12) Occupancy at U/W is based on the February 15, 2005 rent roll.

     THE LOAN. The largest loan was originated on April 6, 2005. The San Diego Office Park Loan is secured by a first priority mortgage encumbering office, R&D and retail properties in San Diego, California.

     THE BORROWER. The borrower under the San Diego Office Park Loan is Maguire Properties - San Diego Tech Center, LLC. The borrower is a limited liability company organized under the laws of Delaware. The borrower acquired the San Diego Office Park Property as part of a "reverse" exchange permitted under
Section 1031 of the United States Internal Revenue Code. As required by Internal Revenue Code regulations governing the 1031 Exchange, at closing of the San Diego Office Park Loan, the 100% equity owner and sole member of the borrower was National Safe Harbor Exchange, Inc. ("NSHE"), a California corporation, which is an entity that acts as a "qualified intermediary" under IRC regulations.

Pursuant to IRC regulations, NSHE, as nominee of the borrower, will hold indirect ownership of the San Diego Office Park Property until the date that is the earlier to occur of (i) the expiration of the 180-day period from the date of closing of the San Diego Office Park Loan or (ii) the sale of another property owned by an affiliate of the borrower to complete the 1031 Exchange (such time, the "Exchange Date"). On the Exchange Date, Maguire Properties, L.P., a Maryland corporation, will become the sole member of the borrower pursuant to executed entity organization documents and assumption documents that have been pre-approved by the lender and delivered into escrow, and such documents are to become effective upon their release from escrow on the Exchange Date. The sponsor, Maguire Properties, L.P., is a Maryland limited partnership, which is the operating partnership subsidiary of Maguire Properties, Inc., a real estate investment trust, which owns and manages properties primarily located in Los Angeles, Orange and San Diego Counties, California, consisting primarily of office and mixed-use properties.

     THE PROPERTY. The San Diego Office Park Property is an office complex located at the intersection of Scranton Road and Barnes Canyon Road in San Diego, California. The office complex was originally built in 1986 and contains 644,540 net rentable square feet. The San Diego Office Park Property consists of eleven buildings located on an approximately 38-acre lot.

     PROPERTY MANAGEMENT. The San Diego Office Park Property is managed by Maguire Properties, L.P., an affiliate of the borrower. The management agreement generally provides for a management fee of 3% of project income, which is subordinated to the San Diego Office Park Loan. The management of the San Diego Office Park Property will be either performed by Maguire Properties, L.P., or a substitute manager that is a reputable management organization possessing at least five years experience in management of commercial properties with similar size, scope and use in San Diego, California, has managed at least five properties of the same type within the last five years, is not part of a bankruptcy proceeding and with respect to which the borrower has obtained a rating agency confirmation.

     CASH MANAGEMENT/LOCKBOX. The borrower is required to cause the tenants at the San Diego Office Park Property to deposit all rents directly into a lockbox account under the control of the lender. Unless and until an event of default occurs under the San Diego Office Park Loan, the borrower is entitled to have all available funds on deposit in the lockbox transferred to an account designated by the borrower. Upon the occurrence of an event of default, all amounts in the lockbox account will be transferred from such lockbox account into a cash management account under the control of the lender.

     RELEASE. After April 11, 2007, the borrower has the right to obtain the release of the parcels known as "Phase IV Building Parcels" from the mortgage upon the satisfaction of various conditions, which include (i) no event of default has occurred and is continuing under the San Diego Office Park Loan,
(ii) a payment to lender in an amount necessary so that, based upon net operating income for the six calendar months immediately preceding the release date, annualized, either (A) the Amortizing Debt Service Coverage Ratio (as defined below) for the portions of the property that remain subject to the mortgage after giving effect to such release is equal to or greater than 1.50x or (B) the debt service coverage ratio for the portions of the property that remain subject to the mortgage after giving effect to such release and the reduction of the outstanding principal balance of the mortgage loan from any payment made by the borrower in connection with such release is equal to or greater than the debt service coverage ratio for the six calendar months immediately preceding the release date, annualized (including the portion of the property being released), (iii) the debt service coverage ratio based upon a numerator equal to the net operating income (excluding interest on credit accounts) for the six full calendar moths immediately preceding the release date, annualized, for the portion of the property that remain subject to the mortgage after giving effect to the release and a denominator equal to one year's interest on the note following the release date, is equal to or greater than 1.30x, and (iv) the borrower has paid to the lender the required yield maintenance premium, which will generally be: (A) after April 11, 2007 and through December 31, 2009 (X) if the amount prepaid in connection with such release is less than or equal to $20,000,000 (the "San Diego Office Park Threshold Amount"), a yield maintenance premium in an amount equal to the excess of the present value of all future payments under the mortgage loan assuming the maturity date of the mortgage loan were December 31, 2009 over the outstanding principal amount of the mortgage loan immediately prior to the prepayment and
(Y) if the amount prepaid in connection with such release exceeds the San Diego Office Park Threshold Amount, in addition to the amounts referred to in the foregoing clause (X), an additional yield maintenance premium on the excess of the prepayment over the San Diego Office Park Threshold Amount in amount equal to the excess of the present value of all future payments under the mortgage loan assuming the maturity date of the mortgage loan is January 11, 2015 over the outstanding principal amount of the mortgage loan immediately prior to the prepayment (the amounts in this clause (Y) (which for this purpose does not include amounts in clause (X)), the "San Diego Regular Yield Maintenance") or
(B) at any time after December 31, 2009 (X) if the amount prepaid in connection with such release is less than or equal to the San Diego Office Park Threshold Amount, no yield maintenance premium will be payable by the related borrower and
(Y) if the amount prepaid in connection with such release exceeds the San Diego Office Park Threshold Amount, the San Diego Regular Yield Maintenance.

     "Amortizing Debt Service Coverage Ratio" means a ratio in which (a) the numerator is net operating income (excluding interest on credit accounts) for the six full calendar months immediately preceding the date of the release, annualized, and (b) the denominator is the aggregate amount of principal and interest that would be payable for a period of twelve months on a loan having
(X) a principal balance equal to the principal amount of the San Diego Office Park Loan after giving effect to the prepayment made in connection with the release, (Y) an interest rate equal to 5.70% per annum and (Z) monthly payments of principal and interest in an amount sufficient to repay principal and interest in full in 360 equal monthly installments.

     OTHER FINANCING. The loan documents permit Maguire Properties, L.P. and National Safe Harbor Exchanges to pledge their indirect ownership interests in the borrower (but not the foreclosure thereof) to a permitted institutional lender providing a corporate line of credit or other financing to, or guaranteed by, Maguire Properties, L.P. Such corporate line of credit or other financing shall not exceed $550,000,000 in the aggregate.

                              SOUTHLAND CENTER MALL

                                   LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:               $116,000,000

CUT-OFF DATE PRINCIPAL BALANCE:           $115,610,128

FIRST PAYMENT DATE:                       April 5, 2005

MORTGAGE INTEREST RATE:                   4.973% per annum

AMORTIZATION TERM:                        360 months

HYPERAMORTIZATION:                        N/A

ARD DATE:                                 N/A

MATURITY DATE:                            March 5, 2010

MATURITY/ARD BALANCE:                     $106,940,346

BORROWER:                                 Southland Center, LLC

INTEREST CALCULATION:                     Actual/360

CALL PROTECTION:                          Lockout/Defeasance: 53
                                          Open: 7

LOAN PER SQUARE FOOT(1):                  $181

UP-FRONT RESERVES:                        None

ONGOING RESERVES:                         Tax and Insurance Reserve(2): Yes

                                          Replacement Reserve(3):       Yes

                                          TI/LC Reserve(4):             Yes

LOCKBOX:                                  Springing

MEZZANINE:                                Permitted(5)

                    PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                   Single Asset

PROPERTY TYPE:                            Retail

PROPERTY SUB-TYPE:                        Anchored

LOCATION:                                 Taylor, Michigan

YEAR BUILT/RENOVATED:                     1970/2000

SQUARE FEET:                              639,575

OCCUPANCY AT U/W(6):                      93%

OWNERSHIP INTEREST:                       Fee

MAJOR TENANT(S)       NRSF    % OF TOTAL NRSF   LEASE EXPIRATION
---------------       ----    ---------------   ----------------
Marshall Field's(7)  292,377       N/A               N/A
JC Penney(8)         215,787      33.7%           10/31/2016
Mervyn's(8)           74,873      11.7%            1/31/2019
Borders Books &
Music                 22,500       3.5%            1/31/2021

PROPERTY MANAGEMENT:                      Owner Managed

U/W NCF:                                  $9,114,848

U/W DSCR:                                 1.22x

APPRAISED VALUE:                          $150,000,000

APPRAISAL DATE:                           February 8, 2005

CUT-OFF DATE LTV RATIO(1):                77.1%

MATURITY/ARD LTV RATIO:                   71.3%

(1)  Based on the cut-off date principal balance.
(2) Upon the occurrence of a Trigger Event (as defined below under "--Cash Management/Lockbox"), the borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(3) Upon the occurrence of a Trigger Event, the borrower is required to deposit $12,398 per month into a replacement reserve to fund ongoing repairs and replacements. The borrower may cease making payments into the replacement reserve when amounts on deposit therein equal or exceed $148,779; provided that the borrower shall be required to make monthly payments into such reserve if the balance of such reserve falls below $148,779.
(4) Upon the occurrence of a Trigger Event, the borrower is required to deposit $25,928 per month into a TI/LC reserve to fund tenant improvements and leasing commissions. The borrower may cease making payments into the rollover reserve when amounts therein equal or exceed $311,132; provided that the borrower shall be required to make monthly payments into such reserve if the balance of such reserve falls below $311,132.
(5)  See "--Other Financing" below.
(6)  Occupancy at U/W is based on the November 30, 2004.
(7)  Anchor-owned tenant.
(8)  Tenant occupies space pursuant to a ground lease.

     THE LOAN. The second largest loan was originated on March 4, 2005. The Southland Center Mall Loan is secured by a first priority mortgage encumbering a retail shopping center in Taylor, Michigan.

     THE BORROWER. The borrower under the Southland Center Mall Loan is Southland Center, LLC. The borrower is a limited liability company organized under the laws of the State of Delaware. The sponsor, General Growth Properties, Inc., is a Delaware corporation and owns or manages 209 regional malls in 44 states throughout the United States.

     THE SOUTHLAND CENTER MALL PROPERTY. The Southland Center Mall Property consists of the Southland Center Mall Shopping Center located in Taylor, Michigan. The Southland Center Mall Property was originally built in 1970 and was renovated in 2000. The Southland Center Mall Property contains approximately 639,575 rentable square feet. The anchor tenants are Marshall Field's, JC Penney and Mervyn's.

     PROPERTY MANAGEMENT. The Southland Center Mall Property is managed by the borrower. Following an event of default for which the Southland Center Mall Loan is accelerated or if the property manager becomes insolvent or defaults beyond the grace and cure period of the management agreement, the lender has the right to require the borrower to engage a new manager who is obligated to enter into a management agreement approved by the lender. The new manager must be either (i) an affiliate of General Growth Properties, Inc., GGP Limited Partnership, GGPLP L.L.C., GGP/Homart, Inc., GGP/Homart II L.L.C., GGP-TRS L.L.C., GGP Holding, Inc., GGP Holding II, Inc., Price Development Company, Limited Partnership, The Rouse Company, LP or The Rouse Company Operating Partnership, LP, or (ii) a reputable and experienced management organization possessing experience in managing properties similar in size, scope and value to the Southland Center Mall Property, provided that with respect to a manager described in this clause (ii), (a) the borrower has obtained the prior written consent of the lender and (b) has obtained a prior written confirmation from the applicable rating agencies that such event does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates.

     GUARANTY. The sole member of the borrower (the "Guarantor") has executed a limited guarantee of the Southland Center Mall Loan in an initial (and maximum) amount of $14,000,000. The Guarantor's liability under the guarantee will be reduced by (i) scheduled amortization applied to the Southland Center Mall Loan and (ii) any gross income from operations adjustment calculated in accordance with the loan documents (the "Maximum Liability"). The guarantee will terminate upon the satisfaction of the following conditions: (i) the Maximum Liability is maintained at zero ($0) for two (2) consecutive quarters or (ii) the Guarantor or borrower has delivered to the lender an estoppel certificate from Best Buy confirming the execution of a lease at the Southland Center Mall Property and also stating that Best Buy is open for business, it has commenced paying rent and the lease is in full force and effect and that no defaults of borrower exist thereunder.

     CASH MANAGEMENT/LOCKBOX. The borrower or property manager is required to cause the tenants of the Southland Center Mall Property to deposit all rents directly into a lockbox account under the control of the lender, and the borrower and the property manager are required to deposit all rents received into such lockbox account within two business days of receipt. The lender or its servicer is required to cause all funds in the lockbox account to be deposited into a separate account maintained by the lender from which all required payments and deposits to reserves under the Southland Center Mall Property will be made. Unless and until a "trigger event" occurs under the Southland Center Mall Loan, the borrower is entitled to disbursement of the remaining amounts after all such required payments and deposits are made under the Southland Center Mall Property. "Trigger Event" means (i) the occurrence of an event of default under the Southland Center Mall Loan or (ii) if at any time during the term of the Southland Center Mall Loan, the debt service coverage ratio with respect to such fiscal year is less than 1.20x.

     OTHER FINANCING. The borrower under the Southland Center Mall Loan is permitted to incur future mezzanine debt that is secured solely by a pledge of the membership interests in the borrower, provided that (a) the combined loan-to-value ratio of the mezzanine loan and the Southland Center Mall Loan does not exceed 70%, (b) the combined debt service coverage ratio of the mezzanine loan and the Southland Center Mall Loan is not less than 1.30x and (c) pursuant to an intercreditor or similar agreement, the holder of the mezzanine loan must agree that the mezzanine loan will only be payable out of excess cash flow.

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:      $93,000,000

CUT-OFF DATE PRINCIPAL BALANCE:  $93,000,000

FIRST PAYMENT DATE:              May 11, 2005

MORTGAGE INTEREST RATE:          5.450% per annum

AMORTIZATION TERM:               360 months(1)

HYPERAMORTIZATION:               N/A

ARD DATE:                        N/A

MATURITY DATE:                   April 11, 2015

MATURITY/ARD BALANCE:            $81,376,818

BORROWER:                        80-90 Maiden Lane Del LLC

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Lockout/Defeasance: 116
                                 Open: 4

LOAN PER SQUARE FOOT(2):         $171

UP-FRONT RESERVES:               Environmental Reserve(3)           $6,250

                                 Special TI/LC Reserve(4)       $3,268,236

                                 Boundless Equities Holdback

                                 Reserve(5)                     $1,613,250

                                 Tenant Occupancy Holdback

                                 Reserve(6)                     $1,241,917

ONGOING RESERVES:                Tax and Insurance Reserve(7)          Yes

                                 Replacement Reserve(8)                Yes

                                 TI/LC Reserve(9)                      Yes

LOCKBOX:                         Springing

MEZZANINE:                       None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:          Single Asset

PROPERTY TYPE:                   Office

PROPERTY SUB-TYPE:               CBD

LOCATION:                        New York, New York

YEAR BUILT/RENOVATED:            1810/1921/2004

SQUARE FEET:                     544,654

OCCUPANCY AT U/W(10):            86%

OWNERSHIP INTEREST:              Fee

                                   % OF TOTAL    LEASE
MAJOR TENANT(S)              NRSF     NRSF     EXPIRATION
---------------              ----     ----     ----------
NYC Departments of

Investigation               94,913    17.4%    1/31/2011

Metropolitan Council
of Jewish Poverty           47,300     8.7%    3/31/2013

Child & Family
Services                    45,924     8.4%    3/31/2015

PROPERTY MANAGEMENT:               A.M. Property Holding Corp.

U/W NCF:                           $7,628,316

U/W DSCR:                          1.21x

APPRAISED VALUE:                   $118,000,000

APPRAISAL DATE:                    March 1, 2005

CUT-OFF DATE LTV RATIO(2):         78.8%

MATURITY/ARD LTV RATIO:            69.0%

(1)  The 80-90 Maiden Lane Loan has an interest-only period of 24 months.
(2)  Based on the cut-off date principal balance.
(3) At closing, the borrower was required to deposit $6,250 into an environmental reserve.
(4) At closing, a series of special leasing reserves were established for tenant improvements and leasing commissions in an amount totaling $3,268,236 in connection with each of the following leases: NYS Department of Health ("NYS DOH") Lease in the amount of $347,578; the NYS Department of Children & Family Services ("NYS DCFS") Lease in the amount of $941,442, the Boundless Equities Lease in the amount of $734,925, the Delma Lease in the amount of $200,821, the Suite 1203 Lease in the amount of $211,397 and the Learning Leaders Lease in the amount of $832,073.
(5) At closing, a holdback reserve was established in connection with the Boundless Equities lease in the amount of $1,613,250. The funds will be released upon lender's receipt of evidence satisfactory to lender that not less than 93% of the rentable square feet of the space previously occupied by the tenant Boundless Equities is occupied by sub-tenants pursuant to bona fide, arms-length sub-leases with unaffiliated third parties at then market terms or as portions of the space previously occupied by the tenant Boundless Equities is recaptured by the borrower upon a re-letting of such space pursuant to bona fide arms-length lessees.
(6) At closing, a series of tenancy occupancy holdback reserves were established in an amount totaling $1,241,917 in connection with the following leases: NYS DOH Lease in the amount of $237,370, the NYS DCFS Lease in the amount of $321,468, the Delma Lease in the amount of $42,758, the Suite 1203 Lease in the amount of $98,224, the Learning Leaders Lease in the amount of $502,469, and the Kelley and Christianson Lease in the amount of $39,628. Funds will be released as each tenant takes occupancy of its respective space.
(7) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(8) The borrower is required to deposit $5,447 per month into a replacement reserve to fund ongoing repairs and replacements.
(9) The borrower is required to deposit $34,041 per month into the TI/LC reserve for tenant improvement and leasing commission obligations for all space other than space demised to the NYS DOH Lease, the NYS DCFS Lease, the Boundless Equities Lease, the Suite 1203 Lease, the Delma Lease and the Learning Leaders Lease. The borrower may cease making payments into the TI/LC reserve when amounts on deposit therein equal or exceed $1,633,971; provided that the borrower will be required to make monthly payments into such reserve if the balance of such reserve falls below $1,633,971.
(10) Occupancy at U/W is based on the February 1, 2005 rent roll.

     THE LOAN. The third largest loan was originated on March 18, 2005. The 80-90 Maiden Lane Loan is secured by a first priority mortgage encumbering an office building in New York, New York.

     THE BORROWER. The borrower under the 80-90 Maiden Lane Loan is 80-90 Maiden Lane Del LLC. The borrower is a limited liability company organized under the laws of the State of Delaware. The sponsors, Jeffrey Wasserman and Meyer Chetrit are repeat borrowers and currently own and manage six office buildings in Manhattan and Long Island.

     THE PROPERTY. The 80-90 Maiden Lane Property consists of two buildings. 80 Maiden Lane is a multi-tenanted, 25-story office building located in the downtown financial district of Manhattan in New York, New York. 80 Maiden Lane was originally built in 1921 and contains 515,596 net rentable square feet. 90 Maiden Lane is a multi-tenanted, 4-story office building located in the downtown financial district of Manhattan in New York, New York. 90 Maiden Lane was originally built in 1810 and contains 29,058 net rentable square feet.

     PROPERTY MANAGEMENT. The 80-90 Maiden Lane Property is managed by A.M. Property Holdings Corp., an affiliate of borrower. The management agreement generally provides for a management fee of 4% of revenues per annum which is subordinated to the 80-90 Maiden Lane Loan. The lender under the 80-90 Maiden Lane Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the 80-90 Maiden Lane Loan.

     CASH MANAGEMENT/LOCKBOX. Upon the occurrence of a "trigger event", the borrower under the 80-90 Maiden Lane Loan is required to cause the tenants of the 80-90 Maiden Lane Property to pay all rents directly into a lockbox account under the control of the lender. "Trigger Event" means (a) any period commencing on the date when lender notifies borrower that lender has determined that, on a trailing twelve month basis, the debt service coverage ratio (determined as of the last day of each calendar quarter during such period) was less than 1.08x, and ending at such time as the debt service coverage ratio has, for two consecutive quarters (determined as of the last day of each calendar quarter during such period), been equal to or greater than 1.25x, or (b) any period commencing on the occurrence of an event of default under the 80-90 Maiden Lane Loan and ending on the earlier to occur of (i) a cure of such event of default (as determined by lender it its sole discretion) and (ii) the occurrence of a payment or defeasance of the 80-90 Maiden Lane Loan in full, or (c) any period of time commencing on the occurrence of a default beyond any applicable grace or cure period under the property management agreement and ending on the earlier to occur of (i) a cure and (ii) the occurrence of a payment or defeasance of the loan in full.

                              EVEREST MBC PORTFOLIO

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:      $54,740,000

CUT-OFF DATE PRINCIPAL BALANCE:  $54,740,000

FIRST PAYMENT DATE:              July 1, 2005

MORTGAGE INTEREST RATE:          5.310% per annum

AMORTIZATION TERM:               360 months(1)

HYPERAMORTIZATION:               N/A

ARD DATE:                        N/A

MATURITY DATE:                   June 1, 2010

MATURITY/ARD BALANCE:            $51,612,076

BORROWER:                        Milk1 Equity Partners, LLC,
                                 Milk2 Equity Partners, LLC,
                                 BBC2 Equity Partners, LLC,
                                 BBC Equity Partners, LLC,
                                 BBC7 Equity Partners, LLC,
                                 and CBY Equity Partners, LLC

INTEREST CALCULATION:            Actual/360

CALL PROTECTION:                 Lockout/Defeasance: 56
                                 Open: 4

LOAN PER SQUARE FOOT (2):        $72

UP-FRONT RESERVES:               TI/LC Reserve(3):                 $1,000,000

ONGOING RESERVES:                Tax and Insurance Reserve(4):            Yes

                                 Replacement Reserve(5):                  Yes

                                 TI/LC Reserve(6):                        Yes

LOCKBOX:                         Springing

MEZZANINE:                       Yes(7)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:     Portfolio

PROPERTY TYPE:              Various(8)

PROPERTY SUB-TYPE:          Various(8)l

LOCATION:                   Various(8)

YEAR BUILT/RENOVATED:       Various(8)

SQUARE FEET:                765,423

OCCUPANCY AT U/W(9):        87%

OWNERSHIP INTEREST:         Fee

                                   % OF         LEASE
MAJOR TENANT(S)          NRSF    TOTAL NRSF   EXPIRATION
---------------          ----    ----------   ----------
Big Y                  217,000     28.4%      12/31/2008
Avici Systems           81,086     10.6%       8/31/2007
Kaye Instruments        57,990      7.6%       3/31/2011

PROPERTY MANAGEMENT:        Everest Partners, LLC

U/W NCF:                    $4,876,858

U/W DSCR:                   1.34x

APPRAISED VALUE:            $69,700,000

APPRAISAL DATE:             February 11, 2005

CUT-OFF DATE LTV RATIO(2):  78.5%

MATURITY/ARD LTV RATIO:     74.0%

(1)  The Everest MBC Portfolio Loan has an interest-only period of 12 months.
(2)  Based on the cut-off date principal balance.
(3) At closing, the TI/LC reserve was established in the amount of $1,000,000 for tenant improvements and leasing commissions at the following properties included in the Everest MBC Portfolio: 31 Milk Street (Floors 2 - 11) ($340,460), Chicopee Big Y ($138,318), Billerica Bldg #2 ($134,944), and
     Billerica Bldg #3-6 ($386,278).
(4) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(5) The borrower is required to deposit $5,246 per month into a replacement reserve to fund ongoing repairs and replacements until the amount on deposit therein is equal to $188,861. If the amount in the replacement reserve falls below $188,861, the borrower is obligated to make monthly payments into such reserve.
(6) The borrower is required to deposit $16,667 per month into a TI/LC reserve to fund future tenant improvements and leasing commissions; provided that the borrower will not be required to make any payments into the TI/LC reserve if the balance of the reserve equals or exceeds $1,000,000. The TI/LC reserve applies to the properties included in the Everest MBC
     Portfolio: 31 Milk Street (Floors 2 - 11) ($5,725 per month), Chicopee Big Y ($2,296 per month), Billerica Bldg #2 ($2,238 per month) and Billerica Bldg # 3-6 ($6,408 per month).
(7)  See "--Other Financing" below.
(8)  See "--The Everest MBC Portfolio Property" below.
(9)  Occupancy at U/W is based on the April 15, 2005 rent roll for 31 Milk St.
     (USPS) and 31 Milk Street (Floors 2-11), February 15, 2005 rent roll for Billerica Bldg #2, Billerica Bldg #3-6 and Billerica Bldg #7, and the May 11, 2005 rent roll for Chicopee Big Y.

     THE LOAN. The fourth largest loan was originated on May 25, 2005. The Everest MBC Portfolio Loan is secured by a first priority mortgage encumbering office, industrial, and retail properties in Boston, Billerica and Chicopee, MA. The Everest MBC Portfolio consists of six separate cross-collateralized and cross-defaulted loans secured by nine office, industrial and retail properties located in Boston (2 properties), Billerica (6 properties) and Chicopee (1 property), Massachusetts.

     THE BORROWER. The borrowers are Milk1 Equity Partners, LLC, Milk2 Equity Partners, LLC, BBC2 Equity Partners, LLC, BBC Equity Partners, LLC, BBC7 Equity Partners, LLC, and CBY Equity Partners, LLC. Each borrower is a limited liability company organized under the laws of the State of Delaware. The sponsors, Kambiz Shahbazi and Constantine

Alexakos began investing in real estate together in 1985. Upon the completion of the subject acquisitions, Shahbazi and Alexakos will own and control approximately 38 commercial buildings.

     THE EVEREST MBC PORTFOLIO PROPERTY. The Everest MBC Portfolio consists of eight buildings in three different locations which correlate to three different submarkets, all located in Massachusetts.

                                               PROPERTY                     YEAR BUILT/
      PROPERTY NAME         PROPERTY TYPE      SUB-TYPE         LOCATION     RENOVATED   SQUARE FEET     MAJOR TENANT
-------------------------- --------------- ----------------  -------------  -----------  -----------  -------------------
Billerica Bldg #2.........     Office      Suburban          Billerica, MA   1985/2000      81,086    Avici Systems, Inc.
Billerica Bldg #3-6.......     Office      Suburban          Billerica, MA   1986/2000     307,218    Various
Billerica Bldg #7.........     Office      Suburban          Billerica, MA    2001/N/A      57,990    Kaye Instruments
Chicopee Big Y............   Industrial    N/A               Chicopee, MA    1984/1989     217,000    Big Y Foods
                                                                                                      United States
31 Milk St. (USPS)........     Retail      Unanchored        Boston, MA      1923/1993      12,264    Postal Service
31 Milk Street (Floors                     Central Business                                           Technical
   2-11)..................     Office      District          Boston, MA      1923/1993      89,865    Development Corp.

BILLERICA BLDG # 2

     Billerica Bldg # 2 is an 81,086 square foot, 2-story office building located in Billerica, MA. Avici Systems Inc. (NASDAQ: AVCI, KMV 1.87) occupies 100% of the Billerica Bldg # 2. The company provides high-speed core Internet infrastructure equipment that enables telecommunications companies and Internet service providers, referred to as carriers, to transmit large volumes of data across their networks.

BILLERICA BLDG #3-6

     Billerica Bldg #3-6 consists of one 2-story and three 1-story office/flex buildings with 307,218 square feet located in Billerica, MA. Overall for the four buildings, there are 12 tenants ranging in size from 2,000 square feet to 57,580 square feet with no single tenant occupying more than 18.7%.

BILLERICA BLDG # 7

     The Billerica Bldg #7 is a 1-story 57,990 square foot office/flex building located in Billerica, MA. A single tenant, Kaye Instruments, has occupied the building since its construction in 2001. Kaye Instruments was recently acquired by General Electric.

CHICOPEE BIG Y

     Chicopee Big Y is a 217,000 square foot warehouse/distribution building located in Chicopee, MA. Big Y occupies 100% of Chicopee Big Y under a 5-year lease, which expires on December 31, 2008.

31 MILK ST. - USPS

     31 Milk St. consists of lower level and 1st floor retail space of an 11-story office building located in the Boston, MA, which is leased to the United States Postal Service through 2013.

31 MILK STREET - FLOORS 2-11

     31 Milk Street is an 11-story, office building located in the Boston, MA. The building is occupied by various tenants, none of which occupies more than 7% of the property.

     PROPERTY MANAGEMENT. The Everest MBC Portfolio is managed by Everest Partners, LLC, an affiliate of the borrower. The management agreement generally provides for a management fee of 4.0% of revenues per annum which is subordinated to the Everest MBC Portfolio Loan. The lender under the Everest MBC Portfolio Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Everest MBC Portfolio Loan. Everest Partners is headquartered in New York City, with a regional property management and leasing office located in the North Boston area of Danvers.

     CASH MANAGEMENT/LOCKBOX. Upon the occurrence of a Everest MBC Portfolio trigger event (which shall be deemed to occur when the debt service coverage ratio for the Everest MBC Portfolio Properties on a collective basis shall be 1.05x or below) or during any extended maturity period, the borrower is required to direct all tenants to send rents directly to a lockbox under the control of the lender.

     OTHER FINANCING. MBC MEZZ, LLC, the sole owner of MBC Equity Partners, LLC, which is the sole owner of each of the borrowers, was allowed to incur mezzanine financing in the aggregate amount of $4,500,000. This mezzanine financing is comprised of six separate cross-collateralized and cross-defaulted loans, each of which is subject to an inter-creditor agreement with the mezzanine lender.

                               OCH ZIFF PORTFOLIO

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:       $52,925,875

CUT-OFF DATE PRINCIPAL BALANCE:   $52,925,875

FIRST PAYMENT DATE:               June 11, 2005

MORTGAGE INTEREST RATE:           5.785% per annum

AMORTIZATION TERM:                300 months(1)

HYPERAMORTIZATION:                N/A

ARD DATE:                         N/A

MATURITY DATE:                    May 11, 2012

MATURITY/ARD BALANCE:             $51,020,582

BORROWER:                         OZRE Lodging I LLC

INTEREST CALCULATION:             Actual/360

CALL PROTECTION:                  Lockout/Defeasance: 77
                                  Open: 7

LOAN PER ROOM(2):                 $55,189

UP-FRONT RESERVES:                Engineering Reserve(3)                 $30,125

                                  PIP Reserve(4)                      $4,314,636

ONGOING RESERVES:                 Tax and Insurance Reserve(5)               Yes

                                  FF&E Reserve(6)                            Yes

LOCKBOX:                          Hard

MEZZANINE:                        None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:           Portfolio

PROPERTY TYPE:                    Hotel

PROPERTY SUB-TYPE:                Limited Service

LOCATION:                         Various(7)

YEAR BUILT/RENOVATED:             Various(7)

UNITS:                            Various(7)

OCCUPANCY AT U/W:                 N/A

OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              Courtyard Management
                                  Corporation, Residence Inn
                                  by Marriott, Inc.,
                                  SpringHill SMC Corporation
                                  and TownePlace Management
                                  Corporation

U/W NCF:                          $5,904,032

U/W DSCR:                         1.47x

APPRAISED VALUE:                  $71,400,000

APPRAISAL DATE:                   March 1, 2005

CUT-OFF DATE LTV RATIO(3):        74.1%

MATURITY/ARD LTV RATIO:           71.5%

(1)  The Och Ziff Portfolio Loan has an interest-only period of 60 months.
(2)  Based on the cut-off date principal balance.
(3) At closing, the engineering reserve was established in the amount of $30,125 for immediate repairs.
(4) At closing, the property improvement plan reserve was established in the amount of $4,314,636 for the property improvement plan, which is held by the property manager. On or before the amount of the initial property improvement plan reserve has been reduced to $500,000, the borrower is required to make additional deposits in accordance with a payment schedule for additional property improvement plan work to be agreed upon in accordance with the management agreement. The borrower is required to make such additional payments into the property improvement plan reserve until the reserve is equal to or greater than $3,000,000.
(5) The borrower is required to make monthly payments into a tax and insurance reserve only to the extent such amounts are not reserved for by the manager under the management agreement.
(6) The borrower is required to make monthly payments into an FF&E reserve of 4% of the gross income from operations. However, for so long as the manager is required to maintain monthly reserves for FF&E equal to or greater than 4% of the gross income from operations and the Och Ziff Portfolio Properties pursuant to the management agreement, the borrower is not required to deposit any FF&E reserve pursuant to the loan documents.
(7)  See "--The Och Ziff Portfolio Property" below.

     THE LOAN. The fifth largest loan was originated on April 15, 2005. The Och Ziff Portfolio Loan is secured by a first priority mortgage encumbering various hotel properties in North Olmstead, Ohio, Middleburg Heights, Ohio, Columbus, Ohio, Cincinnati, Ohio and Covington, Kentucky.

     THE BORROWER. The borrower under the Och Ziff Portfolio Loan is OZRE Lodging I LLC. The borrower is a special-purpose, bankruptcy remote limited liability company organized under the laws of Delaware. The sponsor, Och Ziff Real Estate, has raised approximately $400 million to invest in a variety of real estate and securities.

     THE OCH ZIFF PORTFOLIO PROPERTY. The Och Ziff Portfolio Property is a portfolio of eight hotel properties, seven of which are located throughout Ohio and one of which is located in Kentucky.

             PROPERTY NAME                             LOCATION              YEAR BUILT/RENOVATED             ROOMS
------------------------------------------      -----------------------    ------------------------   ----------------------
Courtyard Marriott Cincinnati Covington         Covington, KY                       1999/NA                    194
SpringHill Suites Cincinnati Northeast          Cincinnati, OH                      1999/NA                    102
TownePlace Suites Cincinnati Northeast          Cincinnati, OH                      1999/NA                     94
Courtyard Cleveland Airport South               Middleburg Heights, OH              1999/NA                    154
Courtyard Cleveland Airport North               North Olmstead, OH                  1997/NA                    121
TownePlace Cleveland Airport                    Middleburg Heights, OH              1999/NA                     95
Residence Inn Columbus Worthington              Columbus, OH                        2000/NA                    104
TownePlace Suites Columbus Worthington          Columbus, OH                        2000/NA                     95

     PROPERTY MANAGEMENT. The Och Ziff Portfolio Property is managed by one of the following affiliates of Marriott International: Courtyard Management Corporation, SpringHill SMC Corporation, Residence Inn by Marriott, Inc. and TownePlace Management Corporation. The management agreement provides for a management fee of 5% of project income, which is subordinated to the Och Ziff Portfolio Loan. The management of the Och Ziff Portfolio will be either performed by Courtyard Management Corporation, SpringHill SMC Corporation, Residence Inn by Marriott, Inc. and TownePlace Management Corporation, or a substitute manager that is a reputable management organization possessing at least five years experience in management of hotels with similar uses as the Och Ziff Portfolio Property, has managed at least five properties of the same type within the last five years, is not part of a bankruptcy proceeding and with respect to which the borrower has obtained a rating agency confirmation. All eight hotels are managed by an affiliate of Marriott International, which is the largest lodging company in the world with approximately 2,600 owned or transitioned properties.

     CASH MANAGEMENT/LOCKBOX. The borrower is required to cause all income from the Och Ziff Portfolio Property to be deposited directly into a cash management account under the control of the lender. Unless and until a cash sweep period occurs under the Och Ziff Portfolio Loan, the operating tenant is entitled to excess amounts in the cash management account Upon the occurrence of a cash sweep period, all amounts in the cash management account will remain in the cash management account. A "Cash Sweep Period" means (i) a default under the Och Ziff Portfolio Loan or default by the borrower or operating tenant under the management agreement or (ii) a DSCR equal to or less than 1.05x.

                             VILLAGES AT MONTPELIER

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:       $44,000,000

CUT-OFF DATE PRINCIPAL BALANCE:   $44,000,000

FIRST PAYMENT DATE:               April 11, 2005

MORTGAGE INTEREST RATE:           5.285% per annum

AMORTIZATION TERM:                360 months(1)

HYPERAMORTIZATION:                N/A

ARD DATE:                         N/A

MATURITY DATE:                    March 11, 2015

MATURITY/ARD BALANCE:             $38,687,624

BORROWER:                         Villages at Montpelier Limited
                                  Partnership

INTEREST CALCULATION:             Actual/360

CALL PROTECTION:                  Lockout/Defeasance: 116
                                  Open: 4

LOAN PER UNIT(2):                 $84,615

UP-FRONT RESERVES:                Engineering Reserve(3):                 $9,200

ONGOING RESERVES:                 Tax and Insurance Reserve(4):              Yes

                                  Replacement Reserve(5):                    Yes

LOCKBOX:                          Hard

MEZZANINE:                        Yes(6)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:           Single Asset

PROPERTY TYPE:                    Multifamily

PROPERTY SUB-TYPE:                Conventional

LOCATION:                         Laurel, Maryland

YEAR BUILT/RENOVATED:             1969/2003

UNITS:                            520

OCCUPANCY AT U/W(7):              93%

OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              Mitchell L. Morgan Management, Inc.

U/W NCF:                          $3,451,010

U/W DSCR:                         1.20x

APPRAISED VALUE:                  $55,600,000

APPRAISAL DATE:                   February 8, 2005

CUT-OFF DATE LTV RATIO(2):        79.1%

MATURITY/ARD LTV RATIO:           69.6%

(1)  The Villages at Montpelier Loan has an interest-only period of 24 months.
(2)  Based on the cut-off date principal balance.
(3) At closing, the engineering reserve was established in the amount of $9,200 for immediate repairs.
(4) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(5) The borrower is required to deposit $9,013 per month into a replacement reserve to fund ongoing repairs and replacements.
(6)  See "--Other Financing" below.
(7)  Occupancy at U/W is based on the April 8, 2005 rent roll.

     THE LOAN. The sixth largest loan was originated on February 28, 2005. The Villages at Montpelier Loan is secured by a first priority mortgage encumbering a multifamily property in Laurel, Maryland.

     THE BORROWER. The borrower under the Villages at Montpelier Loan is Villages at Montpelier Limited Partnership. The borrower is a limited partnership organized under the laws of the State of Maryland. The sponsor, Mitchell Morgan founded Morgan Properties, which has a gross portfolio value in excess of $1 billion.

     THE VILLAGES AT MONTPELIER PROPERTY. The Villages at Montpelier Property is a 520-unit, Class B apartment complex located in Laurel, Maryland. Amenities include two pools, a recreation center, tennis courts and a clubhouse.

     PROPERTY MANAGEMENT. The Villages at Montpelier Property is managed by Mitchell L. Morgan Management, Inc., an affiliate of the borrower. The management agreement generally provides for a management fee of 3.3% of revenues per annum which is subordinated to the Villages at Montpelier Loan. The management of the Villages at Montpelier Property will be performed by either Mitchell L. Morgan Management, Inc., or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Villages at Montpelier Property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Villages at Montpelier Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Villages at Montpelier Loan. Mitchell L. Morgan Management, Inc. manages multifamily units in 11 states and is headquartered in Pennsylvania.

     CASH MANAGEMENT/LOCKBOX. The borrower and property manager are required to deposit all rents received into a lockbox account under the control of the lender within one business day of receipt. The lender or its servicer is required to cause all funds in the lockbox account to be deposited into a separate account maintained by the lender from which all required payments and deposits to reserves under the Villages at Montpelier Loan will be made. Unless and until an event of default occurs under the Villages at Montpelier Loan, the borrower is entitled to disbursement of the remaining amounts after all such required payments and deposits are made under the Villages at Montpelier Loan.

     OTHER FINANCING. There is a $3 million mezzanine loan made by Column Financial, Inc. to MLM-Montpelier Holdings, LP, which is the 99% limited partner of borrower and the 100% shareowner of the 1% general partner of borrower, secured by a pledge of all of the limited partnership interests in borrower and all of the stock in the general partner of borrower.

                          REYES COLD STORAGE PORTFOLIO

                                LOAN INFORMATION

                               ORIGINAL       CUT-OFF DATE
                               --------       ------------
PRINCIPAL BALANCE:
  Reyes Cold Storage
  Portfolio Mortgage Loan:   $41,260,000       $41,032,293
  Reyes Cold Storage
  Portfolio B Loan:          $12,740,000       $12,669,690
                           ---------------   ---------------
  Reyes Cold Storage
  Portfolio Whole Loan:      $54,000,000       $53,701,983

FIRST PAYMENT DATE:               March 11, 2005

MORTGAGE INTEREST RATE:           5.147% per annum(1)

AMORTIZATION TERM:                300 months

HYPERAMORTIZATION:                N/A

ARD DATE:                         N/A

MATURITY DATE:                    February 11, 2015

MATURITY/ARD BALANCE:             $32,306,666(2)

BORROWER:                         Lone Oak - Gardena, L.L.C.,
                                  Lone Oak - Oak Creek, L.L.C.,
                                  Lone Oak - Rogers, L.L.C. and
                                  Lone Oak - Mt. Pleasant, L.L.C.

INTEREST CALCULATION:             Actual/360

CALL PROTECTION:                  Lockout/Defeasance: 116
                                  Open: 4

LOAN PER SQUARE FOOT(2):          $53

UP-FRONT RESERVES:                Environmental Reserve:(3)              $81,250

ONGOING RESERVES:                 Tax and Insurance Reserve:(4)              Yes

                                  Replacement Reserve:(5)                    Yes

LOCKBOX:                          Hard

MEZZANINE:                        None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:           Portfolio

PROPERTY TYPE:                    Industrial

PROPERTY SUB-TYPE:                N/A

LOCATION:                         Various(6)

YEAR BUILT/RENOVATED:             Various(6)

SQUARE FEET:                      775,704

OCCUPANCY AT U/W(7):              100%

OWNERSHIP INTEREST:               Fee

MAJOR TENANT(S)(7)        NRSF      % OF TOTAL NRSF       LEASE EXPIRATION
------------------        ----      ---------------       ----------------
Reyes Holdings, L.L.C.  775,704           100%                1/30/2025

PROPERTY MANAGEMENT:              Owner Managed

U/W NCF:                          $4,828,338

APPRAISED VALUE:                  $63,500,000

APPRAISAL DATE:

                               CUT-OFF DATE         CUT-OFF DATE
                               SECURITIZED           WHOLE LOAN
                            PRINCIPAL BALANCE         BALANCE
                            -----------------         -------
CUT-OFF DATE LTV RATIO:            64.6%                84.6%
MATURITY/ARD LTV RATIO:            50.9%                66.6%
U/W DSCR(8):                       1.73x                1.12x

(1) Mortgage interest rate as specified in the Reyes Cold Storage Portfolio Mortgage Loan, exclusive of the RCS-IO Interest Rate. The mortgage interest rate specified in the note on the Reyes Cold Storage Portfolio Mortgage Loan is 6.347%. See "--Certain Matters Regarding the Reyes Portfolio Mortgage Loan" in this prospectus supplement.
(2) Based on the cut-off date principal balance of the Reyes Cold Storage Portfolio Mortgage Loan.
(3) At closing, the environmental reserve was established to address the potential contamination arising from or relating to the 300 gallon diesel AST located on the Gardena Property, the 5,000 gallon UST removed from the Gardena Property and other matters relating to the Gardena Property as the Los Angeles County Department of Public Works and any other governmental authority may require under applicable environmental laws.
(4) Upon the occurrence of a "reserve event" (defined below), the borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes ten business days prior to their respective due dates and (b) pay insurance premiums ten business days prior to the expiration of the related policies.
(5) Upon the occurrence of a "reserve event" (defined below), the borrower is required to deposit monthly payments into a replacement reserve to fund ongoing repairs and replacements. "Reserve Event" means any time period during which (a) the long term unsecured indebtedness rating of Master Lessee (defined below) is below a NAIC-2 rating, (b) such indebtedness is rated by one or more rating agencies and the rating of such indebtedness is below "investment grade" as determined by such rating agencies or (c) such indebtedness fails to be subject to such NAIC rating, which rating is renewed at least once annually and fails to be subject to the rating by one or more rating agencies.
(6)  See "--The Reyes Cold Storage Portfolio Properties."
(7) The Reyes Cold Storage Property is 100% occupied by the master tenant. See "--Master Lease" below.
(8) Cut-off Securitized Principal Balance U/W DSCR based on the mortgage interest rate specified in the note on the Reyes Cold Storage Portfolio Mortgage Loan, exclusive of the RCS-IO Interest Rate.

     THE LOAN. The seventh largest loan was originated on January 31, 2005. The Reyes Cold Storage Portfolio Mortgage Loan is secured by a first priority mortgage encumbering four industrial properties or beverage distribution facilities located in Rogers, Minnesota; Gardena, California; Mt. Pleasant, Pennsylvania; and Oak Creek, Wisconsin.

     THE BORROWER. There are four borrowers, each of which is a single purpose entity and a limited liability company organized under the laws of the State of Delaware. The sponsor, Harbor Distributing Co., has approximately 100 years of experience in the distribution business.

     THE REYES COLD STORAGE PORTFOLIO PROPERTIES. The following Reyes Cold Storage Portfolio consists of four industrial properties set forth in the following table:

                                                 PROPERTY
                                   PROPERTY        SUB-                         YEAR BUILT/  SQUARE
          PROPERTY NAME              TYPE          TYPE         LOCATION         RENOVATED    FEET           MAJOR TENANT
--------------------------------  -----------    --------    --------------     -----------  -------   ------------------------
Reyes Portfolio - Minneapolis...   Industrial      N/A       Rogers, MN          2000/2003   219,865   Reyes Holdings, L.L.C.
Reyes Portfolio - Milwaukee.....   Industrial      N/A       Oak Creek, WI       1992/2000   235,717   Reyes Holdings, L.L.C.
Reyes Portfolio - Los Angeles...   Industrial      N/A       Gardena, CA         1973/1993   155,122   Reyes Holdings, L.L.C.
Reyes Portfolio - Pittsburgh....   Industrial      N/A       Mount Pleasant, PA  2002/N/A    165,000   Reyes Holdings, L.L.C.

     CASH MANAGEMENT/LOCKBOX. The borrower or property manager is required to cause the tenants of the Reyes Cold Storage Portfolio Property to deposit all rents directly into a lockbox account under the control of the lender, and the borrower and the property manager are required to deposit all rents received into such lockbox account within one business day of receipt. The lender or its servicer is required to cause all funds in the lockbox account to be deposited into a separate account maintained by the lender from which all required payments and deposits to reserves under the Reyes Cold Storage Portfolio Mortgage Loan will be made. Unless and until an event of default occurs under the Reyes Cold Storage Portfolio Mortgage Loan, the borrower is entitled to disbursement of the remaining amounts after all such required payments and deposits are made under the Reyes Cold Storage Portfolio Mortgage Loan.

     MASTER LEASE. There is a master lease in place (the "Master Lease") at each property in the Reyes Cold Storage Portfolio among the related borrower under the Reyes Cold Storage Portfolio Loan, as landlord, the Lone Oak-Rogers, L.L.C. as agent for landlord (the "Master Lessee") and Reyes Holdings, L.L.C., as tenant (the "Master Tenant"), which master lease has an original term ending ten years after the maturity date of the Reyes Cold Storage Portfolio Loan. An event of default under the Master Lease will be an event of default under the Reyes Cold Storage Portfolio Loan. The Master Lease is subordinate to the Mortgage.

     OTHER FINANCING. The Reyes Cold Storage Portfolio Property secures a subordinate B note, which we refer to herein as the Reyes Cold Storage Portfolio B Loan, with a cut-off principal balance of $12,669,690. The Reyes Cold Storage Portfolio B Loan is NOT included in the trust fund. The Reyes Cold Storage Portfolio Whole Loan is serviced pursuant to the pooling and servicing agreement. See "Description of the Underlying Mortgage Loans--Certain Matters Regarding Reyes Cold Storage Portfolio Mortgage Loan."

                      2000 WEST LOOP SOUTH OFFICE BUILDING

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:       $35,500,000

CUT-OFF DATE PRINCIPAL BALANCE:   $35,500,000

FIRST PAYMENT DATE:               June 1, 2005

MORTGAGE INTEREST RATE:           5.640% per annum

AMORTIZATION TERM:                360 months(1)

HYPERAMORTIZATION:                N/A

ARD DATE:                         N/A

MATURITY DATE:                    May 1, 2015

MATURITY/ARD BALANCE:             $31,849,856

BORROWER:                         Various(2)

INTEREST CALCULATION:             Actual/360

CALL PROTECTION:                  Lockout/Defeasance: 116
                                  Open: 4

LOAN PER SQUARE FOOT(3):          $100

UP-FRONT RESERVES:                Engineering Reserve(4):               $270,000

                                  TI/LC Reserve(5):                   $2,938,832

ONGOING RESERVES:                 Tax and Insurance Reserve(6):              Yes

                                  Replacement Reserve(7):                    Yes

                                  TI/LC Reserve(8):                          Yes

LOCKBOX:                          Modified(9)

MEZZANINE:                        None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:           Single Asset

PROPERTY TYPE:                    Office

PROPERTY SUB-TYPE:                Suburban

LOCATION:                         Houston, Texas

YEAR BUILT/RENOVATED:             1970/2002

SQUARE FEET:                      356,324

OCCUPANCY AT U/W(10):             89%

OWNERSHIP INTEREST:               Leasehold

MAJOR TENANT(S)         NRSF    % OF TOTAL NRSF  LEASE EXPIRATION
---------------         ----    ---------------  ----------------
Pace Entertainment     91,965        25.8%           3/31/2009
United Healthcare      66,631        18.7%           3/31/2008
AM FM Operating, Inc.  50,323        14.1%           5/31/2014

PROPERTY MANAGEMENT:              USA 2000 West Loop Management, LP

U/W NCF:                          $3,102,898

U/W DSCR:                         1.26x

APPRAISED VALUE:                  $49,750,000

APPRAISAL DATE:                   February 28, 2005

CUT-OFF DATE LTV RATIO:           71.4%

MATURITY/ARD LTV RATIO:           64.0%

(1) The 2000 West Loop South Office Building Loan has an interest-only period of 36 months.
(2)  See "--The Borrower" below.
(3)  Based on the cut-off date principal balance.
(4) The engineering reserve was established at closing to fund immediate repairs. Additionally, the borrower is required to fund an additional $187,000 into the engineering reserve to fund required air conditioner repairs.
(5) At closing, $2,938,832 was collected for tenant improvements and leasing commissions specifically for the United Healthcare and the Pace Entertainment space and for future tenant improvements and leasing commissions.
(6) The borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary (a) to pay all taxes prior to their respective due dates and (b) to pay insurance premiums prior to the expiration of the related policies.
(7) The borrower is required to deposit $5,661 per month into a replacement reserve to fund ongoing repairs and replacements.
(8) The borrower is required to deposit $8,333 per month into a TI/LC reserve to fund future tenant improvements and leasing commissions; provided that the borrower will not be required to make any payments into the TI/LC reserve if the balance of the reserve equals or exceeds $300,000 (excluding the deposits referred to in footnote 5 above).
(9) The lockbox will terminate when the $187,000 deposit into the engineering reserve is made.
(10) Occupancy at U/W is based on the January 7, 2005 rent roll.

     THE LOAN. The eighth largest loan was originated on April 28, 2005. The 2000 West Loop South Office Building Loan is secured by a first priority mortgage encumbering a suburban office building in Houston, Texas.

     THE BORROWER. The borrowers are multiple Texas limited partnerships under a syndicated tenant in common structure. Each borrower owns a percentage interest in the property, has a single-member Delaware limited liability company as its general partner and the tenant in common investor as its sole limited partner. The investor is also the sole member of the related general partner. The sponsors are U.S. Advisor, LLC and Means-Knaus Partners. U.S. Advisor is a limited liability company formed in 1999 to advise syndicated limited partnerships, LLCs, and other entities with respect to the acquisition, management, and disposition of real estate assets. U.S. Advisor currently owns 14 multi-family properties, primarily in Texas and Florida. U.S. Advisor manages a private real estate investment trust that owns interests in two of the aforementioned properties as well as interests in two office buildings in Washington, D.C. and Baltimore, Maryland. Means-Knaus Partners LP is a full service real estate company based in Houston with offices in Dallas, Denver and Los Angeles. The company is an active developer, acquirer and manager of commercial real estate and was formed in 1998 by Steven Means (deceased) and Douglas Knaus. Mr. Means and Mr. Knaus had worked together since 1981 when they were both partners with Dallas based Paragon Group. Together they have been responsible for the development and/or leasing of 50 million square feet of commercial real estate.

     THE PROPERTY. The 2000 West Loop South Office Building Property is a 21-story, Class "A" office building located at 2000 West Loop South in Houston, Texas. The 2000 West Loop South Office Building Property was developed by Gerald Hines Interests in 1970 and includes an attached, five level parking structure with security card access system. The building's basement level includes a deli, a small fitness area with showers and several storage areas available for lease. The building was renovated in 1992 and in 2002. The most recent renovation in 2002 included modernization of the elevator operating systems, sealing of the building's exterior joints, renovation of the lobby and common areas of the top four floors, an energy management system and a card access systems.

     GROUND LEASE. The 2000 West Loop South Office Building Property is four acres and is subject to a ground lease. The 100-year term of the ground lease began June 1, 1969 and expires May 31, 2068. The current annual ground rent of $73,181 is fixed until May 2019 at which time it will be adjusted by the change in the CPI.

     PROPERTY MANAGEMENT. The 2000 West Loop South Office Building Property is managed by USA 2000 West Loop Management, LP, an affiliate of the borrower. The management agreement generally provides for a management fee of a maximum of 6.0% of gross collections per annum which is subordinated to the 2000 West Loop South Office Building Loan. The management of the 2000 West Loop South Office Building Property will be performed by either Means-Knaus Partners LP, or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the 2000 West Loop South Office Building Property, provided that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the 2000 West Loop South Office Building Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the 2000 West Loop South Office Building Loan. The company manages 15 properties totaling 4.2 million square feet. Means-Knaus is headquartered in Houston.

     CASH MANAGEMENT/LOCKBOX. The borrower or property manager is required to cause the tenants of the 2000 West Loop South Office Building Property to deposit all rents directly into a lockbox account under the control of the lender, and the borrower and the property manager are required to deposit all rents received into such lockbox account within one business day of receipt. The lender or its servicer is required to cause all funds in the lockbox account to be deposited into a separate account maintained by the lender from which all required payments and deposits to reserves under the 2000 West Loop South Office Building Loan will be made. Unless and until an event of default occurs under the 2000 West Loop South Office Building Loan, the borrower is entitled to disbursement of the remaining amounts after all such required payments and deposits are made under the 2000 West Loop South Office Building Loan. The lockbox will terminate when the $187,000 deposit referenced in footnote 4 above is fully funded.

                                 PEAKVIEW TOWER

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:       $33,000,000

CUT-OFF DATE PRINCIPAL BALANCE:   $33,000,000

FIRST PAYMENT DATE:               May 11, 2005

INTEREST RATE:                    5.590% per annum

AMORTIZATION TERM:                Interest Only(1)

HYPERAMORTIZATION:                N/A

MATURITY DATE:                    April 11, 2015

MATURITY/ARD BALANCE:             $33,000,000

BORROWER:                         Crescent Peakview Tower, LLC

INTEREST CALCULATION:             Actual/360

CALL PROTECTION:                  Lockout/Defeasance: 117
                                  Open: 3

LOAN PER SQUARE FOOT(2):          $125

UP-FRONT RESERVES:                United Healthcare Reserve(3):       $1,039,335

ONGOING RESERVES:                 Tax and Insurance Reserve(4):              Yes

                                  Replacement Reserve(4):                    Yes

                                  TI/LC Reserve(4):                          Yes

LOCKBOX:                          Springing

MEZZANINE:                        Permitted(5)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:           Single Asset

PROPERTY TYPE:                    Office

SUBTYPE:                          Suburban

LOCATION:                         Centennial, Colorado

YEAR BUILT/RENOVATED:             2000/NA

SQUARE FEET:                      264,149

OCCUPANCY AT U/W(6):              87%

FEE OR LEASEHOLD:                 Fee

MAJOR TENANTS            NRSF      % OF NRA       LEASE EXPIRATION
-------------            ----      --------       ----------------
Nortel Networks, Inc.   83,022       31.4%            3/31/08
Pfizer, Inc.            74,064       28.0%            6/30/11
United Healthcare       31,495       11.9%            2/28/10

PROPERTY MANAGEMENT:              Crescent Real Estate
                                  Equities Limited Partnership

U/W NCF:                          $3,130,347

U/W DSCR:                         1.67x

APPRAISED VALUE:                  $49,350,000

APPRAISAL DATE:                   February 24, 2005

CUT-OFF DATE LTV RATIO:           66.9%

MATURITY/ARD LTV RATIO:           66.9%

(1)  The Peakview Tower Loan is interest-only for the entire term.
(2)  Based on the cut-off date principal balance.
(3) At closing, the United Healthcare Reserve was established to be disbursed to borrower upon the satisfaction by United Healthcare Services, Inc. of its lease obligation so entitling United Healthcare to a disbursement of the reserve and the confirmation from United Healthcare that its space is acceptable and in compliance with its lease.
(4) The borrower is required to fund the tax and insurance reserve, the replacement reserve and the TI/LC reserve if the springing cash management arrangement is in effect (or, as to the replacement reserve, repairs are deemed necessary pursuant to an inspection). If applicable, the borrower will be required to make (i) monthly payments into the tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies, (ii) monthly deposits of $26,473 into the TI/LC reserve, and (iii) monthly deposits of $3,302 into the replacement reserve.
(5)  See "--Other Financing" below.
(6)  Occupancy at U/W is based on the March 1, 2005 rent roll.

     THE LOAN. The ninth largest loan was originated on March 30, 2005. The Peakview Tower Loan is secured by a first priority mortgage encumbering one office property in Centennial, Colorado.

     THE BORROWER. The borrower under the Peakview Tower Loan is Crescent Peakview Tower, LLC. The borrower is a single-purpose limited liability company organized under the laws of the State of Delaware. The sponsor, Crescent Real Estate Equities Company, is a real estate investment trust and owns or manages more than 30 million square feet of office space throughout the United States.

     THE PEAKVIEW TOWER PROPERTY. The Peakview Tower Property is an office building located at 6465 S. Greenwood Plaza Blvd., Centennial, Colorado. The building contains 21 office units. Major tenants include Nortel Networks and Pfizer, Inc.

     PROPERTY MANAGEMENT. The Peakview Tower Property is managed by Crescent Real Estate Equities Limited Partnership, an affiliate of the borrower. The management agreement generally provides for a management fee of a maximum of 3.5% of revenue per annum, which is subordinated to the Peakview Tower Loan. The lender under the Peakview Tower Loan has the right to require termination of the management agreement in the event of (a) a default under the Peakview Tower Loan or under any management contract then in effect, which default is not cured within any applicable grace or cure period, (b) a change in control (50% or more) of the ownership of property manager occurs or the property manager provides cause for termination, or (c) the property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding. The lender may terminate, or direct the borrower to terminate, such management agreement at any

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time and, in any such event of termination of the management contract, to retain, or to direct the borrower to retain, a new property manager pursuant to a property management agreement approved by the lender. Any substitute manager must, in the reasonable judgment of the lender, be a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the Peakview Tower Property, the borrower shall have obtained prior written confirmation from the from the applicable rating agencies. Crescent Real Estate Equities Limited Partnership manages over 30 million square feet of office space and is headquartered in Fort Worth, Texas.

     GUARANTY. The sole member of the borrower has executed a limited guaranty of the Peakview Tower Loan in an initial (and maximum) amount of $300,000 and decreasing by $50,000 monthly and terminating completely upon the initiation of the payment of ordinary monthly rental payments by United Healthcare (scheduled for September 1, 2005).

     CASH MANAGEMENT/LOCKBOX. Upon the occurrence of a "trigger event", the borrower under the Peakview Tower Loan is required to cause the tenants of the Peakview Tower Property to pay all rents directly into a lockbox account under the control of the lender. All income received into the lockbox account is required to be transferred periodically to an account maintained by the lender from which all required payments and deposits to reserves under the Peakview Tower Loan will be made. "Trigger Event" means (a) an event of default under the Peakview Tower Loan or (b) if annual net cash flow available to pay the Peakview Tower Loan is less than $2,436,378 (until net cash flow available is greater than $2,610,405).

     OTHER FINANCING. The borrower under the Peakview Tower Loan is permitted to incur future mezzanine debt that is secured solely by a pledge of the membership interests in the borrower, provided that (a) the combined loan-to-value ratio of the mezzanine loan and the Peakview Tower Loan does not exceed 70%, (b) the combined debt service coverage ratio of the mezzanine loan and the Peakview Tower Loan is not less than 1.20x and (c) pursuant to an intercreditor or similar agreement, the holder of the mezzanine loan must agree that the mezzanine loan will only be payable out of excess cash flow.

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                            SQUARE-ARCH REALTY CORP.

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:                     $31,000,000

CUT-OFF DATE PRINCIPAL BALANCE:                 $31,000,000

FIRST PAYMENT DATE:                             May 1, 2005

MORTGAGE INTEREST RATE:                         5.240% per annum

AMORTIZATION TERM:                              480 months(1)

HYPERAMORTIZATION:                              N/A

ARD DATE:                                       N/A

MATURITY DATE:                                  April 1, 2015

MATURITY/ARD BALANCE:                           $28,731,278

BORROWER:                                       Square-Arch Realty Corp.(2)

INTEREST CALCULATION:                           30/360

CALL PROTECTION:                                Lockout/Defeasance: 116
                                                Open: 4

LOAN PER UNIT(3):                               $90,116

UP-FRONT RESERVES:                              Environmental Reserve(4):           $300,000

ONGOING RESERVES:                               Tax and Insurance Reserve(5):       Springing

                                                Operating Reserve(6):               Yes

LOCKBOX:                                        N/A

MEZZANINE:                                      Permitted(7)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                         Single Asset

PROPERTY TYPE:                                  Multifamily

PROPERTY SUB-TYPE:                              Cooperative

LOCATION:                                       New York, New York

YEAR BUILT/RENOVATED:                           1950/1999

UNITS:                                          344

THE COLLATERAL:                                 Nineteen story plus
                                                penthouse apartment building
                                                and all common elements
                                                including two-level 160 car
                                                parking garage

OCCUPANCY AT U/W:                               N/A(8)

OWNERSHIP INTEREST:                             Fee

PROPERTY MANAGEMENT:                            Rudin Management Co., Inc.

U/W NCF:                                        $8,961,387(9)

U/W DSCR:                                       4.84x(9),(10)

APPRAISED VALUE:                                $259,350,000(11)

APPRAISAL DATE:                                 October 21, 2004

CUT-OFF DATE LTV RATIO:                         12.0%(11)

MATURITY/ARD LTV RATIO:                         11.1%(11)

(1)  The Square-Arch Realty Corp. Loan has an interest-only period of 24 months.
(2) Square-Arch Realty Corp. is a cooperative housing corporation that was incorporated in 1982 under section 402 of the New York State business corporation law. This is a full recourse loan to the cooperative housing corporation, which is owned by the cooperative shareholders.
(3)  Based on the cut-off date principal balance.
(4) At closing, the borrower was required to deposit $300,000, which represents an amount sufficient to remediate a leak from an UST below the Square-Arch Realty Corp. Property.
(5) Upon an event of default under the Square-Arch Realty Corp. Loan or in the event that the borrower fails to deliver receipts evidencing the timely payment of all real estate taxes, the borrower will be required to deposit one-twelfth of the estimated annual real estate tax on a monthly basis. In addition, upon an event of default under the Square-Arch Realty Corp. Loan, the borrower is obligated to deposit one-twelfth of the estimated annual insurance premiums.
(6) The borrower is required to maintain a general operating and replacement reserve account in a safe depository in an amount equal to 10% of the aggregate maintenance charges for the previous year.This reserve account will not be under the control of the lender.
(7) Not allowed, except for collateral pledges of stock of the borrower in connection with the financing of an apartment unit or units by one or more shareholders of the borrower.
(8) The 344 units in the cooperative property are 100% sold to either tenant shareholders or the sponsor. Of the 77 sponsor-owned units, there are three vacant units (as of October, 2004), on which the sponsor continues to make maintenance payments.
(9) Based on the projected net operating income at the property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan. Assumes that property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.
(10) The DSCR is based on the annual debt service after the interest-only period is completed and when the loan payments are based on a forty-year amortization schedule.
(11) Based on the value as a cooperative property.

     THE LOAN. The tenth largest loan was originated on March 17, 2005. The Square-Arch Realty Corp. Loan is secured by a first priority mortgage encumbering a residential cooperative property in the borough of Manhattan, New York. When the cooperative acquired the subject apartment building, it entered into a 150-year lease of the land with 2 Fifth Avenue Co., the cooperative's sponsor and owner of the land. Approximately $27 million of loan proceeds were used to purchase the land from the sponsor, thus the Square-Arch Realty Corp. Property is no longer subject to the ground lease.

     THE BORROWER. The borrower under the Square-Arch Realty Corp. Loan is a cooperative housing corporation that was incorporated in the State of New York in 1982 under section 402 of the New York State business corporation law.

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Although the borrower is not structured as an SPE, its sole business is to own and operate the subject for the benefit of its shareholders.

     THE SQUARE-ARCH REALTY PROPERTY. The Square-Arch Realty Corp. Property consists of a nineteen story residential cooperative apartment building in the Greenwich Village section of Manhattan, New York. The building was constructed in 1950 and was converted to cooperative ownership in 1986. The building contains 334 residential apartment units with shares, one superintendent's unit without shares, and ten professional units with shares. In addition, there is a ground-floor commercial unit with approximately 5,065 square feet. The Square-Arch Realty Corp. Property has total gross building area of 460,000 square feet above grade and 341,088 net saleable square feet. The main entrance is located at the center of the site on Fifth Avenue and leads to the entrance vestibule and lobby. Each wing contains three passenger elevators. The Square-Arch Realty Corp. Property also has a two-level parking garage that has a 160-vehicle capacity.

     The Square-Arch Realty Corp. Property consists of 344 saleable cooperative units. The unit mix consists of 71 studio apartments, 150 one-bedroom units, 69 two-bedroom units, 41 three-bedroom units, 5 four-bedroom units, 3 five-bedroom units and 5 six-bedroom units. Eleven residential units have been sold during the past twelve months at an average sales price of approximately $813,000. Two professional units have been sold during the same period at an average sales price of $565,000.

     The cooperative is 78% sold to tenant shareholders. The sponsor, 2 Fifth Avenue LP, an affiliate of Rudin Management Co. Inc., holds the remaining 22%. Of the 344 saleable units, 267 are shareholders owned and 77 are sponsor-held. Of the sponsor-held units 45 are rent-stabilized and 32 are decontrolled. The sponsor realizes an annual positive carry of $456,273, which equals the excess of annual maintenance payments to the cooperative over the annual rents collected from the tenants.

     PROPERTY MANAGEMENT. The Square-Arch Realty Corp. Property is professionally managed by Rudin Management Co., Inc. The company is the management arm of The Rudin Family, developers and owners of a large privately owned commercial and residential real estate portfolio totaling 36 properties and consisting of approximately 9 million square feet of office space and 22 apartment buildings.

     OTHER FINANCING. The borrower has access to a $2,000,000 non-revolving line of credit. The existing secondary debt is held by NCB and is subordinate to the first mortgage in all aspects. This facility was originated at the same time with the first mortgage and will mature at the same time as the first mortgage. The secondary debt proceeds will be used to pay for any extraordinary nonrecurring expenses with respect to the Square-Arch Realty Corp. Property and to fund reserves. The proceeds from this loan will not be used to fund ordinary operating expenses or operating deficits with respect to the normal day-to-day operations of the Square-Arch Realty Corp. Property. The line of credit creates an additional alternative to special assessing or using reserves to address any unforeseen capital expenditures.

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THE MORTGAGE LOAN SELLERS

     We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from the following entities:

     - Column--One hundred fourteen (114) mortgage loans, comprising 71.9% of the initial mortgage pool balance, of which 73 mortgage loans are in loan group no. 1, comprising 68.6% of the initial loan group no. 1 balance, and 41 mortgage loans are in loan group no. 2, comprising 82.0% of the initial loan group no. 2 balance;

     - PNC Bank, National Association ("PNC")--twenty-five (25) mortgage loans, comprising 14.8% of the initial mortgage pool balance, of which 22 mortgage loans are in loan group no. 1, comprising 17.7% of the initial loan group no. 1 balance, and three (3) mortgage loans are in loan group no. 2, comprising 5.9% of the initial loan group no. 2 balance;

     - NCB, FSB--fifty-eight (58) mortgage loans, comprising 11.9% of the initial mortgage pool balance, of which 41 mortgage loans are in loan group no. 1, comprising 11.9% of the initial loan group no. 1 balance, and 17 mortgage loans are in loan group no. 2, comprising 12.1% of the initial loan group no. 2 balance; and

     - National Consumer Cooperative Bank--one (1) mortgage loan, to be included in loan group no. 1, representing 1.3% of the initial mortgage pool balance and 1.8% of the initial loan group no. 1 balance.

     Column originated, directly or through a correspondent in its conduit lending program, each of the mortgage loans that it is selling to us.

     PNC originated, directly or through a correspondent in its conduit lending program, each of the mortgage loans that it is selling to us.

     NCB, FSB originated, directly or through a correspondent in its conduit lending program, each of the mortgage loans that it is selling to us.

     National Consumer Cooperative Bank originated, directly or through a correspondent in its conduit lending program, each of the mortgage loans that it is selling to us.

     COLUMN. Column is a corporation organized under the laws of Delaware. Its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Atlanta, Georgia; Bethesda, Maryland; Boston, Massachusetts; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Houston, Texas; Los Angeles, California; New York, New York; Newport Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San Francisco, California and Tampa, Florida. Column has originated more than 5,800 commercial and multifamily rental mortgage loans totaling $49 billion since beginning operations in 1993. Column is a wholly owned subsidiary of Credit Suisse Group and an affiliate of us and Credit Suisse First Boston LLC, one of the underwriters.

     PNC BANK, NATIONAL ASSOCIATION. PNC is a national banking association with its principal office in Pittsburgh, Pennsylvania. PNC's business is subject to examination and regulation by the United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC is a wholly-owned indirect subsidiary of The PNC Financial Services Group, Inc. ("PNC Financial"), a Pennsylvania corporation, and is PNC Financial's principal bank subsidiary. PNC Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. As of December 31, 2004, PNC had total consolidated assets representing approximately 92.58% of PNC Financial's consolidated assets. PNC is an affiliate of PNC Capital Markets, Inc., one of the underwriters. Midland Loan Services, Inc., one of the master servicers, is a wholly-owned subsidiary of PNC. The principal offices of PNC are located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222.

     NCB, FSB. NCB, FSB is a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury. NCB, FSB is a wholly owned subsidiary of NCB, one of the special servicers. NCB, FSB maintains an office at 1725 Eye Street, N.W., Washington, D.C. 20006. NCB, FSB, together with its parent, NCB, have

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originated over $4.5 billion in commercial and multifamily loans and securitized over $3.8 billion of such originations in 32 public securitization transactions.

     NATIONAL CONSUMER COOPERATIVE BANK. NCB, which does business under the trade name National Cooperative Bank, was chartered by an act of Congress in 1978 for the purpose of providing loans and other financial services to cooperatively owned and organized entities throughout the United States. By Congressional amendments in 1981, NCB was converted to a private institution owned by its member cooperative customers including certain of the borrowers. It is one of the special servicers and wholly owns NCB, FSB, one of the master servicers and one of the mortgage loan sellers. National Consumer Cooperative Bank and its affiliates have originated over $4.5 billion in commercial and multifamily loans and securitized over $3.8 billion of such originations in 32 public securitization transactions. The principal office of NCB is located at 1725 Eye Street, N.W., Washington, D.C. 20006.

     The information set forth in this prospectus supplement regarding the mortgage loan sellers has, in each case, been provided by the respective party. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of that information.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

     In connection with the foregoing transfers, at the closing or at such later date as is permitted under the pooling and servicing agreement, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans as to which it is identified as the mortgage loan seller on Exhibit A-1 to this prospectus supplement:

     -    either--

          1. the original promissory note, endorsed without recourse to the order of the trustee or in blank, or

          2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     - the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording on the document or certified by the applicable recording office;

     - the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording on the document or certified by the applicable recording office;

     - an executed original assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for missing recording information relating to that mortgage instrument and, if delivered in blank, except for completing the name of the assignee;

     - an executed original assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in recordable form except for missing recording information relating to that assignment of leases and rents and, if delivered in blank, except for completing the name of the assignee;

     - originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been modified or the subject mortgage loan has been assumed;

     - copies of the letters of credit, if any (and amendments thereto which entitle the trust fund to draw thereon; provided, however, that originals of letters of credit will be delivered to and held by the applicable master servicer);

     - an original or copy of the lender's title insurance policy (or, if a title insurance policy has not yet been issued or located, a PRO FORMA title policy, a "marked up" commitment for title insurance or signed escrow instructions, which in any case is binding on the title insurance company); and

     - in those cases where applicable, the original or a copy of the related ground lease.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans in trust for the benefit of the series 2005-C3 certificateholders under the terms of the pooling and servicing agreement. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, that they appear regular on their face (handwritten additions, changes or corrections will not be considered irregularities if initialed by the borrower), that (if applicable) they appear to have been executed and that they purport to relate to a mortgage loan in the trust fund. None of the trustee, the master servicers, the special servicers or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If--

     - any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     - that omission or defect materially and adversely affects the value of, or the interests of the series 2005-C3 certificateholders in, the subject mortgage loan, then the omission or defect will constitute a "Material Document Defect" as to which the series 2005-C3 certificateholders will have the rights against the applicable mortgage loan seller described under "--Cures, Repurchases and Substitutions" below.

     Within a specified period of time following the later of--

     -    the date on which the offered certificates are initially issued, and

     - the date on which all recording information necessary to complete the subject document is received by the trustee, the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the trust fund are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, each mortgage loan seller will make with respect to each mortgage loan that it is selling to us for inclusion in the trust fund, specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by each mortgage loan seller may not be identical and may be qualified by exceptions disclosed in the mortgage loan purchase agreement between the applicable mortgage loan seller and us. However, the representations and warranties to be made by each mortgage loan seller will, subject to certain exceptions, generally include, among others:

     - The information relating to the subject mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement, will be accurate in all material respects as of the related due date in June 2005 or such other specific date as of which it is provided. That information will include various items of information regarding each of the underlying mortgage loans, including:

          1. the street address, including city, state and zip code, of the related mortgaged real property,

          2. the original principal balance and cut-off date principal balance of the subject mortgage loan,

          3. the amount of the monthly debt service payment for the subject mortgage loan due on the related due date in July 2005,

          4. the mortgage interest rate for the subject mortgage loan as of the related due date in June 2005, and

          5. the original and remaining term to stated maturity for the subject mortgage loan.

     - Such mortgage loan seller is transferring the mortgage loan free and clear of any and all pledges, liens and/or other security interests.

     - No scheduled payment of principal and interest under the mortgage loan was 30 days or more delinquent as of the cut-off date, and the mortgage loan has not been more than 30 days delinquent in the twelve-month period immediately preceding the cut-off date (or, if the mortgage loan was originated in that twelve-month period, since origination).

     - The related mortgage constitutes a valid and, subject to certain creditors' rights exceptions and general principles of equity, enforceable first priority mortgage lien (subject to the Permitted Encumbrances) upon the related mortgaged real property.

     - The assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment, except as enforcement thereof may be limited by laws affecting the enforcement of creditors' rights and by general principles of equity.

     - The related assignment of leases and rents establishes and creates a valid and, subject to certain creditors' rights exceptions and general principles of equity, enforceable first priority lien (subject to certain Permitted Encumbrances) in the related borrower's interest in all leases of the mortgaged real property.

     - The mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part, except as set forth in the related mortgage file, and the related mortgaged real property has not been released from the lien of such mortgage in any manner which materially interferes with the security intended to be provided by such mortgage.

     - Except as set forth in a property inspection report or engineering report prepared in connection with the origination of the mortgage loan, the related mortgaged real property is, to the mortgage loan seller's knowledge, free of any material damage that would materially and adversely affect its value as security for the mortgage loan (normal wear and tear excepted) or reserves have been established to remediate such damage.

     - To such mortgage loan seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of any mortgaged real property that would have a material adverse effect on the use or value of that property.

     - The related mortgaged real property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy (for which the required premium has been paid) or, if that policy has not yet been issued, a marked-up title insurance commitment, a pro forma or specimen title policy or signed escrow instructions, in each case, irrevocably obligating the title insurer to issue such title insurance policy, which insures that the related mortgage is a valid, first priority lien on such mortgaged real property, subject only to the Permitted Encumbrances.

     - The proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto.

     - An environmental site assessment report was prepared with respect to the related mortgaged real property in connection with the mortgage loan, and such mortgage loan seller has no knowledge of any material noncompliance with environmental laws affecting such mortgaged real property that was not disclosed in such report; provided, however, as previously described in this prospectus supplement, for certain mortgage loans an environmental insurance policy was obtained in lieu of an environmental site assessment.

     - Each mortgage note, mortgage and other agreement executed by or for the benefit of the borrower, any guarantor or their successors and assigns in connection with the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, there is no valid defense, counterclaim or right of rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement, except as such enforcement may be limited by laws affecting the enforcement of creditors' rights and by general principles of equity.

     - The related mortgaged real property is, and is required pursuant to the related mortgage to be, insured by casualty and liability insurance policies of a type specified in the related mortgage.

     - There are no delinquent and unpaid taxes or assessments affecting the related mortgaged real property that are or may become a lien of priority equal to or higher than the lien of the related mortgage or an escrow of funds has been created for the payment of such taxes and assessments.

     - The related borrower is not, to such mortgage loan seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

     - For any mortgage loan where all or a material portion of the interest of the borrower is a leasehold estate, and the related mortgage does not also encumber the related lessor's fee interest in the mortgaged real property--

          (a) such ground lease or a memorandum thereof has been or will be duly recorded and the lessor permits the interest of the lessee thereunder to be encumbered by the related mortgage;

          (b) the borrower's interest in such ground lease is assignable to the mortgage loan seller and its assigns upon notice to, but without the consent of, the lessor thereunder;

          (c) to the knowledge of the mortgage loan seller, such ground lease is in full force and effect and, to the knowledge of the mortgage loan seller, no material default has occurred thereunder;

          (d) such ground lease, or an estoppel letter or other agreement related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage (provided any required notice of the lien is given to lessor);

          (e) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease so long as the holder is proceeding diligently) to cure any default under such ground lease which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and

          (f) such ground lease has an original term (including any extension options set forth therein) which extends not less than 20 years beyond the scheduled maturity date of the mortgage loan.

     - Except as otherwise described in this prospectus supplement, the mortgage loan is not cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans in the trust fund.

     - Except as disclosed in this prospectus supplement with respect to crossed loans and multi-property loans, no mortgage requires the holder thereof to release any material portion of the related mortgaged real property from the lien thereof except upon payment in full of the mortgage loan or defeasance, or in certain cases, (a) upon the satisfaction of certain legal and underwriting requirements, or
          (b) releases of unimproved out-parcels or (c) releases of portions which will not have a material adverse effect on the value of the collateral for the mortgage loan.

     - To such mortgage loan seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event -- other than payments due but not 30 or more days past due-- which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan or the related mortgaged real property; provided that this representation and

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          warranty will not cover a default, breach, violation or event of acceleration arising out of any other representation and warranty made by such mortgage loan seller.

     The representations and warranties made by each mortgage loan seller as listed and described above will be assigned by us to the trustee under the pooling and servicing agreement. If--

     - there exists a breach of any of the above-described representations and warranties made by a mortgage loan seller, and

     - that breach materially and adversely affects the value of, or the interests of the series 2005-C3 certificateholders in, the subject mortgage loan, then that breach will be a "Material Breach" of the representation and warranty. The rights of the series 2005-C3 certificateholders against the applicable warranting party with respect to any Material Breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

     If there exists a Material Breach of any of the representations and warranties made by a mortgage loan seller with respect to any of the mortgage loans that it sold to us for inclusion in the trust fund, as discussed under "--Representations and Warranties" above, or a Material Document Defect with respect to any of the mortgage loans that it sold to us for inclusion in the trust fund, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then that mortgage loan seller will be required to take one of the following courses of action:

     - cure such Material Breach or Material Document Defect, as the case may be, in all material respects; or

     - repurchase the affected mortgage loan at a price generally equal to the sum of--

          1. the outstanding principal balance of such mortgage loan as of the date of purchase, plus

          2. all accrued and unpaid interest on such mortgage loan at the related mortgage interest rate in effect from time to time in absence of default, to but not including the collection date in the due period of purchase (which includes unpaid master and primary servicing fees), but exclusive of Post-ARD Additional Interest, plus

          3. all related unreimbursed servicing advances plus, in general, accrued and unpaid interest on related advances at the reimbursement rate, plus

          4. all expenses incurred (whether paid or then owing) by the applicable master servicer, the special servicer, us and the trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, plus

          5. the amount of any unpaid special servicing fees accrued on such mortgage loan and, if such mortgage loan is repurchased following the expiration of the applicable cure period (as it may be extended as described below), the amount of the liquidation fee payable to the applicable special servicer; or

     - prior to the second anniversary of the date of initial issuance of the offered certificates, replace the affected mortgage loan with a Qualified Substitute Mortgage Loan.

     If any mortgage loan seller replaces one mortgage loan with another, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which--

     - the price at which it would have had to purchase the removed mortgage loan, as described in the second bullet of the preceding paragraph, exceeds

     - the Stated Principal Balance of the substitute mortgage loan as of the due date during the month that it is added to the trust fund.

     The time period within which a mortgage loan seller must complete any cure, repurchase or substitution described in the second preceding paragraph will generally be limited to 90 days or less following its receipt of notice of the subject

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Material Breach or Material Document Defect, as the case may be. However, if the applicable mortgage loan seller is diligently attempting to correct the problem, then the applicable mortgage loan seller may be entitled to as much as an additional 90 days to complete that cure, repurchase or substitution.

     In addition to the foregoing, if--

     - any mortgage loan is required to be repurchased or substituted as contemplated above, and

     -    such mortgage loan is a crossed loan,

     then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to any related crossed loan for purposes of the above provisions, and the related mortgage loan seller will be required to repurchase or substitute for any related crossed loan in accordance with the provisions above unless all of the following conditions would be satisfied if the related mortgage loan seller were to repurchase or substitute for only the affected crossed loans as to which the applicable defect or breach had initially occurred:

     - the debt service coverage ratio for any related crossed loans that remain in the trust for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio for such crossed loans, including the affected crossed loan, for the four calendar quarters immediately preceding the repurchase or substitution and (b) 1.25x;

     - the loan-to-value ratio for any related crossed loans that remain in the trust (determined at the time of repurchase or substitution based upon an appraisal obtained by the applicable special servicer at the expense of the applicable mortgage loan seller) is not greater than the lesser of (a) the loan-to-value ratio for such crossed loans including the affected crossed loan (determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller),
          (b) the loan-to-value ratio for such crossed loans including the affected crossed loan set forth in the tables in Exhibit A-1 to this prospectus supplement, and (c) 75.0%; and

     - the trustee receives an opinion of independent counsel to the effect that such repurchase or substitution will not result in the imposition of a tax on the assets of the trust fund or cause either REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any series 2005-C3 certificate is outstanding.

     In the event that each of the conditions set forth in the preceding sentence would be so satisfied, the related mortgage loan seller may elect either to repurchase or substitute for only the affected crossed loan as to which the applicable defect or breach exists or to repurchase or substitute for all of the crossed loans in the same group of related crossed loans. The determination of the applicable special servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. To the extent that the related mortgage loan seller repurchases or substitutes for an affected crossed loan in the manner prescribed above while the trustee continues to hold any related crossed loans, the related mortgage loan seller and we have agreed in the mortgage loan purchase agreement to modify, upon such repurchase or substitution, the related loan documents in a manner such that (a) the repurchased or substituted crossed loan and (b) any related crossed loans that remain in the trust fund would no longer be cross-defaulted or cross-collateralized with one another.

     Any of the following document defects shall be conclusively presumed to be a "Material Document Defect":

     - the absence from the mortgage file of the original signed mortgage note, unless the mortgage file contains a signed lost note affidavit and indemnity;

     - the absence from the mortgage file of the original signed mortgage, unless there is included in the mortgage file a certified copy of the recorded mortgage as recorded or a certified copy of the mortgage in the form sent for recording and a certificate stating that the original mortgage was sent for recordation or a copy of the mortgage and the related recording information;

     - the absence from the mortgage file of the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, executed escrow instructions, or a binding written commitment (including a pro forma or specimen title insurance policy) or interim binder that is marked as binding and countersigned

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          by the title company, insuring the priority of the mortgage as a first lien on the related mortgaged real property relating to such mortgage loan;

     - the absence from the mortgage file of any intervening assignments required to create an effective assignment to the trustee on behalf of the trust fund, unless there is included in the mortgage file a certified copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation or a copy of the intervening assignment and the related recording information;

     - the absence from the mortgage file of any original letter of credit (unless such original has been delivered to the Master Servicer and a copy thereof is part of the mortgage file); provided that such defect may be cured by any substitute letter of credit or cash reserve on behalf of the related borrower; or

     - the absence from the mortgage file of a copy of any required ground lease.

     The obligations of each mortgage loan seller described above in this "--Cures, Repurchases and Substitutions" section will, in the absence of a default under those obligations, constitute the sole remedy available to the series 2005-C3 certificateholders or the trustee on their behalf in connection with a Material Breach of any of the representations or warranties made by the related mortgage loan seller, or a Material Document Defect, with respect to any mortgage loan in the trust fund. No other person will be obligated to repurchase or replace any affected mortgage loan in connection with a Material Breach of any of the representations and warranties made by the related mortgage loan seller or in connection with a Material Document Defect, if the related mortgage loan seller defaults on its obligation to do so.

     Any defect or any breach that, in either case, causes any mortgage loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Internal Revenue Code shall be deemed to materially and adversely affect the interests of certificateholders therein, requiring the related mortgage loan seller to purchase or substitute for the affected mortgage loan from the trust fund within 90 days following the earlier of its receipt of notice or its discovery of the defect or breach at the applicable purchase price or in conformity with the mortgage loan purchase agreement.

     Each mortgage loan seller has only limited assets with which to fulfill any repurchase/substitution obligations on its part that may arise as a result of a Material Document Defect or a Material Breach of any of its representations or warranties. There can be no assurance that Column, PNC, NCB or NCB, FSB has or will have sufficient assets with which to fulfill any repurchase/substitution on its part that may arise.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before their respective due dates in June 2005. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

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                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2005-C3 certificates will be issued, on or about June 29, 2005, under a pooling and servicing agreement to be dated as of June 1, 2005, between us, as depositor, and the trustee, the master servicers and the special servicers. They will represent the entire beneficial ownership interest of the trust fund. The assets of the trust fund will include:

     -    the underlying mortgage loans;

     - any and all payments under and proceeds of the underlying mortgage loans received after their respective due dates in June 2005 (or, with respect to underlying mortgage loans originated in June 2005, the date of origination), in each case exclusive of payments of principal, interest and other amounts due on or before that date;

     -    the loan documents for the underlying mortgage loans;

     -    our rights under each of the mortgage loan purchase agreements;

     - any REO Properties acquired by the trust fund with respect to defaulted underlying mortgage loans; and

     - those funds or assets as from time to time are deposited in each master servicer's collection account described under "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement, the special servicer's REO account described under "The Pooling and Servicing Agreement--REO Properties," the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     The series 2005-C3 certificates will include the following classes:

     - the A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C and D classes, which are the classes of series 2005-C3 certificates that are offered by this prospectus supplement; and

     - the A-X, A-SP, A-Y, E, F, G, H, J, K, L, M, N, O, P, RCS-IO, R, LR and V classes, which are the classes of series 2005-C3 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     The class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H,
J, K, L, M, N, O and P certificates are the series 2005-C3 certificates that will have principal balances. The series 2005-C3 certificates with principal balances constitute the series 2005-C3 principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     The class A-X, A-SP, A-Y, RCS-IO, LR and V certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal. However, each of the class A-X, A-SP, RCS-IO and A-Y certificates will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The class A-X, A-SP, RCS-IO and A-Y certificates are sometimes referred to in this prospectus supplement as the series 2005-C3 interest only certificates.

     For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates.

     For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

          (1) during the period from the date of initial issuance of the series 2005-C3 certificates through and including the distribution date in June 2006, the sum of (a) the lesser of $46,026,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $400,521,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G and H certificates outstanding from time to time;

          (2) during the period following the distribution date in June 2006 through and including the distribution date in June 2007, the sum of (a) the lesser of $170,251,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $383,787,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, and (c) the total principal balance of the class A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G and H certificates outstanding from time to time;

          (3) during the period following the distribution date in June 2007 through and including the distribution date in June 2008, the sum of (a) the lesser of $114,432,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $365,461,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F and G certificates outstanding from time to time and
               (d) the lesser of $9,941,000 and the total principal balance of the class H certificates outstanding from time to time;

          (4) during the period following the distribution date in June 2008 through and including the distribution date in June 2009, the sum of (a) the lesser of $60,712,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $347,737,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-3, A-AB, A-4, A-M, A-J, B, C, D and E certificates outstanding from time to time and (d) the lesser of $16,760,000 and the total principal balance of the class F certificates outstanding from time to time;

          (5) during the period following the distribution date in June 2009 through and including the distribution date in June 2010, the sum of (a) the lesser of $6,483,000 and the total principal balance of the class A-AB certificates outstanding from time to time, (b) the lesser of $286,524,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-4, A-M, A-J, B, C and D certificates outstanding from time to time and (d) the lesser of $5,230,000 and the total principal balance of the class E certificates outstanding from time to time;

          (6) during the period following the distribution date in June 2010 through and including the distribution date in June 2011, the sum of (a) the lesser of $335,346,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $271,597,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-M, A-J and B certificates outstanding from time to time and (d) the lesser of $11,924,000 and the total principal balance of the class C certificates outstanding from time to time;

          (7) during the period following the distribution date in June 2011 through and including the distribution date in June 2012, the sum of (a) the lesser of $245,518,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $241,095,000 and the total principal balance of the class A-1-A certificates outstanding from time to time, (c) the total principal balance of the class A-M and A-J certificates outstanding from time to time and (d) the lesser of $26,538,000 and the total principal balance of the class B certificates outstanding from time to time; and

          (8)  following the distribution date in June 2012, $0.

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     For purposes of calculating the accrual of interest, the class A-Y certificates will have a total notional amount that is, as of any date of determination, equal to the then Stated Principal Balance of the residential cooperative mortgage loans in the trust fund sold to us by NCB, FSB and NCB.

     For purposes of calculating the accrual of interest, the class RCS-IO certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance the Reyes Cold Storage Portfolio Mortgage Loan.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the series 2005-C3 certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

     GENERAL. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and any whole dollar denomination in excess of $10,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

     - all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     - all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. You will hold your certificates through DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, Luxembourg, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream, Luxembourg" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with their applicable rules and operating procedures. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream, Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

     Because of time-zone differences--

     - credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

     - those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participant on that business day.

     Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit F hereto.

     Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

     DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the beneficial owners of those certificates. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by participants to beneficial owners of offered certificates will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, us or any trustee or servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, the beneficial owners of offered certificates may receive payments after the related distribution date.

     The only holder of the offered certificates will be the nominee of DTC, and the beneficial owners of the offered certificates will not be recognized as certificateholders under the pooling and servicing agreement. Beneficial owners of the offered certificates will be permitted to exercise the rights of certificateholders under the pooling and servicing agreement only indirectly through the participants, which in turn will exercise their rights through DTC.

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     Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

     DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

     Neither we nor any of the master servicers, the certificate registrar, the underwriters, the special servicers or the trustee will have any liability for any actions taken by DTC or its nominee, including actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

DISTRIBUTION ACCOUNT

     GENERAL. The trustee, on behalf of the trust, must establish and maintain an account in which it will hold funds pending their distribution on the series 2005-C3 certificates and from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held in cash or, at the trustee's risk, invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee as additional compensation.

     DEPOSITS. On the business day prior to each distribution date, each master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

     - All payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in such master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2. payments and other collections received after the end of the related collection period;

          3. amounts that are payable or reimbursable from that master servicer's collection account to any person other than the series 2005-C3 certificateholders, including--

               (a) amounts payable to the master servicers or the special servicers as compensation, including master servicing fees, special servicing fees, work-out fees, liquidation fees, assumption fees, assumption application fees, modification fees, extension fees, consent fees, waiver fees, earnout fees and similar charges and, to the extent not otherwise applied to cover interest on advances and/or other Additional Trust Fund Expenses with respect to the related underlying mortgage loan, Default Interest and late payment charges, or as indemnification,

               (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances,

               (c) amounts payable to the Reyes Cold Storage Portfolio B Loan and any holder of a CBA B-Note Companion Loan, and

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               (d)  amounts payable with respect to other trust fund expenses;

          4. net investment income on the funds in that master servicer's collection account; and

          5. amounts deposited in that master servicer's collection account in error.

     - Any advances of delinquent monthly debt service payments made by that master servicer with respect to the mortgage pool for that distribution date.

     - Any payments made by that master servicer to cover Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Pooling and Servicing Agreement--Collection Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in March 2006, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans in the trust fund that accrue interest on an Actual/360 Basis.

     WITHDRAWALS. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     - to pay itself a monthly fee which is described under "The Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement;

     - to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus;

     -    to pay for the cost of recording the pooling and servicing agreement;

     - to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;

     - to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "The Pooling and Servicing Agreement--REO Properties" in this prospectus supplement;

     - with respect to each distribution date during February of any year commencing in 2006 and each distribution date during January of any year commencing in 2006 that is not a leap year, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis (except for any mortgage loan then in an interest-only period that provides for the payment of a fixed interest amount during the interest-only period);

     - to pay itself interest and other investment income earned on funds held in the distribution account;

     - to pay the other master servicer for advances and interest on such advances to the extent that the amounts on deposit in one of the master servicer's collection account is insufficient to reimburse such amounts; and

     - to pay to the person entitled thereto any amounts deposited in the distribution account in error.

     On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 2005-C3 certificates.

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     For any distribution date, the Total Available Funds will consist of four separate components:

     - the portion of those funds that represent Static Prepayment Premiums and Yield Maintenance Charges collected on the underlying mortgage loans during the related collection period, which will be paid as additional interest to the holders of the class A-X, A-SP, A-Y, A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G and/or H
          certificates, as described under "--Distributions--Distributions of Static Prepayment Premiums and Yield Maintenance Charges" below;

     - the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class V certificates as described under "--Distributions--Distributions of Post-ARD Additional Interest" below;

     - the portion of those funds that represent amounts due on the class RCS-IO certificates at the RCS-IO Interest Rate; and

     - the remaining portion of those funds, referred to in this prospectus supplement as the Available P&I Funds, which will be paid to the holders of all the series 2005-C3 certificates, class RCS-IO certificates and V certificates, as described under "--Distributions--Priority of Distributions" below.

     In no event will any amounts allocable to any CBA B-Note Companion Loan be available to cover any payments or reimbursements associated with any pooled mortgage loan other than the related CBA A-Note Mortgage Loan. In addition, any amounts allocable to any CBA B-Note Companion Loan will be available to cover payments and/or reimbursements associated with the related CBA A-Note Mortgage Loan only to the extent described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

     Additionally, in no event will any amounts allocable to the Reyes Cold Storage Portfolio B Loan be available to cover any payments or reimbursements associated with any pooled mortgage loan other than the related Reyes Cold Storage Portfolio Mortgage Loan. In addition, any amounts allocable to the Reyes Cold Storage Portfolio B Loan will be available to cover payments and/or reimbursements associated with the Reyes Cold Storage Portfolio Mortgage Loan only to the extent described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Reyes Cold Storage Portfolio Mortgage Loan" in this prospectus supplement.

INTEREST RESERVE ACCOUNT

     The trustee, on behalf of the trust, must maintain an account or sub-account in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     During January, except in a leap year, and February of each calendar year commencing in 2006, the trustee will, on or before the distribution date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related Net Mortgage Interest Rate (or, in the case of a residential cooperative mortgage loan sold to us by NCB, FSB or NCB, the related Net Mortgage Interest Rate minus 0.10% per annum and in the case of the Reyes Cold Storage Portfolio Mortgage Loan, the Reyes Cold Storage Portfolio Net Mortgage Interest Rate) on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, the interest reserve amount will not include Post-ARD Additional Interest.

     During March of each calendar year commencing in 2006, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available P&I Funds for the distribution date during the month of transfer.

     The funds held in the trustee's interest reserve account may be held in cash or, at the risk of the trustee, invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in the trustee's interest reserve account may be withdrawn from the interest reserve account and paid to the trustee as additional compensation.

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     The trustee will be required to deposit in its interest reserve account the amount of any losses of principal arising from investments of funds held in the interest reserve account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any unaffiliated depository institution holding the interest reserve account.

DISTRIBUTIONS

     GENERAL. For purposes of allocating payments on the respective classes of the series 2005-C3 certificates, the underlying mortgage loans will be divided into:

     1. Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park, together with 42 underlying mortgage loans that are secured by multifamily and mobile home park property types. Loan group no. 1 will consist of 137 mortgage loans, with an initial loan group no. 1 principal balance of $1,234,341,980, representing approximately 75.4% of the initial mortgage pool balance.

     2. Loan group no. 2, which will consist of all but 42 of the underlying mortgage loans that are secured by the multifamily and mobile home park property types. Loan group no. 2 will consist of 61 mortgage loans, with an initial loan group no. 2 balance of $402,608,453, representing approximately 24.6% of the initial mortgage pool balance.

     Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

     GENERAL. On each distribution date, the trustee will, subject to the Total Available Funds and the exception described in the next sentence, make all distributions required to be made on the series 2005-C3 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

     In order for a series 2005-C3 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

     Distributions made to a class of series 2005-C3 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     INTEREST DISTRIBUTIONS. All of the classes of the series 2005-C3 certificates (except for the R, LR and V classes) will bear interest.

     With respect to each interest-bearing class of the series 2005-C3 certificates, that interest will accrue during each interest accrual period based upon:

     - the pass-through rate with respect to that class for that interest accrual period;

     - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

     -    the assumption that each year consists of twelve 30-day months.

     However, no interest will accrue with respect to the class A-SP certificates following the May 2012 interest accrual period.

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     On each distribution date, subject to the Available P&I Funds for that date and the distribution priorities described below, the holders of each interest-bearing class of the series 2005-C3 certificates will be entitled to receive--

     - the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

     - the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2005-C3 certificates.

     If the holders of any interest-bearing class of the series 2005-C3 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available P&I Funds for those future distribution dates and the distribution priorities described below.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to reduce the current accrued interest then payable with respect to any particular interest-bearing class of the series 2005-C3 certificates (other than the class RCS-IO and class A-Y certificates) will equal the product of:

     - in the case of each interest-bearing class of series 2005-C3 certificates), the product of--

          (1) the total amount of that Net Aggregate Prepayment Interest Shortfall (exclusive of any portion thereof allocable to the class A-Y certificates and the class RCS-IO certificates in accordance with the next two paragraphs), multiplied by

          (2) a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject interest-bearing class of series 2005-C3 certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall), and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2005-C3 certificates (other than the class RCS-IO and class A-Y certificates and calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall).

     The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to reduce the current accrued interest then payable with respect to the class RCS-IO certificates will equal the sum of the product obtained by multiplying, in the case of the Reyes Cold Storage Portfolio Mortgage Loan if it was the subject of a Prepayment Interest Shortfall incurred during the related collection period:

     - the total amount of any portion of that Net Aggregate Prepayment Interest Shortfall attributable to such Reyes Cold Storage Portfolio Mortgage Loan, multiplied by

     - a fraction, the numerator of which is a per annum rate equal to 1.200%, and the denominator of which is the Net Mortgage Interest Rate for such Reyes Cold Storage Portfolio Mortgage Loan.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to reduce the current accrued interest then payable with respect to the class A-Y certificates will equal the sum of the product obtained by multiplying, in the case of each residential cooperative mortgage loan in the trust fund sold to us by NCB, FSB or NCB that was the subject of a Prepayment Interest Shortfall incurred during the related collection period:

     - the total amount of any portion of that Net Aggregate Prepayment Interest Shortfall attributable to such residential cooperative mortgage loan, multiplied by

     - a fraction, the numerator of which is 0.10%, and the denominator of which is the Net Mortgage Interest Rate for such residential cooperative mortgage loan.

     Distributions of interest on the class A-Y certificates will not be reduced by any portion of a Net Aggregate Prepayment Interest Shortfall that is attributable to a Prepayment Interest Shortfall incurred with respect to any mortgage loan in the trust fund that is other than a residential cooperative mortgage loan in the trust fund sold to us by NCB, FSB or NCB.

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     CALCULATION OF PASS-THROUGH RATES. The pass-through rate applicable to each interest-bearing class of series 2005-C3 certificates for the initial interest accrual period is shown on page S-5.

     The pass-through rates applicable to the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, F, J, K, L, M, N, O and P certificates for each interest accrual period will remain fixed at the initial pass-through rate for that class shown on page S-5.

     The pass-through rates applicable to the class C, D, E, G and H certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

     - the pass-through rate applicable to the particular class of series 2005-C3 certificates for the initial interest accrual period shown on page S-5, and

     - the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

     The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the May 2012 interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series of 2005-C3 principal balance certificates. If the entire total principal balance of any class of series 2005-C3 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2005-C3 principal balance certificates is identified as being part of the total notional balance of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2005-C3 principal balance certificates will represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the May 2012 interest accrual period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

     - the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date and (b) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over

     - the pass-through rate in effect during the subject interest accrual period for the class of series 2005-C3 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

     Following the May 2012 interest accrual period, the class A-SP certificates will cease to accrue interest. In connection therewith, the class A-SP certificates will have a 0% pass-through rate for the June 2012 interest accrual period and for each interest accrual period thereafter.

     The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2005-C3 principal balance certificates. In general, the total principal balance of each class of series 2005-C3 principal balance certificates will constitute a separate component of the total notional amount of the class A-X certificates; provided that, if a portion, but not all, of the total principal balance of any such class of series 2005-C3 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period and the remaining portion of such total principal balance will represent another separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the May

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2012 interest accrual period, on any particular component of the total notional amount of class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

     - if such particular component consists of the entire total principal balance of any class of series 2005-C3 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of
          (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

     - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2005-C3 principal balance certificates and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

     - if such particular component consists of the entire total principal balance of any class of series 2005-C3 principal balance certificates and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2005-C3 principal balance certificates; and

     - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2005-C3 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2005-C3 principal balance certificates.

     Notwithstanding the foregoing, for purposes of accruing interest on the class A-X certificates during each interest accrual period subsequent to the May 2012 interest accrual period, the total principal balance of each class of series 2005-C3 principal balance certificates will constitute a single separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over
(b) the pass-through rate in effect during the subject interest accrual period for the class of series 2005-C3 principal balance certificates whose principal balance makes up such component

     The pass-through rate for the class A-Y certificates will be a variable rate equal to the weighted average from time to time of the various class A-Y strip rates attributable to each of the residential cooperative mortgage loans in the trust fund sold to us by NCB, FSB and NCB. The class A-Y strip rate for each of those residential cooperative mortgage loans will equal 0.10% per annum; provided that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during each one-month interest accrual period in a year assumed to consist of 360 days, then the foregoing 0.10% will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period, and the denominator of which is 30.

     The pass-through rate for the class RCS-IO certificates for any interest accrual period will equal 1.200% per annum for so long as the Reyes Cold Storage Portfolio Loan remains outstanding; provided that, because the Reyes Cold Storage Portfolio Mortgage Loan accrues interest on the basis of the actual number of days elapsed during each one-month interest accrual period in a year assumed to consist of 360 days, then the foregoing 1.200% will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period, and the denominator of which is 30.

     The calculation of the Weighted Average Net Mortgage Pass-Through Rate and the Net Mortgage Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in

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connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the applicable master servicer or the applicable special servicer.

     The class R, class LR and class V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     PRINCIPAL DISTRIBUTIONS. Subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal payable with respect to the series 2005-C3 principal balance certificates (exclusive of the class RCS-IO certificates) on each distribution date will equal the Total Principal Distribution Amount for that date.

     In general, subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal to which the holders of the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates will be entitled on each distribution date will, in the case of each of those classes, generally equal:

     - in the case of the class A-1-A certificates, an amount (not to exceed the total principal balance of the class A-1-A certificates outstanding immediately prior to the subject distribution date) equal to the portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to loan group no. 2;

     - in the case of the class A-AB certificates, an amount up to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A certificates are entitled on the subject distribution date as described in the immediately preceding bullet) until the principal balance of the class A-AB certificate has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit E hereto;

     - in the case of the class A-1 certificates, an amount (not to exceed the total principal balance of the class A-1 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A and class A-AB certificates are entitled on the subject distribution date as described in the immediately preceding two bullets);

     - in the case of the class A-2 certificates, an amount (not to exceed the total principal balance of the class A-2 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB and/or A-1 certificates are entitled on the subject distribution date as described in the immediately preceding three bullets);

     - in the case of the class A-3 certificates, an amount (not to exceed the total principal balance of the class A-3 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB, A-1 and/or A-2 certificates are entitled on the subject distribution date as described in the immediately preceding four bullets);

     - in the case of the class A-AB certificates, an amount (not to exceed the total principal balance of the class A-AB certificates outstanding after application of principal as described in the fourth preceding bullet) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB, A-1, A-2, and/or A-3 certificates are entitled on the subject distribution date as described in the immediately preceding five bullets; and

     - in the case of the class A-4 certificates, an amount (not to exceed the total principal balance of the class A-4 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-AB, A-1, A-2 and/or A-3 certificates are entitled on the subject distribution date as described in the immediately preceding six bullets).

     In addition, if the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates is reduced to zero before the total principal balance of the class A-1-A certificates is reduced to zero, then (subject to the Available P&I Funds and the priority of distributions described below) the holders of the class A-1-A certificates, to the extent necessary to reduce the total principal balance of the class A-1-A certificates to zero, will be entitled to an additional distribution of principal up to the portion of the Total Principal Distribution Amount for each distribution date attributable to loan group no. 1 (to the extent such portion of the Total Principal Distribution Amount was not otherwise applied, on such distribution date, to reduce the total principal balance of the class A-1, A-2, A-3, A-AB and/or A- 4 certificates to zero).

     Notwithstanding the foregoing, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date, assuming that any two or more of the A-1, A-2, A-AB, A-3, A-4 and A-1-A classes are outstanding at that time, distributions of principal on the A-1, A-2, A-3, A-AB, A-4 and/or A-1-A classes, as applicable, will be made on a PRO RATA basis in accordance with the respective total principal balances of those classes then outstanding, up to the Total Principal Distribution Amount for the subject distribution date.

     In general, subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal to which the holders of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates will be entitled on each distribution date will, in the case of each of those classes, equal the minimum of:

     - the total principal balance of the subject class of series 2005-C3 principal balance certificates outstanding immediately prior to the subject distribution date; and

     - the excess, if any, of (a) the Total Principal Distribution Amount for the subject distribution date, over (b) the total principal balance of all other classes of series 2005-C3 principal balance certificates that, as described under "--Priority of Distributions" below, are senior in right of distribution to the subject class of series 2005-C3 principal balance certificates.

     IN NO EVENT WILL THE HOLDERS OF THE CLASS A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O AND P CERTIFICATES BE ENTITLED TO RECEIVE ANY DISTRIBUTIONS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1, A-2, A-3, A-AB, A-4 AND A-1-A CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2005-C3 PRINCIPAL BALANCE CERTIFICATES (EXCLUSIVE OF THE CLASS A-1, A-2, A-3, A-AB, A-4 AND A-1-A CERTIFICATES) BE ENTITLED TO RECEIVE ANY DISTRIBUTIONS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER MORE SENIOR CLASSES OF SERIES 2005-C3 PRINCIPAL BALANCE CERTIFICATES IS REDUCED TO ZERO.

     If either master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it or the applicable special servicer has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise distributable on the series 2005-C3 certificates, prior to being deemed reimbursed out of payments and other collections of interest otherwise distributable on the series 2005-C3 certificates.

     Additionally, in the event that any advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 2005-C3 certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related underlying mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     CLASS A-AB TARGETED PRINCIPAL BALANCE. The "Class A-AB Targeted Principal Balance" for any distribution date is the balance shown for such distribution date in the table set forth in Exhibit E to this prospectus supplement. Such balances were calculated using, among other things, the Modeling Assumptions. Based on such assumptions, the total principal balance of the Class A-AB Certificates on each distribution date would be reduced to approximately the balance indicated for such distribution date on the table. There is no assurance, however, that the Mortgage Loans will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the balance of the Class A-AB Certificates on any distribution date will be equal to the approximate balance that is specified for such distribution date in the table. In particular, once the total principal balances of the Class A-1-A Certificates, Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, any remaining portion on any distribution date of the Total Principal Distribution Amount attributable to loan group no. 2 will be distributed on the Class A-AB Certificates until the total principal balance of the Class A-AB Certificates is reduced to zero, and once the total principal balances of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, any remaining portion on any distribution date of the Total Principal Distribution Amount attributable to loan group no. 1 will be distributed on the Class A-AB Certificates until the total principal balance of the Class A-AB Certificates is reduced to zero.

     LOSS REIMBURSEMENT AMOUNTS. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2005-C3 principal balance certificates may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2005-C3 principal balance certificates, then, subject to the Available P&I Funds for each subsequent distribution date and the priority of distributions described below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to "loss reimbursement amount" in this prospectus supplement mean, in the case of any class of series 2005-C3 principal balance certificates, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     PRIORITY OF DISTRIBUTIONS. On each distribution date, the trustee will apply the Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Available P&I Funds:

    ORDER OF           RECIPIENT
  DISTRIBUTION      CLASS OR CLASSES                                 TYPE AND AMOUNT OF DISTRIBUTION
----------------   ------------------   ------------------------------------------------------------------------------------------
     1st             A-1, A-2, A-3,     From the portion of the Available P&I Funds attributable to the underlying mortgage
                        A-AB and        loans in loan group no. 1, interest up to the total interest distributable on those
                           A-4*         classes, PRO RATA based on the respective interest entitlements of those classes

                         A-1-A*         From the portion of the Available P&I Funds attributable to the underlying mortgage loans in loan group no. 2, interest up to the total interest distributable on that class

                      A-X, A-Y and      From the entire Available P&I Funds, interest up to the total interest distributable on
                         A-SP*          those classes, PRO RATA based on the respective interest entitlements of those classes, without regard to loan groups

----------
* If the portion of the Available P&I Funds allocable to pay interest on any one or more of the A-1, A-2, A-3, A-AB, A-4, A-1-A, A-X, A-Y and A-SP classes, as set forth in the table above, is insufficient for that purpose, then the Available P&I Funds will be applied to pay interest on all those classes, pro rata based on entitlement.

** In general, no payments of principal will be made in respect of the class A-1 certificates until the total principal balance of the class A-AB certificates is reduced to the balance set forth on Exhibit E hereto, no payments of principal will be made in respect of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero, no payments of principal will be made in respect of the class A-3 certificates until the total principal balance of the class A-2 certificates is reduced to zero, no payments of principal will be made in respect of the class A-AB certificates (except as necessary to reduce the total principal balance of such class to the balance set forth on Exhibit E hereto) until the total principal balance of the class A-3 certificates is reduced to zero, no payments of principal will be made in respect of the class A-4 certificates until the total principal balance of the class A-AB certificates is reduced to zero. In addition, for purposes of receiving distributions of principal from the portion of the Total Principal Distribution Amount attributable to loan group no. 1, the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will have a prior right, relative to the holders of the class A-1-A certificates, to any such funds; and, for purposes of receiving distributions of principal from the portion of the Total Principal Distribution Amount attributable to loan group no. 2, the holders of the class A-1-A certificates will have a prior right, relative to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates, to any such funds. In addition, for purposes of receiving distributions of principal from the portion of the Total Principal Distribution Amount attributable to loan group no. 1, the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will have a prior right, relative to the holders of the class A-1-A certificates, to any such funds; and, for purposes of receiving distributions of principal from the portion of the Total Principal Distribution Amount attributable to loan group no. 2, the holders of the class A-1-A certificates will have a prior right, relative to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates, to any such funds. On and after the Senior Principal Distribution Cross-Over Date and, in any event on the final distribution date, principal distributions on the A-1, A-2, A-3, A-AB, A-4 and A-1-A classes will be made on a pro rata basis in accordance with outstanding balances.

    ORDER OF           RECIPIENT
  DISTRIBUTION      CLASS OR CLASSES                                 TYPE AND AMOUNT OF DISTRIBUTION
----------------   ------------------   ------------------------------------------------------------------------------------------
       2nd             A-1, A-2,        Principal up to the portion of the Total Principal Distribution Amount that is
                     A-3, A-AB and      attributable to loan group no. 1 (and, if the class A-1-A certificates are retired,
                         A-4**          any portion of the Total Principal Distribution Amount that is attributable to loan group
                                        no. 2), to class A-AB until the principal balance of the class A-AB certificates has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit E hereto, then class A-1, A-2, A-3, A-AB and A-4 certificates in that order, in each case until the total principal balance of that class has been reduced to zero

                        A-1-A**         Principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 2 (and, if the class A-4 certificates are retired, any portion of the Total Principal Distribution Amount that is attributable to loan group no.
                                        1), until the total principal balance of that class has been reduced to zero

       3rd           A-1, A-2, A-3,     Reimbursement up to the loss reimbursement amounts for those classes, PRO RATA
                     A-AB, A-4 and      based on the respective loss reimbursement amounts for those classes
                         A-1-A

       4th                A-M           Interest up to the total interest distributable on that class

       5th                A-M           Principal up to the total principal distributable on that class

       6th                A-M           Reimbursement up to the loss reimbursement amount for that class

       7th                A-J           Interest up to the total interest distributable on that class

       8th                A-J           Principal up to the total principal distributable on that class

       9th                A-J           Reimbursement up to the loss reimbursement amount for that class

       10th                B            Interest up to the total interest distributable on that class

       11th                B            Principal up to the total principal distributable on that class

       12th                B            Reimbursement up to the loss reimbursement amount for that class

       13th                C            Interest up to the total interest distributable on that class

       14th                C            Principal up to the total principal distributable on that class

       15th                C            Reimbursement up to the loss reimbursement amount for that class

       16th                D            Interest up to the total interest distributable on that class

       17th                D            Principal up to the total principal distributable on that class

       18th                D            Reimbursement up to the loss reimbursement amount for that class

       19th                E            Interest up to the total interest distributable on that class

       20th                E            Principal up to the total principal distributable on that class

       21st                E            Reimbursement up to the loss reimbursement amount for that class

       22nd                F            Interest up to the total interest distributable on that class

       23rd                F            Principal up to the total principal distributable on that class

       24th                F            Reimbursement up to the loss reimbursement amount for that class

       25th                G            Interest up to the total interest distributable on that class

       26th                G            Principal up to the total principal distributable on that class

       27th                G            Reimbursement up to the loss reimbursement amount for that class

       28th                H            Interest up to the total interest distributable on that class

       29th                H            Principal up to the total principal distributable on that class

    ORDER OF           RECIPIENT
  DISTRIBUTION      CLASS OR CLASSES                                 TYPE AND AMOUNT OF DISTRIBUTION
----------------   ------------------   ------------------------------------------------------------------------------------------
       30th                H            Reimbursement up to the loss reimbursement amount for that class

       31st                J            Interest up to the total interest distributable on that class

       32nd                J            Principal up to the total principal distributable on that class

       33rd                J            Reimbursement up to the loss reimbursement amount for that class

       34th                K            Interest up to the total interest distributable on that class

       35th                K            Principal up to the total principal distributable on that class

       36th                K            Reimbursement up to the loss reimbursement amount for that class

       37th                L            Interest up to the total interest distributable on that class

       38th                L            Principal up to the total principal distributable on that class

       39th                L            Reimbursement up to the loss reimbursement amount for that class

       40th                M            Interest up to the total interest distributable on that class

       41st                M            Principal up to the total principal distributable on that class

       42nd                M            Reimbursement up to the loss reimbursement amount for that class

       43rd                N            Interest up to the total interest distributable on that class

       44th                N            Principal up to the total principal distributable on that class

       45th                N            Reimbursement up to the loss reimbursement amount for that class

       46th                O            Interest up to the total interest distributable on that class

       47th                O            Principal up to the total principal distributable on that class

       48th                O            Reimbursement up to the loss reimbursement amount for that class

       49th                P            Interest up to the total interest distributable on that class

       50th                P            Principal up to the total principal distributable on that class

       51st                P            Reimbursement up to the loss reimbursement amount for that class

       52nd             R and LR        Any remaining portion of the Available P&I Funds

     Distributions on the class RCS-IO certificates will be made separately, from amounts that represent interest accrued on the Reyes Cold Storage Portfolio Mortgage Loan at the RCS-IO Interest Rate, in accordance with priorities set forth above under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Reyes Cold Storage Portfolio" in this prospectus supplement.

     DISTRIBUTIONS OF STATIC PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES. If any Yield Maintenance Charge is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Yield Maintenance Charge as additional interest, on the distribution date corresponding to that collection period, as follows:

     - the holders of any class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G and H certificates that are then entitled to distributions of principal on that distribution date out of that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group (I.E., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan, will be entitled to an amount equal to, in the case of each such class, the product of--

          1.   the amount of the subject Yield Maintenance Charge multiplied by

          2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2005-C3 principal balance certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

          3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2005-C3 principal balance certificates on the subject distribution date from that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to that portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to the loan group that includes the prepaid mortgage loan; and

     - any portion of the subject Yield Maintenance Charge that may remain after any distribution(s) contemplated by the prior bullet will be distributed as follows:

          1. for each of the first twelve (12) distribution dates, if the class A-SP certificates are then outstanding, 5.0% of such amount to the holders of the class A-SP certificates and 100.0% of such amount to the holders of the class A-X certificates; and

          2.   otherwise, entirely to the holders of the class A-X certificates.

     For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject Yield Maintenance Charge, exclusive of any applicable spread. However, in the case of any underlying mortgage loan that provides for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

     Notwithstanding the foregoing, if the Yield Maintenance Charge to be distributed was collected with respect to any residential cooperative mortgage loan included in the trust fund sold to us by NCB, FSB or NCB, then the amount distributable in accordance with the second preceding paragraph will equal the amount of the Yield Maintenance Charge that would have been payable with respect to such residential cooperative mortgage loan if the related mortgage interest rate was equal to the Net Mortgage Interest Rate for such mortgage loan minus 0.10% per annum, and the remaining portion of the Yield Maintenance Charge actually collected will be distributed to the holders of the class A-Y certificates.

     If any Static Prepayment Premium is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Static Prepayment Premium as additional interest, on the distribution date corresponding to that collection period, as follows:

     - the holders of any class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G and H certificates that are then entitled to distributions of principal on that distribution date out of that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group (I.E., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan, will be entitled to an amount equal to, in the case of each such class, the product of--

          1. the amount of the subject Static Prepayment Premium, multiplied by

          2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2005-C3 principal balance certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

          3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2005-C3 principal balance certificates on the subject distribution date from that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the Total Principal Distribution Amount for the subject distribution date that is attributable to the loan group that includes the prepaid mortgage loan; and

     - any portion of the subject Static Prepayment Premium that may remain after any distribution(s) contemplated by the prior bullet will be distributed to the holders of the class A-X certificates.

     For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that would have been used to calculate a Yield Maintenance Charge if a Yield Maintenance Charge had been payable. The relevant discount rate for purposes of the foregoing will be converted to a monthly equivalent rate.

     Notwithstanding the foregoing, if the Static Prepayment Premium to be distributed was collected with respect to any residential cooperative mortgage loan included in the trust fund sold to us by NCB, FSB or NCB, then the amount distributable in accordance with the second preceding paragraph will equal 50% of the amount of that Static Prepayment Premium, and the remaining portion of that Static Prepayment Premium will be distributed to the holders of the class A-Y certificates.

     After the distribution date on which the last of the offered certificates is retired, 100% of all Yield Maintenance Charges collected on the underlying mortgage loans will be distributed as additional interest to the holders of non-offered classes of the series 2005-C3 certificates.

     As described under "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, liquidation fees may be paid from Yield Maintenance Charges and Static Prepayment Premiums. In such cases, the formulas described above for allocating any Yield Maintenance Charge and Static Prepayment Premiums to any particular class of series 2005-C3 certificates will be applied to the charges in question, net of any liquidation fee payable therefrom.

     Neither we nor any of the underwriters makes any representation as to--

     - the enforceability of any provision of the underlying mortgage loans requiring the payment of any prepayment consideration, or

     -    the collectability of that prepayment consideration.

     See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     DISTRIBUTIONS OF POST-ARD ADDITIONAL INTEREST. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund that are applied as Post-ARD Additional Interest.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property may be acquired as part of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related underlying mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     -    distributions on the series 2005-C3 certificates,

     - allocations of Realized Losses and Additional Trust Fund Expenses to the series 2005-C3 certificates, and

     - the amount of all fees payable to the applicable master servicer, the applicable special servicer and the trustee under the pooling and servicing agreement.

     In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Net Mortgage Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds from an REO Property will be applied--

     - FIRST, to pay, or to reimburse the applicable master servicer, the applicable special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     - THEREAFTER, as collections of principal, interest and other amounts due on the related underlying mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the applicable master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if that underlying mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2005-C3 principal balance certificates. If this occurs following the distributions made to the series 2005-C3 certificateholders on any distribution date, then: the respective total principal balances of the following classes of the series 2005-C3 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2005-C3 certificates equals the total Stated Principal Balance of the mortgage pool (which total Stated Principal Balance will be increased, for this purpose only, by amounts of principal previously used to reimburse nonrecoverable advances and certain advances related to rehabilitated mortgage loans, as described herein under "--Advances of Delinquent Monthly Debt Service Payments" and "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances," other than any such amounts previously used to reimburse advances with respect to mortgage loans that have since become liquidated loans) that will be outstanding immediately following that distribution date.

                  ORDER OF ALLOCATION           CLASS
                -----------------------     --------------
                         1st                       P
                         2nd                       O
                         3rd                       N
                         4th                       M
                         5th                       L
                         6th                       K
                         7th                       J
                         8th                       H
                         9th                       G
                         10th                      F
                         11th                      E
                         12th                      D
                         13th                      C
                         14th                      B
                         15th                     A-J
                         16th                     A-M
                         17th               A-1, A-2, A-3,
                                             A-AB, A-4 and
                                                A-1-A*

----------
* PRO RATA based on the respective total outstanding principal balances of the subject classes.

     The above-described reductions in the total principal balances of the respective classes of the series 2005-C3 certificates identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the underlying mortgage loans and those classes of series 2005-C3 certificates.

     The Realized Loss, if any, in connection with the liquidation of a defaulted underlying mortgage loan, or related REO Property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

     - the outstanding principal balance of the subject mortgage loan as of the date of liquidation, together with--

          1. all accrued and unpaid interest on the subject mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

          2. all related unreimbursed servicing advances and unpaid liquidation expenses, over

     - the total amount of liquidation proceeds, if any, recovered in connection with the liquidation, net of select items that may be payable or reimbursable from those proceeds to the respective parties to the pooling and servicing agreement.

     If any portion of the debt due under any of the underlying mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer or the applicable special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post ARD Additional Interest, also will be treated as a Realized Loss.

     The following items, to the extent that they are paid out of collections on the mortgage pool (other than late payment charges and/or Default Interest collected on the underlying mortgage loans), are some examples of Additional Trust Fund Expenses:

     - any special servicing fees, work-out fees and liquidation fees paid to the special servicer;

     - any interest paid to the applicable master servicer, the applicable special servicer and/or the trustee with respect to advances;

     - the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other assets of the trust fund;

     - any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

          1. any reimbursements and indemnifications to the trustee, as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus,

          2. any reimbursements and indemnification to the master servicers, the special servicers and us, as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

          3. any federal, state and local taxes, and tax-related expenses, payable out of assets of the trust fund, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

     - rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the pooling and servicing agreement or the related mortgage loan seller; and

     - any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged real property securing a defaulted underlying mortgage loan, as described under "The Pooling and Servicing Agreement--Procedures with Respect to Defaulted Mortgage Loans" in this prospectus supplement.

     Late payment charges and Default Interest collected with respect to any underlying mortgage loan are to be applied to pay interest on any advances that have been or are being reimbursed with respect to that mortgage loan. In addition, late payment charges and Default Interest collected with respect to any underlying mortgage loan are also to be applied to reimburse the trust for any Additional Trust Fund Expenses previously incurred by the trust with respect to that mortgage loan. Late payment charges and Default Interest collected with respect to any underlying mortgage loan that are not so applied to pay interest on advances or to reimburse the trust for previously incurred Additional Trust Fund Expenses with respect to such mortgage loan will be paid to the applicable master servicer and/or the applicable special servicer as additional servicing compensation.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments, Post-ARD Additional Interest and Default Interest, and assumed monthly debt service payments, in each case net of related master servicing fees and work-out fees, that--

     - were due or deemed due, as the case may be, during the related collection period with respect to the underlying mortgage loans as to which it acts as master servicer, and

     - were not paid by or on behalf of the respective borrowers thereunder or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust fund, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     - the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     -    a fraction--

          1. the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount, and

          2. the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

     Notwithstanding the foregoing, any reduction in advances with respect to the Reyes Cold Storage Portfolio Mortgage Loan in accordance with the preceding paragraph will be based on the portion of any Appraisal Reduction Amount calculated with respect to the entire Reyes Cold Storage Portfolio Whole Loan that is allocable to the Reyes Cold Storage Portfolio Mortgage Loan. The applicable master servicer or special servicer will calculate any Appraisal Reduction Amount with respect to the Reyes Cold Storage Portfolio Whole Loan in generally the same manner described in this prospectus supplement as if it were an individual underlying mortgage loan and will then allocate that Appraisal Reduction Amount, FIRST, to the Reyes Cold Storage Portfolio B Loan, up to the unpaid principal balance of such loan, and THEN, to the Reyes Cold Storage Portfolio Mortgage Loan.

     With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, out of funds held in that master servicer's collection account that are not required to be paid on the series 2005-C3 certificates on that distribution date.

     Neither the master servicers nor the trustee are required to make any monthly debt service advances with respect to a Companion Loan or the Reyes Cold Storage Portfolio B Loan. Neither the holder of a Companion Loan, the Reyes Cold Storage Portfolio B Loan Holder nor any related servicer or any party associated with a securitization of a Companion Loan or the Reyes Cold Storage Portfolio B Loan is required to make any monthly debt service advance with respect to the related underlying mortgage loan or any servicing advance with respect to the related mortgaged real property.

     If either master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance.

     The master servicers and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds (together with interest accrued thereon), from collections on the underlying mortgage loan as to which the advance was made. The master servicers or the trustee will not be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related underlying mortgage loan and shall not be permitted to make any monthly debt service advance that the applicable special servicer determines would not be ultimately recoverable out of collections on the related underlying mortgage loan. If a master servicer or the trustee makes any monthly debt service advance with respect to any of the underlying mortgage loans that it or the applicable special servicer subsequently determines will not be recoverable out of collections on that underlying mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the third succeeding paragraph, out of general collections on the mortgage loans and any REO Properties in the trust fund on deposit in such master servicer's collection account from time to time or, if amounts in such collection account are not sufficient to reimburse such advance, out of the other master servicer's collection account. See "Description of the Certificates--Advances" in the accompanying prospectus and "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement. Any reimbursement of a nonrecoverable debt service advance (including interest accrued thereon) as described in the second preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the underlying mortgage loans that are on deposit in the collection account (thereby reducing the amount of principal otherwise distributable on the series 2005-C3 certificates on the related distribution date) prior to application of such reimbursement against any other general collections on deposit therein. The trustee may conclusively rely on the determination of the applicable master servicer regarding the nonrecoverability of any monthly debt service advance, and each master servicer and the trustee will conclusively rely on the determination of the applicable special servicer regarding the nonrecoverability of any monthly debt service advance.

     Notwithstanding the foregoing, however, upon a determination that a previously made monthly debt service advance is not recoverable out of collections on the related underlying mortgage loan, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, either of the master servicers or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable monthly debt service advance over a period of time (not to exceed 12 months), with interest thereon at the prime rate described in the second succeeding paragraph. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the applicable master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover a nonrecoverable monthly debt service advance over time, or not to do so, benefits some classes of series 2005-C3 certificateholders to the detriment of other classes of series 2005-C3 certificateholders will not constitute a violation of the Servicing Standard by such master servicer or a violation of any fiduciary duty owed by any party to the series 2005-C3 certificateholders.

     Additionally, in the event that any monthly debt service advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 2005-C3 certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related underlying mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement out of general collections in such master servicer's collection account as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest or, if amounts in such collection account are not sufficient to reimburse such nonrecoverable advance, out of the other master servicer's collection account, subject to the applicable master servicer's or trustee's election to obtain reimbursement over time as described in the previous paragraph.

     The master servicers and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding from the date made (or, if made prior to the end of the applicable grace period, from the end of that grace period), at an annual rate equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Interest accrued with respect to any monthly debt service advance made with respect to any mortgage loan in the trust fund will be payable in connection with the reimbursement of that monthly debt service advance--

     - FIRST, out of any Default Interest and late payment charges collected on that mortgage loan subsequent to the accrual of that advance interest, and

     - THEN, at the time or after the advance has been reimbursed, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts then on deposit in such master servicer's collection account or, if amounts in such collection account are not sufficient to pay or reimburse such advance interest, out of the other master servicer's collection account.

     To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on outstanding monthly debt service advances will result in a reduction in amounts payable on the series 2005-C3 certificates. Amounts paid to the master servicer or the trustee out of general collections on the mortgage pool to cover interest on advances made by it with respect to any underlying mortgage loan will be offset by Default Interest and late payment charges, if any, subsequently collected on that mortgage loan.

     A monthly debt service payment will be assumed to be due with respect to:

     - each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     - each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any underlying mortgage loan described in the prior sentence will equal, for its maturity date (if applicable) and for each successive due date following the relevant event that it or any related REO Property remains part of the trust fund, the sum of
(a) the principal portion, if any, of the monthly debt service payment that would have been due on the subject mortgage loan on the relevant date if the related balloon payment had not come due or the related mortgaged real property had not become an REO Property, as the case may be, and the subject mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that event, plus (b) one month's interest on the Stated Principal Balance of the subject mortgage loan at the related mortgage interest rate (but not including Post-ARD Additional Interest or Default Interest).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     TRUSTEE REPORTS. Based solely on information in monthly reports prepared by the master servicers and the special servicers, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon request, provide by first class mail, on each distribution date to each registered holder of a series 2005-C3 certificate, a reporting statement substantially in the form of, and containing substantially the information set forth in, Exhibit B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the series 2005-C3 certificates on that distribution date and the performance, both in total and individually to the extent available, of the underlying mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

     Due to the time required to collect all the necessary data and enter it onto the master servicers' computer systems, the master servicers are not required to provide monthly reports, other than the loan periodic update file of the standard Commercial Mortgage Securities Association investor reporting package, before the distribution date in September 2005.

     BOOK-ENTRY CERTIFICATES. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder, provided that you deliver a written certification to the trustee in the form attached to the pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicers, the special servicers, the trustee and the certificate registrar are required to recognize as series 2005-C3 certificateholders only those persons in whose names the series 2005-C3 certificates are registered on the books and records of the certificate registrar.

     INFORMATION AVAILABLE ELECTRONICALLY. The trustee will make the trustee's reports available each month via the trustee's internet website. In addition, the trustee will also make this prospectus supplement, the accompanying prospectus, the pooling and servicing agreement and certain underlying mortgage loan information as presented in the standard Commercial Mortgage Securities Association investor reporting package formats available to any registered holder or beneficial owner of an offered certificate and to certain other persons via the trustee's internet website in accordance with the terms and provisions of the pooling and servicing agreement. The trustee's internet website will initially be located at "http://www.ctslink.com." For assistance with the trustee's internet website certificateholders may call (301) 815-6600.

     The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The trustee may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential and to indemnify the trustee, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the pooling and servicing agreement.

     OTHER INFORMATION. To the extent received, the pooling and servicing agreement will obligate the trustee (or, in the case of items 5., 6. and 7. below, the master servicers or the special servicers, as applicable) to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website, for review by any registered holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee (or licensed or registered investment adviser acting on their behalf) of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

     1. the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

     2. all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2005-C3 certificateholders since the date of initial issuance of the offered certificates;

     3. all officer's certificates delivered to the trustee by the master servicers and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     4. all accountant's reports delivered to the trustee with respect to the master servicers and/or the special servicers since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     5. the most recent inspection report with respect to each mortgaged real property securing an underlying mortgage loan prepared by the applicable master servicer or the applicable special servicer, as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

     6. the most recent appraisal, if any, with respect to each mortgaged real property securing a mortgage loan in the trust fund obtained by the applicable master servicer or the applicable special servicer;

     7. the most recent quarterly and annual operating statement and rent roll (for all mortgaged real properties other than residential cooperative properties) for each mortgaged real property securing an underlying mortgage loan and financial statements of the related borrower collected by the applicable master servicer or the applicable special servicer, as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

     8. the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

     Copies of any and all of the foregoing items will be available from the trustee, the master servicers, the special servicers, as applicable, upon request. However, except with respect to the Series 2005-C3 Directing Certificateholder (to the extent such request is not excessive or duplicative), the trustee, the master servicers or the special servicers, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above to registered holders, beneficial owners and prospective purchasers (or licensed or registered investment adviser acting on their behalf) of series 2005-C3 certificates, the trustee, the master servicers or the special servicers, as applicable, may require:

     - in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement or otherwise acceptable to the trustee, the master servicers or the special servicers, as applicable, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates, will keep the information confidential and will indemnify the trustee, the master servicers and the special servicers; and

     - in the case of a prospective purchaser (or licensed or registered investment adviser acting on their behalf) of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement or otherwise acceptable to the trustee, the master servicers or the special servicers, as applicable, generally to the effect that the person or entity is a prospective purchaser (or licensed or registered investment adviser acting on their behalf) of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates, will otherwise keep the information confidential and will indemnify the trustee, the master servicers and the special servicers.

VOTING RIGHTS

     The voting rights for the series 2005-C3 certificates will be allocated as follows:

     - 99% of the voting rights will be allocated to the class A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates, in proportion to the respective total principal balances of those classes;

     - 1% of the voting rights will be allocated to the class A-X, A-SP and A-Y certificates, in proportion to the respective notional amounts of those classes; and

     - 0% of the voting rights will be allocated to the holders of the class RCS-IO, R, LR and V certificates.

     Voting rights allocated to a class of series 2005-C3 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     GENERAL.  The yield on any offered certificate will depend on--

     -    the price at which the certificate is purchased by an investor, and

     -    the rate, timing and amount of distributions on the certificate.

     The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

     -    the pass-through rate for the certificate,

     - the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

     - the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

     - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate.

     PASS-THROUGH RATES. The pass-through rates on the class C and D certificates will be variable and will be equal to or limited by the Weighted Average Net Mortgage Pass-Through Rate from time to time. The Weighted Average Net Mortgage Pass-Through Rate would decline if the rate of principal payments on the underlying mortgage loans with higher Net Mortgage Interest Rates was faster than the rate of principal payments on the underlying mortgage loans with lower Net Mortgage Interest Rates. Accordingly, the yields on each of those classes of offered certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. The Weighted Average Net Mortgage Pass-Through Rate will not be affected by modifications, waivers or amendments with respect to the underlying mortgage loans.

     RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of underlying mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust fund.

     As described in this prospectus supplement, the principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 1 (and, after the class A-1-A certificates have been reduced to zero, any portion of the Total Principal Distribution Amount that is attributable to loan group no. 2) for each distribution date will be distributable entirely in respect of the class A-1, A-2, A-3, A-AB and A-4 certificates in that order (except that the class A-AB certificates will receive distributions of principal prior to such other classes until the balance thereof has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit E hereto), in each case until the total principal balance of that class is reduced to zero, and the principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 2 (and after the class A-4 certificates have been reduced to zero, any portion of the Total Principal Distribution Amount that is attributable to loan group no. 1) for each distribution date will be generally distributable to the class A-1-A certificates. Following retirement of the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates, the Total Principal Distribution Amount for each distribution date will be distributable entirely in respect of the remaining classes, sequentially in alphabetical order of class designation, in each such case until the related certificate balance is reduced to zero. With respect to the class A-AB certificates, the extent to which the principal balance of the class A-AB certificates has been reduced to the targeted principal balance set forth for the class A-AB certificates for the subject distribution date on Exhibit E hereto, the sensitivity of the class A-AB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which (i) the class A-1, A-2 and A-3 certificates remain outstanding with respect to principal attributable to loan group no. 1 and (ii) the class A-1-A, A-1, A-2 and A-3 certificates remain outstanding with respect to principal attributable to loan group no. 2. In particular, once such classes are no longer outstanding, any remaining portion on any distribution date of the portion of the Total Principal Distribution Amount that is attributable to loan group no. 2 and/or the portion of the Total Principal Distribution Amount that is attributable to loan group no. 1, as applicable, will be distributed on the class A-AB certificates until the total principal balance of the class A-AB certificates is reduced to zero. As such, the class A-AB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the class A-1, A-2, A-3 and A-1-A certificates were outstanding.

     Prepayments and other early liquidations of the underlying mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the subject mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the subject mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance that loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     DELINQUENCIES AND DEFAULTS ON THE MORTGAGE LOANS. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

     -    the amount of distributions on your offered certificates,

     -    the yield to maturity of your offered certificates,

     -    the rate of principal distributions on your offered certificates, and

     -    the weighted average life of your offered certificates.

     Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     - you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     - the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates, then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

     In addition, if the applicable master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it or the applicable special servicer has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise distributable on the series 2005-C3 certificates prior to being deemed reimbursed out of payments and other collections of interest otherwise distributable on the series 2005-C3 certificates.

     In the event that any advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the relevant master servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance is not deemed nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 2005-C3 certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related underlying mortgage loan, then such master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     THE EFFECT OF LOAN GROUPS. Because the mortgage pool has been divided into two loan groups for purposes of calculating distributions on the series 2005-C3 certificates, the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. Similarly, the holders of the class A-1-A certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

     RELEVANT FACTORS. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

     -    prevailing interest rates;

     -    the terms of those mortgage loans, including--

          1. provisions that impose prepayment lock-out periods or require Yield Maintenance Charges and/or Static Prepayment Premiums, and

          2.   amortization terms that require balloon payments;

     - the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     - the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

     -    the quality of management of the mortgaged real properties;

     -    the servicing of those mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Underlying Mortgage Loans" and "The Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust fund is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance that mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay that mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the subject mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the subject mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     - the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     -    the relative importance of those factors;

     - the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     - the overall rate of prepayment or default on the underlying mortgage loans.

     DELAY IN DISTRIBUTIONS. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of June 29, 2005 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     - multiplying the amount of each principal distribution on the certificate by the number of years from the assumed settlement date to the related distribution date;

     -    summing the results; and

     - dividing the sum by the total amount of the reductions in the principal balance of the certificate. Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

     As described in this prospectus supplement, the Total Principal Distribution Amount with regard to principal for each distribution date will be payable FIRST to make distributions of principal to the holders of the class A-AB certificates (until the principal balance of the Class A-AB certificates is reduced to the scheduled principal balance set forth on Exhibit E to this prospectus supplement), then to the class A-1, A-2, A-3, A-AB, A-4 and/or A-1-A certificates (allocated among those classes as described under "Description of the Offered Certificates--Distributions--Principal Distributions" in this prospectus supplement) until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2, A-3, A-AB, A-4 and/or A-1-A certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the Total Principal Distribution Amount for each distribution date was being paid on a PRO RATA basis among the respective classes of series 2005-C3 principal balance certificates.

     The tables set forth in Exhibit C show with respect to each class of offered certificates--

     -    the weighted average life of that class, and

     - the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

     - based upon each of the indicated levels of CPR and the Modeling Assumptions.

     The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

     We make no representation that--

     - the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

     - all the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

     - underlying mortgage loans that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, or prepayable with a Yield Maintenance Charge will not prepay as a result of involuntary liquidations upon default or otherwise during that period.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

     The series 2005-C3 certificates will be issued, the trust fund will be created and the underlying mortgage loans will be serviced and administered under a pooling and servicing agreement to be dated as of June 1, 2005, by and among us, as depositor, and the master servicers, the special servicers and the trustee.

     Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents." The trustee will provide a copy of the pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion, payment of a reasonable fee for any expenses. The pooling and servicing agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition, we will arrange for the pooling and servicing agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "http://www.sec.gov."

THE MASTER SERVICERS AND THE SPECIAL SERVICERS

     GENERAL. There will be two master servicers under the pooling and servicing agreement, Midland and NCB, FSB. There will be two special servicers under the pooling and servicing agreement, LNR Partners and NCB.

                                                          NO. OF   % OF INITIAL MORTGAGE
                               NAME                       LOANS         POOL BALANCE
         ----------------------------------------------   ------  ------------------------
         Midland ......................................    139              86.7%
         NCB, FSB......................................     59              13.3%

     The information set forth in this prospectus supplement concerning each of the master servicers and the special servicers has been provided by Midland, NCB, FSB, LNR Partners and NCB, respectively. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     MIDLAND. Midland, a wholly-owned subsidiary of PNC, one of the mortgage loan sellers, and an affiliate of PNC Capital Markets, Inc., one of the underwriters, was incorporated under the laws of the State of Delaware in 1998. Midland is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Midland's principal offices are located at 10851 Mastin Street, Building 82, Suite 700, Overland Park, Kansas 66210.

     As of March 31, 2005, Midland was servicing approximately 14,788 commercial and multifamily loans with a principal balance of approximately $104.7 billion. The collateral for these loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. With respect to those loans, approximately 10,237 of the loans, with a total principal balance of approximately $75.1 billion, pertain to commercial and multifamily mortgage-backed securities.

     Property type concentrations within the portfolio include multifamily, office, retail, hospitality and other types of income producing properties. Midland also provides commercial loan servicing for newly-originated loans and loans acquired in the secondary market for:

     -    financial institutions,

     -    private investors, and

     -    issuers of commercial and multifamily mortgage-backed securities.

     Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities by Fitch, Moody's and S&P. Midland has received the highest rankings as a master, primary and special servicer from both Fitch and S&P. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category.

     Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight(R), that contains updated performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Series 2005-C3 certificateholders, prospective transferees and other appropriate parties may obtain access to CMBS Investor Insight(R) through Midland's website, "www.midlandls.com." Midland may require registration and the execution of an access agreement in connection with providing access to CMBS Investor Insight(R). Specific questions about portfolio, loan and property performance may be sent to Midland via e-mail at askmidland@midlandls.com.

     NCB, FSB. NCB, FSB is a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the Treasury. It is one of the mortgage loan sellers and, further, is a wholly owned subsidiary of NCB, one of the special servicers. See "--The Special Servicers--General." NCB, FSB's servicing offices are located at 1725 Eye Street, N.W., Washington, D.C. 20006.

     As of March 31, 2005, NCB, FSB was servicing a portfolio with a total principal balance of approximately $3.7 billion, most of which are commercial and residential cooperative real estate assets. Included in this serviced portfolio are $2.6 billion of commercial and residential cooperative real estate assets representing 29 securitization transactions for which NCB, FSB, is primary or master servicer.

     GENERAL. NCB will act as special servicer under the pooling and servicing agreement with respect to the underlying residential cooperative mortgage loans that NCB, FSB and NCB are selling to us for inclusion in the trust fund. LNR Partners will act as special servicer under the pooling and servicing agreement with respect to all of the other underlying mortgage loans.

     LNR PARTNERS. LNR Partners, Inc., a Florida corporation and a subsidiary of LNR Property Holdings Ltd. ("LNR Corp."), will initially be appointed as special servicer of the underlying mortgage loans other than the underlying residential cooperative loans that NCB, FSB and NCB are selling to us for inclusion in the trust fund. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600. LNR Corp., through its subsidiaries, affiliates and joint ventures is involved in the real estate investment, finance and management business and engages principally in (i) acquiring, developing, repositioning, managing and selling commercial and multi-family residential real estate properties, (ii) investing in high-yielding real estate loans, and (iii) investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities.

     LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Oregon, Texas, Massachusetts, North Carolina and California, and in Europe in London, England, Paris, France and Munich, Germany. As of November 30, 2004, LNR Partners and its affiliates were managing a portfolio which included an original count with a total principal balance of approximately 18,200 assets in all 50 states and in Europe with an original face value of $146 billion, most of which are commercial real estate assets representing 140 securitization transactions, for which LNR Partners acts as special servicer. LNR Partners and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth.

     NCB. NCB, which does business under the trade name National Cooperative Bank, was chartered by an act of Congress in 1978 for the purpose of providing loans and other financial services to cooperatively owned and organized corporations throughout the United States. By Congressional amendments in 1981, NCB was converted to a private institution owned by its member cooperative customers. The principal executive office of NCB is located at 1725 Eye Street, N.W., Washington, D.C. 20006.

     As of March 31, 2005, NCB and its affiliates were managing a portfolio with a total principal balance of approximately $3.7 billion, most of which are commercial and residential cooperative real estate assets. Included in this managed portfolio are $2.6 billion of commercial and residential cooperative real estate assets representing 29 securitization transactions, for which NCB or an affiliate is servicer or special servicer.

THE TRUSTEE

     Wells Fargo will act as trustee under the pooling and servicing agreement. Wells Fargo is a direct wholly-owned subsidiary of Wells Fargo & Company. It is a national banking association engaged in a wide range of activities typical of a national bank. Wells Fargo maintains an office at (a) with respect to certificate transfers and surrenders, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113 and (b) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Its CMBS customer service help desk can be contacted at (301) 815-6600.

     The information set forth in the immediately preceding paragraph has been provided by Wells Fargo. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

ASSIGNMENT OF THE MORTGAGE LOANS

     On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the mortgage loans acquired from the mortgage loan sellers, without recourse, to the trustee for the benefit of the holders of the series 2005-C3 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the mortgage loans from the respective mortgage loan sellers.

SERVICING UNDER THE POOLING AND SERVICING AGREEMENT

     UNDERLYING MORTGAGE LOANS. Each master servicer and the special servicer must service and administer the respective mortgage loans and any REO Properties owned by the trust fund for which it is responsible, directly or through sub-servicers, in accordance with, the Servicing Standard.

     In general, the master servicers will be responsible for the servicing and administration of--

     - all mortgage loans in the trust fund for which it is responsible as to which no Servicing Transfer Event has occurred, and

     - all worked-out mortgage loans in the trust fund for which it is responsible as to which no new Servicing Transfer Event has occurred.

     If a Servicing Transfer Event occurs with respect to any mortgage loan in the trust fund, that mortgage loan will not be considered to be "worked out" until all applicable Servicing Transfer Events have ceased to exist as contemplated by the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

     In general, subject to specified requirements and certain consents and approvals of the Series 2005-C3 Directing Certificateholder, the Reyes Cold Storage Portfolio B Loan Holder and/or the holder of any related CBA B-Note Companion Loan, as applicable, provided for in the pooling and servicing agreement and the related intercreditor agreement, as applicable, the special servicers will be responsible for the servicing and administration of those mortgage loans in the trust fund as to which, in each case, a Servicing Transfer Event has occurred and is continuing. It will also be responsible for the administration of any REO Properties in the trust fund.

     Despite the foregoing, the pooling and servicing agreement will require the master servicers:

     - to continue to receive payments and, subject to the applicable master servicer's timely receipt of information from the applicable special servicer, prepare all reports to the trustee required with respect to any specially serviced mortgage loans and REO Properties in the trust fund; and

     - otherwise, to render other incidental services with respect to any specially serviced mortgage loans and REO Properties in the trust fund.

     No master servicer or special servicer will have responsibility for the performance by the other servicers of their respective obligations and duties under the pooling and servicing agreement.

     The applicable master servicer will transfer servicing of a mortgage loan in the trust fund to the applicable special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The applicable special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist as contemplated by the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

     REYES COLD STORAGE PORTFOLIO B LOAN. The Reyes Cold Storage Portfolio B Loan will NOT be included in the trust fund, and references in this prospectus supplement to "underlying mortgage loans" do not include the Reyes Cold Storage Portfolio B Loan. The Reyes Cold Storage Portfolio B Loan will, however, be serviced under the pooling and servicing agreement by the applicable master servicer and special servicer in the same manner, except that neither the servicers nor the trustee are required to make any monthly debt service advances with respect to the Reyes Cold Storage Portfolio B Loan, and subject to the same servicing standard, as the Reyes Cold Storage Portfolio Mortgage Loan. The Reyes Cold Storage Portfolio Mortgage Loan and the Reyes Cold Storage Portfolio B Loan are subject to the Reyes Cold Storage Portfolio Agreement Among Noteholders.

     CBA B-NOTE COMPANION LOANS. No CBA B-Note Companion Loan will be included in the trust fund, and references in this prospectus supplement to "underlying mortgage loans" do not include the CBA B-Note Companion Loans. Each CBA B-Note Companion Loan will, however, be serviced under the pooling and servicing agreement by the applicable master servicer or special servicer, as applicable, if a CBA A/B Material Default has occurred and is continuing under the related CBA A/B Intercreditor Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     THE MASTER SERVICING FEE. The principal compensation to be paid to each master servicer with respect to its master servicing activities in respect of the mortgage loans for which it is responsible will be the master servicing fee.

     The master servicing fee:

     - will be earned with respect to each and every underlying mortgage loan for which the applicable master servicer is responsible, including--

          1. each such mortgage loan, if any, that is being specially serviced,

          2. each such mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

          3.   each such mortgage loan as to which defeasance has occurred; and

     -    in the case of each and every underlying mortgage loan, will--

          1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable (or, in the case of those mortgage loans that provide for the payment of fixed amounts during an interest-only period, on a 30/360 Basis during the interest-only period and an Actual/360 Basis thereafter),

          2. accrue at a master servicing fee rate that, on a loan-by-loan basis, ranges from 0.010% per annum to 0.080% per annum,

          3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

          4. be payable to the applicable master servicer monthly from amounts received with respect to interest on that mortgage loan.

     As of the date of initial issuance of the offered certificates, the weighted average master servicing fee for the mortgage pool will be 0.019% per annum.

     If Midland or NCB, FSB resigns or is terminated as a master servicer, then it will be entitled to retain the related Excess Servicing Strip, which is equal to that portion of the applicable master servicing fees (accrued at a rate in excess of 0.005% per annum), except to the extent that any portion of such Excess Servicing Strip is needed to compensate any replacement master servicer for assuming the duties of Midland or NCB, FSB, as the case may be, as a master servicer under the pooling and servicing agreement. In the event that Midland or NCB, FSB resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of Midland or NCB, FSB, as the case may be, as a primary servicer under the pooling and servicing agreement. An initial master servicer will be entitled to transfer any such Excess Servicing Strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

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     PREPAYMENT INTEREST SHORTFALLS. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfall is incurred with respect to an underlying mortgage loan during any collection period (other than a Prepayment Interest Shortfall resulting from a principal prepayment accepted by the applicable master servicer (i) with respect to any specially serviced mortgage loan, (ii) as a result of the payment of insurance proceeds or condemnation proceeds, (iii) subsequent to a default under the related mortgage loan documents (provided that the applicable master servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard and it has obtained the consent of the applicable special servicer), (iv) pursuant to applicable law or a court order, (iv) at the request of or with the consent of the Series 2005-C3 Directing Certificateholder or (v) as permitted by the related loan documents), then the applicable master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of (a) such Prepayment Interest Shortfall or (b) the aggregate of (1) that portion of the servicing fees for the applicable master servicer for the related distribution date that is calculated at 0.005% per annum and (2) all Prepayment Interest Excesses received by the applicable master servicer during such due period.

     No other master servicing compensation will be available to cover Prepayment Interest Shortfalls, and a master servicer's obligation to make payments to cover Prepayment Interest Shortfalls in respect of a particular collection period will not carry over to any subsequent collection period.

     Any payments made by the master servicers with respect to any distribution date to cover Prepayment Interest Shortfalls with respect to the mortgage pool will be included in the Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the sum of--

     - any Prepayment Interest Excesses collected with respect to the mortgage pool during that collection period and which are required to be applied to offset Prepayment Interest Shortfalls, and

     - any payments made by the master servicers with respect to the related distribution date to cover those Prepayment Interest Shortfalls,

     then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2005-C3 certificates, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.

     No master servicer will make payments to cover, or apply Prepayment Interest Excesses received on underlying mortgage loans for which it is the applicable master servicer to offset, Prepayment Interest Shortfalls incurred with respect to underlying mortgage loans for which it is not the applicable master servicer.

     PRINCIPAL SPECIAL SERVICING COMPENSATION. The principal compensation to be paid to each special servicer with respect to its special servicing activities in respect of the mortgage pool will be--

     -    the special servicing fee,

     -    the work-out fee, and

     -    the liquidation fee.

     SPECIAL SERVICING FEE. With respect to each special servicer, the special servicing fee:

     -    will be earned with respect to--

          1. each underlying mortgage loan, if any, that is being specially serviced by such special servicer, and

          2. each underlying mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property and is being administered by such special servicer; and

     - in the case of each underlying mortgage loan described in the foregoing bullet, will--

          1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable (or, in the case of those mortgage loans that provide

                                      S-154
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               for the payment of fixed amounts during an interest-only period, on a 30/360 Basis during the interest-only period and an Actual/360 Basis thereafter),

          2. accrue at a special servicing fee rate of 0.35% per annum (subject to a minimum of $4,000 per loan per month and, provided that such minimum amount may be reduced by the Series 2005-C3 Directing Certificateholder),

          3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

          4. be payable to the applicable special servicer from amounts received with respect to interest on that mortgage loan.

     No special servicing fees in respect of the Reyes Cold Storage Portfolio B Loan will be payable out of collections on the mortgage pool.

     WORK-OUT FEE. Each special servicer will, in general, be entitled to receive a work-out fee with respect to each specially serviced mortgage loan in the trust fund that has been worked-out by it. The work-out fee will be payable out of, and will be calculated by application of a work-out fee rate of 1.0% to, each collection of interest, other than Default Interest and Post-ARD Additional Interest, and principal (including scheduled payments, prepayments, balloon payments, payments at maturity and payments resulting from a partial condemnation) received on the subject underlying mortgage loan for so long as it remains a worked-out mortgage loan. The work-out fee with respect to any worked-out mortgage loan in the trust fund will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new work-out fee would become payable if the subject underlying mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If either of the special servicers is terminated (other than for cause) or resigns, it will retain the right to receive any and all work-out fees payable with respect to underlying mortgage loans that were worked-out by it during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those work-out fees.

     Although work-out fees are intended to provide each special servicer with an incentive to better perform its duties, the payment of any work-out fee will reduce amounts payable to the series 2005-C3 certificateholders.

     No work-out fees in respect of any Reyes Cold Storage Portfolio B Loan will be payable out of collections on the mortgage pool.

     LIQUIDATION FEE. Each special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the trust fund for which it obtains a full, partial or discounted payoff from the related borrower. Each special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust fund as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. A liquidation fee will also be payable in connection with the repurchase of any mortgage loan in the trust fund for a Material Breach of representation or warranty or a Material Document Defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, if the repurchase occurs after the end of the applicable cure period (as that cure period may be extended). As to each underlying mortgage loan repurchased as contemplated by the immediately preceding sentence, and any specially serviced mortgage loan and REO Property in the trust fund, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any liquidation expenses, and further exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges and/or Post-ARD Additional Interest.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

     - the repurchase of any underlying mortgage loan for a Material Breach or a Material Document Defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, within the applicable cure period (as that cure period may be extended);

     - the purchase of any Defaulted Loan by the applicable special servicer or any of its affiliates pursuant to a fair value purchase option, as described under "--Fair Value Purchase Option" below;

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     -    the purchase of the Reyes Cold Storage Portfolio Mortgage Loan by the
          Reyes Cold Storage Portfolio B Loan Holder, as described under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Reyes Cold Storage Portfolio Mortgage Loan" in this prospectus supplement;

     - the purchase of any CBA A-Note Mortgage Loan by the holder of the related CBA B-Note Companion Loan pursuant to the related CBA A/B Intercreditor Agreement, as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement within 90 days of that CBA A-Note Mortgage Loan becoming specially serviced;

     - the purchase of an underlying mortgage loan by a mezzanine lender, pursuant to the related mezzanine loan intercreditor agreement within 60 days of such underlying mortgage loan becoming specially serviced to the extent not collected from the related mezzanine lender pursuant to the related intercreditor agreement and the pooling and servicing agreement; or

     - the purchase of all of the mortgage loans and REO Properties in the trust fund by either master servicer, either special servicer or any single certificateholder or group of certificateholders of the series 2005-C3 controlling class in connection with the termination of the trust fund, as described under "--Termination" below.

     Although liquidation fees are intended to provide each special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2005-C3 certificateholders.

     SPECIAL SERVICING COMPENSATION WITH RESPECT TO THE CBA B-NOTE COMPANION LOANS. The applicable special servicer will be entitled to such compensation with respect to the CBA B-Note Companion Loans as is provided under the pooling and servicing agreement to the extent not prohibited under the respective CBA A/B Intercreditor Agreements; provided that in no such case will the payment of any such compensation reduce amounts otherwise payable to the series 2005-C3 certificateholders with respect to the related CBA A-Note Mortgage Loan.

     ADDITIONAL SERVICING COMPENSATION. As additional master servicing compensation, the applicable master servicer will be entitled to receive the excess, if any, of:

     - the amount of all Prepayment Interest Excesses collected with respect to the mortgage loans serviced by it during any collection period, over the amount of certain Prepayment Interest Shortfalls incurred with respect to the mortgage loans serviced by it during that collection period.

     In addition, the following items collected on the underlying mortgage loans will be allocated between the applicable master servicer and the applicable special servicer as additional compensation in accordance with the pooling and servicing agreement:

     - any late payment charges and Default Interest actually collected on any particular underlying mortgage loan, to the extent that such late payment charges and Default Interest are not otherwise applied--

          1. to pay the applicable master servicer, the applicable special servicer or the trustee, as applicable, any unpaid interest on advances made by, and reimbursed to, that party with respect to that mortgage loan or the related mortgaged real property,

          2. to reimburse the trust fund for any interest on advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the applicable master servicer, the applicable special servicer or the trustee, as applicable, from a source of funds other than late payment charges and Default Interest collected on that mortgage loan,

          3. to reimburse the trust fund for any other Additional Trust Fund Expenses related to that mortgage loan, and

     - any extension fees, modification fees, assumption fees, assumption application fees, defeasance fees, earnout fees, consent/waiver fees and other comparable transaction fees and charges.

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     Each master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Account" below. Each master servicer--

     - will generally be entitled to retain any interest or other income earned on those funds, and

     - will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for that master servicer's benefit.

     Generally, a master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts, provided that it may be obligated if certain requirements in the pooling and servicing agreement are not complied with.

     Each special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Properties" below. Each special servicer--

     - will be entitled to retain any interest or other income earned on those funds, and

     - will be required to cover any losses of principal of those investments from its own funds.

     Generally, a special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding its REO account, provided that it may be obligated if certain requirements in the pooling and servicing agreement are not complied with.

     PAYMENT OF EXPENSES; SERVICING ADVANCES. Each master servicer and each special servicer will each be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. No master servicer or special servicer will be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

     With respect to each underlying mortgage loan, in accordance with the Servicing Standard, the applicable master servicer will be obligated, if and to the extent necessary, to advance all such amounts as are necessary to pay, among other things, (a) ground rents, if applicable, with respect to the related mortgaged real property, (b) premiums on insurance policies with respect to the related mortgaged real property, (c) operating, leasing, managing and liquidation expenses for the related mortgaged real property after it has become an REO property, (d) the cost of environmental inspections with respect to the related mortgaged real property, (e) real estate taxes, assessments and other items that are or may become a lien on the related mortgaged real property, (f) the costs of any enforcement or judicial proceedings with respect to that mortgage loan, including foreclosure and similar proceedings, and (g) the cost of appraisals required under the pooling and servicing agreement with respect to the related mortgaged real property.

     In general, any and all customary, reasonable and necessary out-of-pocket costs and expenses (including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties) incurred by the applicable master servicer or the applicable special servicer in connection with the servicing of an underlying mortgage loan as to which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property in the trust fund, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, subject to recoverability, the applicable special servicer may periodically require the applicable master servicer to reimburse the applicable special servicer for any servicing advances made by it with respect to a particular underlying mortgage loan or REO Property. Upon so reimbursing the applicable special servicer for any servicing advance, the applicable master servicer will be deemed to have made the advance.

     No special servicer will have any obligation to make servicing advances. The applicable special servicer will be required to request the applicable master servicer to make required servicing advances with respect to a specially serviced mortgage loan or REO Property on a monthly basis (except for servicing advances required on an emergency basis, for which requests may be made on a more frequent basis). The applicable special servicer must make the request, in writing, at least five business days prior to when the subject servicing advance is required to be made (or, with respect to emergency servicing advances, within two business days of such special servicer's receipt of notice that the emergency servicing advances are required). The applicable master servicer must make the requested servicing advance within a specified number of days following that master servicer's receipt of the request. The applicable special servicer will be required to provide the applicable master servicer any information in its possession as that master servicer may reasonably request to enable that

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master servicer to determine whether a requested servicing advance would be recoverable from expected collections on the related mortgage loan or REO Property. If the applicable special servicer does not fulfill its obligation to provide the applicable master servicer with notice and information regarding any servicing advance, such master servicer will have no obligation to make the subject servicing advance.

     If the applicable master servicer fails to make a required servicing advance within the time required under the pooling and servicing agreement, then the trustee will be required:

     - if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

     - if the failure continues for three more business days after that notice, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicers or the trustee will be obligated to make servicing advances that, in its judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If any master servicer, any special servicer or the trustee makes any servicing advance with respect to any mortgage loan or related REO Property that it subsequently determines is not recoverable from expected collections on that mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in such master servicer's collection account from time to time. In addition, to the extent that the applicable master servicer's collection account does not contain sufficient funds, the applicable master servicer or the trustee, as applicable, may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in the other master servicer's collection account. The trustee will conclusively rely on the determination of the applicable master servicer or the applicable special servicer regarding the nonrecoverability of any servicing advance. The applicable master servicer will conclusively rely on the determination of the applicable special servicer regarding the nonrecoverability of any servicing advance. Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) as described in the preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage loans that are on deposit in the collection account (thereby reducing the amount of principal otherwise distributable on the series 2005-C3 certificates on the related distribution date) prior to application of such reimbursement against any other general collections on deposit therein.

     Notwithstanding the foregoing, upon a determination that a previously made servicing advance is not recoverable from expected collections on the related mortgage loan or REO Property in the trust fund, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the applicable master servicer, the applicable special servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable servicing advance over a period of time (not to exceed 12 months), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the applicable master servicer, the applicable special servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a nonrecoverable servicing advance over time, or not to do so, benefits some classes of series 2005-C3 certificateholders to the detriment of other classes of series 2005-C3 certificateholders will not constitute a violation of the Servicing Standard by the applicable master servicer or the applicable special servicer or a violation of any fiduciary duty owed by any party to the series 2005-C3 certificateholders.

     In addition, in the event that any servicing advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the applicable master servicer, the applicable special servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of
- but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 2005-C3 certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related underlying mortgage loan, then the applicable master servicer, the applicable special servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance out of general collections in the applicable master servicer's collection account in an amount equal to the portion of that advance that remains outstanding, plus accrued interest. In addition, to the extent that the applicable

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master servicer's collection account does not contain sufficient funds, the applicable master servicer or the trustee, as applicable, may obtain reimbursement for that nonrecoverable advance, together with interest on that nonrecoverable advance, out of general collections on the mortgage loans and any REO Properties on deposit in the other master servicer's collection account, subject to the applicable master servicer's or trustee's election to obtain reimbursement over time as described in the previous paragraph.

     Each master servicer will be permitted to pay, and the applicable special servicer may direct the payment of, some servicing expenses directly out of general collections on deposit in such master servicer's collection account, including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan serviced by that master servicer. In addition, the pooling and servicing agreement will permit the applicable master servicer, at the direction of the applicable special servicer if a specially serviced mortgage loan or REO Property is involved, to pay directly out of such master servicer's collection account any servicing expense that, if advanced by the applicable master servicer or the applicable special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the applicable master servicer or, if a specially serviced mortgage loan or REO Property is involved, the applicable special servicer, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2005-C3 certificateholders (as a collective whole) or, if a CBA A/B Loan Pair or an REO Property related to a CBA A/B Loan Pair is involved, the series 2005-C3 certificateholders and the holder of the related Companion Loan (as a collective whole).

     The master servicers, the special servicers and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance made with respect to any underlying mortgage loan or the related mortgaged real property will be payable in connection with the reimbursement of that servicing advance--

     - FIRST, out of any Default Interest and late payment charges collected on that underlying mortgage loan subsequent to the accrual of that advance interest, and

     - THEN, at the time or after the advance has been reimbursed, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts on deposit in the master servicer's collection account.

REPLACEMENT OF A SPECIAL SERVICER

     Subject to the discussion in the next paragraph, the holder or holders of series 2005-C3 certificates representing a majority interest in the series 2005-C3 controlling class may, upon not less than 10 business days' prior written notice to the respective parties to the pooling and servicing agreement, remove any existing special servicer, with or without cause, and appoint a successor special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities to a successor special servicer will be the responsibility of the certificateholders of the series 2005-C3 controlling class. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1. written confirmation from each of Moody's and S&P, as applicable, that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2005-C3 certificates, and

     2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement.

     In connection with any termination as described in the preceding paragraph, the terminated special servicer will be entitled to, among other things:

     - payment out of the applicable master servicer's collection account for all accrued and unpaid special servicing fees and additional special servicing compensation;

     - reimbursement by its successor for any outstanding servicing advances made by the terminated special servicer, together with interest;

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     -    continued rights to indemnification as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus; and

     - continued rights to some or all workout fees as described under "--Servicing and Other Compensation and Payment of Expenses" above.

Upon reimbursement as described in the second bullet of the prior sentence, any advance will be treated as if it were made by the successor special servicer.

ENFORCEMENT OF DUE-ON-SALE PROVISIONS AND DUE-ON-ENCUMBRANCE

     Subject to the provisions of the pooling and servicing agreement, in general, the applicable master servicer may not, without the consent of the applicable special servicer, waive any due-on-sale or due-on-encumbrance clause in, or consent to the assumption of, any mortgage loan in the trust fund, or make any determination with respect to any mortgage loan, which by its terms permits transfer, assumption and/or further encumbrance without lender's consent provided certain conditions are satisfied, that such conditions have been satisfied. The applicable master servicer or applicable special servicer, as specified in the pooling and servicing agreement, will handle waivers of due-on-sale and due-on-encumbrance clauses in, assumptions of, and determinations of the satisfaction of conditions described above for, the underlying mortgage loans in the trust fund.

     Subject to the provisions of the pooling and servicing agreement, the applicable master servicer or the applicable special servicer, as applicable, will be required to enforce any such due-on-sale clause in, or refuse to consent to the assumption of, any mortgage loan in the trust fund, unless the applicable master servicer or applicable special servicer determines in accordance with the Servicing Standard, that--

     -    not declaring an event of default under the related mortgage; or

     -    granting such consent,

     would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met) on a present value basis (discounting at the related mortgage interest rate), than would enforcement of such clause or the failure to grant such consent.

     If the applicable master servicer or applicable special servicer determines that--

     -    not declaring an event of default under the related mortgage; or

     -    granting such consent,

     would likely result in a greater recovery (or an equal recovery, provided the other conditions for an assumption or waiver of a due-on-sale clause, if any, are met), then, subject to the discussion under "--Modifications, Waivers, Amendments and Consents" below and "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Reyes Cold Storage Portfolio Mortgage Loan" in this prospectus supplement, the applicable master servicer or the applicable special servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that--

     - the credit status of the proposed transferee complies with the Servicing Standard and the related loan documents; and

     - with respect to any underlying mortgage loan (1) the principal balance of which is $20,000,000 or more or (2) that by itself, or as part of a cross-collateralized group or a group of mortgage loans with affiliated borrowers, (a) represents a specified percentage of the aggregate outstanding principal balance of all of the mortgage pool at such time or (b) is one of the ten largest mortgage loans by outstanding principal balance of all of the mortgage loans in the trust fund at such time (treating any group of cross-collateralized mortgage loans or any group of mortgage loans with affiliated borrowers as a single mortgage loan), the applicable master servicer or the applicable special servicer, as applicable, has received written confirmation from Moody's and S&P that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the series 2005-C3 certificates; provided that the applicable master servicer or the applicable special servicer representing the trust in the transaction

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          must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the trust fund.

     Mortgage loans described in the second bullet point of the preceding sentence are referred to as "Significant Mortgage Loans."

     No assumption agreement may contain any terms that are different from any term of any mortgage or related mortgage note, except pursuant to the provisions described under "--Modifications, Waivers, Amendments and Consents" below. The applicable master servicer or applicable special servicer will provide notice to the rating agencies of any waiver of any due-on-sale clause in the event that rating agency confirmation is not required for such waiver.

     As long as the applicable mezzanine lender is a mortgage loan seller or satisfies various institutional lender criteria, the consent of the applicable special servicer and the receipt of a rating confirmation will generally not be required in the event that the holder of mezzanine debt related to a mortgage loan forecloses upon the equity in a borrower under a mortgage loan.

     Subject to the provisions of the pooling and servicing agreement, the applicable master servicer or the applicable special servicer, as the case may be, will be required to enforce any due-on-encumbrance clause in any mortgage loan in the trust fund, and in connection therewith will be required to (1) accelerate payments thereon or (2) withhold its consent to such lien or encumbrance unless (except with respect to limited circumstances set forth in the pooling and servicing agreement involving easements, rights-of-way and similar agreements and subject to the discussion under "--Modifications, Waivers, Amendments and Consents" and "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Reyes Cold Storage Portfolio Mortgage Loan" above in this prospectus supplement)--

     - such master servicer or special servicer determines, in accordance with the Servicing Standard, that not accelerating such payments or granting such consent would produce a greater recovery, on a present value basis, than taking those actions, and

     - with respect to any mortgage loan that (1) is a Significant Mortgage Loan, or (2) together with the proposed subordinate debt, would have either a combined debt service coverage ratio that is equal to or less than 1.20x or a combined loan-to-value ratio equal to or greater than 85%, the applicable master servicer or the applicable special servicer, as applicable, receives prior written confirmation from, as applicable, Moody's and S&P that either not accelerating payments on the related mortgage loan or granting such consent, whichever is applicable, would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the series 2005-C3 certificates; provided that the applicable master servicer or the applicable special servicer, as applicable, must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the trust fund.

     If the applicable special servicer, in accordance with the Servicing Standard, objects to the determination by the applicable master servicer with respect to a mortgage loan, which by its terms permits transfer, assumption or further encumbrance without lender consent provided certain conditions are satisfied, that such conditions have been satisfied, then the applicable master servicer will use reasonable efforts to not permit the transfer, assumption or further encumbrance with respect to such mortgage loan.

     Notwithstanding the foregoing, in cases involving a residential cooperative property, the applicable master servicer shall be permitted to waive a due-on-encumbrance provision so as to permit the related borrower to incur additional subordinate financing (even if the subordinate financing is prohibited by the terms of the related loan documents) and without the need to obtain the consent of any party and without the need to obtain confirmation by any rating agency subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio for the subject mortgage loan does not exceed 40% (based on the Value Co-op Basis of the related property as set forth in the updated appraisal obtained in connection with the proposed subordinate indebtedness), the condition that the total subordinate debt secured by the related mortgaged real property not exceed $7.5 million and the condition that the net proceeds of the subordinate debt be primarily used to fund capital improvements, major repairs and reserves. In all of the aforementioned cases, NCB, FSB or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.

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MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The pooling and servicing agreement will permit the applicable master servicer, or the applicable special servicer, as applicable, to modify, waive or amend any term of any non-specially serviced mortgage loan if it determines, in accordance with the Servicing Standard, that it is appropriate to do so. However, except as described in the following paragraph and except as contemplated under "--Enforcement of Due-on-Sale Provisions and Due-on-Encumbrance" above and under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement, no such modification, waiver or amendment of a non-specially serviced mortgage loan may--

     - with limited exception generally involving the waiver of late payment charges and Default Interest, affect the amount or timing of any scheduled payments of principal, interest or other amount (including Yield Maintenance Charges) payable under the mortgage loan;

     - affect the obligation of the related borrower to pay a Yield Maintenance Charge or Static Prepayment Premium or permit a principal prepayment during the applicable lockout period;

     - except as expressly provided by the related mortgage or in connection with a defeasance or a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related Mortgage on any material portion of the related mortgaged real property without a corresponding principal prepayment; or

     - in the judgment of the applicable master servicer or the applicable special servicer, as applicable, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon;

unless either (x) the subject mortgage loan is in default or default is reasonably foreseeable or (y) the applicable special servicer has determined (and may rely on an opinion of counsel in making the determination) that the modification, waiver or amendment will not be a "significant modification" of the subject mortgage loan within the meaning of Treasury regulations section 1.860G-2(b).

     Notwithstanding the second sentence of the preceding paragraph, the applicable special servicer may--

     - reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge or Static Prepayment Premium;

     - reduce the amount of the monthly payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate;

     - forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a specially serviced mortgage loan;

     -    extend the maturity of any specially serviced mortgage loan;

     - waive Post-ARD Additional Interest if such waiver conforms to the Servicing Standard;

     - permit the release or substitution of collateral for a specially serviced mortgage loan; and/or

     -    accept a principal prepayment during any lockout period;

     - provided that the related borrower is in default with respect to the specially serviced mortgage loan or, in the judgment of such special servicer, such default is reasonably foreseeable and, in the judgment of such special servicer and in accordance with the Servicing Standard, the modification would increase the recovery on the subject mortgage loan to series 2005-C3 certificateholders and any affected holder of a Companion Loan, as a collective whole.

     However, in no event will the applicable special servicer be permitted (or permit the applicable master servicer) to--

     (1) extend the maturity date of any underlying mortgage loan (other than an interest only ARD Loan) beyond a date that is three years prior to the rated final distribution date, or in the case of an interest only ARD Loan, extend the maturity date of such interest only ARD Loan beyond a date that is five years prior to the rated final distribution date;

     (2) extend the maturity date of any underlying mortgage loan at an interest rate less than the lower of (a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable mortgage loans;

     (3) extend the maturity date of any underlying mortgage loan beyond a date which is 10 years prior to the expiration of the term of such ground lease (after giving effect to all extension options) if the mortgage loan is secured by a ground lease; or

     (4) defer interest due on any underlying mortgage loan in excess of 5% of the Stated Principal Balance of such mortgage loan.

     With respect to clause (3) above, the applicable special servicer is required to give due consideration to the term of the ground lease before extending the maturity date beyond a date which is 20 years prior to the expiration of the term of such ground lease (after giving effect to all extension options). Neither the applicable master servicer nor the applicable special servicer may permit or modify a loan to permit a voluntary prepayment of a mortgage loan, other than a specially serviced mortgage loan, on any day other than its due date, unless, among other things, such master servicer or such special servicer also collects interest thereon through the due date following the date of such prepayment or unless otherwise permitted under the related mortgage loan documents or that principal prepayment is accepted by the applicable master servicer or the applicable special servicer at the request of or with the consent of the Series 2005-C3 Directing Certificateholder, or if accepted by the applicable master servicer, with the consent of the applicable special servicer. Prepayments of specially serviced mortgage loans will be permitted to be made on any day without the payment of interest through the following due date.

     The applicable special servicer will notify the applicable master servicer and the trustee and, in some cases, the rating agencies, of any modification, waiver or amendment of any term of a mortgage loan agreed to by such special servicer and must deliver to the trustee (with a copy to the applicable master servicer) for deposit in the related mortgage file an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof (and in any event within 10 business days). Copies of each agreement whereby any such modification, waiver or amendment of any term of any mortgage loan is effected are to be available for review during normal business hours, upon prior request, at the offices of such special servicer. Notwithstanding the foregoing, no such notice shall be required with respect to any waiver of Default Interest or late payment charges and any such waiver need not be in writing.

     The ability of the applicable master servicer or the applicable special servicer to agree to modify, waive or amend any of the terms of the pooled mortgage loans will be subject to the discussions under one or more of the following headings in this prospectus supplement: "--The Series 2005-C3 Directing Certificateholder and the Series 2005-C3 Controlling Class" below, "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Reyes Cold Storage Portfolio Mortgage Loan" and "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" above.

REQUIRED APPRAISALS

     Within 60 days following the occurrence of any Appraisal Reduction Event with respect to any of the mortgage loans, the applicable special servicer must obtain, and deliver to the trustee and the applicable master servicer a copy of, an MAI appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement (provided that in no event shall the period to receive such appraisal exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event), unless--

     - an appraisal had previously been obtained within the prior twelve months, and

     - there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of such special servicer, materially affect the value set forth in that earlier appraisal.

     Notwithstanding the foregoing, if the Stated Principal Balance of the subject underlying mortgage loan is less than $2,000,000, then the applicable special servicer will perform an internal valuation of the related mortgaged real property in lieu of an appraisal.

     As a result of any appraisal or internal valuation, the applicable special servicer may determine that an Appraisal Reduction Amount exists with respect to the subject underlying mortgage loan (or, if applicable, the Reyes Cold Storage Portfolio Whole Loan or any CBA A/B Loan Pair). If, with respect to underlying mortgage loans with a Stated Principal Balance of more than $2,000,000, such appraisal is not received, within the requisite time period or if, for any underlying mortgage loan with a Stated Principal Balance of $2,000,000 or less, such special servicer does not obtain an appraisal or perform an internal valuation within the requisite time period, the Appraisal Reduction Amount for the related underlying mortgage loan (or, if applicable, the Reyes Cold Storage Portfolio Whole Loan or any CBA A/B Loan Pair) will be 25% of its Stated Principal Balance as of the date of the related Appraisal Reduction Event. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan and, in the case of the Reyes Cold Storage Portfolio Mortgage Loan, is also relevant to certain control issues. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" and "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Reyes Cold Storage Portfolio Mortgage Loan" in this prospectus supplement.

     If an Appraisal Reduction Event occurs with respect to any mortgage loan in the trust fund, then the applicable special servicer will have an ongoing obligation to obtain or perform, as the case may be, within 30 days of each anniversary of the occurrence of that Appraisal Reduction Event, an update of the prior required appraisal or other valuation. Based upon that update, such special servicer is to redetermine, and report to the trustee and the applicable master servicer, the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

     - the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing Under the Pooling and Servicing Agreement" above and has remained current for twelve consecutive monthly payments under the terms of the workout, and

     - no other Servicing Transfer Event or Appraisal Reduction Event has occurred and is continuing with respect to the subject mortgage loan.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, at the direction of the applicable special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

COLLECTION ACCOUNT

     GENERAL. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. Each collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The applicable collection account will contain sub-accounts that provide for the segregation of the amounts received with respect to the CBA B-Note Companion Loans and the Reyes Cold Storage Portfolio B Loan.

     The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the pooling and servicing agreement, any interest or other income earned on funds in each master servicer's collection account will be paid to that master servicer as additional compensation.

     DEPOSITS. Each master servicer must deposit or cause to be deposited in its collection account, within one business day following receipt by it, in the case of payments from borrowers and other collections on the underlying mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of such master servicer subsequent to the date of initial issuance of the offered certificates with respect to the underlying mortgage loans serviced by it (exclusive of scheduled payments of principal and interest due on or before the respective due dates for those mortgage loans in June 2005 or, in the case of any of those mortgage loans that are replacement mortgage loans, on or before the related due date in the month of substitution):

     - all principal payments, including principal prepayments, collected on the underlying mortgage loans;

     - all interest payments, including Default Interest and Post-ARD Additional Interest, collected on the underlying mortgage loans;

     - any Static Prepayment Premiums and Yield Maintenance Charges and late payment charges collected on the underlying mortgage loans;

     - any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to any of the underlying mortgage loans or the related mortgaged real property, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property securing any of the underlying mortgage loans, in each case to the extent not required to be applied to the restoration of the subject mortgaged real property or released to the related borrower;

     - any amounts received and retained in connection with the liquidation of any of the underlying mortgage loans that are in default, whether through foreclosure, deed-in-lieu of foreclosure, any purchase thereof by a mezzanine lender or as otherwise contemplated under "--The Series 2005-C3 Directing Certificateholder and the Series 2005-C3 Controlling Class," "--Procedures with Respect to Defaulted Mortgage Loans" and "--Fair Value Purchase Option" below, in each case to the extent not required to be returned to the related borrower;

     - any amounts paid by a holder of a CBA B-Note Companion Loan or the Reyes Cold Storage Portfolio B Loan Holder in connection with any purchase option exercised or cure payment remitted pursuant to the terms of the related intercreditor agreement;

     - any amounts paid by or on behalf of Column, NCB, FSB, NCB or PNC in connection with the repurchase or replacement of, or the curing of any breach of representation and warranty with respect to, any of the underlying mortgage loans by that party as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     - any amounts paid to purchase or otherwise acquire all of the underlying mortgage loans and any related REO Properties in connection with the termination of the trust fund as contemplated under "--Termination" below;

     - any amounts required to be deposited by that master servicer in connection with losses incurred with respect to Permitted Investments of funds held in its collection account;

     - all payments with respect to the underlying mortgage loans or any related REO Properties required to be paid by that master servicer or received from the applicable special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement;

     - any amounts with respect to REO Properties relating to the underlying mortgage loans, which amounts are transferred by the special servicer from its REO account; and

     - any amounts with respect to the underlying mortgage loans that are transferred from any debt service reserve accounts.

     Upon receipt of any of the amounts described in the first seven bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, the applicable special servicer is required to promptly remit those amounts to the applicable master servicer for deposit in such master servicer's collection account.

     Notwithstanding the foregoing, amounts received with respect to the Reyes Cold Storage Portfolio Whole Loan or the related mortgaged real property and allocable to a Reyes Cold Storage Portfolio B Loan will be deposited by the applicable master servicer into its collection account and thereafter transferred to a custodial account or sub-account that relates to such Reyes Cold Storage Portfolio B Loan.

     Also, notwithstanding the foregoing, after the occurrence of a CBA A/B Material Default with respect to any CBA A/B Loan Pair, for so long as such CBA A/B Material Default is continuing, amounts received with respect to that CBA A/B Loan Pair or the related mortgaged real property will be deposited into an account maintained by the applicable master servicer, which may be a subaccount of its collection account, solely with respect to that CBA A/B Loan Pair and thereafter amounts allocable to the related CBA A-Note Mortgage Loan will be transferred to such collection account.

     WITHDRAWALS. Each master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

     1. to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in its collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

          (b) payments and other collections received by or on behalf of the trust fund after the end of the related collection period, and

          (c) amounts that are payable or reimbursable from such collection account to any person other than the series 2005-C3 certificateholders in accordance with any of clauses 2. through
               20. below;

     2. to reimburse itself, the applicable special servicer or the trustee, as applicable, for any unreimbursed advances made by that party, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

     3. to pay itself or the trustee earned and unpaid master servicing fees or trustee fees, as applicable, with respect to each mortgage loan serviced by it and the Reyes Cold Storage Portfolio B Loan, with that payment to be made out of collections on that mortgage loan that are allocable as interest;

     4. to pay the applicable special servicer, out of related collections of interest, earned and unpaid special servicing fees with respect to each mortgage loan serviced by it that is either--

          (a)  a specially serviced mortgage loan, or

          (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

     5. to pay the applicable special servicer or, if applicable, any predecessor to that special servicer, earned and unpaid work-out fees and liquidation fees to which it is entitled with respect to the mortgage pool, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

     6. to reimburse itself, the applicable special servicer or the trustee, as applicable, out of general collections in the applicable master servicer's collection account on the mortgage loans and any REO Properties in the trust fund, for any unreimbursed advance made by that party as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above and to reimburse itself, the special servicer or the trustee, as applicable, out of amounts on deposit that represent principal collections, for any advance and interest on such advance that relates to a defaulted mortgage loan and remains unreimbursed after such mortgage loan is returned to performing status;

     7. in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay itself, the special servicer or the trustee, as applicable, unpaid interest accrued on any advance made by that party under the pooling and servicing agreement, with that payment to be made out of Default Interest and late payment charges received with respect to the particular mortgage loan in the trust fund as to which, or that relates to the mortgaged real property as to which, that advance was made;

     8. in connection with the reimbursement of advances as described in clause 2. or 6. above (but in the case of clause 6. above, only with respect to advances determined to be nonrecoverable), to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust fund, any interest accrued and payable on that advance and not otherwise payable under clause 7. above;

     9. to pay itself or the applicable special servicer, as applicable, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

     10. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust fund;

     11. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, certain servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

     12. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, for the unadvanced costs and expenses incurred by the trust fund due to actions taken based upon an environmental assessment of any mortgaged real property, as well as for the unadvanced costs and expenses incurred by the trust fund for certain additional environmental testing at any mortgaged real property;

     13. to pay itself, the applicable special servicer, the trustee, us or any of their or our respective affiliates, directors, members, managers, shareholders, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust fund, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus;

     14. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, for (a) the costs of various opinions of counsel related to the servicing and administration of the mortgage loans in the trust fund, (b) expenses properly incurred by the trustee in connection with providing tax-related advice to the applicable special servicer or master servicer and (c) the fees of the master servicer and/or the trustee for confirming a fair value determination by the applicable special servicer of a Defaulted Loan;

     15. to reimburse itself, the applicable special servicer, us or the trustee, as the case may be, for any unreimbursed expenses reasonably incurred in respect of any breach or defect in respect of a mortgage loan giving rise to a repurchase obligation of a mortgage loan seller, or the enforcement of such obligation, under the related mortgage loan purchase agreement;

     16.  to pay for--

          (a) the cost of the opinions of counsel for purposes of REMIC administration or amending the pooling and servicing agreement to the extent payable out of the trust fund; and

          (b) the cost of obtaining an extension from the Internal Revenue Service for the sale of any REO Property;

     17. to pay any other items described in this prospectus supplement as being payable from the collection account;

     18. to pay to the applicable party amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust fund;

     19. to pay any amount, in addition to normal remittances, allocable to the holder of a Companion Loan pursuant to the related intercreditor, co-lender or similar agreement or the Reyes Cold Storage Portfolio B Loan Holder;

     20.  to withdraw amounts deposited in the collection account in error; and

     21. to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

     In no event will any amounts allocable to the Reyes Cold Storage Portfolio B Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the Reyes Cold Storage Portfolio Mortgage Loan. The Reyes Cold Storage Portfolio B Loan will provide limited subordination to the Reyes Cold Storage Portfolio Mortgage Loan regarding various payments and reimbursements related to the Reyes Cold Storage Portfolio Mortgage Loan that arise out of a credit default.

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     Furthermore, in no event will any amounts allocable to a CBA B-Note
Companion Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the related CBA A-Note Mortgage Loan. In addition, any amounts allocable to a CBA B-Note Companion Loan will be available to cover payments and/or reimbursements associated with the related CBA A-Note Mortgage Loan only to the extent described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

FAIR VALUE PURCHASE OPTION

     The pooling and servicing agreement grants the Series 2005-C3 Directing Certificateholder and the applicable special servicer an assignable option (a "Purchase Option") to purchase Defaulted Loans from the trust fund in the manner and at the price described below. The Purchase Option held or assigned by a Series 2005-C3 Directing Certificateholder (if not earlier exercised or declined) will expire at such time as the related class of series 2005-C3 certificates is no longer the series 2005-C3 controlling class.

     Promptly after the determination that a mortgage loan in the trust fund has become a Defaulted Loan, the applicable special servicer will be required to notify the trustee, the applicable master servicer and the Series 2005-C3 Directing Certificateholder of such determination.

     Within 60 days after a mortgage loan becomes a Defaulted Loan, the applicable special servicer will be required to determine the fair value of such mortgage loan in accordance with the Servicing Standard and consistent with the guidelines contained in the pooling and servicing agreement. The applicable special servicer will be permitted to change from time to time thereafter, its determination of the fair value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. In the event that the applicable special servicer or any affiliate of that special servicer exercises the purchase option described above with respect to any Defaulted Loan in the trust fund, including as the Series 2005-C3 Directing Certificateholder or as the assignee of another option holder, then the applicable master servicer (or, if that master servicer is also the applicable special servicer or an affiliate of that special servicer, the trustee) will be required to confirm that such special servicer's determination as to the fair value of that mortgage loan is no less than the amount that such master servicer considers to be the fair value of that mortgage loan. In such event, the applicable special servicer shall promptly deliver to the applicable master servicer or the trustee, as applicable in accordance with the foregoing sentence, the most recent related appraisal then in that special servicer's possession, together with such other third-party reports and other information then in that special servicer's possession that is relevant to the confirmation of that special servicer's determination of fair value, including information regarding any change in circumstance regarding the related mortgaged real property known to that special servicer that has occurred subsequent to, and that would materially affect the value of the related mortgaged real property reflected in, the most recent related appraisal. Notwithstanding the foregoing, and if the applicable special servicer has not already done so, the applicable master servicer or the trustee, as the case may be, may (at its option) designate a qualified independent expert in real estate or commercial mortgage loan matters with at least five years' experience in valuing or investing in loans similar to the subject specially serviced mortgage loan, selected with reasonable care by that master servicer or the trustee, as the case may be, to confirm that such special servicer's fair value determination is consistent with or greater than what the independent expert considers to be the fair value of such mortgage loan. In that event, the applicable master servicer or trustee, as applicable, will be entitled to rely upon such independent expert's determination. The reasonable costs of all third-party opinions of value and any appraisals and inspection reports incurred by the applicable master servicer or trustee, as the case may be, as contemplated by this paragraph will be advanced by that master servicer or trustee, as the case may be, and will constitute, and be reimbursable as, a servicing advance. In addition, the applicable master servicer or the trustee, as the case may be, will be entitled to receive out of that master servicer's collection account a fee, as specified in the pooling and servicing agreement, for each such confirmation of the applicable special servicer's fair value determination with respect to any particular specially serviced mortgage loan that is made by that master servicer or the trustee, as the case may be.

     Each holder of the Purchase Option may, at its option, purchase a Defaulted Loan from the trust fund at a price (the "Option Price") equal to--

     - if the applicable special servicer has not yet determined the fair value of the Defaulted Loan, the unpaid principal balance of the Defaulted Loan, plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances together with any unpaid interest on any advance owing to the party or parties that made them, and all accrued special servicing fees and additional trust expenses allocable to such Defaulted Loan whether paid or unpaid and all costs and expenses in connection with the sale, or

     - if the applicable special servicer has made such fair value determination, the fair value of the Defaulted Loan as determined by the special servicer.

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     If the most recent fair value calculation was made more than 90 days prior to the exercise date of the Purchase Option, then the applicable special servicer must confirm or revise the fair value determination, and the Option Price at which the Defaulted Loan may be purchased will be modified accordingly.

     Unless and until the Purchase Option with respect to a Defaulted Loan is exercised, the applicable special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including workout and foreclosure, consistent with the Servicing Standard, but that special servicer will not be permitted to sell the Defaulted Loan other than pursuant to the exercise of the Purchase Option or in accordance with any applicable intercreditor or co-lender agreement.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Loan will automatically terminate upon--

     - the related mortgagor's cure of all defaults that caused such mortgage loan to be a Defaulted Loan,

     - the acquisition on behalf of the trust of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure, or

     - the modification, waiver or pay-off (full or discounted) of the Defaulted Loan in connection with a workout.

     There can be no assurance that the fair value of any Defaulted Loan (determined as described above) will equal the amount that could have actually been realized in an open bid or that the Option Price for that mortgage loan will equal or be greater than the amount that could have been realized through foreclosure or a work-out of that mortgage loan.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS

     If a default on any underlying mortgage loan in the trust fund has occurred, the applicable special servicer, on behalf of the trustee, is permitted, in addition to the actions described under "--Modifications, Waivers, Amendments and Consents" above, to take any of the following actions:

     -    institute foreclosure proceedings;

     -    exercise any power of sale contained in the related mortgage;

     -    obtain a deed in lieu of foreclosure; or

     - otherwise acquire title to the related mortgaged real property, by operation of law or otherwise;

provided that the pooling and servicing agreement imposes limitations on enforcement actions solely to recover Post-ARD Additional Interest on an ARD Loan.

     The applicable special servicer may not, however, acquire title to any mortgaged real property, have a receiver of rents appointed with respect to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the holders of the series 2005-C3 certificates (or, in the case of a CBA A/B Loan Pair, the holders of the series 2005-C3 certificates and the holder of the related Companion Loan), or any other specified person, to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of certain federal environmental laws, unless--

     - that special servicer has, within the prior 12 months, received an environmental assessment report with respect to the particular real property prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, and

     -    either:

          1.   the report indicates that--

               (a) the particular real property is in compliance with applicable environmental laws and regulations, and

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               (b)  there are no circumstances or conditions present at the particular real property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          2. that special servicer determines in accordance with the Servicing Standard, taking account of any applicable environmental insurance policy, that taking the actions necessary to bring the particular real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1(b) above, is reasonably likely to produce a greater recovery for the holders of the series 2005-C3 certificates, as a collective whole (or, in the case of a CBA A/B Loan Pair or the Reyes Cold Storage Portfolio Whole Loan, for the holders of the series 2005-C3 certificates and the holder of the related Companion Loan or the Reyes Cold Storage Portfolio B Loan, respectively, as a collective whole), on a present value basis, than not taking those actions.

     If neither of the conditions in clauses 1. and 2. of the second bullet of the prior paragraph are satisfied, the applicable special servicer may take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In addition, when that special servicer determines it to be appropriate, it may, on behalf of the trust fund, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related mortgaged real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payments of taxes or otherwise to maintain and insure the related mortgaged real property. In general, the applicable special servicer will be required to monitor any specially serviced mortgage loan serviced by it, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged real property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged real property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before that special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which that special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged real property in lieu of foreclosure, on behalf of the holders of the series 2005-C3 certificates and, in the case of a CBA A/B Loan Pair or the Reyes Cold Storage Portfolio Whole Loan, the holder of the related Companion Loan or Reyes Cold Storage Portfolio B Loan Holder, respectively, may vary considerably depending on the particular underlying mortgage loan, the related mortgaged real property, the borrower, the presence of an acceptable party to assume the subject mortgage loan and the laws of the jurisdiction in which the related mortgaged real property is located. If a borrower files a bankruptcy petition, the applicable special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.

     If liquidation proceeds collected with respect to any defaulted mortgage loan in the trust fund are less than the outstanding principal balance of the subject defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the applicable special servicer, the applicable master servicer and/or any other party in connection with the subject defaulted mortgage loan, then the trust fund will realize a loss in the amount of the shortfall. The applicable special servicer and/or applicable master servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of any portion of those liquidation proceeds to the holders of the series 2005-C3 certificates, for any and all amounts that represent unpaid servicing compensation in respect of the subject mortgage loan, unreimbursed servicing expenses incurred with respect to the subject mortgage loan and any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan. In addition, amounts otherwise payable on the series 2005-C3 certificates may be further reduced by interest payable to the applicable master servicer and/or applicable special servicer on the servicing expenses and advances with respect to the subject mortgage loan.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the applicable special servicer on behalf of the trust fund (or, in the case of the Reyes Cold Storage Portfolio Whole Loan or a CBA A/B Loan Pair, on behalf of the trust fund and the holder of the Reyes Cold Storage Portfolio B Loan Holder or related Companion Loan, respectively), that special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     -    the IRS grants an extension of time to sell the property, or

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     -    that special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the trust fund or cause either REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC under the Internal Revenue Code.

     The applicable special servicer will be required to use reasonable efforts to solicit cash offers for any REO Property administered by it in a manner that will be reasonably likely to realize a fair price for the property as soon as reasonably practical and in any event within the time periods contemplated by the prior paragraph. The applicable special servicer may, at the expense of the trust fund, retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the applicable special servicer of its obligations with respect to any REO Property. Regardless of whether the applicable special servicer applies for or is granted an extension of time to sell any REO Property, the applicable special servicer will be required to act in accordance with the Servicing Standard to liquidate that REO Property on a timely basis. If an extension is granted or opinion given, the applicable special servicer must sell the subject REO Property within the period specified in the extension or opinion.

     In general, the applicable special servicer or an independent contractor employed by the applicable special servicer at the expense of the trust fund will be obligated to operate and manage any REO Property held by the trust fund solely for the purpose of its prompt disposition and sale, in a manner that:

     - maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code; and

     - to the extent consistent with the foregoing, is in accordance with the Servicing Standard.

     Each special servicer must review the operation of each REO Property administered by it and, in connection with that review, may consult with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property. The applicable special servicer could determine that it would not be consistent with the requirements of the foregoing paragraph to manage and operate the property in a manner that would avoid the imposition of--

     -    a tax on net income from foreclosure property, within the meaning of
          Section 857(b)(4)(B) of the Internal Revenue Code, or

     - a tax on prohibited transactions under Section 860F of the Internal Revenue Code.

     This determination is most likely to occur in the case of an REO Property that is a hotel. To the extent that income the trust fund receives from an REO Property is subject to--

     - a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%,

     - a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust fund would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. Generally, income from an REO Property that is directly operated by the applicable special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% prohibited transactions rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% prohibited transactions rate. Any tax imposed on the trust fund's income from an REO Property would reduce the amount available for payment to the series 2005-C3 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the applicable master servicer's collection account or, if amounts in such collection account are not sufficient to pay such costs and expenses, out of the other master servicer's collection account.

     The applicable special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property administered by it separate and apart from its own funds and general assets. If an REO Property is acquired by the trust fund, the applicable special servicer will be required to establish and maintain an account for the

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retention of revenues and other proceeds derived from that REO Property. That
REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The applicable special servicer will be required to deposit, or cause to be deposited, in its REO account, within one business day following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property administered by it. The funds held in the REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the applicable special servicer's REO account will be payable to that special servicer, subject to the limitations described in the pooling and servicing agreement.

     Each special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property administered by it, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, each special servicer will be required to withdraw from its REO account and deposit, or deliver to the applicable master servicer for deposit, into that master servicer's collection account the total of all amounts received in respect of each REO Property administered by it during that collection period, net of:

     - any withdrawals made out of those amounts, as described in the preceding sentence; and

     - any portion of those amounts that may be retained as reserves, as described in the next sentence;

provided that, if the subject REO Property relates to a CBA A/B Loan Pair or the Reyes Cold Storage Portfolio Whole Loan, the foregoing transfer of funds may be to a specific account relating thereto, with amounts allocable to the related underlying mortgage loan thereafter being transferred to the applicable master servicer's collection account. Each special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account such portion of the proceeds and collections on any REO Property administered by it, as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     Each special servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

THE SERIES 2005-C3 DIRECTING CERTIFICATEHOLDER AND THE SERIES 2005-C3 CONTROLLING CLASS

     GENERAL. As of any date of determination, the controlling class of series 2005-C3 certificateholders will be the holders of the most subordinate class of series 2005-C3 certificates then outstanding, other than the Class A-X, A-SP, A-Y, R, LR and V certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2005-C3 certificates, exclusive of the Class A-X, A-SP, A-Y, R, LR and V certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2005-C3 certificateholders will be the holders of the most subordinate class of series 2005-C3 certificates then outstanding, other than the Class A-X, A-SP, A-Y, R, LR and V certificates, that has a total principal balance greater than zero. For purposes of determining the series 2005-C3 controlling class, the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates will represent a single class. As of the closing date, the initial series 2005-C3 controlling class will be the class P certificates.

     The "Series 2005-C3 Directing Certificateholder" is a certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2005-C3 controlling class selected by the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2005-C3 controlling class, as certified by the certificate registrar from time to time; provided, however, that until a Series 2005-C3 Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the series 2005-C3 controlling class that a Series 2005-C3 Directing Certificateholder is no longer designated, the series 2005-C3 controlling class certificateholder that beneficially owns the largest aggregate principal balance of the series 2005-C3 controlling class certificates will be the Series 2005-C3 Directing Certificateholder.

     CERTAIN RIGHTS AND POWERS OF THE SERIES 2005-C3 DIRECTING CERTIFICATEHOLDER. Each special servicer is, in general, required to notify the Series 2005-C3 Directing Certificateholder of its intention to take, or consent to the applicable master servicer's taking, any of the Specially Designated Servicing Actions in respect of the mortgage pool or any REO Property held by the Trust Fund. Each special servicer will, in general, not be permitted to take any Specially Designated Servicing Action with respect to the mortgage pool or any REO Property held by the Trust Fund as to which the Series 2005-C3 Directing Certificateholder has objected in writing within 10 business days of having been notified in writing of, and having been provided with all reasonably requested information with respect to, the particular action; provided that, in the event that the applicable special servicer determines that immediate action is necessary to protect the interests of the series 2005-C3

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certificateholders and the holder of any related Companion Loan (as a collective whole), that special servicer may take, or consent to the applicable master servicer's taking, a Specially Designated Servicing Action with respect to a mortgage loan or REO Property held by the Trust Fund without waiting for the Series 2005-C3 Directing Certificateholder's response.

     In addition, the Series 2005-C3 Directing Certificateholder may direct the applicable special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the specially serviced mortgage loans and REO properties in the trust fund that the Series 2005-C3 Directing Certificateholder may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

     Notwithstanding the foregoing, no such advice, direction or objection of the Series 2005-C3 Directing Certificateholder contemplated by the foregoing paragraphs may--

     - require or cause either special servicer or either master servicer to violate any applicable law;

     - require or cause either special servicer or either master servicer to violate the provisions of the pooling and servicing agreement, including those requiring the special servicers and the master servicers to act in accordance with the Servicing Standard and not to impair the status of any REMIC;

     - require or cause the either special servicer or either master servicer to violate the terms of a mortgage loan or any applicable intercreditor, co-lender or similar agreement;

     - expose the master servicers, the special servicers, us, any of the mortgage loan sellers, the trust fund, the trustee or their or our affiliates, officers, directors, shareholders, members, managers, employees or agents to any claim, suit or liability for which the pooling and servicing agreement would not provide indemnification to such party; or

     - materially expand the scope of the responsibilities of any master servicer or any special servicer under the pooling and servicing agreement; and

no master servicer or special servicer will follow any such direction if given by the Series 2005-C3 Directing Certificateholder or initiate any such actions.

     By its acceptance of a series 2005-C3 certificate, each series 2005-C3 certificateholder confirms its understanding that the Series 2005-C3 Directing Certificateholder may take actions that favor the interests of one or more classes of the series 2005-C3 certificates over other classes of the series 2005-C3 certificates and that the Series 2005-C3 Directing Certificateholder may have special relationships and interests that conflict with those of holders of some classes of the series 2005-C3 certificates and, absent willful misfeasance, bad faith, negligence or negligent disregard of obligations or duties on the part of the Series 2005-C3 Directing Certificateholder, each series 2005-C3 certificateholder agrees to take no action against the Series 2005-C3 Directing Certificateholder as a result of such a special relationship or conflict.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The applicable special servicer will be required to physically inspect or cause a physical inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan serviced by it becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2006, the applicable master servicer will be required, at its own expense, to physically inspect or cause a physical inspection of each mortgaged real property securing an underlying mortgage loan for which it acts as master servicer at least once per calendar year or, in the case of each mortgage loan with an unpaid principal balance of under $2,000,000, once every two years (or at lesser frequency as each rating agency shall have confirmed in writing to such master servicer will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2005-C3 certificates), if the applicable special servicer has not already done so in that period as contemplated by the preceding sentence. Each master servicer and each special servicer will be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property.

     Most of the mortgages obligate the related borrower to deliver quarterly, and substantially all mortgages require annual, property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the applicable master servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

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EVIDENCE AS TO COMPLIANCE

     Beginning in 2006 and each year thereafter, on or before a date set forth in the pooling and servicing agreement, the master servicers and the special servicers must each:

     - at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

          1. the firm has examined the servicing operations of the applicable master servicer or the applicable special servicer, as the case may be, for the previous year, and

          2. on the basis of that examination, conducted substantially in compliance with USAP or the Audit Program, the firm confirms that such master servicer or special servicer, as applicable, has complied during the previous year with the minimum servicing standards, to the extent applicable to multifamily and commercial mortgage loans, identified in USAP or the Audit Program, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP or the Audit Program requires it to report; and

     - deliver to the trustee, among others, a statement signed by an officer of that master servicer or special servicer, as the case may be, to the effect that, to the knowledge of that officer, that master servicer or special servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or, if there has been a material default, specifying each material default known to such officer, the nature and status of such default and the action proposed to be taken with respect thereto.

     In rendering its report, the accounting firm referred to in the first bullet of the prior sentence may, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, rely upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions, among others, will be considered events of default with respect to the applicable master servicer or special servicer under the pooling and servicing agreement:

     - the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's collection account or the special servicer's REO account, as appropriate, any amount required to be so deposited, and that failure continues unremedied for three business days following the date on which the deposit or remittance was required to be made;

     - the master servicer fails to remit to the trustee for deposit in the trustee's distribution account or to any holder of a Companion Loan any amount required to be so remitted, and that failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

     - the master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for fifteen business days (or such shorter period as is necessary to avoid the lapse of any required insurance policy or foreclosure of any tax lien on the related Mortgaged Property) following the date on which written notice has been given to the master servicer by the trustee or any other party to the pooling and servicing agreement;

     - any failure by such master servicer or such special servicer to duly observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement and that failure continues unremedied for 30 days after written notice of it has been given to that master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by certificateholders entitled to not less than 25% of the series 2005-C3 voting rights; provided, however, that, with respect to any such failure that is not curable within such 30-day period, the master servicer or the special servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as the master servicer or the special servicer, as appropriate, has commenced to cure such failure within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure;

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     -    it is determined that there is a breach by such master servicer or such special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series 2005-C3 certificateholders, and that breach continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the series 2005-C3 voting rights; provided, however, that, with respect to any such breach that is not curable within such 30-day period that master servicer or special servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as the master servicer or the special servicer, as appropriate, has commenced to cure such breach within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure;

     - a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the master servicer or the special servicer and the decree or order remains in force for a period of 60 days; provided, however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period the applicable master servicer or the applicable special servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as the master servicer or the special servicer, as appropriate, has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

     - the master servicer or the special servicer consents to the appointment of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property;

     - the master servicer or the special servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

     - such master servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer (or, with respect to NCB, FSB, as a U.S. Commercial Mortgage Servicer), or such special servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Special Servicer, and that master servicer or special servicer, as the case may be, is not reinstated to such status within 60 days; or

     - a servicing officer of the master servicer or the special servicer obtains actual knowledge that Moody's has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of series 2005-C3 certificates, or (b) placed any class of series 2005-C3 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 60 days of such servicing officer obtaining such knowledge), and, in either case, cited servicing concerns with the master servicer or the special servicer as the sole or a material factor in such rating action.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" above occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of series 2005-C3 certificateholders entitled to not less than 25% of the series 2005-C3 voting rights, the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the pooling and servicing agreement and in and to the assets of the trust fund, other than any rights the defaulting party may have (a) as a series 2005-C3 certificateholder or (b) with respect to any unpaid servicing compensation, including the Excess Servicing Strip, if applicable, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, subject to the discussion in the next two paragraphs and under "--Replacement of the Special Servicer" above, the trustee must either:

     - succeed to all of the responsibilities, duties and liabilities of the defaulting party under the pooling and servicing agreement; or

     - appoint an established mortgage loan servicing institution to act as successor to the defaulting party under the pooling and servicing agreement.

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     Certificateholders entitled to a majority of the series 2005-C3 voting rights may require the trustee to appoint an established mortgage loan servicing institution, or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2005-C3 certificates, to act as successor to the defaulting party rather than have the trustee act as that successor.

     In general, certificateholders entitled to at least 66(2)/3% of the voting rights allocated to each class of series 2005-C3 certificates affected by any event of default may waive the event of default. However, the events of default described in the first and second bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2005-C3 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

     No series 2005-C3 certificateholder will have the right under the pooling and servicing agreement to institute any proceeding with respect thereto unless:

     - that holder previously has given to the trustee written notice of default;

     - except in the case of a default by the trustee, series 2005-C3 certificateholders entitled to not less than 25% of the series 2005-C3 voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

     - the trustee for 60 days has neglected or refused to institute any such proceeding.

The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2005-C3 certificateholders, the Reyes Cold Storage Portfolio B Loan Holder or holder of a CBA B-Note Companion Loan, unless in the trustee's opinion, those series 2005-C3 certificateholders, the Reyes Cold Storage Portfolio B Loan Holder or holder of a CBA B-Note Companion Loan have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

MATTERS REGARDING THE TRUSTEE

     The trustee is at all times required to be a corporation, bank, trust company or banking association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times--

     -    be authorized under those laws to exercise trust powers,

     -    have a combined capital and surplus of at least $50,000,000, and

     - be subject to supervision or examination by federal or state authority.

     If the corporation, bank, trust company or banking association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicers, the special servicers and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its affiliates may hold series 2005-C3 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

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     The trustee will be entitled to a monthly fee for its services. The trustee fee will accrue with respect to each and every underlying mortgage loan in the trust fund, including those as to which the related mortgaged real property has become an REO Property. In each case, the trustee fee will accrue at 0.0015% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject mortgage loan (or, in the case of those mortgage loans that provide for the payment of fixed amounts during an interest-only period, on a 30/360 Basis during the interest-only period and an Actual/360 Basis thereafter). The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

     The trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. It will be--

     - entitled to retain any interest or other income earned on those funds, and

     - required to cover any losses of principal of those investments from its own funds.

     The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any unaffiliated depository institution or trust company holding the distribution account or the interest reserve account; provided that it may be obligated to cover losses if certain requirements set forth in the pooling and servicing agreement are not complied with.

     See also "Description of the Governing Documents--The Trustee," "--Duties of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

CERTAIN INDEMNITIES

     We, the trustee, each master servicer, each special servicer and each of our and their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense that is incurred without negligence or willful misconduct on our or their respective parts, arising out of or in connection with the pooling and servicing agreement and the series 2005-C3 certificates. In addition, the trustee, each master servicer, each special servicer and each of their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense incurred in connection with any legal action relating to any misstatement or omission or any alleged misstatement or omission in various reports to be filed with respect to the trust fund under the Securities Exchange Act of 1934, as amended.

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earlier of--

     1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund, and

     2. the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by any single certificateholder or group of certificateholders of a majority of the total outstanding principal balance of the series 2005-C3 controlling class, a special servicer or a master servicer, in the order of preference discussed below.

     Written notice of termination of the pooling and servicing agreement will be given to each series 2005-C3 certificateholder. The final distribution with respect to each series 2005-C3 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2005-C3 certificate registrar or at any other location specified in the notice of termination.

     The following parties will each in turn, according to the order listed below, have the option to purchase all of the mortgage loans and all other property remaining in the trust fund on any distribution date on which the total Stated Principal Balance of the mortgage pool is less than 1.0% of the initial mortgage pool balance:

     - any single holder or group of holders of the controlling class of series 2005-C3 certificates;

     - the special servicer of the underlying mortgage loans that are not residential cooperative mortgage loans;

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     -    the master servicer of the underlying residential cooperative mortgage loans sold by NCB, FSB and NCB to us for inclusion in the trust fund;

     - the special servicer of the underlying residential cooperative mortgage loans sold by NCB, FSB and NCB to us for inclusion in the trust fund; and

     -    the other master servicer;

provided that if any party above, other than NCB, FSB as the master servicer of the loans sold by it and NCB, exercises such purchase option, then NCB, FSB will be entitled to purchase the remaining mortgage loans sold to us by NCB, FSB and NCB for inclusion in the trust fund and any related property, and in such event that other party will then purchase only the remaining mortgage loans and property that are not being so purchased by NCB, FSB.

     Any purchase by any single holder or group of holders of the series 2005-C3 controlling class, any master servicer or any special servicer of all the mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

     -    the sum of--

          1. the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

               - all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans through their respective due dates in the related collection period, and

               - all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

          2. the appraised value of all REO properties then included in the trust fund, in each case as determined by an appraiser mutually agreed upon by the applicable master servicer, the applicable special servicer and the trustee; minus

     - solely in the case of a purchase by any master servicer or any special servicer, the total of all amounts payable or reimbursable to the purchaser(s) under the pooling and servicing agreement.

     The purchase will result in early retirement of the then outstanding series 2005-C3 certificates. However, the right of any single holder or group of holders of the series 2005-C3 controlling class, any master servicer or any special servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2005-C3 certificateholders, will constitute part of the Available P&I Funds, as applicable, for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by those parties in connection with the purchase.

AMENDMENT

     In general, the pooling and servicing agreement is subject to amendment as described under "Description of the Governing Documents--Amendment" in the accompanying prospectus. However, no amendment of the pooling and servicing agreement may significantly change the activities of the trust fund without the consent of--

     - the holders of the series 2005-C3 certificates entitled to not less than 66(2)/3% of the series 2005-C3 voting rights, not taking into account series 2005-C3 certificates held by us or any of our affiliates or agents, and

     - all of the series 2005-C3 certificateholders that will be adversely affected by the amendment in any material respect.

     Additionally, absent a material adverse effect on any certificateholder, the pooling and servicing agreement may be amended by the parties thereto without the consent of any of the certificateholders to the extent necessary for any mortgage loan seller and their affiliates to obtain accounting "sale" treatment for the mortgage loans under FAS 140.

     Furthermore, subject to certain exceptions, no amendment of the pooling and servicing agreement may adversely affect any holder of a Companion Loan without the consent of that person. The pooling and servicing agreement will also contain certain limitations on amendments to the pooling and servicing agreement which relate to any obligations of the mortgage loan seller or any defined terms contained therein relating to or affecting such obligations without the consent of the mortgage loan seller.

THE MASTER SERVICERS AND THE SPECIAL SERVICERS PERMITTED TO BUY CERTIFICATES

     The master servicers and the special servicers will be permitted to purchase any class of series 2005-C3 certificates. Such a purchase by any master servicer or any special servicer could cause a conflict relating to that master servicer's or that special servicer's duties pursuant to the pooling and servicing agreement and that master servicer's or that special servicer's interest as a holder of the series 2005-C3 certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. Pursuant to the pooling and servicing agreement, each master servicer and special servicer is required to administer the related mortgage loans in accordance with the Servicing Standard set forth therein without regard to ownership of any certificate by that master servicer or that special servicer or any affiliate thereof.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR
                    MORTGAGED PROPERTIES LOCATED IN NEW YORK

     The following discussion contains a summary of certain legal aspects of the underlying mortgage loans secured by mortgaged real properties located in New York, which mortgage loans represent 18.3% of the initial mortgage pool balance. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the subject mortgage loans.

     NEW YORK LAW. New York law requires a mortgagee to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the initial issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement and any amendments thereto and subject to any other assumptions set forth in the opinion, each REMIC created under the pooling and servicing agreement (REMIC I and REMIC II) will qualify as a REMIC under the Internal Revenue Code. The arrangements under which the right to Post-ARD Additional Interest is held will be classified as a grantor trust for federal income tax purposes.

     The assets of REMIC I will generally include--

     -    the mortgage loans,

     - the trust fund's interest in any REO Properties acquired on behalf of the series 2005-C3 certificateholders with respect to the mortgage loans,

     -    each master servicer's collection account,

     -    each special servicer's REO account, and

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     -    the trustee's distribution account and interest reserve account,

     - but will exclude any collections of Post-ARD Additional Interest on the ARD Loans.

     For federal income tax purposes,

     - The REMICs will be "tiered," meaning that REMIC II will hold as assets the regular interests issued by REMIC I. REMIC II will issue the class A-X, A-SP, A-Y, RCS-IO, A-1, A-2, A-3, A-AB, A-4, A-1-A, A-M, A-J, B,
          C, D, E, F, G, H, J, K, L, M, N, O and P certificates as "regular interests." The class R certificates will evidence the sole class of residual interest in REMIC II, and the class LR certificates will evidence the sole class of residual interest in REMIC I for federal income tax purposes; and

     - The class V certificates will evidence interests in a grantor trust and will generally be treated as representing beneficial ownership of Post-ARD Additional Interest, if any, accrued and received with respect to the ARD Loans.

     Additional federal income tax consequences for United States Persons are described below. See also "Federal Income Tax Consequences--REMICs" in the accompanying prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, it is anticipated that the offered certificates will be issued at a premium.

     The amount of original issue discount or amortizable bond premium, if any, will depend on the certificateholder's purchase price and the stated redemption price at maturity of the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under Sections 1271 to 1275 of the Internal Revenue Code and Section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. You should consult with your own tax advisor concerning the tax treatment of your offered certificates.

     When determining the rate of accrual of original issue discount and market discount or the amortization of premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

     - the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

     - no mortgage loan in the trust fund will otherwise be prepaid prior to maturity, and

     - there will be no extension of maturity for any mortgage loan in the trust fund.

     However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust fund would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code. Moreover, so long as 95% or more of the assets of the REMICs are "real estate assets," the offered certificates will be treated in their entirety as real estate assets.

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     Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in Section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

          1. the borrower pledges substitute collateral that consist solely of certain government securities,

          2.   the mortgage loan documents allow that substitution,

          3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

          4. the release is not within two (2) years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Internal Revenue Code, respectively.

     See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus. Yield Maintenance Charges.

STATIC PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

     It is not entirely clear under the Internal Revenue Code when the amount of a Static Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of offered certificates entitled to that amount. For federal income tax reporting purposes, the trustee will report Static Prepayment Premiums and Yield Maintenance Charges as income to the holders of offered certificates entitled to those amounts only after the applicable master servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Static Prepayment Premiums and Yield Maintenance Charges be included in payments projected to be made on those offered certificates and that taxable income be reported based on the projected constant yield to maturity of those offered certificates, taking into account such projected Static Prepayment Premiums and Yield Maintenance Charges. If so, the projected Static Prepayment Premiums and Yield Maintenance Charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If any projected Static Prepayment Premium or Yield Maintenance Charge was not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Static Prepayment Premiums or Yield Maintenance Charges had been projected to be received. It appears that Static Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct

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characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Static Prepayment Premiums and Yield Maintenance Charges.

                              ERISA CONSIDERATIONS

     If you are--

     -    a fiduciary of a Plan, or

     -    any other person investing "plan assets" of any Plan,

     - you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or
          Section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires an offered certificate, the assets in the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans. This exception is tested, however, immediately after each acquisition of a series 2005-C3 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2005-C3 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2005-C3 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving assets in the trust fund. If the trust fund or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, however, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to Credit Suisse First Boston LLC identified as PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41. Subject to the satisfaction of conditions set forth in it, the Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, specified transactions relating to, among other things--

     - the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     - the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

     - FIRST, the acquisition of that certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     - SECOND, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch;

     - THIRD, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

     -    FOURTH, the following must be true--

          1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust fund must represent not more than the fair market value of the obligations, and

          3. the sum of all payments made to and retained by the master servicers, the special servicers and any sub-servicers must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     - FIFTH, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of Moody's and Fitch. In addition, the trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust fund meet the following requirements:

     - the assets of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     - certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Moody's, S&P or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

     - certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, they may each provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of that Code, in connection with--

     - the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, a mortgage loan seller, the trustee, a master servicer, a special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     -    the continued holding of offered certificates by a Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

     - on behalf of a Plan sponsored by any member of the Restricted Group, and

     - by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Internal Revenue Code in connection with--

     - the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party, on the one hand, and a Plan, on the other hand, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

          1. a borrower with respect to 5% or less of the fair market value of the underlying mortgage loans, or

          2.   an affiliate of that borrower,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     -    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the assets of the trust fund.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     -    providing services to the Plan, or

     -    having a specified relationship to this person,

     -    solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in that exemption, would be satisfied at the time of the purchase.

EXEMPT PLAN

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     - the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     - the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The offered certificates (other than the class C and class D certificates) will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by one of the rating agencies. The class C and class D certificates will not constitute "mortgage related securities" for purposes of SMMEA and, as a result, the appropriate characterization of the class C and class D certificates under various legal investment restrictions, and the ability of investors subject to these restrictions to purchase the class C and class D certificates are subject to significant interpretative uncertainties.

     Except as to the status of certain classes of the offered certificates as "mortgage related securities," neither we nor any of the underwriters makes any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates will constitute legal investments for them, or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

     We will use the net proceeds from the sale of the offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

                                  UNDERWRITING

     Under the terms and subject to the conditions set forth in an underwriting agreement dated June 22, 2005, we have agreed to sell to the underwriters named below the following respective principal amounts of the offered certificates:

            UNDERWRITER                CLASS A-1      CLASS A-2      CLASS A-3      CLASS A-AB     CLASS A-4     CLASS A-1-A
-----------------------------------  -------------  -------------  -------------  -------------  -------------  -------------
Credit Suisse First Boston LLC       $  52,864,000  $ 176,757,000  $  79,635,000  $  61,470,000  $ 372,531,000  $ 402,608,000
PNC Capital Markets, Inc.            $           0  $           0  $           0  $           0  $           0  $           0
Greenwich Capital Markets, Inc.      $           0  $           0  $           0  $           0  $           0  $           0
Goldman, Sachs & Co.                 $           0  $           0  $           0  $           0  $           0  $           0
                                     -------------  -------------  -------------  -------------  -------------  -------------
Total                                $  52,864,000  $ 176,757,000  $  79,635,000  $  61,470,000  $ 372,531,000  $ 402,608,000

            UNDERWRITER                CLASS A-M      CLASS A-J       CLASS B        CLASS C        CLASS D
-----------------------------------  -------------  -------------  -------------  -------------  -------------
Credit Suisse First Boston LLC       $ 163,695,000  $ 135,048,000  $  34,785,000  $  16,370,000  $  14,323,000
PNC Capital Markets, Inc.            $           0  $           0  $           0  $           0  $           0
Greenwich Capital Markets, Inc.      $           0  $           0  $           0  $           0  $           0
Goldman, Sachs & Co.                 $           0  $           0  $           0  $           0  $           0
                                     -------------  -------------  -------------  -------------  -------------
Total                                $ 163,695,000  $ 135,048,000  $  34,785,000  $  16,370,000  $  14,323,000

     The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriter may be increased or the offering of the offered certificates may be terminated.

     Our proceeds from the sale of the offered certificates will be approximately 100.48% of the total initial principal balance of the offered certificates, plus accrued interest from June 1, 2005, before deducting expenses payable by us. We estimate that our out-of-pocket expenses for this offering will be approximately $4,500,000.

     The underwriters will offer the offered certificates for sale from time to time in one or more transactions, which may include block transactions, in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agents. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions.

     The offered certificates are a new issue of securities with no established trading market. The underwriters have advised us that they currently intend to make a market in the offered certificates. Nevertheless, the underwriters do not have any obligation to make a market, any market making may be discontinued at any time and there can be no assurance that an active public market for the offered certificates will develop.

     We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect thereof. The mortgage loan sellers have agreed to indemnify us and the underwriters with respect to liabilities under the Securities Act of 1933, as amended, or contribute to payments that we or the underwriters may be required to make in respect thereof, relating to the underlying mortgage loans.

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public. This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

     We expect that delivery of the offered certificates will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the 5th business day following the date hereof (this settlement cycle being referred to as "T+5"). Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered certificates on the date hereof or the next two succeeding business days will be required, by virtue of the fact that the offered certificates initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for us and certain of the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATING

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                           CLASS            MOODY'S      S&P
                   ---------------------  ----------- ---------
                   A-1 .................      Aaa        AAA
                   A-2 .................      Aaa        AAA
                   A-3 .................      Aaa        AAA
                   A-AB.................      Aaa        AAA
                   A-4 .................      Aaa        AAA
                   A-1-A................      Aaa        AAA
                   A-M..................      Aaa        AAA
                   A-J..................      Aaa        AAA
                   B....................      Aa2         AA
                   C....................       A1         A+
                   D....................       A2         A

     The ratings on the offered certificates address the likelihood of--

     - the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

     - the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

     -    The ratings on the offered certificates take into consideration--

     -    the credit quality of the mortgage pool,

     - structural and legal aspects associated with the offered certificates, and

     - the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

     - The ratings on the respective classes of offered certificates do not represent any assessment of--

     -    the tax attributes of the offered certificates or of the trust fund,

     - whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     - the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

     -    the distribution of the broker strip fees to the broker strip payees;
          and

     - whether and to what extent Default Interest, Post-ARD Additional Interest or Yield Maintenance Charges will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P and/or Moody's.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

     THE FOLLOWING CAPITALIZED TERMS WILL HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THEM IN THIS "GLOSSARY" SECTION WHENEVER THEY ARE USED IN THIS PROSPECTUS SUPPLEMENT, INCLUDING IN ANY OF THE EXHIBITS TO THIS PROSPECTUS SUPPLEMENT OR ON THE ACCOMPANYING DISKETTE.

     "0%/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the open period during which the loan is freely payable.

     "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "Acceptable Insurance Default" means, with respect to any underlying mortgage loan, a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, as to which default neither the applicable master servicer nor the applicable special servicer is required to take enforcement action so long as that special servicer has determined in accordance with the Servicing Standard that either:

     - such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located, or

     -    such insurance is not available at any rate.

     "Additional Collateral Loan" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

     "Additional Trust Fund Expense" means an expense (other than master servicing fees and trustee fees) of the trust fund that--

     - arises out of a default on an underlying mortgage loan or an otherwise unanticipated event,

     -    is not included in the calculation of a Realized Loss,

     - is not covered by a servicing advance or a corresponding collection from the related borrower, and

     - to the extent that it is allocable to a particular underlying mortgage loan, is not covered by late payment charges or Default Interest collected on that mortgage loan.

     - We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "Administrative Fee" means, with respect to any underlying mortgage loan, the sum of the annual rates at which the master servicing fee, any primary servicing fee and the trustee fee are calculated.

     "AIG" means American International Group, Inc.

     "Allocated Loan Amount" means, for each mortgaged real property relating to a multi-property mortgage loan in the trust fund, the portion of the principal amount of that loan actually allocated to that mortgaged real property in the related mortgage loan documents, or allocated solely for the purpose of presenting statistical information in this prospectus supplement. The Allocated Loan Amount for each mortgaged real property securing a multi-property mortgage loan in the trust fund was determined in the mortgage or based on the ratio of the appraised value of such mortgaged real property to the aggregate appraised value of all the mortgaged real properties securing that loan.

     "Appraisal Reduction Amount" means, for any distribution date and for any mortgage loan as to which any Appraisal Reduction Event has occurred, subject to the discussion under "The Pooling and Servicing Agreement--Required

Appraisals" in this prospectus supplement, an amount equal to the excess, if any, of (1) the Stated Principal Balance of the subject mortgage loan over (2) the excess, if any, of (i) the sum of (A) 90% of the appraised value of the related mortgaged real property as determined (I) by one or more independent MAI appraisals with respect to any mortgage loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the applicable master servicer as a servicing advance) or (II) by an independent MAI appraisal (or an update of a prior appraisal) or an internal valuation performed by the applicable special servicer with respect to any mortgage loan with an outstanding principal balance less than $2,000,000 plus (B) any letter of credit, reserve, escrow or similar amount held by the applicable master servicer which may be applied to payments on the subject mortgage loan over (ii) the sum of (X) to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest on the subject mortgage loan at a per annum rate equal to its mortgage rate, (Y) all unreimbursed advances in respect of the subject mortgage loan and interest thereon at the Prime Rate and
(Z) all currently due and unpaid real estate taxes and assessments, insurance policy premiums, ground rents and all other amounts due and unpaid with respect to the subject mortgage loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an advance by the applicable master servicer or the trustee and/or for which funds have not been escrowed).

     Notwithstanding the foregoing:

     - In the case of the Reyes Cold Storage Portfolio Mortgage Loan, any Appraisal Reduction Amount will be calculated in respect of the Reyes Cold Storage Portfolio Whole Loan, as if it were a single underlying mortgage loan, and will then be allocated, FIRST, to the Reyes Cold Storage Portfolio B Loan up to the amount of its unpaid principal balance, and SECOND, to the Reyes Cold Storage Portfolio Mortgage Loan.

     - In the case of any CBA A-Note Mortgage Loan, any Appraisal Reduction Amount will be calculated in respect of the subject CBA A/B Loan Pair, as if it were a single underlying mortgage loan, and will then be allocated, first, to the related CBA B-Note Companion Loan, up to the amount of its unpaid principal balance, and second, to the subject CBA A-Note Mortgage Loan.

     "Appraisal Reduction Event" means, with respect to any mortgage loan in the trust fund, the earliest of any of the following events--

     - 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

     - the date on which a reduction in the amount of monthly payments on a mortgage loan; or a change in any other material economic term of the mortgage loan (other than an extension of its maturity for a period of six months or less), becomes effective as a result of a modification of such mortgage loan by the applicable special servicer;

     - 60 days after a receiver has been appointed for the borrower or the related mortgaged real property;

     -    30 days after a borrower declares bankruptcy;

     - 60 days after the borrower becomes the subject of an undischarged and unstayed decree or order for a bankruptcy proceeding; and

     -    immediately after a mortgaged real property becomes an REO Property;

provided, however, that an Appraisal Reduction Event shall not be deemed to occur at any time after the aggregate certificate balances of all classes of series 2005-C3 principal balance certificates (other than the series 2005-C3 class A-1, A-2, A-3, A-4, A-AB and A-1-A certificates) have been reduced to zero.

     "ARD Loan" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

     "ASTM" means the American Society for Testing and Materials.

     "Audit Program" means the Audit Program for Mortgages serviced for FHLMC.

     "Available P&I Funds" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

     -    Yield Maintenance Charges,

     - amounts accrued on the Reyes Cold Storage Portfolio Mortgage Loan at the RCS-IO Interest Rate; or

     -    Post-ARD Additional Interest.

     The trustee will apply the Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2005-C3 certificates (other than the Class RCS-IO, V, R and LR certificates) on that date.

     "CBA" means CBA Mezzanine Capital Finance, LLC.

     "CBA A/B Intercreditor Agreement" means, with respect to each CBA A/B Loan Pair, the related Intercreditor Agreement Among Note Holders (as amended, modified, supplemented and/or restated from time to time) by and between Column or PNC, as applicable, as the initial holder of the related CBA A-Note Mortgage Loan, and CBA, as the initial holder of the related CBA B-Note Companion Loan.

     "CBA A/B Loan Pair" shall mean any CBA A-Note Mortgage Loan, together with the related CBA B-Note Companion Loan.

     "CBA A/B Material Default" means, with respect to any CBA A/B Loan Pair, one of the following events: (a) either the related CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy action has been filed by or against the related borrower.

     "CBA A-Note Mortgage Loan" means any of the underlying mortgage loans that are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Summer Bend Apartments, Olde Towne Apts, Lenox Square, Buckridge at Southport Apartments, English Garden Townhomes and Lofts on College Apartments, respectively. Each CBA A-Note Mortgage Loan will, together with the corresponding CBA B-Note Companion Loan, be secured by a single mortgage or deed of trust on a single mortgaged real property.

     "CBA B-Note Companion Loan" shall mean, with respect to each CBA A-Note Mortgage Loan, the other mortgage loan that (i) is not included in the trust fund, (ii) is subordinate in right of payment to such CBA A-Note Mortgage Loan to the extent set forth in the related CBA A/B Intercreditor Agreement and (iii) is secured by the same mortgage or deed of trust on the same mortgaged real property as such CBA A-Note Mortgage Loan.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended.

     "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme.

     "Column" means Column Financial, Inc.

     "Companion Loans" means, collectively, the CBA B-Note Companion Loans.

     "Co-op Basis Loan-to-Value Ratio" means, with respect to any residential cooperative mortgage loan in the trust fund, the same as "Cut-off Date Loan-to-Value Ratio."

     "Cost Approach" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

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     "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1. the cut-off-date principal balance of the subject mortgage loan (provided that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1), the cut-off date principal balance is reduced by the amount of such letter of credit and/or earnout cash reserve), to

          2. the Most Recent Appraised Value of the related mortgaged real property; and

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

          1. the total cut-off date principal balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized (provided that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1), the cut-off date principal balance is reduced by the amount of such letter of credit and/or earnout cash reserve), to

          2. the total Most Recent Appraised Value for all of the related mortgaged real properties.

     "Dark Tenant" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.

     "Default Interest" means any interest that--

     - accrues on a defaulted underlying mortgage loan solely by reason of the subject default, and

     - is in excess of all interest at the regular mortgage interest rate for the subject mortgage loan, including any Post-ARD Additional Interest accrued on the subject mortgage loan.

     "Defaulted Loan" means any mortgage loan that is at least 60 days delinquent in respect of its monthly payments or delinquent in respect of its balloon payment, if any, in each case without giving effect to any grace period permitted by the related mortgage or mortgage note or if any non-monetary event of default occurs that results in the mortgage loan becoming a specially serviced mortgage loan.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "Estimated Annual Operating Expenses" generally means, for each of the mortgaged real properties (other than a residential cooperative property) securing an underlying mortgage loan, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect, among others, any expense modifications made as discussed below.

     For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing an underlying mortgage loan:

     - the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

          1. from operating statements relating to a complete fiscal year of the borrower ended in 2003 or 2004 or a trailing 12-month period ended in 2005,

          2. by annualizing the amount of expenses for partial 2005 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

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          3.   by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

          4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

     - the "expense modifications" made to the historical annual operating expenses for that property generally include--

          1. assuming, in most cases, that a management fee, equal to approximately 2.5% to 5% of total revenues, was payable to the property manager,

          2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

          3.   the underwritten recurring replacement reserve amounts,

          4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

          5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

          6. in the case of hospitality properties and some multifamily rental properties, retail properties and industrial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

          7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

     The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing an underlying mortgage loan is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

     By way of example, Estimated Annual Operating Expenses generally include--

     -    salaries and wages,

     -    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   replacement reserves,

          4.   marketing,

          5.   insurance,

          6.   management,

          7.   landscaping,

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          8.   security, if provided at the property, and

     - the amount of taxes, general and administrative expenses, ground lease payments and other costs.

     Estimated Annual Operating Expenses generally do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses generally include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with longer than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses generally include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

     Estimated Annual Operating Expenses for each mortgaged property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating expenses for such mortgaged property to differ materially from the Estimated Annual Operating Expenses set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the master servicers, the special servicers or the trustee have control. In some cases, the Estimated Annual Operating Expenses for any mortgaged property are lower, and may be materially lower, than the annual operating expenses for that mortgaged property based on historical operating statements. In determining the Estimated Annual Operating Expenses for a mortgaged property, the mortgage loan seller in most cases relied on generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by any mortgage loan seller in determining the Estimated Annual Operating Expenses.

     "Estimated Annual Revenues" generally means, for each of the mortgaged real properties (other than a residential cooperative property) securing an underlying mortgage loan, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

     For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing an underlying mortgage loan:

     - the "base estimated annual revenues" for that property were generally assumed to equal--

          1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

          2. in the case of a hospitality property, the estimated average room sales, and

          3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

     - the "revenue modifications" made to the base estimated annual revenues for that property generally include--

          1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, a stabilized occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

          2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

          3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass-throughs, pet charges, janitorial services, furniture rental and parking fees,

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          4.   adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

          5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

     By way of example, Estimated Annual Revenues generally include:

     - for multifamily rental properties and manufactured housing communities, rental and other revenues,

     - for hospitality properties, room, food and beverage, telephone and other revenues, and

     - for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

     - In the case of an owner-occupied property for which no leases exist, the Estimated Annual Revenues were--

     - determined on the assumption that the property was net leased to a single tenant at market rents, and

     - derived from rental rate and vacancy information for the surrounding real estate market.

     Estimated Annual Revenues for each mortgaged property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual revenues for such mortgaged property to differ materially from the Estimated Annual Revenues set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including the re-leasing of vacant space and the continued leasing of occupied spaces, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the master servicers, the special servicers or the trustee have control. In some cases, the Estimated Annual Revenues for any mortgaged property are higher, and may be materially higher, than the annual revenues for that mortgaged property based on historical operating statements. In determining the Estimated Annual Revenues for a mortgaged property, the mortgage loan seller in most cases relied on rent rolls and/or generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by any mortgage loan seller in determining the Estimated Annual Revenues.

     "Euroclear" means Euroclear Bank N.A., as operator of The Euroclear System.

     "Excess Servicing Strip" means, as to any master servicer, a portion of the applicable master servicing fees equal to fees accrued at a rate in excess of 0.005% per annum.

     "Exemption-Favored Party" means any of the following--

     -    Credit Suisse First Boston LLC,

     - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse First Boston LLC, and

     - any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to any particular class of the offered certificates.

     "Fair Value" means the fair value of the Defaulted Loan, determined in accordance with the Servicing Standard, taking into account the factors set forth in the pooling and servicing agreement.

     "FF&E" means furniture, fixtures and equipment.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "Fitch" means Fitch, Inc.

     "GAAP" means generally accepted accounting principles.

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     "Income Approach" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or by the direct capitalization method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Operating Income for that property, resulting in variances in the related net operating income values.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "Leasable Square Footage," "S.F." or "Sq. Ft." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "LNR Partners" means LNR Partners, Inc.

     "LNR Corp." means LNR Property Holdings Ltd.

     "Lock/x" means, with respect to any of the underlying mortgage loans, a duration of x payments for the lock-out period during which prepayment is prohibited, including any defeasance period.

     "Major Tenant" means the top three tenants of a commercial property, including ground leased space, based on the NRSF.

     "Material Breach" will have the meaning described under "Description of the Underlying Mortgage Loans--Representations and Warranties" in this prospectus supplement.

     "Material Document Defect" will have the meaning described under "Description of the Underlying Mortgage Loans--Assignment of the Underlying Mortgage Loans" in this prospectus supplement.

     "Maturity/ARD Balance" means with respect to any underlying mortgage loan, the unpaid principal balance of the subject mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the subject mortgage loan and otherwise assuming no prepayments, defaults or extensions.

     "Maturity/ARD Loan-to-Value Ratio" or "Maturity/ARD LTV Ratio" means:

     - with respect to any underlying balloon mortgage loan or ARD Loan, other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1.   the Maturity/ARD Balance of the subject mortgage loan, to

          2. the Most Recent Appraised Value of the related mortgaged real property; and

     - with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1. the total Maturity/ARD Balance of the subject mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

          2. the total Most Recent Appraised Value of all of the related mortgaged real properties.

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     "Modeling Assumptions" means, collectively, the following assumptions regarding the series 2005-C3 certificates and the underlying mortgage loans:

     - the underlying mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $1,636,950,434;

     - the mortgage loans accrue interest as described under "Description of the Underlying Mortgage Loans--Mortgage Rates; Calculations of Interest";

     - the total initial principal balance or notional amount, as the case may be, of each class of series 2005-C3 certificates is as described in this prospectus supplement;

     - the pass-through rate for each interest-bearing class of series 2005-C3 certificates is as described in this prospectus supplement;

     - there are no delinquencies or losses with respect to the underlying mortgage loans;

     - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the underlying mortgage loans;

     - there are no Appraisal Reduction Amounts with respect to the underlying mortgage loans;

     - there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     - each of the underlying mortgage loans provides monthly debt service payments to be due on the first, fifth or eleventh day of each month, regardless of whether the subject date is a business day or not;

     - monthly debt service payments on the underlying mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

     - no voluntary or involuntary prepayments are received as to any underlying mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or yield maintenance period;

     - each ARD Loan in the trust fund is paid in full on its anticipated repayment date;

     - except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     -    all prepayments on the underlying mortgage loans are assumed to be--

          (1)  accompanied by a full month's interest,

          (2) if received during a prepayment premium period, accompanied by the appropriate Static Prepayment Premium or Yield Maintenance Charge, and

          (3)  received on the applicable due date of the relevant month;

     - no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Pooling and Servicing Agreement--Termination";

     - none of the underlying mortgage loans is required to be repurchased or replaced by the related mortgage loan seller, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     - the only trust fund expenses are the trustee fee and the master servicing fee as listed on Exhibit A-1 as Administrative Fees;

     -    there are no Additional Trust Fund Expenses;

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     -    funds released from the interest reserve account for any underlying mortgage loan that has paid in full will be included in the calculation of net weighted average coupon of the remaining underlying mortgage loans;

     - payments on the offered certificates are made on the 15th day of each month, commencing in July 2005;

     - the offered certificates are settled on an assumed settlement date of June 29, 2005; and

     - the underlying mortgage loan listed in Exhibit A-1 to this prospectus supplement as San Diego Office Park will be comprised of two separate components. The first component will have a cut-off date principal balance of $113,000,000 and will have a Prepayment Provision as of Origination as shown in Exhibit A-1. The second component will have a cut-off date principal balance of $20,000,000 and will have a Prepayment Provision as of Origination of Lock/24_YM/32_0.0%/64. Yield maintenance will be calculated for this component using the same general formula as listed in the second bullet point under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Consideration Periods" provided that the maturity date used will be the first payment date after Yield Maintenance has expired and the relevant treasury used in the calculation will have 50 basis points subtracted from it.

     "Moody's" means Moody's Investors Service, Inc.

     "Most Recent Appraised Value" or "Appraised Value" means:

     - for any residential cooperative property securing a mortgage loan in the trust fund, the Value Co-op Basis; and

     - for any mortgaged real property(other than a residential cooperative property) securing an underlying mortgage loan, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

     -    the "as is" value set forth in the related appraisal, plus

     - the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

     In general, the amount of costs assumed by the appraiser for these purposes is based on--

     -    an estimate by the individual appraiser,

     -    an estimate by the related borrower,

     - the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

     -    a combination of these estimates.

     "Most Recent Debt Service Coverage Ratio" or "Most Recent DSCR" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1. the Most Recent Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for the subject mortgage loan due on its due date in June 2005, or if such mortgage loan was originated in June 2005, the first mortgage loan due date after origination; and

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

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          1.   the total Most Recent Net Cash Flow for those properties, to

          2. twelve times the monthly debt service payment(s) for that underlying mortgage loan, and any and all other mortgage loans with which it is cross-collateralized, due on the related due date in June 2005 or if such mortgage loan was originated in June 2005, the first mortgage loan due date after origination;

provided that, if the subject underlying mortgage loan or the subject group of cross-collateralized underlying mortgage loans is currently in an interest-only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in June 2005 through and including the due date in May 2006 (or if such mortgage loan was originated in June 2005, from and including the first mortgage loan due date after origination through and including the due date in July 2006 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins, and provided, further, that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1), the amount in clause 2 of any of the foregoing bullets of this definition is calculated assuming that the principal balance of such mortgage loan is reduced by the amount of such letter of credit and/or earnout cash reserve.

     The Most Recent DSCR is presented in this prospectus supplement for illustrative purposes only and is limited in its usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the Most Recent DSCR accurately reflects that ability. The Most Recent DSCR for the mortgage loans that have a partial interest-only period is based on the payment due after the initial interest-only period.

     "Most Recent Expenses" generally means, for any mortgaged real property (other than a residential cooperative property) that secures an underlying mortgage loan, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

     Expenses generally consist of all expenses incurred for the property, including--

     -    salaries and wages,

     -    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   marketing,

          4.   insurance,

          5.   management,

          6.   landscaping,

          7.   security, if provided at the property, and

     -    the amount of--

          1.   real estate taxes,

          2.   general and administrative expenses,

          3.   ground lease payments, and

          4.   other costs.

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     For purposes of the foregoing, expenses generally do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, such expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, as well as operating expenses as general administrative expenses, marketing expenses and franchise fees.

     In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Operating Expenses for that property. Most Recent Expenses for each mortgaged property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating expenses for such mortgaged property to differ materially from the Most Recent Expenses set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the master servicers, the special servicers or the trustee have control. In some cases, the Most Recent Expenses for any mortgaged property are lower, and may be materially lower, than the annual operating expenses for that mortgaged property based on historical operating statements. In determining the Most Recent Expenses for a mortgaged property, the mortgage loan seller in most cases relied on generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by any mortgage loan seller in determining the Most Recent Expenses.

     "Most Recent Net Cash Flow" or "Most Recent NCF" means: (1) with respect to each mortgaged real property (other than a residential cooperative property) that secures a mortgage loan in the trust fund, the Most Recent Net Operating Income, less:

     -    underwritten replacement reserve amounts; and

     - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements; and

(2) with respect to any residential cooperative property that secures an underlying mortgage loan, the projected net operating income at that property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

     "Most Recent Net Operating Income" or "Most Recent NOI" generally means:

     - with respect to each of the mortgaged real properties (other than the residential cooperative properties) that secures an underlying mortgage loan, the total cash flow derived from the property that was available for annual debt service on the related mortgage loan, calculated as the Most Recent Revenues less Most Recent Expenses for that property; and

     - with respect to any residential cooperative property that secures an underlying mortgage loan, the Most Recent Net Cash Flow.

     "Most Recent Operating Statement Date" means, with respect to each of the underlying mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to that mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

     "Most Recent Revenues" generally means, for any mortgaged real property (other than a residential cooperative property) that secures an underlying mortgage loan, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including:

     - for a multifamily rental property or a manufactured housing community, rental and other revenues;

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     -    for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

     - for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

     In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Revenues for that property. Most Recent Revenues for each mortgaged property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual revenues for such mortgaged property to differ materially from the Most Recent Revenues set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including the re-leasing of vacant space and the continued leasing of occupied spaces, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan sellers, the master servicers, the special servicers or the trustee have control. In some cases, the Most Recent Revenues for any mortgaged property are higher, and may be materially higher, than the annual revenues for that mortgaged property based on historical operating statements. In determining the Most Recent Revenues for a mortgaged property, the mortgage loan seller in most cases relied on rent rolls and/or generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by any mortgage loan seller in determining the Most Recent Revenues.

     "NCB" means National Consumer Cooperative Bank.

     "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

     - the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

     -    the sum of--

          1. the total payments made by the master servicer to cover those Prepayment Interest Shortfalls, and

          2. the total Prepayment Interest Excesses collected with respect to the mortgage pool during the related collection period.

     "Net Mortgage Interest Rate" means with respect to any mortgage loan in the trust fund, an interest rate that is generally equal to the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates reduced by the sum of the annual rates at which the related master servicing fee, any primary servicing fee, the trustee fee and, in the case of an ARD Loan following its anticipated repayment date, Post-ARD Additional Interest, are calculated.

     "Net Mortgage Pass-Through Rate" means:

     - with respect to any underlying mortgage loan that accrues interest on a 30/360 Basis and any mortgage loan then in an interest-only period that provides for the payment of a fixed interest amount during such interest- only period, for any distribution date, a rate per annum equal to the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates (or, in the case of a residential cooperative mortgage loan sold to us by NCB, FSB or NCB, such Net Mortgage Interest Rate minus 0.10% per annum and in the case of the Reyes Cold Storage Portfolio Whole Loan, such Net Mortgage Interest Rate minus 1.200% per annum); and

     - with respect to any underlying mortgage loan that accrues interest on an Actual/360 Basis (including any mortgage loan that provided for the payment of a fixed interest amount during any interest-only period, after the expiration of the interest-only period), for any distribution date, a rate per annum equal to twelve times a fraction, expressed as a percentage--

          1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates (or, in the case of a residential cooperative mortgage loan sold to us by NCB, FSB or

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               NCB, such Net Mortgage Interest Rate minus 0.10% per annum and in the case of the Reyes Cold Storage Portfolio Whole Loan, such Net Mortgage Interest Rate minus 1.200% per annum), and

          2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the second preceding sentence will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

     "NRSF" means net rentable square footage.

     "Occupancy Rate at Underwriting" or "Occupancy Rate at U/W" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the trust fund or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. The Occupancy Rate at Underwriting reflects Dark Tenants.

     "Option Period" means the period during which the Purchase Option for any Defaulted Loan may be exercised, as described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

     "Option Price" means the cash price at which any Defaulted Loan may be purchased under the related Purchase Option, as described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

     "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

     "Permitted Encumbrances" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following--

     - the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties,

     - covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

     - exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a PRO FORMA or specimen title policy, a marked-up commitment for title insurance or signed escrow instructions, which in any case is binding on the subject title insurance company,

     -    other matters to which like properties are commonly subject,

     - the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

     - if the related mortgage loan is cross-collateralized with another mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan,

     - if the related mortgage loan is a CBA A-Note Mortgage Loan, the portion of the lien of the related mortgage instrument that secures the related Companion Loan,

     - if the subject mortgaged real property is a unit in a condominium, the related condominium declaration.

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     "Permitted Investments" means the U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

     "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to Section 4975 of the Internal Revenue Code.

     "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under ERISA concerning what constitutes the assets of a Plan.

     "PNC" means PNC Bank, National Association.

     "Post-ARD Additional Interest" means, with respect to any ARD Loan in the trust fund, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "Prepayment Interest Excess" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date, less the amount of master servicing fees and primary servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "Prepayment Interest Shortfall" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment to, but not including, such due date, less the amount of master servicing fees and primary servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

     "Principal Distribution Adjustment Amount" means with respect to any Distribution Date, the sum of (i) the amount of any nonrecoverable advance, with interest on such advance, that was reimbursed to the master servicers or the trustee that was deemed to have been reimbursed out of payments and other collections of principal (as described herein under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" and "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances) and (ii) any advance that remained unreimbursed following the time that a defaulted mortgage loan is modified and returned to performing status that was reimbursed to the master servicers or the trustee, with interest on such advance, that was deemed to have been reimbursed out of payments and other collections of principal (as described herein under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" and "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances), in each case, during the period since the preceding Distribution Date.

     "PTE" means prohibited transaction exemption.

     "Purchase Option" means, with respect to any Defaulted Loan, the purchase option described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

     "Qualified Substitute Mortgage Loan" means a mortgage loan which must, on the date of substitution (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the date of substitution; (b) have a mortgage rate not less than the mortgage rate of the deleted mortgage loan; (c) have the same due date as the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) with some adjustment for residential cooperative mortgage loans, have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted mortgage loan; (g) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable purchase agreement; (h) have an environmental report with respect to the related mortgaged real property that indicates no material adverse environmental conditions with respect to the related mortgaged real property and which will be delivered as a part of the related servicing file to the applicable master servicer; (i) with some adjustment for residential cooperative mortgage loans, have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan; (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Internal Revenue Code; (k) not have a maturity date after the date three years prior to the rated final distribution date; (l) not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each of Moody's and S&P that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by any of Moody's or S&P to any class of series 2005-C3 certificates then rated by Moody's or S&P, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable mortgage loan seller); (m) have been approved by the Series 2005-C3 Directing Certificateholder in its sole discretion; (n) prohibit defeasance within two years of the date of initial issuance of the series 2005-C3 certificates; and (o) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either REMIC created under the pooling and servicing agreement or the imposition of tax on either REMIC created under the pooling and servicing agreement other than a tax on income expressly permitted or contemplated to be received by the terms of the pooling and servicing agreement. In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable mortgage loan seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the trustee.

     "Realized Losses" means losses on or with respect to the underlying mortgage loans arising from the inability of the applicable master servicer and/or the applicable special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "Relevant Persons" will have the meaning given to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

     "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code.

     "REMIC I" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

     "REMIC II" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

     "Rental Basis Loan-to-Value Ratio" means, with respect to any residential cooperative mortgage loan in the trust fund, the ratio of--

     1.   the cut-off date principal balance of the underlying mortgage loan, to

     2. the appraised value of the related residential cooperative property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property and was generating an annual net cash flow equal to the Underwritten Net Cash Flow for that property.

     "Reyes Cold Storage Portfolio Agreement Among Noteholders" has the meaning assigned to that term under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Reyes Cold Storage Portfolio Mortgage Loan" in this prospectus supplement.

     "Reyes Cold Storage Portfolio B Loan Holder" means the holder of the Reyes Cold Storage Portfolio B Loan.

     "Reyes Cold Storage Portfolio Junior Companion Loan" or "Reyes Cold Storage Portfolio B Loan" means the Reyes Cold Storage Portfolio outside-the-trust fund mortgage loan with cut-off date principal balance of $12,669,690 that is secured by the Reyes Cold Storage Portfolio Property, which mortgage loan will NOT be included in the trust fund. The Reyes Cold Storage Portfolio B Loan is subordinate in right of payment to the Reyes Cold Storage Portfolio Mortgage Loan.

     "Reyes Cold Storage Portfolio Consultation Actions" means any of the following actions with respect to the Reyes Cold Storage Portfolio Mortgage
Loan:

     - any adoption or implementation of a business plan submitted by the related borrower with respect to the Reyes Cold Storage Portfolio Property;

     - the execution or renewal of any lease (if a lender approval is provided for in the related mortgage loan documents);

     - the release of any escrow held in conjunction with the related mortgage loan to the related borrower not expressly required by the related mortgage loan documents or under applicable law;

     - material alterations on the Reyes Cold Storage Portfolio Property, if approval by the lender is required by the related mortgage loan documents;

     - material change in any related ancillary mortgage loan documents, except for non-economic terms;

     -    the waiver of any notice provisions related to prepayment;

     - any modification or waiver of a monetary term of the related mortgage loan and any modification of, or waiver that would result in the extension of the maturity date, a reduction in the interest rate on the related note or the monthly debt service payment or prepayment premium payable on the related note or a deferral or forgiveness of interest (including, without limitation, default interest) on or principal of the related note or penalty charges payable with respect thereto, or a modification or waiver of any other monetary term of the related note relating to the timing or amount of any payment of principal and interest (including, without limitation, default interest);

     - any modification of, or waiver with respect to, the related mortgage loan that would result in a discounted pay-off of the related note;

     - any foreclosure upon or comparable conversion (which may include acquisition of a related REO Property) of the ownership of the Reyes Cold Storage Portfolio Property or any acquisition of the Reyes Cold Storage Portfolio Property by deed in lieu of foreclosure;

     - any sale of the Reyes Cold Storage Portfolio Property or related REO Property;

     - any release of the related borrower or any guarantor from liability with respect to the related mortgage loan;

     - any release of the Master Tenant (as defined in the related loan agreement) from liability or other obligations under the Master Lease;

     - any waiver of or determination not to enforce a "due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     - any action to bring the Reyes Cold Storage Portfolio Property or related REO Property into compliance with Environmental Laws (as defined in the Reyes Cold Storage Portfolio Agreement Among Noteholders);

     - any substitution or release of collateral for the related mortgage loan, except as permitted by the related mortgage loan documents;

     - any substitution or release of collateral for the Reyes Cold Storage Portfolio Whole Loan, except as permitted by the related mortgage loan documents;

     - any waiver of amounts required to be deposited into escrow or reserve accounts under the related mortgage loan documents, or any modification or amendment to any of the related mortgage loan documents that would modify the amount of funds required to be deposited into reserve accounts established under the related mortgage loan documents (other than changes in the ordinary course of business of the amounts required to be deposited into escrow accounts for real estate taxes, insurance premiums or ground rents, if any);

     - any transfer of the Reyes Cold Storage Portfolio Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the borrower by a person entitled to exercise voting rights, directly or indirectly, in such borrower, except in each case as permitted by the related mortgage loan documents;

     - any incurrence of additional debt by the Borrower or any mezzanine financing by any beneficial owner of the borrower;

     - the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower;

     - any proposed modification or waiver of any provision of the Reyes Cold Storage Portfolio Mortgage Loan documentation governing the types, nature or amount of insurance coverage required to be obtained and maintained by the borrower;

     - the decision to apply insurance and/or condemnation awards other than to the outstanding principal balance of the Reyes Cold Storage Portfolio Whole Loan or to the restoration of the Reyes Cold Storage Portfolio Property;

     - any renewal or replacement of the then existing insurance policies (to the extent the lender's approval is required under the applicable mortgage loan documents); and

such other events as may be expressly provided for in the pooling and servicing agreement. The Reyes Cold Storage Portfolio Consultation Actions are not intended to limit the Series 2005-C3 Directing Certificateholder's rights to consent to actions taken by the applicable master servicer in respect of the Reyes Cold Storage Portfolio Mortgage Loan while such loan is a performing mortgage loan that such Series 2005-C3 Directing Certificateholder otherwise has pursuant to the pooling and servicing agreement.

     "Reyes Cold Storage Portfolio Controlling Holder" has the meaning assigned to that term under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the Reyes Cold Storage Portfolio Mortgage Loan" in this prospectus supplement.

     "Reyes Cold Storage Portfolio Cure Payment" means any payment made by the holders of the Reyes Cold Storage Portfolio B Loan to cure a default on the part of the related borrower under the Reyes Cold Storage Portfolio Whole Loan.

     "Reyes Cold Storage Portfolio Mortgage Loan" means the senior underlying mortgage loan secured by the Reyes Cold Storage Portfolio Property.

     "Reyes Cold Storage Portfolio Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Reyes Cold Storage Portfolio."

     "Reyes Cold Storage Portfolio Whole Loan" means the Reyes Cold Storage Portfolio Mortgage Loan and the Reyes Cold Storage Portfolio B Loan, collectively.

     "REO Property" means any mortgaged real property that is acquired by the applicable special servicer for the benefit of the series 2005-C3 certificateholders (or, if such property relates to a CBA A/B Loan Pair, for the benefit of the series 2005-C3 certificateholders and the holder(s) of the related Companion Loan(s)), through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan in the trust fund.

     "Restricted Group" means, collectively, the following persons and entities--

     -    the trustee,

     -    the Exemption-Favored Parties,

     -    us,

     -    the master servicers,

     -    the special servicers,

     -    any sub-servicers,

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     -    the mortgage loan sellers,

     - each borrower, if any, with respect to underlying mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     -    any and all affiliates of any of the aforementioned persons.

     "Rooms" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

     "Sales Comparison Approach" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

     "SEC" means the Securities and Exchange Commission.

     "Senior Principal Distribution Cross-Over Date" means the first distribution date, if any, as of which the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates outstanding immediately prior to that distribution date, equals or exceeds the sum of:

     - the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date; plus

     -    the lesser of--

          1. the Total Principal Distribution Amount for that distribution date, and

          2. the portion of the Available P&I Funds for that distribution date that will remain after all required distributions of interest on the class A-X, A-SP, A-Y, A-1, A-2, A-3, A-AB, A-4 and A-1-A certificates have been made on that distribution date.

     "Series 2005-C3 Directing Certificateholder" means the certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2005-C3 controlling class selected by the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2005-C3 controlling class; provided, however, that until a Series 2005-C3 Directing Certificateholder is so selected or after receipt of a notice from the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2005-C3 controlling class that a Series 2005-C3 Directing Certificateholder is no longer designated, the series 2005-C3 controlling class certificateholder that beneficially owns the largest aggregate principal balance of the series 2005-C3 controlling class certificates will be the Series 2005-C3 Directing Certificateholder.

     "Servicing Standard" means (subject to the discussion under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement) the standard by which each master servicer and each special servicer will service and administer the mortgage loans and/or REO Properties that it is obligated to service and administer pursuant to the pooling and servicing agreement in the best interests and for the benefit of the series 2005-C3 certificateholders (as a collective whole) or, in the case of any CBA A/B Loan Pair or the Reyes Cold Storage Portfolio Whole Loan, for the benefit of the series 2005-C3 certificateholders and the holder(s) of the related B-Note Companion Loan or Reyes Cold Storage Portfolio B Loan, respectively (as a collective whole), taking into account that the related B-Note Companion Loan is subordinate to the A-Note Mortgage Loan and that the Reyes Cold Storage Portfolio B Loan is subordinate to the Reyes Cold Storage Portfolio Mortgage Loan in each case as determined by the master servicer or special servicer in the exercise of its reasonable judgment, which standard will be to perform such servicing and administration in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable intercreditor or co-lender agreements and, to the extent not inconsistent with the foregoing, further as follows--

     - (a) the same manner in which, and with the same care, skill, prudence and diligence with which the applicable master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (b) the same care, skill, prudence and diligence with which the applicable master servicer or special servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by it, whichever is higher;

     - with a view to the timely collection of all scheduled payments of principal and interest under the serviced mortgage loans and, in the case of the special servicer, if a serviced mortgage loan comes into and continues in default and if, in the judgment of the applicable special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on that mortgage loan to the series 2005-C3 certificateholders (as a collective whole) or, in the case of a CBA A/B Loan Pair or the Reyes Cold Storage Portfolio Whole Loan, for the benefit of the series 2005-C3 certificateholders and the holder(s) of the related Companion Loan(s) or Reyes Cold Storage Portfolio B Loan Holder, respectively (as a collective whole), on a net present value basis; but

     -    without regard to--

          (a) any relationship that the master servicer or the special servicer, as the case may be, or any affiliate thereof may have with the related borrower,

          (b) the ownership of any series 2005-C3 certificate, mezzanine loan or any B-Note Companion Loan by the applicable master servicer or the special servicer, as the case may be, or by any affiliate thereof,

          (c)  the applicable master servicer's obligation to make advances,

          (d) the applicable special servicer's obligation to request that the master servicer make servicing advances,

          (e) the right of the applicable master servicer (or any affiliate thereof) or the applicable special servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,

          (f) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the applicable master servicer or special servicer, as the case may be, or any affiliate thereof, as applicable, or

          (g) any obligation of the applicable master servicer or any of its affiliates (in their capacity as a mortgage loan seller) to cure a breach of a representation or warranty or repurchase the mortgage loan.

     "Servicing Transfer Event" means, with respect to any mortgage loan in the trust fund, any of the following events, among others:

     1. in the case of a balloon loan, a payment default has occurred at its maturity date, or if the applicable master servicer has received evidence prior to the maturity date that the borrower has obtained a firm commitment to refinance, such default continues unremedied beyond the earlier of (i) 60 days after its maturity date or (ii) the expiration of such commitment;

     2.   any monthly payment is more than 60 or more days delinquent;

     3.   the related borrower has--

          (1) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding;

          (2) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days; or

          (3) has admitted in writing its inability to pay its debts generally as they become due;

     4. the applicable master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged real property;

     5. in the judgment of the applicable master servicer or applicable special servicer, a payment default or a material non-monetary default has occurred or, in each case, is imminent and is not likely to be cured by the borrower within 60 days (or in the case of a payment default or reasonably foreseeable payment default, for the time period described in clause 1. or 2., as applicable) and, in respect of a determination by that special servicer that a payment default or material non-monetary default is imminent, the Series 2005-C3 Directing Certificateholder has concurred with such determination; or

     6. any other default (exclusive of an Acceptable Insurance Default) has occurred under the related mortgage loan documents that, in the judgment of the applicable master servicer or applicable special servicer, has materially and adversely affected the value of the related mortgage loan and has continued unremedied for 60 days (irrespective of any grace period specified in the related mortgage note).

     A Servicing Transfer Event will cease to exist, if and when:

     - with respect to the circumstances described in clauses 1. and 2. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the applicable special servicer;

     - with respect to the circumstances described in clauses 3. and 5. of this definition, those circumstances cease to exist in the judgment of the applicable special servicer;

     - with respect to the circumstances described in clause 4. of this definition, the proceedings are terminated; and

     - with respect to the circumstances described in clause 6. of this definition, the default is cured in the judgment of the applicable special servicer.

     "Shadow Anchor" means a store or business that materially affects the draw of customers to a retail property, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     "Significant Mortgage Loans" has the meaning given to that term under "The Pooling and Servicing Agreement--Enforcement of Due-on-Sale Provisions and Due-on-Encumbrance" in this prospectus supplement.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "Specially Designated Servicing Actions" means any of the following actions with respect to any mortgage loan, mortgaged real property or REO Property that is being serviced and/or administered under the pooling and servicing agreement:

     - any modification, waiver or amendment of a monetary term of a mortgage loan (other than a waiver of Default Interest and/or late payment charges) or a material non-monetary term (excluding any waiver of a "due-on-sale" or "due-on-encumbrance" clause, which is covered below);

     - any proposed or actual foreclosure or comparable conversion of the ownership of a mortgaged real property securing a specially serviced mortgage loan;

     - any proposed or actual sale of an REO Property, other than in connection with the termination of the trust fund as described in this prospectus supplement under "The Pooling and Servicing
          Agreement--Termination";

     - any determination to bring a mortgaged real property or an REO Property into compliance with applicable environmental laws;

     - any acceptance of substitute or additional collateral for a specially serviced mortgage loan (other than in accordance with the terms of that mortgage loan);

     - any acceptance of a discounted payoff with respect to a specially serviced mortgage loan;

     - any waiver of a "due-on-sale" or "due-on-encumbrance" clause under any mortgage loan (it being understood that this clause does not relate to any future indebtedness for any residential cooperative property as to which the NCB subordinated debt conditions have been met);

     - any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan (other than in accordance with the terms of the mortgage loan);

     - any release of collateral for a specially serviced mortgage loan or releases of earn-out reserves or related letters of credit with respect to an underlying mortgage loan (other than, in each case, in accordance with the terms of, or upon satisfaction of, that mortgage loan); and

     - such other events as may be expressly provided for in the pooling and servicing agreement.

     "Stated Principal Balance" means, for each mortgage loan in the trust fund, an amount that:

     - will initially equal its unpaid principal balance as of its due date in June 2005 or, in the case of a replacement mortgage loan, as of the due date during the month that it is added to the trust fund, after application of all payments of principal due on or before that due date, whether or not those payments have been received; and

     - will be permanently reduced on each subsequent distribution date, to not less than zero, by--

          1. that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan (without regard to any adjustments to that Total Principal Distribution Amount in accordance with the last paragraph of the definition of "Total Principal Distribution Amount" below), and

          2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

     However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

     "Static Prepayment Premium" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated solely as a specified percentage of the amount prepaid, which percentage may change over time.

     "TI/LC" means tenant improvements and leasing commissions.

     "Total Available Funds" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2005-C3 certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "Total Principal Distribution Amount" means:

     - for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

          1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust fund with respect to the underlying mortgage loans (but not in respect of amounts payable to any Companion Loan pursuant to the related intercreditor agreement) during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related underlying mortgage loan in June 2005 or on a due date for the related underlying mortgage loan subsequent to the end of the related collection period,

          2. all monthly payments of principal received by or on behalf of the trust fund with respect to the underlying mortgage loans prior to, but that are due during, the related collection period,

          3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the underlying mortgage loans (but not in respect of amounts payable to any Companion Loan pursuant to the related intercreditor agreement) or any related REO Properties during the related collection period and that were identified and applied by the applicable master servicer as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in June 2005, and

          4. all advances of principal made with respect to the underlying mortgage loans for that distribution date; and

     - for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

     Notwithstanding the foregoing, the Total Principal Distribution Amount will be reduced on any Distribution Date by an amount equal to the Principal Distribution Adjustment Amount calculated with respect to such Distribution Date. The Total Principal Distribution Amount will be increased on any Distribution Date by the amount of any recovery occurring during the related collection period of an amount that was previously advanced with respect to a mortgage loan if such advance was previously reimbursed from principal in a manner that resulted in a Principal Distribution Adjustment Amount on a prior Distribution Date.

     "Triggering Loan Default" means with respect to the Reyes Cold Storage Portfolio Whole Loan, a default with respect to the obligation of the related borrower to pay money due under the Reyes Cold Storage Portfolio Whole Loan or any other default that causes the Reyes Cold Storage Portfolio Whole Loan to become a specially serviced mortgage loan.

     "Underwriter Exemption" means PTE 89-90, as subsequently amended by PTE 97-34, PTE 2000-58 and PTE 2002-41.

     "Underwritten Debt Service Coverage Ratio" or "U/W DSCR" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1. the Underwritten Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in June 2005 or if such mortgage loan was originated in June 2005, the first mortgage loan due date after origination; and

     - with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple mortgaged real properties, the ratio of--

          1.   the total Underwritten Net Cash Flow for those properties, to

          2. twelve times the monthly debt service payment(s) for that mortgage loan, and all other mortgage loans with which it is cross-collateralized, due on the related due date in June 2005 or if such mortgage loan was originated in June 2005, the first mortgage loan due date after origination;

provided that, if the subject underlying mortgage loan or the subject group of cross-collateralized underlying mortgage loans is currently in an interest-only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in June 2005 through and including the due date in May 2006 (or if such mortgage loan was originated in June 2005, the aggregate of the monthly debt service payments to be due thereon from and including the first mortgage loan due date after origination through and including the due date in July 2006) or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins, and provided further that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1), the amount in clause 2 of any of the foregoing bullets of this definition is calculated assuming that the principal balance of such mortgage loan is reduced by the amount of such letter of credit and/or earnout cash reserve.

     The Underwritten Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the Underwritten Debt Service Coverage Ratios accurately reflect that ability.

     "Underwritten Effective Gross Income" or "U/W EGI" means, with respect to any mortgaged real property securing an underlying mortgage loan, the Estimated Annual Revenues for that property.

     "Underwritten Net Cash Flow" or "U/W NCF" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

     - was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

     -    is equal to the excess of--

          1.   the Estimated Annual Revenues for the property, over

          2.   the Estimated Annual Operating Expenses for the property.

     The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the related underlying mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

     Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower.

However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     Underwritten Net Cash Flow in the case of any underlying mortgage loan that is secured by a residential cooperative property generally equals projected net operating income at the related mortgaged real property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

     "Underwritten Net Operating Income" or "U/W NOI" means, with respect to each of the mortgaged real properties (other than the residential cooperative properties) securing an underlying mortgage loan in the trust fund, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

     -    underwritten recurring replacement reserve amounts;

     -    capital improvements, including recurring capital improvements;

     - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

     With respect to the residential cooperative properties, Underwritten Net Operating Income equals Underwritten Net Cash Flow.

     "United States Person" means

     -    a citizen or resident of the United States;

     -    a domestic partnership;

     -    a domestic corporation;

     - any estate, other than a foreign estate within the meaning of Section 7701(a)(31) of the Internal Revenue Code, and

     -    any trust if -

          1. a court within the United States is able to exercise primary supervision over the administration of the trust fund, and

          2. one or more United States Persons have the authority to control all substantial decisions of the trust fund.

     "Units" means--

     - in the case of any mortgaged real property that is a multifamily rental property or a residential cooperative property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

     - in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up, in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

     "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

     "U/W" means underwritten.

     "Value Co-op Basis" means, with respect to any residential cooperative property securing a mortgage loan in the trust fund, an amount calculated based on the market value, as determined by an appraisal, of that real property, as if operated as a residential cooperative.

     "Weighted Average Net Mortgage Pass-Through Rate" means, for each distribution date, the weighted average of the respective Net Mortgage Pass-Through Rates with respect to the mortgage loans in the trust fund for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

     "Wells Fargo" means Wells Fargo Bank, N.A.

     "Year Built" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "Year Renovated" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based (or, in the case of a residential cooperative property, if later, the date of the conversion to cooperative ownership).

     "Yield Maintenance Charge" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated pursuant to a yield maintenance formula, including any minimum amount equal to a specified percentage, which in some cases may vary, of the amount prepaid.

     "YMx/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the yield maintenance period during which the loan may be prepaid with a Yield Maintenance Charge that will be no less than x% of the amount prepaid.

     "YM/y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the yield maintenance period during which the loan may be prepaid with a Yield Maintenance Charge that does not have any minimum amount.

     "Zurich" means Zurich Financial Services Group.

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

                       SEE THIS EXHIBIT FOR TABLES TITLED:

                   Locations of the Mortgaged Real Properties

                  Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                      Additional Mortgage Loan Information

             Engineering Reserves and Recurring Replacement Reserves

                   Major Tenants of the Commercial Properties

                              Multifamily Schedule

                  Schedule of Cooperative Mortgaged Properties

                        Recurring Reserve Cap Information

                                      A-1-1

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                  CUT-OFF DATE           MORTGAGE
                                                    PRINCIPAL              LOAN
  #   CROSSED PROPERTY NAME                        BALANCE (1)            SELLER          MANAGEMENT COMPANY
  -   ------- -------------                        -----------            ------          ------------------
  1           San Diego Office Park              $   133,000,000  Column Financial, Inc.  Maguire Properties, L.P.
  2           Southland Center Mall                  115,610,128  Column Financial, Inc.  Owner Managed
  3           80-90 Maiden Lane                       93,000,000  Column Financial, Inc.  A. M. Property Holdings Corp.
  4     (A)   Billerica Bldg #3-6                     18,320,000  PNC                     Everest Partners, LLC
  5     (A)   31 Milk Street (Floors 2-11)            16,147,000  PNC                     Everest Partners, LLC
  6     (A)   Chicopee Big Y                           6,560,000  PNC                     Everest Partners, LLC
  7     (A)   Billerica Bldg # 2                       6,400,000  PNC                     Everest Partners, LLC
  8     (A)   Billerica Bldg #7                        4,800,000  PNC                     Everest Partners, LLC
  9     (A)   31 Milk St (USPS)                        2,513,000  PNC                     Everest Partners, LLC
 10A          Courtyard Marriott Cincinnati
              Covington                               15,937,065  Column Financial, Inc.  Courtyard Mangement Corporation
 10B          Courtyard Cleveland Airport South        9,265,734  Column Financial, Inc.  Courtyard Mangement Corporation
 10C          Courtyard Cleveland Airport North        7,486,713  Column Financial, Inc.  Courtyard Mangement Corporation
 10D          Residence Inn Columbus
              Worthington                              5,262,937  Column Financial, Inc.  Residence Inn by Marriott, Inc.
 10E          SpringHill Suites Cincinnati
              Northeast                                4,521,678  Column Financial, Inc.  Springhill SMC Corporation
 10F          TownePlace Cleveland Airport             3,632,168  Column Financial, Inc.  Townplace Management Corporation
 10G          TownePlace Suites Columbus
              Worthington                              3,409,790  Column Financial, Inc.  Townplace Management Corporation
 10H          TownePlace Suites Cincinnati
              Northeast                                3,409,790  Column Financial, Inc.  Townplace Management Corporation
  11          Villages at Montpelier                  44,000,000  Column Financial, Inc.  Mitchell L. Morgan Management, Inc.
 12A          Reyes Portfolio - Minneapolis           12,988,174  Column Financial, Inc.  Owner Managed
 12B          Reyes Portfolio - Milwaukee             12,923,557  Column Financial, Inc.  Owner Managed
 12C          Reyes Portfolio - Pittsburgh             8,529,548  Column Financial, Inc.  Owner Managed
 12D          Reyes Portfolio - Los Angeles            6,591,014  Column Financial, Inc.  Owner Managed
  13          2000 West Loop South Office
              Building                                35,500,000  PNC                     USA 2000 West Loop Management, LP
  14          Peakview Tower                          33,000,000  Column Financial, Inc.  Crescent Real Estate Equities Limited
                                                                                          Partnership
  15          Square-Arch Realty Corp.                31,000,000  NCB,FSB                 Rudin Management Co., Inc.
  16          Countryside Centre                      27,500,000  PNC                     United American Realty Corp.
  17          Champaign Student Housing               27,372,905  Column Financial, Inc.  Roland Realty, Inc.
  18          Center of Winter Park                   23,925,075  Column Financial, Inc.  Main Street Management Services, Inc.
  19          The Howard Owners, Inc.                 21,960,925  NCCB                    Cooper Square Realty
  20          Mesa Shopping Center                    21,840,000  Column Financial, Inc.  NMC South, LLC
  21          Bexley at Concord Mills
              Apartments                              21,400,000  Column Financial, Inc.  Weinstein Management Co., Inc.
  22          Bexley at Providence                    21,250,000  Column Financial, Inc.  Weinstein Management Co., Inc.
  23          Longford Plaza                          18,560,000  PNC                     Real Properties Management Group
 24A          Auburn Plaza                            12,451,376  Column Financial, Inc.  The G & A Group, Inc.
 24B          Grant Avenue Plaza                       4,948,624  Column Financial, Inc.  The G & A Group, Inc.
 25A          Lakeside Villas                         13,578,158  Column Financial, Inc.  Newport Property Ventures, Ltd.
 25B          Pinetree Apartments                      3,421,842  Column Financial, Inc.  Newport Property Ventures, Ltd.
  26          Chason Ridge Apartments                 15,500,000  Column Financial, Inc.  BNP Residential Properties Limited
                                                                                          Partnership
  27          Westside Shopping Center                15,000,000  NCB,FSB                 Riverside Realty Co.
  28          Broadwater                              15,000,000  PNC                     Chancellor Property Management
  29          Ascot Point Village Apartments          14,984,909  Column Financial, Inc.  Capstone Management Company
  30          Paces Watch Apartments                  14,925,000  Column Financial, Inc.  BNP Residential Properties Limited
                                                                                          Partnership
  31          Verizon Wireless Chandler               14,700,000  Column Financial, Inc.  Sylvia, Inc.
  32          Tri-Pointe Plaza                        14,600,000  Column Financial, Inc.  CBRE Tucson Management Services, LLC
  33          Summer Bend Apartments                  13,886,159  Column Financial, Inc.  CNC Investments, Ltd., L.L.P.
  34          Bank of America Center - Naples         13,500,000  PNC                     Jones Lang LaSalle
  35          Buckingham Village Apartments           13,000,000  Column Financial, Inc.  Westdale Asset Management, Ltd.
  36          Residence Inn - Scottsdale North        12,100,000  PNC                     RHW Management, Inc.
  37    (B)   Irmas & Gold - Oakwood Plaza             4,475,565  Column Financial, Inc.  Mid America Realty, Inc.
  38    (B)   Irmas & Gold -Arrowhead Lakes            3,831,922  Column Financial, Inc.  Cushman & Wakefield of Arizona, Inc.
  39    (B)   Irmas & Gold -Hobby Lobby                3,792,006  Column Financial, Inc.  Mid America Realty, Inc.
  40          Lakeview Townhomes                      12,000,000  Column Financial, Inc.  Marquette Management, Inc.
  41          Kew Gardens Hills Apartment
              Owners, Inc.                            11,962,369  NCB,FSB                 Tribor Management, Inc.
  42          Warminster Heights Home Ownership
              Association, Inc.                       11,700,000  NCB,FSB                 Vision Business Services, Inc.
  43          University Park                         11,680,000  Column Financial, Inc.  DLC Management Corporation
  44          200 East 16th Street Housing
              Corporation                             10,934,522  NCB,FSB                 Lovett Company, LLC
  45          Longwood Village                        10,700,000  Column Financial, Inc.  Owner Managed
  46          Washington Square Plaza                 10,400,000  Column Financial, Inc.  Owner Managed
  47          Hunter's Run Centre                     10,300,000  Column Financial, Inc.  Plaza Properties, Inc.
  48          Waverly Place Apartments                10,160,000  Column Financial, Inc.  BNP Residential Properties Limited
                                                                                          Partnership
 49A          KD Moore VA Properties (5)               7,047,014  Column Financial, Inc.  Owner Managed
 49B          KD Moore TN Properties (4)               2,744,164  Column Financial, Inc.  Owner Managed
  50          2000 Bering Office Building              9,672,771  Column Financial, Inc.  Tarantino Properties, Inc.
  51          363 East 76th Street Corporation         9,000,000  NCB,FSB                 Cooper Square Realty
  52          Bon Aire Residents, Inc.                 8,967,736  NCB,FSB                 Arco Management
  53          635 Madison Avenue                       8,851,724  NCB,FSB                 Owner Managed
  54          Brays Village Apartments                 8,832,088  Column Financial, Inc.  CNC Investments, Ltd., L.L.P.
  55          Calvert Village Shopping Center          8,725,039  Column Financial, Inc.  Greenway Asset Management, L.C.
  56          Maplewood & Merry Meeting MHC            8,561,702  Column Financial, Inc.  Maplewood Homes, Inc.
  57          Holiday Inn Express - Manchester,
              NH                                       8,465,538  Column Financial, Inc.  Desilva Properties, LLC
  58          Hampton Inn Greensboro Airport           8,275,928  Column Financial, Inc.  Hospitality America, Inc.
  59          The Columns at Chicopee                  8,250,000  Column Financial, Inc.  ECI Management Corporation
  60          Foxcroft Mobile Home Community           8,025,509  Column Financial, Inc.  Owner Managed
  61          Sutton Owners Corporation                8,000,000  NCB,FSB                 Gumley-Haft Inc.
  62          Seven Hills                              7,991,952  PNC                     Owner Managed
  63          One North Shore Center                   7,492,937  PNC                     Elmhurst Group
  64          Todd Lofts at Hermitage                  7,377,356  Column Financial, Inc.  Main Street Realty, Inc.
  65          Clay Creek                               7,000,000  Column Financial, Inc.  Westdale Asset Management, Ltd.
  66          Olde Towne Apartments                    6,986,435  Column Financial, Inc.  Owner Managed
  67          Worthington Ridge Apartments             6,967,589  Column Financial, Inc.  Holiday Management Limited
  68          Quality Suites Universal                 6,772,739  Column Financial, Inc.  PNK Investments, Inc.
  69          Arapahoe & Holly Self Storage            6,485,402  Column Financial, Inc.  Owner Managed
  70          Watertown Crossing Office
              Building                                 6,300,000  Column Financial, Inc.  Castle Realty Associates, Inc.

  #   CROSSED PROPERTY NAME                       ADDRESS                          CITY           COUNTY        STATE    ZIP CODE
  -   ------- -------------                       -------                          ----           ------        -----    --------
  1           San Diego Office Park               9605-9855 Scranton Road and
                                                  10055-10075 Barnes Canyon Road   San Diego      San Diego      CA       92121
  2           Southland Center Mall               23000 Eureka Road                Taylor         Wayne          MI       48180
  3           80-90 Maiden Lane                   80-90 Maiden Lane                New York       New York       NY       10038
  4     (A)   Billerica Bldg #3-6                 101-3, 4, 5, 6 Billerica
                                                  Avenue                           Billerica      Middlesex      MA       01862
  5     (A)   31 Milk Street (Floors 2-11)        31 Milk Street                   Boston         Suffolk        MA       02109
  6     (A)   Chicopee Big Y                      2189 Westover Road               Chicopee       Hampden        MA       01022
  7     (A)   Billerica Bldg # 2                  101-2 Billerica Avenue           Billerica      Middlesex      MA       01862
  8     (A)   Billerica Bldg #7                   101-7 Billerica Avenue           Billerica      Middlesex      MA       01862
  9     (A)   31 Milk St (USPS)                   31 Milk Street                   Boston         Suffolk        MA       02109
 10A          Courtyard Marriott Cincinnati
              Covington                           500 West 3rd Street              Covington      Kenton         KY       41011
 10B          Courtyard Cleveland Airport South   7345 Engle Road                  Middleburg
                                                                                   Heights        Cuyahoga       OH       44130
 10C          Courtyard Cleveland Airport North   24901 Country Club Boulevard     North
                                                                                   Olmstead       Cuyahoga       OH       44070
 10D          Residence Inn Columbus
              Worthington                         7300 Huntington Park Drive       Columbus       Franklin       OH       43235
 10E          SpringHill Suites Cincinnati
              Northeast                           9365 Waterstone Boulevard        Cincinnati     Warren         OH       45249
 10F          TownePlace Cleveland Airport        7325 Engle Road                  Middleburg
                                                                                   Heights        Cuyahoga       OH       44130
 10G          TownePlace Suites Columbus
              Worthington                         7272 Huntington Park Drive       Columbus       Franklin       OH       43235
 10H          TownePlace Suites Cincinnati
              Northeast                           9369 Waterstone Boulevard        Cincinnati     Warren         OH       45249
  11          Villages at Montpelier              11658 South Laurel Drive         Laurel         Prince
                                                                                                  George's       MD       20708
 12A          Reyes Portfolio - Minneapolis       13400 Commerce Boulevard         Rogers         Hennepin       MN       55374
 12B          Reyes Portfolio - Milwaukee         9950 South Reinhart Drive        Oak Creek      Milwaukee      WI       53154
 12C          Reyes Portfolio - Pittsburgh        226 East View Drive              Mount
                                                                                   Pleasant       Westmoreland   PA       15666
 12D          Reyes Portfolio - Los Angeles       16407 South Main Street          Gardena        Los Angeles    CA       90248
  13          2000 West Loop South Office
              Building                            2000 West Loop South             Houston        Harris         TX       77027
  14          Peakview Tower                      6465 Greenwood Plaza Boulevard   Centennial     Arapahoe       CO       80111
  15          Square-Arch Realty Corp.            2 Fifth Avenue                   New York       New York       NY       10011
  16          Countryside Centre                  SEQ US Highway 19/Countryside
                                                  Boulevard                        Clearwater     Pinellas       FL       33761
  17          Champaign Student Housing           515 Bash Street et. al.          Champaign-
                                                                                   Urbana         Champaign      IL    61820, 61801
  18          Center of Winter Park               501 North Orlando Avenue         Winter Park    Orange         FL       32789
  19          The Howard Owners, Inc.             99-32/52/72 66th Road            Rego Park      Queens         NY       11374
  20          Mesa Shopping Center                8915-9035 Mira Mesa Boulevard    San Diego      San Diego      CA       92126
  21          Bexley at Concord Mills
              Apartments                          50 Lilly Green Court             Concord        Cabarrus       NC       28027
  22          Bexley at Providence                11215 Club Creek Lane            Charlotte      Mecklenburg    NC       28277
  23          Longford Plaza                      3027-3202 East Warm Springs
                                                  Road                             Las Vegas      Clark          NV       89120
 24A          Auburn Plaza                        217 Grant Avenue                 Auburn         Cayuga         NY       13021
 24B          Grant Avenue Plaza                  East Side of Grant Avenue        Sennett        Cayuga         NY       13021
 25A          Lakeside Villas                     4902 North MacDill Avenue        Tampa          Hillsborough   FL       33614
 25B          Pinetree Apartments                 3706 West Idlewild Avenue        Tampa          Hillsborough   FL       33614
  26          Chason Ridge Apartments             600 Scotia Lane                  Fayetteville   Cumberland     NC       28314
  27          Westside Shopping Center            2401-2455 Frederick Avenue       Baltimore      Baltimore      MD       21223
  28          Broadwater                          5045 Crenshaw                    Pasadena       Harris         TX       77505
  29          Ascot Point Village Apartments      23 Ascot Point Circle            Asheville      Buncombe       NC       28803
  30          Paces Watch Apartments              997 Johnnie Dodds Boulevard      Mt. Pleasant   Charleston     SC       29464
  31          Verizon Wireless Chandler           6955 West Morelos Place          Chandler       Maricopa       AZ       85226
  32          Tri-Pointe Plaza                    6365-6377 East Tanque Verde
                                                  Road                             Tucson         Pima           AZ       85715
  33          Summer Bend Apartments              1301 Meadow Creek Circle         Irving         Dallas         TX       75038
  34          Bank of America Center - Naples     4501 Tamiami Trail North         Naples         Collier        FL       34103
  35          Buckingham Village Apartments       1700 Seaspray Court              Houston        Harris         TX       77008
  36          Residence Inn - Scottsdale North    17011 North Scottsdale Road      Scottsdale     Maricopa       AZ       85255
  37    (B)   Irmas & Gold - Oakwood Plaza        2001-2041 West Houston Street
                                                  South                            Broken Arrow   Tulsa          OK       74012
  38    (B)   Irmas & Gold -Arrowhead Lakes       20255 North 59th Avenue          Glendale       Maricopa       AZ       85301
  39    (B)   Irmas & Gold -Hobby Lobby           5130 South Harvard Avenue        Tulsa          Tulsa          OK       74135
  40          Lakeview Townhomes                  168 Gregory Street               Aurora         Du Page        IL       60504
  41          Kew Gardens Hills Apartment         135-12/48, 138-10/36,
              Owners, Inc.                        141-04/26 77th Avenue and
                                                  138-06/46 78th Avenue            Flushing       Queens         NY       11367
  42          Warminster Heights Home Ownership
              Association, Inc.                   75 Downey Drive                  Warminster     Bucks          PA       18974
  43          University Park                     8801 University Avenue           Clive          Polk           IA       50325
  44          200 East 16th Street Housing
              Corporation                         200 East 16th Street             New York       New York       NY       10003
  45          Longwood Village                    1855 West State Road 434         Longwood       Seminole       FL       32750
  46          Washington Square Plaza             306 South Washington Avenue      Royal Oak      Oakland        MI       48067
  47          Hunter's Run Centre                 1682-1750 Hill Road North        Pickerington   Fairfield      OH       43147
  48          Waverly Place Apartments            1900 Waverly Place Lane          North
                                                                                   Charleston     Dorchester     SC       29418
 49A          KD Moore VA Properties (5)          Various                          Bristol        Bristol        VA       24202
 49B          KD Moore TN Properties (4)          Various                          Bristol        Sullivan       TN       37620
  50          2000 Bering Office Building         2000 Bering Drive                Houston        Harris         TX       77057
  51          363 East 76th Street Corporation    363 East 76th Street             New York       New York       NY       10021
  52          Bon Aire Residents, Inc.            24-26 Bon Aire Circle            Suffern        Rockland       NY       10901
  53          635 Madison Avenue                  635 Madison Avenue               New York       New York       NY       10022
  54          Brays Village Apartments            4400 Boone Road                  Houston        Harris         TX       77072
  55          Calvert Village Shopping Center     100 West Dares Beach Road        Prince
                                                                                   Frederick      Calvert        MD       20678
  56          Maplewood & Merry Meeting MHC       110 Old Bath Road and 155
                                                  Bath Road                        Brunswick      Cumberland     ME       04011
  57          Holiday Inn Express - Manchester,
              NH                                  1298 South Porter Street         Manchester     Hillsborough   NH       03103
  58          Hampton Inn Greensboro Airport      7803 National Service Road       Greensboro     Guilford       NC       27409
  59          The Columns at Chicopee             1750 Columns Drive               Gainesville    Hall           GA       30504
  60          Foxcroft Mobile Home Community      20 Foxcroft Village              Loch
                                                                                   Sheldrake      Sullivan       NY       12759
  61          Sutton Owners Corporation           35 Sutton Place                  New York       New York       NY       10022
  62          Seven Hills                         880 Seven Hills Drive            Henderson      Clark          NV       89052
  63          One North Shore Center              12 Federal Street                Pittsburgh     Allegheny      PA       15212
  64          Todd Lofts at Hermitage             1128 Hermitage Road              Richmond       Richmond       VA       23220
  65          Clay Creek                          16222 Clay Road                  Houston        Harris         TX       77084
  66          Olde Towne Apartments               1074 Park Lane                   Middletown     Butler         OH       45042
  67          Worthington Ridge Apartments        1410 Worthington Ridge
                                                  Boulevard                        Columbus       Franklin       OH       43085
  68          Quality Suites Universal            7400 Canada Avenue               Orlando        Orange         FL       32819
  69          Arapahoe & Holly Self Storage       6800 South Holly Circle          Centennial     Arapahoe       CO       80112
  70          Watertown Crossing Office
              Building                            20855 Watertown Road             Brookfield     Waukesha       WI       53186

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                  CUT-OFF DATE           MORTGAGE
                                                    PRINCIPAL              LOAN
  #   CROSSED PROPERTY NAME                        BALANCE (1)            SELLER          MANAGEMENT COMPANY
  -   ------- -------------                        -----------            ------          ------------------
  71          Sunridge Plaza Phase I             $     6,237,513  Column Financial, Inc.  Mark Kaufman Properties, Inc.
  72          Clear Creek                              6,000,000  Column Financial, Inc.  Westdale Asset Management, Ltd.
  73          6650 Sugarloaf Parkway Office
              Building                                 5,994,293  Column Financial, Inc.  Duke Realty Services Limited Partnership
  74          North Court Shoppes                      5,823,656  Column Financial, Inc.  Beachwood Property Management, Ltd.
  75          State Street Center                      5,801,789  Column Financial, Inc.  Owner Managed
  76          Hampton Inn - Lincoln, NE                5,776,662  Column Financial, Inc.  LHM, L.L.C.
  77          Warrenville Office Center                5,520,000  Column Financial, Inc.  Centerline Real Estate Services, L.L.C.
  78          105 Atlantic Avenue                      5,495,036  Column Financial, Inc.  Owner Managed
  79          Huntwick Village Shopping Center         5,315,000  Column Financial, Inc.  HK Capital Management, L.P.
  80          Deer Creek Marketplace Shops             5,280,000  PNC                     West Star Management
  81          Twyckingham Apartments                   5,209,012  Column Financial, Inc.  All State Management Co., Inc.
  82          Residence Inn North - Colorado
              Springs                                  5,200,000  PNC                     RHW Management, Inc.
  83          Parkview Plaza Shopping Center           5,104,542  Column Financial, Inc.  Burnham of Nevada, LLC
  84          Commons at Thornbury                     5,100,000  Column Financial, Inc.  Owner Managed
  85          Wells Cargo Self Storage                 5,100,000  PNC                     TNT Property Management
  86          Poulsbo Village Phase I                  5,095,386  PNC                     Western Property Management
  87          Village Square Townhomes                 5,070,000  Column Financial, Inc.  Community Management Corporation
  88          The Netzow Building                      4,800,000  Column Financial, Inc.  2000 Development, Corp.
  89          Sterling Court Apartments                4,800,000  Column Financial, Inc.  Owner Managed
  90          English Garden Townhomes                 4,795,321  PNC                     Double Fortune, LLC
  91    (C)   1101 San Julian Street                   2,894,319  Column Financial, Inc.  Owner Managed
  92    (C)   1115 South Wall Street                   1,896,278  Column Financial, Inc.  Owner Managed
  93          Courtyard - Colorado Springs             4,750,000  PNC                     RHW Management, Inc.
  94          Quebec Highlands Shopping Center         4,725,000  Column Financial, Inc.  Medoc Properties, Inc.
  95          Highland Terrace Owners Corp.            4,671,372  NCB,FSB                 Anker Management Corp.
  96          Westwood Commons                         4,619,966  Column Financial, Inc.  Owner Managed
  97          Derry Court, LLC                         4,579,968  NCB,FSB                 Manekin, LLC
  98          Gateway Plaza Shopping Center            4,445,912  PNC                     Owner Managed
  99          Lexington Square Townhouses, Inc.        4,315,139  NCB,FSB                 CornerStone Cooperatives, Inc.
 100          Transgroup Building                      4,271,325  PNC                     Transquik, Inc.
 101          Shantara Plaza II                        4,192,018  Column Financial, Inc.  Leigh Glendenning Real Estate Services
 102          Lincoln Plaza                            4,187,033  Column Financial, Inc.  Mid America Realty, Inc.
 103          University of Phoenix Building           4,160,000  PNC                     CB Richard Ellis, Inc.
 104          Lenox Square                             4,096,383  Column Financial, Inc.  PB & Associates, Inc.
 105          University Towne Center                  4,081,791  Column Financial, Inc.  Gainesville Real Estate Management
                                                                                          Company, Inc.
 106          411 East 57th Corporation                4,050,000  NCB,FSB                 Charles H. Greenthal Management Corp.
 107          Pine Grove Shopping Center               3,992,333  Column Financial, Inc.  Moso Hauppauge Associates, LLC
 108          Steeple Chase Apartments                 3,868,000  PNC                     Bowen Property Management
 109          Northline Point Apartments               3,846,392  Column Financial, Inc.  Owner Managed
 110          Fishers Gateway Shops                    3,700,000  Column Financial, Inc.  Douglas Realty Advisors, Inc.
 111          Riverside Center                         3,700,000  Column Financial, Inc.  D & D Wolff Limited
 112          2100-2120 Wallace Avenue Owners
              Corp.                                    3,594,545  NCB,FSB                 792 Management Corp.
 113          The Heritage Apartments                  3,470,000  Column Financial, Inc.  Community Management Corporation
 114          Aptos Knoll Mobile Home Park             3,365,662  Column Financial, Inc.  Shoreline Property Management, Inc.
 115          Saloom III                               3,294,423  Column Financial, Inc.  Owner Managed
 116          Fleetridge Owners, Inc.                  3,289,727  NCB,FSB                 Gramatan Management, Inc.
 117          Cross Bay Cooperative Corp.              3,201,662  NCB,FSB                 B.L. Management, Inc.
 118          Fremont Court Apartments                 3,200,000  Column Financial, Inc.  HSC Real Estate, Inc.
 119          7 West 96th Street Corporation           3,200,000  NCB,FSB                 William B. May Co., Inc.
 120          79 West 12th Street Corp.                3,200,000  NCB,FSB                 Matthew Adam Properties, Inc.
 121          J.D. Mini Storage                        3,193,621  Column Financial, Inc.  Platinum Storage
 122          Dollar Self Storage - Mesa               3,173,227  PNC                     Stadium Properties, LLC
 123          Benco Mini Storage                       3,103,381  Column Financial, Inc.  Owner Managed
 124          Ram Plaza                                3,100,000  Column Financial, Inc.  Select Commercial Property Services, LLC
 125          University Square                        3,094,404  Column Financial, Inc.  Buyers Realty, Inc.
 126          Sulgrave Owners Corp.                    3,085,014  NCB,FSB                 RMR Residential Realty, LLC
 127          Harry Silver Housing Company, Inc.       2,992,352  NCB,FSB                 Prime Locations
 128          Clarksville Multi Properties             2,862,005  Column Financial, Inc.  Anderson Real Estate Group, LLC
 129          Varsity Apartments                       2,797,277  Column Financial, Inc.  Owner Managed
 130          Buckridge At Southport Apartments        2,721,439  Column Financial, Inc.  Van Rooy Properties, Inc.
 131          Gramercy Arms Corp.                      2,650,000  NCB,FSB                 Midboro Management Incorporated
 132          320 West 76 Corp.                        2,627,859  NCB,FSB                 Midboro Management Inc.
 133          Seville Apartments                       2,538,602  Column Financial, Inc.  Owner Managed
 134          Ventura Boulevard                        2,497,587  Column Financial, Inc.  Owner Managed
 135          Wychwood Owners Corp.                    2,343,233  NCB,FSB                 Richland Management Company, Inc.
 136          Westgate Center                          2,283,752  Column Financial, Inc.  Owner Managed
 137          Chalet Apartments                        2,200,000  Column Financial, Inc.  Roberts Realty Advisors, Inc.
 138          Lofts on College                         2,157,976  Column Financial, Inc.  Owner Managed
 139          Centennial Marketplace                   2,010,000  Column Financial, Inc.  Westrise, LLC
 140          Applecreek and Orchard Tree
              Apartments                               1,856,717  Column Financial, Inc.  Owner Managed
 141          Westwood Ridge Apartments                1,796,685  Column Financial, Inc.  Owner Managed
 142          Wolf Store Retail Park                   1,796,685  Column Financial, Inc.  Owner Managed
 143          830-832/834 Broadway Owner's
              Corporation                              1,750,000  NCB,FSB                 Buchbinder & Warren, LLC
 144          South Carrier Shopping Center            1,748,437  Column Financial, Inc.  Owner Managed
 145          Nimage Enterprises LLC                   1,698,438  NCB,FSB                 Owner Managed
 146          52 Riverside Drive Owners Corp.          1,696,251  NCB,FSB                 Century Operating Corporation
 147          Cheshire Bridge Retail Center            1,650,000  Column Financial, Inc.  Southeastern Asset Management Group, Inc.
 148          Walgreens at Marshfield                  1,646,746  Column Financial, Inc.  Owner Managed
 149A         South Gate Mobile Home Park                943,585  Column Financial, Inc.  Owner Managed
 149B         Los Ranchitos Mobile Home Park             686,930  Column Financial, Inc.  Owner Managed
 150          Prescott Airpark                         1,600,000  NCB,FSB                 Nobeus Property Management, Inc.
 151          Star Vale Mobile Home Park               1,598,610  Column Financial, Inc.  Owner Managed
 152          Cobbham Oaks Apartments                  1,598,508  Column Financial, Inc.  Owner Managed
 153          Seminole Professional Center             1,597,748  Column Financial, Inc.  Owner Managed
 154          Barclay Tenants' Corporation             1,590,323  NCB,FSB                 Einsidler Management, Inc.
 155          Vitamin Shoppe Retail Center             1,572,971  Column Financial, Inc.  Owner Managed
 156          Private Storage                          1,557,133  Column Financial, Inc.  Owner Managed
 157          129/82 Owners Corp.                      1,492,635  NCB,FSB                 Charles H. Greenthal Management Corp.
 158          Heathcoate-Wiltshire Corp.               1,467,542  NCB,FSB                 Westfair Property Management, Inc.
 159    (D)   State Street                               916,324  Column Financial, Inc.  Owner Managed
 160    (D)   1 Arch Street                              544,075  Column Financial, Inc.  Owner Managed
 161          Dixon Landing                            1,448,728  Column Financial, Inc.  MacLaughlin and Co.
 162          Wrens Trail Apartments                   1,427,000  Column Financial, Inc.  Owner Managed
 163          Finneytown Apartments                    1,410,000  Column Financial, Inc.  Community Management Corporation
 164          310 West 79th Apartments Corp.           1,400,000  NCB,FSB                 Lawrence Properties
 165          620 Broadway Housing Corp.               1,400,000  NCB,FSB                 Sandberg Management Corp.
 166          109-111 N. Broadway Apt. Corp.           1,396,797  NCB,FSB                 WRG Management Corp.
 167          Town Commons Shopping Center             1,390,172  Column Financial, Inc.  Commercial Properties, Inc. of Raleigh
 168          750 New York Ave                         1,194,999  NCB,FSB                 Owner Managed
 169          440 West Warner Road                     1,150,000  Column Financial, Inc.  Ross, Ryan & Neal, Inc.
 170          Island RV Resort                         1,100,000  Column Financial, Inc.  Owner Managed

  #   CROSSED PROPERTY NAME                       ADDRESS                          CITY           COUNTY        STATE    ZIP CODE
  -   ------- -------------                       -------                          ----           ------        -----    --------
  71          Sunridge Plaza Phase I              10940 and 10960 South Eastern
                                                  Avenue                           Henderson      Clark          NV       89052
  72          Clear Creek                         11717 Beamer Road                Houston        Harris         TX       77089
  73          6650 Sugarloaf Parkway Office
              Building                            6650 Sugarloaf Parkway           Duluth         Gwinnett       GA       30097
  74          North Court Shoppes                 1100-1138 North Court Street     Medina         Medina         OH       44256
  75          State Street Center                 9317 State Avenue                Marysville     Snohomish      WA       98270
  76          Hampton Inn - Lincoln, NE           5922 Vandervoort Drive           Lincoln        Lancaster      NE       68516
  77          Warrenville Office Center           3S701 and 3S721 West Avenue      Warrenville    Du Page        IL       60555
  78          105 Atlantic Avenue                 105 and 111 East Atlantic
                                                  Avenue                           Delray Beach   Palm Beach     FL       33444
  79          Huntwick Village Shopping Center    5050 FM 1960 West                Houston        Harris         TX       77069
  80          Deer Creek Marketplace Shops        7000 West 135th Street           Overland
                                                                                   Park           Johnson        KS       66223
  81          Twyckingham Apartments              4630 South Hagadorn Road         East Lansing   Ingham         MI       48823
  82          Residence Inn North - Colorado                                       Colorado
              Springs                             9805 Federal Drive               Springs        El Paso        CO       80921
  83          Parkview Plaza Shopping Center      3935-3955 South Durango Drive    Las Vegas      Clark          NV       89147
  84          Commons at Thornbury                1211 Wilmington Pike             West Chester   Chester        PA       19382
  85          Wells Cargo Self Storage            901 West Service Avenue          West Covina    Los Angeles    CA       91790
  86          Poulsbo Village Phase I             Northeast Liberty Way and
                                                  State Route 305                  Poulsbo        Kitsap         WA       98370
  87          Village Square Townhomes            1740 Bising Avenue               North
                                                                                   College Hill   Hamilton       OH       45239
  88          The Netzow Building                 17280 West North Avenue          Brookfield     Waukesha       WI       53045
  89          Sterling Court Apartments           4018 Harvard Lane                Kansas City    Jackson        MO       64133
  90          English Garden Townhomes            15061 West 138th Street          Olathe         Johnson        KS       66062
  91    (C)   1101 San Julian Street              518-536 East 11th Street and
                                                  1101 San Julian Street           Los Angeles    Los Angeles    CA       90015
  92    (C)   1115 South Wall Street              1115 South Wall Street           Los Angeles    Los Angeles    CA       90015
  93          Courtyard - Colorado Springs        2570 Tenderfoot Hill Street      Colorado
                                                                                   Springs        El Paso        CO       80906
  94          Quebec Highlands Shopping Center    7130-7156 East County Line       Highlands
                                                  Road                             Ranch          Douglas        CO       80126
  95          Highland Terrace Owners Corp.       123-135 South Highland Avenue    Ossining       Westchester    NY       10562
  96          Westwood Commons                    Northwest Corner of North
                                                  Carolina Highway 16-18 and
                                                  Westwood Lane                    Wilkesboro     Wilkes         NC       28697
  97          Derry Court, LLC                    4550 Forbes Boulevard            Lanham         Prince
                                                                                                  George's       MD       20706
  98          Gateway Plaza Shopping Center       1401 Gateway Plaza               Midwest City   Oklahoma       OK       73110
  99          Lexington Square Townhouses, Inc.   1625 Conley Road                 Conley         Clayton        GA       30288
 100          Transgroup Building                 13200 South Broadway             Los Angeles    Los Angeles    CA       90061
 101          Shantara Plaza II                   3350 Parkwood Boulevard          Frisco         Collin         TX       75034
 102          Lincoln Plaza                       Southeast Corner of East 15th
                                                  Street and South Peoria Avenue   Tulsa          Tulsa          OK       74120
 103          University of Phoenix Building      2975 West Linda Lane             Chandler       Maricopa       AZ       85224
 104          Lenox Square                        66751-66901 Gratiot Avenue       Richmond       Macomb         MI       48062
 105          University Towne Center             3265,3275 and 3333 Southwest
                                                  34th Street                      Gainesville    Alachua        FL       32608
 106          411 East 57th Corporation           411 East 57th Street             New York       New York       NY       10022
 107          Pine Grove Shopping Center          573 Nesconset Highway            Hauppauge      Suffolk        NY       11788
 108          Steeple Chase Apartments            4617 Northeast Street Johns
                                                  Road                             Vancouver      Clark          WA       98661
 109          Northline Point Apartments          7313 Northline Drive             Houston        Harris         TX       77076
 110          Fishers Gateway Shops               8961-9001 East 116th Street      Fishers        Hamilton       IN       46038
 111          Riverside Center                    200 River Road, 502 and 504
                                                  Riverside Drive                  East Peoria    Tazewell       IL       61611
 112          2100-2120 Wallace Avenue Owners
              Corp.                               2100-2120 Wallace Avenue         Bronx          Bronx          NY       10462
 113          The Heritage Apartments             1410 Springfield Pike            Wyoming        Hamilton       OH       45215
 114          Aptos Knoll Mobile Home Park        600 Trout Gulch Road             Aptos          Santa Cruz     CA       95003
 115          Saloom III                          102 Asma Boulevard               Lafeyette      Lafayette      LA       70508
 116          Fleetridge Owners, Inc.             600-642 Locust Street            Mt. Vernon     Westchester    NY       10552
 117          Cross Bay Cooperative Corp.         90-01 153rd Street               Howard Beach   Queens         NY       11414
 118          Fremont Court Apartments            4464 Fremont Avenue North        Seattle        King           WA       98103
 119          7 West 96th Street Corporation      7 West 96th Street               New York       New York       NY       10025
 120          79 West 12th Street Corp.           79 West 12th Street              New York       New York       NY       10011
 121          J.D. Mini Storage                   355 West Hedding Street          San Jose       Santa Clara    CA       95110
 122          Dollar Self Storage - Mesa          2732 East McKellips Road         Mesa           Maricopa       AZ       85213
 123          Benco Mini Storage                  925 Nolan River Road             Cleburne       Johnson        TX       76033
 124          Ram Plaza                           550 South Broadway Avenue        Boise          ADA            ID       83702
 125          University Square                   Northeast Quadrant of East
                                                  Third Street and Highway
                                                  45/46 Bypass                     Bloomington    Monroe         IN       47401
 126          Sulgrave Owners Corp.               121-131 North Broadway           White Plains   Westchester    NY       10603
 127          Harry Silver Housing Company, Inc.  828 Midwood Street               Brooklyn       Kings          NY       11203
 128          Clarksville Multi Properties        2421 Madison Street, 104
                                                  Coyote Court and 460 Martha
                                                  Lane                             Clarksville    Montgomery     TN       37040
 129          Varsity Apartments                  2300 North East 65th Street      Seattle        King           WA       98115
 130          Buckridge At Southport Apartments   6933 Buckridge West Drive        Indianapolis   Marion         IN       46227
 131          Gramercy Arms Corp.                 102 East 22nd Street             New York       New York       NY       10010
 132          320 West 76 Corp.                   320 West 76th Street             New York       New York       NY       10023
 133          Seville Apartments                  1420 North Meridian Road         Tallahassee    Leon           FL       32303
 134          Ventura Boulevard                   21522-21526 Ventura Boulevard    Woodland
                                                                                   Hills          Los Angeles    CA       91364
 135          Wychwood Owners Corp.               8 Barstow Road                   Great Neck
                                                                                   Plaza          Nassau         NY       10021
 136          Westgate Center                     2410 Wardlow Road                Corona         Riverside      CA       92880
 137          Chalet Apartments                   6115 Jack Finney Boulevard       Greenville     Hunt           TX       75402
 138          Lofts on College                    702 North College Avenue         Bloomington    Monroe         IN       47404
 139          Centennial Marketplace              956 West Cherry Street           Louisville     Boulder        CO       80027
 140          Applecreek and Orchard Tree         2357-2367 South Dayton
              Apartments                          Lakeview Road and 1795 Hocker
                                                  Avenue                           New Carlisle   Clark          OH       45344
 141          Westwood Ridge Apartments           712-730 Woodview Avenue          Sheboygan
                                                                                   Falls          Sheboygan      WI       53085
 142          Wolf Store Retail Park              32475 State Route 79 South       Temecula       Riverside      CA       92592
 143          830-832/834 Broadway Owner's
              Corporation                         830-832/834 Broadway             New York       New York       NY       10003
 144          South Carrier Shopping Center       3758 South Carrier Parkway       Grand
                                                                                   Prairie        Dallas         TX       75052
 145          Nimage Enterprises LLC              135-149 Cherry Ann and 10-22
                                                  Warner Streets                   Hamden         New Haven      CT       06514
 146          52 Riverside Drive Owners Corp.     52 Riverside Drive               New York       New York       NY       10024
 147          Cheshire Bridge Retail Center       2165 Cheshire Bridge Road        Atlanta        Fulton         GA       30324
 149          Walgreens at Marshfield             204 North Central Avenue         Marshfield     Wood           WI       54449
 149A         South Gate Mobile Home Park         6201 South Randall Boulevard     Tucson         Pima           AZ       85706
 149B         Los Ranchitos Mobile Home Park      1221 East Ganley Road            Tucson         Pima           AZ       85706
 150          Prescott Airpark                    2625 Stearman Road               Prescott       Yavapai        AZ       86301
 151          Star Vale Mobile Home Park          255240 East Highway 260          Payson         Gila           AZ       85541
 152          Cobbham Oaks Apartments             920 West Hancock Avenue          Athens         Clarke         GA       30606
 153          Seminole Professional Center        7997 and 7999 113th Street
                                                  North                            Seminole       Pinellas       FL       33772
 154          Barclay Tenants' Corporation        45 Hill Park Avenue              Great Neck     Nassau         NY       11021
 155          Vitamin Shoppe Retail Center        3230 Buford Drive                Buford         Gwinnett       GA       30519
 156          Private Storage                     4601 South Orange Blossom
                                                  Trail                            Orlando        Orange         FL       32839
 157          129/82 Owners Corp.                 129 East 82nd Street             New York       New York       NY       10028
 158          Heathcoate-Wiltshire Corp.          79-103 Wiltshire Road            New Rochelle   Westchester    NY       10583
 159    (D)   State Street                        973-977 State Street             New Haven      New Haven      CT       06511
 160    (D)   1 Arch Street                       1 Arch Street                    Norwalk        Fairfield      CT       06850
 161          Dixon Landing                       1450 Ary Lane                    Dixon          Solano         CA       95620
 162          Wrens Trail Apartments              2390 Wrens Circle                Stow           Summit         OH       44224
 163          Finneytown Apartments               9117 Winton Road                 Cincinnati     Hamilton       OH       45231
 164          310 West 79th Apartments Corp.      310 West 79th Street             New York       New York       NY       10024
 165          620 Broadway Housing Corp.          620 Broadway                     New York       New York       NY       10012
 166          109-111 N. Broadway Apt. Corp.      109-111 North Broadway           White Plains   Westchester    NY       10603
 167          Town Commons Shopping Center        1202 West Broad Street           Elizabethtown  Bladen         NC       28337
 168          750 New York Ave                    750 New York Avenue              Brooklyn       Kings          NY       11203
 169          440 West Warner Road                440 West Warner Road             Tempe          Maricopa       AZ       85284
 170          Island RV Resort                    700 6th Street                   Port Aransas   Nueces         TX       78373

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                  CUT-OFF DATE           MORTGAGE
                                                    PRINCIPAL              LOAN
  #   CROSSED PROPERTY NAME                        BALANCE (1)            SELLER          MANAGEMENT COMPANY
  -   ------- -------------                        -----------            ------          ------------------
 171          96 Perry Street Corp.              $     1,019,195  NCB,FSB                 Synoptic Management Corporation
 172          Amory Street Apartments                    998,144  Column Financial, Inc.  Owner Managed
 173          77 Bronx River Road Owners, Inc.           996,177  NCB,FSB                 Brooke Properties, Ltd.
 174          315 St. John's Owners Inc.                 993,708  NCB,FSB                 T.K.R. Management, Ross Davis Management
                                                                                          Group
 175          404 Riverside Drive, Inc.                  993,273  NCB,FSB                 The Argo Corporation
 176          16 Crosby Street Owners Corp.              989,539  NCB,FSB                 Owner Managed
 177          South Park Plaza                           983,673  Column Financial, Inc.  Owner Managed
 178          2 King Street Apartments Corp.             980,000  NCB,FSB                 Cornerstone Management
 179          Island Ford Square                         934,073  Column Financial, Inc.  Owner Managed
 180          4213 Village Corp.                         931,810  NCB,FSB                 Wallack Management Company, Inc.
 181          571 Hudson Street Apartment Corp.          920,689  NCB,FSB                 Carole Ferrara Associates, Inc.
 182          82-04 Lefferts Tenants Corp.               897,440  NCB,FSB                 LTD Management
 183          30 Bond Street Owners Corp.                850,000  NCB,FSB                 Owner Managed
 184          Hamden Apartments                          838,480  Column Financial, Inc.  Owner Managed
 185          Hilltop Village Cooperative
              #One, Inc.                                 687,064  NCB,FSB                 Akam Management
 186          438 West 49th Street Owners
              Corporation                                672,959  NCB,FSB                 Justis Properties Management Corp.
 187          264 W. 22 St. Owners, Inc.                 563,760  NCB,FSB                 RVP Management Corp.
 188          11 Park Place Owners, Inc.                 548,300  NCB,FSB                 Einsidler Management, Inc.
 189          80 Lincoln Owners, Inc                     524,144  NCB,FSB                 Einsidler Management, Inc.
 190          63 East 79th Street Corp.                  500,000  NCB,FSB                 David Frankel Realty, Inc.
 191          216 East 12th St. Owners Corp.             395,978  NCB,FSB                 The Back Office, Inc.
 192          1 Ascot Ridge Corp.                        375,380  NCB,FSB                 Owner Managed
 193          27 West 10th Street Owners Corp.           336,652  NCB,FSB                 Justis Properties Management Corp.
 194          613 E. 6th St. Owners Corp.                326,275  NCB,FSB                 All Area Property Management Co., Inc.
 195          1209 8th Avenue Corp.                      279,292  NCB,FSB                 Owner Managed
 196          432-434 East 10th Street
              Corporation                                199,463  NCB,FSB                 Owner Managed
 197          326 Sixth Avenue Owners Corp.              174,714  NCB,FSB                 Owner Managed
 198          8 E. 10th St. Owners Corp.                 163,749  NCB,FSB                 Owner Managed

                                                 ---------------
TOTAL/WEIGHTED AVERAGE:                          $ 1,636,950,434
                                                 ===============

  #   CROSSED PROPERTY NAME                       ADDRESS                          CITY           COUNTY        STATE    ZIP CODE
  -   ------- -------------                       -------                          ----           ------        -----    --------
 171          96 Perry Street Corp.               96 Perry Street                  New York       New York       NY       10014
 172          Amory Street Apartments             14-20 and 26-32 Amory Street     Nashua         Hillsborough   NH       03060
 173          77 Bronx River Road Owners, Inc.    77 Bronx River Road              Yonkers        Westchester    NY       10704
 174          315 St. John's Owners Inc.          315 St. John's Place             Brooklyn       Kings          NY       11238
 175          404 Riverside Drive, Inc.           404 Riverside Drive              New York       New York       NY       10025
 176          16 Crosby Street Owners Corp.       16 Crosby Street/452 Broadway    New York       New York       NY       10013
 177          South Park Plaza                    8902-8904 South Tacoma Way       Lakewood       Pierce         WA       98499
 178          2 King Street Apartments Corp.      2 King Street                    New York       New York       NY       10012
 179          Island Ford Square                  522-538 Island Ford Road         Madisonville   Hopkins        KY       42431
 180          4213 Village Corp.                  42 West 13th Street              New York       New York       NY       10011
 181          571 Hudson Street Apartment Corp.   571 Hudson Street                New York       New York       NY       10014
 182          82-04 Lefferts Tenants Corp.        82-04 Lefferts Boulevard/83-36
                                                  Beverly Road                     Kew Gardens    Queens         NY       11415
 183          30 Bond Street Owners Corp.         30 Bond Street                   New York       New York       NY       10012
 184          Hamden Apartments                   645-665 Newhall Street           Hamden         New Haven      CT       06517
 185          Hilltop Village Cooperative                                          Hollis,
              #One, Inc.                          204-15 Foothill Avenue and       Queens
                                                  87-56 Francis Lewis Boulevard    Village        Queens         NY    11423, 11426
 186          438 West 49th Street Owners
              Corporation                         438 West 49th Street             New York       New York       NY       10019
 187          264 W. 22 St. Owners, Inc.          264 West 22nd Street             New York       New York       NY       10011
 188          11 Park Place Owners, Inc.          11 Park Place                    Rockville
                                                                                   Centre         Nassau         NY       11570
 189          80 Lincoln Owners, Inc              80 Lincoln Avenue                Rockville
                                                                                   Centre         Nassau         NY       11570
 190          63 East 79th Street Corp.           63 East 79th Street              New York       New York       NY       10021
 191          216 East 12th St. Owners Corp.      216 East 12th Street             New York       New York       NY       10003
 192          1 Ascot Ridge Corp.                 1 Ascot Ridge                    Great Neck     Nassau         NY       11021
 193          27 West 10th Street Owners Corp.    27 West 10th Street              New York       New York       NY       10011
 194          613 E. 6th St. Owners Corp.         613 East 6th Street              New York       New York       NY       10009
 195          1209 8th Avenue Corp.               1209 8th Avenue                  Brooklyn       Kings          NY       11215
 196          432-434 East 10th Street
              Corporation                         432-434 East 10th Street         New York       New York       NY       10009
 197          326 Sixth Avenue Owners Corp.       326 Sixth Avenue                 Brooklyn       Kings          NY       11215
 198          8 E. 10th St. Owners Corp.          8 East 10th Street               New York       New York       NY       10003

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY BILLERICA BLDG #3-6, 31 MILK STREET (FLOORS 2-11), CHICOPEE BIG Y, BILLERICA BLDG #2, BILLERICA BLDG #7 AND 31 MILK STREET (USPS) ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY IRMAS & GOLD - OAKWOOD PLAZA, IRMAS & GOLD - ARROWHEAD LAKES AND IRMAS & GOLD - HOBBY LOBBY ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY 1101 SAN JULIAN STREET AND 1115 SOUTH WALL STREET ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY STATE STREET AND 1 ARCH STREET ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                         CUT-OFF DATE
                                                                           PRINCIPAL                              PROPERTY
  #     CROSSED   PROPERTY NAME                                           BALANCE (1)     PROPERTY TYPE           SUB-TYPE
  -     -------   -------------                                           -----------     -------------           --------
  1               San Diego Office Park                                 $   133,000,000   Office                  Suburban
  2               Southland Center Mall                                     115,610,128   Retail                  Anchored
  3               80-90 Maiden Lane                                          93,000,000   Office          Central Business District
  4       (A)     Billerica Bldg #3-6                                        18,320,000   Office                  Suburban
  5       (A)     31 Milk Street (Floors 2-11)                               16,147,000   Office          Central Business District
  6       (A)     Chicopee Big Y                                              6,560,000   Industrial                 N/A
  7       (A)     Billerica Bldg #2                                           6,400,000   Office                  Suburban
  8       (A)     Billerica Bldg #7                                           4,800,000   Office                  Suburban
  9       (A)     31 Milk St (USPS)                                           2,513,000   Retail                 Unanchored
 10A              Courtyard Marriott Cincinnati Covington                    15,937,065   Hotel                Limited Service
 10B              Courtyard Cleveland Airport South                           9,265,734   Hotel                Limited Service
 10C              Courtyard Cleveland Airport North                           7,486,713   Hotel                Limited Service
 10D              Residence Inn Columbus Worthington                          5,262,937   Hotel                Limited Service
 10E              SpringHill Suites Cincinnati Northeast                      4,521,678   Hotel                Limited Service
 10F              TownePlace Cleveland Airport                                3,632,168   Hotel                Limited Service
 10G              TownePlace Suites Columbus Worthington                      3,409,790   Hotel                Limited Service
 10H              TownePlace Suites Cincinnati Northeast                      3,409,790   Hotel                Limited Service
  11              Villages at Montpelier                                     44,000,000   Multifamily           Conventional
 12A              Reyes Portfolio - Minneapolis                              12,988,174   Industrial                 N/A
 12B              Reyes Portfolio - Milwaukee                                12,923,557   Industrial                 N/A
 12C              Reyes Portfolio - Pittsburgh                                8,529,548   Industrial                 N/A
 12D              Reyes Portfolio - Los Angeles                               6,591,014   Industrial                 N/A
  13              2000 West Loop South Office Building                       35,500,000   Office                  Suburban
  14              Peakview Tower                                             33,000,000   Office                  Suburban
  15              Square-Arch Realty Corp.                                   31,000,000   Multifamily            Cooperative
  16              Countryside Centre                                         27,500,000   Retail                  Anchored
  17              Champaign Student Housing                                  27,372,905   Multifamily           Conventional
  18              Center of Winter Park                                      23,925,075   Retail                  Anchored
  19              The Howard Owners, Inc.                                    21,960,925   Multifamily            Cooperative
  20              Mesa Shopping Center                                       21,840,000   Retail                  Anchored
  21              Bexley at Concord Mills Apartments                         21,400,000   Multifamily           Conventional
  22              Bexley at Providence                                       21,250,000   Multifamily           Conventional
  23              Longford Plaza                                             18,560,000   Office                  Suburban
 24A              Auburn Plaza                                               12,451,376   Retail                  Anchored
 24B              Grant Avenue Plaza                                          4,948,624   Retail                  Anchored
 25A              Lakeside Villas                                            13,578,158   Multifamily           Conventional
 25B              Pinetree Apartments                                         3,421,842   Multifamily           Conventional
  26              Chason Ridge Apartments                                    15,500,000   Multifamily           Conventional
  27              Westside Shopping Center                                   15,000,000   Retail                  Anchored
  28              Broadwater                                                 15,000,000   Multifamily           Conventional
  29              Ascot Point Village Apartments                             14,984,909   Multifamily           Conventional
  30              Paces Watch Apartments                                     14,925,000   Multifamily           Conventional
  31              Verizon Wireless Chandler                                  14,700,000   Office                  Suburban
  32              Tri-Pointe Plaza                                           14,600,000   Office                  Suburban
  33              Summer Bend Apartments                                     13,886,159   Multifamily           Conventional
  34              Bank of America Center - Naples                            13,500,000   Office                  Suburban
  35              Buckingham Village Apartments                              13,000,000   Multifamily           Conventional
  36              Residence Inn - Scottsdale North                           12,100,000   Hotel                Limited Service
  37      (B)     Irmas & Gold - Oakwood Plaza                                4,475,565   Retail                  Anchored
  38      (B)     Irmas & Gold -Arrowhead Lakes                               3,831,922   Retail                  Anchored
  39      (B)     Irmas & Gold -Hobby Lobby                                   3,792,006   Retail                 Unanchored
  40              Lakeview Townhomes                                         12,000,000   Multifamily           Conventional
  41              Kew Gardens Hills Apartment Owners, Inc.                   11,962,369   Multifamily            Cooperative
  42              Warminster Heights Home Ownership Association, Inc.        11,700,000   Multifamily            Cooperative
  43              University Park                                            11,680,000   Retail                  Anchored
  44              200 East 16th Street Housing Corporation                   10,934,522   Multifamily            Cooperative
  45              Longwood Village                                           10,700,000   Mixed Use             Office/Retail
  46              Washington Square Plaza                                    10,400,000   Mixed Use             Office/Retail
  47              Hunter's Run Centre                                        10,300,000   Retail                  Anchored
  48              Waverly Place Apartments                                   10,160,000   Multifamily           Conventional
 49A              KD Moore VA Properties (5)                                  7,047,014   Retail                 Unanchored
 49B              KD Moore TN Properties (4)                                  2,744,164   Retail                 Unanchored
  50              2000 Bering Office Building                                 9,672,771   Office                  Suburban
  51              363 East 76th Street Corporation                            9,000,000   Multifamily            Cooperative
  52              Bon Aire Residents, Inc.                                    8,967,736   Multifamily            Cooperative
  53              635 Madison Avenue (3)                                      8,851,724   Office          Central Business District
  54              Brays Village Apartments                                    8,832,088   Multifamily           Conventional
  55              Calvert Village Shopping Center                             8,725,039   Retail                  Anchored
  56              Maplewood & Merry Meeting MHC                               8,561,702   Multifamily       Manufactured Housing
  57              Holiday Inn Express - Manchester, NH                        8,465,538   Hotel                Limited Service
  58              Hampton Inn Greensboro Airport                              8,275,928   Hotel                Limited Service
  59              The Columns at Chicopee                                     8,250,000   Multifamily           Conventional
  60              Foxcroft Mobile Home Community                              8,025,509   Multifamily       Manufactured Housing
  61              Sutton Owners Corporation                                   8,000,000   Multifamily            Cooperative
  62              Seven Hills                                                 7,991,952   Office                  Suburban
  63              One North Shore Center                                      7,492,937   Office          Central Business District
  64              Todd Lofts at Hermitage                                     7,377,356   Multifamily           Conventional
  65              Clay Creek                                                  7,000,000   Multifamily           Conventional
  66              Olde Towne Apartments                                       6,986,435   Multifamily           Conventional
  67              Worthington Ridge Apartments                                6,967,589   Multifamily           Conventional
  68              Quality Suites Universal                                    6,772,739   Hotel                Limited Service
  69              Arapahoe & Holly Self Storage                               6,485,402   Self Storage               N/A
  70              Watertown Crossing Office Building                          6,300,000   Office                  Suburban
  71              Sunridge Plaza Phase I                                      6,237,513   Retail                 Unanchored
  72              Clear Creek                                                 6,000,000   Multifamily           Conventional
  73              6650 Sugarloaf Parkway Office Building                      5,994,293   Office                  Suburban
  74              North Court Shoppes                                         5,823,656   Retail                 Unanchored
  75              State Street Center                                         5,801,789   Retail                 Unanchored
  76              Hampton Inn - Lincoln, NE                                   5,776,662   Hotel                Limited Service
  77              Warrenville Office Center                                   5,520,000   Office                  Suburban

                                                                        UNITS/SQ. FT./      FEE/                      YEAR
  #     CROSSED   PROPERTY NAME                                           ROOMS/PADS      LEASEHOLD    YEAR BUILT   RENOVATED
  -     -------   -------------                                           ----------      ---------    ----------   ---------
  1               San Diego Office Park                                        644,540       Fee          1986         2001
  2               Southland Center Mall                                        639,575       Fee          1970         2000
  3               80-90 Maiden Lane                                            544,654       Fee      1810 / 1921      2004
  4       (A)     Billerica Bldg #3-6                                          307,218       Fee          1986         2000
  5       (A)     31 Milk Street (Floors 2-11)                                  89,865       Fee          1923         1993
  6       (A)     Chicopee Big Y                                               217,000       Fee          1984         1989
  7       (A)     Billerica Bldg #2                                             81,086       Fee          1985         2000
  8       (A)     Billerica Bldg #7                                             57,990       Fee          2001         N/A
  9       (A)     31 Milk St (USPS)                                             12,264       Fee          1923         1993
 10A              Courtyard Marriott Cincinnati Covington                          194       Fee          1999         N/A
 10B              Courtyard Cleveland Airport South                                154       Fee          1999         N/A
 10C              Courtyard Cleveland Airport North                                121       Fee          1997         N/A
 10D              Residence Inn Columbus Worthington                               104       Fee          2000         N/A
 10E              SpringHill Suites Cincinnati Northeast                           102       Fee          1999         N/A
 10F              TownePlace Cleveland Airport                                      95       Fee          1999         N/A
 10G              TownePlace Suites Columbus Worthington                            95       Fee          2000         N/A
 10H              TownePlace Suites Cincinnati Northeast                            94       Fee          1999         N/A
  11              Villages at Montpelier                                           520       Fee          1969         2003
 12A              Reyes Portfolio - Minneapolis                                219,865       Fee          2000         2003
 12B              Reyes Portfolio - Milwaukee                                  235,717       Fee          1992         2000
 12C              Reyes Portfolio - Pittsburgh                                 165,000       Fee          2002         N/A
 12D              Reyes Portfolio - Los Angeles                                155,122       Fee          1973         1993
  13              2000 West Loop South Office Building                         356,324    Leasehold       1970         2002
  14              Peakview Tower                                               264,149       Fee          2000         N/A
  15              Square-Arch Realty Corp.                                         344       Fee          1950         1999
  16              Countryside Centre                                           190,865       Fee          1982         2005
  17              Champaign Student Housing                                        287       Fee          1910         2003
  18              Center of Winter Park                                        258,885       Fee          1965         1991
  19              The Howard Owners, Inc.                                          481       Fee          1949         2005
  20              Mesa Shopping Center                                         140,438       Fee          1972         1997
  21              Bexley at Concord Mills Apartments                               312       Fee          2001         N/A
  22              Bexley at Providence                                             302       Fee          2001         N/A
  23              Longford Plaza                                               101,072       Fee          2002         N/A
 24A              Auburn Plaza                                                 238,923       Fee          1960         2001
 24B              Grant Avenue Plaza                                           122,899       Fee          1970         2001
 25A              Lakeside Villas                                                  372       Fee          1984         2001
 25B              Pinetree Apartments                                              110       Fee          1985         N/A
  26              Chason Ridge Apartments                                          252       Fee          1993         N/A
  27              Westside Shopping Center                                     199,175       Fee          1962         2003
  28              Broadwater                                                       248       Fee          2004         N/A
  29              Ascot Point Village Apartments                                   334       Fee          2003         N/A
  30              Paces Watch Apartments                                           232       Fee          1987         2002
  31              Verizon Wireless Chandler                                    170,647       Fee          2004         N/A
  32              Tri-Pointe Plaza                                             152,567       Fee          1981         2001
  33              Summer Bend Apartments                                           300       Fee          1985         N/A
  34              Bank of America Center - Naples                               77,765       Fee          1985         N/A
  35              Buckingham Village Apartments                                    372       Fee          1974         1991
  36              Residence Inn - Scottsdale North                                 120       Fee          2002         N/A
  37      (B)     Irmas & Gold - Oakwood Plaza                                  69,112       Fee          1979         2000
  38      (B)     Irmas & Gold -Arrowhead Lakes                                 20,360       Fee          1998         N/A
  39      (B)     Irmas & Gold -Hobby Lobby                                     51,150       Fee          1971         N/A
  40              Lakeview Townhomes                                               120       Fee          1996         2003
  41              Kew Gardens Hills Apartment Owners, Inc.                         422       Fee          1939         2000
  42              Warminster Heights Home Ownership Association, Inc.              707       Fee          1942         2001
  43              University Park                                              109,434       Fee          1989         N/A
  44              200 East 16th Street Housing Corporation                         182       Fee          1930         2004
  45              Longwood Village                                             153,837       Fee          1975         2004
  46              Washington Square Plaza                                       90,506       Fee          1927         1988
  47              Hunter's Run Centre                                           88,646       Fee          2000         2003
  48              Waverly Place Apartments                                         240       Fee          1986         N/A
 49A              KD Moore VA Properties (5)                                    57,420       Fee          1999         2004
 49B              KD Moore TN Properties (4)                                    27,520       Fee          1998         2003
  50              2000 Bering Office Building                                  193,398       Fee          1982         2004
  51              363 East 76th Street Corporation                                 215       Fee          1963         2002
  52              Bon Aire Residents, Inc.                                         209       Fee          1966         1992
  53              635 Madison Avenue (3)                                       143,825       Fee          N/A          N/A
  54              Brays Village Apartments                                         262       Fee          1977         2004
  55              Calvert Village Shopping Center                              160,713       Fee          1971         2003
  56              Maplewood & Merry Meeting MHC                                    328       Fee          1980         N/A
  57              Holiday Inn Express - Manchester, NH                             107       Fee          2003         N/A
  58              Hampton Inn Greensboro Airport                                   127       Fee          1996         N/A
  59              The Columns at Chicopee                                          150       Fee          2004         N/A
  60              Foxcroft Mobile Home Community                                   321       Fee          1973         N/A
  61              Sutton Owners Corporation                                        129       Fee          1960         2000
  62              Seven Hills                                                   50,153       Fee          2002         N/A
  63              One North Shore Center                                        96,614       Fee          1983         2003
  64              Todd Lofts at Hermitage                                          100       Fee          1892         2004
  65              Clay Creek                                                       236       Fee          1983         1998
  66              Olde Towne Apartments                                            164       Fee          1969         2003
  67              Worthington Ridge Apartments                                     152       Fee          1991         N/A
  68              Quality Suites Universal                                         154       Fee          1993         2002
  69              Arapahoe & Holly Self Storage                                 92,260       Fee          1995         2000
  70              Watertown Crossing Office Building                            50,844       Fee          1987         1999
  71              Sunridge Plaza Phase I                                        28,800       Fee          2000         N/A
  72              Clear Creek                                                      200       Fee          1975         2001
  73              6650 Sugarloaf Parkway Office Building                        72,039       Fee          2004         N/A
  74              North Court Shoppes                                           49,133       Fee          1989         2001
  75              State Street Center                                           84,750       Fee          1990         N/A
  76              Hampton Inn - Lincoln, NE                                         75       Fee          2000         N/A
  77              Warrenville Office Center                                     46,556       Fee          1999         N/A

                                                                         OCCUPANCY       DATE OF
  #     CROSSED   PROPERTY NAME                                         RATE AT U/W   OCCUPANCY RATE   APPRAISED VALUE
  -     -------   -------------                                         -----------   --------------   ---------------
  1               San Diego Office Park                                     91%         2/15/2005      $   191,400,000
  2               Southland Center Mall                                     93%         11/30/2004         150,000,000
  3               80-90 Maiden Lane                                         86%          2/1/2005          118,000,000
  4       (A)     Billerica Bldg #3-6                                       72%         2/15/2005           22,900,000
  5       (A)     31 Milk Street (Floors 2-11)                              89%         4/15/2005           21,400,000
  6       (A)     Chicopee Big Y                                           100%         5/11/2005            8,200,000
  7       (A)     Billerica Bldg #2                                        100%         2/15/2005            8,000,000
  8       (A)     Billerica Bldg #7                                        100%         2/15/2005            6,000,000
  9       (A)     31 Milk St (USPS)                                         80%         4/15/2005            3,200,000
 10A              Courtyard Marriott Cincinnati Covington                   N/A            N/A              21,500,000
 10B              Courtyard Cleveland Airport South                         N/A            N/A              12,500,000
 10C              Courtyard Cleveland Airport North                         N/A            N/A              10,100,000
 10D              Residence Inn Columbus Worthington                        N/A            N/A               7,100,000
 10E              SpringHill Suites Cincinnati Northeast                    N/A            N/A               6,100,000
 10F              TownePlace Cleveland Airport                              N/A            N/A               4,900,000
 10G              TownePlace Suites Columbus Worthington                    N/A            N/A               4,600,000
 10H              TownePlace Suites Cincinnati Northeast                    N/A            N/A               4,600,000
  11              Villages at Montpelier                                    93%          4/8/2005           55,600,000
 12A              Reyes Portfolio - Minneapolis                            100%         1/31/2005           20,100,000
 12B              Reyes Portfolio - Milwaukee                              100%         1/31/2005           20,000,000
 12C              Reyes Portfolio - Pittsburgh                             100%         1/31/2005           13,200,000
 12D              Reyes Portfolio - Los Angeles                            100%         1/31/2005           10,200,000
  13              2000 West Loop South Office Building                      89%          1/7/2005           49,750,000
  14              Peakview Tower                                            87%          3/1/2005           49,350,000
  15              Square-Arch Realty Corp.                                  N/A         10/12/2004         259,350,000
  16              Countryside Centre                                        96%          3/2/2005           34,500,000
  17              Champaign Student Housing                                100%         12/20/2004          34,760,000
  18              Center of Winter Park                                     99%         3/31/2005           30,000,000
  19              The Howard Owners, Inc.                                   N/A         2/16/2005           70,010,000
  20              Mesa Shopping Center                                     100%          3/1/2005           27,300,000
  21              Bexley at Concord Mills Apartments                        92%          3/1/2005           27,800,000
  22              Bexley at Providence                                      98%         2/21/2005           27,170,000
  23              Longford Plaza                                            95%         4/15/2005           23,200,000
 24A              Auburn Plaza                                              92%         3/31/2005           15,600,000
 24B              Grant Avenue Plaza                                       100%         3/31/2005            6,200,000
 25A              Lakeside Villas                                           94%         1/31/2005           18,650,000
 25B              Pinetree Apartments                                       93%         1/31/2005            4,700,000
  26              Chason Ridge Apartments                                   92%         4/21/2005           19,970,000
  27              Westside Shopping Center                                  92%         5/16/2005           23,000,000
  28              Broadwater                                                92%          3/8/2005           19,000,000
  29              Ascot Point Village Apartments                            85%         3/25/2005           19,600,000
  30              Paces Watch Apartments                                    92%          4/6/2005           20,600,000
  31              Verizon Wireless Chandler                                100%         12/20/2004          21,190,000
  32              Tri-Pointe Plaza                                          93%          4/1/2005           20,880,000
  33              Summer Bend Apartments                                    90%         3/31/2005           17,900,000
  34              Bank of America Center - Naples                          100%         1/31/2005           18,000,000
  35              Buckingham Village Apartments                             77%          4/5/2005           16,250,000
  36              Residence Inn - Scottsdale North                          N/A            N/A              16,500,000
  37      (B)     Irmas & Gold - Oakwood Plaza                              93%         4/28/2005            5,800,000
  38      (B)     Irmas & Gold -Arrowhead Lakes                            100%         1/31/2005            4,800,000
  39      (B)     Irmas & Gold -Hobby Lobby                                100%         1/31/2005            4,750,000
  40              Lakeview Townhomes                                        93%          4/7/2005           15,100,000
  41              Kew Gardens Hills Apartment Owners, Inc.                  N/A         11/30/2004          56,800,000
  42              Warminster Heights Home Ownership Association, Inc.       N/A          4/4/2004           68,200,000
  43              University Park                                           96%         2/28/2005           14,600,000
  44              200 East 16th Street Housing Corporation                  N/A         12/8/2004           70,810,000
  45              Longwood Village                                          86%         1/31/2005           15,000,000
  46              Washington Square Plaza                                  100%         12/31/2004          13,700,000
  47              Hunter's Run Centre                                      100%          3/1/2005           13,600,000
  48              Waverly Place Apartments                                  95%          4/6/2005           13,100,000
 49A              KD Moore VA Properties (5)                                95%         1/19/2005            9,630,000
 49B              KD Moore TN Properties (4)                                95%         1/19/2005            3,750,000
  50              2000 Bering Office Building                               74%          3/1/2005           14,375,000
  51              363 East 76th Street Corporation                          N/A         12/15/2004          97,440,000
  52              Bon Aire Residents, Inc.                                  N/A         10/14/2004          35,100,000
  53              635 Madison Avenue (3)                                    82%         12/14/2004          78,140,000
  54              Brays Village Apartments                                  90%         3/14/2005           11,600,000
  55              Calvert Village Shopping Center                           95%         12/31/2004          11,200,000
  56              Maplewood & Merry Meeting MHC                            100%         3/31/2005           10,850,000
  57              Holiday Inn Express - Manchester, NH                      N/A            N/A              12,500,000
  58              Hampton Inn Greensboro Airport                            N/A            N/A              11,500,000
  59              The Columns at Chicopee                                   97%         3/30/2005           11,200,000
  60              Foxcroft Mobile Home Community                            93%         1/11/2005           13,470,000
  61              Sutton Owners Corporation                                 N/A         11/30/2004         145,800,000
  62              Seven Hills                                               85%          1/1/2005           10,050,000
  63              One North Shore Center                                    93%         4/22/2005           10,000,000
  64              Todd Lofts at Hermitage                                   99%         2/25/2005            9,600,000
  65              Clay Creek                                                95%          4/5/2005            8,750,000
  66              Olde Towne Apartments                                     95%         3/21/2005            8,750,000
  67              Worthington Ridge Apartments                              99%         3/23/2005            8,800,000
  68              Quality Suites Universal                                  N/A            N/A               9,700,000
  69              Arapahoe & Holly Self Storage                             90%          2/2/2005           10,000,000
  70              Watertown Crossing Office Building                       100%         12/31/2004           7,900,000
  71              Sunridge Plaza Phase I                                    96%          3/1/2005            7,860,000
  72              Clear Creek                                               99%         3/31/2005            7,550,000
  73              6650 Sugarloaf Parkway Office Building                    90%          3/1/2005            8,575,000
  74              North Court Shoppes                                       89%         12/22/2004           7,320,000
  75              State Street Center                                       98%         12/22/2004           8,325,000
  76              Hampton Inn - Lincoln, NE                                 N/A            N/A               8,300,000
  77              Warrenville Office Center                                 92%          3/1/2005            7,000,000

                                                                             MOST RECENT          MOST            MOST
                                                                        OPERATING STATEMENT      RECENT          RECENT
  #     CROSSED   PROPERTY NAME                                                DATE              REVENUE        EXPENSES
  -     -------   -------------                                                ----              -------        --------
  1               San Diego Office Park                                      2/28/2005        $  11,193,790   $  5,587,367
  2               Southland Center Mall                                      12/31/2004          15,887,746      7,124,932
  3               80-90 Maiden Lane                                          12/31/2004          10,346,219      5,348,807
  4       (A)     Billerica Bldg #3-6                                        12/31/2004           2,769,156        849,854
  5       (A)     31 Milk Street (Floors 2-11)                               12/31/2004           2,838,821      1,163,920
  6       (A)     Chicopee Big Y                                             11/30/2004             538,789         72,527
  7       (A)     Billerica Bldg #2                                          12/31/2004           1,194,352        222,804
  8       (A)     Billerica Bldg #7                                          12/31/2004             792,779        110,761
  9       (A)     31 Milk St (USPS)                                          12/31/2004             309,738        130,928
 10A              Courtyard Marriott Cincinnati Covington                    12/31/2004           5,099,532      2,995,552
 10B              Courtyard Cleveland Airport South                          12/31/2004           3,249,389      2,151,595
 10C              Courtyard Cleveland Airport North                          12/31/2004           2,795,289      1,942,917
 10D              Residence Inn Columbus Worthington                         12/31/2004           2,163,902      1,459,421
 10E              SpringHill Suites Cincinnati Northeast                     12/31/2004           1,928,815      1,336,408
 10F              TownePlace Cleveland Airport                               12/31/2004           1,405,706      1,011,266
 10G              TownePlace Suites Columbus Worthington                     12/31/2004           1,389,145        938,080
 10H              TownePlace Suites Cincinnati Northeast                     12/31/2004           1,445,484        971,384
  11              Villages at Montpelier                                     12/31/2004           5,832,058      2,381,544
 12A              Reyes Portfolio - Minneapolis                                 N/A                     N/A            N/A
 12B              Reyes Portfolio - Milwaukee                                   N/A                     N/A            N/A
 12C              Reyes Portfolio - Pittsburgh                                  N/A                     N/A            N/A
 12D              Reyes Portfolio - Los Angeles                                 N/A                     N/A            N/A
  13              2000 West Loop South Office Building                       12/31/2004           6,125,246      3,452,338
  14              Peakview Tower                                             11/30/2004           4,273,132      2,008,029
  15              Square-Arch Realty Corp.                                      N/A                     N/A            N/A
  16              Countryside Centre                                         3/31/2005            2,026,731        805,800
  17              Champaign Student Housing                                  11/30/2004           3,440,639      1,057,067
  18              Center of Winter Park                                      12/31/2004           3,077,202        531,603
  19              The Howard Owners, Inc.                                       N/A                     N/A            N/A
  20              Mesa Shopping Center                                       3/31/2005            2,733,147        658,930
  21              Bexley at Concord Mills Apartments                         12/31/2004           2,498,268        959,737
  22              Bexley at Providence                                       3/31/2005            2,573,527      1,121,053
  23              Longford Plaza                                             3/31/2005            2,119,267        494,376
 24A              Auburn Plaza                                               12/31/2004           1,444,253        657,182
 24B              Grant Avenue Plaza                                         12/31/2004             798,095        178,986
 25A              Lakeside Villas                                            12/31/2004           2,217,087      1,281,306
 25B              Pinetree Apartments                                        12/31/2004             712,571        477,005
  26              Chason Ridge Apartments                                    3/31/2005            2,286,141        933,652
  27              Westside Shopping Center                                   12/31/2004           2,657,155        878,887
  28              Broadwater                                                 12/31/2004           1,395,272      1,235,127
  29              Ascot Point Village Apartments                                N/A                     N/A            N/A
  30              Paces Watch Apartments                                     3/31/2005            2,054,754        816,908
  31              Verizon Wireless Chandler                                     N/A                     N/A            N/A
  32              Tri-Pointe Plaza                                           1/31/2005            3,287,970      1,477,673
  33              Summer Bend Apartments                                     3/31/2005            2,333,410      1,266,984
  34              Bank of America Center - Naples                            12/19/2004           1,550,561        685,876
  35              Buckingham Village Apartments                              10/31/2004           2,594,441      1,362,641
  36              Residence Inn - Scottsdale North                           2/28/2005            3,881,903      2,128,207
  37      (B)     Irmas & Gold - Oakwood Plaza                               12/31/2004             556,239        131,852
  38      (B)     Irmas & Gold -Arrowhead Lakes                              12/31/2004             511,573        167,452
  39      (B)     Irmas & Gold -Hobby Lobby                                  12/31/2004             468,041         91,069
  40              Lakeview Townhomes                                         3/31/2005            1,589,792        740,922
  41              Kew Gardens Hills Apartment Owners, Inc.                      N/A                     N/A            N/A
  42              Warminster Heights Home Ownership Association, Inc.           N/A                     N/A            N/A
  43              University Park                                            12/31/2004           1,687,984        615,971
  44              200 East 16th Street Housing Corporation                      N/A                     N/A            N/A
  45              Longwood Village                                           12/31/2004           1,208,264        749,335
  46              Washington Square Plaza                                    12/31/2004           1,756,554        701,440
  47              Hunter's Run Centre                                        12/31/2004           1,199,133        250,480
  48              Waverly Place Apartments                                   3/31/2005            1,709,051        800,683
 49A              KD Moore VA Properties (5)                                 12/31/2004             487,513         86,109
 49B              KD Moore TN Properties (4)                                 12/31/2004             189,842         33,532
  50              2000 Bering Office Building                                   N/A                     N/A            N/A
  51              363 East 76th Street Corporation                              N/A                     N/A            N/A
  52              Bon Aire Residents, Inc.                                      N/A                     N/A            N/A
  53              635 Madison Avenue (3)                                     12/31/2004           1,026,000         10,260
  54              Brays Village Apartments                                   2/28/2005            1,569,578        821,676
  55              Calvert Village Shopping Center                            3/31/2005            1,224,169        300,701
  56              Maplewood & Merry Meeting MHC                              12/31/2004           1,163,106        237,531
  57              Holiday Inn Express - Manchester, NH                       10/31/2004           2,724,472      1,626,336
  58              Hampton Inn Greensboro Airport                             12/31/2004           3,238,330      2,048,618
  59              The Columns at Chicopee                                       N/A                     N/A            N/A
  60              Foxcroft Mobile Home Community                             12/15/2004           1,495,801        599,951
  61              Sutton Owners Corporation                                     N/A                     N/A            N/A
  62              Seven Hills                                                12/31/2004             765,055        178,490
  63              One North Shore Center                                     12/31/2004           1,639,998        756,575
  64              Todd Lofts at Hermitage                                    12/31/2004           1,072,441        371,116
  65              Clay Creek                                                 2/28/2005            1,428,493        682,931
  66              Olde Towne Apartments                                      2/28/2005            1,137,385        317,357
  67              Worthington Ridge Apartments                               12/31/2004           1,017,471        479,348
  68              Quality Suites Universal                                   12/31/2004           3,284,467      2,207,147
  69              Arapahoe & Holly Self Storage                              12/31/2004           1,064,332        319,809
  70              Watertown Crossing Office Building                         12/22/2004             955,087        289,914
  71              Sunridge Plaza Phase I                                     11/30/2004             711,123        146,650
  72              Clear Creek                                                1/31/2005            1,317,427        823,165
  73              6650 Sugarloaf Parkway Office Building                        N/A                     N/A            N/A
  74              North Court Shoppes                                        12/20/2004             784,932        217,593
  75              State Street Center                                        12/31/2004             728,256        132,874
  76              Hampton Inn - Lincoln, NE                                  11/30/2004           1,717,605        985,474
  77              Warrenville Office Center                                  12/31/2004             311,765        138,917

                                                                            MOST
                                                                           RECENT
  #     CROSSED   PROPERTY NAME                                              NOI           U/W NOI       U/W NCF (2)
  -     -------   -------------                                              ---           -------       -----------
  1               San Diego Office Park                                 $   5,606,423   $   9,860,574   $   9,499,786
  2               Southland Center Mall                                     8,762,814       9,628,766       9,114,848
  3               80-90 Maiden Lane                                         4,997,412       8,119,751       7,628,316
  4       (A)     Billerica Bldg #3-6                                       1,919,302       1,755,737       1,628,926
  5       (A)     31 Milk Street (Floors 2-11)                              1,674,901       1,313,446       1,163,785
  6       (A)     Chicopee Big Y                                              466,262         622,535         566,875
  7       (A)     Billerica Bldg #2                                           971,548         900,693         820,382
  8       (A)     Billerica Bldg #7                                           682,018         571,695         529,632
  9       (A)     31 Milk St (USPS)                                           178,810         177,989         167,258
 10A              Courtyard Marriott Cincinnati Covington                   2,103,980       2,107,123       1,903,143
 10B              Courtyard Cleveland Airport South                         1,097,794       1,107,094         977,119
 10C              Courtyard Cleveland Airport North                           852,372         863,155         751,345
 10D              Residence Inn Columbus Worthington                          704,481         718,779         632,223
 10E              SpringHill Suites Cincinnati Northeast                      592,407         589,189         512,036
 10F              TownePlace Cleveland Airport                                394,440         399,705         343,476
 10G              TownePlace Suites Columbus Worthington                      451,065         426,988         371,427
 10H              TownePlace Suites Cincinnati Northeast                      474,100         470,870         413,263
  11              Villages at Montpelier                                    3,450,514       3,568,010       3,451,010
 12A              Reyes Portfolio - Minneapolis                                   N/A       1,333,641       1,278,675
 12B              Reyes Portfolio - Milwaukee                                     N/A       1,615,932       1,540,503
 12C              Reyes Portfolio - Pittsburgh                                    N/A       1,064,636       1,023,386
 12D              Reyes Portfolio - Los Angeles                                   N/A       1,029,208         985,774
  13              2000 West Loop South Office Building                      2,672,908       3,559,203       3,102,898
  14              Peakview Tower                                            2,265,103       3,486,029       3,130,347
  15              Square-Arch Realty Corp.                                        N/A       8,961,387       8,961,387
  16              Countryside Centre                                        1,220,930       2,425,750       2,302,954
  17              Champaign Student Housing                                 2,383,572       2,337,410       2,252,510
  18              Center of Winter Park                                     2,545,599       2,299,041       2,169,283
  19              The Howard Owners, Inc.                                         N/A       4,147,722       4,147,722
  20              Mesa Shopping Center                                      2,074,217       1,884,988       1,788,701
  21              Bexley at Concord Mills Apartments                        1,538,531       1,767,255       1,704,855
  22              Bexley at Providence                                      1,452,474       1,692,750       1,632,350
  23              Longford Plaza                                            1,624,891       1,728,355       1,580,568
 24A              Auburn Plaza                                                787,071       1,254,167       1,093,709
 24B              Grant Avenue Plaza                                          619,109         523,632         444,204
 25A              Lakeside Villas                                             935,781       1,206,452       1,113,452
 25B              Pinetree Apartments                                         235,566         298,590         271,090
  26              Chason Ridge Apartments                                   1,352,489       1,323,195       1,260,195
  27              Westside Shopping Center                                  1,778,268       1,749,891       1,561,791
  28              Broadwater                                                  160,145       1,353,279       1,291,279
  29              Ascot Point Village Apartments                                  N/A       1,439,637       1,356,137
  30              Paces Watch Apartments                                    1,237,846       1,250,543       1,192,543
  31              Verizon Wireless Chandler                                       N/A       1,431,447       1,373,854
  32              Tri-Pointe Plaza                                          1,810,297       1,639,849       1,464,464
  33              Summer Bend Apartments                                    1,066,426       1,181,132       1,106,132
  34              Bank of America Center - Naples                             864,685       1,307,980       1,211,904
  35              Buckingham Village Apartments                             1,231,800       1,160,844       1,086,444
  36              Residence Inn - Scottsdale North                          1,753,696       1,593,680       1,438,423
  37      (B)     Irmas & Gold - Oakwood Plaza                                424,387         430,727         394,388
  38      (B)     Irmas & Gold -Arrowhead Lakes                               344,121         340,462         320,215
  39      (B)     Irmas & Gold -Hobby Lobby                                   376,972         375,820         345,670
  40              Lakeview Townhomes                                          848,870         885,642         855,642
  41              Kew Gardens Hills Apartment Owners, Inc.                        N/A       2,501,315       2,501,315
  42              Warminster Heights Home Ownership Association, Inc.             N/A       4,332,082       4,332,082
  43              University Park                                           1,072,013       1,090,745       1,014,212
  44              200 East 16th Street Housing Corporation                        N/A       3,192,719       3,192,719
  45              Longwood Village                                            458,929       1,258,397       1,113,295
  46              Washington Square Plaza                                   1,055,114       1,158,025       1,064,368
  47              Hunter's Run Centre                                         948,653         960,697         922,556
  48              Waverly Place Apartments                                    908,368         900,164         852,164
 49A              KD Moore VA Properties (5)                                  401,404         686,048         644,397
 49B              KD Moore TN Properties (4)                                  156,310         267,153         250,934
  50              2000 Bering Office Building                                     N/A       1,032,539         852,581
  51              363 East 76th Street Corporation                                N/A       4,231,480       4,231,480
  52              Bon Aire Residents, Inc.                                        N/A       1,878,742       1,878,742
  53              635 Madison Avenue (3)                                    1,015,740       6,163,511       5,975,611
  54              Brays Village Apartments                                    747,902         853,338         787,838
  55              Calvert Village Shopping Center                             923,468         988,366         886,487
  56              Maplewood & Merry Meeting MHC                               925,575         808,231         791,831
  57              Holiday Inn Express - Manchester, NH                      1,098,136       1,040,245         936,094
  58              Hampton Inn Greensboro Airport                            1,189,712       1,111,155         984,872
  59              The Columns at Chicopee                                         N/A         759,324         721,824
  60              Foxcroft Mobile Home Community                              895,850         985,612         969,562
  61              Sutton Owners Corporation                                       N/A       6,856,583       6,856,583
  62              Seven Hills                                                 586,565         753,972         681,741
  63              One North Shore Center                                      883,423         873,054         751,361
  64              Todd Lofts at Hermitage                                     701,325         740,069         715,069
  65              Clay Creek                                                  745,562         808,616         749,616
  66              Olde Towne Apartments                                       820,028         795,611         754,611
  67              Worthington Ridge Apartments                                538,123         637,641         599,641
  68              Quality Suites Universal                                  1,077,320         909,272         785,508
  69              Arapahoe & Holly Self Storage                               744,523         746,125         727,673
  70              Watertown Crossing Office Building                          665,173         597,520         543,810
  71              Sunridge Plaza Phase I                                      564,473         592,446         557,600
  72              Clear Creek                                                 494,262         576,029         526,029
  73              6650 Sugarloaf Parkway Office Building                          N/A         747,216         643,259
  74              North Court Shoppes                                         567,339         510,004         474,304
  75              State Street Center                                         595,382         646,763         585,515
  76              Hampton Inn - Lincoln, NE                                   732,131         702,825         636,581
  77              Warrenville Office Center                                   172,848         570,455         520,960

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                          CUT-OFF DATE
                                                                            PRINCIPAL                             PROPERTY
  #     CROSSED   PROPERTY NAME                                            BALANCE (1)    PROPERTY TYPE           SUB-TYPE
  -     -------   -------------                                            -----------    -------------           --------
  78              105 Atlantic Avenue                                   $     5,495,036   Retail                 Unanchored
  79              Huntwick Village Shopping Center                            5,315,000   Retail                 Unanchored
  80              Deer Creek Marketplace Shops                                5,280,000   Retail                  Anchored
  81              Twyckingham Apartments                                      5,209,012   Multifamily           Conventional
  82              Residence Inn North - Colorado Springs                      5,200,000   Hotel                Limited Service
  83              Parkview Plaza Shopping Center                              5,104,542   Retail                 Unanchored
  84              Commons at Thornbury                                        5,100,000   Retail                 Unanchored
  85              Wells Cargo Self Storage                                    5,100,000   Self Storage               N/A
  86              Poulsbo Village Phase I                                     5,095,386   Retail                 Unanchored
  87              Village Square Townhomes                                    5,070,000   Multifamily           Conventional
  88              The Netzow Building                                         4,800,000   Office                  Suburban
  89              Sterling Court Apartments                                   4,800,000   Multifamily           Conventional
  90              English Garden Townhomes                                    4,795,321   Multifamily           Conventional
  91      (C)     1101 San Julian Street                                      2,894,319   Retail                 Unanchored
  92      (C)     1115 South Wall Street                                      1,896,278   Retail                 Unanchored
  93              Courtyard - Colorado Springs                                4,750,000   Hotel                Limited Service
  94              Quebec Highlands Shopping Center                            4,725,000   Retail                 Unanchored
  95              Highland Terrace Owners Corp.                               4,671,372   Multifamily            Cooperative
  96              Westwood Commons                                            4,619,966   Retail                  Anchored
  97              Derry Court, LLC                                            4,579,968   Office                  Suburban
  98              Gateway Plaza Shopping Center                               4,445,912   Retail                  Anchored
  99              Lexington Square Townhouses, Inc.                           4,315,139   Multifamily            Cooperative
 100              Transgroup Building                                         4,271,325   Industrial                 N/A
 101              Shantara Plaza II                                           4,192,018   Office                  Suburban
 102              Lincoln Plaza                                               4,187,033   Retail                 Unanchored
 103              University of Phoenix Building                              4,160,000   Office                  Suburban
 104              Lenox Square                                                4,096,383   Retail                 Unanchored
 105              University Towne Center                                     4,081,791   Retail                 Unanchored
 106              411 East 57th Corporation                                   4,050,000   Multifamily            Cooperative
 107              Pine Grove Shopping Center                                  3,992,333   Retail                  Anchored
 108              Steeple Chase Apartments                                    3,868,000   Multifamily           Conventional
 109              Northline Point Apartments                                  3,846,392   Multifamily           Conventional
 110              Fishers Gateway Shops                                       3,700,000   Retail                 Unanchored
 111              Riverside Center                                            3,700,000   Retail                  Anchored
 112              2100-2120 Wallace Avenue Owners Corp.                       3,594,545   Multifamily            Cooperative
 113              The Heritage Apartments                                     3,470,000   Multifamily           Conventional
 114              Aptos Knoll Mobile Home Park                                3,365,662   Multifamily       Manufactured Housing
 115              Saloom III                                                  3,294,423   Office                  Suburban
 116              Fleetridge Owners, Inc.                                     3,289,727   Multifamily            Cooperative
 117              Cross Bay Cooperative Corp.                                 3,201,662   Multifamily            Cooperative
 118              Fremont Court Apartments                                    3,200,000   Mixed Use          Multifamily/Office
 119              7 West 96th Street Corporation                              3,200,000   Multifamily            Cooperative
 120              79 West 12th Street Corp.                                   3,200,000   Multifamily            Cooperative
 121              J.D. Mini Storage                                           3,193,621   Self Storage               N/A
 122              Dollar Self Storage - Mesa                                  3,173,227   Self Storage               N/A
 123              Benco Mini Storage                                          3,103,381   Self Storage               N/A
 124              Ram Plaza                                                   3,100,000   Retail                 Unanchored
 125              University Square                                           3,094,404   Retail                 Unanchored
 126              Sulgrave Owners Corp.                                       3,085,014   Multifamily            Cooperative
 127              Harry Silver Housing Company, Inc.                          2,992,352   Multifamily            Cooperative
 128              Clarksville Multi Properties                                2,862,005   Multifamily           Conventional
 129              Varsity Apartments                                          2,797,277   Mixed Use          Multifamily/Retail
 130              Buckridge At Southport Apartments                           2,721,439   Multifamily           Conventional
 131              Gramercy Arms Corp.                                         2,650,000   Multifamily            Cooperative
 132              320 West 76 Corp.                                           2,627,859   Multifamily            Cooperative
 133              Seville Apartments                                          2,538,602   Multifamily           Conventional
 134              Ventura Boulevard                                           2,497,587   Retail                 Unanchored
 135              Wychwood Owners Corp.                                       2,343,233   Multifamily            Cooperative
 136              Westgate Center                                             2,283,752   Retail                 Unanchored
 137              Chalet Apartments                                           2,200,000   Multifamily           Conventional
 138              Lofts on College                                            2,157,976   Multifamily           Conventional
 139              Centennial Marketplace                                      2,010,000   Retail                 Unanchored
 140              Applecreek and Orchard Tree Apartments                      1,856,717   Multifamily           Conventional
 141              Westwood Ridge Apartments                                   1,796,685   Multifamily           Conventional
 142              Wolf Store Retail Park                                      1,796,685   Retail                 Unanchored
 143              830-832/834 Broadway Owner's Corporation                    1,750,000   Multifamily            Cooperative
 144              South Carrier Shopping Center                               1,748,437   Retail                 Unanchored
 145              Nimage Enterprises LLC                                      1,698,438   Multifamily           Conventional
 146              52 Riverside Drive Owners Corp.                             1,696,251   Multifamily            Cooperative
 147              Cheshire Bridge Retail Center                               1,650,000   Retail                 Unanchored
 148              Walgreens at Marshfield                                     1,646,746   Retail                  Anchored
 149              South Gate Mobile Home Park                                   943,585   Multifamily       Manufactured Housing
 150A             Los Ranchitos Mobile Home Park                                686,930   Multifamily       Manufactured Housing
 150B             Prescott Airpark                                            1,600,000   Industrial                 N/A
 151              Star Vale Mobile Home Park                                  1,598,610   Multifamily       Manufactured Housing
 152              Cobbham Oaks Apartments                                     1,598,508   Multifamily           Conventional
 153              Seminole Professional Center                                1,597,748   Office                  Suburban
 154              Barclay Tenants' Corporation                                1,590,323   Multifamily            Cooperative
 155              Vitamin Shoppe Retail Center                                1,572,971   Retail                  Anchored
 156              Private Storage                                             1,557,133   Self Storage               N/A
 157              129/82 Owners Corp.                                         1,492,635   Multifamily            Cooperative
 158              Heathcoate-Wiltshire Corp.                                  1,467,542   Multifamily            Cooperative
 159      (D)     State Street                                                  916,324   Mixed Use          Multifamily/Office
 160      (D)     1 Arch Street                                                 544,075   Multifamily           Conventional
 161              Dixon Landing                                               1,448,728   Retail                 Unanchored
 162              Wrens Trail Apartments                                      1,427,000   Multifamily           Conventional
 163              Finneytown Apartments                                       1,410,000   Multifamily           Conventional
 164              310 West 79th Apartments Corp.                              1,400,000   Multifamily            Cooperative
 165              620 Broadway Housing Corp.                                  1,400,000   Multifamily            Cooperative
 166              109-111 N. Broadway Apt. Corp.                              1,396,797   Multifamily            Cooperative
 167              Town Commons Shopping Center                                1,390,172   Retail                  Anchored
 168              750 New York Ave                                            1,194,999   Retail                  Anchored
 169              440 West Warner Road                                        1,150,000   Retail                 Unanchored
 170              Island RV Resort                                            1,100,000   Multifamily       Manufactured Housing
 171              96 Perry Street Corp.                                       1,019,195   Multifamily            Cooperative
 172              Amory Street Apartments                                       998,144   Multifamily           Conventional
 173              77 Bronx River Road Owners, Inc.                              996,177   Multifamily            Cooperative
 174              315 St. John's Owners Inc.                                    993,708   Multifamily            Cooperative
 175              404 Riverside Drive, Inc.                                     993,273   Multifamily            Cooperative
 176              16 Crosby Street Owners Corp.                                 989,539   Multifamily            Cooperative

                                                                        UNITS/SQ. FT./        FEE/                      YEAR
  #     CROSSED   PROPERTY NAME                                           ROOMS/PADS        LEASEHOLD    YEAR BUILT   RENOVATED
  -     -------   -------------                                           ----------        ---------    ----------   ---------
  78              105 Atlantic Avenue                                           23,017         Fee          1952         2003
  79              Huntwick Village Shopping Center                              62,230         Fee          1980         1995
  80              Deer Creek Marketplace Shops                                  22,782         Fee          2005         N/A
  81              Twyckingham Apartments                                           138         Fee          1969         1999
  82              Residence Inn North - Colorado Springs                           113         Fee          2003         N/A
  83              Parkview Plaza Shopping Center                                25,000         Fee          1999         N/A
  84              Commons at Thornbury                                          38,716         Fee          2000         N/A
  85              Wells Cargo Self Storage                                      74,475         Fee          2002         N/A
  86              Poulsbo Village Phase I                                       42,738         Fee          1984         2003
  87              Village Square Townhomes                                          98         Fee          1968         1990
  88              The Netzow Building                                           39,153         Fee          1999         N/A
  89              Sterling Court Apartments                                        217         Fee          1965         2003
  90              English Garden Townhomes                                          80         Fee          1992         N/A
  91      (C)     1101 San Julian Street                                         7,500         Fee          1988         N/A
  92      (C)     1115 South Wall Street                                         7,000         Fee          1995         N/A
  93              Courtyard - Colorado Springs                                      90         Fee          2000         N/A
  94              Quebec Highlands Shopping Center                              30,193         Fee          1986         N/A
  95              Highland Terrace Owners Corp.                                    149         Fee          1960         2000
  96              Westwood Commons                                              40,964         Fee          2005         N/A
  97              Derry Court, LLC                                              46,858         Fee          1986         2003
  98              Gateway Plaza Shopping Center                                 91,612         Fee          1963         2002
  99              Lexington Square Townhouses, Inc.                                280         Fee          1973         2004
 100              Transgroup Building                                           64,223         Fee          2001         N/A
 101              Shantara Plaza II                                             27,168         Fee          2003         N/A
 102              Lincoln Plaza                                                 40,068         Fee          1918         1993
 103              University of Phoenix Building                                30,780         Fee          2000         N/A
 104              Lenox Square                                                  93,224         Fee          1978         N/A
 105              University Towne Center                                       18,496         Fee          2002         N/A
 106              411 East 57th Corporation                                        113         Fee          1958         2003
 107              Pine Grove Shopping Center                                    53,020      Leasehold       1972         N/A
 108              Steeple Chase Apartments                                         111         Fee          1994         N/A
 109              Northline Point Apartments                                       200         Fee          1971         2004
 110              Fishers Gateway Shops                                         21,330         Fee          2004         N/A
 111              Riverside Center                                              33,500         Fee          1998         N/A
 112              2100-2120 Wallace Avenue Owners Corp.                            148         Fee          1940         2004
 113              The Heritage Apartments                                           64         Fee          1970         N/A
 114              Aptos Knoll Mobile Home Park                                      76         Fee          1970         1998
 115              Saloom III                                                    68,161         Fee          1983         N/A
 116              Fleetridge Owners, Inc.                                          138         Fee          1965         1999
 117              Cross Bay Cooperative Corp.                                      131         Fee          1956         2000
 118              Fremont Court Apartments                                          34 (4)     Fee          1990         N/A
 119              7 West 96th Street Corporation                                    80         Fee          1930         1994
 120              79 West 12th Street Corp.                                        102         Fee          1961         2003
 121              J.D. Mini Storage                                             59,435         Fee          1974         2001
 122              Dollar Self Storage - Mesa                                    70,680         Fee          2002         N/A
 123              Benco Mini Storage                                           116,010         Fee          1993         2000
 124              Ram Plaza                                                     16,181         Fee          2000         N/A
 125              University Square                                             17,867         Fee          2004         N/A
 126              Sulgrave Owners Corp.                                             76         Fee          1954         2003
 127              Harry Silver Housing Company, Inc.                               288         Fee          1951         2002
 128              Clarksville Multi Properties                                      90         Fee          1986         2001
 129              Varsity Apartments                                                23 (5)     Fee          2003         N/A
 130              Buckridge At Southport Apartments                                 80         Fee          1963         2004
 131              Gramercy Arms Corp.                                               87         Fee          1928         1997
 132              320 West 76 Corp.                                                 71         Fee          1947         2000
 133              Seville Apartments                                                62         Fee          1972         N/A
 134              Ventura Boulevard                                             10,069         Fee          1985         N/A
 135              Wychwood Owners Corp.                                             84         Fee          1929         2000
 136              Westgate Center                                               70,075         Fee          1991         2004
 137              Chalet Apartments                                                120         Fee          1978         2003
 138              Lofts on College                                                  17         Fee          2004         N/A
 139              Centennial Marketplace                                         8,777         Fee          1995         N/A
 140              Applecreek and Orchard Tree Apartments                            80         Fee          1970         N/A
 141              Westwood Ridge Apartments                                         40         Fee          1989         N/A
 142              Wolf Store Retail Park                                        12,569         Fee          2004         N/A
 143              830-832/834 Broadway Owner's Corporation                          19         Fee          1896         1997
 144              South Carrier Shopping Center                                 18,000         Fee          2000         N/A
 145              Nimage Enterprises LLC                                            60         Fee          1970         2004
 146              52 Riverside Drive Owners Corp.                                   43         Fee          1925         2000
 147              Cheshire Bridge Retail Center                                 13,120         Fee          1985         2004
 148              Walgreens at Marshfield                                       13,000         Fee          1993         N/A
 149              South Gate Mobile Home Park                                       43         Fee          1960         2003
 150A             Los Ranchitos Mobile Home Park                                    31         Fee          1998         N/A
 150B             Prescott Airpark                                              39,000         Fee          2001         N/A
 151              Star Vale Mobile Home Park                                        89         Fee          1979         N/A
 152              Cobbham Oaks Apartments                                           24         Fee          1990         N/A
 153              Seminole Professional Center                                  37,695         Fee          1973         N/A
 154              Barclay Tenants' Corporation                                      64         Fee          1960         1995
 155              Vitamin Shoppe Retail Center                                   6,400         Fee          2005         N/A
 156              Private Storage                                               51,221         Fee          1986         N/A
 157              129/82 Owners Corp.                                               32         Fee          1915         2005
 158              Heathcoate-Wiltshire Corp.                                        57         Fee          1958         2003
 159      (D)     State Street                                                      13 (6)     Fee          1900         1985
 160      (D)     1 Arch Street                                                      9         Fee          1882         1977
 161              Dixon Landing                                                  9,137         Fee          2001         N/A
 162              Wrens Trail Apartments                                            48         Fee          1992         1997
 163              Finneytown Apartments                                             28         Fee          1970         N/A
 164              310 West 79th Apartments Corp.                                    32         Fee          1911         1995
 165              620 Broadway Housing Corp.                                        11         Fee          1895         2001
 166              109-111 N. Broadway Apt. Corp.                                    51         Fee          1948         1996
 167              Town Commons Shopping Center                                  44,250         Fee          1993         2005
 168              750 New York Ave                                               7,200         Fee          1928         2001
 169              440 West Warner Road                                           4,960         Fee          2004         N/A
 170              Island RV Resort                                                 199         Fee          1975         N/A
 171              96 Perry Street Corp.                                             35         Fee          1900         2000
 172              Amory Street Apartments                                           32         Fee          1920         2002
 173              77 Bronx River Road Owners, Inc.                                  60         Fee          1954         1999
 174              315 St. John's Owners Inc.                                        47         Fee          1921         1999
 175              404 Riverside Drive, Inc.                                         49         Fee          1908         2000
 176              16 Crosby Street Owners Corp.                                     12         Fee          1867         1998

                                                                         OCCUPANCY       DATE OF
  #     CROSSED   PROPERTY NAME                                         RATE AT U/W   OCCUPANCY RATE   APPRAISED VALUE
  -     -------   -------------                                         -----------   --------------   ---------------
  78              105 Atlantic Avenue                                      100%          5/1/2005      $     7,770,000
  79              Huntwick Village Shopping Center                          82%          5/6/2005            6,800,000
  80              Deer Creek Marketplace Shops                             100%         4/15/2005            6,600,000
  81              Twyckingham Apartments                                    98%          4/5/2005            6,500,000
  82              Residence Inn North - Colorado Springs                    N/A            N/A              10,300,000
  83              Parkview Plaza Shopping Center                            92%         2/22/2005            6,600,000
  84              Commons at Thornbury                                      89%         3/31/2005            6,900,000
  85              Wells Cargo Self Storage                                  77%         3/31/2005            6,810,000
  86              Poulsbo Village Phase I                                   95%          3/8/2005            7,650,000
  87              Village Square Townhomes                                  92%         4/13/2005            6,375,000
  88              The Netzow Building                                      100%         3/21/2005            6,100,000
  89              Sterling Court Apartments                                 99%         4/30/2005            6,100,000
  90              English Garden Townhomes                                  98%          3/8/2005            6,050,000
  91      (C)     1101 San Julian Street                                   100%          2/5/2005            9,100,000
  92      (C)     1115 South Wall Street                                   100%          2/4/2005            3,250,000
  93              Courtyard - Colorado Springs                              N/A            N/A               8,100,000
  94              Quebec Highlands Shopping Center                          85%          1/1/2005            6,520,000
  95              Highland Terrace Owners Corp.                             N/A         12/21/2004          21,000,000
  96              Westwood Commons                                          93%          4/4/2005            5,850,000
  97              Derry Court, LLC                                         100%          1/1/2005            6,100,000
  98              Gateway Plaza Shopping Center                            100%         3/21/2005            6,100,000
  99              Lexington Square Townhouses, Inc.                         N/A         12/30/2004          15,870,000
 100              Transgroup Building                                      100%          4/7/2005            6,040,000
 101              Shantara Plaza II                                        100%          2/1/2005            5,800,000
 102              Lincoln Plaza                                             93%         1/13/2005            5,600,000
 103              University of Phoenix Building                           100%          4/4/2005            6,520,000
 104              Lenox Square                                             100%         5/31/2005            5,300,000
 105              University Towne Center                                  100%         1/28/2005            5,125,000
 106              411 East 57th Corporation                                 N/A         12/7/2004           53,850,000
 107              Pine Grove Shopping Center                                95%         3/31/2005            5,400,000
 108              Steeple Chase Apartments                                  90%         3/23/2005            4,980,000
 109              Northline Point Apartments                                96%         4/19/2005            6,290,000
 110              Fishers Gateway Shops                                    100%         2/24/2005            5,000,000
 111              Riverside Center                                         100%         1/18/2005            4,630,000
 112              2100-2120 Wallace Avenue Owners Corp.                     N/A          1/1/2005            7,600,000
 113              The Heritage Apartments                                   94%         4/13/2005            4,350,000
 114              Aptos Knoll Mobile Home Park                             100%         4/15/2005            5,800,000
 115              Saloom III                                               100%         2/28/2005            4,400,000
 116              Fleetridge Owners, Inc.                                   N/A         12/17/2004          21,700,000
 117              Cross Bay Cooperative Corp.                               N/A         5/31/2004           25,340,000
 118              Fremont Court Apartments                                  92%         5/12/2005            4,600,000
 119              7 West 96th Street Corporation                            N/A         11/16/2004          57,410,000
 120              79 West 12th Street Corp.                                 N/A         12/20/2004          58,550,000
 121              J.D. Mini Storage                                         75%          3/1/2005            5,600,000
 122              Dollar Self Storage - Mesa                                82%         2/16/2005            3,970,000
 123              Benco Mini Storage                                        88%         3/22/2005            4,200,000
 124              Ram Plaza                                                 90%         2/28/2005            4,400,000
 125              University Square                                         84%         3/16/2005            4,580,000
 126              Sulgrave Owners Corp.                                     N/A         12/31/2004          14,840,000
 127              Harry Silver Housing Company, Inc.                        N/A         12/15/2004          24,700,000
 128              Clarksville Multi Properties                              89%         4/14/2005            3,600,000
 129              Varsity Apartments                                        91%         4/18/2005            4,300,000
 130              Buckridge At Southport Apartments                         86%         2/28/2005            3,470,000
 131              Gramercy Arms Corp.                                       N/A         4/28/2005           39,550,000
 132              320 West 76 Corp.                                         N/A         12/6/2004           44,310,000
 133              Seville Apartments                                        97%         11/30/2004           3,200,000
 134              Ventura Boulevard                                        100%          4/1/2005            3,400,000
 135              Wychwood Owners Corp.                                     N/A         10/22/2004          25,190,000
 136              Westgate Center                                          100%         10/25/2004           8,200,000
 137              Chalet Apartments                                         91%          4/2/2005            2,800,000
 138              Lofts on College                                          94%         3/28/2005            2,700,000
 139              Centennial Marketplace                                   100%         1/31/2005            2,550,000
 140              Applecreek and Orchard Tree Apartments                    98%         1/14/2005            2,700,000
 141              Westwood Ridge Apartments                                100%          3/7/2005            2,250,000
 142              Wolf Store Retail Park                                   100%         12/1/2004            3,150,000
 143              830-832/834 Broadway Owner's Corporation                  N/A          2/8/2005           44,870,000
 144              South Carrier Shopping Center                            100%          2/1/2005            2,680,000
 145              Nimage Enterprises LLC                                    88%         4/30/2005            3,650,000
 146              52 Riverside Drive Owners Corp.                           N/A         11/30/2004          41,500,000
 147              Cheshire Bridge Retail Center                            100%         12/3/2004            2,200,000
 148              Walgreens at Marshfield                                  100%          4/1/2005            2,590,000
 149              South Gate Mobile Home Park                              100%         12/31/2004           1,250,000
 150A             Los Ranchitos Mobile Home Park                           100%         1/31/2005              910,000
 150B             Prescott Airpark                                         100%         5/26/2005            3,000,000
 151              Star Vale Mobile Home Park                                93%          4/1/2005            2,540,000
 152              Cobbham Oaks Apartments                                  100%         3/11/2005            2,175,000
 153              Seminole Professional Center                              95%         12/31/2004           3,415,000
 154              Barclay Tenants' Corporation                              N/A         11/30/2004          18,800,000
 155              Vitamin Shoppe Retail Center                             100%         1/15/2005            1,975,000
 156              Private Storage                                          100%         2/15/2005            2,265,000
 157              129/82 Owners Corp.                                       N/A          1/4/2005           29,500,000
 158              Heathcoate-Wiltshire Corp.                                N/A         12/23/2004          13,075,000
 159      (D)     State Street                                             100%         3/11/2005            1,220,000
 160      (D)     1 Arch Street                                            100%          4/1/2005              740,000
 161              Dixon Landing                                             87%         4/30/2005            3,060,000
 162              Wrens Trail Apartments                                    92%         2/26/2005            2,330,000
 163              Finneytown Apartments                                    100%         4/13/2005            1,780,000
 164              310 West 79th Apartments Corp.                            N/A         12/20/2004          35,100,000
 165              620 Broadway Housing Corp.                                N/A         12/15/2004          19,400,000
 166              109-111 N. Broadway Apt. Corp.                            N/A         12/31/2004          13,410,000
 167              Town Commons Shopping Center                             100%          4/6/2005            2,500,000
 168              750 New York Ave                                         100%         12/7/2004            1,770,000
 169              440 West Warner Road                                     100%          3/4/2005            1,550,000
 170              Island RV Resort                                         100%         2/22/2005            2,900,000
 171              96 Perry Street Corp.                                     N/A         10/1/2004            9,465,000
 172              Amory Street Apartments                                  100%         3/22/2005            1,520,000
 173              77 Bronx River Road Owners, Inc.                          N/A         11/16/2004           5,800,000
 174              315 St. John's Owners Inc.                                N/A         9/16/2004           21,450,000
 175              404 Riverside Drive, Inc.                                 N/A         11/15/2004          68,000,000
 176              16 Crosby Street Owners Corp.                             N/A         1/28/2005           23,000,000

                                                                             MOST RECENT          MOST            MOST
                                                                        OPERATING STATEMENT      RECENT          RECENT
  #     CROSSED   PROPERTY NAME                                                DATE              REVENUE        EXPENSES
  -     -------   -------------                                                ----              -------        --------
  78              105 Atlantic Avenue                                           N/A                     N/A            N/A
  79              Huntwick Village Shopping Center                           2/28/2005              801,324        203,802
  80              Deer Creek Marketplace Shops                                  N/A                     N/A            N/A
  81              Twyckingham Apartments                                     12/31/2004           1,044,305        636,285
  82              Residence Inn North - Colorado Springs                     2/28/2005            2,571,021      1,744,819
  83              Parkview Plaza Shopping Center                                N/A                     N/A            N/A
  84              Commons at Thornbury                                       12/31/2004             740,100        180,677
  85              Wells Cargo Self Storage                                   3/31/2005              719,538        273,301
  86              Poulsbo Village Phase I                                    12/31/2004             768,567        229,315
  87              Village Square Townhomes                                   12/31/2004             893,746        352,983
  88              The Netzow Building                                        12/31/2004             760,798        221,952
  89              Sterling Court Apartments                                  11/30/2004           1,270,242        601,278
  90              English Garden Townhomes                                   3/31/2005              705,490        276,704
  91      (C)     1101 San Julian Street                                     12/31/2004             817,800         72,000
  92      (C)     1115 South Wall Street                                     12/31/2004             299,400         38,000
  93              Courtyard - Colorado Springs                               2/28/2005            2,340,915      1,588,075
  94              Quebec Highlands Shopping Center                           11/30/2004             501,177        175,471
  95              Highland Terrace Owners Corp.                                 N/A                     N/A            N/A
  96              Westwood Commons                                              N/A                     N/A            N/A
  97              Derry Court, LLC                                           10/31/2004             903,604        333,796
  98              Gateway Plaza Shopping Center                              12/31/2004             771,044        163,139
  99              Lexington Square Townhouses, Inc.                             N/A                     N/A            N/A
 100              Transgroup Building                                        12/31/2003             420,300         16,667
 101              Shantara Plaza II                                             N/A                     N/A            N/A
 102              Lincoln Plaza                                              12/31/2004             564,315        171,512
 103              University of Phoenix Building                             12/31/2004             710,957        234,202
 104              Lenox Square                                               12/31/2004             610,976        212,835
 105              University Towne Center                                       N/A                     N/A            N/A
 106              411 East 57th Corporation                                     N/A                     N/A            N/A
 107              Pine Grove Shopping Center                                 12/31/2004             804,898        442,347
 108              Steeple Chase Apartments                                   3/31/2005              764,356        436,577
 109              Northline Point Apartments                                 3/31/2005            1,314,373        760,012
 110              Fishers Gateway Shops                                         N/A                     N/A            N/A
 111              Riverside Center                                           12/31/2004             394,182         35,172
 112              2100-2120 Wallace Avenue Owners Corp.                         N/A                     N/A            N/A
 113              The Heritage Apartments                                    12/31/2004             656,986        311,362
 114              Aptos Knoll Mobile Home Park                                  N/A                     N/A            N/A
 115              Saloom III                                                 12/31/2004             819,956        336,824
 116              Fleetridge Owners, Inc.                                       N/A                     N/A            N/A
 117              Cross Bay Cooperative Corp.                                   N/A                     N/A            N/A
 118              Fremont Court Apartments                                   12/31/2004             400,001        138,091
 119              7 West 96th Street Corporation                                N/A                     N/A            N/A
 120              79 West 12th Street Corp.                                     N/A                     N/A            N/A
 121              J.D. Mini Storage                                          12/31/2004             622,185        176,313
 122              Dollar Self Storage - Mesa                                 4/30/2005              544,012        259,120
 123              Benco Mini Storage                                         12/31/2004             526,238        123,837
 124              Ram Plaza                                                  12/31/2004             399,805         97,106
 125              University Square                                             N/A                     N/A            N/A
 126              Sulgrave Owners Corp.                                         N/A                     N/A            N/A
 127              Harry Silver Housing Company, Inc.                            N/A                     N/A            N/A
 128              Clarksville Multi Properties                                  N/A                     N/A            N/A
 129              Varsity Apartments                                         2/28/2005              316,538         67,251
 130              Buckridge At Southport Apartments                          2/28/2005              475,788        223,067
 131              Gramercy Arms Corp.                                           N/A                     N/A            N/A
 132              320 West 76 Corp.                                             N/A                     N/A            N/A
 133              Seville Apartments                                         11/30/2004             448,002        215,086
 134              Ventura Boulevard                                          3/31/2005              346,198        102,468
 135              Wychwood Owners Corp.                                         N/A                     N/A            N/A
 136              Westgate Center                                            10/31/2004             838,955        166,443
 137              Chalet Apartments                                          3/31/2005              590,865        395,303
 138              Lofts on College                                              N/A                     N/A            N/A
 139              Centennial Marketplace                                     12/31/2004             277,475         85,343
 140              Applecreek and Orchard Tree Apartments                     2/28/2005              395,584        166,865
 141              Westwood Ridge Apartments                                  2/28/2005              265,730         76,112
 142              Wolf Store Retail Park                                     11/30/2004              45,108         20,618
 143              830-832/834 Broadway Owner's Corporation                      N/A                     N/A            N/A
 144              South Carrier Shopping Center                              2/28/2005              304,171         57,471
 145              Nimage Enterprises LLC                                     12/31/2004             566,940        198,429
 146              52 Riverside Drive Owners Corp.                               N/A                     N/A            N/A
 147              Cheshire Bridge Retail Center                              11/30/2004             283,844         86,495
 148              Walgreens at Marshfield                                    9/30/2004              183,950            N/A
 149              South Gate Mobile Home Park                                12/31/2004             155,977         64,851
 150A             Los Ranchitos Mobile Home Park                             12/31/2004             113,551         47,211
 150B             Prescott Airpark                                           11/30/2004             175,381         70,568
 151              Star Vale Mobile Home Park                                 12/31/2004             284,807        105,251
 152              Cobbham Oaks Apartments                                    3/31/2005              282,700         77,929
 153              Seminole Professional Center                               10/31/2004             569,569        276,794
 154              Barclay Tenants' Corporation                                  N/A                     N/A            N/A
 155              Vitamin Shoppe Retail Center                               2/28/2005              202,112         31,765
 156              Private Storage                                            12/31/2004             311,507        115,754
 157              129/82 Owners Corp.                                           N/A                     N/A            N/A
 158              Heathcoate-Wiltshire Corp.                                    N/A                     N/A            N/A
 159      (D)     State Street                                               12/6/2004              145,446         46,362
 160      (D)     1 Arch Street                                              12/31/2004              86,312         32,454
 161              Dixon Landing                                              12/31/2004             258,295         71,168
 162              Wrens Trail Apartments                                     12/31/2004             302,330         98,689
 163              Finneytown Apartments                                      3/31/2005              272,680        122,218
 164              310 West 79th Apartments Corp.                                N/A                     N/A            N/A
 165              620 Broadway Housing Corp.                                    N/A                     N/A            N/A
 166              109-111 N. Broadway Apt. Corp.                                N/A                     N/A            N/A
 167              Town Commons Shopping Center                               12/31/2004             384,551         66,282
 168              750 New York Ave                                           12/31/2004             150,000            N/A
 169              440 West Warner Road                                          N/A                     N/A            N/A
 170              Island RV Resort                                           1/31/2005              554,517        308,442
 171              96 Perry Street Corp.                                         N/A                     N/A            N/A
 172              Amory Street Apartments                                    12/31/2004             251,661         73,272
 173              77 Bronx River Road Owners, Inc.                              N/A                     N/A            N/A
 174              315 St. John's Owners Inc.                                    N/A                     N/A            N/A
 175              404 Riverside Drive, Inc.                                     N/A                     N/A            N/A
 176              16 Crosby Street Owners Corp.                                 N/A                     N/A            N/A

                                                                            MOST
                                                                           RECENT
  #     CROSSED   PROPERTY NAME                                              NOI           U/W NOI       U/W NCF (2)
  -     -------   -------------                                              ---           -------       -----------
  78              105 Atlantic Avenue                                             N/A   $     535,589   $     507,090
  79              Huntwick Village Shopping Center                            597,522         544,878         490,137
  80              Deer Creek Marketplace Shops                                    N/A         489,491         468,627
  81              Twyckingham Apartments                                      408,020         491,423         450,023
  82              Residence Inn North - Colorado Springs                      826,202         718,939         616,138
  83              Parkview Plaza Shopping Center                                  N/A         475,988         447,238
  84              Commons at Thornbury                                        559,423         533,378         488,493
  85              Wells Cargo Self Storage                                    446,237         478,049         466,493
  86              Poulsbo Village Phase I                                     539,252         584,468         548,525
  87              Village Square Townhomes                                    540,763         541,023         516,523
  88              The Netzow Building                                         538,846         489,349         444,323
  89              Sterling Court Apartments                                   668,964         643,701         584,677
  90              English Garden Townhomes                                    428,786         461,012         434,208
  91      (C)     1101 San Julian Street                                      745,800         739,325         708,092
  92      (C)     1115 South Wall Street                                      261,400         271,653         255,885
  93              Courtyard - Colorado Springs                                752,840         657,259         563,624
  94              Quebec Highlands Shopping Center                            325,706         456,369         417,603
  95              Highland Terrace Owners Corp.                                   N/A       1,105,483       1,105,483
  96              Westwood Commons                                                N/A         466,918         454,200
  97              Derry Court, LLC                                            569,807         470,961         447,532
  98              Gateway Plaza Shopping Center                               607,905         498,228         451,378
  99              Lexington Square Townhouses, Inc.                               N/A         756,501         756,501
 100              Transgroup Building                                         403,633         409,290         389,053
 101              Shantara Plaza II                                               N/A         483,887         450,621
 102              Lincoln Plaza                                               392,803         397,742         360,436
 103              University of Phoenix Building                              476,755         441,595         409,985
 104              Lenox Square                                                398,141         454,258         388,282
 105              University Towne Center                                         N/A         407,765         385,717
 106              411 East 57th Corporation                                       N/A       2,098,849       2,098,849
 107              Pine Grove Shopping Center                                  362,551         366,782         340,081
 108              Steeple Chase Apartments                                    327,779         375,103         345,799
 109              Northline Point Apartments                                  554,361         511,750         461,750
 110              Fishers Gateway Shops                                           N/A         427,858         404,112
 111              Riverside Center                                            359,010         336,478         308,350
 112              2100-2120 Wallace Avenue Owners Corp.                           N/A         703,683         703,683
 113              The Heritage Apartments                                     345,624         331,257         315,257
 114              Aptos Knoll Mobile Home Park                                    N/A         362,542         358,742
 115              Saloom III                                                  483,132         402,426         357,188
 116              Fleetridge Owners, Inc.                                         N/A       1,345,382       1,345,382
 117              Cross Bay Cooperative Corp.                                     N/A       1,538,740       1,538,740
 118              Fremont Court Apartments                                    261,910         273,761         265,815
 119              7 West 96th Street Corporation                                  N/A       2,995,978       2,995,978
 120              79 West 12th Street Corp.                                       N/A       2,837,710       2,837,710
 121              J.D. Mini Storage                                           445,872         412,849         400,962
 122              Dollar Self Storage - Mesa                                  284,892         301,770         291,168
 123              Benco Mini Storage                                          402,401         333,405         316,003
 124              Ram Plaza                                                   302,699         302,652         283,705
 125              University Square                                               N/A         354,766         334,200
 126              Sulgrave Owners Corp.                                           N/A         889,886         889,886
 127              Harry Silver Housing Company, Inc.                              N/A       1,809,614       1,809,614
 128              Clarksville Multi Properties                                    N/A         295,611         273,111
 129              Varsity Apartments                                          249,287         240,118         232,089
 130              Buckridge At Southport Apartments                           252,721         263,879         243,879
 131              Gramercy Arms Corp.                                             N/A       1,770,717       1,770,717
 132              320 West 76 Corp.                                               N/A       1,460,883       1,460,883
 133              Seville Apartments                                          232,916         239,864         224,364
 134              Ventura Boulevard                                           243,730         245,353         233,774
 135              Wychwood Owners Corp.                                           N/A       1,069,232       1,069,232
 136              Westgate Center                                             672,512         576,913         518,179
 137              Chalet Apartments                                           195,562         231,583         201,583
 138              Lofts on College                                                N/A         184,404         179,304
 139              Centennial Marketplace                                      192,132         182,171         170,097
 140              Applecreek and Orchard Tree Apartments                      228,719         229,069         205,949
 141              Westwood Ridge Apartments                                   189,618         178,662         168,662
 142              Wolf Store Retail Park                                       24,490         258,359         243,905
 143              830-832/834 Broadway Owner's Corporation                        N/A       2,159,980       2,159,980
 144              South Carrier Shopping Center                               246,700         198,489         175,572
 145              Nimage Enterprises LLC                                      368,511         227,944         197,944
 146              52 Riverside Drive Owners Corp.                                 N/A       1,559,693       1,559,693
 147              Cheshire Bridge Retail Center                               197,349         174,435         160,396
 148              Walgreens at Marshfield                                     183,950         173,078         156,828
 149              South Gate Mobile Home Park                                  91,126          82,861          80,720
 150A             Los Ranchitos Mobile Home Park                               66,340          60,323          58,764
 150B             Prescott Airpark                                            104,813         229,439         202,139
 151              Star Vale Mobile Home Park                                  179,556         166,900         162,450
 152              Cobbham Oaks Apartments                                     204,771         169,737         160,185
 153              Seminole Professional Center                                292,775         212,029         179,988
 154              Barclay Tenants' Corporation                                    N/A         618,557         618,557
 155              Vitamin Shoppe Retail Center                                170,347         159,458         150,766
 156              Private Storage                                             195,753         203,902         195,707
 157              129/82 Owners Corp.                                             N/A         986,815         986,815
 158              Heathcoate-Wiltshire Corp.                                      N/A         682,474         682,474
 159      (D)     State Street                                                 99,084          86,037          79,870
 160      (D)     1 Arch Street                                                53,858          59,306          56,606
 161              Dixon Landing                                               187,127         172,721         162,592
 162              Wrens Trail Apartments                                      203,641         191,857         179,857
 163              Finneytown Apartments                                       150,462         147,078         140,078
 164              310 West 79th Apartments Corp.                                  N/A       1,591,925       1,591,925
 165              620 Broadway Housing Corp.                                      N/A         824,135         824,135
 166              109-111 N. Broadway Apt. Corp.                                  N/A         669,149         669,149
 167              Town Commons Shopping Center                                318,269         184,572         165,010
 168              750 New York Ave                                            150,000         135,668         130,214
 169              440 West Warner Road                                            N/A         108,587         103,249
 170              Island RV Resort                                            246,075         254,451         244,501
 171              96 Perry Street Corp.                                           N/A         424,673         424,673
 172              Amory Street Apartments                                     178,389         153,761         145,761
 173              77 Bronx River Road Owners, Inc.                                N/A         443,146         443,146
 174              315 St. John's Owners Inc.                                      N/A         948,892         948,892
 175              404 Riverside Drive, Inc.                                       N/A       2,100,417       2,100,417
 176              16 Crosby Street Owners Corp.                                   N/A       1,133,551       1,133,551

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                         CUT-OFF DATE
                                                                           PRINCIPAL                              PROPERTY
  #     CROSSED   PROPERTY NAME                                           BALANCE (1)     PROPERTY TYPE           SUB-TYPE
  -     -------   -------------                                           -----------     -------------           --------
 177              South Park Plaza                                      $       983,673   Retail                 Unanchored
 178              2 King Street Apartments Corp.                                980,000   Multifamily            Cooperative
 179              Island Ford Square                                            934,073   Retail                 Unanchored
 180              4213 Village Corp.                                            931,810   Multifamily            Cooperative
 181              571 Hudson Street Apartment Corp.                             920,689   Multifamily            Cooperative
 182              82-04 Lefferts Tenants Corp.                                  897,440   Multifamily            Cooperative
 183              30 Bond Street Owners Corp.                                   850,000   Multifamily            Cooperative
 184              Hamden Apartments                                             838,480   Multifamily           Conventional
 185              Hilltop Village Cooperative #One, Inc.                        687,064   Multifamily            Cooperative
 186              438 West 49th Street Owners Corporation                       672,959   Multifamily            Cooperative
 187              264 W. 22 St. Owners, Inc.                                    563,760   Multifamily            Cooperative
 188              11 Park Place Owners, Inc.                                    548,300   Multifamily            Cooperative
 189              80 Lincoln Owners, Inc                                        524,144   Multifamily            Cooperative
 190              63 East 79th Street Corp.                                     500,000   Multifamily            Cooperative
 191              216 East 12th St. Owners Corp.                                395,978   Multifamily            Cooperative
 192              1 Ascot Ridge Corp.                                           375,380   Multifamily            Cooperative
 193              27 West 10th Street Owners Corp.                              336,652   Multifamily            Cooperative
 194              613 E. 6th St. Owners Corp.                                   326,275   Multifamily            Cooperative
 195              1209 8th Avenue Corp.                                         279,292   Multifamily            Cooperative
 196              432-434 East 10th Street Corporation                          199,463   Multifamily            Cooperative
 197              326 Sixth Avenue Owners Corp.                                 174,714   Multifamily            Cooperative
 198              8 E. 10th St. Owners Corp.                                    163,749   Multifamily            Cooperative

                                                                        ---------------
TOTAL/WEIGHTED AVERAGE:                                                   1,636,950,434
                                                                        ===============

                  MAXIMUM:
                  MINIMUM:

                                                                        UNITS/SQ. FT./      FEE/                      YEAR
  #     CROSSED   PROPERTY NAME                                           ROOMS/PADS      LEASEHOLD    YEAR BUILT   RENOVATED
  -     -------   -------------                                           ----------      ---------    ----------   ---------
 177              South Park Plaza                                              13,210       Fee          1988         2004
 178              2 King Street Apartments Corp.                                    38       Fee          1961         1995
 179              Island Ford Square                                             7,400       Fee          2004         N/A
 180              4213 Village Corp.                                                37       Fee          1935         2002
 181              571 Hudson Street Apartment Corp.                                 15       Fee          1892         2002
 182              82-04 Lefferts Tenants Corp.                                      39       Fee          1961         2004
 183              30 Bond Street Owners Corp.                                        6       Fee          1895         1998
 184              Hamden Apartments                                                 14       Fee          1986         N/A
 185              Hilltop Village Cooperative #One, Inc.                           197    Leasehold       1952         1994
 186              438 West 49th Street Owners Corporation                           19       Fee          1900         2003
 187              264 W. 22 St. Owners, Inc.                                        20       Fee          1889         1993
 188              11 Park Place Owners, Inc.                                        16       Fee          1960         1999
 189              80 Lincoln Owners, Inc                                            15       Fee          1964         2004
 190              63 East 79th Street Corp.                                          9       Fee          1900         1992
 191              216 East 12th St. Owners Corp.                                     9       Fee          1900         2004
 192              1 Ascot Ridge Corp.                                               12       Fee          1929         1998
 193              27 West 10th Street Owners Corp.                                   6       Fee          1903         2002
 194              613 E. 6th St. Owners Corp.                                       14       Fee          1893         2003
 195              1209 8th Avenue Corp.                                              8       Fee          1899         2002
 196              432-434 East 10th Street Corporation                               6       Fee          1871         1999
 197              326 Sixth Avenue Owners Corp.                                      6       Fee          1890         1995
 198              8 E. 10th St. Owners Corp.                                         3       Fee          1890         2002

                                                                                                       ------------------------
TOTAL/WEIGHTED AVERAGE:                                                                                   1968 (7)     2001 (7)
                                                                                                       ========================

                  MAXIMUM:                                                                                2005         2005
                  MINIMUM:                                                                                1867         1977

                                                                         OCCUPANCY       DATE OF
  #     CROSSED   PROPERTY NAME                                         RATE AT U/W   OCCUPANCY RATE   APPRAISED VALUE
  -     -------   -------------                                         -----------   --------------   ---------------
 177              South Park Plaza                                          91%          5/1/2005      $     2,100,000
 178              2 King Street Apartments Corp.                            N/A         12/22/2004          16,090,000
 179              Island Ford Square                                       100%         11/9/2004            1,170,000
 180              4213 Village Corp.                                        N/A         12/9/2004           16,730,000
 181              571 Hudson Street Apartment Corp.                         N/A          1/7/2005           10,825,000
 182              82-04 Lefferts Tenants Corp.                              N/A         12/30/2004           6,000,000
 183              30 Bond Street Owners Corp.                               N/A          3/8/2005           10,300,000
 184              Hamden Apartments                                        100%          3/1/2005            1,100,000
 185              Hilltop Village Cooperative #One, Inc.                    N/A         9/30/2004           21,540,000
 186              438 West 49th Street Owners Corporation                   N/A         9/17/2004            5,175,000
 187              264 W. 22 St. Owners, Inc.                                N/A         1/27/2005            5,565,000
 188              11 Park Place Owners, Inc.                                N/A         12/29/2004           2,770,000
 189              80 Lincoln Owners, Inc                                    N/A         1/24/2005            2,645,000
 190              63 East 79th Street Corp.                                 N/A         8/17/2004            8,150,000
 191              216 East 12th St. Owners Corp.                            N/A         12/8/2004            3,400,000
 192              1 Ascot Ridge Corp.                                       N/A         11/1/2004            3,380,000
 193              27 West 10th Street Owners Corp.                          N/A         2/23/2004            4,940,000
 194              613 E. 6th St. Owners Corp.                               N/A         10/31/2004           7,130,000
 195              1209 8th Avenue Corp.                                     N/A         11/23/2004           3,080,000
 196              432-434 East 10th Street Corporation                      N/A         2/15/2005            6,850,000
 197              326 Sixth Avenue Owners Corp.                             N/A          3/3/2005            2,370,000
 198              8 E. 10th St. Owners Corp.                                N/A         11/24/2004           6,065,000
                                                                        ----------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                    92.8%                       $ 3,741,280,000
                                                                        ==============================================

                  MAXIMUM:                                                  100%                       $   259,350,000
                  MINIMUM:                                                   72%                       $       740,000

                                                                             MOST RECENT          MOST            MOST
                                                                        OPERATING STATEMENT      RECENT          RECENT
  #     CROSSED   PROPERTY NAME                                                DATE              REVENUE        EXPENSES
  -     -------   -------------                                                ----              -------        --------
 177              South Park Plaza                                           4/30/2005       $      216,428  $      46,322
 178              2 King Street Apartments Corp.                                N/A                     N/A            N/A
 179              Island Ford Square                                         12/31/2004              90,789         30,431
 180              4213 Village Corp.                                            N/A                     N/A            N/A
 181              571 Hudson Street Apartment Corp.                             N/A                     N/A            N/A
 182              82-04 Lefferts Tenants Corp.                                  N/A                     N/A            N/A
 183              30 Bond Street Owners Corp.                                   N/A                     N/A            N/A
 184              Hamden Apartments                                          2/28/2005              143,298         66,932
 185              Hilltop Village Cooperative #One, Inc.                        N/A                     N/A            N/A
 186              438 West 49th Street Owners Corporation                       N/A                     N/A            N/A
 187              264 W. 22 St. Owners, Inc.                                    N/A                     N/A            N/A
 188              11 Park Place Owners, Inc.                                    N/A                     N/A            N/A
 189              80 Lincoln Owners, Inc                                        N/A                     N/A            N/A
 190              63 East 79th Street Corp.                                     N/A                     N/A            N/A
 191              216 East 12th St. Owners Corp.                                N/A                     N/A            N/A
 192              1 Ascot Ridge Corp.                                           N/A                     N/A            N/A
 193              27 West 10th Street Owners Corp.                              N/A                     N/A            N/A
 194              613 E. 6th St. Owners Corp.                                   N/A                     N/A            N/A
 195              1209 8th Avenue Corp.                                         N/A                     N/A            N/A
 196              432-434 East 10th Street Corporation                          N/A                     N/A            N/A
 197              326 Sixth Avenue Owners Corp.                                 N/A                     N/A            N/A
 198              8 E. 10th St. Owners Corp.                                    N/A                     N/A            N/A
                                                                                             -----------------------------
TOTAL/WEIGHTED AVERAGE:                                                                      $  204,756,431  $  92,787,932
                                                                                             =============================

                  MAXIMUM:                                                                   $   15,887,746  $   7,124,932
                  MINIMUM:                                                                   $       45,108  $      10,260

                                                                            MOST
                                                                           RECENT
  #     CROSSED   PROPERTY NAME                                              NOI           U/W NOI       U/W NCF (2)
  -     -------   -------------                                              ---           -------       -----------
 177              South Park Plaza                                      $     170,106   $     151,497   $     134,989
 178              2 King Street Apartments Corp.                                  N/A         801,911         801,911
 179              Island Ford Square                                           60,358          89,922          82,966
 180              4213 Village Corp.                                              N/A       1,016,011       1,016,011
 181              571 Hudson Street Apartment Corp.                               N/A         332,648         332,648
 182              82-04 Lefferts Tenants Corp.                                    N/A         294,755         294,755
 183              30 Bond Street Owners Corp.                                     N/A         390,819         390,819
 184              Hamden Apartments                                            76,366          84,680          80,900
 185              Hilltop Village Cooperative #One, Inc.                          N/A       1,695,830       1,695,830
 186              438 West 49th Street Owners Corporation                         N/A         199,742         199,742
 187              264 W. 22 St. Owners, Inc.                                      N/A         208,747         208,747
 188              11 Park Place Owners, Inc.                                      N/A          95,101          95,101
 189              80 Lincoln Owners, Inc                                          N/A         130,826         130,826
 190              63 East 79th Street Corp.                                       N/A         292,737         292,737
 191              216 East 12th St. Owners Corp.                                  N/A         160,138         160,138
 192              1 Ascot Ridge Corp.                                             N/A         134,341         134,341
 193              27 West 10th Street Owners Corp.                                N/A         177,552         177,552
 194              613 E. 6th St. Owners Corp.                                     N/A         273,090         273,090
 195              1209 8th Avenue Corp.                                           N/A         132,756         132,756
 196              432-434 East 10th Street Corporation                            N/A         314,482         314,482
 197              326 Sixth Avenue Owners Corp.                                   N/A          96,705          96,705
 198              8 E. 10th St. Owners Corp.                                      N/A         220,912         220,912
                                                                        ---------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                 $ 111,968,497   $ 224,282,287   $ 214,179,275
                                                                        =============================================

                  MAXIMUM:                                              $   8,762,814   $   9,860,574   $   9,499,786
                  MINIMUM:                                              $      24,490   $      59,306   $      56,606

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY BILLERICA BLDG #3-6, 31 MILK STREET (FLOORS 2-11), CHICOPEE BIG Y, BILLERICA BLDG #2, BILLERICA BLDG #7 AND 31 MILK STREET (USPS) ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY IRMAS & GOLD - OAKWOOD PLAZA, IRMAS & GOLD - ARROWHEAD LAKES AND IRMAS & GOLD - HOBBY LOBBY ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY 1101 SAN JULIAN STREET AND 1115 SOUTH WALL STREET ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY STATE STREET AND 1 ARCH STREET ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.
(2) U/W NCF REFLECTS THE NET CASH FLOW AFTER U/W REPLACEMENT RESERVES, U/W LC'S AND TI'S AND U/W FF&E. WITH RESPECT TO THE RESIDENTIAL COOPERATIVE LOANS, U/W REPLACEMENT RESERVES/FF&E ARE CAPTURED IN U/W EXPENSES; HOWEVER, WE SHOW THEM FOR PRESENTATIONAL PURPOSES ONLY.
(3) 635 MADISON AVENUE MORTGAGE LOAN IS SECURED BY THE FEE INTEREST IN THE LAND. FOR PRESENTATION PURPOSES, THE MORTGAGE LOAN IS SHOWN AS AN OFFICE PROPERTY.
(4) MAJORITY OF THE SPACE IS MULTIFAMILY UNITS. AS SUCH, NUMBER OF UNITS IS PRESENTED. TOTAL SQUARE FOOTAGE AT FREMONT COURT APARTMENTS IS 24,508 SF.
(5) MAJORITY OF THE SPACE IS MULTIFAMILY UNITS. AS SUCH, NUMBER OF UNITS IS PRESENTED. TOTAL SQUARE FOOTAGE AT VARSITY APARTMENTS IS 17,840 SF.
(6) MAJORITY OF THE SPACE IS MULTIFAMILY UNITS. AS SUCH, NUMBER OF UNITS IS PRESENTED. TOTAL SQUARE FOOTAGE AT STATE STREET IS 11,200 SF.
(7)  EXCLUDES THE 635 MADISON AVENUE MORTGAGE LOAN.

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                           PERCENTAGE OF
                                                                           ORIGINAL        CUT-OFF DATE      INITIAL
                                                                          PRINCIPAL          PRINCIPAL       MORTGAGE
  #    CROSSED   LOAN NAME                                                 BALANCE          BALANCE (1)    POOL BALANCE
  -    -------   ---------                                                 -------          -----------    ------------
  1              San Diego Office Park                                 $   133,000,000   $   133,000,000       8.12%
  2              Southland Center Mall                                     116,000,000       115,610,128       7.06%
  3              80-90 Maiden Lane                                          93,000,000        93,000,000       5.68%
  4      (A)     Billerica Bldg #3-6                                        18,320,000        18,320,000       1.12%
  5      (A)     31 Milk Street (Floors 2-11)                               16,147,000        16,147,000       0.99%
  6      (A)     Chicopee Big Y                                              6,560,000         6,560,000       0.40%
  7      (A)     Billerica Bldg #2                                           6,400,000         6,400,000       0.39%
  8      (A)     Billerica Bldg #7                                           4,800,000         4,800,000       0.29%
  9      (A)     31 Milk St (USPS)                                           2,513,000         2,513,000       0.15%
 10              Och Ziff Portfolio                                         52,925,875        52,925,875       3.23%
 11              Villages at Montpelier                                     44,000,000        44,000,000       2.69%
 12              Reyes Cold Storage Portfolio                               41,260,000        41,032,293       2.51%
 13              2000 West Loop South Office Building                       35,500,000        35,500,000       2.17%
 14              Peakview Tower                                             33,000,000        33,000,000       2.02%
 15              Square-Arch Realty Corp.                                   31,000,000        31,000,000       1.89%
 16              Countryside Centre                                         27,500,000        27,500,000       1.68%
 17              Champaign Student Housing                                  27,500,000        27,372,905       1.67%
 18              Center of Winter Park                                      24,000,000        23,925,075       1.46%
 19              The Howard Owners, Inc.                                    22,000,000        21,960,925       1.34%
 20              Mesa Shopping Center                                       21,840,000        21,840,000       1.33%
 21              Bexley at Concord Mills Apartments                         21,400,000        21,400,000       1.31%
 22              Bexley at Providence                                       21,250,000        21,250,000       1.30%
 23              Longford Plaza                                             18,560,000        18,560,000       1.13%
 24              Auburn & Grant Avenue Plaza Portfolio                      17,400,000        17,400,000       1.06%
 25              Pinetree & Lakeside Portfolio                              17,000,000        17,000,000       1.04%
 26              Chason Ridge Apartments                                    15,500,000        15,500,000       0.95%
 27              Westside Shopping Center                                   15,000,000        15,000,000       0.92%
 28              Broadwater                                                 15,000,000        15,000,000       0.92%
 29              Ascot Point Village Apartments                             15,000,000        14,984,909       0.92%
 30              Paces Watch Apartments                                     14,925,000        14,925,000       0.91%
 31              Verizon Wireless Chandler                                  14,700,000        14,700,000       0.90%
 32              Tri-Pointe Plaza                                           14,600,000        14,600,000       0.89%
 33              Summer Bend Apartments                                     13,900,000        13,886,159       0.85%
 34              Bank of America Center - Naples                            13,500,000        13,500,000       0.82%
 35              Buckingham Village Apartments                              13,000,000        13,000,000       0.79%
 36              Residence Inn - Scottsdale North                           12,100,000        12,100,000       0.74%
 37      (B)     Irmas & Gold - Oakwood Plaza                                4,485,000         4,475,565       0.27%
 38      (B)     Irmas & Gold -Arrowhead Lakes                               3,840,000         3,831,922       0.23%
 39      (B)     Irmas & Gold -Hobby Lobby                                   3,800,000         3,792,006       0.23%
 40              Lakeview Townhomes                                         12,000,000        12,000,000       0.73%
 41              Kew Gardens Hills Apartment Owners, Inc.                   12,000,000        11,962,369       0.73%
 42              Warminster Heights Home Ownership Association, Inc.        11,700,000        11,700,000       0.71%
 43              University Park                                            11,680,000        11,680,000       0.71%
 44              200 East 16th Street Housing Corporation                   11,000,000        10,934,522       0.67%
 45              Longwood Village                                           10,700,000        10,700,000       0.65%
 46              Washington Square Plaza                                    10,400,000        10,400,000       0.64%
 47              Hunter's Run Centre                                        10,300,000        10,300,000       0.63%
 48              Waverly Place Apartments                                   10,160,000        10,160,000       0.62%
 49              KD Moore Portfolio                                          9,800,000         9,791,178       0.60%
 50              2000 Bering Office Building                                 9,700,000         9,672,771       0.59%
 51              363 East 76th Street Corporation                            9,000,000         9,000,000       0.55%
 52              Bon Aire Residents, Inc.                                    9,000,000         8,967,736       0.55%
 53              635 Madison Avenue                                          8,900,000         8,851,724       0.54%
 54              Brays Village Apartments                                    8,850,000         8,832,088       0.54%
 55              Calvert Village Shopping Center                             8,750,000         8,725,039       0.53%
 56              Maplewood & Merry Meeting MHC                               8,600,000         8,561,702       0.52%
 57              Holiday Inn Express - Manchester, NH                        8,500,000         8,465,538       0.52%
 58              Hampton Inn Greensboro Airport                              8,300,000         8,275,928       0.51%
 59              The Columns at Chicopee                                     8,250,000         8,250,000       0.50%
 60              Foxcroft Mobile Home Community                              8,100,000         8,025,509       0.49%
 61              Sutton Owners Corporation                                   8,000,000         8,000,000       0.49%
 62              Seven Hills                                                 8,000,000         7,991,952       0.49%
 63              One North Shore Center                                      7,500,000         7,492,937       0.46%
 64              Todd Lofts at Hermitage                                     7,400,000         7,377,356       0.45%
 65              Clay Creek                                                  7,000,000         7,000,000       0.43%
 66              Olde Towne Apartments                                       7,000,000         6,986,435       0.43%
 67              Worthington Ridge Apartments                                7,000,000         6,967,589       0.43%
 68              Quality Suites Universal                                    6,800,000         6,772,739       0.41%
 69              Arapahoe & Holly Self Storage                               6,500,000         6,485,402       0.40%
 70              Watertown Crossing Office Building                          6,300,000         6,300,000       0.38%
 71              Sunridge Plaza Phase I                                      6,250,000         6,237,513       0.38%
 72              Clear Creek                                                 6,000,000         6,000,000       0.37%
 73              6650 Sugarloaf Parkway Office Building                      6,000,000         5,994,293       0.37%
 74              North Court Shoppes                                         5,850,000         5,823,656       0.36%
 75              State Street Center                                         5,827,500         5,801,789       0.35%

                                                                        ORIGINATION     REMAINING      ORIGINAL        REMAINING
                                                                       AMORTIZATION   AMORTIZATION     TERM TO          TERM TO
                                                                           TERM           TERM         MATURITY         MATURITY
  #    CROSSED   LOAN NAME                                               (MONTHS)       (MONTHS)     (MONTHS) (2)   (MONTHS) (1) (2)
  -    -------   ---------                                               --------       --------     ------------   ----------------
  1              San Diego Office Park                                 Interest Only  Interest Only      120              118
  2              Southland Center Mall                                      360            357            60               57
  3              80-90 Maiden Lane                                          360            360           120              118
  4      (A)     Billerica Bldg #3-6                                        360            360            60               60
  5      (A)     31 Milk Street (Floors 2-11)                               360            360            60               60
  6      (A)     Chicopee Big Y                                             360            360            60               60
  7      (A)     Billerica Bldg #2                                          360            360            60               60
  8      (A)     Billerica Bldg #7                                          360            360            60               60
  9      (A)     31 Milk St (USPS)                                          360            360            60               60
 10              Och Ziff Portfolio                                         300            300            84               83
 11              Villages at Montpelier                                     360            360           120              117
 12              Reyes Cold Storage Portfolio                               300            296           120              116
 13              2000 West Loop South Office Building                       360            360           120              119
 14              Peakview Tower                                        Interest Only  Interest Only      120              118
 15              Square-Arch Realty Corp.                                   480            480           120              118
 16              Countryside Centre                                         360            360            85               85
 17              Champaign Student Housing                                  360            356           120              116
 18              Center of Winter Park                                      360            357           120              117
 19              The Howard Owners, Inc.                                    480            477           120              117
 20              Mesa Shopping Center                                       360            360           120              119
 21              Bexley at Concord Mills Apartments                         360            360           120              119
 22              Bexley at Providence                                       360            360           120              119
 23              Longford Plaza                                             360            360           121              121
 24              Auburn & Grant Avenue Plaza Portfolio                      360            360           120              117
 25              Pinetree & Lakeside Portfolio                         Interest Only  Interest Only       60               59
 26              Chason Ridge Apartments                                    360            360           120              120
 27              Westside Shopping Center                                   300            300           120              120
 28              Broadwater                                                 360            360            84               83
 29              Ascot Point Village Apartments                             360            359           120              119
 30              Paces Watch Apartments                                     360            360           120              120
 31              Verizon Wireless Chandler                                  360            360           120              117
 32              Tri-Pointe Plaza                                           360            360           120              118
 33              Summer Bend Apartments                                     360            359           120              119
 34              Bank of America Center - Naples                            360            360           120              120
 35              Buckingham Village Apartments                              360            360            60               56
 36              Residence Inn - Scottsdale North                           300            300           121              121
 37      (B)     Irmas & Gold - Oakwood Plaza                               360            358           120              118
 38      (B)     Irmas & Gold -Arrowhead Lakes                              360            358           120              118
 39      (B)     Irmas & Gold -Hobby Lobby                                  360            358           120              118
 40              Lakeview Townhomes                                    Interest Only  Interest Only       60               59
 41              Kew Gardens Hills Apartment Owners, Inc.                   480            475           180              175
 42              Warminster Heights Home Ownership Association, Inc.        360            360           120              120
 43              University Park                                            360            360           120              119
 44              200 East 16th Street Housing Corporation                   360            355           120              115
 45              Longwood Village                                           360            360           120              119
 46              Washington Square Plaza                                    360            360           121              118
 47              Hunter's Run Centre                                        360            360           120              118
 48              Waverly Place Apartments                                   360            360           121              120
 49              KD Moore Portfolio                                         360            359           120              119
 50              2000 Bering Office Building                                360            357           120              117
 51              363 East 76th Street Corporation                      Interest only  Interest Only      120              115
 52              Bon Aire Residents, Inc.                                   480            474           180              174
 53              635 Madison Avenue                                         360            355           120              115
 54              Brays Village Apartments                                   360            358           120              118
 55              Calvert Village Shopping Center                            360            357           120              117
 56              Maplewood & Merry Meeting MHC                              360            356           120              116
 57              Holiday Inn Express - Manchester, NH                       360            356            60               56
 58              Hampton Inn Greensboro Airport                             300            298           120              118
 59              The Columns at Chicopee                                    360            360            84               83
 60              Foxcroft Mobile Home Community                             240            236           240              236
 61              Sutton Owners Corporation                             Interest only  Interest Only      120              116
 62              Seven Hills                                                360            359           120              119
 63              One North Shore Center                                     360            359           120              119
 64              Todd Lofts at Hermitage                                    360            357           120              117
 65              Clay Creek                                                 360            360            60               57
 66              Olde Towne Apartments                                      360            358           120              118
 67              Worthington Ridge Apartments                               360            356           121              117
 68              Quality Suites Universal                                   300            297           120              117
 69              Arapahoe & Holly Self Storage                              360            358           120              118
 70              Watertown Crossing Office Building                         360            360           121              117
 71              Sunridge Plaza Phase I                                     360            358           120              118
 72              Clear Creek                                                360            360            61               59
 73              6650 Sugarloaf Parkway Office Building                     360            359           120              119
 74              North Court Shoppes                                        360            356           120              116
 75              State Street Center                                        360            356           120              116

                                                                       INITIAL
                                                                       INTEREST
                                                                         ONLY     MORTGAGE                               FIRST
                                                                        PERIOD    INTEREST            MONTHLY           PAYMENT
  #    CROSSED   LOAN NAME                                             (MONTHS)     RATE            PAYMENT (3)          DATE
  -    -------   ---------                                             --------     ----            -----------          ----
  1              San Diego Office Park                                   120       5.700%           $   640,524        5/11/2005
  2              Southland Center Mall                                     0       4.973%               620,765        4/5/2005
  3              80-90 Maiden Lane                                        24       5.450%               525,130        5/11/2005
  4      (A)     Billerica Bldg #3-6                                      12       5.310%               101,846        7/1/2005
  5      (A)     31 Milk Street (Floors 2-11)                             12       5.310%                89,765        7/1/2005
  6      (A)     Chicopee Big Y                                           12       5.310%                36,469        7/1/2005
  7      (A)     Billerica Bldg #2                                        12       5.310%                35,579        7/1/2005
  8      (A)     Billerica Bldg #7                                        12       5.310%                26,684        7/1/2005
  9      (A)     31 Milk St (USPS)                                        12       5.310%                13,970        7/1/2005
 10              Och Ziff Portfolio                                       60       5.785%               334,080        6/11/2005
 11              Villages at Montpelier                                   24       5.285% (8)           240,459 (11)   4/11/2005
 12              Reyes Cold Storage Portfolio                              0       5.147% (9), (10)     233,142 (12)   3/11/2005
 13              2000 West Loop South Office Building                     36       5.640%               204,694        6/1/2005
 14              Peakview Tower                                          120       5.590%               155,860        5/11/2005
 15              Square-Arch Realty Corp.                                 24       5.240%               154,442        5/1/2005
 16              Countryside Centre                                       25 (7)   5.240%               151,686        7/1/2005 (7)
 17              Champaign Student Housing                                 0       5.250%               151,856        3/11/2005
 18              Center of Winter Park                                     0       5.310%               133,422        4/11/2005
 19              The Howard Owners, Inc.                                   0       5.110%               108,734        4/1/2005
 20              Mesa Shopping Center                                     24       5.450%               123,321        6/11/2005
 21              Bexley at Concord Mills Apartments                       60       5.500%               121,507        6/11/2005
 22              Bexley at Providence                                     24       5.150%               116,031        6/11/2005
 23              Longford Plaza                                           25 (7)   5.000%                99,634        7/1/2005 (7)
 24              Auburn & Grant Avenue Plaza Portfolio                    12       5.160%                95,116        4/11/2005
 25              Pinetree & Lakeside Portfolio                            60       5.350%                76,844        6/11/2005
 26              Chason Ridge Apartments                                  36       5.210%                85,208        7/11/2005
 27              Westside Shopping Center                                  0       5.740%                94,275        7/1/2005
 28              Broadwater                                               24       5.500%                85,168        6/1/2005
 29              Ascot Point Village Apartments                            0       5.230%                82,645        6/11/2005
 30              Paces Watch Apartments                                   36       5.310%                82,972        7/11/2005
 31              Verizon Wireless Chandler                                36       5.430%                82,821        4/11/2005
 32              Tri-Pointe Plaza                                         48       5.470%                82,623        5/11/2005
 33              Summer Bend Apartments                                    0       5.273%                76,950        6/11/2005
 34              Bank of America Center - Naples                          60       5.510%                76,736        7/1/2005
 35              Buckingham Village Apartments                            24       5.490%                73,731        3/11/2005
 36              Residence Inn - Scottsdale North                         37 (7)   5.540%                74,594        7/1/2005 (7)
 37      (B)     Irmas & Gold - Oakwood Plaza                              0       5.360%                25,073        5/11/2005
 38      (B)     Irmas & Gold -Arrowhead Lakes                             0       5.360%                21,467        5/11/2005
 39      (B)     Irmas & Gold -Hobby Lobby                                 0       5.360%                21,243        5/11/2005
 40              Lakeview Townhomes                                       60       5.080%                51,506        6/11/2005
 41              Kew Gardens Hills Apartment Owners, Inc.                  0       5.330%                61,111        2/1/2005
 42              Warminster Heights Home Ownership Association, Inc.       0       5.600%                67,742        7/1/2005
 43              University Park                                          36       5.460%                66,025        6/11/2005
 44              200 East 16th Street Housing Corporation                  0       5.170%                60,687        2/1/2005
 45              Longwood Village                                         12       5.760%                62,510        6/11/2005
 46              Washington Square Plaza                                  24       5.770%                60,824        4/11/2005
 47              Hunter's Run Centre                                      24       5.170%                56,368        5/11/2005
 48              Waverly Place Apartments                                 36       5.310%                56,482        6/11/2005
 49              KD Moore Portfolio                                        0       5.680%                56,755        6/11/2005
 50              2000 Bering Office Building                               0       5.780%                56,792        4/11/2005
 51              363 East 76th Street Corporation                        120       5.380%                40,350        2/1/2005
 52              Bon Aire Residents, Inc.                                  0       5.400%                46,266        1/1/2005
 53              635 Madison Avenue                                        0       5.450%                50,254        2/1/2005
 54              Brays Village Apartments                                  0       5.540%                50,472        5/11/2005
 55              Calvert Village Shopping Center                           0       5.710%                50,841        4/11/2005
 56              Maplewood & Merry Meeting MHC                             0       5.450%                48,560        3/11/2005
 57              Holiday Inn Express - Manchester, NH                      0       5.950%                50,689        3/11/2005
 58              Hampton Inn Greensboro Airport                            0       5.640%                51,666        5/11/2005
 59              The Columns at Chicopee                                  24       5.000%                44,288        6/11/2005
 60              Foxcroft Mobile Home Community                            0       5.550%                55,948        3/11/2005
 61              Sutton Owners Corporation                               120       5.220%                35,283        3/1/2005
 62              Seven Hills                                               0       5.230%                44,077        6/1/2005
 63              One North Shore Center                                    0       5.500%                42,584        6/1/2005
 64              Todd Lofts at Hermitage                                   0       5.400%                41,553        4/11/2005
 65              Clay Creek                                               24       5.470%                39,614        4/11/2005
 66              Olde Towne Apartments                                     0       5.740%                40,806        5/11/2005
 67              Worthington Ridge Apartments                              0       5.240%                38,611        3/11/2005
 68              Quality Suites Universal                                  0       6.010%                43,854        4/11/2005
 69              Arapahoe & Holly Self Storage                             0       5.050%                35,092        5/11/2005
 70              Watertown Crossing Office Building                       12       5.410%                35,416        3/11/2005
 71              Sunridge Plaza Phase I                                    0       5.600%                35,880        5/11/2005
 72              Clear Creek                                              24       5.540%                34,218        5/11/2005
 73              6650 Sugarloaf Parkway Office Building                    0       5.460%                33,917        6/11/2005
 74              North Court Shoppes                                       0       5.390%                32,813        3/11/2005
 75              State Street Center                                       0       5.500%                33,088        3/11/2005

                                                                       MATURITY               PREPAYMENT PROVISION
  #    CROSSED   LOAN NAME                                               DATE      ARD (4)    AS OF ORIGINATION (5)
  -    -------   ---------                                               ----      -------    ---------------------
  1              San Diego Office Park                                 4/11/2015     N/A      Lock/116_0.0%/4
  2              Southland Center Mall                                 3/5/2010      N/A      Lock/53_0.0%/7
  3              80-90 Maiden Lane                                     4/11/2015     N/A      Lock/116_0.0%/4
  4      (A)     Billerica Bldg #3-6                                   6/1/2010      N/A      Lock/56_0.0%/4
  5      (A)     31 Milk Street (Floors 2-11)                          6/1/2010      N/A      Lock/56_0.0%/4
  6      (A)     Chicopee Big Y                                        6/1/2010      N/A      Lock/56_0.0%/4
  7      (A)     Billerica Bldg #2                                     6/1/2010      N/A      Lock/56_0.0%/4
  8      (A)     Billerica Bldg #7                                     6/1/2010      N/A      Lock/56_0.0%/4
  9      (A)     31 Milk St (USPS)                                     6/1/2010      N/A      Lock/56_0.0%/4
 10              Och Ziff Portfolio                                    5/11/2012     N/A      Lock/77_0.0%/7
 11              Villages at Montpelier                                3/11/2015     N/A      Lock/116_0.0%/4
 12              Reyes Cold Storage Portfolio                          2/11/2015     N/A      Lock/116_0.0%/4
 13              2000 West Loop South Office Building                  5/1/2015      N/A      Lock/116_0.0%/4
 14              Peakview Tower                                        4/11/2015     N/A      Lock/117_0.0%/3
 15              Square-Arch Realty Corp.                              4/1/2015      N/A      Lock/116_0.0%/4
 16              Countryside Centre                                    7/1/2012      N/A      Lock/81_0.0%/4
 17              Champaign Student Housing                             2/11/2015     N/A      Lock/117_0.0%/3
 18              Center of Winter Park                                 3/11/2015     N/A      Lock/116_0.0%/4
 19              The Howard Owners, Inc.                               3/1/2015      N/A      Lock/84_YM/32_0.0%/4
 20              Mesa Shopping Center                                  5/11/2015     N/A      Lock/114_0.0%/6
 21              Bexley at Concord Mills Apartments                    5/11/2015     N/A      Lock/114_0.0%/6
 22              Bexley at Providence                                  5/11/2015     N/A      Lock/114_0.0%/6
 23              Longford Plaza                                        7/1/2015      N/A      Lock/36_YM1/81_0.0%/4
 24              Auburn & Grant Avenue Plaza Portfolio                 3/11/2015     N/A      Lock/117_0.0%/3
 25              Pinetree & Lakeside Portfolio                         5/11/2010     N/A      Lock/57_0.0%/3
 26              Chason Ridge Apartments                               6/11/2015     N/A      Lock/117_0.0%/3
 27              Westside Shopping Center                              6/1/2015      N/A      Lock/116_0.0%/4
 28              Broadwater                                            5/1/2012      N/A      Lock/59_YM1/21_0.0%/4
 29              Ascot Point Village Apartments                        5/11/2015     N/A      Lock/117_0.0%/3
 30              Paces Watch Apartments                                6/11/2015     N/A      Lock/117_0.0%/3
 31              Verizon Wireless Chandler                             3/11/2015     N/A      Lock/27_YM1/90_0.0%/3
 32              Tri-Pointe Plaza                                      4/11/2015     N/A      Lock/117_0.0%/3
 33              Summer Bend Apartments                                5/11/2015     N/A      Lock/117_0.0%/3
 34              Bank of America Center - Naples                       6/1/2015      N/A      Lock/116_0.0%/4
 35              Buckingham Village Apartments                         2/11/2010     N/A      Lock/54_0.0%/6
 36              Residence Inn - Scottsdale North                      7/1/2015      N/A      Lock/117_0.0%/4
 37      (B)     Irmas & Gold - Oakwood Plaza                          4/11/2015     N/A      Lock/117_0.0%/3
 38      (B)     Irmas & Gold -Arrowhead Lakes                         4/11/2015     N/A      Lock/117_0.0%/3
 39      (B)     Irmas & Gold -Hobby Lobby                             4/11/2015     N/A      Lock/117_0.0%/3
 40              Lakeview Townhomes                                    5/11/2010     N/A      Lock/54_0.0%/6
 41              Kew Gardens Hills Apartment Owners, Inc.              1/1/2020      N/A      Lock/120_YM/56_0.0%/4
 42              Warminster Heights Home Ownership Association, Inc.   6/1/2015      N/A      Lock/102_2.0%/14_0.0%/4
 43              University Park                                       5/11/2015     N/A      Lock/117_0.0%/3
 44              200 East 16th Street Housing Corporation              1/1/2015      N/A      Lock/116_0.0%/4
 45              Longwood Village                                      5/11/2015     N/A      Lock/117_0.0%/3
 46              Washington Square Plaza                               4/11/2015     N/A      Lock/115_0.0%/6
 47              Hunter's Run Centre                                   4/11/2015     N/A      Lock/117_0.0%/3
 48              Waverly Place Apartments                              6/11/2015     N/A      Lock/118_0.0%/3
 49              KD Moore Portfolio                                    5/11/2015     N/A      Lock/117_0.0%/3
 50              2000 Bering Office Building                           3/11/2015     N/A      Lock/117_0.0%/3
 51              363 East 76th Street Corporation                      1/1/2015      N/A      Lock/102_2.0%/14_0.0%/4
 52              Bon Aire Residents, Inc.                              12/1/2019     N/A      YM/173_0.0%/7
 53              635 Madison Avenue                                    1/1/2015      N/A      Lock/116_0.0%/4
 54              Brays Village Apartments                              4/11/2015     N/A      Lock/117_0.0%/3
 55              Calvert Village Shopping Center                       3/11/2015     N/A      Lock/117_0.0%/3
 56              Maplewood & Merry Meeting MHC                         2/11/2015     N/A      Lock/117_0.0%/3
 57              Holiday Inn Express - Manchester, NH                  2/11/2010     N/A      Lock/57_0.0%/3
 58              Hampton Inn Greensboro Airport                        4/11/2015     N/A      Lock/117_0.0%/3
 59              The Columns at Chicopee                               5/11/2012     N/A      Lock/78_0.0%/6
 60              Foxcroft Mobile Home Community                        2/11/2025     N/A      Lock/234_0.0%/6
 61              Sutton Owners Corporation                             2/1/2015      N/A      Lock/102_2.0%/14_0.0%/4
 62              Seven Hills                                           5/1/2015      N/A      Lock/23_YM1/93_0.0%/4
 63              One North Shore Center                                5/1/2015      N/A      Lock/35_YM1/81_0.0%/4
 64              Todd Lofts at Hermitage                               3/11/2015     N/A      Lock/117_0.0%/3
 65              Clay Creek                                            3/11/2010     N/A      Lock/54_0.0%/6
 66              Olde Towne Apartments                                 4/11/2015     N/A      Lock/117_0.0%/3
 67              Worthington Ridge Apartments                          3/11/2015     N/A      Lock/118_0.0%/3
 68              Quality Suites Universal                              3/11/2030  3/11/2015   Lock/117_0.0%/3
 69              Arapahoe & Holly Self Storage                         4/11/2015     N/A      Lock/117_0.0%/3
 70              Watertown Crossing Office Building                    3/11/2015     N/A      Lock/118_0.0%/3
 71              Sunridge Plaza Phase I                                4/11/2015     N/A      Lock/117_0.0%/3
 72              Clear Creek                                           5/11/2010     N/A      Lock/55_0.0%/6
 73              6650 Sugarloaf Parkway Office Building                5/11/2015     N/A      Lock/116_0.0%/4
 74              North Court Shoppes                                   2/11/2015     N/A      Lock/117_0.0%/3
 75              State Street Center                                   2/11/2015     N/A      Lock/114_0.0%/6

                                                                       DEFEASANCE
  #    CROSSED   LOAN NAME                                             OPTION (6)
  -    -------   ---------                                             ----------
  1              San Diego Office Park                                     Yes
  2              Southland Center Mall                                     Yes
  3              80-90 Maiden Lane                                         Yes
  4      (A)     Billerica Bldg #3-6                                       Yes
  5      (A)     31 Milk Street (Floors 2-11)                              Yes
  6      (A)     Chicopee Big Y                                            Yes
  7      (A)     Billerica Bldg #2                                         Yes
  8      (A)     Billerica Bldg #7                                         Yes
  9      (A)     31 Milk St (USPS)                                         Yes
 10              Och Ziff Portfolio                                        Yes
 11              Villages at Montpelier                                    Yes
 12              Reyes Cold Storage Portfolio                              Yes
 13              2000 West Loop South Office Building                      Yes
 14              Peakview Tower                                            Yes
 15              Square-Arch Realty Corp.                                  Yes
 16              Countryside Centre                                        Yes
 17              Champaign Student Housing                                 Yes
 18              Center of Winter Park                                     Yes
 19              The Howard Owners, Inc.                                   No
 20              Mesa Shopping Center                                      Yes
 21              Bexley at Concord Mills Apartments                        Yes
 22              Bexley at Providence                                      Yes
 23              Longford Plaza                                            No
 24              Auburn & Grant Avenue Plaza Portfolio                     Yes
 25              Pinetree & Lakeside Portfolio                             Yes
 26              Chason Ridge Apartments                                   Yes
 27              Westside Shopping Center                                  Yes
 28              Broadwater                                                No
 29              Ascot Point Village Apartments                            Yes
 30              Paces Watch Apartments                                    Yes
 31              Verizon Wireless Chandler                                 No
 32              Tri-Pointe Plaza                                          Yes
 33              Summer Bend Apartments                                    Yes
 34              Bank of America Center - Naples                           Yes
 35              Buckingham Village Apartments                             Yes
 36              Residence Inn - Scottsdale North                          Yes
 37      (B)     Irmas & Gold - Oakwood Plaza                              Yes
 38      (B)     Irmas & Gold -Arrowhead Lakes                             Yes
 39      (B)     Irmas & Gold -Hobby Lobby                                 Yes
 40              Lakeview Townhomes                                        Yes
 41              Kew Gardens Hills Apartment Owners, Inc.                  No
 42              Warminster Heights Home Ownership Association, Inc.       No
 43              University Park                                           Yes
 44              200 East 16th Street Housing Corporation                  Yes
 45              Longwood Village                                          Yes
 46              Washington Square Plaza                                   Yes
 47              Hunter's Run Centre                                       Yes
 48              Waverly Place Apartments                                  Yes
 49              KD Moore Portfolio                                        Yes
 50              2000 Bering Office Building                               Yes
 51              363 East 76th Street Corporation                          No
 52              Bon Aire Residents, Inc.                                  No
 53              635 Madison Avenue                                        Yes
 54              Brays Village Apartments                                  Yes
 55              Calvert Village Shopping Center                           Yes
 56              Maplewood & Merry Meeting MHC                             Yes
 57              Holiday Inn Express - Manchester, NH                      Yes
 58              Hampton Inn Greensboro Airport                            Yes
 59              The Columns at Chicopee                                   Yes
 60              Foxcroft Mobile Home Community                            Yes
 61              Sutton Owners Corporation                                 No
 62              Seven Hills                                               No
 63              One North Shore Center                                    No
 64              Todd Lofts at Hermitage                                   Yes
 65              Clay Creek                                                Yes
 66              Olde Towne Apartments                                     Yes
 67              Worthington Ridge Apartments                              Yes
 68              Quality Suites Universal                                  Yes
 69              Arapahoe & Holly Self Storage                             Yes
 70              Watertown Crossing Office Building                        Yes
 71              Sunridge Plaza Phase I                                    Yes
 72              Clear Creek                                               Yes
 73              6650 Sugarloaf Parkway Office Building                    Yes
 74              North Court Shoppes                                       Yes
 75              State Street Center                                       Yes

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                          PERCENTAGE OF
                                                                           ORIGINAL       CUT-OFF DATE      INITIAL
                                                                          PRINCIPAL         PRINCIPAL       MORTGAGE
  #    CROSSED   LOAN NAME                                                 BALANCE         BALANCE (1)    POOL BALANCE
  -    -------   ---------                                                 -------         -----------    ------------
 76              Hampton Inn - Lincoln, NE                             $     5,800,000   $     5,776,662       0.35%
 77              Warrenville Office Center                                   5,520,000         5,520,000       0.34%
 78              105 Atlantic Avenue                                         5,500,000         5,495,036       0.34%
 79              Huntwick Village Shopping Center                            5,315,000         5,315,000       0.32%
 80              Deer Creek Marketplace Shops                                5,280,000         5,280,000       0.32%
 81              Twyckingham Apartments                                      5,225,000         5,209,012       0.32%
 82              Residence Inn North - Colorado Springs                      5,200,000         5,200,000       0.32%
 83              Parkview Plaza Shopping Center                              5,120,000         5,104,542       0.31%
 84              Commons at Thornbury                                        5,100,000         5,100,000       0.31%
 85              Wells Cargo Self Storage                                    5,100,000         5,100,000       0.31%
 86              Poulsbo Village Phase I                                     5,100,000         5,095,386       0.31%
 87              Village Square Townhomes                                    5,070,000         5,070,000       0.31%
 88              The Netzow Building                                         4,800,000         4,800,000       0.29%
 89              Sterling Court Apartments                                   4,800,000         4,800,000       0.29%
 90              English Garden Townhomes                                    4,800,000         4,795,321       0.29%
 91      (C)     1101 San Julian Street                                      2,900,000         2,894,319       0.18%
 92      (C)     1115 South Wall Street                                      1,900,000         1,896,278       0.12%
 93              Courtyard - Colorado Springs                                4,750,000         4,750,000       0.29%
 94              Quebec Highlands Shopping Center                            4,725,000         4,725,000       0.29%
 95              Highland Terrace Owners Corp.                               4,700,000         4,671,372       0.29%
 96              Westwood Commons                                            4,630,000         4,619,966       0.28%
 97              Derry Court, LLC                                            4,600,000         4,579,968       0.28%
 98              Gateway Plaza Shopping Center                               4,450,000         4,445,912       0.27%
 99              Lexington Square Townhouses, Inc.                           4,332,422         4,315,139       0.26%
 100             Transgroup Building                                         4,275,000         4,271,325       0.26%
 101             Shantara Plaza II                                           4,200,000         4,192,018       0.26%
 102             Lincoln Plaza                                               4,200,000         4,187,033       0.26%
 103             University of Phoenix Building                              4,160,000         4,160,000       0.25%
 104             Lenox Square                                                4,100,000         4,096,383       0.25%
 105             University Towne Center                                     4,100,000         4,081,791       0.25%
 106             411 East 57th Corporation                                   4,050,000         4,050,000       0.25%
 107             Pine Grove Shopping Center                                  4,000,000         3,992,333       0.24%
 108             Steeple Chase Apartments                                    3,868,000         3,868,000       0.24%
 109             Northline Point Apartments                                  3,850,000         3,846,392       0.23%
 110             Fishers Gateway Shops                                       3,700,000         3,700,000       0.23%
 111             Riverside Center                                            3,700,000         3,700,000       0.23%
 112             2100-2120 Wallace Avenue Owners Corp.                       3,600,000         3,594,545       0.22%
 113             The Heritage Apartments                                     3,470,000         3,470,000       0.21%
 114             Aptos Knoll Mobile Home Park                                3,380,000         3,365,662       0.21%
 115             Saloom III                                                  3,300,000         3,294,423       0.20%
 116             Fleetridge Owners, Inc.                                     3,300,000         3,289,727       0.20%
 117             Cross Bay Cooperative Corp.                                 3,250,000         3,201,662       0.20%
 118             Fremont Court Apartments                                    3,200,000         3,200,000       0.20%
 119             7 West 96th Street Corporation                              3,200,000         3,200,000       0.20%
 120             79 West 12th Street Corp.                                   3,200,000         3,200,000       0.20%
 121             J.D. Mini Storage                                           3,200,000         3,193,621       0.20%
 122             Dollar Self Storage - Mesa                                  3,176,000         3,173,227       0.19%
 123             Benco Mini Storage                                          3,112,000         3,103,381       0.19%
 124             Ram Plaza                                                   3,100,000         3,100,000       0.19%
 125             University Square                                           3,100,000         3,094,404       0.19%
 126             Sulgrave Owners Corp.                                       3,095,000         3,085,014       0.19%
 127             Harry Silver Housing Company, Inc.                          3,000,000         2,992,352       0.18%
 128             Clarksville Multi Properties                                2,875,000         2,862,005       0.17%
 129             Varsity Apartments                                          2,800,000         2,797,277       0.17%
 130             Buckridge At Southport Apartments                           2,730,000         2,721,439       0.17%
 131             Gramercy Arms Corp.                                         2,650,000         2,650,000       0.16%
 132             320 West 76 Corp.                                           2,630,000         2,627,859       0.16%
 133             Seville Apartments                                          2,550,000         2,538,602       0.16%
 134             Ventura Boulevard                                           2,500,000         2,497,587       0.15%
 135             Wychwood Owners Corp.                                       2,350,000         2,343,233       0.14%
 136             Westgate Center                                             2,300,000         2,283,752       0.14%
 137             Chalet Apartments                                           2,200,000         2,200,000       0.13%
 138             Lofts on College                                            2,160,000         2,157,976       0.13%
 139             Centennial Marketplace                                      2,010,000         2,010,000       0.12%
 140             Applecreek and Orchard Tree Apartments                      1,860,000         1,856,717       0.11%
 141             Westwood Ridge Apartments                                   1,800,000         1,796,685       0.11%
 142             Wolf Store Retail Park                                      1,800,000         1,796,685       0.11%
 143             830-832/834 Broadway Owner's Corporation                    1,750,000         1,750,000       0.11%
 144             South Carrier Shopping Center                               1,750,000         1,748,437       0.11%
 145             Nimage Enterprises LLC                                      1,700,000         1,698,438       0.10%
 146             52 Riverside Drive Owners Corp.                             1,700,000         1,696,251       0.10%
 147             Cheshire Bridge Retail Center                               1,650,000         1,650,000       0.10%
 148             Walgreens at Marshfield                                     1,650,000         1,646,746       0.10%
 149             Tucson Mobile Home Park Portfolio                           1,635,000         1,630,516       0.10%
 150             Prescott Airpark                                            1,600,000         1,600,000       0.10%
 151             Star Vale Mobile Home Park                                  1,600,000         1,598,610       0.10%
 152             Cobbham Oaks Apartments                                     1,600,000         1,598,508       0.10%
 153             Seminole Professional Center                                1,600,000         1,597,748       0.10%

                                                                        ORIGINATION     REMAINING      ORIGINAL        REMAINING
                                                                       AMORTIZATION   AMORTIZATION     TERM TO          TERM TO
                                                                           TERM           TERM         MATURITY         MATURITY
  #    CROSSED   LOAN NAME                                               (MONTHS)       (MONTHS)     (MONTHS) (2)   (MONTHS) (1) (2)
  -    -------   ---------                                               --------       --------     ------------   ----------------
 76              Hampton Inn - Lincoln, NE                                  360            356           120              116
 77              Warrenville Office Center                                  360            360           121              119
 78              105 Atlantic Avenue                                        360            359           120              119
 79              Huntwick Village Shopping Center                           360            360           120              120
 80              Deer Creek Marketplace Shops                               360            360           121              121
 81              Twyckingham Apartments                                     360            357            84               81
 82              Residence Inn North - Colorado Springs                     300            300           121              121
 83              Parkview Plaza Shopping Center                             360            357           120              117
 84              Commons at Thornbury                                       336            336           120              118
 85              Wells Cargo Self Storage                                   360            360           120              120
 86              Poulsbo Village Phase I                                    360            359           120              119
 87              Village Square Townhomes                                   360            360           121              120
 88              The Netzow Building                                        360            360           120              118
 89              Sterling Court Apartments                             Interest Only  Interest Only       60               56
 90              English Garden Townhomes                                   360            359           120              119
 91      (C)     1101 San Julian Street                                     360            358           120              118
 92      (C)     1115 South Wall Street                                     360            358           120              118
 93              Courtyard - Colorado Springs                               300            300           121              121
 94              Quebec Highlands Shopping Center                           360            360           121              118
 95              Highland Terrace Owners Corp.                              360            355           120              115
 96              Westwood Commons                                           360            358           119              117
 97              Derry Court, LLC                                           360            356           120              116
 98              Gateway Plaza Shopping Center                              360            359           120              119
 99              Lexington Square Townhouses, Inc.                          360            356           180              176
 100             Transgroup Building                                        360            359           120              119
 101             Shantara Plaza II                                          252            251           120              119
 102             Lincoln Plaza                                              360            357           121              118
 103             University of Phoenix Building                             360            360            60               60
 104             Lenox Square                                               360            359           120              119
 105             University Towne Center                                    300            297           121              118
 106             411 East 57th Corporation                             Interest only  Interest Only      120              115
 107             Pine Grove Shopping Center                                 360            358           120              118
 108             Steeple Chase Apartments                                   360            360           121              121
 109             Northline Point Apartments                                 360            359           120              119
 110             Fishers Gateway Shops                                      360            360           181              178
 111             Riverside Center                                           360            360           122              118
 112             2100-2120 Wallace Avenue Owners Corp.                      480            477           120              117
 113             The Heritage Apartments                                    360            360           121              120
 114             Aptos Knoll Mobile Home Park                               360            356           121              117
 115             Saloom III                                                 360            358           120              118
 116             Fleetridge Owners, Inc.                                    480            475           120              115
 117             Cross Bay Cooperative Corp.                                300            289           300              289
 118             Fremont Court Apartments                                   360            360           119              118
 119             7 West 96th Street Corporation                        Interest only  Interest Only      120              115
 120             79 West 12th Street Corp.                             Interest only  Interest Only      120              117
 121             J.D. Mini Storage                                          360            358           120              118
 122             Dollar Self Storage - Mesa                                 360            359           120              119
 123             Benco Mini Storage                                         300            298           122              120
 124             Ram Plaza                                                  360            360           120              117
 125             University Square                                          360            358           115              113
 126             Sulgrave Owners Corp.                                      420            416           120              116
 127             Harry Silver Housing Company, Inc.                         480            475           120              115
 128             Clarksville Multi Properties                               360            356           120              116
 129             Varsity Apartments                                         360            359           120              119
 130             Buckridge At Southport Apartments                          360            357           120              117
 131             Gramercy Arms Corp.                                        480            480           120              120
 132             320 West 76 Corp.                                          720            715           180              175
 133             Seville Apartments                                         360            356           120              116
 134             Ventura Boulevard                                          360            359           120              119
 135             Wychwood Owners Corp.                                      480            475           180              175
 136             Westgate Center                                            180            178           180              178
 137             Chalet Apartments                                          360            360           120              119
 138             Lofts on College                                           360            359           120              119
 139             Centennial Marketplace                                     360            360           121              118
 140             Applecreek and Orchard Tree Apartments                     360            358           120              118
 141             Westwood Ridge Apartments                                  360            358           120              118
 142             Wolf Store Retail Park                                     360            358           120              118
 143             830-832/834 Broadway Owner's Corporation              Interest only  Interest Only      120              117
 144             South Carrier Shopping Center                              360            359           120              119
 145             Nimage Enterprises LLC                                     360            359           120              119
 146             52 Riverside Drive Owners Corp.                            480            476           180              176
 147             Cheshire Bridge Retail Center                              300            300           120              117
 148             Walgreens at Marshfield                                    360            358           120              118
 149             Tucson Mobile Home Park Portfolio                          360            357           120              117
 150             Prescott Airpark                                           360            360           120              120
 151             Star Vale Mobile Home Park                                 360            359           120              119
 152             Cobbham Oaks Apartments                                    360            359           120              119
 153             Seminole Professional Center                               300            299           120              119

                                                                       INITIAL
                                                                       INTEREST
                                                                         ONLY     MORTGAGE                              FIRST
                                                                        PERIOD    INTEREST           MONTHLY           PAYMENT
  #    CROSSED   LOAN NAME                                             (MONTHS)     RATE           PAYMENT (3)          DATE
  -    -------   ---------                                             --------     ----           -----------          ----
 76              Hampton Inn - Lincoln, NE                                 0       5.990%          $    34,737        3/11/2005
 77              Warrenville Office Center                                24       5.230%               30,413        5/11/2005
 78              105 Atlantic Avenue                                       0       5.670%               31,818        6/11/2005
 79              Huntwick Village Shopping Center                         24       5.680%               30,781        7/11/2005
 80              Deer Creek Marketplace Shops                              1 (7)   5.700%               30,645        7/1/2005 (7)
 81              Twyckingham Apartments                                    0       5.400%               29,340        4/11/2005
 82              Residence Inn North - Colorado Springs                   37 (7)   5.540%               32,057        7/1/2005 (7)
 83              Parkview Plaza Shopping Center                            0       5.460%               28,942        4/11/2005
 84              Commons at Thornbury                                     24       5.930%               31,147        5/11/2005
 85              Wells Cargo Self Storage                                  0       5.760%               29,795        7/1/2005
 86              Poulsbo Village Phase I                                   0       5.660%               29,471        6/1/2005
 87              Village Square Townhomes                                 24       5.550%               28,946        6/11/2005
 88              The Netzow Building                                      24       5.600%               27,556        5/11/2005
 89              Sterling Court Apartments                                60       5.740%               23,279        3/11/2005
 90              English Garden Townhomes                                  0       5.360%               26,834        6/1/2005
 91      (C)     1101 San Julian Street                                    0       5.690%               16,813        5/11/2005
 92      (C)     1115 South Wall Street                                    0       5.690%               11,016        5/11/2005
 93              Courtyard - Colorado Springs                             37 (7)   5.540%               29,283        7/1/2005 (7)
 94              Quebec Highlands Shopping Center                         24       5.280%               26,179        4/11/2005
 95              Highland Terrace Owners Corp.                             0       5.040%               25,548        2/1/2005
 96              Westwood Commons                                          0       5.220%               25,481        5/11/2005
 97              Derry Court, LLC                                          0       5.570%               26,321        3/1/2005
 98              Gateway Plaza Shopping Center                             0       5.600%               25,547        6/1/2005
 99              Lexington Square Townhouses, Inc.                         0       6.030%               26,059        3/1/2005
 100             Transgroup Building                                       0       5.860%               25,247        6/1/2005
 101             Shantara Plaza II                                         0       5.720%               28,669        6/11/2005
 102             Lincoln Plaza                                             0       5.360%               23,480        4/11/2005
 103             University of Phoenix Building                           24       5.510%               23,646        7/1/2005
 104             Lenox Square                                              0       5.760%               23,953        6/11/2005
 105             University Towne Center                                   0       5.430%               25,006        4/11/2005
 106             411 East 57th Corporation                               120       5.220%               17,862        2/1/2005
 107             Pine Grove Shopping Center                                0       5.790%               23,445        5/11/2005
 108             Steeple Chase Apartments                                  1 (7)   5.330%               21,551        7/1/2005 (7)
 109             Northline Point Apartments                                0       5.520%               21,908        6/11/2005
 110             Fishers Gateway Shops                                    18       5.740%               21,569        4/11/2005
 111             Riverside Center                                         24       5.325%               20,604        3/11/2005
 112             2100-2120 Wallace Avenue Owners Corp.                     0       5.640%               19,105        4/1/2005
 113             The Heritage Apartments                                  24       5.550%               19,811        6/11/2005
 114             Aptos Knoll Mobile Home Park                              0       5.710%               19,639        3/11/2005
 115             Saloom III                                                0       6.350%               20,534        5/11/2005
 116             Fleetridge Owners, Inc.                                   0       5.360%               16,873        2/1/2005
 117             Cross Bay Cooperative Corp.                               0       6.470%               22,066        8/1/2004
 118             Fremont Court Apartments                                 24       4.920%               17,022        6/11/2005
 119             7 West 96th Street Corporation                          120       6.230%               16,613        2/1/2005
 120             79 West 12th Street Corp.                               120       5.210%               13,893        4/1/2005
 121             J.D. Mini Storage                                         0       5.610%               18,391        5/11/2005
 122             Dollar Self Storage - Mesa                                0       5.800%               18,635        6/1/2005
 123             Benco Mini Storage                                        0       5.910%               19,880        5/11/2005
 124             Ram Plaza                                                24       5.340%               17,292        4/11/2005
 125             University Square                                         0       6.060%               18,706        5/11/2005
 126             Sulgrave Owners Corp.                                     0       5.420%               16,459        3/1/2005
 127             Harry Silver Housing Company, Inc.                        0       6.180%               17,066        2/1/2005
 128             Clarksville Multi Properties                              0       5.370%               16,090        3/11/2005
 129             Varsity Apartments                                        0       5.370%               15,670        6/11/2005
 130             Buckridge At Southport Apartments                         0       5.290%               15,143        4/11/2005
 131             Gramercy Arms Corp.                                       0       5.280%               13,404        7/1/2005
 132             320 West 76 Corp.                                         0       5.710%               12,939        2/1/2005
 133             Seville Apartments                                        0       5.430%               14,367        3/11/2005
 134             Ventura Boulevard                                         0       5.400%               14,038        6/11/2005
 135             Wychwood Owners Corp.                                     0       5.680%               12,537        2/1/2005
 136             Westgate Center                                           0       5.460%               18,744        5/11/2005
 137             Chalet Apartments                                        24       5.335%               12,265        6/11/2005
 138             Lofts on College                                          0       5.520%               12,291        6/11/2005
 139             Centennial Marketplace                                   24       5.170%               11,000        4/11/2005
 140             Applecreek and Orchard Tree Apartments                    0       6.160%               11,344        5/11/2005
 141             Westwood Ridge Apartments                                 0       5.970%               10,757        5/11/2005
 142             Wolf Store Retail Park                                    0       5.970%               10,757        5/11/2005
 143             830-832/834 Broadway Owner's Corporation                120       5.550%                8,094        4/1/2005
 144             South Carrier Shopping Center                             0       5.710%               10,168        6/11/2005
 145             Nimage Enterprises LLC                                    0       5.600%                9,759        6/1/2005
 146             52 Riverside Drive Owners Corp.                           0       5.680%                8,977        3/1/2005
 147             Cheshire Bridge Retail Center                            24       5.910%               10,540        4/11/2005
 148             Walgreens at Marshfield                                   0       5.660%                9,535        5/11/2005
 149             Tucson Mobile Home Park Portfolio                         0       5.880%                9,677        4/11/2005
 150             Prescott Airpark                                          0       5.450%                9,034        7/1/2005
 151             Star Vale Mobile Home Park                                0       5.820%                9,408        6/11/2005
 152             Cobbham Oaks Apartments                                   0       5.540%                9,125        6/11/2005
 153             Seminole Professional Center                              0       5.490%                9,816        6/11/2005

                                                                       MATURITY               PREPAYMENT PROVISION
  #    CROSSED   LOAN NAME                                               DATE      ARD (4)    AS OF ORIGINATION (5)
  -    -------   ---------                                               ----      -------    ---------------------
 76              Hampton Inn - Lincoln, NE                             2/11/2015     N/A      Lock/117_0.0%/3
 77              Warrenville Office Center                             5/11/2015     N/A      Lock/118_0.0%/3
 78              105 Atlantic Avenue                                   5/11/2015     N/A      Lock/117_0.0%/3
 79              Huntwick Village Shopping Center                      6/11/2015     N/A      Lock/114_0.0%/6
 80              Deer Creek Marketplace Shops                          7/1/2015      N/A      Lock/117_0.0%/4
 81              Twyckingham Apartments                                3/11/2012     N/A      Lock/81_0.0%/3
 82              Residence Inn North - Colorado Springs                7/1/2015      N/A      Lock/117_0.0%/4
 83              Parkview Plaza Shopping Center                        3/11/2015     N/A      Lock/117_0.0%/3
 84              Commons at Thornbury                                  4/11/2015     N/A      Lock/114_0.0%/6
 85              Wells Cargo Self Storage                              6/1/2015      N/A      Lock/113_0.0%/7
 86              Poulsbo Village Phase I                               5/1/2015      N/A      Lock/47_YM1/69_0.0%/4
 87              Village Square Townhomes                              6/11/2015     N/A      Lock/118_0.0%/3
 88              The Netzow Building                                   4/11/2015     N/A      Lock/117_0.0%/3
 89              Sterling Court Apartments                             2/11/2010     N/A      Lock/54_0.0%/6
 90              English Garden Townhomes                              5/1/2015      N/A      Lock/116_0.0%/4
 91      (C)     1101 San Julian Street                                4/11/2015     N/A      Lock/114_0.0%/6
 92      (C)     1115 South Wall Street                                4/11/2015     N/A      Lock/114_0.0%/6
 93              Courtyard - Colorado Springs                          7/1/2015      N/A      Lock/117_0.0%/4
 94              Quebec Highlands Shopping Center                      4/11/2015     N/A      Lock/118_0.0%/3
 95              Highland Terrace Owners Corp.                         1/1/2015      N/A      Lock/84_YM/32_0.0%/4
 96              Westwood Commons                                      3/11/2015     N/A      Lock/116_0.0%/3
 97              Derry Court, LLC                                      2/1/2015      N/A      Lock/116_0.0%/4
 98              Gateway Plaza Shopping Center                         5/1/2015      N/A      Lock/35_YM1/81_0.0%/4
 99              Lexington Square Townhouses, Inc.                     2/1/2020      N/A      Lock/144_3.0%/12_2.0%/12_1.0%/8_0.0%/4
 100             Transgroup Building                                   5/1/2015      N/A      Lock/116_0.0%/4
 101             Shantara Plaza II                                     5/11/2015     N/A      Lock/117_0.0%/3
 102             Lincoln Plaza                                         4/11/2015     N/A      Lock/118_0.0%/3
 103             University of Phoenix Building                        6/1/2010      N/A      Lock/35_YM1/21_0.0%/4
 104             Lenox Square                                          5/11/2015     N/A      Lock/117_0.0%/3
 105             University Towne Center                               4/11/2015     N/A      Lock/118_0.0%/3
 106             411 East 57th Corporation                             1/1/2015      N/A      Lock/84_YM/32_0.0%/4
 107             Pine Grove Shopping Center                            4/11/2015     N/A      Lock/117_0.0%/3
 108             Steeple Chase Apartments                              7/1/2015      N/A      Lock/36_YMI/81_0.0%/4
 109             Northline Point Apartments                            5/11/2015     N/A      Lock/37_YM1/80_0.0%/3
 110             Fishers Gateway Shops                                 4/11/2020     N/A      Lock/178_0.0%/3
 111             Riverside Center                                      4/11/2015     N/A      Lock/119_0.0%/3
 112             2100-2120 Wallace Avenue Owners Corp.                 3/1/2015      N/A      Lock/102_2.0%/14_0.0%/4
 113             The Heritage Apartments                               6/11/2015     N/A      Lock/118_0.0%/3
 114             Aptos Knoll Mobile Home Park                          3/11/2015     N/A      Lock/118_0.0%/3
 115             Saloom III                                            4/11/2015     N/A      Lock/114_0.0%/6
 116             Fleetridge Owners, Inc.                               1/1/2015      N/A      Lock/102_2.0%/14_0.0%/4
 117             Cross Bay Cooperative Corp.                           7/1/2029      N/A      Lock/48_YM/249_0.0%/3
 118             Fremont Court Apartments                              4/11/2015     N/A      Lock/116_0.0%/3
 119             7 West 96th Street Corporation                        1/1/2015      N/A      Lock/102_2.0%/14_0.0%/4
 120             79 West 12th Street Corp.                             3/1/2015      N/A      Lock/84_YM/32_0.0%/4
 121             J.D. Mini Storage                                     4/11/2015     N/A      Lock/117_0.0%/3
 122             Dollar Self Storage - Mesa                            5/1/2015      N/A      Lock/116_0.0%/4
 123             Benco Mini Storage                                    6/11/2015     N/A      Lock/116_0.0%/6
 124             Ram Plaza                                             3/11/2015     N/A      Lock/117_0.0%/3
 125             University Square                                    11/11/2014     N/A      Lock/112_0.0%/3
 126             Sulgrave Owners Corp.                                 2/1/2015      N/A      Lock/84_YM/32_0.0%/4
 127             Harry Silver Housing Company, Inc.                    1/1/2015      N/A      Lock/102_2.0%/14_0.0%/4
 128             Clarksville Multi Properties                          2/11/2015     N/A      Lock/117_0.0%/3
 129             Varsity Apartments                                    5/11/2015     N/A      Lock/114_0.0%/6
 130             Buckridge At Southport Apartments                     3/11/2015     N/A      Lock/117_0.0%/3
 131             Gramercy Arms Corp.                                   6/1/2015      N/A      YM/116_0.0%/4
 132             320 West 76 Corp.                                     1/1/2020      N/A      Lock/144_3.0%/12_2.0%/12_1.0%/8_0.0%/4
 133             Seville Apartments                                    2/11/2015     N/A      Lock/114_0.0%/6
 134             Ventura Boulevard                                     5/11/2015     N/A      Lock/114_0.0%/6
 135             Wychwood Owners Corp.                                 1/1/2020      N/A      Lock/84_YM/92_0.0%/4
 136             Westgate Center                                       4/11/2020     N/A      Lock/174_0.0%/6
 137             Chalet Apartments                                     5/11/2015     N/A      Lock/117_0.0%/3
 138             Lofts on College                                      5/11/2015     N/A      Lock/117_0.0%/3
 139             Centennial Marketplace                                4/11/2015     N/A      Lock/118_0.0%/3
 140             Applecreek and Orchard Tree Apartments                4/11/2015     N/A      Lock/114_0.0%/6
 141             Westwood Ridge Apartments                             4/11/2015     N/A      Lock/114_0.0%/6
 142             Wolf Store Retail Park                                4/11/2015     N/A      Lock/38_YM1/79_0.0%/3
 143             830-832/834 Broadway Owner's Corporation              3/1/2015      N/A      Lock/102_2.0%/14_0.0%/4
 144             South Carrier Shopping Center                         5/11/2015     N/A      Lock/114_0.0%/6
 145             Nimage Enterprises LLC                                5/1/2015      N/A      Lock/47_YM/69_0.0%/4
 146             52 Riverside Drive Owners Corp.                       2/1/2020      N/A      Lock/144_3.0%/12_2.0%/12_1.0%/8_0.0%/4
 147             Cheshire Bridge Retail Center                         3/11/2015     N/A      Lock/117_0.0%/3
 148             Walgreens at Marshfield                               4/11/2015     N/A      Lock/114_0.0%/6
 149             Tucson Mobile Home Park Portfolio                     3/11/2015     N/A      Lock/114_0.0%/6
 150             Prescott Airpark                                      6/1/2015      N/A      Lock/46_YM1/70_0.0%/4
 151             Star Vale Mobile Home Park                            5/11/2015     N/A      Lock/114_0.0%/6
 152             Cobbham Oaks Apartments                               5/11/2015     N/A      Lock/114_0.0%/6
 153             Seminole Professional Center                          5/11/2015     N/A      Lock/37_YM1/80_0.0%/3

                                                                       DEFEASANCE
  #    CROSSED   LOAN NAME                                             OPTION (6)
  -    -------   ---------                                             ----------
 76              Hampton Inn - Lincoln, NE                                 Yes
 77              Warrenville Office Center                                 Yes
 78              105 Atlantic Avenue                                       Yes
 79              Huntwick Village Shopping Center                          Yes
 80              Deer Creek Marketplace Shops                              Yes
 81              Twyckingham Apartments                                    Yes
 82              Residence Inn North - Colorado Springs                    Yes
 83              Parkview Plaza Shopping Center                            Yes
 84              Commons at Thornbury                                      Yes
 85              Wells Cargo Self Storage                                  Yes
 86              Poulsbo Village Phase I                                   No
 87              Village Square Townhomes                                  Yes
 88              The Netzow Building                                       Yes
 89              Sterling Court Apartments                                 Yes
 90              English Garden Townhomes                                  Yes
 91      (C)     1101 San Julian Street                                    Yes
 92      (C)     1115 South Wall Street                                    Yes
 93              Courtyard - Colorado Springs                              Yes
 94              Quebec Highlands Shopping Center                          Yes
 95              Highland Terrace Owners Corp.                             No
 96              Westwood Commons                                          Yes
 97              Derry Court, LLC                                          Yes
 98              Gateway Plaza Shopping Center                             No
 99              Lexington Square Townhouses, Inc.                         No
 100             Transgroup Building                                       Yes
 101             Shantara Plaza II                                         Yes
 102             Lincoln Plaza                                             Yes
 103             University of Phoenix Building                            No
 104             Lenox Square                                              Yes
 105             University Towne Center                                   Yes
 106             411 East 57th Corporation                                 No
 107             Pine Grove Shopping Center                                Yes
 108             Steeple Chase Apartments                                  No
 109             Northline Point Apartments                                No
 110             Fishers Gateway Shops                                     Yes
 111             Riverside Center                                          Yes
 112             2100-2120 Wallace Avenue Owners Corp.                     No
 113             The Heritage Apartments                                   Yes
 114             Aptos Knoll Mobile Home Park                              Yes
 115             Saloom III                                                Yes
 116             Fleetridge Owners, Inc.                                   No
 117             Cross Bay Cooperative Corp.                               No
 118             Fremont Court Apartments                                  Yes
 119             7 West 96th Street Corporation                            No
 120             79 West 12th Street Corp.                                 No
 121             J.D. Mini Storage                                         Yes
 122             Dollar Self Storage - Mesa                                Yes
 123             Benco Mini Storage                                        Yes
 124             Ram Plaza                                                 Yes
 125             University Square                                         Yes
 126             Sulgrave Owners Corp.                                     No
 127             Harry Silver Housing Company, Inc.                        No
 128             Clarksville Multi Properties                              Yes
 129             Varsity Apartments                                        Yes
 130             Buckridge At Southport Apartments                         Yes
 131             Gramercy Arms Corp.                                       No
 132             320 West 76 Corp.                                         No
 133             Seville Apartments                                        Yes
 134             Ventura Boulevard                                         Yes
 135             Wychwood Owners Corp.                                     No
 136             Westgate Center                                           Yes
 137             Chalet Apartments                                         Yes
 138             Lofts on College                                          Yes
 139             Centennial Marketplace                                    Yes
 140             Applecreek and Orchard Tree Apartments                    Yes
 141             Westwood Ridge Apartments                                 Yes
 142             Wolf Store Retail Park                                    No
 143             830-832/834 Broadway Owner's Corporation                  No
 144             South Carrier Shopping Center                             Yes
 145             Nimage Enterprises LLC                                    No
 146             52 Riverside Drive Owners Corp.                           No
 147             Cheshire Bridge Retail Center                             Yes
 148             Walgreens at Marshfield                                   Yes
 149             Tucson Mobile Home Park Portfolio                         Yes
 150             Prescott Airpark                                          No
 151             Star Vale Mobile Home Park                                Yes
 152             Cobbham Oaks Apartments                                   Yes
 153             Seminole Professional Center                              No

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                           PERCENTAGE OF
                                                                           ORIGINAL        CUT-OFF DATE      INITIAL
                                                                          PRINCIPAL          PRINCIPAL       MORTGAGE
  #    CROSSED   LOAN NAME                                                 BALANCE          BALANCE (1)    POOL BALANCE
  -    -------   ---------                                                 -------          -----------    ------------
 154             Barclay Tenants' Corporation                          $     1,600,000   $     1,590,323       0.10%
 155             Vitamin Shoppe Retail Center                                1,580,000         1,572,971       0.10%
 156             Private Storage                                             1,560,000         1,557,133       0.10%
 157             129/82 Owners Corp.                                         1,500,000         1,492,635       0.09%
 158             Heathcoate-Wiltshire Corp.                                  1,475,000         1,467,542       0.09%
 159     (D)     State Street                                                  918,000           916,324       0.06%
 160     (D)     1 Arch Street                                                 545,000           544,075       0.03%
 161             Dixon Landing                                               1,450,000         1,448,728       0.09%
 162             Wrens Trail Apartments                                      1,427,000         1,427,000       0.09%
 163             Finneytown Apartments                                       1,410,000         1,410,000       0.09%
 164             310 West 79th Apartments Corp.                              1,400,000         1,400,000       0.09%
 165             620 Broadway Housing Corp.                                  1,400,000         1,400,000       0.09%
 166             109-111 N. Broadway Apt. Corp.                              1,400,000         1,396,797       0.09%
 167             Town Commons Shopping Center                                1,400,000         1,390,172       0.08%
 168             750 New York Ave                                            1,200,000         1,194,999       0.07%
 169             440 West Warner Road                                        1,150,000         1,150,000       0.07%
 170             Island RV Resort                                            1,100,000         1,100,000       0.07%
 171             96 Perry Street Corp.                                       1,025,000         1,019,195       0.06%
 172             Amory Street Apartments                                     1,000,000           998,144       0.06%
 173             77 Bronx River Road Owners, Inc.                            1,000,000           996,177       0.06%
 174             315 St. John's Owners Inc.                                  1,000,000           993,708       0.06%
 175             404 Riverside Drive, Inc.                                   1,000,000           993,273       0.06%
 176             16 Crosby Street Owners Corp.                               1,000,000           989,539       0.06%
 177             South Park Plaza                                              985,000           983,673       0.06%
 178             2 King Street Apartments Corp.                                980,000           980,000       0.06%
 179             Island Ford Square                                            936,000           934,073       0.06%
 180             4213 Village Corp.                                            935,000           931,810       0.06%
 181             571 Hudson Street Apartment Corp.                             925,000           920,689       0.06%
 182             82-04 Lefferts Tenants Corp.                                  900,000           897,440       0.05%
 183             30 Bond Street Owners Corp.                                   850,000           850,000       0.05%
 184             Hamden Apartments                                             840,000           838,480       0.05%
 185             Hilltop Village Cooperative #One, Inc.                        700,000           687,064       0.04%
 186             438 West 49th Street Owners Corporation                       675,000           672,959       0.04%
 187             264 W. 22 St. Owners, Inc.                                    565,000           563,760       0.03%
 188             11 Park Place Owners, Inc.                                    550,000           548,300       0.03%
 189             80 Lincoln Owners, Inc                                        525,000           524,144       0.03%
 190             63 East 79th Street Corp.                                     500,000           500,000       0.03%
 191             216 East 12th St. Owners Corp.                                400,000           395,978       0.02%
 192             1 Ascot Ridge Corp.                                           380,000           375,380       0.02%
 193             27 West 10th Street Owners Corp.                              340,000           336,652       0.02%
 194             613 E. 6th St. Owners Corp.                                   330,000           326,275       0.02%
 195             1209 8th Avenue Corp.                                         280,000           279,292       0.02%
 196             432-434 East 10th Street Corporation                          200,000           199,463       0.01%
 197             326 Sixth Avenue Owners Corp.                                 175,000           174,714       0.01%
 198             8 E. 10th St. Owners Corp.                                    165,000           163,749       0.01%
                                                                       -------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                $ 1,639,072,797   $ 1,636,950,434      100.0%
                                                                       =================================================

MAXIMUM:                                                               $   133,000,000   $   133,000,000       8.12%
MINIMUM:                                                               $       165,000   $       163,749       0.01%

                                                                        ORIGINATION     REMAINING      ORIGINAL        REMAINING
                                                                       AMORTIZATION   AMORTIZATION     TERM TO          TERM TO
                                                                           TERM           TERM         MATURITY         MATURITY
  #    CROSSED   LOAN NAME                                               (MONTHS)       (MONTHS)     (MONTHS) (2)   (MONTHS) (1) (2)
  -    -------   ---------                                               --------       --------     ------------   ----------------
 154             Barclay Tenants' Corporation                               360            355           120              115
 155             Vitamin Shoppe Retail Center                               300            297           121              118
 156             Private Storage                                            360            358           120              118
 157             129/82 Owners Corp.                                        360            356           120              116
 158             Heathcoate-Wiltshire Corp.                                 360            355           120              115
 159     (D)     State Street                                               360            358           120              118
 160     (D)     1 Arch Street                                              360            358           120              118
 161             Dixon Landing                                              360            359           120              119
 162             Wrens Trail Apartments                                     181            181           181              181
 163             Finneytown Apartments                                      360            360           121              120
 164             310 West 79th Apartments Corp.                        Interest only  Interest Only      120              117
 165             620 Broadway Housing Corp.                            Interest only  Interest Only      120              116
 166             109-111 N. Broadway Apt. Corp.                             360            358           120              118
 167             Town Commons Shopping Center                               180            178           120              118
 168             750 New York Ave                                           240            238           240              238
 169             440 West Warner Road                                       360            360           120              118
 170             Island RV Resort                                           360            360           121              119
 171             96 Perry Street Corp.                                      360            355           120              115
 172             Amory Street Apartments                                    240            239           240              239
 173             77 Bronx River Road Owners, Inc.                           480            474           120              114
 174             315 St. John's Owners Inc.                                 300            296           120              116
 175             404 Riverside Drive, Inc.                                  240            237           240              237
 176             16 Crosby Street Owners Corp.                              180            177           180              177
 177             South Park Plaza                                           300            299           120              119
 178             2 King Street Apartments Corp.                        Interest only  Interest Only      120              118
 179             Island Ford Square                                         360            358           121              119
 180             4213 Village Corp.                                         360            357           120              117
 181             571 Hudson Street Apartment Corp.                          360            356           120              116
 182             82-04 Lefferts Tenants Corp.                               480            475           120              115
 183             30 Bond Street Owners Corp.                           Interest only  Interest Only      120              118
 184             Hamden Apartments                                          360            358           120              118
 185             Hilltop Village Cooperative #One, Inc.                     180            175           120              115
 186             438 West 49th Street Owners Corporation                    480            475           120              115
 187             264 W. 22 St. Owners, Inc.                                 480            476           120              116
 188             11 Park Place Owners, Inc.                                 480            475           120              115
 189             80 Lincoln Owners, Inc                                     480            477           120              117
 190             63 East 79th Street Corp.                             Interest only  Interest Only      120              115
 191             216 East 12th St. Owners Corp.                             180            177           180              177
 192             1 Ascot Ridge Corp.                                        240            234           180              174
 193             27 West 10th Street Owners Corp.                           180            177           180              177
 194             613 E. 6th St. Owners Corp.                                240            235           120              115
 195             1209 8th Avenue Corp.                                      360            357           120              117
 196             432-434 East 10th Street Corporation                       360            357           120              117
 197             326 Sixth Avenue Owners Corp.                              360            358           120              118
 198             8 E. 10th St. Owners Corp.                                 300            294           120              114

                                                                       -------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                     360            358           111              109
                                                                       =============================================================

MAXIMUM:                                                                    720            715           300              289
MINIMUM:                                                                    180            175            60               56

                                                                       INITIAL
                                                                       INTEREST
                                                                         ONLY     MORTGAGE                              FIRST
                                                                        PERIOD    INTEREST           MONTHLY           PAYMENT
  #    CROSSED   LOAN NAME                                             (MONTHS)     RATE           PAYMENT (3)          DATE
  -    -------   ---------                                             --------     ----           -----------          ----
 154             Barclay Tenants' Corporation                              0       5.080%          $     8,737        2/1/2005
 155             Vitamin Shoppe Retail Center                              0       5.420%                9,627        4/11/2005
 156             Private Storage                                           0       5.980%                9,333        5/11/2005
 157             129/82 Owners Corp.                                       0       5.120%                8,228        3/1/2005
 158             Heathcoate-Wiltshire Corp.                                0       5.970%                8,815        2/1/2005
 159     (D)     State Street                                              0       6.010%                5,510        5/11/2005
 160     (D)     1 Arch Street                                             0       6.330%                3,384        5/11/2005
 161             Dixon Landing                                             0       5.780%                8,489        6/11/2005
 162             Wrens Trail Apartments                                    0       5.870%               11,942        7/11/2005
 163             Finneytown Apartments                                    24       5.550%                8,050        6/11/2005
 164             310 West 79th Apartments Corp.                          120       5.270%                6,148        4/1/2005
 165             620 Broadway Housing Corp.                              120       5.310%                6,281        3/1/2005
 166             109-111 N. Broadway Apt. Corp.                            0       5.150%                7,706        5/1/2005
 167             Town Commons Shopping Center                              0       5.530%               11,461        5/11/2005
 168             750 New York Ave                                          0       6.010%                8,604        5/1/2005
 169             440 West Warner Road                                      7       5.770%                6,726        5/11/2005
 170             Island RV Resort                                         36       5.810%                6,461        5/11/2005
 171             96 Perry Street Corp.                                     0       5.450%                5,836        2/1/2005
 172             Amory Street Apartments                                   0       6.510%                7,462        6/11/2005
 173             77 Bronx River Road Owners, Inc.                          0       5.150%                4,970        1/1/2005
 174             315 St. John's Owners Inc.                                0       5.480%                6,129        3/1/2005
 175             404 Riverside Drive, Inc.                                 0       5.740%                7,015        4/1/2005
 176             16 Crosby Street Owners Corp.                             0       5.680%                8,309        4/1/2005
 177             South Park Plaza                                          0       5.720%                6,179        6/11/2005
 178             2 King Street Apartments Corp.                          120       5.230%                4,271        5/1/2005
 179             Island Ford Square                                        0       5.460%                5,291        5/11/2005
 180             4213 Village Corp.                                        0       5.320%                5,204        4/1/2005
 181             571 Hudson Street Apartment Corp.                         0       5.430%                5,255        3/1/2005
 182             82-04 Lefferts Tenants Corp.                              0       5.730%                4,833        2/1/2005
 183             30 Bond Street Owners Corp.                             120       5.810%                4,173        5/1/2005
 184             Hamden Apartments                                         0       6.050%                5,063        5/11/2005
 185             Hilltop Village Cooperative #One, Inc.                    0       5.250%                5,627        2/1/2005
 186             438 West 49th Street Owners Corporation                   0       5.480%                3,507        2/1/2005
 187             264 W. 22 St. Owners, Inc.                                0       6.140%                3,198        3/1/2005
 188             11 Park Place Owners, Inc.                                0       5.390%                2,824        2/1/2005
 189             80 Lincoln Owners, Inc                                    0       5.400%                2,699        4/1/2005
 190             63 East 79th Street Corp.                               120       5.380%                2,242        2/1/2005
 191             216 East 12th St. Owners Corp.                            0       6.360%                3,454        4/1/2005
 192             1 Ascot Ridge Corp.                                       0       6.640%                2,885        1/1/2005
 193             27 West 10th Street Owners Corp.                          0       6.360%                2,952        4/1/2005
 194             613 E. 6th St. Owners Corp.                               0       5.780%                2,338        2/1/2005
 195             1209 8th Avenue Corp.                                     0       6.530%                1,792        4/1/2005
 196             432-434 East 10th Street Corporation                      0       6.250%                1,243        4/1/2005
 197             326 Sixth Avenue Owners Corp.                             0       6.840%                1,157        5/1/2005
 198             8 E. 10th St. Owners Corp.                                0       6.930%                1,169        1/1/2005

                                                                       -----------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                            5.437%          $ 9,054,997        5/4/2005
                                                                       ===========================================================

MAXIMUM:                                                                           6.930%          $   640,524        7/11/2005
MINIMUM:                                                                           4.920%          $     1,157        8/1/2004

                                                                       MATURITY               PREPAYMENT PROVISION
  #    CROSSED   LOAN NAME                                               DATE      ARD (4)    AS OF ORIGINATION (5)
  -    -------   ---------                                               ----      -------    ---------------------
 154             Barclay Tenants' Corporation                          1/1/2015      N/A      Lock/102_2.0%/14_0.0%/4
 155             Vitamin Shoppe Retail Center                          4/11/2015     N/A      Lock/115_0.0%/6
 156             Private Storage                                       4/11/2015     N/A      Lock/114_0.0%/6
 157             129/82 Owners Corp.                                   2/1/2015      N/A      Lock/84_YM/32_0.0%/4
 158             Heathcoate-Wiltshire Corp.                            1/1/2015      N/A      Lock/102_2.0%/14_0.0%/4
 159     (D)     State Street                                          4/11/2015     N/A      Lock/114_0.0%/6
 160     (D)     1 Arch Street                                         4/11/2015     N/A      Lock/114_0.0%/6
 161             Dixon Landing                                         5/11/2015     N/A      Lock/117_0.0%/3
 162             Wrens Trail Apartments                                7/11/2020     N/A      Lock/175_0.0%/6
 163             Finneytown Apartments                                 6/11/2015     N/A      Lock/118_0.0%/3
 164             310 West 79th Apartments Corp.                        3/1/2015      N/A      Lock/84_YM/32_0.0%/4
 165             620 Broadway Housing Corp.                            2/1/2015      N/A      Lock/102_2.0%/14_0.0%/4
 166             109-111 N. Broadway Apt. Corp.                        4/1/2015      N/A      Lock/102_2.0%/14_0.0%/4
 167             Town Commons Shopping Center                          4/11/2015     N/A      Lock/38_YM1/79_0.0%/3
 168             750 New York Ave                                      4/1/2025      N/A      Lock/236_0.0%/4
 169             440 West Warner Road                                  4/11/2015     N/A      Lock/117_0.0%/3
 170             Island RV Resort                                      5/11/2015     N/A      Lock/118_0.0%/3
 171             96 Perry Street Corp.                                 1/1/2015      N/A      Lock/102_2.0%/14_0.0%/4
 172             Amory Street Apartments                               5/11/2025     N/A      Lock/234_0.0%/6
 173             77 Bronx River Road Owners, Inc.                      12/1/2014     N/A      Lock/102_2.0%/14_0.0%/4
 174             315 St. John's Owners Inc.                            2/1/2015      N/A      Lock/102_2.0%/14_0.0%/4
 175             404 Riverside Drive, Inc.                             3/1/2025      N/A      Lock/180_5.0%/12_4.0%/12_3.0%/
                                                                                              12_2.0%/12_1.0%/8_0.0%/4
 176             16 Crosby Street Owners Corp.                         3/1/2020      N/A      YM/176_0.0%/4
 177             South Park Plaza                                      5/11/2015     N/A      Lock/117_0.0%/3
 178             2 King Street Apartments Corp.                        4/1/2015      N/A      Lock/84_YM/32_0.0%/4
 179             Island Ford Square                                    5/11/2015     N/A      Lock/115_0.0%/6
 180             4213 Village Corp.                                    3/1/2015      N/A      Lock/116_0.0%/4
 181             571 Hudson Street Apartment Corp.                     2/1/2015      N/A      Lock/102_2.0%/14_0.0%/4
 182             82-04 Lefferts Tenants Corp.                          1/1/2015      N/A      Lock/84_3.0%/12_2.0%/12_1.0%/9_0.0%/3
 183             30 Bond Street Owners Corp.                           4/1/2015      N/A      Lock/102_2.0%/14_0.0%/4
 184             Hamden Apartments                                     4/11/2015     N/A      Lock/114_0.0%/6
 185             Hilltop Village Cooperative #One, Inc.                1/1/2015      N/A      Lock/102_2.0%/14_0.0%/4
 186             438 West 49th Street Owners Corporation               1/1/2015      N/A      Lock/102_2.0%/14_0.0%/4
 187             264 W. 22 St. Owners, Inc.                            2/1/2015      N/A      Lock/102_2.0%/14_0.0%/4
 188             11 Park Place Owners, Inc.                            1/1/2015      N/A      Lock/116_0.0%/4
 189             80 Lincoln Owners, Inc                                3/1/2015      N/A      Lock/116_0.0%/4
 190             63 East 79th Street Corp.                             1/1/2015      N/A      Lock/102_2.0%/14_0.0%/4
 191             216 East 12th St. Owners Corp.                        3/1/2020      N/A      Lock/120_YM/56_0.0%/4
 192             1 Ascot Ridge Corp.                                   12/1/2019     N/A      Lock/144_3.0%/12_2.0%/12_1.0%/8_0.0%/4
 193             27 West 10th Street Owners Corp.                      3/1/2020      N/A      Lock/144_3.0%/12_2.0%/12_1.0%/8_0.0%/4
 194             613 E. 6th St. Owners Corp.                           1/1/2015      N/A      Lock/84_YM/32_0.0%/4
 195             1209 8th Avenue Corp.                                 3/1/2015      N/A      Lock/102_2.0%/14_0.0%/4
 196             432-434 East 10th Street Corporation                  3/1/2015      N/A      Lock/102_2.0%/14_0.0%/4
 197             326 Sixth Avenue Owners Corp.                         4/1/2015      N/A      Lock/102_2.0%/14_0.0%/4
 198             8 E. 10th St. Owners Corp.                            12/1/2014     N/A      Lock/102_2.0%/14_0.0%/4

                                                                       -----------
TOTAL/WEIGHTED AVERAGE:                                                8/11/2014
                                                                       ===========

MAXIMUM:                                                               3/11/2030
MINIMUM:                                                               2/11/2010

                                                                       DEFEASANCE
  #    CROSSED   LOAN NAME                                             OPTION (6)
  -    -------   ---------                                             ----------
 154             Barclay Tenants' Corporation                              No
 155             Vitamin Shoppe Retail Center                              Yes
 156             Private Storage                                           Yes
 157             129/82 Owners Corp.                                       No
 158             Heathcoate-Wiltshire Corp.                                No
 159     (D)     State Street                                              Yes
 160     (D)     1 Arch Street                                             Yes
 161             Dixon Landing                                             Yes
 162             Wrens Trail Apartments                                    Yes
 163             Finneytown Apartments                                     Yes
 164             310 West 79th Apartments Corp.                            No
 165             620 Broadway Housing Corp.                                No
 166             109-111 N. Broadway Apt. Corp.                            No
 167             Town Commons Shopping Center                              No
 168             750 New York Ave                                          Yes
 169             440 West Warner Road                                      Yes
 170             Island RV Resort                                          Yes
 171             96 Perry Street Corp.                                     No
 172             Amory Street Apartments                                   Yes
 173             77 Bronx River Road Owners, Inc.                          No
 174             315 St. John's Owners Inc.                                No
 175             404 Riverside Drive, Inc.                                 No
 176             16 Crosby Street Owners Corp.                             No
 177             South Park Plaza                                          Yes
 178             2 King Street Apartments Corp.                            No
 179             Island Ford Square                                        Yes
 180             4213 Village Corp.                                        Yes
 181             571 Hudson Street Apartment Corp.                         No
 182             82-04 Lefferts Tenants Corp.                              No
 183             30 Bond Street Owners Corp.                               No
 184             Hamden Apartments                                         Yes
 185             Hilltop Village Cooperative #One, Inc.                    No
 186             438 West 49th Street Owners Corporation                   No
 187             264 W. 22 St. Owners, Inc.                                No
 188             11 Park Place Owners, Inc.                                Yes
 189             80 Lincoln Owners, Inc                                    Yes
 190             63 East 79th Street Corp.                                 No
 191             216 East 12th St. Owners Corp.                            No
 192             1 Ascot Ridge Corp.                                       No
 193             27 West 10th Street Owners Corp.                          No
 194             613 E. 6th St. Owners Corp.                               No
 195             1209 8th Avenue Corp.                                     No
 196             432-434 East 10th Street Corporation                      No
 197             326 Sixth Avenue Owners Corp.                             No
 198             8 E. 10th St. Owners Corp.                                No

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY BILLERICA BLDG #3-6, 31 MILK STREET (FLOORS 2-11), CHICOPEE BIG Y, BILLERICA BLDG #2, BILLERICA BLDG #7 AND 31 MILK STREET (USPS) ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY IRMAS & GOLD - OAKWOOD PLAZA, IRMAS & GOLD - ARROWHEAD LAKES AND IRMAS & GOLD - HOBBY LOBBY ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY 1101 SAN JULIAN STREET AND 1115 SOUTH WALL STREET ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY STATE STREET AND 1 ARCH STREET ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.
(2) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ARD IN THE CASE OF ARD LOANS, THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.
(3) FOR MORTGAGE LOANS CLASSIFIED AS INTEREST ONLY, THE MONTHLY PAYMENT REPRESENTS THE AVERAGE OF ONE FULL YEAR OF INTEREST.
(4)  ANTICIPATED REPAYMENT DATE.
(5)  PREPAYMENT PROVISION AS OF ORIGINATION:
     LOCK/(X) = LOCKOUT OR DEFEASANCE FOR (X) PAYMENTS
     YMA/(Y) = GREATER OF YIELD MAINTENANCE PREMIUM AND A% PREPAYMENT FOR (Y)
               PAYMENTS
     0.0%/(X) = PREPAYABLE AT PAR FOR (X) PAYMENTS
(6)  "YES" MEANS THAT DEFEASANCE IS PERMITTED NOTWITHSTANDING THE LOCKOUT
     PERIOD.
(7) THE FIRST ACTUAL PAYMENT DATE IS 8/1/2005. THE FIRST PAYMENT DATE, ORIGINAL TERM TO MATURITY, REMAINING TERM TO MATURITY, PREPAYMENT PROVISION AS OF ORIGINATION AND ORIGINAL LOCKOUT PERIOD (MONTHS) WERE ADJUSTED TO INCLUDE AN ADDITIONAL ONE MONTH INTEREST-ONLY PAYMENT THAT THE TRUST WILL RECEIVE IN JULY 2005.
(8) THE AMORTIZATION ON THE VILLAGES AT MONTPELIER POOLED PORTION IS BASED ON THE INTEREST RATE ON THE VILLAGES AT MONTPELIER WHOLE LOAN OR 5.650%. THE INTEREST PORTION OF THE MONTHLY PAYMENT AMOUNT IS BASED ON THE INTEREST RATE PRESENTED ABOVE AS FURTHER DESCRIBED IN THE PROSPECTUS UNDER "DESCRIPTION OF UNDERLYING MORTGAGE LOANS - VILLAGES AT MONTPELIER".
(9) MORTGAGE INTEREST RATE ON THE REYES COLD STORAGE PORTFOLIO MORTGAGE LOAN IS EXCLUSIVE OF THE RCS-IO INTEREST RATE. THE MORTGAGE INTEREST RATE ON THE REYES COLD STORAGE PORTFOLIO MORTGAGE WHOLE LOAN IS 6.347%.
(10) THE AMORTIZATION ON THE REYES COLD STORAGE PORTFOLIO MORTGAGE LOAN IS BASED ON THE INTEREST RATE ON THE REYES COLD STORAGE PORTFOLIO WHOLE LOAN OR 6.347% AND THE MONTHLY PRINCIPAL AND INTEREST PAYMENT OF $274,658.76.
     THE INTEREST PORTION OF THE MONTHLY PAYMENT AMOUNT IS BASED ON THE INTEREST RATE PRESENTED ABOVE AS FURTHER DESCRIBED IN THE PROSPECTUS UNDER "DESCRIPTION OF UNDERLYING MORTGAGE LOANS - REYES COLD STORAGE PORTFOLIO".
(11) THE MONTHLY PAYMENT SHOWN REPRESENTS THE AVERAGE MONTHLY PAYMENT FOR THE MORTGAGE LOAN OVER THE FIRST TWELVE MONTHS AFTER THE INTEREST ONLY PERIOD OF THE LOAN TERM AS FURTHER DESCRIBED IN THE PROSPECTUS UNDER "DESCRIPTION OF MORTGAGE ASSETS AND RELATED MORTGAGED PROPERTIES".
(12) THE MONTHLY PAYMENT SHOWN REPRESENTS THE AVERAGE MONTHLY PAYMENT FOR THE MORTGAGE LOAN OVER THE FIRST TWELVE MONTHS OF THE LOAN TERM.

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                     CUT-OFF DATE
                                                                       PRINCIPAL        APPRAISED       CUT-OFF DATE
   #   CROSSED  LOAN NAME                                             BALANCE (1)         VALUE       LTV RATIO (1)(3)
   -   -------  ---------                                             -----------         -----       ----------------
    1           San Diego Office Park                                $ 133,000,000    $ 191,400,000         69.5%
    2           Southland Center Mall                                  115,610,128      150,000,000         77.1%
    3           80-90 Maiden Lane                                       93,000,000      118,000,000         78.8%
    4    (A)    Billerica Bldg #3-6                                     18,320,000       22,900,000         78.5%
    5    (A)    31 Milk Street (Floors 2-11)                            16,147,000       21,400,000         78.5%
    6    (A)    Chicopee Big Y                                           6,560,000        8,200,000         78.5%
    7    (A)    Billerica Bldg #2                                        6,400,000        8,000,000         78.5%
    8    (A)    Billerica Bldg #7                                        4,800,000        6,000,000         78.5%
    9    (A)    31 Milk St (USPS)                                        2,513,000        3,200,000         78.5%
   10           Och Ziff Portfolio                                      52,925,875       71,400,000         74.1%
   11           Villages at Montpelier                                  44,000,000       55,600,000         79.1%
   12           Reyes Cold Storage Portfolio                            41,032,293       63,500,000         64.6%(7)
   13           2000 West Loop South Office Building                    35,500,000       49,750,000         71.4%
   14           Peakview Tower                                          33,000,000       49,350,000         66.9%
   15           Square-Arch Realty Corp.                                31,000,000      259,350,000         12.0%
   16           Countryside Centre                                      27,500,000       34,500,000         79.7%
   17           Champaign Student Housing                               27,372,905       34,760,000         78.7%
   18           Center of Winter Park                                   23,925,075       30,000,000         79.8%
   19           The Howard Owners, Inc.                                 21,960,925       70,010,000         31.4%
   20           Mesa Shopping Center                                    21,840,000       27,300,000         80.0%
   21           Bexley at Concord Mills Apartments                      21,400,000       27,800,000         77.0%
   22           Bexley at Providence                                    21,250,000       27,170,000         78.2%
   23           Longford Plaza                                          18,560,000       23,200,000         80.0%
   24           Auburn & Grant Avenue Plaza Portfolio                   17,400,000       21,800,000         79.8%
   25           Pinetree & Lakeside Portfolio                           17,000,000       23,350,000         72.8%
   26           Chason Ridge Apartments                                 15,500,000       19,970,000         77.6%
   27           Westside Shopping Center                                15,000,000       23,000,000         65.2%
   28           Broadwater                                              15,000,000       19,000,000         78.9%
   29           Ascot Point Village Apartments                          14,984,909       19,600,000         76.5%
   30           Paces Watch Apartments                                  14,925,000       20,600,000         72.5%
   31           Verizon Wireless Chandler                               14,700,000       21,190,000         69.4%
   32           Tri-Pointe Plaza                                        14,600,000       20,880,000         69.9%
   33           Summer Bend Apartments                                  13,886,159       17,900,000         77.6%
   34           Bank of America Center - Naples                         13,500,000       18,000,000         75.0%
   35           Buckingham Village Apartments                           13,000,000       16,250,000         80.0%
   36           Residence Inn - Scottsdale North                        12,100,000       16,500,000         73.3%
   37    (B)    Irmas & Gold - Oakwood Plaza                             4,475,565        5,800,000         78.8%
   38    (B)    Irmas & Gold -Arrowhead Lakes                            3,831,922        4,800,000         78.8%
   39    (B)    Irmas & Gold -Hobby Lobby                                3,792,006        4,750,000         78.8%
   40           Lakeview Townhomes                                      12,000,000       15,100,000         79.5%
   41           Kew Gardens Hills Apartment Owners, Inc.                11,962,369       56,800,000         21.1%
   42           Warminster Heights Home Ownership Association, Inc.     11,700,000       68,200,000         17.2%
   43           University Park                                         11,680,000       14,600,000         80.0%
   44           200 East 16th Street Housing Corporation                10,934,522       70,810,000         15.4%
   45           Longwood Village                                        10,700,000       15,000,000         71.3%
   46           Washington Square Plaza                                 10,400,000       13,700,000         75.9%
   47           Hunter's Run Centre                                     10,300,000       13,600,000         75.7%
   48           Waverly Place Apartments                                10,160,000       13,100,000         77.6%
   49           KD Moore Portfolio                                       9,791,178       13,380,000         73.2%
   50           2000 Bering Office Building                              9,672,771       14,375,000         67.3%
   51           363 East 76th Street Corporation                         9,000,000       97,440,000          9.2%
   52           Bon Aire Residents, Inc.                                 8,967,736       35,100,000         25.5%
   53           635 Madison Avenue                                       8,851,724       78,140,000         11.3%
   54           Brays Village Apartments                                 8,832,088       11,600,000         76.1%
   55           Calvert Village Shopping Center                          8,725,039       11,200,000         77.9%
   56           Maplewood & Merry Meeting MHC                            8,561,702       10,850,000         78.9%
   57           Holiday Inn Express - Manchester, NH                     8,465,538       12,500,000         67.7%
   58           Hampton Inn Greensboro Airport                           8,275,928       11,500,000         72.0%
   59           The Columns at Chicopee                                  8,250,000       11,200,000         73.7%
   60           Foxcroft Mobile Home Community                           8,025,509       13,470,000         59.6%
   61           Sutton Owners Corporation                                8,000,000      145,800,000          5.5%
   62           Seven Hills                                              7,991,952       10,050,000         79.5%
   63           One North Shore Center                                   7,492,937       10,000,000         74.9%
   64           Todd Lofts at Hermitage                                  7,377,356        9,600,000         76.8%
   65           Clay Creek                                               7,000,000        8,750,000         80.0%
   66           Olde Towne Apartments                                    6,986,435        8,750,000         79.8%
   67           Worthington Ridge Apartments                             6,967,589        8,800,000         79.2%
   68           Quality Suites Universal                                 6,772,739        9,700,000         69.8%
   69           Arapahoe & Holly Self Storage                            6,485,402       10,000,000         64.9%
   70           Watertown Crossing Office Building                       6,300,000        7,900,000         79.7%
   71           Sunridge Plaza Phase I                                   6,237,513        7,860,000         79.4%
   72           Clear Creek                                              6,000,000        7,550,000         79.5%
   73           6650 Sugarloaf Parkway Office Building                   5,994,293        8,575,000         69.9%
   74           North Court Shoppes                                      5,823,656        7,320,000         79.6%

                                                                                         MATURITY/
                                                                      MATURITY/ARD        ARD LTV       MOST RECENT     MOST RECENT
   #   CROSSED  LOAN NAME                                                BALANCE      RATIO (2)(3)(4)       NOI            DSCR
   -   -------  ---------                                                -------      ---------------       ---            ----
    1           San Diego Office Park                                $ 133,000,000         69.5%        $ 5,606,423        0.68x
    2           Southland Center Mall                                  106,940,346         71.3%          8,762,814        1.11x
    3           80-90 Maiden Lane                                       81,376,818         69.0%          4,997,412        0.72x
    4    (A)    Billerica Bldg #3-6                                     17,273,168         74.0%          1,919,302        1.60x
    5    (A)    31 Milk Street (Floors 2-11)                            15,224,337         74.0%          1,674,901        1.60x
    6    (A)    Chicopee Big Y                                           6,185,152         74.0%            466,262        1.60x
    7    (A)    Billerica Bldg #2                                        6,034,295         74.0%            971,548        1.60x
    8    (A)    Billerica Bldg #7                                        4,525,721         74.0%            682,018        1.60x
    9    (A)    31 Milk St (USPS)                                        2,369,403         74.0%            178,810        1.60x
   10           Och Ziff Portfolio                                      51,020,582         71.5%          6,670,639        1.51x
   11           Villages at Montpelier                                  38,687,624         69.6%          3,450,514        1.16x
   12           Reyes Cold Storage Portfolio                            32,306,666         50.9%(7)             N/A         N/A
   13           2000 West Loop South Office Building                    31,849,856         64.0%          2,672,908         N/A
   14           Peakview Tower                                          33,000,000         66.9%          2,265,103        1.02x
   15           Square-Arch Realty Corp.                                28,731,278         11.1%                N/A         N/A
   16           Countryside Centre                                      25,457,798         73.8%          1,220,930        0.67x
   17           Champaign Student Housing                               22,785,161         65.5%          2,383,572        1.26x
   18           Center of Winter Park                                   19,930,604         66.4%          2,545,599        1.51x
   19           The Howard Owners, Inc.                                 19,854,487         28.4%                N/A         N/A
   20           Mesa Shopping Center                                    19,111,418         70.0%          2,074,217        1.34x
   21           Bexley at Concord Mills Apartments                      19,882,344         71.5%          1,538,531        1.01x
   22           Bexley at Providence                                    18,458,722         67.9%          1,452,474        1.00x
   23           Longford Plaza                                          16,061,135         69.2%          1,624,891        1.36x
   24           Auburn & Grant Avenue Plaza Portfolio                   14,759,155         67.7%          1,406,180        1.02x
   25           Pinetree & Lakeside Portfolio                           17,000,000         72.8%          1,171,347        1.14x
   26           Chason Ridge Apartments                                 13,781,896         69.0%          1,352,489        1.26x
   27           Westside Shopping Center                                11,512,823         50.1%          1,778,268        1.57x
   28           Broadwater                                              13,938,573         73.4%            160,145        0.15x
   29           Ascot Point Village Apartments                          12,424,732         63.4%                N/A         N/A
   30           Paces Watch Apartments                                  13,298,741         64.6%          1,237,846        1.18x
   31           Verizon Wireless Chandler                               13,132,032         62.0%                N/A         N/A
   32           Tri-Pointe Plaza                                        13,312,590         63.8%          1,810,297        1.65x
   33           Summer Bend Apartments                                  11,529,186         64.4%          1,066,426        1.07x
   34           Bank of America Center - Naples                         12,543,928         69.7%            864,685        0.67x
   35           Buckingham Village Apartments                           12,476,697         76.8%          1,231,800        1.31x
   36           Residence Inn - Scottsdale North                        10,260,256         62.2%          1,753,696        1.96x
   37    (B)    Irmas & Gold - Oakwood Plaza                             3,730,086         65.7%            424,387        1.30x
   38    (B)    Irmas & Gold -Arrowhead Lakes                            3,193,653         65.7%            344,121        1.30x
   39    (B)    Irmas & Gold -Hobby Lobby                                3,160,385         65.7%            376,972        1.30x
   40           Lakeview Townhomes                                      12,000,000         79.5%            848,870        1.32x
   41           Kew Gardens Hills Apartment Owners, Inc.                10,050,787         17.7%                N/A         N/A
   42           Warminster Heights Home Ownership Association, Inc.      9,710,735         14.2%                N/A         N/A
   43           University Park                                         10,440,509         71.5%          1,072,013        1.26x
   44           200 East 16th Street Housing Corporation                 9,014,822         12.7%                N/A         N/A
   45           Longwood Village                                         9,227,363         61.5%            458,929        0.42x
   46           Washington Square Plaza                                  9,154,846         66.8%          1,055,114        1.32x
   47           Hunter's Run Centre                                      8,951,088         65.8%            948,653        1.35x
   48           Waverly Place Apartments                                 9,038,341         69.0%            908,368        1.27x
   49           KD Moore Portfolio                                       8,232,265         61.5%            557,714        0.73x
   50           2000 Bering Office Building                              8,173,194         56.9%                N/A         N/A
   51           363 East 76th Street Corporation                         9,000,000          9.2%                N/A         N/A
   52           Bon Aire Residents, Inc.                                 7,558,014         21.5%                N/A         N/A
   53           635 Madison Avenue                                       7,421,287          9.5%          1,015,740        1.68x
   54           Brays Village Apartments                                 7,401,812         63.8%            747,902        1.13x
   55           Calvert Village Shopping Center                          7,357,116         65.7%            923,468        1.35x
   56           Maplewood & Merry Meeting MHC                            7,170,461         66.1%            925,575        1.56x
   57           Holiday Inn Express - Manchester, NH                     7,945,032         63.6%          1,098,136        1.68x
   58           Hampton Inn Greensboro Airport                           6,348,616         55.2%          1,189,712        1.92x
   59           The Columns at Chicopee                                  7,610,034         67.9%                N/A         N/A
   60           Foxcroft Mobile Home Community                             158,161          1.2%            895,850        1.31x
   61           Sutton Owners Corporation                                8,000,000          5.5%                N/A         N/A
   62           Seven Hills                                              6,626,524         65.9%            586,565        1.01x
   63           One North Shore Center                                   6,265,411         62.7%            883,423        1.73x
   64           Todd Lofts at Hermitage                                  6,162,732         64.2%            701,325        1.36x
   65           Clay Creek                                               6,717,685         76.8%            745,562        1.44x
   66           Olde Towne Apartments                                    5,890,460         67.3%            820,028        1.59x
   67           Worthington Ridge Apartments                             5,783,037         65.7%            538,123        1.08x
   68           Quality Suites Universal                                 5,268,198         54.3%          1,077,320        2.05x
   69           Arapahoe & Holly Self Storage                            5,352,573         53.5%            744,523        1.72x
   70           Watertown Crossing Office Building                       5,366,941         67.9%            665,173        1.44x
   71           Sunridge Plaza Phase I                                   5,236,939         66.6%            564,473        1.23x
   72           Clear Creek                                              5,753,613         76.2%            494,262        1.08x
   73           6650 Sugarloaf Parkway Office Building                   5,006,095         58.4%                N/A         N/A
   74           North Court Shoppes                                      4,868,462         66.5%            567,339        1.35x

                                                                          U/W           U/W           U/W         ADMINISTRATIVE
   #   CROSSED  LOAN NAME                                                 NOI         NCF (5)       DSCR (6)           FEES
   -   -------  ---------                                                 ---         -------       --------           ----
    1           San Diego Office Park                                $   9,860,574  $   9,499,786     1.24x           0.0215%
    2           Southland Center Mall                                    9,628,766      9,114,848     1.22x           0.0215%
    3           80-90 Maiden Lane                                        8,119,751      7,628,316     1.21x           0.0215%
    4    (A)    Billerica Bldg #3-6                                      1,755,737      1,628,926     1.34x           0.0815%
    5    (A)    31 Milk Street (Floors 2-11)                             1,313,446      1,163,785     1.34x           0.0815%
    6    (A)    Chicopee Big Y                                             622,535        566,875     1.34x           0.0815%
    7    (A)    Billerica Bldg #2                                          900,693        820,382     1.34x           0.0815%
    8    (A)    Billerica Bldg #7                                          571,695        529,632     1.34x           0.0815%
    9    (A)    31 Milk St (USPS)                                          177,989        167,258     1.34x           0.0815%
   10           Och Ziff Portfolio                                       6,682,903      5,904,032     1.47x           0.0215%
   11           Villages at Montpelier                                   3,568,010      3,451,010     1.20x (8)       0.0215%
   12           Reyes Cold Storage Portfolio                             5,043,417      4,828,338     1.73x(7,8)      0.0215%
   13           2000 West Loop South Office Building                     3,559,203      3,102,898     1.26x           0.0715%
   14           Peakview Tower                                           3,486,029      3,130,347     1.67x           0.0215%
   15           Square-Arch Realty Corp.                                 8,961,387      8,961,387     4.84x           0.0815%
   16           Countryside Centre                                       2,425,750      2,302,954     1.27x           0.0715%
   17           Champaign Student Housing                                2,337,410      2,252,510     1.24x           0.0315%
   18           Center of Winter Park                                    2,299,041      2,169,283     1.35x           0.0215%
   19           The Howard Owners, Inc.                                  4,147,722      4,147,722     3.18x           0.0815%
   20           Mesa Shopping Center                                     1,884,988      1,788,701     1.21x           0.0215%
   21           Bexley at Concord Mills Apartments                       1,767,255      1,704,855     1.17x           0.0215%
   22           Bexley at Providence                                     1,692,750      1,632,350     1.17x           0.0215%
   23           Longford Plaza                                           1,728,355      1,580,568     1.32x           0.0915%
   24           Auburn & Grant Avenue Plaza Portfolio                    1,777,799      1,537,913     1.35x           0.0215%
   25           Pinetree & Lakeside Portfolio                            1,505,042      1,384,542     1.50x           0.0215%
   26           Chason Ridge Apartments                                  1,323,195      1,260,195     1.23x           0.0215%
   27           Westside Shopping Center                                 1,749,891      1,561,791     1.38x           0.0815%
   28           Broadwater                                               1,353,279      1,291,279     1.26x           0.0515%
   29           Ascot Point Village Apartments                           1,439,637      1,356,137     1.37x           0.0215%
   30           Paces Watch Apartments                                   1,250,543      1,192,543     1.20x           0.0215%
   31           Verizon Wireless Chandler                                1,431,447      1,373,854     1.38x           0.0215%
   32           Tri-Pointe Plaza                                         1,639,849      1,464,464     1.48x           0.0215%
   33           Summer Bend Apartments                                   1,181,132      1,106,132     1.20x           0.0215%
   34           Bank of America Center - Naples                          1,307,980      1,211,904     1.32x           0.0815%
   35           Buckingham Village Apartments                            1,160,844      1,086,444     1.23x           0.0215%
   36           Residence Inn - Scottsdale North                         1,593,680      1,438,423     1.61x           0.0515%
   37    (B)    Irmas & Gold - Oakwood Plaza                               430,727        394,388     1.30x           0.0315%
   38    (B)    Irmas & Gold -Arrowhead Lakes                              340,462        320,215     1.30x           0.0315%
   39    (B)    Irmas & Gold -Hobby Lobby                                  375,820        345,670     1.30x           0.0315%
   40           Lakeview Townhomes                                         885,642        855,642     1.38x           0.0215%
   41           Kew Gardens Hills Apartment Owners, Inc.                 2,501,315      2,501,315     3.41x           0.0815%
   42           Warminster Heights Home Ownership Association, Inc.      4,332,082      4,332,082     5.33x           0.0815%
   43           University Park                                          1,090,745      1,014,212     1.28x           0.0215%
   44           200 East 16th Street Housing Corporation                 3,192,719      3,192,719     4.38x           0.0815%
   45           Longwood Village                                         1,258,397      1,113,295     1.48x           0.0215%
   46           Washington Square Plaza                                  1,158,025      1,064,368     1.46x           0.0615%
   47           Hunter's Run Centre                                        960,697        922,556     1.36x           0.0215%
   48           Waverly Place Apartments                                   900,164        852,164     1.26x           0.0215%
   49           KD Moore Portfolio                                         953,201        895,331     1.31x           0.0215%
   50           2000 Bering Office Building                              1,032,539        852,581     1.25x           0.0215%
   51           363 East 76th Street Corporation                         4,231,480      4,231,480     8.74x           0.0815%
   52           Bon Aire Residents, Inc.                                 1,878,742      1,878,742     3.38x           0.0815%
   53           635 Madison Avenue                                       6,163,511      5,975,611     9.91x           0.0815%
   54           Brays Village Apartments                                   853,338        787,838     1.30x           0.0215%
   55           Calvert Village Shopping Center                            988,366        886,487     1.45x           0.0215%
   56           Maplewood & Merry Meeting MHC                              808,231        791,831     1.36x           0.0215%
   57           Holiday Inn Express - Manchester, NH                     1,040,245        936,094     1.54x           0.0215%
   58           Hampton Inn Greensboro Airport                           1,111,155        984,872     1.59x           0.0215%
   59           The Columns at Chicopee                                    759,324        721,824     1.36x           0.0215%
   60           Foxcroft Mobile Home Community                             985,612        969,562     1.44x           0.0215%
   61           Sutton Owners Corporation                                6,856,583      6,856,583    16.19x           0.0815%
   62           Seven Hills                                                753,972        681,741     1.29x           0.0815%
   63           One North Shore Center                                     873,054        751,361     1.47x           0.0515%
   64           Todd Lofts at Hermitage                                    740,069        715,069     1.43x           0.0215%
   65           Clay Creek                                                 808,616        749,616     1.58x           0.0215%
   66           Olde Towne Apartments                                      795,611        754,611     1.54x           0.0215%
   67           Worthington Ridge Apartments                               637,641        599,641     1.29x           0.0215%
   68           Quality Suites Universal                                   909,272        785,508     1.49x           0.0215%
   69           Arapahoe & Holly Self Storage                              746,125        727,673     1.73x           0.0215%
   70           Watertown Crossing Office Building                         597,520        543,810     1.28x           0.0215%
   71           Sunridge Plaza Phase I                                     592,446        557,600     1.30x           0.0215%
   72           Clear Creek                                                576,029        526,029     1.28x           0.0215%
   73           6650 Sugarloaf Parkway Office Building                     747,216        643,259     1.58x           0.0215%
   74           North Court Shoppes                                        510,004        474,304     1.20x           0.0215%

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                     CUT-OFF DATE
                                                                       PRINCIPAL        APPRAISED       CUT-OFF DATE
   #   CROSSED  LOAN NAME                                             BALANCE (1)         VALUE       LTV RATIO (1)(3)
   -   -------  ---------                                             -----------         -----       ----------------
    75          State Street Center                                  $ 5,801,789      $  8,325,000          69.7%
    76          Hampton Inn - Lincoln, NE                              5,776,662         8,300,000          69.6%
    77          Warrenville Office Center                              5,520,000         7,000,000          78.9%
    78          105 Atlantic Avenue                                    5,495,036         7,770,000          70.7%
    79          Huntwick Village Shopping Center                       5,315,000         6,800,000          78.2%
    80          Deer Creek Marketplace Shops                           5,280,000         6,600,000          80.0%
    81          Twyckingham Apartments                                 5,209,012         6,500,000          80.1%
    82          Residence Inn North - Colorado Springs                 5,200,000        10,300,000          50.5%
    83          Parkview Plaza Shopping Center                         5,104,542         6,600,000          77.3%
    84          Commons at Thornbury                                   5,100,000         6,900,000          73.9%
    85          Wells Cargo Self Storage                               5,100,000         6,810,000          74.9%
    86          Poulsbo Village Phase I                                5,095,386         7,650,000          66.6%
    87          Village Square Townhomes                               5,070,000         6,375,000          79.5%
    88          The Netzow Building                                    4,800,000         6,100,000          78.7%
    89          Sterling Court Apartments                              4,800,000         6,100,000          78.7%
    90          English Garden Townhomes                               4,795,321         6,050,000          79.3%
    91   (C)    1101 San Julian Street                                 2,894,319         9,100,000          38.8%
    92   (C)    1115 South Wall Street                                 1,896,278         3,250,000          38.8%
    93          Courtyard - Colorado Springs                           4,750,000         8,100,000          58.6%
    94          Quebec Highlands Shopping Center                       4,725,000         6,520,000          72.5%
    95          Highland Terrace Owners Corp.                          4,671,372        21,000,000          22.2%
    96          Westwood Commons                                       4,619,966         5,850,000          79.0%
    97          Derry Court, LLC                                       4,579,968         6,100,000          75.1%
    98          Gateway Plaza Shopping Center                          4,445,912         6,100,000          72.9%
    99          Lexington Square Townhouses, Inc.                      4,315,139        15,870,000          27.2%
   100          Transgroup Building                                    4,271,325         6,040,000          70.7%
   101          Shantara Plaza II                                      4,192,018         5,800,000          72.3%
   102          Lincoln Plaza                                          4,187,033         5,600,000          74.8%
   103          University of Phoenix Building                         4,160,000         6,520,000          63.8%
   104          Lenox Square                                           4,096,383         5,300,000          77.3%
   105          University Towne Center                                4,081,791         5,125,000          79.6%
   106          411 East 57th Corporation                              4,050,000        53,850,000           7.5%
   107          Pine Grove Shopping Center                             3,992,333         5,400,000          73.9%
   108          Steeple Chase Apartments                               3,868,000         4,980,000          77.7%
   109          Northline Point Apartments                             3,846,392         6,290,000          61.2%
   110          Fishers Gateway Shops                                  3,700,000         5,000,000          74.0%
   111          Riverside Center                                       3,700,000         4,630,000          79.9%
   112          2100-2120 Wallace Avenue Owners Corp.                  3,594,545         7,600,000          47.3%
   113          The Heritage Apartments                                3,470,000         4,350,000          79.8%
   114          Aptos Knoll Mobile Home Park                           3,365,662         5,800,000          58.0%
   115          Saloom III                                             3,294,423         4,400,000          74.9%
   116          Fleetridge Owners, Inc.                                3,289,727        21,700,000          15.2%
   117          Cross Bay Cooperative Corp.                            3,201,662        25,340,000          12.6%
   118          Fremont Court Apartments                               3,200,000         4,600,000          69.6%
   119          7 West 96th Street Corporation                         3,200,000        57,410,000           5.6%
   120          79 West 12th Street Corp.                              3,200,000        58,550,000           5.5%
   121          J.D. Mini Storage                                      3,193,621         5,600,000          57.0%
   122          Dollar Self Storage - Mesa                             3,173,227         3,970,000          79.9%
   123          Benco Mini Storage                                     3,103,381         4,200,000          73.9%
   124          Ram Plaza                                              3,100,000         4,400,000          70.5%
   125          University Square                                      3,094,404         4,580,000          67.6%
   126          Sulgrave Owners Corp.                                  3,085,014        14,840,000          20.8%
   127          Harry Silver Housing Company, Inc.                     2,992,352        24,700,000          12.1%
   128          Clarksville Multi Properties                           2,862,005         3,600,000          79.5%
   129          Varsity Apartments                                     2,797,277         4,300,000          65.1%
   130          Buckridge At Southport Apartments                      2,721,439         3,470,000          78.4%
   131          Gramercy Arms Corp.                                    2,650,000        39,550,000           6.7%
   132          320 West 76 Corp.                                      2,627,859        44,310,000           5.9%
   133          Seville Apartments                                     2,538,602         3,200,000          79.3%
   134          Ventura Boulevard                                      2,497,587         3,400,000          73.5%
   135          Wychwood Owners Corp.                                  2,343,233        25,190,000           9.3%
   136          Westgate Center                                        2,283,752         8,200,000          27.9%
   137          Chalet Apartments                                      2,200,000         2,800,000          78.6%
   138          Lofts on College                                       2,157,976         2,700,000          79.9%
   139          Centennial Marketplace                                 2,010,000         2,550,000          78.8%
   140          Applecreek and Orchard Tree Apartments                 1,856,717         2,700,000          68.8%
   141          Westwood Ridge Apartments                              1,796,685         2,250,000          79.9%
   142          Wolf Store Retail Park                                 1,796,685         3,150,000          57.0%
   143          830-832/834 Broadway Owner's Corporation               1,750,000        44,870,000           3.9%
   144          South Carrier Shopping Center                          1,748,437         2,680,000          65.2%
   145          Nimage Enterprises LLC                                 1,698,438         3,650,000          46.5%
   146          52 Riverside Drive Owners Corp.                        1,696,251        41,500,000           4.1%
   147          Cheshire Bridge Retail Center                          1,650,000         2,200,000          75.0%
   148          Walgreens at Marshfield                                1,646,746         2,590,000          63.6%
   149          Tucson Mobile Home Park Portfolio                      1,630,516         2,160,000          75.5%

                                                                                         MATURITY/
                                                                      MATURITY/ARD        ARD LTV       MOST RECENT     MOST RECENT
   #   CROSSED  LOAN NAME                                                BALANCE      RATIO (2)(3)(4)       NOI            DSCR
   -   -------  ---------                                                -------      ---------------       ---            ----
    75          State Street Center                                  $   4,866,362         58.5%        $   595,382        1.35x
    76          Hampton Inn - Lincoln, NE                                4,915,478         59.2%            732,131        1.59x
    77          Warrenville Office Center                                4,794,757         68.5%            172,848        0.34x
    78          105 Atlantic Avenue                                      4,618,740         59.4%                N/A         N/A
    79          Huntwick Village Shopping Center                         4,676,197         68.8%            597,522        1.47x
    80          Deer Creek Marketplace Shops                             4,437,945         67.2%                N/A         N/A
    81          Twyckingham Apartments                                   4,665,531         71.8%            408,020        1.04x
    82          Residence Inn North - Colorado Springs                   4,409,366         42.8%            826,202        2.15x
    83          Parkview Plaza Shopping Center                           4,271,956         64.7%                N/A         N/A
    84          Commons at Thornbury                                     4,415,020         64.0%            559,423        1.38x
    85          Wells Cargo Self Storage                                 4,294,118         63.1%            446,237        1.25x
    86          Poulsbo Village Phase I                                  4,281,525         56.0%            539,252        1.52x
    87          Village Square Townhomes                                 4,439,547         69.6%            540,763        1.49x
    88          The Netzow Building                                      4,215,188         69.1%            538,846        1.49x
    89          Sterling Court Apartments                                4,800,000         78.7%            668,964        2.18x
    90          English Garden Townhomes                                 3,992,342         66.0%            428,786        1.28x
    91   (C)    1101 San Julian Street                                   2,436,633         32.7%            745,800        2.88x
    92   (C)    1115 South Wall Street                                   1,596,415         32.7%            261,400        2.88x
    93          Courtyard - Colorado Springs                             4,027,787         49.7%            752,840        2.14x
    94          Quebec Highlands Shopping Center                         4,110,187         63.0%            325,706        0.91x
    95          Highland Terrace Owners Corp.                            3,836,802         18.3%                N/A         N/A
    96          Westwood Commons                                         3,841,834         65.7%                N/A         N/A
    97          Derry Court, LLC                                         3,849,611         63.1%            569,807        1.80x
    98          Gateway Plaza Shopping Center                            3,728,980         61.1%            607,905        1.75x
    99          Lexington Square Townhouses, Inc.                        3,082,122         19.4%                N/A         N/A
   100          Transgroup Building                                      3,610,687         59.8%            403,633        1.33x
   101          Shantara Plaza II                                        2,845,172         49.1%                N/A         N/A
   102          Lincoln Plaza                                            3,486,015         62.3%            392,803        1.26x
   103          University of Phoenix Building                           3,993,454         61.2%            476,755        1.68x
   104          Lenox Square                                             3,452,484         65.1%            398,141        1.16x
   105          University Towne Center                                  3,102,996         60.5%                N/A         N/A
   106          411 East 57th Corporation                                4,050,000          7.5%                N/A         N/A
   107          Pine Grove Shopping Center                               3,371,060         62.4%            362,551        1.19x
   108          Steeple Chase Apartments                                 3,214,054         64.5%            327,779        1.24x
   109          Northline Point Apartments                               3,218,241         51.2%            554,361        1.92x
   110          Fishers Gateway Shops                                    2,805,261         56.1%                N/A         N/A
   111          Riverside Center                                         3,213,996         69.4%            359,010        1.34x
   112          2100-2120 Wallace Avenue Owners Corp.                    3,287,146         43.3%                N/A         N/A
   113          The Heritage Apartments                                  3,038,507         69.9%            345,624        1.39x
   114          Aptos Knoll Mobile Home Park                             2,833,700         48.9%                N/A         N/A
   115          Saloom III                                               2,827,041         64.3%            483,132        1.78x
   116          Fleetridge Owners, Inc.                                  2,994,348         13.8%                N/A         N/A
   117          Cross Bay Cooperative Corp.                                      -          0.0%                N/A         N/A
   118          Fremont Court Apartments                                 2,769,222         60.2%            261,910        1.24x
   119          7 West 96th Street Corporation                           3,200,000          5.6%                N/A         N/A
   120          79 West 12th Street Corp.                                3,200,000          5.5%                N/A         N/A
   121          J.D. Mini Storage                                        2,682,136         47.9%            445,872        1.97x
   122          Dollar Self Storage - Mesa                               2,677,640         67.4%            284,892        1.27x
   123          Benco Mini Storage                                       2,386,779         56.8%            402,401        1.61x
   124          Ram Plaza                                                2,705,500         61.5%            302,699        1.37x
   125          University Square                                        2,659,780         58.1%                N/A         N/A
   126          Sulgrave Owners Corp.                                    2,701,173         18.2%                N/A         N/A
   127          Harry Silver Housing Company, Inc.                       2,768,014         11.2%                N/A         N/A
   128          Clarksville Multi Properties                             2,391,122         66.4%                N/A         N/A
   129          Varsity Apartments                                       2,329,600         54.2%            249,287        1.28x
   130          Buckridge At Southport Apartments                        2,265,669         65.3%            252,721        1.28x
   131          Gramercy Arms Corp.                                      2,400,647          6.1%                N/A         N/A
   132          320 West 76 Corp.                                        2,509,651          5.7%                N/A         N/A
   133          Seville Apartments                                       2,124,803         66.4%            232,916        1.26x
   134          Ventura Boulevard                                        2,081,962         61.2%            243,730        1.38x
   135          Wychwood Owners Corp.                                    1,992,397          7.9%                N/A         N/A
   136          Westgate Center                                             27,349          0.3%            672,512        2.73x
   137          Chalet Apartments                                        1,919,773         68.6%            195,562        1.12x
   138          Lofts on College                                         1,805,558         66.9%                N/A         N/A
   139          Centennial Marketplace                                   1,743,647         68.4%            192,132        1.36x
   140          Applecreek and Orchard Tree Apartments                   1,584,765         58.7%            228,719        1.51x
   141          Westwood Ridge Apartments                                1,525,143         67.8%            189,618        1.39x
   142          Wolf Store Retail Park                                   1,525,143         48.4%             24,490        0.08x
   143          830-832/834 Broadway Owner's Corporation                 1,750,000          3.9%                N/A         N/A
   144          South Carrier Shopping Center                            1,471,390         54.9%            246,700        1.83x
   145          Nimage Enterprises LLC                                   1,424,554         39.0%            368,511        3.15x
   146          52 Riverside Drive Owners Corp.                          1,436,627          3.5%                N/A         N/A
   147          Cheshire Bridge Retail Center                            1,368,350         62.2%            197,349        1.45x
   148          Walgreens at Marshfield                                  1,385,094         53.5%            183,950        1.47x
   149          Tucson Mobile Home Park Portfolio                        1,381,787         64.0%            157,466        1.32x

                                                                          U/W           U/W           U/W         ADMINISTRATIVE
   #   CROSSED  LOAN NAME                                                 NOI         NCF (5)       DSCR (6)           FEES
   -   -------  ---------                                                 ---         -------       --------           ----
    75          State Street Center                                  $     646,763  $     585,515     1.47x           0.0215%
    76          Hampton Inn - Lincoln, NE                                  702,825        636,581     1.53x           0.0215%
    77          Warrenville Office Center                                  570,455        520,960     1.43x           0.0315%
    78          105 Atlantic Avenue                                        535,589        507,090     1.33x           0.0215%
    79          Huntwick Village Shopping Center                           544,878        490,137     1.33x           0.0215%
    80          Deer Creek Marketplace Shops                               489,491        468,627     1.27x           0.1015%
    81          Twyckingham Apartments                                     491,423        450,023     1.28x           0.0215%
    82          Residence Inn North - Colorado Springs                     718,939        616,138     1.60x           0.0515%
    83          Parkview Plaza Shopping Center                             475,988        447,238     1.29x           0.0215%
    84          Commons at Thornbury                                       533,378        488,493     1.31x           0.0215%
    85          Wells Cargo Self Storage                                   478,049        466,493     1.30x           0.0815%
    86          Poulsbo Village Phase I                                    584,468        548,525     1.55x           0.1015%
    87          Village Square Townhomes                                   541,023        516,523     1.49x           0.0215%
    88          The Netzow Building                                        489,349        444,323     1.34x           0.0215%
    89          Sterling Court Apartments                                  643,701        584,677     2.09x           0.0215%
    90          English Garden Townhomes                                   461,012        434,208     1.35x           0.1015%
    91   (C)    1101 San Julian Street                                     739,325        708,092     2.89x           0.0215%
    92   (C)    1115 South Wall Street                                     271,653        255,885     2.89x           0.0215%
    93          Courtyard - Colorado Springs                               657,259        563,624     1.60x           0.0515%
    94          Quebec Highlands Shopping Center                           456,369        417,603     1.33x           0.0215%
    95          Highland Terrace Owners Corp.                            1,105,483      1,105,483     3.61x           0.0815%
    96          Westwood Commons                                           466,918        454,200     1.49x           0.0215%
    97          Derry Court, LLC                                           470,961        447,532     1.42x           0.0815%
    98          Gateway Plaza Shopping Center                              498,228        451,378     1.47x           0.0715%
    99          Lexington Square Townhouses, Inc.                          756,501        756,501     2.42x           0.0815%
   100          Transgroup Building                                        409,290        389,053     1.28x           0.0815%
   101          Shantara Plaza II                                          483,887        450,621     1.31x           0.0215%
   102          Lincoln Plaza                                              397,742        360,436     1.28x           0.0315%
   103          University of Phoenix Building                             441,595        409,985     1.44x           0.1015%
   104          Lenox Square                                               454,258        388,282     1.35x           0.0615%
   105          University Towne Center                                    407,765        385,717     1.29x           0.0215%
   106          411 East 57th Corporation                                2,098,849      2,098,849     9.79x           0.0815%
   107          Pine Grove Shopping Center                                 366,782        340,081     1.21x           0.0215%
   108          Steeple Chase Apartments                                   375,103        345,799     1.34x           0.1015%
   109          Northline Point Apartments                                 511,750        461,750     1.76x           0.0215%
   110          Fishers Gateway Shops                                      427,858        404,112     1.56x           0.0215%
   111          Riverside Center                                           336,478        308,350     1.25x           0.0315%
   112          2100-2120 Wallace Avenue Owners Corp.                      703,683        703,683     3.07x           0.0815%
   113          The Heritage Apartments                                    331,257        315,257     1.33x           0.0215%
   114          Aptos Knoll Mobile Home Park                               362,542        358,742     1.52x           0.0215%
   115          Saloom III                                                 402,426        357,188     1.45x           0.0215%
   116          Fleetridge Owners, Inc.                                  1,345,382      1,345,382     6.64x           0.0815%
   117          Cross Bay Cooperative Corp.                              1,538,740      1,538,740     5.81x           0.0815%
   118          Fremont Court Apartments                                   273,761        265,815     1.30x           0.0215%
   119          7 West 96th Street Corporation                           2,995,978      2,995,978    15.03x           0.0815%
   120          79 West 12th Street Corp.                                2,837,710      2,837,710    17.02x           0.0815%
   121          J.D. Mini Storage                                          412,849        400,962     1.82x           0.0215%
   122          Dollar Self Storage - Mesa                                 301,770        291,168     1.30x           0.1015%
   123          Benco Mini Storage                                         333,405        316,003     1.32x           0.0215%
   124          Ram Plaza                                                  302,652        283,705     1.37x           0.0215%
   125          University Square                                          354,766        334,200     1.49x           0.0215%
   126          Sulgrave Owners Corp.                                      889,886        889,886     4.51x           0.0815%
   127          Harry Silver Housing Company, Inc.                       1,809,614      1,809,614     8.84x           0.0815%
   128          Clarksville Multi Properties                               295,611        273,111     1.41x           0.0215%
   129          Varsity Apartments                                         240,118        232,089     1.23x           0.0215%
   130          Buckridge At Southport Apartments                          263,879        243,879     1.34x           0.0215%
   131          Gramercy Arms Corp.                                      1,770,717      1,770,717    11.01x           0.0815%
   132          320 West 76 Corp.                                        1,460,883      1,460,883     9.41x           0.0815%
   133          Seville Apartments                                         239,864        224,364     1.30x           0.0215%
   134          Ventura Boulevard                                          245,353        233,774     1.39x           0.0215%
   135          Wychwood Owners Corp.                                    1,069,232      1,069,232     7.11x           0.0815%
   136          Westgate Center                                            576,913        518,179     2.30x           0.0215%
   137          Chalet Apartments                                          231,583        201,583     1.37x           0.0215%
   138          Lofts on College                                           184,404        179,304     1.22x           0.0215%
   139          Centennial Marketplace                                     182,171        170,097     1.29x           0.0215%
   140          Applecreek and Orchard Tree Apartments                     229,069        205,949     1.51x           0.0215%
   141          Westwood Ridge Apartments                                  178,662        168,662     1.31x           0.0215%
   142          Wolf Store Retail Park                                     258,359        243,905     1.89x           0.0215%
   143          830-832/834 Broadway Owner's Corporation                 2,159,980      2,159,980    22.24x           0.0815%
   144          South Carrier Shopping Center                              198,489        175,572     1.44x           0.0215%
   145          Nimage Enterprises LLC                                     227,944        197,944     1.69x           0.0815%
   146          52 Riverside Drive Owners Corp.                          1,559,693      1,559,693    14.48x           0.0815%
   147          Cheshire Bridge Retail Center                              174,435        160,396     1.27x           0.0215%
   148          Walgreens at Marshfield                                    173,078        156,828     1.37x           0.0215%
   149          Tucson Mobile Home Park Portfolio                          143,184        139,484     1.20x           0.0215%

                      ADDITIONAL MORTGAGE LOAN INFORMATION

                                                                     CUT-OFF DATE
                                                                       PRINCIPAL           APPRAISED         CUT-OFF DATE
   #   CROSSED  LOAN NAME                                             BALANCE (1)            VALUE          LTV RATIO (1)(3)
   -   -------  ---------                                             -----------            -----          ----------------
   150          Prescott Airpark                                     $     1,600,000    $     3,000,000           53.3%
   151          Star Vale Mobile Home Park                                 1,598,610          2,540,000           62.9%
   152          Cobbham Oaks Apartments                                    1,598,508          2,175,000           73.5%
   153          Seminole Professional Center                               1,597,748          3,415,000           46.8%
   154          Barclay Tenants' Corporation                               1,590,323         18,800,000            8.5%
   155          Vitamin Shoppe Retail Center                               1,572,971          1,975,000           79.6%
   156          Private Storage                                            1,557,133          2,265,000           68.7%
   157          129/82 Owners Corp.                                        1,492,635         29,500,000            5.1%
   158          Heathcoate-Wiltshire Corp.                                 1,467,542         13,075,000           11.2%
   159   (D)    State Street                                                 916,324          1,220,000           74.5%
   160   (D)    1 Arch Street                                                544,075            740,000           74.5%
   161          Dixon Landing                                              1,448,728          3,060,000           47.3%
   162          Wrens Trail Apartments                                     1,427,000          2,330,000           61.2%
   163          Finneytown Apartments                                      1,410,000          1,780,000           79.2%
   164          310 West 79th Apartments Corp.                             1,400,000         35,100,000            4.0%
   165          620 Broadway Housing Corp.                                 1,400,000         19,400,000            7.2%
   166          109-111 N. Broadway Apt. Corp.                             1,396,797         13,410,000           10.4%
   167          Town Commons Shopping Center                               1,390,172          2,500,000           55.6%
   168          750 New York Ave                                           1,194,999          1,770,000           67.5%
   169          440 West Warner Road                                       1,150,000          1,550,000           74.2%
   170          Island RV Resort                                           1,100,000          2,900,000           37.9%
   171          96 Perry Street Corp.                                      1,019,195          9,465,000           10.8%
   172          Amory Street Apartments                                      998,144          1,520,000           65.7%
   173          77 Bronx River Road Owners, Inc.                             996,177          5,800,000           17.2%
   174          315 St. John's Owners Inc.                                   993,708         21,450,000            4.6%
   175          404 Riverside Drive, Inc.                                    993,273         68,000,000            1.5%
   176          16 Crosby Street Owners Corp.                                989,539         23,000,000            4.3%
   177          South Park Plaza                                             983,673          2,100,000           46.8%
   178          2 King Street Apartments Corp.                               980,000         16,090,000            6.1%
   179          Island Ford Square                                           934,073          1,170,000           79.8%
   180          4213 Village Corp.                                           931,810         16,730,000            5.6%
   181          571 Hudson Street Apartment Corp.                            920,689         10,825,000            8.5%
   182          82-04 Lefferts Tenants Corp.                                 897,440          6,000,000           15.0%
   183          30 Bond Street Owners Corp.                                  850,000         10,300,000            8.3%
   184          Hamden Apartments                                            838,480          1,100,000           76.2%
   185          Hilltop Village Cooperative #One, Inc.                       687,064         21,540,000            3.2%
   186          438 West 49th Street Owners Corporation                      672,959          5,175,000           13.0%
   187          264 W. 22 St. Owners, Inc.                                   563,760          5,565,000           10.1%
   188          11 Park Place Owners, Inc.                                   548,300          2,770,000           19.8%
   189          80 Lincoln Owners, Inc                                       524,144          2,645,000           19.8%
   190          63 East 79th Street Corp.                                    500,000          8,150,000            6.1%
   191          216 East 12th St. Owners Corp.                               395,978          3,400,000           11.6%
   192          1 Ascot Ridge Corp.                                          375,380          3,380,000           11.1%
   193          27 West 10th Street Owners Corp.                             336,652          4,940,000            6.8%
   194          613 E. 6th St. Owners Corp.                                  326,275          7,130,000            4.6%
   195          1209 8th Avenue Corp.                                        279,292          3,080,000            9.1%
   196          432-434 East 10th Street Corporation                         199,463          6,850,000            2.9%
   197          326 Sixth Avenue Owners Corp.                                174,714          2,370,000            7.4%
   198          8 E. 10th St. Owners Corp.                                   163,749          6,065,000            2.7%

                                                                     -------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                              $ 1,636,950,434    $ 3,741,280,000           67.4%
                                                                     =================================================

                MAXIMUM:                                             $   133,000,000    $   259,350,000           80.1%
                MINIMUM:                                             $       163,749    $       740,000            1.5%

                                                                                         MATURITY/
                                                                      MATURITY/ARD        ARD LTV       MOST RECENT     MOST RECENT
   #   CROSSED  LOAN NAME                                                BALANCE      RATIO (2)(3)(4)       NOI            DSCR
   -   -------  ---------                                                -------      ---------------       ---            ----
   150          Prescott Airpark                                    $     1,334,420        44.5%       $     104,813        N/A
   151          Star Vale Mobile Home Park                                1,349,748        53.1%             179,556       1.55x
   152          Cobbham Oaks Apartments                                   1,338,279        61.5%             204,771       1.78x
   153          Seminole Professional Center                              1,217,543        35.7%             292,775       2.21x
   154          Barclay Tenants' Corporation                              1,307,721         7.0%                 N/A        N/A
   155          Vitamin Shoppe Retail Center                              1,195,363        60.5%             170,347       1.40x
   156          Private Storage                                           1,322,181        58.4%             195,753       1.67x
   157          129/82 Owners Corp.                                       1,227,356         4.2%                 N/A        N/A
   158          Heathcoate-Wiltshire Corp.                                1,233,374         9.4%                 N/A        N/A
   159   (D)    State Street                                                778,741        63.5%              99,084       1.35x
   160   (D)    1 Arch Street                                               466,624        63.5%              53,858       1.35x
   161          Dixon Landing                                             1,221,738        39.9%             187,127       1.74x
   162          Wrens Trail Apartments                                        7,268         0.3%             203,641       1.34x
   163          Finneytown Apartments                                     1,234,667        69.4%             150,462       1.49x
   164          310 West 79th Apartments Corp.                            1,400,000         4.0%                 N/A        N/A
   165          620 Broadway Housing Corp.                                1,400,000         7.2%                 N/A        N/A
   166          109-111 N. Broadway Apt. Corp.                            1,146,882         8.6%                 N/A        N/A
   167          Town Commons Shopping Center                                611,229        24.4%             318,269       2.17x
   168          750 New York Ave                                             28,575         1.6%             150,000       1.21x
   169          440 West Warner Road                                        982,026        63.4%                 N/A        N/A
   170          Island RV Resort                                            988,554        34.1%             246,075       3.05x
   171          96 Perry Street Corp.                                       846,926         8.9%                 N/A        N/A
   172          Amory Street Apartments                                      28,266         1.9%             178,389       1.90x
   173          77 Bronx River Road Owners, Inc.                            903,167        15.6%                 N/A        N/A
   174          315 St. John's Owners Inc.                                  751,074         3.5%                 N/A        N/A
   175          404 Riverside Drive, Inc.                                         -         0.0%                 N/A        N/A
   176          16 Crosby Street Owners Corp.                                     -         0.0%                 N/A        N/A
   177          South Park Plaza                                            755,578        36.0%             170,106       2.07x
   178          2 King Street Apartments Corp.                              980,000         6.1%                 N/A        N/A
   179          Island Ford Square                                          779,157        66.6%              60,358       0.84x
   180          4213 Village Corp.                                          767,780         4.6%                 N/A        N/A
   181          571 Hudson Street Apartment Corp.                           763,787         7.1%                 N/A        N/A
   182          82-04 Lefferts Tenants Corp.                                823,094        13.7%                 N/A        N/A
   183          30 Bond Street Owners Corp.                                 850,000         8.3%                 N/A        N/A
   184          Hamden Apartments                                           713,411        64.9%              76,366       1.19x
   185          Hilltop Village Cooperative #One, Inc.                      296,385         1.4%                 N/A        N/A
   186          438 West 49th Street Owners Corporation                     614,083        11.9%                 N/A        N/A
   187          264 W. 22 St. Owners, Inc.                                  520,864         9.4%                 N/A        N/A
   188          11 Park Place Owners, Inc.                                  499,387        18.0%                 N/A        N/A
   189          80 Lincoln Owners, Inc                                      476,912        18.0%                 N/A        N/A
   190          63 East 79th Street Corp.                                   500,000         6.1%                 N/A        N/A
   191          216 East 12th St. Owners Corp.                                    -         0.0%                 N/A        N/A
   192          1 Ascot Ridge Corp.                                         146,903         4.3%                 N/A        N/A
   193          27 West 10th Street Owners Corp.                                  -         0.0%                 N/A        N/A
   194          613 E. 6th St. Owners Corp.                                 211,973         3.0%                 N/A        N/A
   195          1209 8th Avenue Corp.                                       238,278         7.7%                 N/A        N/A
   196          432-434 East 10th Street Corporation                        168,979         2.5%                 N/A        N/A
   197          326 Sixth Avenue Owners Corp.                               150,048         6.3%                 N/A        N/A
   198          8 E. 10th St. Owners Corp.                                  129,914         2.1%                 N/A        N/A

                                                                    ------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                             $ 1,443,236,936        59.7%       $ 111,968,497       1.19x
                                                                    ============================================================

                MAXIMUM:                                            $   133,000,000        79.5%       $   8,762,814       3.15x
                MINIMUM:                                            $             -         0.0%       $      24,490       0.08x

                                                                          U/W              U/W           U/W         ADMINISTRATIVE
   #   CROSSED  LOAN NAME                                                 NOI            NCF (5)       DSCR (6)           FEES
   -   -------  ---------                                                 ---            -------       --------           ----
   150          Prescott Airpark                                    $       229,439   $     202,139      1.86x           0.0815%
   151          Star Vale Mobile Home Park                                  166,900         162,450      1.44x           0.0215%
   152          Cobbham Oaks Apartments                                     169,737         160,185      1.46x           0.0215%
   153          Seminole Professional Center                                212,029         179,988      1.53x           0.0215%
   154          Barclay Tenants' Corporation                                618,557         618,557      5.90x           0.0815%
   155          Vitamin Shoppe Retail Center                                159,458         150,766      1.31x           0.0215%
   156          Private Storage                                             203,902         195,707      1.75x           0.0215%
   157          129/82 Owners Corp.                                         986,815         986,815      9.99x           0.0815%
   158          Heathcoate-Wiltshire Corp.                                  682,474         682,474      6.45x           0.0815%
   159   (D)    State Street                                                 86,037          79,870      1.28x           0.0215%
   160   (D)    1 Arch Street                                                59,306          56,606      1.28x           0.0215%
   161          Dixon Landing                                               172,721         162,592      1.60x           0.0215%
   162          Wrens Trail Apartments                                      191,857         179,857      1.26x           0.0215%
   163          Finneytown Apartments                                       147,078         140,078      1.45x           0.0215%
   164          310 West 79th Apartments Corp.                            1,591,925       1,591,925     21.58x           0.0815%
   165          620 Broadway Housing Corp.                                  824,135         824,135     10.93x           0.0815%
   166          109-111 N. Broadway Apt. Corp.                              669,149         669,149      7.24x           0.0815%
   167          Town Commons Shopping Center                                184,572         165,010      1.20x           0.0215%
   168          750 New York Ave                                            135,668         130,214      1.26x           0.0815%
   169          440 West Warner Road                                        108,587         103,249      1.28x           0.0215%
   170          Island RV Resort                                            254,451         244,501      3.15x           0.0215%
   171          96 Perry Street Corp.                                       424,673         424,673      6.06x           0.0815%
   172          Amory Street Apartments                                     153,761         145,761      1.63x           0.0215%
   173          77 Bronx River Road Owners, Inc.                            443,146         443,146      7.43x           0.0815%
   174          315 St. John's Owners Inc.                                  948,892         948,892     12.90x           0.0815%
   175          404 Riverside Drive, Inc.                                 2,100,417       2,100,417     24.95x           0.0815%
   176          16 Crosby Street Owners Corp.                             1,133,551       1,133,551     11.37x           0.0815%
   177          South Park Plaza                                            151,497         134,989      1.82x           0.0215%
   178          2 King Street Apartments Corp.                              801,911         801,911     15.65x           0.0815%
   179          Island Ford Square                                           89,922          82,966      1.31x           0.0215%
   180          4213 Village Corp.                                        1,016,011       1,016,011     16.27x           0.0815%
   181          571 Hudson Street Apartment Corp.                           332,648         332,648      5.27x           0.0815%
   182          82-04 Lefferts Tenants Corp.                                294,755         294,755      5.08x           0.0815%
   183          30 Bond Street Owners Corp.                                 390,819         390,819      7.81x           0.0815%
   184          Hamden Apartments                                            84,680          80,900      1.33x           0.0215%
   185          Hilltop Village Cooperative #One, Inc.                    1,695,830       1,695,830     25.11x           0.0815%
   186          438 West 49th Street Owners Corporation                     199,742         199,742      4.75x           0.0815%
   187          264 W. 22 St. Owners, Inc.                                  208,747         208,747      5.44x           0.0815%
   188          11 Park Place Owners, Inc.                                   95,101          95,101      2.81x           0.0815%
   189          80 Lincoln Owners, Inc                                      130,826         130,826      4.04x           0.0815%
   190          63 East 79th Street Corp.                                   292,737         292,737     10.88x           0.0815%
   191          216 East 12th St. Owners Corp.                              160,138         160,138      3.86x           0.0815%
   192          1 Ascot Ridge Corp.                                         134,341         134,341      3.88x           0.0815%
   193          27 West 10th Street Owners Corp.                            177,552         177,552      5.01x           0.0815%
   194          613 E. 6th St. Owners Corp.                                 273,090         273,090      9.73x           0.0815%
   195          1209 8th Avenue Corp.                                       132,756         132,756      6.17x           0.0815%
   196          432-434 East 10th Street Corporation                        314,482         314,482     21.09x           0.0815%
   197          326 Sixth Avenue Owners Corp.                                96,705          96,705      6.97x           0.0815%
   198          8 E. 10th St. Owners Corp.                                  220,912         220,912     15.75x           0.0815%

                                                                    ------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                             $   224,282,287   $ 214,179,275      2.01x
                                                                    ==========================================

                MAXIMUM:                                            $     9,860,574   $   9,499,786     25.11x
                MINIMUM:                                            $        59,306   $      56,606      1.17x

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY BILLERICA BLDG #3-6, 31 MILK STREET (FLOORS 2-11), CHICOPEE BIG Y, BILLERICA BLDG #2, BILLERICA BLDG #7 AND 31 MILK STREET (USPS) ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY IRMAS & GOLD - OAKWOOD PLAZA, IRMAS & GOLD - ARROWHEAD LAKES AND IRMAS & GOLD - HOBBY LOBBY ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY 1101 SAN JULIAN STREET AND 1115 SOUTH WALL STREET ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY STATE STREET AND 1 ARCH STREET ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.
(2) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ARD IN THE CASE OF ARD LOANS, THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.
(3) IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS, THE COMBINED LTV IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(4) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.
(5) U/W NCF REFLECTS THE NET CASH FLOW AFTER U/W REPLACEMENT RESERVES, U/W LC'S AND TI'S AND U/W FF&E. WITH RESPECT TO THE RESIDENTIAL COOPERATIVE LOANS, U/W REPLACEMENT RESERVES/FF&E ARE CAPTURED IN U/W EXPENSES; HOWEVER, WE SHOW THEM FOR PRESENTATIONAL PURPOSES ONLY.
(6) U/W DSCR IS BASED ON THE AMOUNT OF THE MONTHLY PAYMENTS PRESENTED. IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS THE COMBINED U/W DSCR IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.
(7)  BASED ON THE $41,260,000 REYES COLD STORAGE PORTFOLIO MORTGAGE LOAN.
(8) U/W DSCR IS BASED ON THE AVERAGE OF THE FIRST 12 PRINCIPAL AND INTEREST PAYMENTS AFTER THE INTEREST ONLY PERIOD OF THE LOAN TERM.

             ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                                            CONTRACTUAL             U/W
                                                                        ENGINEERING          RECURRING           RECURRING
                                                                         RESERVE AT         REPLACEMENT         REPLACEMENT
 #    CROSSED    LOAN NAME                                              ORIGINATION         RESERVE/FF&E        RESERVE/FF&E
 -    -------    ---------                                              -----------         ------------        ------------
  1              San Diego Office Park                                  $    67,500        $      64,723(1)    $      64,723
  2              Southland Center Mall                                  $         0        $           0       $      95,936
  3              80-90 Maiden Lane                                      $         0        $      65,359       $      65,358
  4     (A)      Billerica Bldg #3-6                                    $         0        $      28,801       $      28,801
  5     (A)      31 Milk Street (Floors 2-11)                           $         0        $      11,147       $      11,147
  6     (A)      Chicopee Big Y                                         $         0        $       9,613       $       9,613
  7     (A)      Billerica Bldg #2                                      $         0        $       9,540       $       9,540
  8     (A)      Billerica Bldg #7                                      $         0        $       3,292       $       3,292
  9     (A)      31 Milk St (USPS)                                      $         0        $         560       $         560
 10              Och Ziff Portfolio                                     $    30,125                  4.0%      $     778,871
 11              Villages at Montpelier                                 $     9,200        $     108,160       $     117,000
 12              Reyes Cold Storage Portfolio                           $         0        $           0       $     215,079
 13              2000 West Loop South Office Building                   $   457,000        $      67,932       $      89,361
 14              Peakview Tower                                         $         0        $           0       $      39,622
 15              Square-Arch Realty Corp.                               $         0        $           0       $      34,500
 16              Countryside Centre                                     $    86,142        $      28,714       $      28,630
 17              Champaign Student Housing                              $    64,825        $      84,900       $      84,900
 18              Center of Winter Park                                  $         0        $      38,792       $      38,833
 19              The Howard Owners, Inc.                                $         0        $           0       $      48,200
 20              Mesa Shopping Center                                   $    12,786        $      21,066       $      21,066
 21              Bexley at Concord Mills Apartments                     $         0        $      62,400       $      62,400
 22              Bexley at Providence                                   $         0        $      60,400       $      60,400
 23              Longford Plaza                                         $         0        $      21,957       $      20,214
 24              Auburn & Grant Avenue Plaza Portfolio                  $   148,800        $     173,400(2)    $      68,746
 25              Pinetree & Lakeside Portfolio                          $ 2,204,878        $           0       $     120,500
 26              Chason Ridge Apartments                                $         0        $           0       $      63,000
 27              Westside Shopping Center                               $   174,250        $      43,819       $      43,819
 28              Broadwater                                             $         0        $           0       $      62,000
 29              Ascot Point Village Apartments                         $         0        $           0       $      83,500
 30              Paces Watch Apartments                                 $         0        $           0       $      58,000
 31              Verizon Wireless Chandler                              $         0        $           0       $      17,065
 32              Tri-Pointe Plaza                                       $         0        $      18,308       $      22,885
 33              Summer Bend Apartments                                 $   300,000        $      75,000       $      75,000
 34              Bank of America Center - Naples                        $    16,250        $      15,820       $      15,820
 35              Buckingham Village Apartments                          $    16,250        $      93,000       $      74,400
 36              Residence Inn - Scottsdale North                       $         0                  4.0%      $     155,257
 37     (B)      Irmas & Gold - Oakwood Plaza                           $         0        $       4,740       $      10,367
 38     (B)      Irmas & Gold -Arrowhead Lakes                          $         0        $       4,680       $       3,054
 39     (B)      Irmas & Gold -Hobby Lobby                              $     7,750        $       4,680       $       7,673
 40              Lakeview Townhomes                                     $    16,204        $      18,000       $      30,000
 41              Kew Gardens Hills Apartment Owners, Inc.               $         0        $           0       $     100,000
 42              Warminster Heights Home Ownership Association, Inc.    $         0        $           0       $     195,600
 43              University Park                                        $     1,210        $      20,796       $      20,792
 44              200 East 16th Street Housing Corporation               $         0        $           0       $      27,500
 45              Longwood Village                                       $         0        $           0       $      23,076
 46              Washington Square Plaza                                $         0        $      16,314       $      17,725
 47              Hunter's Run Centre                                    $         0        $           0       $      13,297
 48              Waverly Place Apartments                               $    84,312        $           0       $      48,000
 49              KD Moore Portfolio                                     $         0        $      12,919       $      12,919
 50              2000 Bering Office Building                            $    16,250        $      40,093       $      40,614
 51              363 East 76th Street Corporation                       $         0        $           0       $      32,400
 52              Bon Aire Residents, Inc.                               $         0        $           0       $      63,897
 53              635 Madison Avenue                                     $         0        $           0       $      43,000
 54              Brays Village Apartments                               $     9,705        $      65,500       $      65,500
 55              Calvert Village Shopping Center                        $    17,500        $      24,107       $      24,107
 56              Maplewood & Merry Meeting MHC                          $         0        $           0       $      16,400
 57              Holiday Inn Express - Manchester, NH                   $     5,430                  4.0%      $     104,151
 58              Hampton Inn Greensboro Airport                         $    10,729                  4.0%      $     126,283
 59              The Columns at Chicopee                                $         0        $           0       $      37,500
 60              Foxcroft Mobile Home Community                         $   245,863        $      16,050       $      16,050
 61              Sutton Owners Corporation                              $         0        $           0       $      19,500

                                                                         LC & TI        CONTRACTUAL                         TAX &
                                                                        RESERVE AT       RECURRING            U/W         INSURANCE
 #    CROSSED    LOAN NAME                                             ORIGINATION        LC & TI           LC & TI        ESCROWS
 -    -------    ---------                                             -----------        -------           -------        -------
  1              San Diego Office Park                                 $ 1,500,000      $  420,699(3)     $   296,065        Both
  2              Southland Center Mall                                 $         0      $        0        $   417,982        None
  3              80-90 Maiden Lane                                     $         0      $  408,493        $   426,077        Both
  4     (A)      Billerica Bldg #3-6                                   $   386,278      $   76,896        $    98,010        Both
  5     (A)      31 Milk Street (Floors 2-11)                          $   340,460      $   68,700        $   138,514        Both
  6     (A)      Chicopee Big Y                                        $   138,318      $   27,548        $    46,047        Both
  7     (A)      Billerica Bldg # 2                                    $   134,944      $   26,856        $    70,772        Both
  8     (A)      Billerica Bldg #7                                     $         0      $        0        $    38,771        Both
  9     (A)      31 Milk St (USPS)                                     $         0      $        0        $    10,171        Both
 10              Och Ziff Portfolio                                    $         0      $        0        $         0        Both
 11              Villages at Montpelier                                $         0      $        0        $         0        Both
 12              Reyes Cold Storage Portfolio                          $         0      $        0        $         0        None
 13              2000 West Loop South Office Building                  $ 2,938,832      $  100,000        $   366,944        Both
 14              Peakview Tower                                        $         0      $        0        $   316,060        None
 15              Square-Arch Realty Corp.                              $         0      $        0        $         0        None
 16              Countryside Centre                                    $   150,000      $   50,000        $    94,166        Both
 17              Champaign Student Housing                             $         0      $        0        $         0        Both
 18              Center of Winter Park                                 $         0      $   63,000        $    90,925        Both
 19              The Howard Owners, Inc.                               $         0      $        0        $         0        None
 20              Mesa Shopping Center                                  $         0      $   86,253        $    75,221        Both
 21              Bexley at Concord Mills Apartments                    $         0      $        0        $         0        Both
 22              Bexley at Providence                                  $         0      $        0        $         0        Both
 23              Longford Plaza                                        $         0      $   75,000        $   127,573        Both
 24              Auburn & Grant Avenue Plaza Portfolio                 $         0      $   84,700        $   171,140        Both
 25              Pinetree & Lakeside Portfolio                         $         0      $        0        $         0        Both
 26              Chason Ridge Apartments                               $         0      $        0        $         0        Both
 27              Westside Shopping Center                              $         0      $  144,281        $   144,281        Both
 28              Broadwater                                            $         0      $        0        $         0        Both
 29              Ascot Point Village Apartments                        $         0      $        0        $         0        Both
 30              Paces Watch Apartments                                $         0      $        0        $         0        Both
 31              Verizon Wireless Chandler                             $ 1,000,000      $        0        $    40,528        None
 32              Tri-Pointe Plaza                                      $         0      $  152,500        $   152,500        Both
 33              Summer Bend Apartments                                $         0      $        0        $         0        Both
 34              Bank of America Center - Naples                       $   800,000      $   50,000        $    80,256        Both
 35              Buckingham Village Apartments                         $         0      $        0        $         0        Both
 36              Residence Inn - Scottsdale North                      $         0      $        0        $         0         Tax
 37     (B)      Irmas & Gold - Oakwood Plaza                          $     6,800      $   23,700        $    25,972        Both
 38     (B)      Irmas & Gold -Arrowhead Lakes                         $     6,600      $   23,400        $    17,193        Both
 39     (B)      Irmas & Gold -Hobby Lobby                             $     6,600      $   23,400        $    22,477        Both
 40              Lakeview Townhomes                                    $         0      $        0        $         0        Both
 41              Kew Gardens Hills Apartment Owners, Inc.              $         0      $        0        $         0        None
 42              Warminster Heights Home Ownership Association, Inc.   $         0      $        0        $         0        None
 43              University Park                                       $         0      $        0        $    55,741         Tax
 44              200 East 16th Street Housing Corporation              $         0      $        0        $         0        None
 45              Longwood Village                                      $         0      $  130,000        $   122,026        Both
 46              Washington Square Plaza                               $   100,000      $   80,004        $    75,932        Both
 47              Hunter's Run Centre                                   $         0      $   25,000        $    24,844        Both
 48              Waverly Place Apartments                              $         0      $        0        $         0        Both
 49              KD Moore Portfolio                                    $         0      $   25,000        $    44,951        Both
 50              2000 Bering Office Building                           $         0      $   74,850        $   139,344         Tax
 51              363 East 76th Street Corporation                      $         0      $        0        $         0        None
 52              Bon Aire Residents, Inc.                              $         0      $        0        $         0        None
 53              635 Madison Avenue                                    $         0      $        0        $   144,900        None
 54              Brays Village Apartments                              $         0      $        0        $         0        Both
 55              Calvert Village Shopping Center                       $         0      $   50,000        $    77,772        Both
 56              Maplewood & Merry Meeting MHC                         $         0      $        0        $         0        Both
 57              Holiday Inn Express - Manchester, NH                  $         0      $        0        $         0        Both
 58              Hampton Inn Greensboro Airport                        $         0      $        0        $         0        Both
 59              The Columns at Chicopee                               $         0      $        0        $         0        Both
 60              Foxcroft Mobile Home Community                        $         0      $        0        $         0        Both
 61              Sutton Owners Corporation                             $         0      $        0        $         0        None

             ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                                            CONTRACTUAL             U/W
                                                                        ENGINEERING          RECURRING           RECURRING
                                                                         RESERVE AT         REPLACEMENT         REPLACEMENT
 #    CROSSED    LOAN NAME                                              ORIGINATION         RESERVE/FF&E        RESERVE/FF&E
 -    -------    ---------                                              -----------         ------------        ------------
 62              Seven Hills                                            $    12,500        $      10,022       $      10,022
 63              One North Shore Center                                 $   429,600        $      19,323       $      19,224
 64              Todd Lofts at Hermitage                                $         0        $      24,750       $      25,000
 65              Clay Creek                                             $    39,500        $      59,000       $      59,000
 66              Olde Towne Apartments                                  $    10,250        $      41,004       $      41,000
 67              Worthington Ridge Apartments                           $         0        $      38,004       $      38,000
 68              Quality Suites Universal                               $         0                  4.0%      $     123,764
 69              Arapahoe & Holly Self Storage                          $         0        $           0       $      18,452
 70              Watertown Crossing Office Building                     $         0        $       7,627       $       7,627
 71              Sunridge Plaza Phase I                                 $         0        $       4,320       $       4,320
 72              Clear Creek                                            $    10,500        $      50,000       $      50,000
 73              6650 Sugarloaf Parkway Office Building                 $         0        $      10,806       $      10,806
 74              North Court Shoppes                                    $     6,875        $       6,288       $       7,370
 75              State Street Center                                    $     5,000        $           0       $      12,713
 76              Hampton Inn - Lincoln, NE                              $         0                  4.0%      $      66,244
 77              Warrenville Office Center                              $     1,000        $       4,800       $       6,983
 78              105 Atlantic Avenue                                    $         0        $           0       $       3,453
 79              Huntwick Village Shopping Center                       $         0        $       9,867       $       9,867
 80              Deer Creek Marketplace Shops                           $         0        $       3,408       $       3,417
 81              Twyckingham Apartments                                 $         0        $      41,400       $      41,400
 82              Residence Inn North - Colorado Springs                 $         0                  4.0%      $     102,801
 83              Parkview Plaza Shopping Center                         $    11,954        $       3,750       $       3,750
 84              Commons at Thornbury                                   $         0        $           0       $       5,807
 85              Wells Cargo Self Storage                               $         0        $      11,556       $      11,556
 86              Poulsbo Village Phase I                                $         0        $      12,083       $      12,083
 87              Village Square Townhomes                               $     1,313        $      24,500       $      24,500
 88              The Netzow Building                                    $     1,125        $       5,886       $       5,873
 89              Sterling Court Apartments                              $    29,207        $      59,024       $      59,024
 90              English Garden Townhomes                               $         0        $      26,804       $      26,804
 91    (C)       1101 San Julian Street                                 $         0        $      16,790       $       1,085
 92    (C)       1115 South Wall Street                                 $     3,750        $           0       $       1,680
 93              Courtyard - Colorado Springs                           $         0                  4.0%      $      93,635
 94              Quebec Highlands Shopping Center                       $    50,313        $           0       $       8,454
 95              Highland Terrace Owners Corp.                          $         0        $           0       $      63,897
 96              Westwood Commons                                       $         0        $           0       $       6,145
 97              Derry Court, LLC                                       $         0        $      11,715       $      11,715
 98              Gateway Plaza Shopping Center                          $   127,205        $      13,742       $      13,742
 99              Lexington Square Townhouses, Inc.                      $    68,895        $           0       $      45,121
100              Transgroup Building                                    $         0        $       6,422       $       6,422
101              Shantara Plaza II                                      $         0        $           0       $       4,075
102              Lincoln Plaza                                          $     3,750        $       4,200       $       6,010
103              University of Phoenix Building                         $         0        $       6,156       $       6,490
104              Lenox Square                                           $         0        $      13,980       $      13,984
105              University Towne Center                                $         0        $       1,860       $       2,774
106              411 East 57th Corporation                              $         0        $           0       $      35,500
107              Pine Grove Shopping Center                             $   200,000        $       8,484       $       8,483
108              Steeple Chase Apartments                               $   108,723        $      29,304       $      29,304
109              Northline Point Apartments                             $     6,250        $      50,000       $      50,000
110              Fishers Gateway Shops                                  $     6,382        $       3,191       $       3,200
111              Riverside Center                                       $         0        $       3,360       $       5,025
112              2100-2120 Wallace Avenue Owners Corp.                  $         0        $           0       $      43,306
113              The Heritage Apartments                                $    16,000        $      16,000       $      16,000
114              Aptos Knoll Mobile Home Park                           $    22,500        $       3,800       $       3,800
115              Saloom III                                             $    70,563        $      10,276       $      10,276
116              Fleetridge Owners, Inc.                                $         0        $           0       $      41,000
117              Cross Bay Cooperative Corp.                            $         0        $           0       $      24,100
118              Fremont Court Apartments                               $         0        $       7,946       $       7,946
119              7 West 96th Street Corporation                         $         0        $           0       $      12,500
120              79 West 12th Street Corp.                              $         0        $           0       $      15,500
121              J.D. Mini Storage                                      $     3,750        $      10,092       $      11,887
122              Dollar Self Storage - Mesa                             $         0        $      10,602       $      10,602

                                                                         LC & TI        CONTRACTUAL                         TAX &
                                                                        RESERVE AT       RECURRING            U/W         INSURANCE
 #    CROSSED    LOAN NAME                                             ORIGINATION        LC & TI           LC & TI        ESCROWS
 -    -------    ---------                                             -----------        -------           -------        -------
 62              Seven Hills                                           $    90,000      $        0        $     62,210       Both
 63              One North Shore Center                                $         0      $        0        $    102,469       Tax
 64              Todd Lofts at Hermitage                               $         0      $        0        $          0       Both
 65              Clay Creek                                            $         0      $        0        $          0       Both
 66              Olde Towne Apartments                                 $         0      $        0        $          0       Both
 67              Worthington Ridge Apartments                          $         0      $        0        $          0       Both
 68              Quality Suites Universal                              $         0      $        0        $          0       Both
 69              Arapahoe & Holly Self Storage                         $         0      $        0        $          0       Both
 70              Watertown Crossing Office Building                    $         0      $   80,000        $     46,083       Both
 71              Sunridge Plaza Phase I                                $         0      $   25,000        $     30,526       Both
 72              Clear Creek                                           $         0      $        0        $          0       Both
 73              6650 Sugarloaf Parkway Office Building                $         0      $        0        $     93,151       Both
 74              North Court Shoppes                                   $    50,000      $   25,000        $     28,330       Both
 75              State Street Center                                   $    50,000      $   20,000        $     48,535       Both
 76              Hampton Inn - Lincoln, NE                             $         0      $        0        $          0       Both
 77              Warrenville Office Center                             $         0      $   39,900        $     42,512       Both
 78              105 Atlantic Avenue                                   $         0      $   20,004        $     25,046       Both
 79              Huntwick Village Shopping Center                      $         0      $   25,000        $     44,874       Both
 80              Deer Creek Marketplace Shops                          $         0      $    5,000        $     17,447       Both
 81              Twyckingham Apartments                                $         0      $        0        $          0       Both
 82              Residence Inn North - Colorado Springs                $         0      $        0        $          0       Tax
 83              Parkview Plaza Shopping Center                        $         0      $   25,000        $     25,000       Both
 84              Commons at Thornbury                                  $    50,000      $   50,000        $     39,078       None
 85              Wells Cargo Self Storage                              $         0      $        0        $          0       Both
 86              Poulsbo Village Phase I                               $         0      $   18,000        $     23,860       Both
 87              Village Square Townhomes                              $         0      $        0        $          0       Both
 88              The Netzow Building                                   $         0      $   35,000        $     39,153       Both
 89              Sterling Court Apartments                             $         0      $        0        $          0       Both
 90              English Garden Townhomes                              $         0      $        0        $          0       Both
 91     (C)      1101 San Julian Street                                $         0      $        0        $     30,148     Insurance
 92     (C)      1115 South Wall Street                                $         0      $        0        $     14,088     Insurance
 93              Courtyard - Colorado Springs                          $         0      $        0        $          0       Tax
 94              Quebec Highlands Shopping Center                      $         0      $   22,800        $     30,312       Both
 95              Highland Terrace Owners Corp.                         $         0      $        0        $          0       None
 96              Westwood Commons                                      $    10,000      $    3,000        $      6,573       None
 97              Derry Court, LLC                                      $         0      $        0        $     11,715       Both
 98              Gateway Plaza Shopping Center                         $         0      $   10,000        $     33,108       Both
 99              Lexington Square Townhouses, Inc.                     $         0      $        0        $          0       Tax
100              Transgroup Building                                   $         0      $   24,000        $     13,815       Both
101              Shantara Plaza II                                     $         0      $   27,168        $     29,191       Both
102              Lincoln Plaza                                         $         0      $   20,100        $     31,296       Both
103              University of Phoenix Building                        $         0      $        0        $     25,119       None
104              Lenox Square                                          $         0      $   39,000        $     51,992       Both
105              University Towne Center                               $         0      $   18,000        $     19,274       Both
106              411 East 57th Corporation                             $         0      $        0        $          0       Tax
107              Pine Grove Shopping Center                            $         0      $   20,000        $     18,218       Both
108              Steeple Chase Apartments                              $         0      $        0        $          0       Both
109              Northline Point Apartments                            $         0      $        0        $          0       Both
110              Fishers Gateway Shops                                 $    36,000      $   18,000        $     20,546       Both
111              Riverside Center                                      $         0      $        0        $     23,103       Both
112              2100-2120 Wallace Avenue Owners Corp.                 $         0      $        0        $          0       None
113              The Heritage Apartments                               $         0      $        0        $          0       Both
114              Aptos Knoll Mobile Home Park                          $         0      $        0        $          0       Both
115              Saloom III                                            $   200,000      $        0        $     34,962       Both
116              Fleetridge Owners, Inc.                               $         0      $        0        $          0       None
117              Cross Bay Cooperative Corp.                           $         0      $        0        $          0       None
118              Fremont Court Apartments                              $         0      $    7,230        $          0       Both
119              7 West 96th Street Corporation                        $         0      $        0        $          0       None
120              79 West 12th Street Corp.                             $         0      $        0        $          0       None
121              J.D. Mini Storage                                     $         0      $        0        $          0       Both
122              Dollar Self Storage - Mesa                            $         0      $        0        $          0       Both

             ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                                            CONTRACTUAL             U/W
                                                                        ENGINEERING          RECURRING           RECURRING
                                                                         RESERVE AT         REPLACEMENT         REPLACEMENT
 #    CROSSED    LOAN NAME                                              ORIGINATION         RESERVE/FF&E        RESERVE/FF&E
 -    -------    ---------                                              -----------         ------------        ------------
123              Benco Mini Storage                                     $     1,031        $           0       $      17,402
124              Ram Plaza                                              $         0        $      29,137       $       2,427
125              University Square                                      $         0        $       1,788       $       2,680
126              Sulgrave Owners Corp.                                  $         0        $           0       $      11,550
127              Harry Silver Housing Company, Inc.                     $         0        $           0       $      95,000
128              Clarksville Multi Properties                           $         0        $      22,500       $      22,500
129              Varsity Apartments                                     $         0        $       5,250       $       5,595
130              Buckridge At Southport Apartments                      $         0        $           0       $      20,000
131              Gramercy Arms Corp.                                    $         0        $           0       $      35,580
132              320 West 76 Corp.                                      $         0        $           0       $      19,800
133              Seville Apartments                                     $   165,625        $      15,500       $      15,500
134              Ventura Boulevard                                      $    25,000        $           0       $       1,510
135              Wychwood Owners Corp.                                  $         0        $           0       $       8,500
136              Westgate Center                                        $         0        $           0       $      21,023
137              Chalet Apartments                                      $    26,080        $      28,800       $      30,000
138              Lofts on College                                       $         0        $       5,100       $       5,100
139              Centennial Marketplace                                 $     1,360        $           0       $       1,317
140              Applecreek and Orchard Tree Apartments                 $   106,375        $      23,125       $      23,120
141              Westwood Ridge Apartments                              $         0        $      10,000       $      10,000
142              Wolf Store Retail Park                                 $         0        $           0       $       1,885
143              830-832/834 Broadway Owner's Corporation               $         0        $           0       $       2,850
144              South Carrier Shopping Center                          $       706        $           0       $       2,700
145              Nimage Enterprises LLC                                 $   200,000        $      30,000       $      30,000
146              52 Riverside Drive Owners Corp.                        $         0        $           0       $      16,000
147              Cheshire Bridge Retail Center                          $         0        $       1,968       $       1,968
148              Walgreens at Marshfield                                $         0        $           0       $       3,250
149              Tucson Mobile Home Park Portfolio                      $     3,125        $       3,700       $       3,700
150              Prescott Airpark                                       $         0        $       5,850       $       5,850
151              Star Vale Mobile Home Park                             $         0        $           0       $       4,450
152              Cobbham Oaks Apartments                                $         0        $       9,554       $       9,552
153              Seminole Professional Center                           $         0        $           0       $       9,424
154              Barclay Tenants' Corporation                           $         0        $           0       $      17,500
155              Vitamin Shoppe Retail Center                           $         0        $           0       $         960
156              Private Storage                                        $    40,953        $           0       $       8,195
157              129/82 Owners Corp.                                    $         0        $           0       $      16,662
158              Heathcoate-Wiltshire Corp.                             $         0        $           0       $      16,000
159    (D)       State Street                                           $    41,378        $       3,850       $       3,850
160    (D)       1 Arch Street                                          $     5,000        $       2,700       $       2,700
161              Dixon Landing                                          $         0        $       1,827       $       1,371
162              Wrens Trail Apartments                                 $    15,938        $      12,000       $      12,000
163              Finneytown Apartments                                  $     8,000        $       7,000       $       7,000
164              310 West 79th Apartments Corp.                         $         0        $           0       $       4,800
165              620 Broadway Housing Corp.                             $         0        $           0       $       9,700
166              109-111 N. Broadway Apt. Corp.                         $         0        $           0       $      15,473
167              Town Commons Shopping Center                           $         0        $           0       $       8,408
168              750 New York Ave                                       $         0        $       3,024       $       3,024
169              440 West Warner Road                                   $         0        $         496       $         496
170              Island RV Resort                                       $         0        $       9,950       $       9,950
171              96 Perry Street Corp.                                  $         0        $           0       $       8,500
172              Amory Street Apartments                                $     5,438        $       8,000       $       8,000
173              77 Bronx River Road Owners, Inc.                       $         0        $           0       $      16,447
174              315 St. John's Owners Inc.                             $         0        $           0       $       7,200
175              404 Riverside Drive, Inc.                              $         0        $           0       $      44,900
176              16 Crosby Street Owners Corp.                          $         0        $           0       $      15,900
177              South Park Plaza                                       $         0        $           0       $       1,982
178              2 King Street Apartments Corp.                         $         0        $           0       $       5,850
179              Island Ford Square                                     $         0        $           0       $       1,110
180              4213 Village Corp.                                     $         0        $           0       $       3,700
181              571 Hudson Street Apartment Corp.                      $         0        $           0       $       5,620
182              82-04 Lefferts Tenants Corp.                           $         0        $           0       $      10,289
183              30 Bond Street Owners Corp.                            $         0        $           0       $       4,000

                                                                         LC & TI        CONTRACTUAL                         TAX &
                                                                        RESERVE AT       RECURRING            U/W         INSURANCE
 #    CROSSED    LOAN NAME                                             ORIGINATION        LC & TI           LC & TI        ESCROWS
 -    -------    ---------                                             -----------        -------           -------        -------
123              Benco Mini Storage                                    $         0      $        0        $        0         Both
124              Ram Plaza                                             $         0      $   16,187        $   16,520         Both
125              University Square                                     $         0      $   14,400        $   17,886         Both
126              Sulgrave Owners Corp.                                 $         0      $        0        $        0         None
127              Harry Silver Housing Company, Inc.                    $         0      $        0        $        0         Tax
128              Clarksville Multi Properties                          $         0      $        0        $        0         Both
129              Varsity Apartments                                    $         0      $    3,200        $    2,434         Both
130              Buckridge At Southport Apartments                     $         0      $        0        $        0         Both
131              Gramercy Arms Corp.                                   $         0      $        0        $        0         Tax
132              320 West 76 Corp.                                     $         0      $        0        $        0         Tax
133              Seville Apartments                                    $         0      $        0        $        0         Both
134              Ventura Boulevard                                     $    10,000      $   15,000        $   10,069         Both
135              Wychwood Owners Corp.                                 $         0      $        0        $        0         None
136              Westgate Center                                       $         0      $        0        $   37,711         Both
137              Chalet Apartments                                     $         0      $        0        $        0         Both
138              Lofts on College                                      $         0      $        0        $        0         Both
139              Centennial Marketplace                                $    25,000      $   12,000        $   10,757         Both
140              Applecreek and Orchard Tree Apartments                $         0      $        0        $        0         Both
141              Westwood Ridge Apartments                             $         0      $        0        $        0         Both
142              Wolf Store Retail Park                                $         0      $        0        $   12,569         Both
143              830-832/834 Broadway Owner's Corporation              $         0      $        0        $        0         None
144              South Carrier Shopping Center                         $    40,000      $   20,000        $   20,217         Both
145              Nimage Enterprises LLC                                $         0      $        0        $        0         Both
146              52 Riverside Drive Owners Corp.                       $         0      $        0        $        0         Tax
147              Cheshire Bridge Retail Center                         $         0      $   12,000        $   12,071         Both
148              Walgreens at Marshfield                               $         0      $   12,000        $   13,000       Insurance
149              Tucson Mobile Home Park Portfolio                     $         0      $        0        $        0         Both
150              Prescott Airpark                                      $    50,000      $   21,450        $   21,450         Both
151              Star Vale Mobile Home Park                            $         0      $        0        $        0         Both
152              Cobbham Oaks Apartments                               $         0      $        0        $        0         Both
153              Seminole Professional Center                          $         0      $        0        $   22,617         Both
154              Barclay Tenants' Corporation                          $         0      $        0        $        0         Tax
155              Vitamin Shoppe Retail Center                          $         0      $    4,800        $    7,732         Both
156              Private Storage                                       $         0      $        0        $        0         Both
157              129/82 Owners Corp.                                   $         0      $        0        $        0         None
158              Heathcoate-Wiltshire Corp.                            $         0      $        0        $        0         None
159     (D)      State Street                                          $         0      $    2,317        $    2,317         Both
160     (D)      1 Arch Street                                         $         0      $        0        $        0         Both
161              Dixon Landing                                         $         0      $        0        $    8,758         Both
162              Wrens Trail Apartments                                $         0      $        0        $        0         Both
163              Finneytown Apartments                                 $         0      $        0        $        0         Both
164              310 West 79th Apartments Corp.                        $         0      $        0        $        0         None
165              620 Broadway Housing Corp.                            $         0      $        0        $        0         None
166              109-111 N. Broadway Apt. Corp.                        $         0      $        0        $        0         None
167              Town Commons Shopping Center                          $         0      $        0        $   11,154         Both
168              750 New York Ave                                      $         0      $        0        $    2,520         Both
169              440 West Warner Road                                  $         0      $    4,960        $    4,842         Both
170              Island RV Resort                                      $         0      $        0        $        0         None
171              96 Perry Street Corp.                                 $         0      $        0        $        0         Tax
172              Amory Street Apartments                               $         0      $        0        $        0         Both
173              77 Bronx River Road Owners, Inc.                      $         0      $        0        $        0         Tax
174              315 St. John's Owners Inc.                            $         0      $        0        $        0         Tax
175              404 Riverside Drive, Inc.                             $         0      $        0        $        0         Tax
176              16 Crosby Street Owners Corp.                         $         0      $        0        $        0         Tax
177              South Park Plaza                                      $         0      $        0        $   14,526         None
178              2 King Street Apartments Corp.                        $         0      $        0        $        0         None
179              Island Ford Square                                    $         0      $    5,846        $    5,846         Both
180              4213 Village Corp.                                    $         0      $        0        $        0         None
181              571 Hudson Street Apartment Corp.                     $         0      $        0        $        0         None
182              82-04 Lefferts Tenants Corp.                          $         0      $        0        $        0         Tax
183              30 Bond Street Owners Corp.                           $         0      $        0        $        0         Tax

             ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                                            CONTRACTUAL             U/W
                                                                        ENGINEERING          RECURRING           RECURRING
                                                                         RESERVE AT         REPLACEMENT         REPLACEMENT
 #    CROSSED    LOAN NAME                                              ORIGINATION         RESERVE/FF&E        RESERVE/FF&E
 -    -------    ---------                                              -----------         ------------        ------------
184              Hamden Apartments                                      $     1,313        $       3,780       $       3,780
185              Hilltop Village Cooperative #One, Inc.                 $         0        $           0       $      59,000
186              438 West 49th Street Owners Corporation                $         0        $           0       $       4,620
187              264 W. 22 St. Owners, Inc.                             $         0        $           0       $       4,880
188              11 Park Place Owners, Inc.                             $         0        $           0       $       3,943
189              80 Lincoln Owners, Inc                                 $         0        $           0       $       3,893
190              63 East 79th Street Corp.                              $         0        $           0       $         900
191              216 East 12th St. Owners Corp.                         $         0        $           0       $         900
192              1 Ascot Ridge Corp.                                    $         0        $           0       $       2,847
193              27 West 10th Street Owners Corp.                       $         0        $           0       $       2,000
194              613 E. 6th St. Owners Corp.                            $         0        $           0       $       3,270
195              1209 8th Avenue Corp.                                  $         0        $           0       $       2,000
196              432-434 East 10th Street Corporation                   $         0        $           0       $       6,260
197              326 Sixth Avenue Owners Corp.                          $         0        $           0       $       2,940
198              8 E. 10th St. Owners Corp.                             $         0        $           0       $       2,000

                                                                         LC & TI        CONTRACTUAL                         TAX &
                                                                        RESERVE AT       RECURRING            U/W         INSURANCE
 #    CROSSED    LOAN NAME                                             ORIGINATION        LC & TI           LC & TI        ESCROWS
 -    -------    ---------                                             -----------        -------           -------        -------
184              Hamden Apartments                                     $         0      $        0        $        0         Both
185              Hilltop Village Cooperative #One, Inc.                $         0      $        0        $        0         None
186              438 West 49th Street Owners Corporation               $         0      $        0        $        0         Tax
187              264 W. 22 St. Owners, Inc.                            $         0      $        0        $        0         Tax
188              11 Park Place Owners, Inc.                            $         0      $        0        $        0         None
189              80 Lincoln Owners, Inc                                $         0      $        0        $        0         None
190              63 East 79th Street Corp.                             $         0      $        0        $        0         None
191              216 East 12th St. Owners Corp.                        $         0      $        0        $        0         Tax
192              1 Ascot Ridge Corp.                                   $         0      $        0        $        0         None
193              27 West 10th Street Owners Corp.                      $         0      $        0        $        0         Tax
194              613 E. 6th St. Owners Corp.                           $         0      $        0        $        0         Tax
195              1209 8th Avenue Corp.                                 $         0      $        0        $        0         Tax
196              432-434 East 10th Street Corporation                  $         0      $        0        $        0         Tax
197              326 Sixth Avenue Owners Corp.                         $         0      $        0        $        0         Tax
198              8 E. 10th St. Owners Corp.                            $         0      $        0        $        0         Tax

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY BILLERICA BLDG #3-6, 31 MILK STREET (FLOORS 2-11), CHICOPEE BIG Y, BILLERICA BLDG #2, BILLERICA BLDG #7 AND 31 MILK STREET (USPS) ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY IRMAS & GOLD - OAKWOOD PLAZA, IRMAS & GOLD - ARROWHEAD LAKES AND IRMAS & GOLD - HOBBY LOBBY ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY 1101 SAN JULIAN STREET AND 1115 SOUTH WALL STREET ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY STATE STREET AND 1 ARCH STREET ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1) COMMENCING WITH THE 4/11/2010 PAYMENT, THE BORROWER IS REQUIRED TO DEPOSIT MONTHLY PAYMENTS OF $8,090 INTO THE CONTRACTUAL REPLACEMENT RESERVE.
(2) COMMENCING ON THE 25TH PAYMENT, THE BORROWER IS REQUIRED TO DEPOSIT MONTHLY PAYMENTS OF $5,093.92 INTO THE CONTRACTUAL REPLACEMENT RESERVE.
(3) COMMENCING WITH THE 4/11/2010 PAYMENT, THE BORROWER IS REQUIRED TO DEPOSIT MONTHLY AMOUNTS OF $53,936 INTO THE ONGOING TI/LC RESERVE.

                             MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                      CUT-OFF                                              MAJOR
                                                   DATE PRINCIPAL   PROPERTY                            TENANT # 1
 #  CROSSED PROPERTY NAME                           BALANCE (1)       TYPE      SQ. FT.                    NAME
 -  ------- -------------                           -----------       ----      -------                    ----
 1          San Diego Office Park                  $  133,000,000 Office       644,540                  Sony Computer
 2          Southland Center Mall                  $  115,610,128 Retail       639,575                Marshall Field's (2)
 3          80-90 Maiden Lane                      $   93,000,000 Office       544,654        NYC Departments of Investigation
 4          Billerica Bldg #3-6                    $   18,320,000 Office       307,218                 Microwave Radio
 5          31 Milk Street (Floors 2-11)           $   16,147,000 Office        89,865           Technical Development Corp.
 6          Chicopee Big Y                         $    6,560,000 Industrial   217,000                      Big Y
 7          Billerica Bldg # 2                     $    6,400,000 Office        81,086                  Avici Systems
 8          Billerica Bldg #7                      $    4,800,000 Office        57,990                Kaye Instruments
 9          31 Milk St (USPS)                      $    2,513,000 Retail        12,264          United States Postal Service
12A         Reyes Portfolio - Minneapolis          $   12,988,174 Industrial   219,865             Reyes Holdings, L.L.C.
12B         Reyes Portfolio - Milwaukee            $   12,923,557 Industrial   235,717             Reyes Holdings, L.L.C.
12C         Reyes Portfolio - Pittsburgh           $    8,529,548 Industrial   165,000             Reyes Holdings, L.L.C.
12D         Reyes Portfolio - Los Angeles          $    6,591,014 Industrial   155,122             Reyes Holdings, L.L.C.
13          2000 West Loop South Office Building   $   35,500,000 Office       356,324               Pace Entertainment
14          Peakview Tower                         $   33,000,000 Office       264,149              Nortel Networks, Inc.
16          Countryside Centre                     $   27,500,000 Retail       190,865                    T.J. Maxx
18          Center of Winter Park                  $   23,925,075 Retail       258,885                     K-Mart
20          Mesa Shopping Center                   $   21,840,000 Retail       140,438                   Albertsons
23          Longford Plaza                         $   18,560,000 Office       101,072                 Longford Group
24A         Auburn Plaza                           $   12,451,376 Retail       238,923                    Marshalls
24B         Grant Avenue Plaza                         4948623.85 Retail       122,899             Tractor Supply Company
27          Westside Shopping Center               $   15,000,000 Retail       199,175          Super Fresh Food Market (A&P)
31          Verizon Wireless Chandler              $   14,700,000 Office       170,647                Verizon Wireless
32          Tri-Pointe Plaza                       $   14,600,000 Office       152,567             National Semiconductor
34          Bank of America Center - Naples        $   13,500,000 Office        77,765                 Bank of America
37          Irmas & Gold - Oakwood Plaza           $    4,475,565 Retail        69,112                 Drug Warehouse
38          Irmas & Gold -Arrowhead Lakes          $    3,831,922 Retail        20,360             Washington Mutual Bank
39          Irmas & Gold -Hobby Lobby              $    3,792,006 Retail        51,150            Hobby Lobby Stores, Inc.
43          University Park                        $   11,680,000 Retail       109,434              Baby Superstore, Inc.
45          Longwood Village                       $   10,700,000 Mixed Use    153,837                       IOA
46          Washington Square Plaza                $   10,400,000 Mixed Use     90,506             Worldwide Entertainment
47          Hunter's Run Centre                    $   10,300,000 Retail        88,646               Bed Bath and Beyond
49A         KD Moore VA Properties (5)             $    7,047,014 Retail        57,420                  Pet Partners
49B         KD Moore TN Properties (4)             $    2,744,164 Retail        27,520               Highlands Wellmont
50          2000 Bering Office Building            $    9,672,771 Office       193,398          Texas American Title Company
53          635 Madison Avenue                     $    8,851,724 Office       143,825              N.Y. Physicians P.C.
55          Calvert Village Shopping Center        $    8,725,039 Retail       160,713                     Safeway
62          Seven Hills                            $    7,991,952 Office        50,153               Nevada Neurological
63          One North Shore Center                 $    7,492,937 Office        96,614         Limbach Facility Services, Inc.
69          Arapahoe & Holly Self Storage          $    6,485,402 Self Storage  92,260                       N/A
70          Watertown Crossing Office Building     $    6,300,000 Office        50,844                 Wellpoint, Inc.
71          Sunridge Plaza Phase I                 $    6,237,513 Retail        28,800             The Hawaiian Plantation
73          6650 Sugarloaf Parkway Office Building $    5,994,293 Office        72,039            Bowen Family Homes, Inc.
74          North Court Shoppes                    $    5,823,656 Retail        49,133                     Damons
75          State Street Center                    $    5,801,789 Retail        84,750                    Goodwill
77          Warrenville Office Center              $    5,520,000 Office        46,556           Farmers Insurance Exchange
78          105 Atlantic Avenue                    $    5,495,036 Retail        23,017                  Fitness Sudio
79          Huntwick Village Shopping Center       $    5,315,000 Retail        62,230                  Spec's Liquor
80          Deer Creek Marketplace Shops           $    5,280,000 Retail        22,782                   Thomasville
83          Parkview Plaza Shopping Center         $    5,104,542 Retail        25,000                     PT Pub
84          Commons at Thornbury                   $    5,100,000 Retail        38,716                  Happy Harry's
85          Wells Cargo Self Storage               $    5,100,000 Self Storage  74,475                       N/A
86          Poulsbo Village Phase I                $    5,095,386 Retail        42,738                    Six Star
88          The Netzow Building                    $    4,800,000 Office        39,153           HealthReach Rehabilitation
91          1101 San Julian Street                 $    2,894,319 Retail         7,500                      Lemom
92          1115 South Wall Street                 $    1,896,278 Retail         7,000                      Gold
94          Quebec Highlands Shopping Center       $    4,725,000 Retail        30,193             Sola Salon Studios, LLC
96          Westwood Commons                       $    4,619,966 Retail        40,964                    Food Lion
97          Derry Court, LLC                       $    4,579,968 Office        46,858 Herman Stewart Construction & Development,
                                                                                                            Inc.
98          Gateway Plaza Shopping Center          $    4,445,912 Retail        91,612                   Hobby Lobby
100         Transgroup Building                    $    4,271,325 Industrial    64,223                Transquick, Inc.
101         Shantara Plaza II                      $    4,192,018 Office        27,168          Obiora M. Ekweani, M.D., P.A.
102         Lincoln Plaza                          $    4,187,033 Retail        40,068                 Tony Mitchell's
103         University of Phoenix Building         $    4,160,000 Office        30,780              University of Phoenix
104         Lenox Square                           $    4,096,383 Retail        93,224            Family, Farm & Home, Inc.
105         University Towne Center                $    4,081,791 Retail        18,496               Hooter's Restaurant
107         Pine Grove Shopping Center             $    3,992,333 Retail        53,020                   King Kullen (3)
110         Fishers Gateway Shops                  $    3,700,000 Retail        21,330             Dick's Bodacious Bar BQ
111         Riverside Center                       $    3,700,000 Retail        33,500                   Office Max
115         Saloom III                             $    3,294,423 Office        68,161              Pegasus International
121         J.D. Mini Storage                      $    3,193,621 Self Storage  59,435                       N/A
122         Dollar Self Storage - Mesa             $    3,173,227 Self Storage  70,680                       N/A
123         Benco Mini Storage                     $    3,103,381 Self Storage 116,010                       N/A
124         Ram Plaza                              $    3,100,000 Retail        16,181             Hollywood Entertainment
125         University Square                      $    3,094,404 Retail        17,867            United States of America
134         Ventura Boulevard                      $    2,497,587 Retail        10,069              Jennifer Convertibles
136         Westgate Center                        $    2,283,752 Retail        70,075          Tile Club Tile Sale & Access
139         Centennial Marketplace                 $    2,010,000 Retail         8,777               Hole in One Bagels
142         Wolf Store Retail Park                 $    1,796,685 Retail        12,569             Killarney's Pub & Grill
144         South Carrier Shopping Center          $    1,748,437 Retail        18,000              Fontana's Restaurant
147         Cheshire Bridge Retail Center          $    1,650,000 Retail        13,120                  Sundown Cafe
148         Walgreens at Marshfield                $    1,646,746 Retail        13,000                   Walgreen Co
150         Prescott Airpark                       $    1,600,000 Industrial    39,000                Frontier Vending
153         Seminole Professional Center           $    1,597,748 Office        37,695            The Panama Canal Society
155         Vitamin Shoppe Retail Center           $    1,572,971 Retail         6,400                 Vitamin Shoppe
156         Private Storage                        $    1,557,133 Self Storage  51,221                       N/A
161         Dixon Landing                          $    1,448,728 Retail         9,137               Travis Credit Union
167         Town Commons Shopping Center           $    1,390,172 Retail        44,250                    Food Lion
168         750 New York Ave                       $    1,194,999 Retail         7,200                   Duane Read
169         440 West Warner Road                   $    1,150,000 Retail         4,960   Picazzos Gourmet Pizza and Salads K&W,
                                                                                                             LLC
177         South Park Plaza                       $      983,673 Retail        13,210                   Money Tree
179         Island Ford Square                     $      934,073 Retail         7,400                  Movie Gallery

                                                     MAJOR         MAJOR                      MAJOR                       MAJOR
                                                   TENANT # 1 TENANT # 1 LEASE              TENANT # 2                  TENANT # 2
 #  CROSSED PROPERTY NAME                           SQ. FT.   EXPIRATION DATE                  NAME                       SQ. FT.
 -  ------- -------------                           -------   ---------------                  ----                       -------
 1          San Diego Office Park                   197,454     12/31/2009                  Accelrys/MSI                   76,635
 2          Southland Center Mall                   292,377         N/A                      JC Penney (3)                215,787
 3          80-90 Maiden Lane                        94,913      1/31/2011       Metropolitan Council of Jewish
                                                                                              Poverty                      47,300
 4          Billerica Bldg #3-6                      57,580     12/31/2009                      MRSI                       48,150
 5          31 Milk Street (Floors 2-11)              6,282      5/31/2007            CGNU Service Corporation              6,241
 6          Chicopee Big Y                          217,000     12/31/2008                      N/A                           N/A
 7          Billerica Bldg # 2                       81,086      8/31/2007                      N/A                           N/A
 8          Billerica Bldg #7                        57,990      3/31/2011                      N/A                           N/A
 9          31 Milk St (USPS)                         9,805     12/31/2013                      N/A                           N/A
12A         Reyes Portfolio - Minneapolis           219,865      1/30/2025                      N/A                           N/A
12B         Reyes Portfolio - Milwaukee             235,717      1/30/2025                      N/A                           N/A
12C         Reyes Portfolio - Pittsburgh            165,000      1/30/2025                      N/A                           N/A
12D         Reyes Portfolio - Los Angeles           155,122      1/30/2025                      N/A                           N/A
13          2000 West Loop South Office Building     91,965      3/31/2009               United Health Care                66,631
14          Peakview Tower                           83,022      3/31/2008                  Pfizer, Inc.                   74,064
16          Countryside Centre                       30,107      1/31/2009                   HomeGoods                     25,000
18          Center of Winter Park                    91,611      3/31/2014           Winter Park Theatres, Inc.            37,360
20          Mesa Shopping Center                     32,745     11/30/2009                 Rite Aid Store                  21,440
23          Longford Plaza                           13,856      8/31/2006              North American Title                8,505
24A         Auburn Plaza                             33,318      5/31/2011               Bed Bath & Beyond                 24,040
24B         Grant Avenue Plaza                       35,582     12/31/2005                    Big Lots                     32,797
27          Westside Shopping Center                 39,684      8/31/2010             A.J. Wright (TJX Co.)               24,000
31          Verizon Wireless Chandler               170,647     10/31/2014                      N/A                           N/A
32          Tri-Pointe Plaza                         24,868      5/31/2008              New Pueblo Medicine                11,930
34          Bank of America Center - Naples          35,464      9/30/2006                    Newsbank                     11,854
37          Irmas & Gold - Oakwood Plaza             17,000      4/1/2015                    Love a Pet                    12,142
38          Irmas & Gold -Arrowhead Lakes             6,697      3/31/2011               Melinda's Hallmark                 3,572
39          Irmas & Gold -Hobby Lobby                50,400      3/31/2010            Freckles Frozen Custard                 750
43          University Park                          25,353      1/31/2015                 JoAnn Fabrics                   19,500
45          Longwood Village                         44,647      6/30/2012                  AMD/Match-up                    8,258
46          Washington Square Plaza                  23,316      9/30/2029                   D 'Amato's                     7,672
47          Hunter's Run Centre                      30,500      1/31/2016                 Barnes & Noble                  25,000
49A         KD Moore VA Properties (5)                8,800     12/30/2015                Tuesday Morning                   7,040
49B         KD Moore TN Properties (4)                9,000      4/30/2008      Appalachian Orthopaedic & Sports
                                                                                             Medicine                       4,160
50          2000 Bering Office Building              39,909      3/12/2015             American Title Company              20,071
53          635 Madison Avenue                       18,000      6/30/2012                     Searle                      11,250
55          Calvert Village Shopping Center          56,101      1/31/2029                    Mar-Ber                      43,200
62          Seven Hills                               9,168      4/30/2008                Peak Performance                  8,468
63          One North Shore Center                   13,037      1/31/2008          Liberty Mutual Insurance Co.           11,018
69          Arapahoe & Holly Self Storage               N/A         N/A                          N/A                          N/A
70          Watertown Crossing Office Building       23,998      1/31/2009                New England Life                 12,556
71          Sunridge Plaza Phase I                    6,000     12/31/2010           Rico's Black Belt Academy              2,400
73          6650 Sugarloaf Parkway Office Building   36,386      5/31/2020            Diversitech Corporation              18,256
74          North Court Shoppes                       7,250      6/30/2016                   Geppetto's                     4,400
75          State Street Center                      26,080      6/30/2005         Jack's Furniture/Randy Bender           21,500
77          Warrenville Office Center                 7,428      5/31/2010            William Ryan Homes, Inc.              5,917
78          105 Atlantic Avenue                       7,070     10/14/2008                 PMK Securities                   4,877
79          Huntwick Village Shopping Center         12,235      5/31/2010           Mongolian Steak Restaurant             6,462
80          Deer Creek Marketplace Shops             11,386     11/30/2014                    UMB Bank                      4,640
83          Parkview Plaza Shopping Center            4,400     12/31/2009                Mylor Financial                   4,050
84          Commons at Thornbury                     11,200      8/31/2015                  Active Care                     5,780
85          Wells Cargo Self Storage                    N/A         N/A                          N/A                          N/A
86          Poulsbo Village Phase I                   9,498     10/31/2010               McBride's Hallmark                 4,791
88          The Netzow Building                       8,153     11/30/2008               Milwaukee Eye Care                 6,723
91          1101 San Julian Street                      750      4/1/2005                       TRY                           750
92          1115 South Wall Street                    1,750      9/30/2005                    A7 Team                       1,750
94          Quebec Highlands Shopping Center          5,449      7/31/2011               Quality Auto Sound                 5,270
96          Westwood Commons                         33,764      3/29/2025                Family Pharmacy                   3,000
97          Derry Court, LLC                         14,026      4/30/2007     Diversified International Sciences
                                                                                              Corp.                         9,142
98          Gateway Plaza Shopping Center            55,012      9/30/2017               Dollar Tree Store                 16,500
100         Transgroup Building                      64,223      3/31/2020                      N/A                           N/A
101         Shantara Plaza II                         5,437      1/31/2011               Stonebriar Imaging                 2,823
102         Lincoln Plaza                             6,912      8/31/2008                    Chimi's                       6,702
103         University of Phoenix Building           30,780     12/15/2010                      N/A                           N/A
104         Lenox Square                             32,390      1/31/2015                Dolgencorp, Inc.                  8,820
105         University Towne Center                   4,542      2/28/2008                    Po' Boys                      3,600
107         Pine Grove Shopping Center               30,553      3/31/2009       771 Horseblock Road (Wall Street)          4,703
110         Fishers Gateway Shops                     4,210      9/30/2014         Charter One Financial Services           3,200
111         Riverside Center                         23,500     12/31/2013                  Fashion Bug                     8,000
115         Saloom III                               27,803      4/30/2007                Huval Companies                  17,540
121         J.D. Mini Storage                           N/A         N/A                          N/A                          N/A
122         Dollar Self Storage - Mesa                  N/A         N/A                          N/A                          N/A
123         Benco Mini Storage                          N/A         N/A                          N/A                          N/A
124         Ram Plaza                                 5,000      2/19/2010                   Moneytree                      2,470
125         University Square                         3,975      4/30/2010            Bucceto's Pizza & Pasta               2,400
134         Ventura Boulevard                         3,980     10/31/2006            Sprint/United Management              3,100
136         Westgate Center                          18,102      8/13/2009          Nellies Exercise Equip Sales            7,777
139         Centennial Marketplace                    1,944     12/31/2007                  Cup O Coffee                    1,598
142         Wolf Store Retail Park                    3,357     10/31/2009                   Cyber Cafe                     3,331
144         South Carrier Shopping Center             3,000     11/30/2010               Jackson Law Office                 3,000
147         Cheshire Bridge Retail Center             3,600      9/30/2006             Atlanta Water Gardens                2,100
148         Walgreens at Marshfield                  13,000     10/31/2043                      N/A                           N/A
150         Prescott Airpark                         19,500      7/31/2009                AZ Home Centers                  13,000
153         Seminole Professional Center              4,426      7/31/2006        State of Florida Department of
                                                                                            Corrections                     3,519
155         Vitamin Shoppe Retail Center              4,060     12/16/2014                 Mattress Expo                    2,340
156         Private Storage                             N/A         N/A                         N/A                           N/A
161         Dixon Landing                             2,905      5/18/2006                   Century 21                     2,000
167         Town Commons Shopping Center             35,800      2/2/2014                       CVS                         8,450
168         750 New York Ave                          7,200      7/31/2023                      N/A                           N/A
169         440 West Warner Road                      2,500      3/31/2010              Sesame Express, LLC                 1,460
177         South Park Plaza                          3,146      7/31/2009                   Ko Ko Cafe                     2,440
179         Island Ford Square                        3,200      7/31/2009                Advance America                   1,400

                                                        MAJOR                    MAJOR                     MAJOR         MAJOR
                                                   TENANT # 2 LEASE           TENANT # 3                 TENANT # 3 TENANT # 3 LEASE
 #  CROSSED PROPERTY NAME                          EXPIRATION DATE               NAME                      SQ. FT.  EXPIRATION DATE
 -  ------- -------------                          ---------------               ----                      -------  ---------------
 1          San Diego Office Park                     12/31/2006        Synergy Micro Systems              28,755      9/30/2005
 2          Southland Center Mall                     10/31/2016               Mervyn's (3)                74,873      1/31/2019
 3          80-90 Maiden Lane                          3/31/2013      Children & Family Services           45,924      3/31/2015
 4          Billerica Bldg #3-6                        8/31/2007              Megapulse                    38,092      11/30/2006
 5          31 Milk Street (Floors 2-11)               1/31/2006       Paradigm Properties, LLC             5,700      7/31/2006
 6          Chicopee Big Y                                N/A                    N/A                          N/A          N/A
 7          Billerica Bldg # 2                            N/A                    N/A                          N/A          N/A
 8          Billerica Bldg #7                             N/A                    N/A                          N/A          N/A
 9          31 Milk St (USPS)                             N/A                    N/A                          N/A          N/A
12A         Reyes Portfolio - Minneapolis                 N/A                    N/A                          N/A          N/A
12B         Reyes Portfolio - Milwaukee                   N/A                    N/A                          N/A          N/A
12C         Reyes Portfolio - Pittsburgh                  N/A                    N/A                          N/A          N/A
12D         Reyes Portfolio - Los Angeles                 N/A                    N/A                          N/A          N/A
13          2000 West Loop South Office Building       3/31/2008         AM FM Operating, Inc              50,323      5/31/2014
14          Peakview Tower                             6/30/2011          United Healthcare                31,495      2/28/2010
16          Countryside Centre                        12/31/2014            iParty Retail                  12,000      4/10/2007
18          Center of Winter Park                      5/31/2018          Office Depot, Inc.               33,000      3/31/2006
20          Mesa Shopping Center                       5/31/2009           Furniture Depot                  7,764      2/28/2011
23          Longford Plaza                             2/10/2007          Cheap Seats Travel                6,434      10/30/2007
24A         Auburn Plaza                               1/31/2015             Dollar Tree                   20,000      2/28/2017
24B         Grant Avenue Plaza                         1/31/2010           Auburn Movieplex                20,980      9/30/2017
27          Westside Shopping Center                   3/31/2012             Advance Auto                  20,460      11/30/2008
31          Verizon Wireless Chandler                     N/A                    N/A                          N/A          N/A
32          Tri-Pointe Plaza                          10/31/2011           Southwest Heart                 10,835      5/31/2010
34          Bank of America Center - Naples           12/31/2008          Stock Development                10,198      1/31/2007
37          Irmas & Gold - Oakwood Plaza               6/1/2009        Gellco Clothing & Shoes              6,000       6/1/2006
38          Irmas & Gold -Arrowhead Lakes              1/31/2008      Arrowhead Lakes Dentistry             3,202      2/28/2008
39          Irmas & Gold -Hobby Lobby                  3/31/2010                 N/A                          N/A          N/A
43          University Park                            2/28/2013         David's Bridal, Inc.              11,000      5/31/2011
45          Longwood Village                           6/30/2014           Village Fitness                  7,429      4/30/2009
46          Washington Square Plaza                   12/31/2005        Martens, Ice, Klass PC              5,692      2/28/2009
47          Hunter's Run Centre                        1/31/2012        Uno Restaurants, Inc.               5,500      4/30/2020
49A         KD Moore VA Properties (5)                 1/15/2010     Los Arcos Mexican Restaurant           3,990      5/31/2018
49B         KD Moore TN Properties (4)                 6/30/2009                Subway                      1,800      6/30/2008
50          2000 Bering Office Building                3/5/2015           The Matthews Firm                12,632      6/30/2011
53          635 Madison Avenue                        12/31/2007          Gilber Properties                 9,000      2/28/2011
55          Calvert Village Shopping Center            7/31/2055            Apex Theaters                  13,500      6/30/2010
62          Seven Hills                                6/30/2008        Crovetti Bone & Joint               7,773      5/31/2009
63          One North Shore Center                     8/31/2009         Knova Software, Inc.              10,431      5/31/2009
69          Arapahoe & Holly Self Storage                 N/A                    N/A                          N/A          N/A
70          Watertown Crossing Office Building         3/31/2007             Diesel & Gas                   8,243      6/30/2009
71          Sunridge Plaza Phase I                     3/31/2006            Anthem Dental                   2,400      7/31/2007
73          6650 Sugarloaf Parkway Office Building    12/31/2010       Wilson Pully Lewis, LLC              5,000      6/30/2009
74          North Court Shoppes                       12/31/2006            Movie Gallery                   4,000      8/31/2008
75          State Street Center                        5/31/2009      Everett Community College             9,000      7/31/2011
77          Warrenville Office Center                  6/30/2006    Engineering Resource Associates,
                                                                                 Inc.                       5,504      7/31/2010
78          105 Atlantic Avenue                       12/31/2009               Cabana's                     4,615      7/12/2014
79          Huntwick Village Shopping Center           4/30/2007            Sports Express                  5,475      12/31/2006
80          Deer Creek Marketplace Shops               4/30/2035             Ritz Camera                    2,356      5/31/2010
83          Parkview Plaza Shopping Center            10/15/2006           Black Belt World                 2,500      7/31/2010
84          Commons at Thornbury                       2/28/2006             Tivoli To Go                   3,882      5/31/2010
85          Wells Cargo Self Storage                      N/A                    N/A                          N/A          N/A
86          Poulsbo Village Phase I                    2/28/2010              Sporthaus                     3,972      3/31/2006
88          The Netzow Building                        8/31/2005           Life Time OB/GYN                 4,827      6/30/2010
91          1101 San Julian Street                     4/3/2006                  4-U                         750       8/31/2006
92          1115 South Wall Street                     7/1/2006                 Guccy                       1,750      6/10/2007
94          Quebec Highlands Shopping Center           1/31/2012            Le Peep Grill                   4,107      3/31/2008
96          Westwood Commons                           3/28/2010              China Cafe                    1,400      4/30/2015
97          Derry Court, LLC                           9/30/2008     Integrated Management Resources
                                                                                 Group                      6,230      2/28/2005
98          Gateway Plaza Shopping Center              1/31/2008            Mazzios Corp.                   4,100      1/31/2008
100         Transgroup Building                           N/A                    N/A                          N/A          N/A
101         Shantara Plaza II                          5/31/2009        Dr. Chris Noyes, M.C.               2,540      9/30/2008
102         Lincoln Plaza                             12/31/2008             Jason's Deli                   5,451      11/30/2006
103         University of Phoenix Building                N/A                    N/A                          N/A          N/A
104         Lenox Square                               2/28/2007            SM Fitness LLC                  7,850      11/30/2007
105         University Towne Center                    2/28/2014    Wayne's Bedding and Furniture           3,200      12/31/2007
107         Pine Grove Shopping Center                 8/31/2007         The Bank of New York               3,040      4/30/2009
110         Fishers Gateway Shops                      3/31/2009          Progressive Vision                2,156      11/30/2012
111         Riverside Center                           9/30/2010             Papa John's                    2,000      4/30/2006
115         Saloom III                                12/31/2008        Williams Gas Pipeline               8,061      7/31/2007
121         J.D. Mini Storage                             N/A                    N/A                          N/A          N/A
122         Dollar Self Storage - Mesa                    N/A                    N/A                          N/A          N/A
123         Benco Mini Storage                            N/A                    N/A                          N/A          N/A
124         Ram Plaza                                  5/31/2010             Senor Fresh                    1,859      3/31/2006
125         University Square                         10/31/2011        Moe's Southwest Grill               2,400      10/31/2014
134         Ventura Boulevard                          3/31/2007              CAI Camera                    2,989      11/14/2009
136         Westgate Center                           12/31/2006    Action Auto Sports Auto Parts           7,777      6/30/2006
139         Centennial Marketplace                    10/31/2005            Domino's Pizza                  1,566      6/30/2006
142         Wolf Store Retail Park                    10/31/2009            Keun Jung Kim                   2,473      8/13/2009
144         South Carrier Shopping Center              9/1/2009            Solomon's Porch                  3,000       5/1/2009
147         Cheshire Bridge Retail Center             10/31/2011      Win-Huei Lin & Su-Jen-Lin             1,750      7/31/2008
148         Walgreens at Marshfield                       N/A                    N/A                          N/A          N/A
150         Prescott Airpark                           2/28/2007           Wolfe Publishing                 6,500      6/30/2010
153         Seminole Professional Center               7/31/2006      Federal Guaranty Mortgage             2,987      11/30/2005
155         Vitamin Shoppe Retail Center               1/1/2010                  N/A                          N/A          N/A
156         Private Storage                               N/A                    N/A                          N/A          N/A
161         Dixon Landing                             12/31/2006              Starbuck's                    1,800      9/30/2011
167         Town Commons Shopping Center               1/31/2006                 N/A                          N/A          N/A
168         750 New York Ave                              N/A                    N/A                          N/A          N/A
169         440 West Warner Road                       3/31/2010    Mochajumbie's Island Coffee, Inc.       1,000      3/31/2010
177         South Park Plaza                           2/28/2007       Twin County Credit Union             2,184      1/31/2006
179         Island Ford Square                         6/30/2007          Velocity Networks                 1,400      12/30/2007

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY STATE STREET AND 1 ARCH STREET ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.
(2)  TENANT OWNS ITS OWN SPACE, WHICH IS NOT PART OF THE COLLATERAL FOR THE
     LOAN.
(3)  TENANT OPERATES UNDER A GROUND LEASE.

                              MULTIFAMILY SCHEDULE

                                                                                    UTILITIES                   SUBJECT  SUBJECT
                                                                                     TENANT              #      STUDIO   STUDIO
 #  CROSSED PROPERTY NAME                                PROPERTY SUB-TYPE            PAYS            ELEVATORS  UNITS  AVG. RENT
 -  ------- -------------                                -----------------            ----            ---------  -----  ---------
11          Villages at Montpelier                          Conventional             Electric             0       N/A         N/A
15          Square-Arch Realty Corp. (1)                    Cooperative              Electric             6       71    $   1,727
17          Champaign Student Housing                       Conventional               None               0       N/A         N/A
19          The Howard Owners, Inc.                         Cooperative            Electric/Gas           6       36    $     692
21          Bexley at Concord Mills Apartments              Conventional       Electric/Water/Sewer       0       N/A         N/A
22          Bexley at Providence                            Conventional       Electric/Water/Sewer       0       N/A         N/A
25A         Lakeside Villas                                 Conventional             Electric             0       32    $     475
25B         Pinetree Apartments                             Conventional             Electric             0       N/A         N/A
26          Chason Ridge Apartments                         Conventional               None               0       N/A         N/A
28          Broadwater                                      Conventional          Electric/Water          0       N/A         N/A
29          Ascot Point Village Apartments                  Conventional       Electric/Water/Sewer       0       N/A         N/A
30          Paces Watch Apartments                          Conventional          Electric/Water          0       N/A         N/A
33          Summer Bend Apartments                          Conventional          Electric/Water          0       N/A         N/A
35          Buckingham Village Apartments                   Conventional       Electric/Water/Sewer       0       N/A         N/A
40          Lakeview Townhomes                              Conventional     Electric/Gas/Water/Sewer     0       N/A         N/A
41          Kew Gardens Hills Apartment Owners, Inc.        Cooperative            Electric/Gas           0       N/A         N/A
42          Warminster Heights Home Ownership
            Association, Inc.                               Cooperative            Electric/Gas           0       N/A         N/A
44          200 East 16th Street Housing Corporation        Cooperative                None               2       80    $   1,617
48          Waverly Place Apartments                        Conventional          Electric/Water          0       N/A         N/A
51          363 East 76th Street Corporation                Cooperative              Electric             3       72    $   1,752
52          Bon Aire Residents, Inc.                        Cooperative              Electric             0       N/A         N/A
54          Brays Village Apartments                        Conventional             Electric             0       N/A         N/A
56          Maplewood & Merry Meeting MHC               Manufactured Housing           N/A               N/A      N/A         N/A
59          The Columns at Chicopee                         Conventional       Electric/Water/Sewer       0       N/A         N/A
60          Foxcroft Mobile Home Community              Manufactured Housing           N/A               N/A      N/A         N/A
61          Sutton Owners Corporation                       Cooperative              Electric             3       N/A         N/A
64          Todd Lofts at Hermitage                         Conventional               None               1       N/A         N/A
65          Clay Creek                                      Conventional          Electric/Water          0       N/A         N/A
66          Olde Towne Apartments                           Conventional             Electric             0        2    $     485
67          Worthington Ridge Apartments                    Conventional       Electric/Water/Sewer       0       N/A         N/A
72          Clear Creek                                     Conventional          Electric/Sewer          0       N/A         N/A
81          Twyckingham Apartments                          Conventional               None               0       N/A         N/A
87          Village Square Townhomes                        Conventional       Electric/Water/Sewer       0       N/A         N/A
89          Sterling Court Apartments                       Conventional           Electric/Gas           4        1    $     395
90          English Garden Townhomes                        Conventional               None               0       N/A         N/A
95          Highland Terrace Owners Corp.                   Cooperative              Electric             0       N/A         N/A
99          Lexington Square Townhouses, Inc.               Cooperative              Electric             0       N/A         N/A
106         411 East 57th Corporation                       Cooperative              Electric             2       33    $   1,750
108         Steeple Chase Apartments                        Conventional       Electric/Water/Sewer       0       N/A         N/A
109         Northline Point Apartments                      Conventional               None               0       N/A         N/A
112         2100-2120 Wallace Avenue Owners Corp.           Cooperative              Electric             6        4    $     634
113         The Heritage Apartments                         Conventional             Electric             1       N/A         N/A
114         Aptos Knoll Mobile Home Park                Manufactured Housing           N/A               N/A      N/A         N/A
116         Fleetridge Owners, Inc.                         Cooperative              Electric             2       N/A         N/A
117         Cross Bay Cooperative Corp.                     Cooperative            Electric/Gas           0       N/A         N/A
118         Fremont Court Apartments                     Multifamily/Office          Electric             1       N/A         N/A
119         7 West 96th Street Corporation                  Cooperative            Electric/Gas           2        2    $   1,200
120         79 West 12th Street Corp.                       Cooperative              Electric             2       23    $   2,163
126         Sulgrave Owners Corp.                           Cooperative            Electric/Gas           0       N/A         N/A
127         Harry Silver Housing Company, Inc.              Cooperative              Electric             6       N/A         N/A
128         Clarksville Multi Properties                    Conventional             Electric             0        5    $     453
129         Varsity Apartments                           Multifamily/Retail  Electric/Gas/Water/Sewer     1       N/A         N/A
130         Buckridge At Southport Apartments               Conventional        Electric/Gas/Water        0       N/A         N/A
131         Gramercy Arms Corp.                             Cooperative            Electric/Gas           2       10    $   1,303
132         320 West 76 Corp.                               Cooperative            Electric/Gas           2        8    $   1,546
133         Seville Apartments                              Conventional             Electric             0       N/A         N/A
135         Wychwood Owners Corp.                           Cooperative            Electric/Gas           4       12    $   1,250
137         Chalet Apartments                               Conventional       Electric/Water/Sewer       0       16    $     358
138         Lofts on College                                Conventional               None               0       N/A         N/A
140         Applecreek and Orchard Tree Apartments          Conventional           Electric/Gas           0       N/A         N/A
141         Westwood Ridge Apartments                       Conventional     Electric/Gas/Water/Sewer     0       N/A         N/A
143         830-832/834 Broadway Owner's Corporation        Cooperative            Electric/Gas           3       N/A         N/A
145         Nimage Enterprises LLC                          Conventional           Electric/Gas           0       N/A         N/A
146         52 Riverside Drive Owners Corp.                 Cooperative            Electric/Gas           2       N/A         N/A
149A        South Gate Mobile Home Park                 Manufactured Housing           N/A               N/A      N/A         N/A
149B        Los Ranchitos Mobile Home Park              Manufactured Housing           N/A               N/A      N/A         N/A
151         Star Vale Mobile Home Park                  Manufactured Housing           N/A               N/A      N/A         N/A
152         Cobbham Oaks Apartments                         Conventional          Electric/Water          0       N/A         N/A
154         Barclay Tenants' Corporation                    Cooperative              Electric             2        9    $   1,025
157         129/82 Owners Corp.                             Cooperative              Electric             2        1    $     536
158         Heathcoate-Wiltshire Corp.                      Cooperative              Electric             0       N/A         N/A
159   (D)   State Street                                 Multifamily/Office            None               0        1    $     595
160   (D)   1 Arch Street                                   Conventional             Electric             0        7    $     923
162         Wrens Trail Apartments                          Conventional             Electric             0       N/A         N/A
163         Finneytown Apartments                           Conventional           Electric/Gas           0       N/A         N/A
164         310 West 79th Apartments Corp.                  Cooperative            Electric/Gas           2        4    $   2,375
165         620 Broadway Housing Corp.                      Cooperative            Electric/Gas           1       N/A         N/A
166         109-111 N. Broadway Apt. Corp.                  Cooperative              Electric             0       N/A         N/A
170         Island RV Resort                            Manufactured Housing           N/A               N/A      N/A         N/A

                                                         SUBJECT  SUBJECT  SUBJECT   SUBJECT  SUBJECT  SUBJECT   SUBJECT  SUBJECT
                                                         STUDIO    1 BR     1 BR      1 BR     2 BR     2 BR      2 BR      3 BR
 #  CROSSED PROPERTY NAME                               MAX. RENT  UNITS  AVG. RENT MAX. RENT  UNITS  AVG. RENT MAX. RENT  UNITS
 -  ------- -------------                               ---------  -----  --------- ---------  -----  --------- ---------  -----
11          Villages at Montpelier                            N/A     204 $     898 $   1,750     255 $   1,006 $   1,250      61
15          Square-Arch Realty Corp. (1)                $   1,800     150 $   2,899 $   4,800      69 $   4,588 $   6,000      41
17          Champaign Student Housing                         N/A      43 $     387 $     665      67 $     689 $     750     101
19          The Howard Owners, Inc.                     $     700     133 $   1,096 $   1,225     177 $   1,310 $   1,575     135
21          Bexley at Concord Mills Apartments                N/A     132 $     650 $   1,384     156 $     754 $   1,070      24
22          Bexley at Providence                              N/A     158 $     646 $     789     104 $     839 $   1,034      40
25A         Lakeside Villas                             $     485     212 $     527 $     900     128 $     680 $     705     N/A
25B         Pinetree Apartments                               N/A      50 $     532 $     575      60 $     670 $     685     N/A
26          Chason Ridge Apartments                           N/A      56 $     680 $     850     164 $     728 $     866      32
28          Broadwater                                        N/A     128 $     703 $     935      84 $     867 $   1,135      36
29          Ascot Point Village Apartments                    N/A      92 $     608 $     650     192 $     724 $     773      50
30          Paces Watch Apartments                            N/A     132 $     681 $     833     100 $     885 $   1,035     N/A
33          Summer Bend Apartments                            N/A     196 $     581 $     855     104 $     802 $   1,061     N/A
35          Buckingham Village Apartments                     N/A     180 $     592 $     630     156 $     769 $     835      36
40          Lakeview Townhomes                                N/A     N/A       N/A       N/A     120 $   1,114 $   1,175     N/A
41          Kew Gardens Hills Apartment Owners, Inc.          N/A     205 $     929 $     998     217 $   1,139 $   1,500     N/A
42          Warminster Heights Home Ownership
            Association, Inc.                                 N/A     168 $     684 $     795     294 $     796 $     950     192
44          200 East 16th Street Housing Corporation    $   1,770      76 $   2,301 $   3,238      23 $   3,331 $   4,875       2
48          Waverly Place Apartments                          N/A     114 $     545 $     685     126 $     668 $     785     N/A
51          363 East 76th Street Corporation            $   2,125     107 $   2,644 $   2,975      23 $   3,257 $   3,400      13
52          Bon Aire Residents, Inc.                          N/A     101 $   1,155 $   1,155     108 $   1,500 $   1,500     N/A
54          Brays Village Apartments                          N/A     110 $     490 $     605     136 $     607 $   1,298      16
56          Maplewood & Merry Meeting MHC                     N/A     N/A       N/A       N/A     N/A       N/A       N/A     N/A
59          The Columns at Chicopee                           N/A      40 $     672 $     685      86 $     749 $     805      24
60          Foxcroft Mobile Home Community                    N/A     N/A       N/A       N/A     N/A       N/A       N/A     N/A
61          Sutton Owners Corporation                         N/A      17 $   4,075 $   5,200      70 $   5,856 $   7,700      20
64          Todd Lofts at Hermitage                           N/A      58 $     825 $     875      33 $   1,190 $   1,300       9
65          Clay Creek                                        N/A     168 $     531 $     640      68 $     706 $     810     N/A
66          Olde Towne Apartments                       $     520      59 $     520 $     590      84 $     653 $     800      19
67          Worthington Ridge Apartments                      N/A      72 $     606 $     619      80 $     671 $     684     N/A
72          Clear Creek                                       N/A      64 $     507 $     525     120 $     614 $     701      16
81          Twyckingham Apartments                            N/A     N/A       N/A       N/A     130 $     646 $     940       4
87          Village Square Townhomes                          N/A     N/A       N/A       N/A     N/A       N/A       N/A      78
89          Sterling Court Apartments                   $     395     117 $     479 $     690      98 $     543 $     775       1
90          English Garden Townhomes                          N/A     N/A       N/A       N/A      80 $     770 $     875     N/A
95          Highland Terrace Owners Corp.                     N/A      67 $     998 $     998      66 $   1,254 $   1,328      16
99          Lexington Square Townhouses, Inc.                 N/A     N/A       N/A       N/A     170 $     637 $     650     110
106         411 East 57th Corporation                   $   1,750      47 $   2,625 $   2,625      33 $   3,510 $   3,510     N/A
108         Steeple Chase Apartments                          N/A      18 $     545 $     550      57 $     613 $     625      32
109         Northline Point Apartments                        N/A      40 $     469 $     500      64 $     568 $     600      72
112         2100-2120 Wallace Avenue Owners Corp.       $     845      98 $     807 $   1,250      46 $     925 $   1,250     N/A
113         The Heritage Apartments                           N/A     N/A       N/A       N/A      64 $     888 $     965     N/A
114         Aptos Knoll Mobile Home Park                      N/A     N/A       N/A       N/A     N/A       N/A       N/A     N/A
116         Fleetridge Owners, Inc.                           N/A      42 $   1,042 $   1,120      96 $   1,360 $   1,760     N/A
117         Cross Bay Cooperative Corp.                       N/A      28 $   1,200 $   1,200      83 $   1,677 $   1,700      20
118         Fremont Court Apartments                          N/A      17 $     832 $   1,225       7 $   1,117 $   1,350       2
119         7 West 96th Street Corporation              $   1,200      21 $   2,350 $   4,500      53 $   4,717 $   6,000       4
120         79 West 12th Street Corp.                   $   2,250      40 $   2,959 $   3,238      35 $   4,539 $   5,500       3
126         Sulgrave Owners Corp.                             N/A      40 $   1,322 $   1,400      36 $   1,706 $   1,800     N/A
127         Harry Silver Housing Company, Inc.                N/A      36 $     825 $     850     216 $   1,100 $   1,250      36
128         Clarksville Multi Properties                $     525      38 $     479 $     565      47 $     546 $     625     N/A
129         Varsity Apartments                                N/A      15 $     994 $   1,150       6 $   1,310 $   1,450     N/A
130         Buckridge At Southport Apartments                 N/A      39 $     522 $     530      40 $     592 $     700       1
131         Gramercy Arms Corp.                         $   2,000      66 $   2,267 $   3,300       9 $   3,934 $   4,800       2
132         320 West 76 Corp.                           $   1,700      21 $   1,970 $   3,250      36 $   3,225 $   4,500       6
133         Seville Apartments                                N/A      31 $     522 $     570      12 $     656 $     675      19
135         Wychwood Owners Corp.                       $   1,250      36 $   1,626 $   1,750      30 $   2,010 $   2,250       6
137         Chalet Apartments                           $     365      48 $     437 $     545      56 $     523 $     555     N/A
138         Lofts on College                                  N/A       5 $     804 $     825       9 $   1,386 $   1,460       3
140         Applecreek and Orchard Tree Apartments            N/A      32 $     383 $     400      48 $     473 $     515     N/A
141         Westwood Ridge Apartments                         N/A     N/A       N/A       N/A      40 $     578 $     580     N/A
143         830-832/834 Broadway Owner's Corporation          N/A     N/A       N/A       N/A     N/A       N/A       N/A      10
145         Nimage Enterprises LLC                            N/A      17 $     750 $     750      41 $     900 $     900       2
146         52 Riverside Drive Owners Corp.                   N/A      24 $   1,964 $   2,250       5 $   5,630 $   9,450      14
149A        South Gate Mobile Home Park                       N/A     N/A       N/A       N/A     N/A       N/A       N/A     N/A
149B        Los Ranchitos Mobile Home Park                    N/A     N/A       N/A       N/A     N/A       N/A       N/A     N/A
151         Star Vale Mobile Home Park                        N/A     N/A       N/A       N/A     N/A       N/A       N/A     N/A
152         Cobbham Oaks Apartments                           N/A     N/A       N/A       N/A      21 $     909 $     950       3
154         Barclay Tenants' Corporation                $   1,025      39 $   1,541 $   2,250      16 $   1,939 $   2,450     N/A
157         129/82 Owners Corp.                         $     536       1 $   1,518 $   1,518      30 $   4,937 $   4,937     N/A
158         Heathcoate-Wiltshire Corp.                        N/A      36 $   1,469 $   1,700      21 $   1,859 $   2,438     N/A
159   (D)   State Street                                $     595       5 $     682 $     700       4 $   1,044 $   1,250       1
160   (D)   1 Arch Street                               $   1,100       2 $     918 $   1,100     N/A       N/A       N/A     N/A
162         Wrens Trail Apartments                            N/A      32 $     539 $     625      16 $     625 $     640     N/A
163         Finneytown Apartments                             N/A     N/A       N/A       N/A      12 $     792 $     825      16
164         310 West 79th Apartments Corp.              $   2,375       2 $   2,850 $   2,850      12 $   4,292 $   5,500       6
165         620 Broadway Housing Corp.                        N/A     N/A       N/A       N/A       7 $   7,690 $   8,233       4
166         109-111 N. Broadway Apt. Corp.                    N/A      19 $   1,514 $   1,788      32 $   1,848 $   2,100     N/A
170         Island RV Resort                                  N/A     N/A       N/A       N/A     N/A       N/A       N/A     N/A

                                                         SUBJECT   SUBJECT  SUBJECT  SUBJECT   SUBJECT  SUBJECT  SUBJECT   SUBJECT
                                                          3 BR     3 BR      4 BR     4 BR      4 BR     5 BR      5 BR     5 BR
 #  CROSSED PROPERTY NAME                               AVG. RENT MAX. RENT  UNITS  AVG. RENT MAX. RENT  UNITS  AVG. RENT MAX. RENT
 -  ------- -------------                               --------- ---------  -----  --------- ---------  -----  --------- ---------
11          Villages at Montpelier                      $   1,110 $   1,250     N/A       N/A       N/A     N/A       N/A       N/A
15          Square-Arch Realty Corp. (1)                $   4,477 $   6,000       5 $   6,323 $   7,000       3 $   7,833 $   8,500
17          Champaign Student Housing                   $     956 $   1,040      66 $   1,336 $   1,530       6 $   2,160 $   4,100
19          The Howard Owners, Inc.                     $   1,619 $   3,600     N/A       N/A       N/A     N/A       N/A       N/A
21          Bexley at Concord Mills Apartments          $     974 $   1,485     N/A       N/A       N/A     N/A       N/A       N/A
22          Bexley at Providence                        $     969 $   1,479     N/A       N/A       N/A     N/A       N/A       N/A
25A         Lakeside Villas                                   N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
25B         Pinetree Apartments                               N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
26          Chason Ridge Apartments                     $     845 $     930     N/A       N/A       N/A     N/A       N/A       N/A
28          Broadwater                                  $   1,131 $   1,513     N/A       N/A       N/A     N/A       N/A       N/A
29          Ascot Point Village Apartments              $     857 $     900     N/A       N/A       N/A     N/A       N/A       N/A
30          Paces Watch Apartments                            N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
33          Summer Bend Apartments                            N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
35          Buckingham Village Apartments               $     897 $     935     N/A       N/A       N/A     N/A       N/A       N/A
40          Lakeview Townhomes                                N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
41          Kew Gardens Hills Apartment Owners, Inc.          N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
42          Warminster Heights Home Ownership
            Association, Inc.                           $     931 $   1,150      52 $   1,054 $   1,354       1 $   1,244 $   1,244
44          200 East 16th Street Housing Corporation    $   3,686 $   5,850       1 $   7,800 $   7,800     N/A       N/A       N/A
48          Waverly Place Apartments                          N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
51          363 East 76th Street Corporation            $   5,500 $   5,500     N/A       N/A       N/A     N/A       N/A       N/A
52          Bon Aire Residents, Inc.                          N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
54          Brays Village Apartments                    $     729 $     760     N/A       N/A       N/A     N/A       N/A       N/A
56          Maplewood & Merry Meeting MHC                     N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
59          The Columns at Chicopee                     $     898 $     905     N/A       N/A       N/A     N/A       N/A       N/A
60          Foxcroft Mobile Home Community                    N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
61          Sutton Owners Corporation                   $   8,414 $   8,450      21 $   9,127 $   9,800       1 $  11,700 $  11,700
64          Todd Lofts at Hermitage                     $   1,450 $   1,500     N/A       N/A       N/A     N/A       N/A       N/A
65          Clay Creek                                        N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
66          Olde Towne Apartments                       $     907 $   1,050     N/A       N/A       N/A     N/A       N/A       N/A
67          Worthington Ridge Apartments                      N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
72          Clear Creek                                 $     778 $     820     N/A       N/A       N/A     N/A       N/A       N/A
81          Twyckingham Apartments                      $   1,370 $   1,520       4 $     905 $   1,320     N/A       N/A       N/A
87          Village Square Townhomes                    $     750 $     805      20 $     791 $     825     N/A       N/A       N/A
89          Sterling Court Apartments                   $     690 $     690     N/A       N/A       N/A     N/A       N/A       N/A
90          English Garden Townhomes                          N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
95          Highland Terrace Owners Corp.               $   1,760 $   1,760     N/A       N/A       N/A     N/A       N/A       N/A
99          Lexington Square Townhouses, Inc.           $     775 $     775     N/A       N/A       N/A     N/A       N/A       N/A
106         411 East 57th Corporation                         N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
108         Steeple Chase Apartments                    $     755 $     825       4 $     689 $     975     N/A       N/A       N/A
109         Northline Point Apartments                  $     661 $     700      24 $     769 $     820     N/A       N/A       N/A
112         2100-2120 Wallace Avenue Owners Corp.             N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
113         The Heritage Apartments                           N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
114         Aptos Knoll Mobile Home Park                      N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
116         Fleetridge Owners, Inc.                           N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
117         Cross Bay Cooperative Corp.                 $   2,000 $   2,000     N/A       N/A       N/A     N/A       N/A       N/A
118         Fremont Court Apartments                    $   1,369 $   1,500     N/A       N/A       N/A     N/A       N/A       N/A
119         7 West 96th Street Corporation              $   9,675 $  12,600     N/A       N/A       N/A     N/A       N/A       N/A
120         79 West 12th Street Corp.                   $   7,000 $   7,000       1 $   8,000 $   8,000     N/A       N/A       N/A
126         Sulgrave Owners Corp.                             N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
127         Harry Silver Housing Company, Inc.          $   1,375 $   1,375     N/A       N/A       N/A     N/A       N/A       N/A
128         Clarksville Multi Properties                      N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
129         Varsity Apartments                                N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
130         Buckridge At Southport Apartments           $     725 $     725     N/A       N/A       N/A     N/A       N/A       N/A
131         Gramercy Arms Corp.                         $   6,063 $   6,500     N/A       N/A       N/A     N/A       N/A       N/A
132         320 West 76 Corp.                           $   5,450 $   6,000     N/A       N/A       N/A     N/A       N/A       N/A
133         Seville Apartments                          $     785 $     800     N/A       N/A       N/A     N/A       N/A       N/A
135         Wychwood Owners Corp.                       $   2,511 $   3,000     N/A       N/A       N/A     N/A       N/A       N/A
137         Chalet Apartments                                 N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
138         Lofts on College                            $   2,310 $   2,520     N/A       N/A       N/A     N/A       N/A       N/A
140         Applecreek and Orchard Tree Apartments            N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
141         Westwood Ridge Apartments                         N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
143         830-832/834 Broadway Owner's Corporation    $  10,917 $  10,917       9 $  13,667 $  13,667     N/A       N/A       N/A
145         Nimage Enterprises LLC                      $   1,100 $   1,100     N/A       N/A       N/A     N/A       N/A       N/A
146         52 Riverside Drive Owners Corp.             $   9,750 $   9,750     N/A       N/A       N/A     N/A       N/A       N/A
149A        South Gate Mobile Home Park                       N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
149B        Los Ranchitos Mobile Home Park                    N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
151         Star Vale Mobile Home Park                        N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
152         Cobbham Oaks Apartments                     $   1,400 $   1,400     N/A       N/A       N/A     N/A       N/A       N/A
154         Barclay Tenants' Corporation                      N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
157         129/82 Owners Corp.                               N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
158         Heathcoate-Wiltshire Corp.                        N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
159         State Street                                $   1,200 $   1,200     N/A       N/A       N/A     N/A       N/A       N/A
160   (D)   1 Arch Street                                     N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
162   (D)   Wrens Trail Apartments                            N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
163         Finneytown Apartments                       $     800 $     825     N/A       N/A       N/A     N/A       N/A       N/A
164         310 West 79th Apartments Corp.              $   7,150 $   7,700       7 $   9,193 $  10,450       1 $  11,000 $  11,000
165         620 Broadway Housing Corp.                  $  10,000 $  10,000     N/A       N/A       N/A     N/A       N/A       N/A
166         109-111 N. Broadway Apt. Corp.                    N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
170         Island RV Resort                                  N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A

                              MULTIFAMILY SCHEDULE

                                                                                    UTILITIES                   SUBJECT  SUBJECT
                                                                                     TENANT              #      STUDIO   STUDIO
 #  CROSSED PROPERTY NAME                                PROPERTY SUB-TYPE            PAYS            ELEVATORS  UNITS  AVG. RENT
 -  ------- -------------                               ------------------            ----            ---------  -----  ---------
171         96 Perry Street Corp.                           Cooperative            Electric/Gas           1       17    $   1,257
172         Amory Street Apartments                         Conventional        Electric/Gas/Water        0       24    $     604
173         77 Bronx River Road Owners, Inc.                Cooperative              Electric             1       N/A         N/A
174         315 St. John's Owners Inc.                      Cooperative              Electric             2       N/A         N/A
175         404 Riverside Drive, Inc.                       Cooperative            Electric/Gas           2       N/A         N/A
176         16 Crosby Street Owners Corp.                   Cooperative              Electric             1       N/A         N/A
178         2 King Street Apartments Corp.                  Cooperative            Electric/Gas           1       14    $   1,798
180         4213 Village Corp.                              Cooperative              Electric             1       N/A         N/A
181         571 Hudson Street Apartment Corp.               Cooperative              Electric             1       N/A         N/A
182         82-04 Lefferts Tenants Corp.                    Cooperative              Electric             1        5    $     800
183         30 Bond Street Owners Corp.                     Cooperative            Electric/Gas           1       N/A         N/A
184         Hamden Apartments                               Conventional             Electric             0       N/A         N/A
185         Hilltop Village Cooperative #One, Inc.          Cooperative                None               4       N/A         N/A
186         438 West 49th Street Owners Corporation         Cooperative            Electric/Gas           0       N/A         N/A
187         264 W. 22 St. Owners, Inc.                      Cooperative            Electric/Gas           0       N/A         N/A
188         11 Park Place Owners, Inc.                      Cooperative              Electric             0        6    $     949
189         80 Lincoln Owners, Inc                          Cooperative              Electric             0       N/A         N/A
190         63 East 79th Street Corp.                       Cooperative            Electric/Gas           1       N/A         N/A
191         216 East 12th St. Owners Corp.                  Cooperative            Electric/Gas           0       N/A         N/A
192         1 Ascot Ridge Corp.                             Cooperative            Electric/Gas           0       N/A         N/A
193         27 West 10th Street Owners Corp.                Cooperative              Electric             0        2    $   1,375
194         613 E. 6th St. Owners Corp.                     Cooperative                Gas                0       N/A         N/A
195         1209 8th Avenue Corp.                           Cooperative            Electric/Gas           0       N/A         N/A
196         432-434 East 10th Street Corporation            Cooperative            Electric/Gas           0       N/A         N/A
197         326 Sixth Avenue Owners Corp.                   Cooperative            Electric/Gas           0       N/A         N/A
198         8 E. 10th St. Owners Corp. (2)                  Cooperative              Electric             0       N/A         N/A

                                                         SUBJECT  SUBJECT  SUBJECT   SUBJECT  SUBJECT  SUBJECT   SUBJECT  SUBJECT
                                                         STUDIO    1 BR     1 BR      1 BR     2 BR     2 BR      2 BR      3 BR
 #  CROSSED PROPERTY NAME                               MAX. RENT  UNITS  AVG. RENT MAX. RENT  UNITS  AVG. RENT MAX. RENT  UNITS
 -  ------- -------------                               ---------  -----  --------- ---------  -----  --------- ---------  -----
171         96 Perry Street Corp.                       $   1,650      18 $   1,680 $   2,550     N/A       N/A       N/A     N/A
172         Amory Street Apartments                     $     650       2 $     800 $     850       1 $     750 $     750       4
173         77 Bronx River Road Owners, Inc.                  N/A      42 $     962 $   1,006      12 $     907 $   1,283       6
174         315 St. John's Owners Inc.                        N/A       1 $   1,750 $   1,750      38 $   2,347 $   2,500       8
175         404 Riverside Drive, Inc.                         N/A      19 $   2,634 $   2,800      21 $   4,162 $   4,800       1
176         16 Crosby Street Owners Corp.                     N/A     N/A       N/A       N/A       8 $   6,808 $   7,600       4
178         2 King Street Apartments Corp.              $   2,000      12 $   2,628 $   2,800      12 $   3,180 $   3,400     N/A
180         4213 Village Corp.                                N/A      25 $   2,610 $   2,610       4 $   3,589 $   3,915       8
181         571 Hudson Street Apartment Corp.                 N/A       9 $   2,925 $   3,686       5 $   3,495 $   3,975       1
182         82-04 Lefferts Tenants Corp.                $     950      29 $   1,066 $   1,250       5 $   1,320 $   1,600     N/A
183         30 Bond Street Owners Corp.                       N/A     N/A       N/A       N/A       5 $   6,667 $   9,792       1
184         Hamden Apartments                                 N/A     N/A       N/A       N/A      13 $     875 $     975       1
185         Hilltop Village Cooperative #One, Inc.            N/A      97 $   1,200 $   1,200      96 $   1,400 $   1,400       4
186         438 West 49th Street Owners Corporation           N/A      18 $   1,442 $   1,800       1 $   1,384 $   2,250     N/A
187         264 W. 22 St. Owners, Inc.                        N/A      20 $   1,401 $   1,625     N/A       N/A       N/A     N/A
188         11 Park Place Owners, Inc.                  $     988       8 $   1,287 $   1,400       2 $   1,800 $   1,800     N/A
189         80 Lincoln Owners, Inc                            N/A      14 $   1,236 $   1,400       1 $   1,850 $   1,850     N/A
190         63 East 79th Street Corp.                         N/A       4 $   3,225 $   3,300       3 $   4,267 $   4,400       2
191         216 East 12th St. Owners Corp.                    N/A       8 $   1,746 $   2,100       1 $   3,850 $   3,850     N/A
192         1 Ascot Ridge Corp.                               N/A       2 $   1,275 $   2,250      10 $   1,700 $   2,450     N/A
193         27 West 10th Street Owners Corp.            $   1,900       3 $   3,242 $   4,725     N/A       N/A       N/A       1
194         613 E. 6th St. Owners Corp.                       N/A       2 $   2,000 $   2,200      12 $   2,333 $   2,400     N/A
195         1209 8th Avenue Corp.                             N/A     N/A       N/A       N/A       8 $   1,794 $   2,125     N/A
196         432-434 East 10th Street Corporation              N/A       3 $   3,938 $   3,938       3 $   4,083 $   4,083     N/A
197         326 Sixth Avenue Owners Corp.                     N/A       4 $   1,825 $   2,100       2 $   2,375 $   2,500     N/A
198         8 E. 10th St. Owners Corp. (2)                    N/A     N/A       N/A       N/A       2 $   5,650 $   6,500     N/A

                                                         SUBJECT   SUBJECT  SUBJECT  SUBJECT   SUBJECT  SUBJECT  SUBJECT   SUBJECT
                                                          3 BR     3 BR      4 BR     4 BR      4 BR     5 BR      5 BR     5 BR
 #  CROSSED PROPERTY NAME                               AVG. RENT MAX. RENT  UNITS  AVG. RENT MAX. RENT  UNITS  AVG. RENT MAX. RENT
 -  ------- -------------                               --------- ---------  -----  --------- ---------  -----  --------- ---------
171         96 Perry Street Corp.                             N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
172         Amory Street Apartments                     $     800 $     800       1 $     850 $     850     N/A       N/A       N/A
173         77 Bronx River Road Owners, Inc.            $   1,252 $   1,595     N/A       N/A       N/A     N/A       N/A       N/A
174         315 St. John's Owners Inc.                  $   3,738 $   3,900     N/A       N/A       N/A     N/A       N/A       N/A
175         404 Riverside Drive, Inc.                   $   6,300 $   6,300       1 $  13,500 $  13,500       7 $  15,600 $  19,200
176         16 Crosby Street Owners Corp.               $   8,867 $   8,867     N/A       N/A       N/A     N/A       N/A       N/A
178         2 King Street Apartments Corp.                    N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
180         4213 Village Corp.                          $   3,648 $   4,350     N/A       N/A       N/A     N/A       N/A       N/A
181         571 Hudson Street Apartment Corp.           $   4,286 $   4,286     N/A       N/A       N/A     N/A       N/A       N/A
182         82-04 Lefferts Tenants Corp.                      N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
183         30 Bond Street Owners Corp.                 $   9,792 $   9,792     N/A       N/A       N/A     N/A       N/A       N/A
184         Hamden Apartments                           $   1,000 $   1,000     N/A       N/A       N/A     N/A       N/A       N/A
185         Hilltop Village Cooperative #One, Inc.      $   1,600 $   1,600     N/A       N/A       N/A     N/A       N/A       N/A
186         438 West 49th Street Owners Corporation           N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
187         264 W. 22 St. Owners, Inc.                        N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
188         11 Park Place Owners, Inc.                        N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
189         80 Lincoln Owners, Inc                            N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
190         63 East 79th Street Corp.                   $   6,050 $   6,600     N/A       N/A       N/A     N/A       N/A       N/A
191         216 East 12th St. Owners Corp.                    N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
192         1 Ascot Ridge Corp.                               N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
193         27 West 10th Street Owners Corp.            $   9,800 $   9,800     N/A       N/A       N/A     N/A       N/A       N/A
194         613 E. 6th St. Owners Corp.                       N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
195         1209 8th Avenue Corp.                             N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
196         432-434 East 10th Street Corporation              N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
197         326 Sixth Avenue Owners Corp.                     N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A
198         8 E. 10th St. Owners Corp. (2)                    N/A       N/A     N/A       N/A       N/A     N/A       N/A       N/A

(D) THE UNDERLYING MORTGAGE LOANS SECURED BY STATE STREET AND 1 ARCH STREET ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1) THE SQUARE-ARCH REALTY CORP. PROPERTY HAS FIVE SIX-BEDROOM UNITS WITH AN AVERAGE AND MAXIMUM RENT OF $9,400 AND $11,000, RESPECTIVELY.
(2) THE 8 E. 10TH ST. OWNERS CORP. PROPERTY HAS ONE SIX-BEDROOM UNIT WITH AN AVERAGE AND MAXIMUM RENT OF $14,300.

                  SCHEDULE OF COOPERATIVE MORTGAGED PROPERTIES

                                                                            CO-OP BASIS CUT-OFF DATE  RENTAL BASIS   CUT-OFF DATE
                                                                 PROPERTY    APPRAISED  CO-OP BASIS    APPRAISED     RENTAL BASIS
 #  CROSSED PROPERTY NAME                                         SUBTYPE      VALUE    LTV RATIO (1)   VALUE (2)  LTV RATIO (1) (2)
 -  ------- -------------                                         -------      -----    -------------   ---------  -----------------
15          Square-Arch Realty Corp.                            Cooperative 259,350,000     12.0%      112,000,000       27.7%
19          The Howard Owners, Inc.                             Cooperative  70,010,000     31.4%       51,850,000       42.4%
41          Kew Gardens Hills Apartment Owners, Inc.            Cooperative  56,800,000     21.1%       31,300,000       38.2%
42          Warminster Heights Home Ownership Association, Inc. Cooperative  68,200,000     17.2%       51,200,000       22.9%
44          200 East 16th Street Housing Corporation            Cooperative  70,810,000     15.4%       40,000,000       27.3%
51          363 East 76th Street Corporation                    Cooperative  97,440,000      9.2%       52,960,000       17.0%
52          Bon Aire Residents, Inc.                            Cooperative  35,100,000     25.5%       23,500,000       38.2%
61          Sutton Owners Corporation                           Cooperative 145,800,000      5.5%       85,700,000        9.3%
95          Highland Terrace Owners Corp.                       Cooperative  21,000,000     22.2%       13,800,000       33.9%
99          Lexington Square Townhouses, Inc.                   Cooperative  15,870,000     27.2%        9,800,000       44.0%
106         411 East 57th Corporation                           Cooperative  53,850,000      7.5%       26,240,000       15.4%
112         2100-2120 Wallace Avenue Owners Corp.               Cooperative   7,600,000     47.3%        8,800,000       40.8%
116         Fleetridge Owners, Inc.                             Cooperative  21,700,000     15.2%       16,800,000       19.6%
117         Cross Bay Cooperative Corp.                         Cooperative  25,340,000     12.6%       18,100,000       17.7%
119         7 West 96th Street Corporation                      Cooperative  57,410,000      5.6%       37,450,000        8.5%
120         79 West 12th Street Corp.                           Cooperative  58,550,000      5.5%       35,500,000        9.0%
126         Sulgrave Owners Corp.                               Cooperative  14,840,000     20.8%       10,470,000       29.5%
127         Harry Silver Housing Company, Inc.                  Cooperative  24,700,000     12.1%       21,900,000       13.7%
131         Gramercy Arms Corp.                                 Cooperative  39,550,000      6.7%       22,100,000       12.0%
132         320 West 76 Corp.                                   Cooperative  44,310,000      5.9%       18,850,000       13.9%
135         Wychwood Owners Corp.                               Cooperative  25,190,000      9.3%       13,370,000       17.5%
143         830-832/834 Broadway Owner's Corporation            Cooperative  44,870,000      3.9%       27,000,000        6.5%
146         52 Riverside Drive Owners Corp.                     Cooperative  41,500,000      4.1%       19,500,000        8.7%
154         Barclay Tenants' Corporation                        Cooperative  18,800,000      8.5%        7,700,000       20.7%
157         129/82 Owners Corp.                                 Cooperative  29,500,000      5.1%       12,340,000       12.1%
158         Heathcoate-Wiltshire Corp.                          Cooperative  13,075,000     11.2%        8,300,000       17.7%
164         310 West 79th Apartments Corp.                      Cooperative  35,100,000      4.0%       19,900,000        7.0%
165         620 Broadway Housing Corp.                          Cooperative  19,400,000      7.2%       10,300,000       13.6%
166         109-111 N. Broadway Apt. Corp.                      Cooperative  13,410,000     10.4%        8,400,000       16.6%
171         96 Perry Street Corp.                               Cooperative   9,465,000     10.8%        5,300,000       19.2%
173         77 Bronx River Road Owners, Inc.                    Cooperative   5,800,000     17.2%        5,500,000       18.1%
174         315 St. John's Owners Inc.                          Cooperative  21,450,000      4.6%       12,000,000        8.3%
175         404 Riverside Drive, Inc.                           Cooperative  68,000,000      1.5%       26,260,000        3.8%
176         16 Crosby Street Owners Corp.                       Cooperative  23,000,000      4.3%       14,200,000        7.0%
178         2 King Street Apartments Corp.                      Cooperative  16,090,000      6.1%       10,030,000        9.8%
180         4213 Village Corp.                                  Cooperative  16,730,000      5.6%       12,700,000        7.3%
181         571 Hudson Street Apartment Corp.                   Cooperative  10,825,000      8.5%        4,200,000       21.9%
182         82-04 Lefferts Tenants Corp.                        Cooperative   6,000,000     15.0%        3,600,000       24.9%
183         30 Bond Street Owners Corp.                         Cooperative  10,300,000      8.3%        4,900,000       17.3%
185         Hilltop Village Cooperative #One, Inc.              Cooperative  21,540,000      3.2%       20,000,000        3.4%
186         438 West 49th Street Owners Corporation             Cooperative   5,175,000     13.0%        2,500,000       26.9%
187         264 W. 22 St. Owners, Inc.                          Cooperative   5,565,000     10.1%        2,600,000       21.7%
188         11 Park Place Owners, Inc.                          Cooperative   2,770,000     19.8%        1,200,000       45.7%
189         80 Lincoln Owners, Inc                              Cooperative   2,645,000     19.8%        1,640,000       32.0%
190         63 East 79th Street Corp.                           Cooperative   8,150,000      6.1%        3,780,000       13.2%
191         216 East 12th St. Owners Corp.                      Cooperative   3,400,000     11.6%        2,000,000       19.8%
192         1 Ascot Ridge Corp.                                 Cooperative   3,380,000     11.1%        1,700,000       22.1%
193         27 West 10th Street Owners Corp.                    Cooperative   4,940,000      6.8%        2,200,000       15.3%
194         613 E. 6th St. Owners Corp.                         Cooperative   7,130,000      4.6%        3,400,000        9.6%
195         1209 8th Avenue Corp.                               Cooperative   3,080,000      9.1%        1,700,000       16.4%
196         432-434 East 10th Street Corporation                Cooperative   6,850,000      2.9%        3,930,000        5.1%
197         326 Sixth Avenue Owners Corp.                       Cooperative   2,370,000      7.4%        1,200,000       14.6%
198         8 E. 10th St. Owners Corp.                          Cooperative   6,065,000      2.7%        2,800,000        5.8%

                                                                         SPONSOR              INVESTOR   COOPERATIVE NON-OWNER
                                                                SPONSOR   CARRY     INVESTOR   CARRY        OWNED     OCCUPIED
 #  CROSSED PROPERTY NAME                                        UNITS    AMOUNT     UNITS     AMOUNT       UNITS    UNITS (3)
 -  ------- -------------                                        -----    ------     -----     ------       -----    ---------
 15         Square-Arch Realty Corp.                               77   $  456,273      0           N/A       0          77
 19         The Howard Owners, Inc.                               127       51,951      6           N/A       0         133
 41         Kew Gardens Hills Apartment Owners, Inc.               91   $   74,724      0           N/A       0          91
 42         Warminster Heights Home Ownership Association, Inc.     0          N/A      0           N/A       0           0
 44         200 East 16th Street Housing Corporation               38   $   34,661      0           N/A       0          38
 51         363 East 76th Street Corporation                       30   $   68,892      0           N/A       0          30
 52         Bon Aire Residents, Inc.                                0          N/A      0           N/A       0           0
 61         Sutton Owners Corporation                               0          N/A      0           N/A       0           0
 95         Highland Terrace Owners Corp.                           0          N/A      0           N/A       0           0
 99         Lexington Square Townhouses, Inc.                       0          N/A      0           N/A       0           0
106         411 East 57th Corporation                               0          N/A      0           N/A       0           0
112         2100-2120 Wallace Avenue Owners Corp.                 122      422,986     12    $   29,344       0         134
116         Fleetridge Owners, Inc.                                19   $   50,590      0           N/A       0          19
117         Cross Bay Cooperative Corp.                             0          N/A      0           N/A       0           0
119         7 West 96th Street Corporation                          0          N/A      0           N/A       0           0
120         79 West 12th Street Corp.                              13   $  178,476      0           N/A       0          13
126         Sulgrave Owners Corp.                                   0          N/A      5           N/A       1           6
127         Harry Silver Housing Company, Inc.                      0          N/A      0           N/A       0           0
131         Gramercy Arms Corp.                                    10   $   37,272      0           N/A       0          10
132         320 West 76 Corp.                                       9   $  (53,619)     3    $     (859)      0          12
135         Wychwood Owners Corp.                                  11   $   24,465      0           N/A       0          11
143         830-832/834 Broadway Owner's Corporation                0          N/A      0           N/A       0           0
146         52 Riverside Drive Owners Corp.                         0          N/A      0           N/A       1           1
154         Barclay Tenants' Corporation                            0          N/A      0           N/A       0           0
157         129/82 Owners Corp.                                     6   $  (31,907)     0           N/A       0           6
158         Heathcoate-Wiltshire Corp.                              2          N/A      0           N/A       0           2
164         310 West 79th Apartments Corp.                          1   $   (7,632)     0           N/A       0           1
165         620 Broadway Housing Corp.                              0          N/A      0           N/A       0           0
166         109-111 N. Broadway Apt. Corp.                          2   $   19,825      0           N/A       0           2
171         96 Perry Street Corp.                                   0          N/A      0           N/A       6           6
173         77 Bronx River Road Owners, Inc.                       11   $   15,390      0           N/A       0          11
174         315 St. John's Owners Inc.                              0          N/A      0           N/A       1           1
175         404 Riverside Drive, Inc.                               0          N/A      0           N/A       0           0
176         16 Crosby Street Owners Corp.                           0          N/A      0           N/A       0           0
178         2 King Street Apartments Corp.                          4   $   (2,066)     0           N/A       0           4
180         4213 Village Corp.                                      1   $   (6,453)     0           N/A       1           2
181         571 Hudson Street Apartment Corp.                       0          N/A      0           N/A       0           0
182         82-04 Lefferts Tenants Corp.                           31   $  122,394      0           N/A       0          31
183         30 Bond Street Owners Corp.                             0          N/A      0           N/A       0           0
185         Hilltop Village Cooperative #One, Inc.                  0          N/A      0           N/A       0           0
186         438 West 49th Street Owners Corporation                 1   $   (5,662)     0           N/A       0           1
187         264 W. 22 St. Owners, Inc.                              0          N/A     18    $  120,514       1          19
188         11 Park Place Owners, Inc.                              5   $   (7,920)     0           N/A       0           5
189         80 Lincoln Owners, Inc                                  3   $    1,830      0           N/A       0           3
190         63 East 79th Street Corp.                               0          N/A      0           N/A       0           0
191         216 East 12th St. Owners Corp.                          0          N/A      3           N/A       2           5
192         1 Ascot Ridge Corp.                                     0          N/A      0           N/A       0           0
193         27 West 10th Street Owners Corp.                        0          N/A      0           N/A       0           0
194         613 E. 6th St. Owners Corp.                             0          N/A      0           N/A       0           0
195         1209 8th Avenue Corp.                                   1   $   (1,680)     0           N/A       0           1
196         432-434 East 10th Street Corporation                    0          N/A      0           N/A       0           0
197         326 Sixth Avenue Owners Corp.                           0          N/A      0           N/A       0           0
198         8 E. 10th St. Owners Corp.                              0          N/A      0           N/A       0           0

                                                                   NON-OWNER    COOPERATIVE   COOPERATIVE
                                                                OCCUPIED UNITS  COMMERCIAL    CONVERSION
 #  CROSSED PROPERTY NAME                                          PERCENT     SQUARE FOOTAGE    YEAR
 -  ------- -------------                                          -------     --------------    ----
15          Square-Arch Realty Corp.                                 22.4%         5,065         1986
19          The Howard Owners, Inc.                                  27.7%             0         1988
41          Kew Gardens Hills Apartment Owners, Inc.                 21.6%             0         1989
42          Warminster Heights Home Ownership Association, Inc.       0.0%         1,500         1982
44          200 East 16th Street Housing Corporation                 20.9%         4,600         1989
51          363 East 76th Street Corporation                         14.0%         6,350         1984
52          Bon Aire Residents, Inc.                                  0.0%             0         1983
61          Sutton Owners Corporation                                 0.0%             0         1961
95          Highland Terrace Owners Corp.                             0.0%             0         1985
99          Lexington Square Townhouses, Inc.                         0.0%             0         1973
106         411 East 57th Corporation                                 0.0%         2,100         1970
112         2100-2120 Wallace Avenue Owners Corp.                    90.5%             0         1989
116         Fleetridge Owners, Inc.                                  13.8%             0         1981
117         Cross Bay Cooperative Corp.                               0.0%             0         1956
119         7 West 96th Street Corporation                            0.0%             0         1970
120         79 West 12th Street Corp.                                12.7%         7,570         1982
126         Sulgrave Owners Corp.                                     7.9%             0         1984
127         Harry Silver Housing Company, Inc.                        0.0%         1,200         1951
131         Gramercy Arms Corp.                                      11.5%           750         1986
132         320 West 76 Corp.                                        16.9%             0         1987
135         Wychwood Owners Corp.                                    13.1%        14,175         1983
143         830-832/834 Broadway Owner's Corporation                  0.0%         5,500         1979
146         52 Riverside Drive Owners Corp.                           2.3%             0         1984
154         Barclay Tenants' Corporation                              0.0%             0         1977
157         129/82 Owners Corp.                                      18.8%             0         1988
158         Heathcoate-Wiltshire Corp.                                3.5%             0         1980
164         310 West 79th Apartments Corp.                            3.1%             0         1981
165         620 Broadway Housing Corp.                                0.0%         2,000         1981
166         109-111 N. Broadway Apt. Corp.                            3.9%             0         1980
171         96 Perry Street Corp.                                    17.1%             0         1985
173         77 Bronx River Road Owners, Inc.                         18.3%             0         1984
174         315 St. John's Owners Inc.                                2.1%             0         1987
175         404 Riverside Drive, Inc.                                 0.0%             0         1966
176         16 Crosby Street Owners Corp.                             0.0%         7,000         1970
178         2 King Street Apartments Corp.                           10.5%         2,400         1984
180         4213 Village Corp.                                        5.4%             0         1981
181         571 Hudson Street Apartment Corp.                         0.0%         3,097         1978
182         82-04 Lefferts Tenants Corp.                             79.5%         6,000         1986
183         30 Bond Street Owners Corp.                               0.0%             0         1987
185         Hilltop Village Cooperative #One, Inc.                    0.0%             0         1952
186         438 West 49th Street Owners Corporation                   5.3%             0         1985
187         264 W. 22 St. Owners, Inc.                               95.0%             0         1985
188         11 Park Place Owners, Inc.                               31.3%             0         1988
189         80 Lincoln Owners, Inc                                   20.0%             0         1984
190         63 East 79th Street Corp.                                 0.0%             0         1946
191         216 East 12th St. Owners Corp.                           55.6%             0         1987
192         1 Ascot Ridge Corp.                                       0.0%             0         1982
193         27 West 10th Street Owners Corp.                          0.0%             0         1989
194         613 E. 6th St. Owners Corp.                               0.0%             0         1985
195         1209 8th Avenue Corp.                                    12.5%             0         1986
196         432-434 East 10th Street Corporation                      0.0%         1,700         1982
197         326 Sixth Avenue Owners Corp.                             0.0%             0         1984
198         8 E. 10th St. Owners Corp.                                0.0%             0         1982

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.
(2) FOR COOPERATIVE PROPERTIES, APPRAISED VALUE AS RENTAL AND LOAN TO VALUE AS RENTAL FIGURES LISTED IN THE SCHEDULE ABOVE ARE BASED ON THE APPRAISER'S ESTIMATE OF MARKET RENT.
(3) NON-OWNER OCCUPIED UNITS, IS THE SUM OF THE SPONSOR UNITS, INVESTOR UNITS AND THE COOPERATIVE UNITS.

                        RECURRING RESERVE CAP INFORMATION

                                                                 CONTRACTUAL     CONTRACTUAL  CONTRACTUAL  CONTRACTUAL
                                                   CUT-OFF DATE   RECURRING       RECURRING    RECURRING    RECURRING
                                                    PRINCIPAL    REPLACEMENT     REPLACEMENT    LC & TI      LC & TI
 # CROSSED LOAN NAME                               BALANCE (1)     RESERVE       RESERVE CAP    RESERVE    RESERVE CAP
 - ------- ---------                               -----------     -------       -----------    -------    -----------
 3         80-90 Maiden Lane                      $ 93,000,000  $    65,359              N/A  $   408,493  $  1,633,971
 4   (A)   Billerica Bldg #3-6                    $ 18,320,000  $    28,801      $    86,404  $    76,896  $    386,278
 5   (A)   31 Milk Street (Floors 2-11)           $ 16,147,000  $    11,147      $    33,441  $    68,700  $    340,460
 6   (A)   Chicopee Big Y                         $  6,560,000  $     9,613      $    28,840  $    27,548  $    138,318
 7   (A)   Billerica Bldg # 2                     $  6,400,000  $     9,540      $    28,620  $    26,856  $    134,944
 8   (A)   Billerica Bldg #7                      $  4,800,000  $     3,292      $     9,876  $         0           N/A
 9   (A)   31 Milk St (USPS)                      $  2,513,000  $       560      $     1,680  $         0           N/A
13         2000 West Loop South Office Building   $ 35,500,000  $    67,932              N/A  $   100,000  $    300,000
20         Mesa Shopping Center                   $ 21,840,000  $    21,066      $    82,086  $    86,253  $    172,506
21         Bexley at Concord Mills Apartments     $ 21,400,000  $    62,400      $   124,800  $         0           N/A
22         Bexley at Providence                   $ 21,250,000  $    60,400      $   120,800  $         0           N/A
24         Auburn & Grant Avenue Plaza Portfolio  $ 17,400,000  $   173,400(2)           N/A  $    84,700  $    254,000
27         Westside Shopping Center               $ 15,000,000  $    43,819              N/A  $   144,281  $    350,000
28         Broadwater                             $ 15,000,000  $         0      $   500,000  $         0           N/A
32         Tri-Pointe Plaza                       $ 14,600,000  $    18,308      $    54,924  $   152,500  $    300,000
34         Bank of America Center - Naples        $ 13,500,000  $    15,820      $    47,460  $    50,000           N/A
37   (B)   Irmas & Gold - Oakwood Plaza           $  4,475,565  $     4,740              N/A  $    23,700  $     52,155
38   (B)   Irmas & Gold -Arrowhead Lakes          $  3,831,922  $     4,680              N/A  $    23,400  $     44,655
39   (B)   Irmas & Gold -Hobby Lobby              $  3,792,006  $     4,680              N/A  $    23,400  $     44,190
43         University Park                        $ 11,680,000  $    20,796      $    83,184  $         0           N/A
45         Longwood Village                       $ 10,700,000  $         0              N/A  $   130,000  $    250,000
46         Washington Square Plaza                $ 10,400,000  $    16,314              N/A  $    80,004  $    250,000
47         Hunter's Run Centre                    $ 10,300,000  $         0              N/A  $    25,000  $    125,000
49         KD Moore Portfolio                     $  9,791,178  $    12,919      $    38,757  $    25,000  $    100,000
50         2000 Bering Office Building            $  9,672,771  $    40,093              N/A  $    74,850  $    300,000
55         Calvert Village Shopping Center        $  8,725,039  $    24,107      $   115,000  $    50,000  $     50,000
62         Seven Hills                            $  7,991,952  $    10,022      $    10,022  $         0  $     90,000
63         One North Shore Center                 $  7,492,937  $    19,323      $    38,646  $         0           N/A
67         Worthington Ridge Apartments           $  6,967,589  $    38,004      $   114,000  $         0           N/A
68         Quality Suites Universal               $  6,772,739  $         0      $   375,000  $         0           N/A
71         Sunridge Plaza Phase I                 $  6,237,513  $     4,320              N/A  $    25,000  $    100,000
74         North Court Shoppes                    $  5,823,656  $     6,288      $    18,850  $    25,000  $     75,000
75         State Street Center                    $  5,801,789  $         0              N/A  $    20,000  $    170,000
77         Warrenville Office Center              $  5,520,000  $     4,800              N/A  $    39,900  $     80,000
78         105 Atlantic Avenue                    $  5,495,036  $         0              N/A  $    20,004  $     50,000
79         Huntwick Village Shopping Center       $  5,315,000  $     9,867              N/A  $    25,000  $     55,000
83         Parkview Plaza Shopping Center         $  5,104,542  $     3,750              N/A  $    25,000  $     75,000
84         Commons at Thornbury                   $  5,100,000  $         0              N/A  $    50,000  $    100,000
85         Wells Cargo Self Storage               $  5,100,000  $    11,556      $    34,671  $         0           N/A
86         Poulsbo Village Phase I                $  5,095,386  $    12,083      $    36,249  $    18,000  $     54,000
87         Village Square Townhomes               $  5,070,000  $    24,500      $    49,000  $         0           N/A
88         The Netzow Building                    $  4,800,000  $     5,886      $    16,540  $    35,000  $    105,000
91   (C)   1101 San Julian Street                 $  2,894,319  $    16,790      $    16,790  $         0           N/A
94         Quebec Highlands Shopping Center       $  4,725,000  $         0              N/A  $    22,800  $     50,000
96         Westwood Commons                       $  4,619,966  $         0              N/A  $     3,000  $     10,000
98         Gateway Plaza Shopping Center          $  4,445,912  $    13,742              N/A  $    10,000  $     30,000
100        Transgroup Building                    $  4,271,325  $     6,422      $    32,110  $    24,000  $    120,000
101        Shantara Plaza II                      $  4,192,018  $         0              N/A  $    27,168  $    100,000
102        Lincoln Plaza                          $  4,187,033  $     4,200              N/A  $    20,100  $     60,000
103        University of Phoenix Building         $  4,160,000  $     6,156      $    12,312  $         0           N/A
104        Lenox Square                           $  4,096,383  $    13,980              N/A  $    39,000  $    200,000
105        University Towne Center                $  4,081,791  $     1,860              N/A  $    18,000  $     72,000
110        Fishers Gateway Shops                  $  3,700,000  $     3,191      $     6,382  $    18,000  $     36,000
111        Riverside Center                       $  3,700,000  $     3,360      $    10,100  $         0  $     33,600
113        The Heritage Apartments                $  3,470,000  $    16,000      $    32,000  $         0           N/A
118        Fremont Court Apartments               $  3,200,000  $     7,946              N/A  $     7,230  $     21,690
122        Dollar Self Storage - Mesa             $  3,173,227  $    10,602      $    31,806  $         0           N/A
124        Ram Plaza                              $  3,100,000  $    29,137              N/A  $    16,187  $     49,641
125        University Square                      $  3,094,404  $     1,788              N/A  $    14,400  $     85,000
129        Varsity Apartments                     $  2,797,277  $     5,250              N/A  $     3,200  $      8,000
134        Ventura Boulevard                      $  2,497,587  $         0              N/A  $    15,000  $     30,000
138        Lofts on College                       $  2,157,976  $     5,100      $    20,400  $         0           N/A
139        Centennial Marketplace                 $  2,010,000  $         0              N/A  $    12,000  $     35,000
144        South Carrier Shopping Center          $  1,748,437  $         0              N/A  $    20,000  $    100,000
147        Cheshire Bridge Retail Center          $  1,650,000  $     1,968              N/A  $    12,000  $     36,000
150        Prescott Airpark                       $  1,600,000  $     5,850              N/A  $    21,450  $     50,000
155        Vitamin Shoppe Retail Center           $  1,572,971  $         0              N/A  $     4,800  $     40,000
159  (D)   State Street                           $    916,324  $     3,850              N/A  $     2,317  $      7,000
163        Finneytown Apartments                  $  1,410,000  $     7,000      $    14,000  $         0           N/A
170        Island RV Resort                       $  1,100,000  $     9,950      $     9,950  $         0           N/A
179        Island Ford Square                     $    934,073  $         0              N/A  $     5,846  $     35,000

                                                  CONTRACTUAL          CONTRACTUAL           CONTRACTUAL
                                                     OTHER            OTHER RESERVE         OTHER RESERVE
 # CROSSED LOAN NAME                                RESERVE            DESCRIPTION               CAP
 - ------- ---------                                -------            -----------               ---
 3         80-90 Maiden Lane                      $         0              N/A                   N/A
 4   (A)   Billerica Bldg #3-6                    $         0              N/A                   N/A
 5   (A)   31 Milk Street (Floors 2-11)           $         0              N/A                   N/A
 6   (A)   Chicopee Big Y                         $         0              N/A                   N/A
 7   (A)   Billerica Bldg # 2                     $         0              N/A                   N/A
 8   (A)   Billerica Bldg #7                      $         0              N/A                   N/A
 9   (A)   31 Milk St (USPS)                      $         0              N/A                   N/A
13         2000 West Loop South Office Building   $         0              N/A                   N/A
20         Mesa Shopping Center                   $         0              N/A                   N/A
21         Bexley at Concord Mills Apartments     $         0              N/A                   N/A
22         Bexley at Providence                   $         0              N/A                   N/A
24         Auburn & Grant Avenue Plaza Portfolio  $    14,826        Tractor Reserve             N/A
27         Westside Shopping Center               $         0              N/A                   N/A
28         Broadwater                             $         0              N/A                   N/A
32         Tri-Pointe Plaza                       $         0              N/A                   N/A
34         Bank of America Center - Naples        $         0              N/A                   N/A
37   (B)   Irmas & Gold - Oakwood Plaza           $         0              N/A                   N/A
38   (B)   Irmas & Gold -Arrowhead Lakes          $         0              N/A                   N/A
39   (B)   Irmas & Gold -Hobby Lobby              $         0              N/A                   N/A
43         University Park                        $         0              N/A                   N/A
45         Longwood Village                       $         0              N/A                   N/A
46         Washington Square Plaza                $         0              N/A                   N/A
47         Hunter's Run Centre                    $         0              N/A                   N/A
49         KD Moore Portfolio                     $         0              N/A                   N/A
50         2000 Bering Office Building            $     5,179  Title Company TI/LC Reserve       N/A
55         Calvert Village Shopping Center        $         0              N/A                   N/A
62         Seven Hills                            $         0              N/A                   N/A
63         One North Shore Center                 $         0              N/A                   N/A
67         Worthington Ridge Apartments           $         0              N/A                   N/A
68         Quality Suites Universal               $         0              N/A                   N/A
71         Sunridge Plaza Phase I                 $         0              N/A                   N/A
74         North Court Shoppes                    $         0              N/A                   N/A
75         State Street Center                    $         0              N/A                   N/A
77         Warrenville Office Center              $         0              N/A                   N/A
78         105 Atlantic Avenue                    $         0              N/A                   N/A
79         Huntwick Village Shopping Center       $         0              N/A                   N/A
83         Parkview Plaza Shopping Center         $         0              N/A                   N/A
84         Commons at Thornbury                   $         0              N/A                   N/A
85         Wells Cargo Self Storage               $         0              N/A                   N/A
86         Poulsbo Village Phase I                $         0              N/A                   N/A
87         Village Square Townhomes               $         0              N/A                   N/A
88         The Netzow Building                    $         0              N/A                   N/A
91   (C)   1101 San Julian Street                 $         0              N/A                   N/A
94         Quebec Highlands Shopping Center       $         0              N/A                   N/A
96         Westwood Commons                       $    10,500         Tenant Reserve             N/A
98         Gateway Plaza Shopping Center          $         0              N/A                   N/A
100        Transgroup Building                    $         0              N/A                   N/A
101        Shantara Plaza II                      $         0              N/A                   N/A
102        Lincoln Plaza                          $         0              N/A                   N/A
103        University of Phoenix Building         $         0              N/A                   N/A
104        Lenox Square                           $         0              N/A                   N/A
105        University Towne Center                $         0              N/A                   N/A
110        Fishers Gateway Shops                  $         0              N/A                   N/A
111        Riverside Center                       $         0              N/A                   N/A
113        The Heritage Apartments                $         0              N/A                   N/A
118        Fremont Court Apartments               $         0              N/A                   N/A
122        Dollar Self Storage - Mesa             $         0              N/A                   N/A
124        Ram Plaza                              $         0              N/A                   N/A
125        University Square                      $         0              N/A                   N/A
129        Varsity Apartments                     $         0              N/A                   N/A
134        Ventura Boulevard                      $         0              N/A                   N/A
138        Lofts on College                       $         0              N/A                   N/A
139        Centennial Marketplace                 $         0              N/A                   N/A
144        South Carrier Shopping Center          $         0              N/A                   N/A
147        Cheshire Bridge Retail Center          $         0              N/A                   N/A
150        Prescott Airpark                       $         0              N/A                   N/A
155        Vitamin Shoppe Retail Center           $         0              N/A                   N/A
159  (D)   State Street                           $         0              N/A                   N/A
163        Finneytown Apartments                  $         0              N/A                   N/A
170        Island RV Resort                       $         0              N/A                   N/A
179        Island Ford Square                     $         0              N/A                   N/A

(A) THE UNDERLYING MORTGAGE LOANS SECURED BY BILLERICA BLDG #3-6, 31 MILK STREET (FLOORS 2-11), CHICOPEE BIG Y, BILLERICA BLDG #2, BILLERICA BLDG #7 AND 31 MILK STREET (USPS) ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(B) THE UNDERLYING MORTGAGE LOANS SECURED BY IRMAS & GOLD - OAKWOOD PLAZA, IRMAS & GOLD - ARROWHEAD LAKES AND IRMAS & GOLD - HOBBY LOBBY ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(C) THE UNDERLYING MORTGAGE LOANS SECURED BY 1101 SAN JULIAN STREET AND 1115 SOUTH WALL STREET ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(D) THE UNDERLYING MORTGAGE LOANS SECURED BY STATE STREET AND 1 ARCH STREET ARE CROSS-COLLATERALIZED AND CROSS-DEFAULTED, RESPECTIVELY.
(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.
(2) COMMENCING ON THE 25TH PAYMENT, THE BORROWER IS REQUIRED TO DEPOSIT MONTHLY PAYMENTS OF $5,093.92 INTO THE CONTRACTUAL REPLACEMENT RESERVE.

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION

                       SEE THIS EXHIBIT FOR TABLES TITLED:

                       Large Mortgage Loan Concentrations

                        Underlying Mortgage Loan Sellers

                             Mortgage Interest Rates

                         Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Years Renovated

                         Occupancy Rates at Underwriting

                    Underwritten Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                       Mortgaged Real Properties by State

                     Underlying Mortgage Loans by Loan Type

                   Mortgaged Real Properties by Property Type

                 Mortgaged Real Properties by Property Sub-Type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option

 Range of Cut-off Date Rental Basis Loan-to-Value Ratios for Cooperative
                                 Mortgage Loans

 Range of Cut-off Date Co-op Basis Loan-to-Value Ratios for Cooperative
                                 Mortgage Loans

              Sponsor Owned Units in the Cooperative Mortgage Loans

           Underlying Mortgaged Real Properties by Ownership Interest

NOTE 1: The above-referenced tables in this Exhibit A-2 are presented in respect of each of the Mortgage Pool, Loan Group No. 1 and Loan Group No. 2.

                                     A-2-1

                        LARGE MORTGAGE LOAN CONCENTRATION

                                                               WEIGHTED
                                          PERCENTAGE OF        AVERAGE                              WEIGHTED
                        CUT-OFF DATE         INITIAL           MORTGAGE           WEIGHTED          AVERAGE
                          PRINCIPAL       MORTGAGE POOL        INTEREST           AVERAGE         CUT-OFF DATE
  CONCENTRATION          BALANCE (1)         BALANCE             RATE             U/W DSCR        LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
Top 1                  $   133,000,000         8.1%             5.700%              1.24x             69.5%
Top 3                  $   341,610,128        20.9%             5.386%              1.23              74.6%
Top 5                  $   449,276,003        27.4%             5.424%              1.27              75.0%
Top 7                  $   534,308,296        32.6%             5.391%              1.30              74.6%
Top 10                 $   633,808,296        38.7%             5.408%              1.49              70.9%
ENTIRE POOL            $ 1,636,950,434       100.0%             5.437%              2.01x             67.4%

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                                 WEIGHTED
                          NUMBER OF                         PERCENTAGE OF         AVERAGE                             WEIGHTED
                         UNDERLYING       CUT-OFF DATE         INITIAL           MORTGAGE           WEIGHTED           AVERAGE
                          MORTGAGE          PRINCIPAL       MORTGAGE POOL        INTEREST           AVERAGE         CUT-OFF DATE
MORTGAGE LOAN SELLER        LOANS           BALANCE (1)        BALANCE             RATE             U/W DSCR        LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
Column Financial, Inc.       114         $ 1,177,241,681        71.9%             5.440%             1.35x             74.2%
PNC                           25             242,524,059        14.8%             5.425%             1.34              75.4%
NCB,FSB                       58             195,223,769        11.9%             5.469%             6.69              20.2%
NCCB                           1              21,960,925         1.3%             5.110%             3.18              31.4%

                        ----------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      198         $ 1,636,950,434       100.0%             5.437%             2.01x             67.4%
                        ==========================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                             MORTGAGE INTEREST RATES

                                                                                  WEIGHTED
                              NUMBER OF                       PERCENTAGE OF       AVERAGE                        WEIGHTED
                              UNDERLYING    CUT-OFF DATE         INITIAL          MORTGAGE        WEIGHTED       AVERAGE
         RANGE OF              MORTGAGE       PRINCIPAL       MORTGAGE POOL       INTEREST         AVERAGE     CUT-OFF DATE
 MORTGAGE INTEREST RATES        LOANS        BALANCE (1)         BALANCE            RATE          U/W DSCR     LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------
   4.920%    -    5.000%           4       $   145,620,128        8.9%             4.976%           1.24x          77.1%
   5.001%    -    5.500%          96           881,295,818       53.8%             5.319%           2.22           66.4%
   5.501%    -    5.750%          51           429,749,370       26.3%             5.646%           1.82           66.7%
   5.751%    -    6.250%          37           170,521,049       10.4%             5.861%           1.98           67.2%
   6.251%    -    6.500%           5             7,772,789        0.5%             6.399%           3.51           43.0%
   6.501%    -    6.930%           5             1,991,279        0.1%             6.601%           4.32           37.2%

                              ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          198       $ 1,636,950,434      100.0%             5.437%           2.01x          67.4%
                              ==============================================================================================

MAXIMUM MORTGAGE INTEREST RATE:                      6.930%
MINIMUM MORTGAGE INTEREST RATE:                      4.920%
WTD. AVG. MORTGAGE INTEREST RATE:                    5.437%

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                                  WEIGHTED
                              NUMBER OF                       PERCENTAGE OF       AVERAGE                        WEIGHTED
                              UNDERLYING    CUT-OFF DATE         INITIAL          MORTGAGE        WEIGHTED       AVERAGE
   RANGE OF CUT-OFF DATE      MORTGAGE       PRINCIPAL       MORTGAGE POOL       INTEREST         AVERAGE     CUT-OFF DATE
   PRINCIPAL BALANCES (1)       LOANS        BALANCE (1)         BALANCE            RATE          U/W DSCR     LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------
 $ 163,749    -       750,000      15    $     6,291,806         0.4%               5.899%          8.09x          15.7%
   750,001    -     1,000,000      14         13,223,330         0.8%               5.662%          8.30           29.1%
 1,000,001    -     1,500,000      13         17,297,066         1.1%               5.575%          5.81           35.7%
 1,500,001    -     2,000,000      18         30,282,046         1.8%               5.705%          3.75           53.8%
 2,000,001    -     3,000,000      15         38,089,400         2.3%               5.492%          3.68           51.9%
 3,000,001    -     4,000,000      22         75,296,320         4.6%               5.629%          3.28           58.4%
 4,000,001    -     5,000,000      19         84,816,794         5.2%               5.497%          1.99           66.0%
 5,000,001    -     6,000,000      16         86,885,376         5.3%               5.589%          1.39           73.7%
 6,000,001    -     7,000,000       9         59,709,678         3.6%               5.463%          1.43           76.7%
 7,000,001    -     8,000,000       4         30,862,245         1.9%               5.334%          5.23           58.6%
 8,000,001    -    10,000,000      12        105,419,214         6.4%               5.548%          2.91           57.5%
10,000,001         12,000,000       9         99,836,890         6.1%               5.403%          2.41           56.4%
12,000,001    -    15,000,000      10        141,696,068         8.7%               5.448%          1.34           73.7%
15,000,001    -    20,000,000       6        102,927,000         6.3%               5.220%          1.35           77.9%
20,000,001    -    40,000,000      10        264,748,905        16.2%               5.365%          1.88           64.6%
40,000,001    -    65,000,000       3        137,958,168         8.4%               5.436%          1.46           72.9%
65,000,001    - $ 133,000,000       3        341,610,128        20.9%               5.386%          1.23           74.6%

                              ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           198    $ 1,636,950,434       100.0%               5.437%          2.01x          67.4%
                              ==============================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):      $ 133,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):      $     163,749
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):      $   8,267,426

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                           ORIGINAL AMORTIZATION TERMS

                                                                                        WEIGHTED
                                     NUMBER OF                        PERCENTAGE OF      AVERAGE                        WEIGHTED
              RANGE OF              UNDERLYING        CUT-OFF DATE      INITIAL         MORTGAGE        WEIGHTED        AVERAGE
        ORIGINAL AMORTIZATION        MORTGAGE          PRINCIPAL      MORTGAGE POOL      INTEREST        AVERAGE      CUT-OFF DATE
            TERMS (MONTHS)            LOANS           BALANCE (1)       BALANCE           RATE          U/W DSCR      LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------
            Interest Only               16          $   234,130,000       14.3%          5.583%           3.14x         60.9%
       180        -         300         31              187,021,270       11.4%          5.605%           1.98          65.2%
       301        -         720        151            1,215,799,164       74.3%          5.383%           1.80          69.0%

                                  --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                198          $ 1,636,950,434      100.0%          5.437%           2.01x         67.4%
                                  ==================================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):          720
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):          180
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (2):        360

(1) ASSUMES A CUT-OFF DATE IN JUNE 2005.
(2) DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL THE MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                        WEIGHTED
                                     NUMBER OF                        PERCENTAGE OF      AVERAGE                       WEIGHTED
               RANGE OF             UNDERLYING        CUT-OFF DATE      INITIAL         MORTGAGE        WEIGHTED       AVERAGE
           ORIGINAL TERMS            MORTGAGE          PRINCIPAL      MORTGAGE POOL      INTEREST        AVERAGE     CUT-OFF DATE
   TO STATED MATURITY (MONTHS) (1)    LOANS            BALANCE (2)       BALANCE           RATE          U/W DSCR     LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------------
        60         -         84         19          $   324,160,553       19.8%          5.304%           1.34x         76.6%
        85         -        120        137            1,129,119,908       69.0%          5.468%           2.16          65.7%
       121         -        300         42              183,669,972       11.2%          5.484%           2.25          61.8%

                                  --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                198          $ 1,636,950,434      100.0%          5.437%           2.01x         67.4%
                                  ==================================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      300
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):       60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):    111

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2) ASSUMES A CUT-OFF DATE IN JUNE 2005.

                          REMAINING AMORTIZATION TERMS

                                                                                        WEIGHTED
                                     NUMBER OF                        PERCENTAGE OF      AVERAGE                       WEIGHTED
                RANGE OF            UNDERLYING        CUT-OFF DATE      INITIAL         MORTGAGE        WEIGHTED       AVERAGE
          REMAINING AMORTIZATION     MORTGAGE          PRINCIPAL      MORTGAGE POOL      INTEREST        AVERAGE     CUT-OFF DATE
            TERMS (MONTHS) (1)        LOANS           BALANCE (1)       BALANCE           RATE          U/W DSCR     LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
              Interest Only             16          $   234,130,000      14.3%           5.583%           3.14x         60.9%
       175        -         250         13               19,423,734       1.2%           5.700%           4.35          45.0%
       251        -         300         18              167,597,536      10.2%           5.594%           1.70          67.5%
       301        -         355          7               33,634,677       2.1%           5.380%           5.48          23.5%
       356        -         715        144            1,182,164,486      72.2%           5.383%           1.69          70.3%

                                  --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                198          $ 1,636,950,434     100.0%           5.437%           2.01x         67.4%
                                  ==================================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):             715
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):             175
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (1)(2):           358

(1) ASSUMES A CUT-OFF DATE IN JUNE 2005.
(2) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                     REMAINING TERMS TO STATED MATURITY (1)

                                                                                        WEIGHTED
                                     NUMBER OF                        PERCENTAGE OF      AVERAGE                       WEIGHTED
               RANGE OF             UNDERLYING        CUT-OFF DATE      INITIAL         MORTGAGE        WEIGHTED       AVERAGE
           REMAINING TERMS           MORTGAGE          PRINCIPAL      MORTGAGE POOL      INTEREST        AVERAGE     CUT-OFF DATE
 TO STATED MATURITY (MONTHS) (1)(2)   LOANS            BALANCE (2)       BALANCE           RATE          U/W DSCR     LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------------
        56        -          84         19          $   324,160,553       19.8%          5.304%           1.34x         76.6%
        85        -         114          4               31,754,330        1.9%          5.326%           1.56          76.2%
       115        -         120        151            1,175,443,077       71.8%          5.471%           2.13          66.1%
       121        -         289         24              105,592,473        6.5%          5.505%           2.90          51.0%

                                  --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                198          $ 1,636,950,434      100.0%          5.437%           2.01x         67.4%
                                  ==================================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):          289
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):           56
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):        109

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2) ASSUMES A CUT-OFF DATE IN JUNE 2005.

                         YEARS BUILT/YEARS RENOVATED (1)

                                                                                   WEIGHTED
                                   NUMBER OF                       PERCENTAGE OF   AVERAGE                  WEIGHTED
                                   MORTGAGED        CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
        RANGE OF YEARS                REAL           PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
     BUILT/RENOVATED (2)           PROPERTIES       BALANCE (3)       BALANCE        RATE     U/W DSCR   LTV RATIO (3)
----------------------------------------------------------------------------------------------------------------------
    1970       -       1985            19       $     80,100,020       4.9%         5.547%      1.36x        73.4%
    1986       -       1994            29            179,341,253      11.0%         5.401%      1.85         71.9%
    1995       -       1998            22             78,992,185       4.8%         5.523%      3.14         64.8%
    1999       -       2000            42            377,105,950      23.0%         5.331%      2.44         62.3%
    2001       -       2002            37            402,325,348      24.6%         5.523%      1.74         68.5%
    2003       -       2005            62            510,233,954      31.2%         5.430%      1.76         69.1%

                                   -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               211       $  1,628,098,709      99.5%         5.437%      1.97x        67.7%
                                   ===================================================================================

MOST RECENT YEAR BUILT/RENOVATED (1):      2005
OLDEST YEAR BUILT/RENOVATED (1):           1970
WTD. AVG. YEAR BUILT/RENOVATED (1):        1999

(1)  EXCLUDES THE 635 MADISON AVENUE MORTGAGE LOAN.
(2)  YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT AND YEAR
     RENOVATED.
(3)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                   WEIGHTED
                                   NUMBER OF                       PERCENTAGE OF    AVERAGE                 WEIGHTED
                                   MORTGAGED      CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED      AVERAGE
             RANGE OF                 REAL         PRINCIPAL       MORTGAGE POOL   INTEREST   AVERAGE     CUT-OFF DATE
    OCCUPANCY RATES AT U/W (1)     PROPERTIES     BALANCE (2)         BALANCE        RATE     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------------
     72%         -         85%        13        $     99,935,609        6.1%        5.463%      2.09x        70.0%
     86%         -         90%        18             253,270,589       15.5%        5.493%      1.34         74.5%
     91%         -         93%        26             473,610,458       28.9%        5.368%      1.27         74.0%
     94%         -         95%        13              91,114,253        5.6%        5.434%      1.40         76.1%
     96%         -         97%         6              60,052,507        3.7%        5.313%      1.32         77.7%
     98%         -        100%        68             370,440,711       22.6%        5.430%      1.42         74.0%

                                   -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              144        $  1,348,424,127       82.4%        5.417%      1.39x        74.1%
                                   ===================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):          100%
MINIMUM OCCUPANCY RATE AT U/W (1):           72%
WTD. AVG. OCCUPANCY RATE AT U/W (1):         93%

(1)  HOTEL PROPERTIES AND COOPERATIVE PROPERTIES ARE NOT INCLUDED.
(2)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                   WEIGHTED
                                   NUMBER OF                       PERCENTAGE OF   AVERAGE                  WEIGHTED
                                   UNDERLYING     CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED      AVERAGE
            RANGE OF                MORTGAGE       PRINCIPAL       MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
           U/W DSCRs                 LOANS        BALANCE (1)         BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------
    1.17x        -       1.20           8      $     124,305,502        7.6%       5.316%      1.19x        77.3%
    1.21                 1.30          43            646,949,953       39.5%       5.416%      1.24         75.8%
    1.31         -       1.35          27            194,740,041       11.9%       5.387%      1.33         77.7%
    1.36         -       1.40          11             93,240,944        5.7%       5.336%      1.37         73.4%
    1.41         -       1.45          11             49,301,347        3.0%       5.576%      1.44         72.4%
    1.46         -       1.50          13            144,522,131        8.8%       5.655%      1.48         73.3%
    1.51         -       1.60          14             69,513,098        4.2%       5.693%      1.56         68.0%
    1.61         -       1.70           4             47,796,583        2.9%       5.597%      1.65         67.8%
    1.71         -       2.00           8             60,495,199        3.7%       5.248%      1.75         63.3%
    2.01         -      25.11x         59            206,085,636       12.6%       5.418%      6.67         18.1%

                                   -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               198      $   1,636,950,434      100.0%       5.437%      2.01x        67.4%
                                   ===================================================================================

MAXIMUM U/W DSCR:                      25.11x
MINIMUM U/W DSCR:                       1.17x
WTD. AVG. U/W DSCR:                     2.01x

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                                   WEIGHTED
                                   NUMBER OF                       PERCENTAGE OF   AVERAGE                  WEIGHTED
                                   UNDERLYING     CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED      AVERAGE
      RANGE OF CUT-OFF DATE         MORTGAGE       PRINCIPAL       MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
     LOAN-TO-VALUE RATIOS (1)        LOANS        BALANCE (1)         BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------
     1.5%        -        60.0%        70       $    236,335,871       14.4%        5.438%      6.01x        22.3%
     60.1%       -        70.0%        27            334,522,734       20.4%        5.597%      1.43         67.9%
     70.1%       -        73.0%        11            112,630,219        6.9%        5.552%      1.35         71.8%
     73.1%       -        75.0%        19            140,893,654        8.6%        5.671%      1.42         74.1%
     75.1%       -        77.0%         9             80,343,318        4.9%        5.455%      1.32         76.3%
     77.1%       -        78.0%         8            176,950,251       10.8%        5.113%      1.24         77.3%
     78.1%       -        79.0%        22            264,010,505       16.1%        5.374%      1.28         78.7%
     79.1%       -        80.1%        32            291,263,882       17.8%        5.344%      1.30         79.7%

                                   -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               198       $  1,636,950,434      100.0%        5.437%      2.01x        67.4%
                                   ===================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):     80.1%
MINIMUM CUT-OFF DATE LTV RATIO (1):      1.5%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):   67.4%

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                   WEIGHTED
                                   NUMBER OF                       PERCENTAGE OF   AVERAGE                  WEIGHTED
                                   MORTGAGED    CUT-OFF DATE          INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                      REAL        PRINCIPAL        MORTGAGE POOL   INTEREST   AVERAGE     CUT-OFF DATE
STATE                              PROPERTIES    BALANCE (1)          BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------
New York                               58       $    300,708,990        18.4%       5.397%      4.73x        40.9%
California                             13            190,178,969        11.6%       5.652%      1.34         68.8%
    Southern California (2)            10            182,170,958        11.1%       5.651%      1.32         69.4%
    Northern California (2)             3              8,008,010         0.5%       5.683%      1.65         55.7%
Michigan                                4            135,315,523         8.3%       5.074%      1.24         77.1%
Texas                                  15            130,396,246         8.0%       5.564%      1.31         74.4%
Florida                                12            114,668,125         7.0%       5.442%      1.37         75.7%
North Carolina                          7             87,420,975         5.3%       5.316%      1.27         76.6%
Ohio                                   16             80,300,207         4.9%       5.607%      1.42         76.0%
Maryland                                4             72,305,008         4.4%       5.449%      1.28         75.8%
Arizona                                11             58,544,275         3.6%       5.514%      1.45         70.8%
Colorado                                6             56,170,402         3.4%       5.478%      1.62         65.3%
Massachusetts                           6             54,740,000         3.3%       5.310%      1.34         78.5%
Illinois                                4             48,592,905         3.0%       5.211%      1.30         79.0%
Nevada                                  4             37,894,007         2.3%       5.209%      1.31         79.4%
Pennsylvania                            4             32,822,484         2.0%       5.511%      2.89         51.5%
Wisconsin                               5             27,466,988         1.7%       5.371%      1.51         71.5%
South Carolina                          2             25,085,000         1.5%       5.310%      1.22         74.6%
Georgia                                 6             23,380,911         1.4%       5.437%      1.61         64.6%
Washington                              6             21,746,125         1.3%       5.415%      1.43         68.8%
Oklahoma                                4             16,900,516         1.0%       5.423%      1.34         76.3%
Kentucky                                2             16,871,138         1.0%       5.767%      1.46         74.4%
Virginia                                2             14,424,370         0.9%       5.537%      1.37         75.0%
Minnesota                               1             12,988,174         0.8%       5.147%      1.73         64.6%
Iowa                                    1             11,680,000         0.7%       5.460%      1.28         80.0%
Indiana                                 4             11,673,820         0.7%       5.679%      1.43         74.4%
Kansas                                  2             10,075,321         0.6%       5.538%      1.31         79.7%
New Hampshire                           2              9,463,683         0.6%       6.009%      1.55         67.5%
Maine                                   1              8,561,702         0.5%       5.450%      1.36         78.9%
Nebraska                                1              5,776,662         0.4%       5.990%      1.53         69.6%
Tennessee                               2              5,606,169         0.3%       5.522%      1.36         76.4%
Missouri                                1              4,800,000         0.3%       5.740%      2.09         78.7%
Connecticut                             4              3,997,318         0.2%       5.888%      1.46         63.0%
Louisiana                               1              3,294,423         0.2%       6.350%      1.45         74.9%
Idaho                                   1              3,100,000         0.2%       5.340%      1.37         70.5%

                                   -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               212       $  1,636,950,434       100.0%       5.437%      2.01x        67.4%
                                   ===================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.
(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES GREATER THAN 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                                 WEIGHTED
                                  NUMBER OF                      PERCENTAGE OF    AVERAGE                 WEIGHTED        WEIGHTED
                                 UNDERLYING     CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED      AVERAGE         AVERAGE
                                  MORTGAGE       PRINCIPAL       MORTGAGE POOL   INTEREST   AVERAGE     CUT-OFF DATE     REMAINING
LOAN TYPE                           LOANS       BALANCE (1)         BALANCE        RATE     U/W DSCR   LTV RATIO (1)   IO PERIOD (1)
------------------------------------------------------------------------------------------------------------------------------------
Balloons with Partial IO Term         56      $    713,708,875        43.6%       5.422%      1.47x        73.7%             28
Balloons without IO Term             115           662,492,314        40.5%       5.384%      2.14         63.7%            N/A
Interest Only Balloon Loans           16           234,130,000        14.3%       5.583%      3.14         60.9%            109
Fully Amortizing                      10            19,846,506         1.2%       5.833%      4.01         41.7%            N/A
ARD Loans without IO Periods           1             6,772,739         0.4%       6.010%      1.49         69.8%            N/A

                                 ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              198      $  1,636,950,434       100.0%       5.437%      2.01x        67.4%            N/A
                                 ===================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                   WEIGHTED
                                   NUMBER OF                       PERCENTAGE OF   AVERAGE                  WEIGHTED
                                   MORTGAGED      CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                      REAL          PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE                      PROPERTIES      BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------
Multifamily                           102       $    556,140,798       34.0%        5.381%      3.13x        56.5%
Office                                 25            475,974,834       29.1%        5.527%      1.47         72.2%
Retail                                 52            396,478,075       24.2%        5.328%      1.33         75.6%
Hotel                                  15            104,266,743        6.4%        5.761%      1.52         70.9%
Industrial                              7             53,463,618        3.3%        5.233%      1.65         66.5%
Mixed Use                               5             28,013,601        1.7%        5.637%      1.42         72.3%
Self Storage                            6             22,612,764        1.4%        5.577%      1.53         69.6%

                                   -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               212       $  1,636,950,434      100.0%        5.437%      2.01x        67.4%
                                   ===================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                   WEIGHTED
                                   NUMBER OF                       PERCENTAGE OF   AVERAGE                  WEIGHTED
                                   MORTGAGED      CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                    PROPERTY          REAL          PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE       SUB-TYPE       PROPERTIES      BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------
MULTIFAMILY
              Conventional             42       $    347,599,235       21.2%        5.358%      1.31x        77.3%
              Cooperative              53            184,259,564       11.3%        5.398%      6.80         16.1%
              Manufactured Housing      7             24,281,999        1.5%        5.589%      1.48         66.5%

                                   -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               102       $    556,140,798       34.0%        5.381%      3.13x        56.5%
                                   ===================================================================================

                                                                                   WEIGHTED
                                   NUMBER OF                       PERCENTAGE OF   AVERAGE                  WEIGHTED
                                   MORTGAGED      CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                    PROPERTY          REAL          PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE       SUB-TYPE       PROPERTIES      BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------
RETAIL
              Anchored                 21       $    288,130,828       17.6%        5.230%      1.28x        77.3%
              Unanchored               31            108,347,247        6.6%        5.587%      1.45         71.0%

                                   -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                52       $    396,478,075       24.2%        5.328%      1.33x        75.6%
                                   ===================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                     PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                                                                   WEIGHTED      WEIGHTED
                                                                                    AVERAGE      AVERAGE
                                                                   PERCENTAGE OF   REMAINING    REMAINING
             RANGE OF              NUMBER OF      CUT-OFF DATE        INITIAL       LOCKOUT      LOCKOUT
        REMAINING TERMS TO         MORTGAGE        PRINCIPAL       MORTGAGE POOL    PERIOD    PLUS YM PERIOD
     STATED MATURITY (MONTHS)        LOANS        BALANCE (1)         BALANCE      (MONTHS)      (MONTHS)
------------------------------------------------------------------------------------------------------------
     56          -            60      15        $    242,775,666        14.8%          52           52
     61          -           117      67             490,516,277        30.0%          98          104
    118          -           120      92             798,066,018        48.8%         110          114
    121          -           289      24             105,592,473         6.5%         103          152

                                   -------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              198        $  1,636,950,434       100.0%          97          104
                                   =========================================================================

                                          WEIGHTED
                                           AVERAGE               WEIGHTED
                                          REMAINING               AVERAGE
             RANGE OF                      LOCKOUT               REMAINING
        REMAINING TERMS TO         PLUS PREPAYMENT PERIOD        MATURITY
     STATED MATURITY (MONTHS)             (MONTHS)             (MONTHS) (2)
---------------------------------------------------------------------------
     56           -        60                 52                     58
     61           -       117                 99                    109
    118          -        120                110                    119
    121          -        289                106                    160

                                   ----------------------------------------
TOTAL/WEIGHTED AVERAGE:                       98                    109
                                   ========================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                                   WEIGHTED      WEIGHTED
                                                                                    AVERAGE      AVERAGE
                                                                   PERCENTAGE OF   REMAINING    REMAINING
                                   NUMBER OF      CUT-OFF DATE        INITIAL       LOCKOUT      LOCKOUT
                                   MORTGAGE        PRINCIPAL       MORTGAGE POOL    PERIOD    PLUS YM PERIOD
         PREPAYMENT OPTION           LOANS        BALANCE (1)         BALANCE      (MONTHS)      (MONTHS)
------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                  135       $  1,403,386,025        85.7%         102          102
Lockout / Yield Maintenance            28            152,313,084         9.3%          56          118
Lockout / Prepayment                   32             68,644,050         4.2%         105          105
Yield Maintenance                       3             12,607,275         0.8%           0          157

                                   -------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               198       $  1,636,950,434       100.0%          97          104
                                   =========================================================================

                                          WEIGHTED
                                           AVERAGE               WEIGHTED
                                          REMAINING               AVERAGE
                                           LOCKOUT               REMAINING
                                   PLUS PREPAYMENT PERIOD        MATURITY
         PREPAYMENT OPTION                (MONTHS)             (MONTHS) (2)
---------------------------------------------------------------------------
Lockout / Defeasance                         102                    107
Lockout / Yield Maintenance                   56                    122
Lockout / Prepayment                         122                    126
Yield Maintenance                              0                    163

                                   ----------------------------------------
TOTAL/WEIGHTED AVERAGE:                       98                    109
                                   ========================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

           RANGE OF CUT-OFF DATE RENTAL BASIS LOAN TO VALUE RATIOS FOR
                           COOPERATIVE MORTGAGE LOANS

                                                                                 WEIGHTED                WEIGHTED        WEIGHTED
             RANGE OF            NUMBER OF                       PERCENTAGE OF    AVERAGE                 AVERAGE         AVERAGE
             CUT-OFF             UNDERLYING     CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED   CUT-OFF DATE    CUT-OFF DATE
           RENTAL BASIS           MORTGAGE        PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE    CO-OP BASIS    RENTAL BASIS
             LTV (1)               LOANS         BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------
     3.4%        -        9.9%        15      $     25,511,132       1.6%         5.481%     16.95x         4.9%            8.2%
    10.0%        -       19.9%        20            40,463,814       2.5%         5.579%      8.34          9.7%           16.1%
    20.0%        -       29.9%        10            61,740,087       3.8%         5.330%      4.87         13.9%           26.4%
    30.0%        -       45.7%         8            56,544,532       3.5%         5.306%      3.24         28.0%           40.1%

                                 ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               53      $    184,259,564      11.3%         5.398%      6.80x        16.1%           25.8%
                                 ===================================================================================================

MAXIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):       45.7%
MINIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):        3.4%
WTD. AVG. CUT-OFF DATE RENTAL BASIS LTV RATIO (1):     25.8%

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

           RANGE OF CUT-OFF DATE CO-OP BASIS LOAN TO VALUE RATIOS FOR
                           COOPERATIVE MORTGAGE LOANS

                                                                                 WEIGHTED                WEIGHTED        WEIGHTED
             RANGE OF            NUMBER OF                       PERCENTAGE OF    AVERAGE                 AVERAGE         AVERAGE
             CUT-OFF             UNDERLYING     CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED   CUT-OFF DATE    CUT-OFF DATE
           CO-OP BASIS            MORTGAGE        PRINCIPAL      MORTGAGE POOL   INTEREST    AVERAGE    CO-OP BASIS    RENTAL BASIS
             LTV (1)               LOANS         BALANCE (1)        BALANCE        RATE     U/W DSCR   LTV RATIO (1)   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------
     1.5%        -        9.9%        29      $     53,726,529       3.3%         5.447%     12.70x         6.5%           12.2%
    10.0%        -       19.9%        17            71,975,934       4.4%         5.433%      5.25         13.7%           24.8%
    20.0%        -       29.9%         5            33,001,630       2.0%         5.408%      3.40         23.2%           37.5%
    30.0%        -       47.3%         2            25,555,471       1.6%         5.185%      3.16         33.6%           42.2%

                                 ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               53      $    184,259,564      11.3%         5.398%      6.80x        16.1%           25.8%
                                 ===================================================================================================

MAXIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO: (1)      47.3%
MINIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO: (1)       1.5%
WTD. AVG. CUT-OFF DATE CO-OP BASIS LTV RATIO: (1)    16.1%

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

              SPONSOR OWNED UNITS IN THE COOPERATIVE MORTGAGE LOANS

                                                                                 WEIGHTED                 WEIGHTED
                                  NUMBER OF                      PERCENTAGE OF    AVERAGE                  AVERAGE
           PERCENTAGE            UNDERLYING     CUT-OFF DATE        INITIAL      MORTGAGE    WEIGHTED   CUT-OFF DATE
           OF SPONSOR-            MORTGAGE        PRINCIPAL      MORTGAGE POOL   INTEREST     AVERAGE    CO-OP BASIS
           OWNED UNITS             LOANS        BALANCE (1)        BALANCE         RATE      U/W DSCR   LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------
               None                  30       $     70,109,287       4.3%         5.588%      8.45x        14.0%
     2.7%        -        9.9%        5              5,869,109       0.4%         5.448%     11.61          8.6%
    10.0%        -       19.9%       10             26,858,923       1.6%         5.389%      9.86          8.9%
    20.0%        -       29.9%        5             76,381,960       4.7%         5.208%      4.07         19.5%
    30.0%        -       39.9%        1                548,300       0.0%         5.390%      2.81         19.8%
    40.0%        -       82.4%        2              4,491,985       0.3%         5.658%      3.47         40.8%

                                 -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              53       $    184,259,564      11.3%         5.398%      6.80x        16.1%
                                 ===================================================================================

                                    WEIGHTED        WEIGHTED
                                    AVERAGE         AVERAGE
           PERCENTAGE             CUT-OFF DATE     PERCENT OF
           OF SPONSOR-            RENTAL BASIS   SPONSOR OWNED
           OWNED UNITS           LTV RATIO (1)       UNITS
--------------------------------------------------------------
               None                  21.6%            0.0%
     2.7%        -        9.9%       14.3%            3.6%
    10.0%        -       19.9%       15.1%           13.7%
    20.0%        -       29.9%       33.5%           23.2%
    30.0%        -       39.9%       45.7%           31.3%
    40.0%        -       82.4%       37.6%           81.8%

                                 -----------------------------
TOTAL/WEIGHTED AVERAGE:              25.8%           13.8%
                                 =============================

MAXIUM PERCENTAGE OF SPONSOR-OWNED UNITS:            82.4%
MINIMUM PERCENTAGE OF SPONSOR-OWNED UNITS (2):       2.70%
WTD. AVG. PERCENTAGE OF SPONSOR-OWNED UNITS:         13.8%

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.
(2)  DOES NOT INCLUDE COOPERATIVE MORTGAGE LOANS WITHOUT ANY SPONSOR-OWNED UNITS

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                                   WEIGHTED
                                    NUMBER OF                      PERCENTAGE OF    AVERAGE                 WEIGHTED
                                    MORTGAGED     CUT-OFF DATE        INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                      REAL         PRINCIPAL       MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
FEE/LEASEHOLD                      PROPERTIES     BALANCE (1)         BALANCE        RATES    U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------
Fee                                    209      $  1,596,771,036        97.5%       5.432%      2.02x        67.3%
Leasehold                                3            40,179,397         2.5%       5.648%      1.66         70.5%

                                   -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                212      $  1,636,950,434       100.0%       5.437%      2.01x        67.4%
                                   ===================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                       LARGE MORTGAGE LOAN CONCENTRATIONS

                                                                            WEIGHTED
                                                         PERCENTAGE OF       AVERAGE                  WEIGHTED
                                     CUT-OFF DATE           INITIAL         MORTGAGE     WEIGHTED      AVERAGE
                                       PRINCIPAL       LOAN GROUP NO. 1     INTEREST     AVERAGE    CUT-OFF DATE
    CONCENTRATION                     BALANCE (1)           BALANCE           RATE       U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------
Top  1                             $    133,000,000        10.8%             5.700%        1.24x        69.5%
Top  3                             $    341,610,128        27.7%             5.386%        1.23         74.6%
Top  5                             $    449,276,003        36.4%             5.424%        1.27         75.0%
Top  7                             $    525,808,296        42.6%             5.417%        1.30         74.0%
Top  10                            $    617,308,296        50.0%             5.409%        1.50         70.7%
ENTIRE POOL                        $  1,234,341,980       100.0%             5.453%        2.07x        66.4%

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                                       WEIGHTED
                                    NUMBER OF                        PERCENTAGE OF      AVERAGE                   WEIGHTED
                                   UNDERLYING     CUT-OFF DATE         INITIAL         MORTGAGE     WEIGHTED      AVERAGE
                                    MORTGAGE       PRINCIPAL       LOAN GROUP NO. 1    INTEREST      AVERAGE   CUT-OFF DATE
MORTGAGE LOAN SELLER                  LOANS       BALANCE (1)          BALANCE           RATE       U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------
Column Financial, Inc.                 73       $    847,019,453        68.6%            5.475%       1.37x        73.1%
PNC                                    22            218,860,738        17.7%            5.423%       1.35         75.1%
NCB, FSB                               41            146,500,864        11.9%            5.421%       7.01         20.2%
NCCB                                    1             21,960,925         1.8%            5.110%       3.18         31.4%

                                   -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               137       $  1,234,341,980       100.0%            5.453%       2.07x        66.4%
                                   =========================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                             MORTGAGE INTEREST RATES

                                                                                      WEIGHTED
                                    NUMBER OF                       PERCENTAGE OF      AVERAGE                  WEIGHTED
                                   UNDERLYING     CUT-OFF DATE         INITIAL        MORTGAGE    WEIGHTED      AVERAGE
               RANGE OF             MORTGAGE        PRINCIPAL      LOAN GROUP NO. 1   INTEREST     AVERAGE    CUT-OFF DATE
       MORTGAGE INTEREST RATES       LOANS        BALANCE (1)          BALANCE          RATE      U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------
   4.973%        -        5.000%        2       $    134,170,128        10.9%          4.976%       1.23x        77.5%
   5.001%        -        5.500%       64            572,121,866        46.4%          5.323%       2.53         62.6%
   5.501%        -        5.750%       39            370,742,963        30.0%          5.653%       1.74         67.4%
   5.751%        -        6.250%       26            152,623,487        12.4%          5.843%       1.83         69.4%
   6.251%        -        6.500%        2              3,690,400         0.3%          6.351%       1.71         68.1%
   6.501%        -        6.930%        4                993,135         0.1%          6.692%       7.02          8.5%

                                   ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               137       $  1,234,341,980       100.0%          5.453%       2.07x        66.4%
                                   =======================================================================================

MAXIMUM MORTGAGE INTEREST RATE:        6.930%
MINIMUM MORTGAGE INTEREST RATE:        4.973%
WTD. AVG. MORTGAGE INTEREST RATE:      5.453%

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                                       WEIGHTED
                                       NUMBER OF                     PERCENTAGE OF      AVERAGE                 WEIGHTED
                                      UNDERLYING   CUT-OFF DATE         INITIAL        MORTGAGE   WEIGHTED      AVERAGE
        RANGE OF CUT-OFF DATE          MORTGAGE      PRINCIPAL      LOAN GROUP NO. 1   INTEREST    AVERAGE    CUT-OFF DATE
        PRINCIPAL BALANCES (1)           LOANS      BALANCE (1)         BALANCE          RATE     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------
    $ 163,749    -         750,000         8      $     3,125,832        0.3%           6.080%      6.46x         9.8%
      750,001    -       1,000,000        10            9,474,204        0.8%           5.558%      10.39        18.0%
    1,000,001    -       1,500,000        10           13,060,066        1.1%           5.578%      5.08         31.6%
    1,500,001    -       2,000,000        11           18,512,248        1.5%           5.685%      4.83         49.9%
    2,000,001    -       3,000,000         8           19,327,725        1.6%           5.504%      3.47         47.9%
    3,000,001    -       4,000,000        16           54,115,720        4.4%           5.654%      3.63         58.2%
    4,000,001    -       5,000,000        16           70,906,334        5.7%           5.457%      2.00         66.6%
    5,000,001    -       6,000,000        13           70,606,365        5.7%           5.610%      1.40         72.3%
    6,000,001    -       7,000,000         6           38,755,654        3.1%           5.452%      1.42         75.0%
    7,000,001    -       8,000,000         3           23,484,888        1.9%           5.313%      6.42         52.8%
    8,000,001    -      10,000,000        10           88,337,126        7.2%           5.600%      3.21         54.1%
   10,000,001    -      12,000,000         5           54,014,522        4.4%           5.465%      2.00         63.6%
   12,000,001    -      15,000,000         5           69,900,000        5.7%           5.539%      1.43         70.4%
   15,000,001    -      20,000,000         4           70,427,000        5.7%           5.191%      1.34         79.2%
   20,000,001    -      40,000,000         7          194,726,000       15.8%           5.390%      2.12         59.8%
   40,000,001    -      65,000,000         2           93,958,168        7.6%           5.506%      1.58         70.0%
   65,000,001    -   $ 133,000,000         3          341,610,128       27.7%           5.386%      1.23         74.6%

                                      ------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  137      $ 1,234,341,980      100.0%           5.453%      2.07x        66.4%
                                      ====================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):           $ 133,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):           $     163,749
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):           $   9,009,795

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                           ORIGINAL AMORTIZATION TERMS

                                                                                      WEIGHTED
                                   NUMBER OF                       PERCENTAGE OF       AVERAGE                 WEIGHTED
            RANGE OF               UNDERLYING     CUT-OFF DATE         INITIAL         MORTGAGE   WEIGHTED      AVERAGE
     ORIGINAL AMORTIZATION          MORTGAGE        PRINCIPAL      LOAN GROUP NO. 1    INTEREST   AVERAGE     CUT-OFF DATE
         TERMS (MONTHS)               LOANS        BALANCE (1)         BALANCE           RATE     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------
          Interest Only                12       $    198,930,000        16.1%           5.632%     3.28x         58.7%
   180          -         300          25            180,044,473        14.6%           5.582%     1.81          66.6%
   301          -         720         100            855,367,508        69.3%           5.384%     1.84          68.2%

                                   ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               137       $  1,234,341,980       100.0%           5.453%     2.07x         66.4%
                                   =======================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):             720
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):             180
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (2):           357

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.
(2)  DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL THE MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                      WEIGHTED
                                    NUMBER OF                       PERCENTAGE OF      AVERAGE                 WEIGHTED
             RANGE OF              UNDERLYING     CUT-OFF DATE         INITIAL        MORTGAGE   WEIGHTED      AVERAGE
          ORIGINAL TERMS            MORTGAGE        PRINCIPAL      LOAN GROUP NO. 1   INTEREST   AVERAGE     CUT-OFF DATE
  TO STATED MATURITY (MONTHS) (1)     LOANS        BALANCE (2)         BALANCE          RATE     U/W DSCR   LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------------------
    60          -          84          10       $    235,901,541        19.1%          5.278%     1.32x         76.2%
    85          -         120          97            867,957,022        70.3%          5.498%     2.24          64.2%
   121          -         240          30            130,483,418        10.6%          5.467%     2.28          64.0%

                                   --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               137       $  1,234,341,980       100.0%          5.453%     2.07x         66.4%
                                   ======================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):       240
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):        60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):     111

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                          REMAINING AMORTIZATION TERMS

                                                                                      WEIGHTED
                                   NUMBER OF                         PERCENTAGE OF     AVERAGE                  WEIGHTED
              RANGE OF             UNDERLYING     CUT-OFF DATE          INITIAL        MORTGAGE   WEIGHTED      AVERAGE
      REMAINING AMORTIZATION        MORTGAGE       PRINCIPAL       LOAN GROUP NO. 1    INTEREST    AVERAGE    CUT-OFF DATE
        TERMS (MONTHS) (1)            LOANS        BALANCE (1)           BALANCE         RATE     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------
           Interest Only               12       $    198,930,000        16.1%           5.632%      3.28x        58.7%
   177          -         250           8             15,648,599         1.3%           5.637%      3.77         45.7%
   251          -         300          17            164,395,874        13.3%           5.576%      1.62         68.6%
   301          -         355           6             32,044,355         2.6%           5.395%      5.45         24.2%
   356          -         715          94            823,323,153        66.7%           5.384%      1.70         69.9%

                                   --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               137       $  1,234,341,980       100.0%           5.453%      2.07x        66.4%
                                   ======================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):         715
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):         177
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (1)(2):       356

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.
(2) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                     REMAINING TERMS TO STATED MATURITY (1)

                                                                                            WEIGHTED
                                       NUMBER OF                           PERCENTAGE OF     AVERAGE                   WEIGHTED
             RANGE OF                 UNDERLYING      CUT-OFF DATE           INITIAL        MORTGAGE     WEIGHTED      AVERAGE
         REMAINING TERMS               MORTGAGE        PRINCIPAL        LOAN GROUP NO. 1    INTEREST     AVERAGE    CUT-OFF DATE
 TO STATED MATURITY (MONTHS) (1)(2)      LOANS         BALANCE (2)            BALANCE          RATE      U/W DSCR   LTV RATIO (2)
---------------------------------------------------------------------------------------------------------------------------------
    56          -          84              10       $    235,901,541          19.1%           5.278%       1.32x        76.2%
    85          -         114               3             30,758,153           2.5%           5.331%       1.37         78.1%
   115          -         120             107            888,198,779          72.0%           5.504%       2.22         64.3%
   121          -         238              17             79,483,507           6.4%           5.450%       2.84         56.9%

                                     --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   137       $  1,234,341,980         100.0%           5.453%       2.07x        66.4%
                                     ============================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):      238
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):       56
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):    109

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                         YEARS BUILT/YEARS RENOVATED (1)

                                                                                      WEIGHTED
                                   NUMBER OF                        PERCENTAGE OF      AVERAGE                 WEIGHTED
                                   MORTGAGED      CUT-OFF DATE         INITIAL        MORTGAGE    WEIGHTED     AVERAGE
        RANGE OF YEARS                REAL         PRINCIPAL       LOAN GROUP NO. 1   INTEREST    AVERAGE    CUT-OFF DATE
      BUILT/RENOVATED (2)          PROPERTIES     BALANCE (3)          BALANCE          RATE      U/W DSCR  LTV RATIO (3)
-------------------------------------------------------------------------------------------------------------------------
   1971         -         1985         10       $     50,457,691        4.1%           5.593%       1.40x       71.8%
   1986         -         1994         17            111,859,607        9.1%           5.432%       2.04        68.6%
   1995         -         1998         16             64,237,932        5.2%           5.544%       2.57        68.2%
   1999         -         2000         36            354,988,966       28.8%           5.319%       2.37        64.1%
   2001         -         2002         27            306,283,037       24.8%           5.557%       1.65        69.1%
   2003         -         2005         42            337,663,023       27.4%           5.468%       1.93        66.0%

                                   --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               148       $  1,225,490,256       99.3%           5.453%       2.01x       66.8%
                                   ======================================================================================

MOST RECENT YEAR BUILT/RENOVATED (1):       2005
OLDEST YEAR BUILT/RENOVATED (1):            1971
WTD. AVG. YEAR BUILT/RENOVATED (1):         1999

(1)  EXCLUDES THE 635 MADISON AVENUE MORTGAGE LOAN.
(2)  YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT AND YEAR
     RENOVATED.
(3)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                      WEIGHTED
                                    NUMBER OF                       PERCENTAGE OF      AVERAGE                 WEIGHTED
                                    MORTGAGED     CUT-OFF DATE         INITIAL        MORTGAGE   WEIGHTED      AVERAGE
               RANGE OF               REAL         PRINCIPAL       LOAN GROUP NO. 1   INTEREST   AVERAGE     CUT-OFF DATE
     OCCUPANCY RATES AT U/W (1)    PROPERTIES     BALANCE (2)          BALANCE          RATE     U/W DSCR   LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------------------
    72%         -         85%          11       $     71,950,699          5.8%          5.506%      2.40x        66.8%
    86%         -         90%          12            219,402,460         17.8%          5.512%      1.34         74.3%
    91%         -         93%          13            331,070,728         26.8%          5.382%      1.27         72.8%
    94%         -         95%           8             49,919,660          4.0%          5.426%      1.36         75.4%
    96%         -         97%           3             45,417,513          3.7%          5.346%      1.28         79.7%
    98%         -         100%         50            275,079,079         22.3%          5.447%      1.45         72.6%

                                   --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                97       $    992,840,140         80.4%          5.438%      1.43x        73.1%
                                   ======================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):           100%
MINIMUM OCCUPANCY RATE AT U/W (1):            72%
WTD. AVG. OCCUPANCY RATE AT U/W (1):          93%

(1)  HOTEL PROPERTIES AND COOPERATIVE PROPERTIES ARE NOT INCLUDED.
(2)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                      WEIGHTED
                                   NUMBER OF                        PERCENTAGE OF     AVERAGE                  WEIGHTED
                                   UNDERLYING     CUT-OFF DATE         INITIAL        MORTGAGE   WEIGHTED      AVERAGE
   RANGE OF                         MORTGAGE       PRINCIPAL       LOAN GROUP NO. 1   INTEREST    AVERAGE    CUT-OFF DATE
   U/W DSCRs                         LOANS        BALANCE (1)          BALANCE          RATE     U/W DSCR   LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------
   1.20x        -         1.20          2       $      7,213,828         0.6%          5.417%      1.20x        75.0%
   1.21                   1.30         28            527,485,083        42.7%          5.427%      1.24         75.3%
   1.31         -         1.35         21            177,250,115        14.4%          5.378%      1.33         77.6%
   1.36         -         1.40          7             55,806,035         4.5%          5.469%      1.37         71.0%
   1.41         -         1.45          7             36,053,376         2.9%          5.619%      1.44         71.1%
   1.46         -         1.50         10            120,853,623         9.8%          5.703%      1.47         73.1%
   1.51         -         1.60         11             53,669,945         4.3%          5.700%      1.56         64.9%
   1.61         -         1.70          2             45,100,000         3.7%          5.577%      1.65         68.6%
   1.71         -         2.00          7             56,648,806         4.6%          5.230%      1.75         63.4%
   2.01         -        24.95x        42            154,261,170        12.5%          5.348%      7.05         15.9%

                                   --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               137       $  1,234,341,980       100.0%          5.453%      2.07x        66.4%
                                   ======================================================================================

MAXIMUM U/W DSCR:                  24.95x
MINIMUM U/W DSCR:                   1.20x
WTD. AVG. U/W DSCR:                 2.07x

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                                      WEIGHTED
                                   NUMBER OF                        PERCENTAGE OF     AVERAGE                   WEIGHTED
                                   UNDERLYING     CUT-OFF DATE         INITIAL        MORTGAGE    WEIGHTED      AVERAGE
      RANGE OF CUT-OFF DATE         MORTGAGE       PRINCIPAL       LOAN GROUP NO. 1   INTEREST     AVERAGE    CUT-OFF DATE
     LOAN-TO-VALUE RATIOS (1)        LOANS        BALANCE (1)          BALANCE          RATE      U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------
    1.5%        -         60.0%        53       $    187,612,966        15.2%          5.392%       6.08x        22.9%
   60.1%        -         70.0%        20            318,798,593        25.8%          5.599%       1.43         68.0%
   70.1%        -         73.0%         9             80,705,219         6.5%          5.639%       1.35         71.5%
   73.1%        -         75.0%        15            129,584,747        10.5%          5.710%       1.42         74.2%
   75.1%        -         77.0%         3             25,279,968         2.0%          5.489%       1.41         75.7%
   77.1%        -         78.0%         4            133,536,093        10.8%          5.063%       1.24         77.2%
   78.1%        -         79.0%        16            190,666,161        15.4%          5.399%       1.28         78.7%
   79.1%        -         80.0%        17            168,158,233        13.6%          5.320%       1.29         79.8%

                                   --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               137       $  1,234,341,980       100.0%          5.453%       2.07x        66.4%
                                   ======================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):             80.0%
MINIMUM CUT-OFF DATE LTV RATIO (1):              1.5%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):           66.4%

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                      WEIGHTED
                                   NUMBER OF                         PERCENTAGE OF    AVERAGE                    WEIGHTED
                                   MORTGAGED      CUT-OFF DATE          INITIAL       MORTGAGE     WEIGHTED      AVERAGE
                                      REAL          PRINCIPAL      LOAN GROUP NO. 1   INTEREST     AVERAGE     CUT-OFF DATE
STATE                              PROPERTIES      BALANCE (1)          BALANCE         RATE       U/W DSCR   LTV RATIO (1)
---------------------------------------------------------------------------------------------------------------------------
New York                               44       $    269,699,663          21.8%        5.378%        4.52x        43.5%
California                             13            190,178,969          15.4%        5.652%        1.34         68.8%
    Southern California (2)            10            182,170,958          14.8%        5.651%        1.32         69.4%
    Northern California (2)             3              8,008,010           0.6%        5.683%        1.65         55.7%
Michigan                                3            130,106,511          10.5%        5.061%        1.24         77.0%
Florida                                 9             95,129,523           7.7%        5.459%        1.35         76.2%
Texas                                   7             60,631,607           4.9%        5.690%        1.31         70.7%
Colorado                                6             56,170,402           4.6%        5.478%        1.62         65.3%
Arizona                                 8             55,315,149           4.5%        5.495%        1.46         70.9%
Massachusetts                           6             54,740,000           4.4%        5.310%        1.34         78.5%
Ohio                                    9             53,112,466           4.3%        5.622%        1.42         75.0%
Nevada                                  4             37,894,007           3.1%        5.209%        1.31         79.4%
Maryland                                3             28,305,008           2.3%        5.703%        1.41         70.7%
Wisconsin                               4             25,670,303           2.1%        5.329%        1.52         70.9%
Pennsylvania                            3             21,122,484           1.7%        5.461%        1.54         70.5%
Oklahoma                                4             16,900,516           1.4%        5.423%        1.34         76.3%
Kentucky                                2             16,871,138           1.4%        5.767%        1.46         74.4%
North Carolina                          3             14,286,066           1.2%        5.493%        1.52         72.7%
Minnesota                               1             12,988,174           1.1%        5.147%        1.73         64.6%
Washington                              3             11,880,848           1.0%        5.587%        1.53         66.5%
Iowa                                    1             11,680,000           0.9%        5.460%        1.28         80.0%
Illinois                                2              9,220,000           0.7%        5.268%        1.36         79.3%
Georgia                                 3              9,217,264           0.7%        5.534%        1.48         72.5%
Indiana                                 3              8,952,380           0.7%        5.798%        1.45         73.2%
Maine                                   1              8,561,702           0.7%        5.450%        1.36         78.9%
New Hampshire                           1              8,465,538           0.7%        5.950%        1.54         67.7%
Virginia                                1              7,047,014           0.6%        5.680%        1.31         73.2%
Nebraska                                1              5,776,662           0.5%        5.990%        1.53         69.6%
Kansas                                  1              5,280,000           0.4%        5.700%        1.27         80.0%
Louisiana                               1              3,294,423           0.3%        6.350%        1.45         74.9%
Idaho                                   1              3,100,000           0.3%        5.340%        1.37         70.5%
Tennessee                               1              2,744,164           0.2%        5.680%        1.31         73.2%

                                   ----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               149       $  1,234,341,980         100.0%        5.453%        2.07x        66.4%
                                   ========================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.
(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES GREATER THAN 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                                  WEIGHTED
                                   NUMBER OF                    PERCENTAGE OF      AVERAGE                 WEIGHTED      WEIGHTED
                                  UNDERLYING    CUT-OFF DATE       INITIAL        MORTGAGE   WEIGHTED      AVERAGE        AVERAGE
                                   MORTGAGE      PRINCIPAL      LOAN GROUP NO. 1  INTEREST   AVERAGE     CUT-OFF DATE    REMAINING
LOAN TYPE                            LOANS      BALANCE (1)        BALANCE          RATE     U/W DSCR   LTV RATIO (1)  IO PERIOD (1)
------------------------------------------------------------------------------------------------------------------------------------
Balloons with Partial IO Term         39      $    518,005,875      42.0%          5.455%      1.55x        72.1%            28
Balloons without IO Term              79           496,750,319      40.2%          5.366%      2.07         64.2%           N/A
Interest Only Balloon Loans           12           198,930,000      16.1%          5.632%      3.28         58.7%           118
Fully Amortizing                       6            13,883,048       1.1%          5.621%      4.02         45.6%           N/A
ARD Loans without IO Periods           1             6,772,739       0.5%          6.010%      1.49         69.8%           N/A

                                  --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              137      $  1,234,341,980     100.0%          5.453%      2.07x        66.4%           N/A
                                  ==================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                      WEIGHTED
                                   NUMBER OF                        PERCENTAGE OF     AVERAGE                  WEIGHTED
                                   MORTGAGED      CUT-OFF DATE         INITIAL        MORTGAGE   WEIGHTED      AVERAGE
                                      REAL          PRINCIPAL      LOAN GROUP NO. 1   INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE                      PROPERTIES      BALANCE (1)         BALANCE          RATE     U/W DSCR   LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------
Office                                 25       $    475,974,834        38.6%          5.527%      1.47x        72.2%
Retail                                 52            396,478,075        32.1%          5.328%      1.33         75.6%
Multifamily                            42            160,445,946        13.0%          5.356%      6.31         22.6%
Hotel                                  15            104,266,743         8.4%          5.761%      1.52         70.9%
Industrial                              7             53,463,618         4.3%          5.233%      1.65         66.5%
Self Storage                            6             22,612,764         1.8%          5.577%      1.53         69.6%
Mixed Use                               2             21,100,000         1.7%          5.765%      1.47         73.6%

                                   --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               149       $  1,234,341,980       100.0%          5.453%      2.07x        66.4%
                                   ======================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                      WEIGHTED
                                   NUMBER OF                        PERCENTAGE OF     AVERAGE                   WEIGHTED
                                   MORTGAGED      CUT-OFF DATE         INITIAL        MORTGAGE    WEIGHTED      AVERAGE
                    PROPERTY          REAL          PRINCIPAL      LOAN GROUP NO. 1   INTEREST     AVERAGE    CUT-OFF DATE
PROPERTY TYPE       SUB-TYPE       PROPERTIES      BALANCE (1)         BALANCE          RATE      U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY
              Cooperative              37       $    137,235,097        11.1%          5.324%       7.12x        15.0%
              Manufactured Housing      4             21,052,873         1.7%          5.548%       1.51         66.1%
              Conventional              1              2,157,976         0.2%          5.520%       1.22         79.9%

                                   ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                42       $    160,445,946        13.0%          5.356%       6.31x        22.6%
                                   =======================================================================================

                                                                                      WEIGHTED
                                   NUMBER OF                        PERCENTAGE OF     AVERAGE                  WEIGHTED
                                   MORTGAGED      CUT-OFF DATE         INITIAL        MORTGAGE    WEIGHTED     AVERAGE
                PROPERTY              REAL          PRINCIPAL      LOAN GROUP NO. 1   INTEREST     AVERAGE   CUT-OFF DATE
PROPERTY TYPE   SUB-TYPE           PROPERTIES      BALANCE (1)         BALANCE          RATE      U/W DSCR  LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------
RETAIL
                Anchored               21       $    288,130,828        23.3%          5.230%       1.28x       77.3%
                Unanchored             31            108,347,247         8.8%          5.587%       1.45        71.0%

                                   --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                52       $    396,478,075        32.1%          5.328%       1.33x       75.6%
                                   ======================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                     PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                                                                      WEIGHTED       WEIGHTED
                                                                                       AVERAGE       AVERAGE
                                                                     PERCENTAGE OF    REMAINING     REMAINING
             RANGE OF               NUMBER OF     CUT-OFF DATE          INITIAL        LOCKOUT       LOCKOUT
        REMAINING TERMS TO          MORTGAGE       PRINCIPAL       LOAN GROUP NO. 1    PERIOD     PLUS YM PERIOD
     STATED MATURITY (MONTHS)         LOANS       BALANCE (1)           BALANCE       (MONTHS)       (MONTHS)
----------------------------------------------------------------------------------------------------------------
    56          -          60           9       $    182,975,666         14.8%           52             52
    61          -         117          46            353,728,209         28.7%           96            103
   118          -         120          65            618,154,598         50.1%          110            114
   121          -         238          17             79,483,507          6.4%          102            145

                                   -----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               137       $  1,234,341,980        100.0%           97            104
                                   =============================================================================

                                          WEIGHTED
                                           AVERAGE               WEIGHTED
                                          REMAINING               AVERAGE
             RANGE OF                      LOCKOUT               REMAINING
        REMAINING TERMS TO         PLUS PREPAYMENT PERIOD        MATURITY
     STATED MATURITY (MONTHS)             (MONTHS)             (MONTHS) (2)
---------------------------------------------------------------------------
    56          -          60                 52                     58
    61          -         117                 97                    109
   118          -         120                110                    118
   121          -         238                104                    152

                                   ----------------------------------------
TOTAL/WEIGHTED AVERAGE:                       98                    109
                                   ========================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                                      WEIGHTED      WEIGHTED
                                                                                       AVERAGE      AVERAGE
                                                                     PERCENTAGE OF    REMAINING    REMAINING
                                   NUMBER OF      CUT-OFF DATE          INITIAL        LOCKOUT      LOCKOUT
                                   MORTGAGE        PRINCIPAL       LOAN GROUP NO. 1    PERIOD    PLUS YM PERIOD
    PREPAYMENT OPTION                LOANS         BALANCE (1)          BALANCE       (MONTHS)      (MONTHS)
---------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                  92        $  1,071,142,424          86.8%          102          102
Lockout / Yield Maintenance           20             111,009,947           9.0%           51          114
Lockout / Prepayment                  23              42,232,335           3.4%          104          104
Yield Maintenance                      2               9,957,275           0.8%            0          168

                                   ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              137        $  1,234,341,980         100.0%           97          104
                                   ============================================================================

                                          WEIGHTED
                                           AVERAGE               WEIGHTED
                                          REMAINING               AVERAGE
                                           LOCKOUT               REMAINING
                                   PLUS PREPAYMENT PERIOD        MATURITY
    PREPAYMENT OPTION                     (MONTHS)             (MONTHS) (2)
---------------------------------------------------------------------------
Lockout / Defeasance                         102                    107
Lockout / Yield Maintenance                   51                    117
Lockout / Prepayment                         121                    125
Yield Maintenance                              0                    174

                                   ----------------------------------------
TOTAL/WEIGHTED AVERAGE:                       98                    109
                                   ========================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

           RANGE OF CUT-OFF DATE RENTAL BASIS LOAN TO VALUE RATIOS FOR
                           COOPERATIVE MORTGAGE LOANS

                                                                                WEIGHTED                  WEIGHTED        WEIGHTED
         RANGE OF            NUMBER OF                        PERCENTAGE OF      AVERAGE                  AVERAGE         AVERAGE
          CUT-OFF            UNDERLYING     CUT-OFF DATE         INITIAL        MORTGAGE    WEIGHTED    CUT-OFF DATE    CUT-OFF DATE
       RENTAL BASIS           MORTGAGE        PRINCIPAL      LOAN GROUP NO. 1   INTEREST     AVERAGE    CO-OP BASIS     RENTAL BASIS
          LTV (1)              LOANS         BALANCE (1)         BALANCE          RATE      U/W DSCR   LTV RATIO (1)   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------
    3.8%       -      9.9%       11       $     22,898,329         1.9%          5.489%      16.49x         5.0%            8.4%
   10.0%       -     19.9%       15             30,286,971         2.5%          5.456%       8.39          9.2%           16.5%
   20.0%       -     29.9%        8             48,449,764         3.9%          5.273%       4.73         13.3%           27.4%
   30.0%       -     42.4%        3             35,600,033         2.9%          5.174%       3.29         28.7%           40.2%
                             -------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          37       $    137,235,097        11.1%          5.324%       7.12x        15.0%           25.2%
                             =======================================================================================================

MAXIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):     42.4%
MINIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):      3.8%
WTD. AVG. CUT-OFF DATE RENTAL BASIS LTV RATIO (1):   25.2%

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

           RANGE OF CUT-OFF DATE CO-OP BASIS LOAN TO VALUE RATIOS FOR
                           COOPERATIVE MORTGAGE LOANS

                                                                                WEIGHTED                 WEIGHTED         WEIGHTED
         RANGE OF             NUMBER OF                       PERCENTAGE OF      AVERAGE                  AVERAGE         AVERAGE
         CUT-OFF             UNDERLYING     CUT-OFF DATE         INITIAL        MORTGAGE    WEIGHTED   CUT-OFF DATE     CUT-OFF DATE
       CO-OP BASIS            MORTGAGE       PRINCIPAL       LOAN GROUP NO. 1   INTEREST     AVERAGE    CO-OP BASIS     RENTAL BASIS
         LTV (1)                LOANS       BALANCE (1)          BALANCE          RATE      U/W DSCR   LTV RATIO (1)   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------
    1.5%       -      9.9%       22       $     46,536,752         3.8%          5.464%      12.62x         6.6%           12.3%
   10.0%       -     19.9%       11             52,013,299         4.2%          5.295%       4.99         12.9%           26.1%
   20.0%       -     29.9%        3             16,724,122         1.4%          5.303%       3.65         23.7%           35.4%
   30.0%       -     31.4%        1             21,960,925         1.8%          5.110%       3.18         31.4%           42.4%
                             -------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          37       $    137,235,097        11.1%          5.324%       7.12x        15.0%           25.2%
                             =======================================================================================================

MAXIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO: (1)      31.4%
MINIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO: (1)       1.5%
WTD. AVG. CUT-OFF DATE CO-OP BASIS LTV RATIO: (1)    15.0%

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

              SPONSOR OWNED UNITS IN THE COOPERATIVE MORTGAGE LOANS

                                                                                WEIGHTED                 WEIGHTED
                              NUMBER OF                        PERCENTAGE OF     AVERAGE                  AVERAGE
        PERCENTAGE           UNDERLYING     CUT-OFF DATE          INITIAL       MORTGAGE    WEIGHTED   CUT-OFF DATE
       OF SPONSOR-            MORTGAGE        PRINCIPAL      LOAN GROUP NO. 1   INTEREST     AVERAGE    CO-OP BASIS
       OWNED UNITS              LOANS        BALANCE (1)          BALANCE         RATE      U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------
              None               21       $     44,760,357         3.6%          5.453%       9.81x        12.7%
    2.7%       -      9.9%        4              4,469,109         0.4%          5.504%       8.49         10.1%
   10.0%       -     19.9%        8             23,212,746         1.9%          5.412%       9.84          8.8%
   20.0%       -     29.9%        3             63,895,447         5.2%          5.183%       4.19         19.2%
   40.0%       -     79.5%        1                897,440         0.1%          5.730%       5.08         15.0%
                             ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          37       $    137,235,097        11.1%          5.324%       7.12x        15.0%
                             =======================================================================================

                               WEIGHTED         WEIGHTED
                                AVERAGE         AVERAGE
        PERCENTAGE           CUT-OFF DATE      PERCENT OF
       OF SPONSOR-           RENTAL BASIS    SPONSOR OWNED
       OWNED UNITS           LTV RATIO (1)       UNITS
----------------------------------------------------------
              None               20.4%            0.0%
    2.7%       -      9.9%       16.6%            3.7%
   10.0%       -     19.9%       15.3%           13.7%
   20.0%       -     29.9%       32.7%           23.5%
   40.0%       -     79.5%       24.9%           79.5%
                             -----------------------------
TOTAL/WEIGHTED AVERAGE:          25.2%           13.9%
                             =============================

MAXIUM PERCENTAGE OF SPONSOR-OWNED UNITS:            79.5%
MINIMUM PERCENTAGE OF SPONSOR-OWNED UNITS (2):       2.70%
WTD. AVG. PERCENTAGE OF SPONSOR-OWNED UNITS:         13.9%

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.
(2)  DOES NOT INCLUDE COOPERATIVE MORTGAGE LOANS WITHOUT ANY SPONSOR-OWNED UNITS

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                                WEIGHTED
                              NUMBER OF                       PERCENTAGE OF      AVERAGE                  WEIGHTED
                              MORTGAGED     CUT-OFF DATE         INITIAL        MORTGAGE    WEIGHTED      AVERAGE
                                REAL         PRINCIPAL       LOAN GROUP NO. 1   INTEREST     AVERAGE    CUT-OFF DATE
FEE/LEASEHOLD                PROPERTIES     BALANCE (1)          BALANCE          RATES     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------
Fee                              147      $  1,194,849,647          96.8%         5.446%      2.09x        66.3%
Leasehold                          2            39,492,333           3.2%         5.655%      1.25         71.7%
                             ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          149      $  1,234,341,980         100.0%         5.453%      2.07x        66.4%
                             =======================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                       LARGE MORTGAGE LOAN CONCENTRATIONS

                                                                 WEIGHTED
                                                PERCENTAGE OF     AVERAGE                 WEIGHTED
                              CUT-OFF DATE         INITIAL       MORTGAGE    WEIGHTED      AVERAGE
                                PRINCIPAL     LOAN GROUP NO. 2   INTEREST    AVERAGE    CUT-OFF DATE
    CONCENTRATION              BALANCE (1)         BALANCE         RATE      U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------
Top 1                        $   44,000,000         10.9%         5.285%       1.20x        79.1%
Top 3                        $   92,772,905         23.0%         5.324%       1.20         78.5%
Top 5                        $  131,022,905         32.5%         5.299%       1.24         77.7%
Top 7                        $  161,522,905         40.1%         5.309%       1.24         77.8%
Top 10                       $  205,318,973         51.0%         5.301%       1.24         77.3%
ENTIRE POOL                  $  402,608,453        100.0%         5.389%       1.84x        70.3%

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                        UNDERLYING MORTGAGE LOAN SELLERS

                                                                                WEIGHTED
                             NUMBER OF                        PERCENTAGE OF     AVERAGE                  WEIGHTED
                             UNDERLYING     CUT-OFF DATE          INITIAL       MORTGAGE    WEIGHTED      AVERAGE
                              MORTGAGE       PRINCIPAL       LOAN GROUP NO. 2   INTEREST     AVERAGE   CUT-OFF DATE
MORTGAGE LOAN SELLER            LOANS       BALANCE (1)           BALANCE         RATE      U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------
Column Financial, Inc.           41       $    330,222,227         82.0%        5.352%       1.30x        77.1%
PNC                               3             23,663,321          5.9%        5.444%       1.29         78.8%
NCB, FSB                         17             48,722,905         12.1%        5.614%       5.72         20.1%
                             ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          61       $    402,608,453        100.0%        5.389%       1.84x        70.3%
                             =======================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                             MORTGAGE INTEREST RATES

                                                                                WEIGHTED
                              NUMBER OF                       PERCENTAGE OF      AVERAGE                  WEIGHTED
                             UNDERLYING     CUT-OFF DATE         INITIAL        MORTGAGE    WEIGHTED      AVERAGE
           RANGE OF           MORTGAGE        PRINCIPAL      LOAN GROUP NO. 2   INTEREST     AVERAGE    CUT-OFF DATE
   MORTGAGE INTEREST RATES      LOANS        BALANCE (1)         BALANCE          RATE      U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------
   4.920%     -     5.000%         2      $     11,450,000          2.8%         4.978%       1.34x        72.6%
   5.001%     -     5.500%        32           309,173,952         76.8%         5.310%       1.63         73.6%
   5.501%     -     5.750%        12            59,006,407         14.7%         5.600%       2.36         62.4%
   5.751%     -     6.250%        11            17,897,562          4.4%         6.015%       3.23         48.6%
   6.251%     -     6.500%         3             4,082,389          1.0%         6.442%       5.14         20.4%
   6.501%     -     6.510%         1               998,144          0.2%         6.510%       1.63         65.7%
                             ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           61      $    402,608,453        100.0%         5.389%       1.84x        70.3%
                             =======================================================================================

MAXIMUM MORTGAGE INTEREST RATE:                 6.510%
MINIMUM MORTGAGE INTEREST RATE:                 4.920%
WTD. AVG. MORTGAGE INTEREST RATE:               5.389%

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                                WEIGHTED
                              NUMBER OF                       PERCENTAGE OF      AVERAGE                  WEIGHTED
                             UNDERLYING     CUT-OFF DATE         INITIAL        MORTGAGE    WEIGHTED      AVERAGE
    RANGE OF CUT-OFF DATE     MORTGAGE        PRINCIPAL      LOAN GROUP NO. 2   INTEREST     AVERAGE    CUT-OFF DATE
    PRINCIPAL BALANCES (1)      LOANS        BALANCE (1)         BALANCE          RATE      U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------
    $ 199,463 -     750,000       7       $      3,165,974         0.8%          5.720%       9.69x        21.6%
      750,001 -   1,000,000       4              3,749,126         0.9%          5.924%       3.02         57.3%
    1,000,001 -   1,500,000       3              4,237,000         1.1%          5.565%       8.04         48.3%
    1,500,001 -   2,000,000       7             11,769,797         2.9%          5.735%       2.04         59.9%
    2,000,001 -   3,000,000       7             18,761,675         4.7%          5.479%       3.89         56.0%
    3,000,001 -   4,000,000       6             21,180,600         5.3%          5.564%       2.38         58.8%
    4,000,001 -   5,000,000       3             13,910,460         3.5%          5.699%       1.94         62.9%
    5,000,001 -   6,000,000       3             16,279,012         4.0%          5.498%       1.35         79.7%
    6,000,001 -   7,000,000       3             20,954,024         5.2%          5.484%       1.47         79.7%
    7,000,001 -   8,000,000       1              7,377,356         1.8%          5.400%       1.43         76.8%
    8,000,001 -  10,000,000       2             17,082,088         4.2%          5.279%       1.33         74.9%
   10,000,001    12,000,000       4             45,822,369        11.4%          5.329%       2.89         47.9%
   12,000,001 -  15,000,000       5             71,796,068        17.8%          5.358%       1.25         77.0%
   15,000,001 -  20,000,000       2             32,500,000         8.1%          5.283%       1.37         75.1%
   20,000,001 -  40,000,000       3             70,022,905        17.4%          5.296%       1.20         78.0%
   40,000,001 - $44,000,000       1             44,000,000        10.9%          5.285%       1.20         79.1%
                             ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          61       $    402,608,453       100.0%          5.389%       1.84x        70.3%
                             =======================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):          $ 44,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):          $    199,463
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):          $  6,600,139

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                           ORIGINAL AMORTIZATION TERMS

                                                                                WEIGHTED
                              NUMBER OF                       PERCENTAGE OF      AVERAGE                  WEIGHTED
           RANGE OF          UNDERLYING     CUT-OFF DATE         INITIAL        MORTGAGE    WEIGHTED      AVERAGE
    ORIGINAL AMORTIZATION     MORTGAGE        PRINCIPAL      LOAN GROUP NO. 2   INTEREST    AVERAGE     CUT-OFF DATE
        TERMS (MONTHS)          LOANS        BALANCE (1)         BALANCE          RATE      U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------
        Interest Only             4       $     35,200,000          8.7%         5.308%       2.34x        73.2%
   180        -        300        6              6,976,798          1.7%         6.195%       6.33         28.6%
   301        -        480       51            360,431,656         89.5%         5.382%       1.70         70.8%
                             ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          61       $    402,608,453        100.0%         5.389%       1.84x        70.3%
                             =======================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):        480
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):        180
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (2):      365

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.
(2)  DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL THE MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                         WEIGHTED
                                    NUMBER OF                         PERCENTAGE OF       AVERAGE                   WEIGHTED
             RANGE OF              UNDERLYING      CUT-OFF DATE          INITIAL         MORTGAGE    WEIGHTED       AVERAGE
          ORIGINAL TERMS            MORTGAGE         PRINCIPAL       LOAN GROUP NO. 2    INTEREST    AVERAGE      CUT-OFF DATE
 TO STATED MATURITY (MONTHS) (1)      LOANS         BALANCE (2)          BALANCE           RATE      U/W DSCR    LTV RATIO (2)
------------------------------------------------------------------------------------------------------------------------------
    60        -         84               9      $      88,259,012          21.9%          5.373%       1.40x         77.7%
    85        -        120              40            261,162,887          64.9%          5.367%       1.92          70.6%
   121        -        300              12             53,186,555          13.2%          5.524%       2.18          56.4%
                                   -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 61      $     402,608,453         100.0%          5.389%       1.84x         70.3%
                                   ===========================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):                 300
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):                  60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):               113

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                          REMAINING AMORTIZATION TERMS

                                                                                WEIGHTED
                              NUMBER OF                       PERCENTAGE OF      AVERAGE                 WEIGHTED
          RANGE OF           UNDERLYING     CUT-OFF DATE         INITIAL        MORTGAGE    WEIGHTED     AVERAGE
   REMAINING AMORTIZATION     MORTGAGE       PRINCIPAL       LOAN GROUP NO. 2   INTEREST     AVERAGE    CUT-OFF DATE
     TERMS (MONTHS) (1)        LOANS        BALANCE (1)          BALANCE          RATE      U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------
        Interest Only             4       $     35,200,000          8.7%         5.308%       2.34x        73.2%
   175        -        250        5              3,775,135          0.9%         5.962%       6.76         42.1%
   251        -        300        1              3,201,662          0.8%         6.470%       5.81         12.6%
   301        -        360       44            337,163,768         83.7%         5.375%       1.47         74.1%
   361        -        480        7             23,267,888          5.8%         5.477%       5.09         22.1%
                             ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          61       $    402,608,453        100.0%         5.389%       1.84x        70.3%
                             =======================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):          480
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):          175
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (1)(2):        364

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.
(2) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                     REMAINING TERMS TO STATED MATURITY (1)

                                                                                           WEIGHTED
                                      NUMBER OF                          PERCENTAGE OF      AVERAGE                  WEIGHTED
          RANGE OF                   UNDERLYING      CUT-OFF DATE          INITIAL         MORTGAGE    WEIGHTED       AVERAGE
        REMAINING TERMS               MORTGAGE        PRINCIPAL        LOAN GROUP NO. 2    INTEREST     AVERAGE     CUT-OFF DATE
 TO STATED MATURITY (MONTHS) (1)(2)    LOANS          BALANCE (2)           BALANCE          RATE      U/W DSCR    LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------------------
  56            -             84          9       $      88,259,012          21.9%          5.373%       1.40x         77.7%
  85            -            114          1                 996,177           0.2%          5.150%       7.43          17.2%
 115            -            120         44             287,244,298          71.3%          5.369%       1.84          71.5%
 121            -            289          7              26,108,966           6.5%          5.673%       3.07          33.2%
                                     -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  61       $     402,608,453         100.0%          5.389%       1.84x         70.3%
                                     ===========================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):    289
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):     56
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):  111

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.
(2)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                           YEARS BUILT/YEARS RENOVATED

                                                                                WEIGHTED
                              NUMBER OF                      PERCENTAGE OF      AVERAGE                  WEIGHTED
                              MORTGAGED     CUT-OFF DATE         INITIAL        MORTGAGE    WEIGHTED      AVERAGE
      RANGE OF YEARS            REAL         PRINCIPAL       LOAN GROUP NO. 2   INTEREST    AVERAGE     CUT-OFF DATE
     BUILT/RENOVATED (1)     PROPERTIES     BALANCE (2)          BALANCE          RATE      U/W DSCR   LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------
   1970       -      1985         9       $     29,642,329         7.4%           5.468%       1.31x        76.0%
   1986       -      1994        12             67,481,647        16.8%           5.350%       1.53         77.3%
   1995       -      1998         6             14,754,253         3.7%           5.433%       5.59         49.9%
   1999       -      2000         6             22,116,984         5.5%           5.513%       3.58         33.4%
   2001       -      2002        10             96,042,310        23.9%           5.417%       2.00         66.5%
   2003       -      2004        20            172,570,930        42.9%           5.356%       1.42         75.1%
                             ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          63       $    402,608,453       100.0%           5.389%       1.84x        70.3%
                             =======================================================================================

MOST RECENT YEAR BUILT/RENOVATED (1):                2004
OLDEST YEAR BUILT/RENOVATED (1):                     1970
WTD. AVG. YEAR BUILT/RENOVATED (1):                  1999

(1)  YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT AND YEAR
     RENOVATED.
(2)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                WEIGHTED
                             NUMBER OF                        PERCENTAGE OF      AVERAGE                  WEIGHTED
                             MORTGAGED      CUT-OFF DATE         INITIAL        MORTGAGE    WEIGHTED      AVERAGE
           RANGE OF             REAL         PRINCIPAL       LOAN GROUP NO. 2   INTEREST    AVERAGE     CUT-OFF DATE
    OCCUPANCY RATES AT U/W   PROPERTIES     BALANCE (2)          BALANCE          RATE      U/W DSCR   LTV RATIO (2)
--------------------------------------------------------------------------------------------------------------------
   77%        -        85%        2       $     27,984,909         7.0%           5.351%       1.30x        78.1%
   86%        -        90%        6             33,868,129         8.4%           5.375%       1.30         75.9%
   91%        -        93%       13            142,539,729        35.4%           5.334%       1.25         76.9%
   94%        -        95%        5             41,194,593        10.2%           5.444%       1.45         77.0%
   96%        -        97%        3             14,634,994         3.6%           5.211%       1.45         71.4%
   98%        -       100%       18             95,361,631        23.7%           5.380%       1.31         78.1%
                             ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          47       $    355,583,987        88.3%           5.359%       1.31x        77.0%
                             =======================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):          100%
MINIMUM OCCUPANCY RATE AT U/W (1):           77%
WTD. AVG. OCCUPANCY RATE AT U/W (1):         93%

(1)  COOPERATIVE PROPERTIES ARE NOT INCLUDED.
(2)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                                WEIGHTED
                              NUMBER OF                       PERCENTAGE OF     AVERAGE                   WEIGHTED
                             UNDERLYING     CUT-OFF DATE         INITIAL        MORTGAGE    WEIGHTED      AVERAGE
           RANGE OF           MORTGAGE        PRINCIPAL      LOAN GROUP NO. 2   INTEREST     AVERAGE    CUT-OFF DATE
          U/W DSCRs            LOANS         BALANCE (1)         BALANCE          RATE      U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------
   1.17x      -      1.20         6       $    117,091,674         29.1%          5.310%      1.19x        77.5%
   1.21              1.30        15            119,464,871         29.7%          5.365%      1.26         77.8%
   1.31       -      1.35         6             17,489,926          4.3%          5.476%      1.34         78.8%
   1.36       -      1.40         4             37,434,909          9.3%          5.137%      1.37         77.0%
   1.41       -      1.45         4             13,247,971          3.3%          5.460%      1.43         76.0%
   1.46       -      1.50         3             23,668,508          5.9%          5.406%      1.50         74.3%
   1.51       -      1.60         3             15,843,153          3.9%          5.670%      1.55         78.6%
   1.61       -      1.70         2              2,696,583          0.7%          5.937%      1.67         53.6%
   1.71       -      2.00         1              3,846,392          1.0%          5.520%      1.76         61.2%
   2.01       -     25.11x       17             51,824,467         12.9%          5.626%      5.52         24.6%
                             ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          61       $    402,608,453        100.0%          5.389%      1.84x        70.3%
                             =======================================================================================

MAXIMUM U/W DSCR:                  25.11x
MINIMUM U/W DSCR:                   1.17x
WTD. AVG. U/W DSCR:                 1.84x

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE OF     AVERAGE                  WEIGHTED
                             UNDERLYING     CUT-OFF DATE         INITIAL         MORTGAGE   WEIGHTED      AVERAGE
    RANGE OF CUT-OFF DATE     MORTGAGE       PRINCIPAL       LOAN GROUP NO. 2    INTEREST    AVERAGE   CUT-OFF DATE
   LOAN-TO-VALUE RATIOS (1)    LOANS         BALANCE (1)         BALANCE           RATE     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------
    2.9%      -      60.0%       17       $     48,722,905         12.1%          5.614%      5.72x       20.1%
   60.1%      -      70.0%        7             15,724,141          3.9%          5.572%      1.46        65.0%
   70.1%      -      73.0%        2             31,925,000          7.9%          5.331%      1.36        72.7%
   73.1%      -      75.0%        4             11,308,907          2.8%          5.222%      1.36        73.8%
   75.1%      -      77.0%        6             55,063,349         13.7%          5.439%      1.28        76.6%
   77.1%      -      78.0%        4             43,414,159         10.8%          5.264%      1.24        77.6%
   78.1%      -      79.0%        6             73,344,344         18.2%          5.308%      1.29        78.6%
   79.1%      -      80.1%       15            123,105,648         30.6%          5.377%      1.31        79.5%
                             ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          61       $    402,608,453        100.0%          5.389%      1.84x       70.3%
                             =======================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):         80.1%
MINIMUM CUT-OFF DATE LTV RATIO (1):          2.9%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):       70.3%

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                                 WEIGHTED
                             NUMBER OF                         PERCENTAGE OF      AVERAGE                WEIGHTED
                             MORTGAGED      CUT-OFF DATE          INITIAL        MORTGAGE   WEIGHTED     AVERAGE
                                REAL          PRINCIPAL      LOAN GROUP NO.2     INTEREST   AVERAGE    CUT-OFF DATE
STATE                        PROPERTIES      BALANCE (1)          BALANCE          RATE     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------
North Carolina                    4       $     73,134,909         18.2%          5.282%      1.22x        77.4%
Texas                             8             69,764,639         17.3%          5.454%      1.31         77.7%
Maryland                          1             44,000,000         10.9%          5.285%      1.20         79.1%
Illinois                          2             39,372,905          9.8%          5.198%      1.28         78.9%
New York                         14             31,009,327          7.7%          5.562%      6.55         18.7%
Ohio                              7             27,187,741          6.8%          5.578%      1.42         77.8%
South Carolina                    2             25,085,000          6.2%          5.310%      1.22         74.6%
Florida                           3             19,538,602          4.9%          5.360%      1.47         73.6%
Georgia                           3             14,163,647          3.5%          5.375%      1.69         59.5%
Pennsylvania                      1             11,700,000          2.9%          5.600%      5.33         17.2%
Washington                        3              9,865,277          2.5%          5.208%      1.30         71.5%
Virginia                          1              7,377,356          1.8%          5.400%      1.43         76.8%
Michigan                          1              5,209,012          1.3%          5.400%      1.28         80.1%
Missouri                          1              4,800,000          1.2%          5.740%      2.09         78.7%
Kansas                            1              4,795,321          1.2%          5.360%      1.35         79.3%
Connecticut                       4              3,997,318          1.0%          5.888%      1.46         63.0%
Arizona                           3              3,229,126          0.8%          5.850%      1.32         69.3%
Tennessee                         1              2,862,005          0.7%          5.370%      1.41         79.5%
Indiana                           1              2,721,439          0.7%          5.290%      1.34         78.4%
Wisconsin                         1              1,796,685          0.4%          5.970%      1.31         79.9%
New Hampshire                     1                998,144          0.2%          6.510%      1.63         65.7%
                             ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          63       $    402,608,453        100.0%          5.389%      1.84x        70.3%
                             =======================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                                  WEIGHTED
                                NUMBER OF                       PERCENTAGE OF     AVERAGE                 WEIGHTED        WEIGHTED
                               UNDERLYING      CUT-OFF DATE        INITIAL        MORTGAGE  WEIGHTED      AVERAGE         AVERAGE
                                MORTGAGE        PRINCIPAL      LOAN GROUP NO. 2   INTEREST  AVERAGE     CUT-OFF DATE     REMAINING
LOAN TYPE                         LOANS        BALANCE (1)         BALANCE          RATE    U/W DSCR   LTV RATIO (1)   IO PERIOD (1)
------------------------------------------------------------------------------------------------------------------------------------
Balloons with Partial IO Term      17       $    195,703,000       48.6%           5.333%     1.25x        77.8%             28
Balloons without IO Term           36            165,741,995       41.2%           5.439%     2.35         62.1%            N/A
Interest Only Balloon Loans         4             35,200,000        8.7%           5.308%     2.34         73.2%             61
Fully Amortizing                    4              5,963,458        1.5%           6.327%     3.98         32.8%            N/A
                               -----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            61       $    402,608,453      100.0%           5.389%     1.84x        70.3%            N/A
                               =====================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                WEIGHTED
                              NUMBER OF                       PERCENTAGE OF      AVERAGE                 WEIGHTED
                              MORTGAGED     CUT-OFF DATE         INITIAL        MORTGAGE    WEIGHTED     AVERAGE
                                REAL          PRINCIPAL      LOAN GROUP NO. 2   INTEREST     AVERAGE   CUT-OFF DATE
PROPERTY TYPE                PROPERTIES      BALANCE (1)         BALANCE          RATE      U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------
Multifamily                      60       $    395,694,852        98.3%           5.392%      1.85x       70.3%
Mixed Use                         3              6,913,601         1.7%           5.247%      1.27        68.4%
                             -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          63       $    402,608,453       100.0%           5.389%      1.84x       70.3%
                             =========================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                               WEIGHTED
                                             NUMBER OF                       PERCENTAGE OF     AVERAGE                WEIGHTED
                                            MORTGAGED      CUT-OFF DATE         INITIAL        MORTGAGE  WEIGHTED     AVERAGE
                            PROPERTY           REAL         PRINCIPAL       LOAN GROUP NO. 2   INTEREST   AVERAGE   CUT-OFF DATE
PROPERTY TYPE               SUB-TYPE        PROPERTIES      BALANCE (1)         BALANCE          RATE    U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY
                        Conventional            41       $    345,441,260         85.8%         5.357%     1.31x        77.3%
                        Cooperative             16             47,024,467         11.7%         5.615%     5.87         19.1%
                        Manufactured Housing     3              3,229,126          0.8%         5.850%     1.32         69.3%
                                              --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         60       $    395,694,852         98.3%         5.392%     1.85x        70.3%
                                              ======================================================================================

                     PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                                                                 WEIGHTED      WEIGHTED
                                                                                 AVERAGE       AVERAGE
                                                              PERCENTAGE OF     REMAINING     REMAINING
          RANGE OF            NUMBER OF     CUT-OFF DATE         INITIAL         LOCKOUT       LOCKOUT
     REMAINING TERMS TO       MORTGAGE        PRINCIPAL      LOAN GROUP NO. 2    PERIOD     PLUS YM PERIOD
  STATED MATURITY (MONTHS)     LOANS         BALANCE (1)         BALANCE         (MONTHS)       (MONTHS)
----------------------------------------------------------------------------------------------------------
    56        -         60        6       $     59,800,000        14.9%             53            53
    61        -        117       21            136,788,068        34.0%            102           105
   118        -        120       27            179,911,420        44.7%            110           114
   121        -        289        7             26,108,966         6.5%            106           174
                             -----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          61       $    402,608,453       100.0%             99           106
                             =============================================================================

                                    WEIGHTED
                                     AVERAGE           WEIGHTED
                                    REMAINING          AVERAGE
          RANGE OF                   LOCKOUT          REMAINING
     REMAINING TERMS TO      PLUS PREPAYMENT PERIOD    MATURITY
  STATED MATURITY (MONTHS)          (MONTHS)         (MONTHS) (2)
-----------------------------------------------------------------
    56        -         60             53                  58
    61        -        117            103                 109
   118        -        120            111                 119
   121        -        289            112                 184
                             ------------------------------------
TOTAL/WEIGHTED AVERAGE:               100                 111
                             ====================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                PREPAYMENT OPTION

                                                                                WEIGHTED       WEIGHTED
                                                                                 AVERAGE       AVERAGE
                                                              PERCENTAGE OF     REMAINING     REMAINING
                              NUMBER OF     CUT-OFF DATE         INITIAL         LOCKOUT       LOCKOUT
                              MORTGAGE       PRINCIPAL       LOAN GROUP NO. 2    PERIOD     PLUS YM PERIOD
  PREPAYMENT OPTION            LOANS        BALANCE (1)          BALANCE        (MONTHS)       (MONTHS)
----------------------------------------------------------------------------------------------------------
Lockout / Defeasance             43       $    332,243,601        82.5%            102           102
Lockout / Yield Maintenance       8             41,303,137        10.3%             69           132
Lockout / Prepayment              9             26,411,715         6.6%            107           107
Yield Maintenance                 1              2,650,000         0.7%              0           116
                             -----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          61       $    402,608,453       100.0%             99           106
                             =============================================================================

                                    WEIGHTED
                                     AVERAGE           WEIGHTED
                                    REMAINING          AVERAGE
                                     LOCKOUT          REMAINING
                             PLUS PREPAYMENT PERIOD    MATURITY
  PREPAYMENT OPTION                 (MONTHS)         (MONTHS) (2)
-----------------------------------------------------------------
Lockout / Defeasance                   102                107
Lockout / Yield Maintenance             69                135
Lockout / Prepayment                   124                128
Yield Maintenance                        0                120
                             ------------------------------------
TOTAL/WEIGHTED AVERAGE:                100                111
                             ====================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.
(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

           RANGE OF CUT-OFF DATE RENTAL BASIS LOAN TO VALUE RATIOS FOR
                           COOPERATIVE MORTGAGE LOANS

                                                                                WEIGHTED                 WEIGHTED        WEIGHTED
           RANGE OF           NUMBER OF                       PERCENTAGE OF      AVERAGE                  AVERAGE         AVERAGE
            CUT-OFF          UNDERLYING     CUT-OFF DATE         INITIAL         MORTGAGE   WEIGHTED   CUT-OFF DATE    CUT-OFF DATE
         RENTAL BASIS         MORTGAGE       PRINCIPAL       LOAN GROUP NO. 2   INTEREST     AVERAGE    CO-OP BASIS    RENTAL BASIS
            LTV (1)            LOANS        BALANCE (1)          BALANCE          RATE      U/W DSCR   LTV RATIO (1)   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------
    3.4%      -       9.9%       4        $      2,612,803        0.6%            5.403%     20.99x         3.8%            6.2%
   10.0%      -      19.9%       5              10,176,843        2.5%            5.942%      8.19         11.2%           15.0%
   20.0%      -      29.9%       2              13,290,323        3.3%            5.538%      5.40         16.2%           22.6%
   30.0%      -      45.7%       5              20,944,498        5.2%            5.531%      3.15         26.8%           39.9%
                             -------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         16        $     47,024,467       11.7%            5.615%      5.87x        19.1%           27.8%
                             =======================================================================================================

MAXIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):     45.7%
MINIMUM CUT-OFF DATE RENTAL BASIS LTV RATIO (1):      3.4%
WTD. AVG. CUT-OFF DATE RENTAL BASIS LTV RATIO (1):   27.8%

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

           RANGE OF CUT-OFF DATE CO-OP BASIS LOAN TO VALUE RATIOS FOR
                           COOPERATIVE MORTGAGE LOANS

                                                                                WEIGHTED                 WEIGHTED         WEIGHTED
           RANGE OF           NUMBER OF                       PERCENTAGE OF      AVERAGE                  AVERAGE          AVERAGE
            CUT-OFF          UNDERLYING     CUT-OFF DATE         INITIAL        MORTGAGE    WEIGHTED   CUT-OFF DATE     CUT-OFF DATE
          CO-OP BASIS         MORTGAGE        PRINCIPAL      LOAN GROUP NO. 2   INTEREST     AVERAGE    CO-OP BASIS     RENTAL BASIS
            LTV (1)            LOANS         BALANCE (1)         BALANCE          RATE      U/W DSCR   LTV RATIO (1)   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------------
    2.9%      -       9.9%        7       $      7,189,777         1.8%           5.331%     13.23x         6.0%           12.0%
   10.0%      -      19.9%        6             19,962,636         5.0%           5.793%      5.93         15.8%           21.3%
   20.0%      -      29.9%        2             16,277,508         4.0%           5.516%      3.15         22.7%           39.7%
   30.0%      -      47.3%        1              3,594,545         0.9%           5.640%      3.07         47.3%           40.8%
                             -------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          16       $     47,024,467        11.7%           5.615%      5.87x        19.1%           27.8%
                             =======================================================================================================

MAXIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO: (1)      47.3%
MINIMUM CUT-OFF DATE CO-OP BASIS LTV RATIO: (1)       2.9%
WTD. AVG. CUT-OFF DATE CO-OP BASIS LTV RATIO: (1)    19.1%

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

              SPONSOR OWNED UNITS IN THE COOPERATIVE MORTGAGE LOANS

                                                                                WEIGHTED                 WEIGHTED
                              NUMBER OF                        PERCENTAGE OF     AVERAGE                  AVERAGE
          PERCENTAGE         UNDERLYING     CUT-OFF DATE          INITIAL       MORTGAGE    WEIGHTED   CUT-OFF DATE
         OF SPONSOR-          MORTGAGE       PRINCIPAL       LOAN GROUP NO. 2   INTEREST     AVERAGE    CO-OP BASIS
         OWNED UNITS            LOANS        BALANCE (1)          BALANCE         RATE      U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------
             None                9        $     25,348,930         6.3%           5.827%       6.06x       16.4%
    3.1%      -       9.9%       1               1,400,000         0.3%           5.270%      21.58         4.0%
   10.0%      -      19.9%       2               3,646,177         0.9%           5.244%      10.03         9.6%
   20.0%      -      29.9%       2              12,486,513         3.1%           5.333%       3.44        21.0%
   30.0%      -      39.9%       1                 548,300         0.1%           5.390%       2.81        19.8%
   40.0%      -      82.4%       1               3,594,545         0.9%           5.640%       3.07        47.3%
                             ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         16        $     47,024,467        11.7%           5.615%       5.87x       19.1%
                             =======================================================================================

                                WEIGHTED        WEIGHTED
                                 AVERAGE         AVERAGE
          PERCENTAGE          CUT-OFF DATE     PERCENT OF
         OF SPONSOR-          RENTAL BASIS   SPONSOR OWNED
         OWNED UNITS         LTV RATIO (1)       UNITS
----------------------------------------------------------
             None                23.7%            0.0%
    3.1%      -       9.9%        7.0%            3.1%
   10.0%      -      19.9%       13.7%           13.4%
   20.0%      -      29.9%       37.9%           21.5%
   30.0%      -      39.9%       45.7%           31.3%
   40.0%      -      82.4%       40.8%           82.4%
                             -----------------------------
TOTAL/WEIGHTED AVERAGE:          27.8%           13.5%
                             =============================

MAXIUM PERCENTAGE OF SPONSOR-OWNED UNITS:            82.4%
MINIMUM PERCENTAGE OF SPONSOR-OWNED UNITS (2):       3.10%
WTD. AVG. PERCENTAGE OF SPONSOR-OWNED UNITS:         13.5%

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.
(2)  DOES NOT INCLUDE COOPERATIVE MORTGAGE LOANS WITHOUT ANY SPONSOR-OWNED UNITS

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                                WEIGHTED
                              NUMBER OF                       PERCENTAGE OF      AVERAGE                  WEIGHTED
                              MORTGAGED     CUT-OFF DATE         INITIAL        MORTGAGE    WEIGHTED      AVERAGE
                                REAL         PRINCIPAL       LOAN GROUP NO. 2   INTEREST     AVERAGE    CUT-OFF DATE
FEE/LEASEHOLD                PROPERTIES      BALANCE (1)         BALANCE          RATES     U/W DSCR   LTV RATIO (1)
--------------------------------------------------------------------------------------------------------------------
Fee                              62       $    401,921,389         99.8%          5.389%       1.80x        70.4%
Leasehold                         1                687,064          0.2%          5.250%      25.11          3.2%
                             ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          63       $    402,608,453        100.0%          5.389%       1.84x        70.3%
                             =======================================================================================

(1)  ASSUMES A CUT-OFF DATE IN JUNE 2005.

                                    EXHIBIT B

                             FORM OF TRUSTEE REPORT

[WELLS FARGO LOGO]                                                              For Additional Information please contact
                                                                                        CTSLink Customer Service
                          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.               (301) 815-6600
WELLS FARGO BANK, N.A.       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                    SERIES 2005-C3                               @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                  PAYMENT DATE: 7/15/2005
                                                                                         RECORD DATE:  6/30/2005

                           DISTRIBUTION DATE STATEMENT

                                TABLE OF CONTENTS

   STATEMENT SECTIONS                                                  PAGE(S)
   ------------------                                                  -------
   Certificate Distribution Detail                                        2
   Certificate Factor Detail                                              3
   Reconciliation Detail                                                  4
   Other Required Information                                             5
   Cash Reconciliation Detail                                             6
   Ratings Detail                                                         7
   Current Mortgage Loan and Property Stratification Tables             8 - 10
   Mortgage Loan Detail                                                  11
   Principal Prepayment Detail                                           12
   Historical Detail                                                     13
   Delinquency Loan Detail                                               14
   Specially Serviced Loan Detail                                      15 - 16
   Modified Loan Detail                                                  17
   Liquidated Loan Detail                                                18
   Bond / Collateral Realized Loss Reconciliation                        19

                                    DEPOSITOR

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, NY 10010

Contact:      General Information Number
Phone Number: (212) 325-2000

                                 MASTER SERVICER

Midland Loan Services, Inc.
10851 Mastin Street, Bldg. 82
Suite 700
Overland Park, KS 66210

Contact:      Brad Hauger
Phone Number: (913) 253-9000

                            MASTER & SPECIAL SERVICER

NCB, FSB
National Consumer Cooperative Bank
1725 Eye Street, NW
Washington, DC 20006

Contact:      Kathleen Luzik
Phone Number: (202) 336-7633

                                SPECIAL SERVICER

LNR Partners, Inc.
1601 Washington Avenue
Suite 800
Miami Beach, FL 33139

Contact:      Vickie Taylor
Phone Number: (305) 229-6614

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright, Wells Fargo Bank, N.A.                                   Page 1 of 19

[WELLS FARGO LOGO]                                                              For Additional Information please contact
                                                                                        CTSLink Customer Service
                          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.               (301) 815-6600
WELLS FARGO BANK, N.A.       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                    SERIES 2005-C3                               @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                  PAYMENT DATE: 7/15/2005
                                                                                         RECORD DATE:  6/30/2005

                         CERTIFICATE DISTRIBUTION DETAIL

                                                                                    Realized Loss/
             Pass-Through  Original Beginning  Principal     Interest   Prepayment Additional Trust
Class  CUSIP     Rate      Balance   Balance  Distribution Distribution  Premium    Fund Expenses
---------------------------------------------------------------------------------------------------
 A-1             0.000000%     0.00      0.00         0.00         0.00       0.00             0.00
 A-2             0.000000%     0.00      0.00         0.00         0.00       0.00             0.00
 A-3             0.000000%     0.00      0.00         0.00         0.00       0.00             0.00
 A-AB            0.000000%     0.00      0.00         0.00         0.00       0.00             0.00
 A-4             0.000000%     0.00      0.00         0.00         0.00       0.00             0.00
A-1-A            0.000000%     0.00      0.00         0.00         0.00       0.00             0.00
 A-M             0.000000%     0.00      0.00         0.00         0.00       0.00             0.00
 A-J             0.000000%     0.00      0.00         0.00         0.00       0.00             0.00
  B              0.000000%     0.00      0.00         0.00         0.00       0.00             0.00
  C              0.000000%     0.00      0.00         0.00         0.00       0.00             0.00
  D              0.000000%     0.00      0.00         0.00         0.00       0.00             0.00
  E              0.000000%     0.00      0.00         0.00         0.00       0.00             0.00
  F              0.000000%     0.00      0.00         0.00         0.00       0.00             0.00
  G              0.000000%     0.00      0.00         0.00         0.00       0.00             0.00
  H              0.000000%     0.00      0.00         0.00         0.00       0.00             0.00
  J              0.000000%     0.00      0.00         0.00         0.00       0.00             0.00
  K              0.000000%     0.00      0.00         0.00         0.00       0.00             0.00
  L              0.000000%     0.00      0.00         0.00         0.00       0.00             0.00
  M              0.000000%     0.00      0.00         0.00         0.00       0.00             0.00
  N              0.000000%     0.00      0.00         0.00         0.00       0.00             0.00
  O              0.000000%     0.00      0.00         0.00         0.00       0.00             0.00
  P              0.000000%     0.00      0.00         0.00         0.00       0.00             0.00
  R              0.000000%     0.00      0.00         0.00         0.00       0.00             0.00
 LR              0.000000%     0.00      0.00         0.00         0.00       0.00             0.00
  V              0.000000%     0.00      0.00         0.00         0.00       0.00             0.00
---------------------------------------------------------------------------------------------------
Totals                         0.00      0.00         0.00         0.00       0.00             0.00
---------------------------------------------------------------------------------------------------

                               Current
          Total     Ending  Subordination
Class  Distribution Balance   Level (1)
-----------------------------------------
 A-1           0.00    0.00          0.00
 A-2           0.00    0.00          0.00
 A-3           0.00    0.00          0.00
 A-AB          0.00    0.00          0.00
 A-4           0.00    0.00          0.00
A-1-A          0.00    0.00          0.00
 A-M           0.00    0.00          0.00
 A-J           0.00    0.00          0.00
  B            0.00    0.00          0.00
  C            0.00    0.00          0.00
  D            0.00    0.00          0.00
  E            0.00    0.00          0.00
  F            0.00    0.00          0.00
  G            0.00    0.00          0.00
  H            0.00    0.00          0.00
  J            0.00    0.00          0.00
  K            0.00    0.00          0.00
  L            0.00    0.00          0.00
  M            0.00    0.00          0.00
  N            0.00    0.00          0.00
  O            0.00    0.00          0.00
  P            0.00    0.00          0.00
  R            0.00    0.00          0.00
 LR            0.00    0.00          0.00
  V            0.00    0.00          0.00
-----------------------------------------
Totals         0.00    0.00          0.00
-----------------------------------------

                               Original  Beginning                                           Ending
                 Pass-Through  Notional  Notional     Interest    Prepayment     Total      Notional
Class     CUSIP      Rate       Amount    Amount    Distribution   Premium    Distribution   Amount
----------------------------------------------------------------------------------------------------
 A-X                 0.000000      0.00       0.00          0.00        0.00          0.00      0.00
 A-SP                0.000000      0.00       0.00          0.00        0.00          0.00      0.00
 A-Y                 0.000000      0.00       0.00          0.00        0.00          0.00      0.00
RCS-IO               0.000000      0.00       0.00          0.00        0.00          0.00      0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright, Wells Fargo Bank, N.A.                                   Page 2 of 19

[WELLS FARGO LOGO]                                                              For Additional Information please contact
                                                                                        CTSLink Customer Service
                          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.               (301) 815-6600
WELLS FARGO BANK, N.A.       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                    SERIES 2005-C3                               @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                  PAYMENT DATE: 7/15/2005
                                                                                         RECORD DATE:  6/30/2005

                            CERTIFICATE FACTOR DETAIL

                                                                      Realized Loss/
                Beginning   Principal       Interest     Prepayment  Additional Trust     Ending
Class   CUSIP    Balance   Distribution   Distribution    Premium     Fund Expenses       Balance
---------------------------------------------------------------------------------------------------
 A-1           0.00000000    0.00000000     0.00000000   0.00000000        0.00000000    0.00000000
 A-2           0.00000000    0.00000000     0.00000000   0.00000000        0.00000000    0.00000000
 A-3           0.00000000    0.00000000     0.00000000   0.00000000        0.00000000    0.00000000
 A-AB          0.00000000    0.00000000     0.00000000   0.00000000        0.00000000    0.00000000
 A-4           0.00000000    0.00000000     0.00000000   0.00000000        0.00000000    0.00000000
A-1-A          0.00000000    0.00000000     0.00000000   0.00000000        0.00000000    0.00000000
 A-M           0.00000000    0.00000000     0.00000000   0.00000000        0.00000000    0.00000000
 A-J           0.00000000    0.00000000     0.00000000   0.00000000        0.00000000    0.00000000
  B            0.00000000    0.00000000     0.00000000   0.00000000        0.00000000    0.00000000
  C            0.00000000    0.00000000     0.00000000   0.00000000        0.00000000    0.00000000
  D            0.00000000    0.00000000     0.00000000   0.00000000        0.00000000    0.00000000
  E            0.00000000    0.00000000     0.00000000   0.00000000        0.00000000    0.00000000
  F            0.00000000    0.00000000     0.00000000   0.00000000        0.00000000    0.00000000
  G            0.00000000    0.00000000     0.00000000   0.00000000        0.00000000    0.00000000
  H            0.00000000    0.00000000     0.00000000   0.00000000        0.00000000    0.00000000
  J            0.00000000    0.00000000     0.00000000   0.00000000        0.00000000    0.00000000
  K            0.00000000    0.00000000     0.00000000   0.00000000        0.00000000    0.00000000
  L            0.00000000    0.00000000     0.00000000   0.00000000        0.00000000    0.00000000
  M            0.00000000    0.00000000     0.00000000   0.00000000        0.00000000    0.00000000
  N            0.00000000    0.00000000     0.00000000   0.00000000        0.00000000    0.00000000
  O            0.00000000    0.00000000     0.00000000   0.00000000        0.00000000    0.00000000
  P            0.00000000    0.00000000     0.00000000   0.00000000        0.00000000    0.00000000
  R            0.00000000    0.00000000     0.00000000   0.00000000        0.00000000    0.00000000
 LR            0.00000000    0.00000000     0.00000000   0.00000000        0.00000000    0.00000000
  V            0.00000000    0.00000000     0.00000000   0.00000000        0.00000000    0.00000000

                  Beginning                                 Ending
                  Notional       Interest     Prepayment   Notional
Class   CUSIP      Amount      Distribution    Premium      Amount
--------------------------------------------------------------------
 A-X              0.00000000     0.00000000   0.00000000  0.00000000
 A-SP             0.00000000     0.00000000   0.00000000  0.00000000
 A-Y              0.00000000     0.00000000   0.00000000  0.00000000
RCS-IO            0.00000000     0.00000000   0.00000000  0.00000000

Copyright, Wells Fargo Bank, N.A.                                   Page 3 of 19

[WELLS FARGO LOGO]                                                              For Additional Information please contact
                                                                                        CTSLink Customer Service
                          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.               (301) 815-6600
WELLS FARGO BANK, N.A.       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                    SERIES 2005-C3                               @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                  PAYMENT DATE: 7/15/2005
                                                                                         RECORD DATE:  6/30/2005

                              RECONCILIATION DETAIL

                                 ADVANCE SUMMARY

P & I Advances Outstanding                                      0.00
Servicing Advances Outstanding                                  0.00
Reimbursements for Interest on P & I                            0.00
Advances paid from general collections
Reimbursements for Interest on Servicing                        0.00
Advances paid from general collections

                              SERVICING FEE SUMMARY

Current Period Accrued Servicing Fees                           0.00
Less Servicing Fees on Delinquent Payments                      0.00
Less Reductions to Servicing Fees                               0.00
Plus Servicing Fees on Delinquent Payments Received             0.00
Plus Adjustments for Prior Servicing Calculation                0.00
Total Servicing Fees Collected                                  0.00

CERTIFICATE INTEREST RECONCILIATION

             Accrued      Uncovered                          Certificate         Unpaid      Optimal Interest  Interest
           Certificate    Prepayment      Indemnification Deferred Interest     Interest       Distribution   Shortfall   Interest
 Class      Interest   Interest Shortfall     Expenses         Amount       Shortfall Amount      Amount       Amount   Distribution
------------------------------------------------------------------------------------------------------------------------------------
   A-1
   A-2
   A-3
  A-AB
   A-4
  A-1-A
   A-M
   A-J
    B
    C
    D
    E
    F
    G
    H
    J
    K
    L
    M
    N
    O
    P
   A-X
  A-SP
   A-Y
 RCS-IO
------------------------------------------------------------------------------------------------------------------------------------
  Total
------------------------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                   Page 4 of 19

[WELLS FARGO LOGO]                                                              For Additional Information please contact
                                                                                        CTSLink Customer Service
                          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.               (301) 815-6600
WELLS FARGO BANK, N.A.       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                    SERIES 2005-C3                               @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                  PAYMENT DATE: 7/15/2005
                                                                                         RECORD DATE:  6/30/2005

                           OTHER REQUIRED INFORMATION

Available Distribution Amount                                   0.00

Aggregate Number of Outstanding Loans                              0
Aggregate Unpaid Principal Balance of Loans                     0.00
Aggregate Stated Principal Balance of Loans                     0.00

Aggregate Amount of Servicing Fee                               0.00
Aggregate Amount of Special Servicing Fee                       0.00
Aggregate Amount of Trustee Fee                                 0.00
Aggregate Stand-by Fee                                          0.00
Aggregate Paying Agent Fee                                      0.00
Aggregate Trust Fund Expenses                                   0.00

Additional Trust Fund Expenses/(Gains)                          0.00

   Fees Paid to Special Servicer                                0.00
   Interest on Advances                                         0.00
   Other Expenses of Trust                                      0.00

Appraisal Reduction Amount

            Appraisal         Cumulative     Most Recent
  Loan      Reduction            ASER         App. Red.
 Number     Effected            Amount          Date
--------------------------------------------------------


--------------------------------------------------------
 Total
--------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                   Page 5 of 19

[WELLS FARGO LOGO]                                                              For Additional Information please contact
                                                                                        CTSLink Customer Service
                          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.               (301) 815-6600
WELLS FARGO BANK, N.A.       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                    SERIES 2005-C3                               @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                  PAYMENT DATE: 7/15/2005
                                                                                         RECORD DATE:  6/30/2005

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED
  INTEREST:
     Interest paid or advanced                                            0.00
     Interest reductions due to Non-Recoverability Determinations         0.00
     Interest Adjustments                                                 0.00
     Deferred Interest                                                    0.00
     Net Prepayment Interest Shortfall                                    0.00
     Net Prepayment Interest Excess                                       0.00
     Extension Interest                                                   0.00
     Interest Reserve Withdrawal                                          0.00
                                                                                 -----------------
         TOTAL INTEREST COLLECTED                                                             0.00

  PRINCIPAL:
     Scheduled Principal                                                  0.00
     Unscheduled Principal                                                0.00
         Principal Prepayments                                            0.00
         Collection of Principal after Maturity Date                      0.00
         Recoveries from Liquidation and Insurance Proceeds               0.00
         Excess of Prior Principal Amounts paid                           0.00
         Curtailments                                                     0.00
     Negative Amortization                                                0.00
     Principal Adjustments                                                0.00
                                                                                 -----------------
         TOTAL PRINCIPAL COLLECTED                                                            0.00

  OTHER:
     Prepayment Penalties/Yield Maintenance                               0.00
     Repayment Fees                                                       0.00
     Borrower Option Extension Fees                                       0.00
     Equity Payments Received                                             0.00
     Net Swap Counterparty Payments Received                              0.00
                                                                                 -----------------
         TOTAL OTHER COLLECTED                                                                0.00
                                                                                 -----------------
TOTAL FUNDS COLLECTED                                                                         0.00
                                                                                 =================

TOTAL FUNDS DISTRIBUTED
  FEES:
     Master Servicing Fee                                                 0.00
     Trustee Fee                                                          0.00
     Certificate Administration Fee                                       0.00
     Insurer Fee                                                          0.00
     Miscellaneous Fee                                                    0.00
                                                                                 -----------------
         TOTAL FEES                                                                           0.00

  ADDITIONAL TRUST FUND EXPENSES:

     Reimbursement for Interest on Advances                               0.00
     ASER Amount                                                          0.00
     Special Servicing Fee                                                0.00
     Rating Agency Expenses                                               0.00
     Attorney Fees & Expenses                                             0.00
     Bankruptcy Expense                                                   0.00
     Taxes Imposed on Trust Fund                                          0.00
     Non-Recoverable Advances                                             0.00
     Other Expenses                                                       0.00
                                                                                 -----------------
         TOTAL ADDITIONAL TRUST FUND EXPENSES                                                 0.00

  INTEREST RESERVE DEPOSIT                                                                    0.00

  PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
     Interest Distribution                                                0.00
     Principal Distribution                                               0.00
     Prepayment Penalties/Yield Maintenance                               0.00
     Borrower Option Extension Fees                                       0.00
     Equity Payments Paid                                                 0.00
     Net Swap Counterparty Payments Paid                                  0.00
                                                                                 -----------------
         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                                        0.00
                                                                                 -----------------
TOTAL FUNDS DISTRIBUTED                                                                       0.00
                                                                                 =================

Copyright, Wells Fargo Bank, N.A.                                   Page 6 of 19

[WELLS FARGO LOGO]                                                              For Additional Information please contact
                                                                                        CTSLink Customer Service
                          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.               (301) 815-6600
WELLS FARGO BANK, N.A.       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                    SERIES 2005-C3                               @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                  PAYMENT DATE: 7/15/2005
                                                                                         RECORD DATE:  6/30/2005

                                 RATINGS DETAIL

                                   Original Ratings             Current Ratings (1)
                           ----------------------------------------------------------
     Class    CUSIP          Fitch      Moody's     S&P      Fitch     Moody's   S&P
     --------------------------------------------------------------------------------
       A-1
       A-2
       A-3
      A-AB
       A-4
      A-1-A
       A-M
       A-J
        B
        C
        D
        E
        F
        G
        H
        J
        K
        L
        M
        N
        O
        P
       A-X
      A-SP
       A-Y
      RCS-IO

       NR   - Designates that the class was not rated by the above agency at the time of original issuance.
        X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
       N/A  - Data not available this period.

(1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                          Moody's Investors Service             Standard & Poor's Rating Services
One State Street Plaza               99 Church Street                      55 Water Street
New York, New York 10004             New York, New York 10007              New York, New York 10041
(212) 908-0500                       (212) 553-0300                        (212) 438-2430

Copyright, Wells Fargo Bank, N.A.                                   Page 7 of 19

[WELLS FARGO LOGO]                                                              For Additional Information please contact
                                                                                        CTSLink Customer Service
                          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.               (301) 815-6600
WELLS FARGO BANK, N.A.       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                    SERIES 2005-C3                               @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                  PAYMENT DATE: 7/15/2005
                                                                                         RECORD DATE:  6/30/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                                SCHEDULED BALANCE

                                   % of
Scheduled     # of    Scheduled    Agg.     WAM                Weighted
 Balance     loans     Balance     Bal.     (2)      WAC     Avg DSCR (1)
-------------------------------------------------------------------------



-------------------------------------------------------------------------
 Totals
-------------------------------------------------------------------------

                                    STATE (3)

                                   % of
Scheduled     # of    Scheduled    Agg.     WAM                Weighted
 Balance     Props.    Balance     Bal.     (2)      WAC     Avg DSCR (1)
-------------------------------------------------------------------------



-------------------------------------------------------------------------
 Totals
-------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                   Page 8 of 19

[WELLS FARGO LOGO]                                                              For Additional Information please contact
                                                                                        CTSLink Customer Service
                          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.               (301) 815-6600
WELLS FARGO BANK, N.A.       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                    SERIES 2005-C3                               @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                  PAYMENT DATE: 7/15/2005
                                                                                         RECORD DATE:  6/30/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                           DEBT SERVICE COVERAGE RATIO

                                                % of
     Debt Service         # of      Scheduled    Agg.    WAM             Weighted
    Coverage Ratio        loans      Balance     Bal.    (2)   WAC     Avg DSCR (1)
-----------------------------------------------------------------------------------



-----------------------------------------------------------------------------------
        Totals
-----------------------------------------------------------------------------------

                                    NOTE RATE

                                                % of
        Note              # of      Scheduled    Agg.    WAM             Weighted
        Rate              loans      Balance     Bal.    (2)   WAC     Avg DSCR (1)
-----------------------------------------------------------------------------------



-----------------------------------------------------------------------------------
        Totals
-----------------------------------------------------------------------------------

                                PROPERTY TYPE (3)

                                                % of
                          # of      Scheduled    Agg.    WAM             Weighted
    Property Type        Props.      Balance     Bal.    (2)   WAC     Avg DSCR (1)
-----------------------------------------------------------------------------------



-----------------------------------------------------------------------------------
        Totals
-----------------------------------------------------------------------------------

                                    SEASONING

                                                % of
                          # of      Scheduled    Agg.    WAM             Weighted
       Seasoning          loans      Balance     Bal.    (2)   WAC     Avg DSCR (1)
-----------------------------------------------------------------------------------



-----------------------------------------------------------------------------------
        Totals
-----------------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                   Page 9 of 19

[WELLS FARGO LOGO]                                                              For Additional Information please contact
                                                                                        CTSLink Customer Service
                          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.               (301) 815-6600
WELLS FARGO BANK, N.A.       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                    SERIES 2005-C3                               @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                  PAYMENT DATE: 7/15/2005
                                                                                         RECORD DATE:  6/30/2005

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                                % of
  Anticipated Remaining   # of      Scheduled    Agg.    WAM             Weighted
        Term (2)          loans      Balance     Bal.    (2)   WAC     Avg DSCR (1)
-----------------------------------------------------------------------------------



-----------------------------------------------------------------------------------
        Totals
-----------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                                % of
 Remaining Amortization   # of      Scheduled    Agg.    WAM             Weighted
          Term            loans      Balance     Bal.    (2)   WAC     Avg DSCR (1)
-----------------------------------------------------------------------------------



-----------------------------------------------------------------------------------
        Totals
-----------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                                % of
   Remaining Stated       # of      Scheduled    Agg.    WAM             Weighted
         Term             loans      Balance     Bal.    (2)   WAC     Avg DSCR (1)
-----------------------------------------------------------------------------------



-----------------------------------------------------------------------------------
        Totals
-----------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                                % of
      Age of Most         # of      Scheduled    Agg.    WAM             Weighted
      Recent NOI          loans      Balance     Bal.    (2)   WAC     Avg DSCR (1)
-----------------------------------------------------------------------------------



-----------------------------------------------------------------------------------
        Totals
-----------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 10 of 19

[WELLS FARGO LOGO]                                                              For Additional Information please contact
                                                                                        CTSLink Customer Service
                          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.               (301) 815-6600
WELLS FARGO BANK, N.A.       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                    SERIES 2005-C3                               @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                  PAYMENT DATE: 7/15/2005
                                                                                         RECORD DATE:  6/30/2005

                              MORTGAGE LOAN DETAIL

                                                                               Anticipated               Neg.   Beginning
  Loan           Property                       Interest   Principal   Gross    Repayment    Maturity   Amort   Scheduled
 Number   ODCR   Type (1)    City     State     Payment    Payment    Coupon      Date         Date     (Y/N)    Balance
-----------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------
 Totals
-----------------------------------------------------------------------------------------------------------------------------

               Ending      Paid   Appraisal   Appraisal    Res.    Mod.
  Loan        Scheduled    Thru   Reduction   Reduction   Strat.   Code
 Number        Balance     Date     Date       Amount      (2)     (3)
------------------------------------------------------------------------



------------------------------------------------------------------------
 Totals
------------------------------------------------------------------------

                             (1) PROPERTY TYPE CODE

MF  - Multi-Family
RT  - Retail
HC  - Health Care
IN  - Industrial
WH  - Warehouse
MH  - Mobile Home Park
OF  - Office
MU  - Mixed Use
LO  - Lodging
SS  - Self Storage
OT  - Other

                          (2) RESOLUTION STRATEGY CODE

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                              (3) MODIFICATION CODE

1  - Maturity Date Extension
2  - Authorization Change
3  - Principal Write-Off
4  - Combination

Copyright, Wells Fargo Bank, N.A.                                  Page 11 of 19

[WELLS FARGO LOGO]                                                              For Additional Information please contact
                                                                                        CTSLink Customer Service
                          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.               (301) 815-6600
WELLS FARGO BANK, N.A.       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                    SERIES 2005-C3                               @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                  PAYMENT DATE: 7/15/2005
                                                                                         RECORD DATE:  6/30/2005

                           PRINCIPAL PREPAYMENT DETAIL

                                                 Principal Prepayment Amount                   Prepayment Penalties
                       Offering Document    -------------------------------------------------------------------------------------
     Loan Number        Cross-Reference      Payoff Amount   Curtailment Amount    Percentage Premium   Yield Maintenance Charge
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
     Totals
---------------------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 12 of 19

[WELLS FARGO LOGO]                                                              For Additional Information please contact
                                                                                        CTSLink Customer Service
                          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.               (301) 815-6600
WELLS FARGO BANK, N.A.       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                    SERIES 2005-C3                               @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                  PAYMENT DATE: 7/15/2005
                                                                                         RECORD DATE:  6/30/2005

                                HISTORICAL DETAIL

                                                     Delinquencies
----------------------------------------------------------------------------------------------------------------------------
  Distribution        30-59 Days        60-89 Days     90 Days or More     Foreclosure           REO          Modifications
      Date         #       Balance   #       Balance   #       Balance   #       Balance   #       Balance   #       Balance
----------------------------------------------------------------------------------------------------------------------------



                               Prepayments                  Rate and Maturities
                   ---------------------------------------------------------------
  Distribution      Curtailments         Payoff         Next Weighted Avg.
      Date         #       Balance   #       Balance    Coupon       Remit    WAM
----------------------------------------------------------------------------------




Note: Foreclosure and REO Totals are excluded from the delinquencies.

Copyright, Wells Fargo Bank, N.A.                                  Page 13 of 19

[WELLS FARGO LOGO]                                                              For Additional Information please contact
                                                                                        CTSLink Customer Service
                          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.               (301) 815-6600
WELLS FARGO BANK, N.A.       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                    SERIES 2005-C3                               @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                  PAYMENT DATE: 7/15/2005
                                                                                         RECORD DATE:  6/30/2005

                             DELINQUENCY LOAN DETAIL

                     Offering         # of                   Current   Outstanding   Status of   Resolution
                     Document        Months   Paid Through    P & I       P & I      Mortgage     Strategy     Servicing
   Loan Number    Cross-Reference    Delinq.      Date      Advances   Advances **   Loan (1)     Code (2)    Transfer Date
---------------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------
     Totals
---------------------------------------------------------------------------------------------------------------------------

                                Current   Outstanding
                  Foreclosure  Servicing   Servicing   Bankruptcy      REO
   Loan Number       Date       Advances    Advances      Date         Date
----------------------------------------------------------------------------



----------------------------------------------------------------------------
     Totals
----------------------------------------------------------------------------

                           (1) STATUS OF MORTGAGE LOAN

A  - Payments Not Received But Still in Grace Period
B  - Late Payment But Less Than 1 Month Delinquent
0  - Current
1  - One Month Delinquent
2  - Two Months Delinquent
3  - Three or More Months Delinquent
4  - Assumed Scheduled Payment (Performing Matured Loan)
7  - Foreclosure
9  - REO

                          (2) RESOLUTION STRATEGY CODE

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed In Lieu Of Forclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.                                  Page 14 of 19

[WELLS FARGO LOGO]                                                              For Additional Information please contact
                                                                                        CTSLink Customer Service
                          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.               (301) 815-6600
WELLS FARGO BANK, N.A.       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                    SERIES 2005-C3                               @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                  PAYMENT DATE: 7/15/2005
                                                                                         RECORD DATE:  6/30/2005

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

                              Offering       Servicing   Resolution
   Distribution     Loan      Document       Transfer     Strategy   Scheduled   Property           Interest     Actual
       Date        Number  Cross-Reference     Date       Code (1)    Balance    Type (2)   State     Rate       Balance
------------------------------------------------------------------------------------------------------------------------



                      Net                                               Remaining
   Distribution    Operating      NOI              Note    Maturity    Amortization
       Date         Income       Date     DSCR     Date      Date          Term
-----------------------------------------------------------------------------------




                          (1) RESOLUTION STRATEGY CODE

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                             (2) PROPERTY TYPE CODE

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed use
LO - Lodging
SS - Self Storage
OT - Other

Copyright, Wells Fargo Bank, N.A.                                  Page 15 of 19

[WELLS FARGO LOGO]                                                              For Additional Information please contact
                                                                                        CTSLink Customer Service
                          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.               (301) 815-6600
WELLS FARGO BANK, N.A.       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                    SERIES 2005-C3                               @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                  PAYMENT DATE: 7/15/2005
                                                                                         RECORD DATE:  6/30/2005

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

                                Offering      Resolution      Site
   Distribution      Loan       Document       Strategy    Inspection                Appraisal   Appraisal     Other REO
       Date         Number   Cross-Reference   Code (1)       Date     Phase 1 Date     Date       Value    Property Revenue
----------------------------------------------------------------------------------------------------------------------------



   Distribution
       Date                        Comment
----------------------------------------------------------




                          (1) RESOLUTION STRATEGY CODE

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.                                  Page 16 of 19

[WELLS FARGO LOGO]                                                              For Additional Information please contact
                                                                                        CTSLink Customer Service
                          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.               (301) 815-6600
WELLS FARGO BANK, N.A.       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                    SERIES 2005-C3                               @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                  PAYMENT DATE: 7/15/2005
                                                                                         RECORD DATE:  6/30/2005

                              MODIFIED LOAN DETAIL

                     Offering
      Loan           Document         Pre-Modification
     Number       Cross-Reference         Balance          Modification Date                 Modification Description
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
     Totals
-----------------------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 17 of 19

[WELLS FARGO LOGO]                                                              For Additional Information please contact
                                                                                        CTSLink Customer Service
                          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.               (301) 815-6600
WELLS FARGO BANK, N.A.       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                    SERIES 2005-C3                               @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                  PAYMENT DATE: 7/15/2005
                                                                                         RECORD DATE:  6/30/2005

                             LIQUIDATED LOAN DETAIL

                     Final Recovery      Offering                                                         Gross Proceeds
        Loan         Determination       Document       Appraisal   Appraisal      Actual        Gross       as a % of
       Number            Date         Cross-Reference     Date        Value       Balance      Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------------
   Current Total
-------------------------------------------------------------------------------------------------------------------------
  Cumulative Total
-------------------------------------------------------------------------------------------------------------------------

                      Aggregate        Net       Net Proceeds               Repurchased
        Loan         Liquidation   Liquidation     as a % of     Realized    by Seller
       Number         Expenses *     Proceeds   Actual Balance     Loss         (Y/N)
----------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------
   Current Total
----------------------------------------------------------------------------------------
  Cumulative Total
----------------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright, Wells Fargo Bank, N.A.                                  Page 18 of 19

[WELLS FARGO LOGO]                                                              For Additional Information please contact
                                                                                        CTSLink Customer Service
                          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.               (301) 815-6600
WELLS FARGO BANK, N.A.       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES       Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                    SERIES 2005-C3                               @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD
COLUMBIA, MD 21045-1951                                                                  PAYMENT DATE: 7/15/2005
                                                                                         RECORD DATE:  6/30/2005

                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                      Beginning                                             Amounts
                                      Balance of      Aggregate     Prior Realized      Covered by Over-      Interest (Shortage)/
    Distribution        Prospectus   the Loan at    Realized Loss    Loss Applied    collateralization and    Excesses applied to
        Date                Id       Liquidation       on Loans     to Certificates   other Credit Support    other Credit Support
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
   Current Total
-----------------------------------------------------------------------------------------------------------------------------------
  Cumulative Total
-----------------------------------------------------------------------------------------------------------------------------------

                            Modification              Additional
                           Adjustments /            (Recoveries)/       Current Realized   Recoveries of    (Recoveries)/Realized
    Distribution        Appraisal Reduction      Expenses applied to    Loss Applied to   Realized Losses      Loss Applied to
        Date                 Adjustment            Realized Losses        Certificates     Paid as Cash     Certificate Interest
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
   Current Total
-----------------------------------------------------------------------------------------------------------------------------------
  Cumulative Total
-----------------------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 19 of 19

                                    EXHIBIT C

                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                             CLASS A-1 CERTIFICATES

                                   PREPAYMENTS

    FOLLOWING THE DISTRIBUTION DATE IN--           0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
---------------------------------------------   ------------    ------------    ------------    ------------    ------------
Issue Date ..................................       100%            100%            100%            100%            100%
June 2006 ...................................        86              86              86              86              86
June 2007 ...................................        68              68              68              68              68
June 2008 ...................................        44              44              44              44              44
June 2009 ...................................        17              17              17              17              17
June 2010 and thereafter ....................         0               0               0               0               0
WEIGHTED AVERAGE LIFE (IN YEARS) ............       2.6             2.6             2.6             2.6             2.6

                             CLASS A-1A CERTIFICATES

                                   PREPAYMENTS

    FOLLOWING THE DISTRIBUTION DATE IN--           0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
---------------------------------------------   ------------    ------------    ------------    ------------    ------------
Issue Date ..................................       100%            100%            100%            100%            100%
June 2006 ...................................        99              99              99              99              99
June 2007 ...................................        99              99              99              99              99
June 2008 ...................................        98              98              98              98              98
June 2009 ...................................        96              96              96              96              96
June 2010 ...................................        81              81              81              81              81
June 2011 ...................................        79              79              79              79              79
June 2012 ...................................        71              71              71              71              71
June 2013 ...................................        70              70              70              70              70
June 2014 ...................................        68              68              67              66              64
June 2015 and thereafter ....................         0               0               0               0               0
WEIGHTED AVERAGE LIFE (IN YEARS) ............       8.4             8.3             8.3             8.3             8.1

                             CLASS A-2 CERTIFICATES

                                   PREPAYMENTS

    FOLLOWING THE DISTRIBUTION DATE IN--           0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
---------------------------------------------   ------------    ------------    ------------    ------------    ------------
Issue Date ..................................       100%            100%            100%            100%            100%
June 2006 ...................................       100             100             100             100             100
June 2007 ...................................       100             100             100             100             100
June 2008 ...................................       100             100             100             100             100
June 2009 ...................................       100             100             100             100             100
June 2010 and thereafter ....................         0               0               0               0               0
WEIGHTED AVERAGE LIFE (IN YEARS) ............       4.8             4.8             4.7             4.7             4.4

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                             CLASS A-3 CERTIFICATES

                                   PREPAYMENTS

    FOLLOWING THE DISTRIBUTION DATE IN--           0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
---------------------------------------------   ------------    ------------    ------------    ------------    ------------
Issue Date ..................................       100%            100%            100%            100%            100%
June 2006 ...................................       100             100             100             100             100
June 2007 ...................................       100             100             100             100             100
June 2008 ...................................       100             100             100             100             100
June 2009 ...................................       100             100             100             100             100
June 2010 ...................................       100              97              93              87              75
June 2011 ...................................       100              91              84              78              75
June 2012 ...................................        33              18               7               0               0
June 2013 and thereafter ....................         0               0               0               0               0
WEIGHTED AVERAGE LIFE (IN YEARS) ............       6.9             6.7             6.5             6.4             6.0

                             CLASS A-4 CERTIFICATES

                                   PREPAYMENTS

    FOLLOWING THE DISTRIBUTION DATE IN--           0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
---------------------------------------------   ------------    ------------    ------------    ------------    ------------
Issue Date ..................................       100%            100%            100%            100%            100%
June 2006 ...................................       100             100             100             100             100
June 2007 ...................................       100             100             100             100             100
June 2008 ...................................       100             100             100             100             100
June 2009 ...................................       100             100             100             100             100
June 2010 ...................................       100             100             100             100             100
June 2011 ...................................       100             100             100             100             100
June 2012 ...................................       100             100             100             100             100
June 2013 ...................................       100             100             100             100             100
June 2014 ...................................       100              95              92              89              87
June 2015 and thereafter ....................         0               0               0               0               0
WEIGHTED AVERAGE LIFE (IN YEARS) ............       9.7             9.6             9.5             9.5             9.3

                             CLASS A-AB CERTIFICATES

                                   PREPAYMENTS

    FOLLOWING THE DISTRIBUTION DATE IN--           0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
---------------------------------------------   ------------    ------------    ------------    ------------    ------------
Issue Date ..................................       100%            100%            100%            100%            100%
June 2006 ...................................       100             100             100             100             100
June 2007 ...................................       100             100             100             100             100
June 2008 ...................................       100             100             100             100             100
June 2009 ...................................       100             100             100             100             100
June 2010 ...................................       100             100             100             100             100
June 2011 ...................................        77              77              77              77              77
June 2012 ...................................        56              56              56              55              23
June 2013 ...................................        34              13               3               0               0
June 2014 ...................................         9               0               0               0               0
June 2015 and thereafter ....................         0               0               0               0               0
WEIGHTED AVERAGE LIFE (IN YEARS) ............       7.2             6.8             6.7             6.7             6.6

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                             CLASS A-M CERTIFICATES

                                   PREPAYMENTS

    FOLLOWING THE DISTRIBUTION DATE IN--           0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
---------------------------------------------   ------------    ------------    ------------    ------------    ------------
Issue Date ..................................       100%            100%            100%            100%            100%
June 2006 ...................................       100             100             100             100             100
June 2007 ...................................       100             100             100             100             100
June 2008 ...................................       100             100             100             100             100
June 2009 ...................................       100             100             100             100             100
June 2010 ...................................       100             100             100             100             100
June 2011 ...................................       100             100             100             100             100
June 2012 ...................................       100             100             100             100             100
June 2013 ...................................       100             100             100             100             100
June 2014 ...................................       100             100             100             100             100
June 2015 and thereafter ....................         0               0               0               0               0
WEIGHTED AVERAGE LIFE (IN YEARS) ............       9.8             9.8             9.8             9.8             9.6

                             CLASS A-J CERTIFICATES

                                   PREPAYMENTS

    FOLLOWING THE DISTRIBUTION DATE IN--           0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
---------------------------------------------   ------------    ------------    ------------    ------------    ------------
Issue Date ..................................       100%            100%            100%            100%            100%
June 2006 ...................................       100             100             100             100             100
June 2007 ...................................       100             100             100             100             100
June 2008 ...................................       100             100             100             100             100
June 2009 ...................................       100             100             100             100             100
June 2010 ...................................       100             100             100             100             100
June 2011 ...................................       100             100             100             100             100
June 2012 ...................................       100             100             100             100             100
June 2013 ...................................       100             100             100             100             100
June 2014 ...................................       100             100             100             100             100
June 2015 and thereafter ....................         0               0               0               0               0
WEIGHTED AVERAGE LIFE (IN YEARS) ............       9.9             9.9             9.9             9.9             9.7

                              CLASS B CERTIFICATES

                                   PREPAYMENTS

    FOLLOWING THE DISTRIBUTION DATE IN--           0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
---------------------------------------------   ------------    ------------    ------------    ------------    ------------
Issue Date ..................................       100%            100%            100%            100%            100%
June 2006 ...................................       100             100             100             100             100
June 2007 ...................................       100             100             100             100             100
June 2008 ...................................       100             100             100             100             100
June 2009 ...................................       100             100             100             100             100
June 2010 ...................................       100             100             100             100             100
June 2011 ...................................       100             100             100             100             100
June 2012 ...................................       100             100             100             100             100
June 2013 ...................................       100             100             100             100             100
June 2014 ...................................       100             100             100             100             100
June 2015 and thereafter ....................         0               0               0               0               0
WEIGHTED AVERAGE LIFE (IN YEARS) ............       9.9             9.9             9.9             9.9             9.7

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                              CLASS C CERTIFICATES

                                   PREPAYMENTS

    FOLLOWING THE DISTRIBUTION DATE IN--           0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
---------------------------------------------   ------------    ------------    ------------    ------------    ------------
Issue Date ..................................        100%            100%            100%           100%            100%
June 2006 ...................................        100             100             100            100             100
June 2007 ...................................        100             100             100            100             100
June 2008 ...................................        100             100             100            100             100
June 2009 ...................................        100             100             100            100             100
June 2010 ...................................        100             100             100            100             100
June 2011 ...................................        100             100             100            100             100
June 2012 ...................................        100             100             100            100             100
June 2013 ...................................        100             100             100            100             100
June 2014 ...................................        100             100             100            100             100
June 2015 and thereafter ....................          0               0               0              0               0
WEIGHTED AVERAGE LIFE (IN YEARS) ............       10.0            10.0            10.0            9.9             9.7

                              CLASS D CERTIFICATES

                                   PREPAYMENTS

    FOLLOWING THE DISTRIBUTION DATE IN--           0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
---------------------------------------------   ------------    ------------    ------------    ------------    ------------
Issue Date ..................................        100%            100%            100%            100%           100%
June 2006 ...................................        100             100             100             100            100
June 2007 ...................................        100             100             100             100            100
June 2008 ...................................        100             100             100             100            100
June 2009 ...................................        100             100             100             100            100
June 2010 ...................................        100             100             100             100            100
June 2011 ...................................        100             100             100             100            100
June 2012 ...................................        100             100             100             100            100
June 2013 ...................................        100             100             100             100            100
June 2014 ...................................        100             100             100             100            100
June 2015 and thereafter ....................          0               0               0               0              0
WEIGHTED AVERAGE LIFE (IN YEARS) ............       10.0            10.0            10.0            10.0            9.7

                                    EXHIBIT D
                           SCHEDULE OF REFERENCE RATES

    DISTRIBUTION DATE          REFERENCE RATE        DISTRIBUTION DATE         REFERENCE RATE
------------------------    --------------------  ----------------------    ---------------------
July 2005                         5.35766%         January 2009                   5.35883%
August 2005                       5.52997%         February 2009                  5.35887%
September 2005                    5.52998%         March 2009                     5.35941%
October 2005                      5.35771%         April 2009                     5.53120%
November 2005                     5.53001%         May 2009                       5.35899%
December 2005                     5.35774%         June 2009                      5.53128%
January 2006                      5.35775%         July 2009                      5.35907%
February 2006                     5.35777%         August 2009                    5.53136%
March 2006                        5.35802%         September 2009                 5.53139%
April 2006                        5.53009%         October 2009                   5.35919%
May 2006                          5.35782%         November 2009                  5.53147%
June 2006                         5.53012%         December 2009                  5.35927%
July 2006                         5.35785%         January 2010                   5.35932%
August 2006                       5.53016%         February 2010                  5.35936%
September 2006                    5.53018%         March 2010                     5.36168%
October 2006                      5.35792%         April 2010                     5.52664%
November 2006                     5.53022%         May 2010                       5.35476%
December 2006                     5.35796%         June 2010                      5.52617%
January 2007                      5.35799%         July 2010                      5.35426%
February 2007                     5.35801%         August 2010                    5.52613%
March 2007                        5.35831%         September 2010                 5.52615%
April 2007                        5.53032%         October 2010                   5.35434%
May 2007                          5.35808%         November 2010                  5.52620%
June 2007                         5.53037%         December 2010                  5.35440%
July 2007                         5.35813%         January 2011                   5.35443%
August 2007                       5.53043%         February 2011                  5.35445%
September 2007                    5.53046%         March 2011                     5.35512%
October 2007                      5.35823%         April 2011                     5.52633%
November 2007                     5.53054%         May 2011                       5.35454%
December 2007                     5.35831%         June 2011                      5.52637%
January 2008                      5.53062%         July 2011                      5.35460%
February 2008                     5.35839%         August 2011                    5.52642%
March 2008                        5.35857%         September 2011                 5.52645%
April 2008                        5.53074%         October 2011                   5.35468%
May 2008                          5.35852%         November 2011                  5.52650%
June 2008                         5.53082%         December 2011                  5.35474%
July 2008                         5.35859%         January 2012                   5.52655%
August 2008                       5.53089%         February 2012                  5.35480%
September 2008                    5.53093%         March 2012                     5.35504%
October 2008                      5.35871%         April 2012                     5.52663%
November 2008                     5.53101%         May 2012                       5.35488%
December 2008                     5.35879%         June 2012                      5.51147%

                                    EXHIBIT E

                   CLASS A-AB TARGETED PRINCIPAL BALANCE TABLE

   DISTRIBUTION DATE               BALANCE              DISTRIBUTION DATE              BALANCE
------------------------      ------------------     ------------------------    -------------------
July 2005                       $ 61,470,000.00      March 2010                    $ 61,470,000.00
August 2005                     $ 61,470,000.00      April 2010                    $ 61,470,000.00
September 2005                  $ 61,470,000.00      May 2010                      $ 61,470,000.00
October 2005                    $ 61,470,000.00      June 2010                     $ 61,469,463.01
November 2005                   $ 61,470,000.00      July 2010                     $ 60,253,000.00
December 2005                   $ 61,470,000.00      August 2010                   $ 59,150,000.00
January 2006                    $ 61,470,000.00      September 2010                $ 58,041,000.00
February 2006                   $ 61,470,000.00      October 2010                  $ 56,809,000.00
March 2006                      $ 61,470,000.00      November 2010                 $ 55,689,000.00
April 2006                      $ 61,470,000.00      December 2010                 $ 54,446,000.00
May 2006                        $ 61,470,000.00      January 2011                  $ 53,315,000.00
June 2006                       $ 61,470,000.00      February 2011                 $ 52,178,000.00
July 2006                       $ 61,470,000.00      March 2011                    $ 50,686,000.00
August 2006                     $ 61,470,000.00      April 2011                    $ 49,537,000.00
September 2006                  $ 61,470,000.00      May 2011                      $ 48,266,000.00
October 2006                    $ 61,470,000.00      June 2011                     $ 47,105,000.00
November 2006                   $ 61,470,000.00      July 2011                     $ 45,822,000.00
December 2006                   $ 61,470,000.00      August 2011                   $ 44,650,000.00
January 2007                    $ 61,470,000.00      September 2011                $ 43,471,000.00
February 2007                   $ 61,470,000.00      October 2011                  $ 42,172,000.00
March 2007                      $ 61,470,000.00      November 2011                 $ 40,982,000.00
April 2007                      $ 61,470,000.00      December 2011                 $ 39,671,000.00
May 2007                        $ 61,470,000.00      January 2012                  $ 38,469,000.00
June 2007                       $ 61,470,000.00      February 2012                 $ 37,261,000.00
July 2007                       $ 61,470,000.00      March 2012                    $ 35,819,000.00
August 2007                     $ 61,470,000.00      April 2012                    $ 34,598,000.00
September 2007                  $ 61,470,000.00      May 2012                      $ 34,398,000.00
October 2007                    $ 61,470,000.00      June 2012                     $ 34,198,000.00
November 2007                   $ 61,470,000.00      July 2012                     $ 33,997,778.69
December 2007                   $ 61,470,000.00      August 2012                   $ 32,869,000.00
January 2008                    $ 61,470,000.00      September 2012                $ 31,736,000.00
February 2008                   $ 61,470,000.00      October 2012                  $ 30,497,000.00
March 2008                      $ 61,470,000.00      November 2012                 $ 29,352,000.00
April 2008                      $ 61,470,000.00      December 2012                 $ 28,101,000.00
May 2008                        $ 61,470,000.00      January 2013                  $ 26,945,000.00
June 2008                       $ 61,470,000.00      February 2013                 $ 25,784,000.00
July 2008                       $ 61,470,000.00      March 2013                    $ 24,317,000.00
August 2008                     $ 61,470,000.00      April 2013                    $ 23,142,000.00
September 2008                  $ 61,470,000.00      May 2013                      $ 21,863,000.00
October 2008                    $ 61,470,000.00      June 2013                     $ 20,677,000.00
November 2008                   $ 61,470,000.00      July 2013                     $ 19,386,000.00
December 2008                   $ 61,470,000.00      August 2013                   $ 18,189,000.00
January 2009                    $ 61,470,000.00      September 2013                $ 16,985,000.00
February 2009                   $ 61,470,000.00      October 2013                  $ 15,677,000.00
March 2009                      $ 61,470,000.00      November 2013                 $ 14,462,000.00
April 2009                      $ 61,470,000.00      December 2013                 $ 13,142,000.00
May 2009                        $ 61,470,000.00      January 2014                  $ 11,914,000.00
June 2009                       $ 61,470,000.00      February 2014                 $ 10,681,000.00
July 2009                       $ 61,470,000.00      March 2014                    $  9,148,000.00
August 2009                     $ 61,470,000.00      April 2014                    $  7,901,000.00
September 2009                  $ 61,470,000.00      May 2014                      $  6,551,000.00
October 2009                    $ 61,470,000.00      April 2014                    $  5,292,000.00
November 2009                   $ 61,470,000.00      May 2014                      $  3,930,000.00
December 2009                   $ 61,470,000.00      June 2014                     $  2,658,000.00
January 2010                    $ 61,470,000.00      July 2014                     $  1,380,000.00
February 2010                   $ 61,470,000.00      August 2014                                --

                                    EXHIBIT F

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-C3, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C and Class D will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

     As described under "Certain U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled in same-day funds.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream, Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including June 1, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including June 1, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     - borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

     - borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

     - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to 30% withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (I.E., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a) if the intermediary is a "qualified intermediary" within the meaning of Section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under
                     Section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

               (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in Section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S.
                     Treasury Regulations; or

          (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

               (ii) certifying that the nonqualified intermediary is not acting for its own account,

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in Section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

     5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding unless the holder--

     - provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

     - provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     - can be treated as a "exempt recipient" within the meaning of Section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (E.G., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

       CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE DEPOSITOR COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN
                                     SERIES

     Our name is Credit Suisse First Boston Mortgage Securities Corp. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Plan of Distribution."

                 THE OFFERED CERTIFICATES:                                            THE TRUST ASSETS:
The offered certificates will be issuable in series. Each            The assets of each of our trusts will include--
series of offered certificates will--

                                                                     -   mortgage loans secured by first and junior liens
-    have its own series designation;                                    on, or security interests in, various interests in
                                                                         commercial and multifamily real properties;
-    consist of one or more classes with various payment
     characteristics;                                                -   mortgage-backed securities that directly or
                                                                         indirectly evidence interests in, or are directly
-    evidence beneficial ownership interests in a trust                  or indirectly secured by, those types of mortgage
     established by us; and                                              loans; or

-    be payable solely out of the related trust assets.              -   some combination of those types of mortgage loans
                                                                         and mortgage-backed securities.

No governmental agency or instrumentality will insure or             Trust assets may also include letters of credit, surety bonds,
guarantee payment on the offered certificates. Neither we            insurance policies, guarantees, credit derivatives, reserve
nor any of our affiliates are responsible for making                 funds, guaranteed investment contracts, interest rate exchange
payments on the offered certificates if collections on               agreements, interest rate cap or floor agreements, currency
the related trust assets are insufficient.                           exchange agreements, or other similar instruments and
                                                                     agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 12 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is June 22, 2005.

                                TABLE OF CONTENTS

                                                                                                                       Page
                                                                                                                       ----
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS.......................................................3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE.........................................................................3
SUMMARY OF PROSPECTUS.....................................................................................................4
RISK FACTORS.............................................................................................................12
CAPITALIZED TERMS USED IN THIS PROSPECTUS................................................................................29
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP......................................................................29
USE OF PROCEEDS..........................................................................................................29
DESCRIPTION OF THE TRUST ASSETS..........................................................................................30
YIELD AND MATURITY CONSIDERATIONS........................................................................................53
DESCRIPTION OF THE CERTIFICATES..........................................................................................59
DESCRIPTION OF THE GOVERNING DOCUMENTS...................................................................................67
DESCRIPTION OF CREDIT SUPPORT............................................................................................77
LEGAL ASPECTS OF MORTGAGE LOANS..........................................................................................79
FEDERAL INCOME TAX CONSEQUENCES..........................................................................................90
STATE AND OTHER TAX CONSEQUENCES........................................................................................124
ERISA CONSIDERATIONS....................................................................................................124
LEGAL INVESTMENT........................................................................................................127
PLAN OF DISTRIBUTION....................................................................................................129
LEGAL MATTERS...........................................................................................................130
FINANCIAL INFORMATION...................................................................................................130
RATING..................................................................................................................130
GLOSSARY................................................................................................................132

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facility maintained by the SEC at its public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

WHO WE ARE....................   Credit Suisse First Boston Mortgage Securities
                                 Corp. Our principal offices are located at Eleven Madison Avenue, New York, New York
                                 10010, telephone number (212) 325-2000. We are a wholly-owned subsidiary of Credit Suisse
                                 First Boston Management Corporation, which in turn is a wholly-owned subsidiary of Credit
                                 Suisse First Boston, Inc. See "Credit Suisse
                                 First Boston Mortgage Securities Corp."

THE SECURITIES BEING
OFFERED.......................   The securities that will be offered by this
                                 prospectus and the related prospectus
                                 supplements consist of commercial/multifamily mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade.
                                 See "Rating."

                                 Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY
BE ISSUED WITH OTHER
CERTIFICATES..................   We may not publicly offer all the
                                 commercial/multifamily mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities Being
                                 Offered" above.

THE GOVERNING DOCUMENTS.......   In general, a pooling and servicing agreement
                                 or other similar agreement or collection of agreements will govern, among other things--

                                 -   the issuance of each series of offered
                                     certificates;

                                 - the creation of and transfer of assets to the related trust; and

                                 - the servicing and administration of those assets.

                                 The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                 If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                                 - a master servicer that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted or otherwise problematic in any material respect; and

                                 - a special servicer that will generally be responsible for servicing and administering those mortgage loans that are defaulted or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                                 The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                 If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                 In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and their respective duties. See "Description of the Governing Documents."

CHARACTERISTICS OF THE
MORTGAGE ASSETS...............   The trust assets with respect to any series of
                                 offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include--

                                 -   rental or cooperatively-owned buildings
                                     with multiple dwelling units;

                                 - retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

                                 -   office buildings;

                                 -   hospitality properties;

                                 -   casino properties;

                                 -   health care-related facilities;

                                 -   industrial facilities;

                                 -   warehouse facilities, mini-warehouse
                                     facilities and self-storage facilities;

                                 -   restaurants, taverns and other
                                     establishments involved in the food and
                                     beverage industry;

                                 - manufactured housing communities, mobile home parks and recreational vehicle parks;

                                 -   recreational and resort properties;

                                 -   arenas and stadiums;

                                 -   churches and other religious facilities;

                                 -   parking lots and garages;

                                 -   mixed use properties;

                                 -   other income-producing properties; and/or

                                 -   unimproved land.

                                 The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                 - may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                                 - may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                                 -   may provide for no accrual of interest;

                                 - may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                                 - may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                                 -   may permit the negative amortization or
                                     deferral of accrued interest;

                                 -   may prohibit some or all voluntary
                                     prepayments or require payment of a
                                     premium, fee or charge in connection with those prepayments;

                                 - may permit defeasance and the release of real property collateral in connection with that defeasance;

                                 -   may provide for payments of principal,
                                     interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                                 - may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                 We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

                                 Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust Assets--Mortgage Loans."

                                 The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                                 - the security has been registered under the Securities Act of 1933, as amended; or

                                 -   we would be free to publicly resell the
                                     security without registration.

                                 See "Description of the Trust
                                 Assets--Mortgage-Backed Securities."

                                 We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                 In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION
AND REMOVAL OF MORTGAGE
ASSETS........................   If so specified in the related prospectus
                                 supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for--

                                 - cash that would be applied to pay down the principal balances of certificates of that series; and/or

                                 -   other mortgage loans or mortgage-backed
                                     securities that--

                                     1.  conform to the description of mortgage
                                         assets in this prospectus; and

                                     2.  satisfy the criteria set forth in the
                                         related prospectus supplement.

                                 In addition, if so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that--

                                 -   conform to the description of mortgage
                                     assets in this prospectus; and

                                 -   satisfy the criteria set forth in the
                                     related prospectus supplement.

                                 No replacement of mortgage assets or
                                 acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

CHARACTERISTICS OF THE
OFFERED CERTIFICATES..........   An offered certificate may entitle the holder
                                 to receive--

                                 -   a stated principal amount;

                                 - interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

                                 - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

                                 -   payments of principal, with
                                     disproportionate, nominal or no payments of interest;

                                 -   payments of interest, with
                                     disproportionate, nominal or no payments of principal;

                                 -   payments of interest or principal that
                                     commence only as of a specified date or
                                     only after the occurrence of specified
                                     events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

                                 - payments of principal to be made, from time to time or for designated periods, at a rate that is--

                                     1.  faster and, in some cases,
                                         substantially faster, or

                                     2.  slower and, in some cases,
                                         substantially slower,

                                     than the rate at which payments or other collections of principal are received on the related mortgage assets;

                                 - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

                                 - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                                 Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                 A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                 We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."

CREDIT SUPPORT AND
REINVESTMENT, INTEREST RATE
AND CURRENCY RELATED
PROTECTION FOR THE OFFERED
CERTIFICATES..................   Some classes of offered certificates may be
                                 protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                 The trust assets with respect to any series of offered certificates may also include any of the following agreements--

                                 -   guaranteed investment contracts in
                                     accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

                                 - interest rate exchange agreements, interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

                                 -   currency exchange agreements or other
                                     agreements and arrangements designed to
                                     reduce the effects of currency exchange
                                     rate fluctuations with respect to the
                                     related mortgage assets and one or more
                                     classes of those offered certificates.

                                 We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                 See "Risk Factors," "Description of the Trust Assets" and "Description of Credit Support."

ADVANCES WITH RESPECT TO
THE MORTGAGE ASSETS...........   If the trust assets for a series of offered
                                 certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                 - delinquent scheduled payments of principal and/or interest, other than balloon payments;

                                 -   property protection expenses;

                                 -   other servicing expenses; or

                                 - any other items specified in the related prospectus supplement.

                                 Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates--Advances."

                                 If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION..........   We will describe in the related prospectus
                                 supplement any circumstances in which a
                                 specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                 - all the mortgage assets in any particular trust, thereby resulting in a termination of the trust; or

                                 - that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

                                 See "Description of the
                                 Certificates--Termination."

CERTAIN FEDERAL INCOME TAX
CONSEQUENCES..................   Any class of offered certificates will
                                 constitute or evidence ownership of--

                                 - regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986; or

                                 - interests in a grantor trust under subpart E of Part I of subchapter J of the Internal Revenue Code of 1986.

                                 See "Federal Income Tax Consequences."

CERTAIN ERISA
CONSIDERATIONS................   If you are a fiduciary of a retirement plan or
                                 other employee benefit plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA
                                 Considerations."

LEGAL INVESTMENT..............   If your investment activities are subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" herein.

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

     The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

     The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     - the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

     - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

     - investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

     - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS WILL AFFECT PAYMENTS ON YOUR OFFERED CERTIFICATES. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     - an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

     - a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS DO NOT PROVIDE ABSOLUTE CERTAINTY AS REGARDS THE RATE, TIMING AND AMOUNT OF PAYMENTS ON YOUR OFFERED CERTIFICATES. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     - the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

     - the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may lessen or increase the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF YOUR OFFERED CERTIFICATES; AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     - vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

     - be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENT. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability--

     -    that principal prepayments on the related mortgage loans will be made;

     - of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     - of the likelihood of early optional termination of the related trust fund.

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

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

     MANY OF THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES WILL BE NONRECOURSE. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following--

     - the sufficiency of the net operating income of the applicable real property;

     - the market value of the applicable real property at or prior to maturity; and

     - the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     MANY RISK FACTORS ARE COMMON TO MOST OR ALL MULTIFAMILY AND COMMERCIAL PROPERTIES. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value--

     -    the age, design and construction quality of the property;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    the characteristics of the neighborhood where the property is located;

     -    the proximity and attractiveness of competing properties;

     -    the existence and construction of competing properties;

     -    the adequacy of the property's management and maintenance;

     - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     -    demographic factors;

     -    customer tastes and preferences;

     -    retroactive changes in building codes; and

     - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include--

     - an increase in interest rates, real estate taxes and other operating expenses;

     - an increase in the capital expenditures needed to maintain the property or make improvements;

     - a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     -    an increase in vacancy rates;

     -    a decline in rental rates as leases are renewed or replaced; and

     - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by--

     -    the length of tenant leases;

     -    the creditworthiness of tenants;

     -    the rental rates at which leases are renewed or replaced;

     -    the percentage of total property expenses in relation to revenue;

     - the ratio of fixed operating expenses to those that vary with revenues; and

     - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     THE SUCCESSFUL OPERATION OF A MULTIFAMILY OR COMMERCIAL PROPERTY DEPENDS ON TENANTS. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes--

     - to pay for maintenance and other operating expenses associated with the property;

     - to fund repairs, replacements and capital improvements at the property; and

     - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include--

     - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     -    an increase in tenant payment defaults;

     - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     - an increase in the capital expenditures needed to maintain the property or to make improvements; and

     -    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include--

     -    the business operated by the tenants;

     -    the creditworthiness of the tenants; and

     -    the number of tenants.

     DEPENDENCE ON A SINGLE TENANT OR A SMALL NUMBER OF TENANTS MAKES A PROPERTY RISKIER COLLATERAL. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     TENANT BANKRUPTCY ADVERSELY AFFECTS PROPERTY PERFORMANCE. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

     - the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

     - an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     THE SUCCESS OF AN INCOME-PRODUCING PROPERTY DEPENDS ON RELETTING VACANT SPACES. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including---

     -    changes in interest rates;

     -    the availability of refinancing sources;

     -    changes in governmental regulations, licensing or fiscal policy;

     -    changes in zoning or tax laws; and

     -    potential environmental or other legal liabilities.

     PROPERTY MANAGEMENT MAY AFFECT PROPERTY OPERATIONS AND VALUE. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

     -    responding to changes in the local market;

     - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     -    operating the property and providing building services;

     -    managing operating expenses; and

     - ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     -    maintain or improve occupancy rates, business and cash flow;

     -    reduce operating and repair costs; and

     -    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

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

     MAINTAINING A PROPERTY IN GOOD CONDITION MAY BE COSTLY. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     COMPETITION WILL ADVERSELY AFFECT THE PROFITABILITY AND VALUE OF AN INCOME-PRODUCING PROPERTY. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including--

     -    rental rates;

     -    location;

     -    type of business or services and amenities offered; and

     -    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that--

     -    offers lower rents;

     -    has lower operating costs;

     -    offers a more favorable location; or

     -    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY PRESENT SPECIAL RISKS. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     - Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

     - Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

     - Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

     - Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

     - Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

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

     - Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

     - Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

     - Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. For example, a mortgaged real property may not be readily convertible due to restrictive covenants related to the property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates."

     BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including--

     -    the fair market value and condition of the underlying real property;

     -    the level of interest rates;

     -    the borrower's equity in the underlying real property;

     -    the borrower's financial condition;

     -    the operating history of the underlying real property;

     -    changes in zoning and tax laws;

     -    changes in competition in the relevant area;

     -    changes in rental rates in the relevant area;

     -    changes in governmental regulation and fiscal policy;

     -    prevailing general and regional economic conditions;

     -    the state of the fixed income and mortgage markets; and

     - the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to--

     - any adverse economic developments that occur in the locale, state or region where the properties are located;

     -    changes in the real estate market where the properties are located;

     - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     - acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN BACKING YOUR CERTIFICATES

     Certain mortgage loans included in one of our trusts may either-

     - prohibit the related borrower from encumbering the related real property with additional secured debt, or

     - require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

     However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

     To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR OFFERED CERTIFICATES

     The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates" above and "Description of the Certificates" and "Description of Credit Support" in this prospectus.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED

     CROSS-COLLATERALIZATION ARRANGEMENTS. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     -    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     - the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     PREPAYMENT PREMIUMS, FEES AND CHARGES. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     DUE-ON-SALE AND DEBT ACCELERATION CLAUSES. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     -    the related real property; or

     -    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

     -    the default is deemed to be immaterial;

     -    the exercise of those remedies would be inequitable or unjust; or

     -    the circumstances would render the acceleration unconscionable.

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     ASSIGNMENTS OF LEASES. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     DEFEASANCE. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner of the non-conforming property may be required to incur significant costs in order to effect compliance with that Act. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following--

     -    breach of contract involving a tenant, a supplier or other party;

     -    negligence resulting in a personal injury; or

     -    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

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SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
CERTIFICATES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

     -    war;

     -    revolution;

     -    governmental actions;

     -    floods and other water-related causes;

     -    earth movement, including earthquakes, landslides and mudflows;

     -    wet or dry rot;

     -    vermin; and

     -    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

ENVIRONMENTAL RISKS

     We cannot provide any assurance--

     - as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     - that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     - that the results of the environmental testing were accurately evaluated in all cases;

     - that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     - that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     -    tenants at the property, such as gasoline stations or dry cleaners; or

     - conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     - agents or employees of the lender are deemed to have participated in the management of the borrower; or

     - the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     - any condition on the property that causes exposure to lead-based paint; and

     - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

     The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

     INCLUSION OF TAXABLE INCOME IN EXCESS OF CASH RECEIVED. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     SOME TAXABLE INCOME OF A RESIDUAL INTEREST CAN NOT BE OFFSET UNDER THE INTERNAL REVENUE CODE OF 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion--

     -    generally will not be reduced by losses from other activities;

     - for a tax-exempt holder, will be treated as unrelated business taxable income; and

     - for a foreign holder, will not qualify for any exemption from withholding tax.

     INDIVIDUALS AND CERTAIN ENTITIES SHOULD NOT INVEST IN REMIC RESIDUAL CERTIFICATES. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

     -    individuals;

     -    estates;

     -    trusts beneficially owned by any individual or estate; and

     - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     TRANSFER LIMITATIONS. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have any non-United States persons as partners.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may--

     - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     -    reduce monthly payments due under a mortgage loan;

     -    change the rate of interest due on a mortgage loan; or

     -    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate--

     - any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986; and

     - any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     - you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     - you may have only limited access to information regarding your offered certificates;

     - you may suffer delays in the receipt of payments on your offered certificates; and

     - your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration."

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POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

     We were incorporated in Delaware on December 31, 1985. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

     We are a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation, who is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Our principal executive offices are located at Eleven Madison Avenue, New York, New York 10010. Our telephone number is 212-325-2000.

     We do not have, and do not expect to have in the future, any significant assets.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

     We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

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                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of--

     -    various types of multifamily and/or commercial mortgage loans;

     - mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     - a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

MORTGAGE LOANS

     GENERAL. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property--

     -    rental or cooperatively-owned buildings with multiple dwelling units;

     - retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     - retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     -    office properties;

     - hospitality properties, such as hotels, motels and other lodging facilities;

     -    casino properties;

     - health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     -    industrial properties;

     - warehouse facilities, mini-warehouse facilities and self-storage facilities;

     - restaurants, taverns and other establishments involved in the food and beverage industry;

     - manufactured housing communities, mobile home parks and recreational vehicle parks;

     - recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

     -    arenas and stadiums;

     -    churches and other religious facilities;

     -    parking lots and garages;

     -    mixed use properties;

     -    other income-producing properties; and

     -    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     - a fee interest or estate, which consists of ownership of the property for an indefinite period;

     - an estate for years, which consists of ownership of the property for a specified period of years;

     - a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

     -    shares in a cooperative corporation which owns the property; or

     -    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     - first, to the payment of court costs and fees in connection with the foreclosure;

     -    second, to the payment of real estate taxes; and

     - third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

                                       31
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     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     -    the period of the delinquency;

     -    any forbearance arrangement then in effect;

     -    the condition of the related real property; and

     - the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES MAY SECURE MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     MULTIFAMILY RENTAL PROPERTIES. Factors affecting the value and operation of a multifamily rental property include--

     - the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     -    the types of services offered at the property;

     -    the location of the property;

     - the characteristics of the surrounding neighborhood, which may change over time;

     - the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     - the ability of management to provide adequate maintenance and insurance;

     -    the property's reputation;

     - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     - the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     -    the ability of management to respond to competition;

     - the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     - adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

                                       32
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     -    state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     - the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     - the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     - the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     -    require written leases;

     -    require good cause for eviction;

     -    require disclosure of fees;

     -    prohibit unreasonable rules;

     -    prohibit retaliatory evictions;

     -    prohibit restrictions on a resident's choice of unit vendors;

     -    limit the bases on which a landlord may increase rent; or

     - prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property

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or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     - the related borrower's interest in multiple units in a residential condominium project; and

     -    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     COOPERATIVELY-OWNED APARTMENT BUILDINGS. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's PRO RATA share of the corporation's--

     -    mortgage loan payments;

     -    real property taxes;

     -    maintenance expenses; and

     -    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     -    maintenance payments from the tenant/shareholders; and

     - any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

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     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     RETAIL PROPERTIES. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     -    shopping centers;

     -    factory outlet centers;

     -    malls;

     -    automotive sales and service centers;

     -    consumer oriented businesses;

     -    department stores;

     -    grocery stores;

     -    convenience stores;

     -    specialty shops;

     -    gas stations;

     -    movie theaters;

     -    fitness centers;

     -    bowling alleys;

     -    salons; and

     -    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

     -    to lower rents;

     -    to grant a potential tenant a free rent or reduced rent period;

     -    to improve the condition of the property generally; or

     - to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

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

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     -    competition from other retail properties;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    perceptions regarding the safety of the surrounding area;

     -    demographics of the surrounding area;

     - the strength and stability of the local, regional and national economies;

     -    traffic patterns and access to major thoroughfares;

     -    the visibility of the property;

     -    availability of parking;

     - the particular mixture of the goods and services offered at the property;

     -    customer tastes, preferences and spending patterns; and

     -    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including--

     -    an anchor tenant's failure to renew its lease;

     -    termination of an anchor tenant's lease;

     - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

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     -    the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     -    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars--

     -    factory outlet centers;

     -    discount shopping centers and clubs;

     -    catalogue retailers;

     -    television shopping networks and programs;

     -    internet web sites; and

     -    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     OFFICE PROPERTIES. Factors affecting the value and operation of an office property include--

     - the number and quality of the tenants, particularly significant tenants, at the property;

     - the physical attributes of the building in relation to competing buildings;

     - the location of the property with respect to the central business district or population centers;

     - demographic trends within the metropolitan area to move away from or towards the central business district;

     - social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     - tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     - local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     -    the quality and philosophy of building management;

     -    access to mass transportation; and

     -    changes in zoning laws.

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     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include--

     -    rental rates;

     - the building's age, condition and design, including floor sizes and layout;

     -    access to public transportation and availability of parking; and

     - amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other basic building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include--

     -    the cost and quality of labor;

     -    tax incentives; and

     -    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     HOSPITALITY PROPERTIES. Hospitality properties may involve different types of hotels and motels, including--

     -    full service hotels;

     -    resort hotels with many amenities;

     -    limited service hotels;

     - hotels and motels associated with national or regional franchise chains;

     - hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     -    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include--

     - the location of the property and its proximity to major population centers or attractions;

     -    the seasonal nature of business at the property;

     -    the level of room rates relative to those charged by competitors;

     -    quality and perception of the franchise affiliation;

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     -    economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     -    the existence or construction of competing hospitality properties;

     -    nature and quality of the services and facilities;

     -    financial strength and capabilities of the owner and operator;

     - the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     - increases in operating costs, which may not be offset by increased room rates;

     - the property's dependence on business and commercial travelers and tourism; and

     - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon--

     -    the continued existence and financial strength of the franchisor;

     -    the public perception of the franchise service mark; and

     -    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

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     CASINO PROPERTIES. Factors affecting the economic performance of a casino property include--

     - location, including proximity to or easy access from major population centers;

     -    appearance;

     - economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     -    the existence or construction of competing casinos;

     -    dependence on tourism; and

     -    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     - providing alternate forms of entertainment, such as performers and sporting events; and

     -    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     HEALTH CARE-RELATED PROPERTIES. Health-care related properties include--

     -    hospitals;

     -    skilled nursing facilities;

     -    nursing homes;

     -    congregate care facilities; and

     -    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to--

     -    statutory and regulatory changes;

     -    retroactive rate adjustments;

     -    administrative rulings;

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

     -    policy interpretations;

     -    delays by fiscal intermediaries; and

     -    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including--

     -    federal and state licensing requirements;

     -    facility inspections;

     -    rate setting;

     -    reimbursement policies; and

     - laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     INDUSTRIAL PROPERTIES. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on--

     - location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

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

     - building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     WAREHOUSE, MINI-WAREHOUSE AND SELF-STORAGE FACILITIES. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-store property depends on--

     -    building design;

     -    location and visibility;

     -    tenant privacy;

     -    efficient access to the property;

     - proximity to potential users, including apartment complexes or commercial users;

     -    services provided at the property, such as security;

     -    age and appearance of the improvements; and

     -    quality of management.

     RESTAURANTS AND TAVERNS. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include--

     - competition from facilities having businesses similar to a particular restaurant or tavern;

     - perceptions by prospective customers of safety, convenience, services and attractiveness;

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

     -    the cost, quality and availability of food and beverage products;

     - negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     -    changes in demographics, consumer habits and traffic patterns;

     -    the ability to provide or contract for capable management; and

     - retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     -    segment;

     -    product;

     -    price;

     -    value;

     -    quality;

     -    service;

     -    convenience;

     -    location; and

     -    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     -    lower operating costs;

     -    more favorable locations;

     -    more effective marketing;

     -    more efficient operations; or

     -    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

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     Factors affecting the success of a regionally- or nationally-known chain restaurant include--

     - actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2. require renovation, refurbishment, expansion or other expenditures;

     - the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     - the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE PARKS. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

     Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include--

     -    the number of comparable competing properties in the local market;

     -    the age, appearance and reputation of the property;

     -    the quality of management; and

     -    the types of facilities and services it provides.

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     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     -    multifamily rental properties;

     -    cooperatively-owned apartment buildings;

     -    condominium complexes; and

     -    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     RECREATIONAL AND RESORT PROPERTIES. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include--

     -    the location and appearance of the property;

     -    the appeal of the recreational activities offered;

     - the existence or construction of competing properties, whether are not they offer the same activities;

     - the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     -    geographic location and dependence on tourism;

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

     - changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     - seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     -    sensitivity to weather and climate changes; and

     -    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     ARENAS AND STADIUMS. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors--

     -    the appeal of the particular event;

     -    the cost of admission;

     - perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     - perceptions by prospective patrons of the safety of the surrounding area; and

     - the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     CHURCHES AND OTHER RELIGIOUS FACILITIES. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

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     PARKING LOTS AND GARAGES. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include--

     -    the number of rentable parking spaces and rates charged;

     - the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     -    the amount of alternative parking spaces in the area;

     -    the availability of mass transit; and

     - the perceptions of the safety, convenience and services of the lot or garage.

     UNIMPROVED LAND. The value of unimproved land is largely a function of its potential use. This may depend on--

     -    its location;

     -    its size;

     -    the surrounding neighborhood; and

     -    local zoning laws.

     DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     -    the successful operation of the property; and

     - its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     - the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

     - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     -    make the loan payments on the related mortgage loan;

     -    cover operating expenses; and

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

     -    fund capital improvements at any given time.

     Operating revenues of a nonowner-occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     -    some health care-related facilities;

     -    hotels and motels;

     -    recreational vehicle parks; and

     -    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     -    warehouses;

     -    retail stores;

     -    office buildings; and

     -    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from--

     -    increases in energy costs and labor costs;

     -    increases in interest rates and real estate tax rates; and

     -    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     - the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

     - the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

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

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     - the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

     - the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     - the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     - the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     - the income capitalization method, which takes into account the property's projected net cash flow; or

     -    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     - it is often difficult to find truly comparable properties that have recently been sold;

     - the replacement cost of a property may have little to do with its current market value; and

     - income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS. Each of the mortgage loans included in one of our trusts will have the following features--

     -    an original term to maturity of not more than approximately 40 years;
          and

     - scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

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

     A mortgage loan included in one of our trusts may also include terms that--

     - provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     - provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     -    provide for no accrual of interest;

     - provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     - be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     -    permit the negative amortization or deferral of accrued interest;

     - permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     - prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts--

     - the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     - the type or types of property that provide security for repayment of the mortgage loans;

     - the earliest and latest origination date and maturity date of the mortgage loans;

     - the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     - loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     - the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     - if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     - information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     - debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

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

     - the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     -    more general information in the related prospectus supplement; and

     - specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include--

     - mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality; or

     - certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     - will have been registered under the Securities Act of 1933, as amended;

     -    will be exempt from the registration requirements of that Act;

     - will have been held for at least the holding period specified in Rule 144(k) under that Act; or

     - may otherwise be resold by us publicly without registration under that Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts--

     - the initial and outstanding principal amount(s) and type of the securities;

     - the original and remaining term(s) to stated maturity of the securities;

     - the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     -    the payment characteristics of the securities;

     - the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     -    a description of the related credit support, if any;

     -    the type of mortgage loans underlying the securities;

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

     - the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     - the terms and conditions for substituting mortgage loans backing the securities; and

     - the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for--

     - cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     -    other mortgage loans or mortgage-backed securities that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

     -    conform to the description of mortgage assets in this prospectus; and

     -    satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

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

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include--

     - the subordination or one or more other classes of certificates of the same series;

     -    a letter of credit;

     -    a surety bond;

     -    an insurance policy;

     -    a guarantee;

     -    a credit derivative; and/or

     -    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include--

     -    interest rate exchange agreements;

     -    interest rate cap agreements;

     -    interest rate floor agreements;

     -    currency exchange agreements; or

     - other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     -    the price you paid for your offered certificates;

     -    the pass-through rate on your offered certificates; and

     -    the amount and timing of payments on your offered certificates.

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

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following--

     - the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     -    the dates on which any balloon payments are due; and

     - the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     - whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

     - when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

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

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     - be based on the principal balances of some or all of the mortgage assets in the related trust; or

     - equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     - payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

     - payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including--

     -    the availability of mortgage credit;

     - the relative economic vitality of the area in which the related real properties are located;

     -    the quality of management of the related real properties;

     -    the servicing of the mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

In general, those factors that increase--

     - the attractiveness of selling or refinancing a commercial or multifamily property; or

     - the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     -    prepayment lock-out periods; and

     - requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes--

     -    to convert to a fixed rate loan and thereby lock in that rate; or

     - to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     -    realize its equity in the property;

     -    meet cash flow needs; or

     -    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     - the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

     -    the relative importance of those factors;

     - the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

     -    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     -    scheduled amortization; or

     -    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often

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expressed as percentages of SPA. For example, a prepayment assumption of 100% of
SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     - the projected weighted average life of each class of those offered certificates with principal balances; and

     - the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     -    to refinance the loan; or

     -    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     -    the bankruptcy of the borrower; or

     - adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     NEGATIVE AMORTIZATION. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that--

     - limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     - provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

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     -    provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     FORECLOSURES AND PAYMENT PLANS. The weighted average life of and yield on your offered certificates will be affected by--

     - the number of foreclosures with respect to the underlying mortgage loans; and

     - the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following--

     - a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     - the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

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     ADDITIONAL CERTIFICATE AMORTIZATION. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     -    have the same series designation;

     -    were issued under the same Governing Document; and

     -    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     -    have the same class designation; and

     -    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive--

     - a stated principal amount, which will be represented by its principal balance;

     - interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     - payments of principal, with disproportionate, nominal or no payments of interest;

     - payments of interest, with disproportionate, nominal or no payments of principal;

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     -    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     - payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

          than the rate at which payments or other collections of principal are received on the related mortgage assets;

     - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     GENERAL. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify--

     -    the periodic payment date for that series; and

     - the record date as of which certificateholders entitled to payments on any particular payment date will be established.

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     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     - by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

     - by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     PAYMENTS OF INTEREST. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of--

     -    a 360-day year consisting of twelve 30-day months;

     - the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

     - the actual number of days elapsed during each relevant period in a normal calendar year; or

     -    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

     - based on the principal balances of some or all of the related mortgage assets; or

     - equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

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     PAYMENTS OF PRINCIPAL. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     -    payments of principal actually made to the holders of that class; and

     - if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows--

     - by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     -    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

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ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     - delinquent payments of principal and/or interest, other than balloon payments;

     -    property protection expenses;

     -    other servicing expenses; or

     -    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     - subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

     - any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     - periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

     - at any other times and from any other sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     - the payments made on that payment date with respect to the applicable class of offered certificates; and

     -    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     -    that calendar year; or

     - the applicable portion of that calendar year during which the person was a certificateholder.

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The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     - with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment"; or

     - as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following--

     - the final payment or other liquidation of the last mortgage asset in that trust; and

     - the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

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BOOK-ENTRY REGISTRATION

     GENERAL. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. DTC is--

     -    a limited-purpose trust company organized under the New York Banking
          Law;

     -    a "banking corporation" within the meaning of the New York Banking
          Law;

     -    a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in over 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member

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organization of Euroclear, either directly or indirectly. Euroclear and
Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     HOLDING AND TRANSFERRING BOOK-ENTRY CERTIFICATES. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

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     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     - governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

     - the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     ISSUANCE OF DEFINITIVE CERTIFICATES. Unless we specify otherwise in the related prospectus supplement, beneficial owners of offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

     - we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     - we notify DTC of our intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

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     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including--

     -    in the case of a mortgage loan--

          1.   the address of the related real property,

          2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

          3.   the remaining term to maturity,

          4. the remaining amortization term if that mortgage loan is a balloon loan, and

          5.   the outstanding principal balance; and

     -    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

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REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things--

     - with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

     -    that the unaffiliated seller had good title to each mortgage loan;

     - with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

     - that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

     - that each mortgage loan was current as to all required debt service payments (unless otherwise specified in the related prospectus supplement).

     The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

     Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

     Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

     If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely

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affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

     The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

     Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

     Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will--

     - have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

     - have a per annum interest rate not less than, and not more than 1% greater than, the per annum interest rate of the removed mortgage loan;

     - have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

     - comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that--

     - those procedures are consistent with the terms of the related Governing Document; and

     - they do not impair recovery under any instrument of credit support included in the related trust.

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     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including--

     - maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     -    ensuring that the related properties are properly insured;

     -    attempting to collect delinquent payments;

     -    supervising foreclosures;

     -    negotiating modifications;

     - responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     - protecting the interests of certificateholders with respect to senior lienholders;

     - conducting inspections of the related real properties on a periodic or other basis;

     - collecting and evaluating financial statements for the related real properties;

     - managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     -    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of--

     - mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     -    mortgage loans as to which there is a material non-monetary default;

     -    mortgage loans as to which the related borrower has--

          1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

          2. become the subject of a decree or order for such a proceeding which has remained in force, undischarged or unstayed for a specified number of days; and

     - real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

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     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     -    make the initial determination of appropriate action;

     -    evaluate the success of corrective action;

     -    develop additional initiatives;

     -    institute foreclosure proceedings and actually foreclose; or

     - accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     -    performing property inspections; and

     -    collecting and evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     -    continuing to receive payments on the mortgage loan;

     -    making calculations with respect to the mortgage loan; and

     - making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master

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servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     - that mortgage-backed security will be registered in the name of the related trustee or its designee;

     - the related trustee will receive payments on that mortgage-backed security; and

     - subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     - the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

     - a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     - willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

     -    reckless disregard of those obligations and duties.

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     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

     - specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     - incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     - incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--

     - the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     -    either--

          1. that party is specifically required to bear the expense of the action, or

          2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     - into which we or any related master servicer, special servicer or manager may be merged or consolidated;

     - resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

     - succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

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AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons--

     1.   to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

     3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to maintain a rating or ratings assigned to a series of certificates.

     Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

     The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

     The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

     However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     - reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

     - adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

     - modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     - alter the servicing standard set forth in the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related

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Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     - make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

     - be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

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                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following--

     - the subordination of one or more other classes of certificates of the same series;

     - the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     -    the establishment of one or more reserve funds; or

     -    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following--

     -    the nature and amount of coverage under that credit support;

     -    any conditions to payment not otherwise described in this prospectus;

     - any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     -    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on

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subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

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CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     -    the terms of the mortgage;

     - the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

     -    the knowledge of the parties to the mortgage; and

     - in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     - a mortgagor, who is the owner of the encumbered interest in the real property; and

     -    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

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     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     -    the trustor, who is the equivalent of a mortgagor;

     -    the trustee to whom the real property is conveyed; and

     - the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by--

     -    the express provisions of the related instrument;

     -    the law of the state in which the real property is located;

     -    various federal laws; and

     -    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real

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estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     -    without a hearing or the lender's consent; or

     - unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. The two primary methods of foreclosing a mortgage are--

     -    judicial foreclosure, involving court proceedings; and

     - nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

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     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     - all parties having a subordinate interest of record in the real property; and

     - all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF PARTICULAR PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may--

     - alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     - require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     - require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     - limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     -    upheld the reasonableness of the notice provisions; or

     - found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

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     NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     - a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

     - notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     -    record a notice of default and notice of sale; and

     - send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     - the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

     - the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     RIGHTS OF REDEMPTION. The purposes of a foreclosure action are--

     -    to enable the lender to realize upon its security; and

     - to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

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     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     LEASEHOLD CONSIDERATIONS. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease--

     - requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     - permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     - contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     COOPERATIVE SHARES. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement

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between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     - reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     - reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     -    extend or shorten the term to maturity of the loan;

     - permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     - permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

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     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     -    past due rent;

     -    accelerated rent;

     -    damages; or

     - a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     -    assume the lease and either retain it or assign it to a third party;
          or

     -    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to--

     - the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

     - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

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     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     - it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

     - assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     - impose liability for releases of or exposure to asbestos-containing materials; and

     - provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

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     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows--

     - FIRST, to the payment of court costs and fees in connection with the foreclosure;

     -    SECOND, to real estate taxes;

     - THIRD, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     - LAST, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior liens.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks--

     - the borrower may have difficulty servicing and repaying multiple loans;

     - if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     - acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers' and Sailors' Civil Relief Act of 1940), as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by the borrower, will not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

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FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Cadwalader, Wickersham & Taft LLP or Sidley Austin Brown & Wood LLP (as provided in the related prospectus supplement).

     This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

     -    banks;

     -    insurance companies; and

     -    foreign investors.

     This discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     - given with respect to events that have occurred at the time the advice is rendered; and

     -    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

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     The following discussion addresses securities of two general types--

     - "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

     - "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     GENERAL. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

     - the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     - those offered certificates of that series will be considered to evidence ownership of--

          1.   REMIC "regular interests", or

          2.   REMIC "residual interests".

     We refer in this discussion to--

     - certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

     - certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

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     QUALIFICATION AS A REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a DE MINIMIS portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Day" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the DE MINIMIS requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a DE MINIMIS amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

     -    whole mortgage loans, such as the mortgage loans;

     - certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

     - regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

     - loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

          1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

          2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

     - in exchange for any qualified mortgage within a three-month period thereafter; or

     - in exchange for a "defective obligation" within a two-year period thereafter.

A "defective obligation" includes--

     - a mortgage in default or as to which default is reasonably foreseeable;

     - a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

     -    a mortgage that was fraudulently procured by the mortgagor; and

     - a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

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     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

     -    one or more classes of regular interests; or

     - a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

     -    a fixed number of basis points;

     -    a fixed percentage of the total interest; or

     - a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

     The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made PRO RATA.

     CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

     - "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

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     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

     TIERED REMIC STRUCTURES. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

     - whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

     - whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

     - whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

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     TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

     GENERAL. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     ORIGINAL ISSUE DISCOUNT. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued final regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

     The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     -    a single fixed rate;

     -    a qualified floating rate;

     -    an objective rate;

     - a combination of a single fixed rate and one or more qualified floating rates;

     - a combination of a single fixed rate and one qualified inverse floating rate; or

     - a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

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     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

     - the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

     -    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a DE MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     -    the total amount of the DE MINIMIS original issue discount, and

     -    a fraction--

          1. the numerator of which is the amount of the principal payment, and

          2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

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     If original issue discount on a REMIC regular certificate is in excess of a
DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day immediately preceding the following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

     -    the sum of--

          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

     - the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

     -    the issue price of the certificate; increased by

     - the aggregate amount of original issue discount previously accrued on the certificate; reduced by

     - the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

     - assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     - using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     - taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     - the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

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     -    the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.

     MARKET DISCOUNT. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     - in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

     - in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a DE MINIMIS amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including DE MINIMIS market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include market discount in income currently with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

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     However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

     -    on the basis of a constant yield method;

     - in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     - in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     PREMIUM. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "-- REMICs --Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

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     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     -    the purchase price paid for your certificate; and

     - the payments remaining to be made on your certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     REALIZED LOSSES. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     - you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless; and

     -    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES.

     GENERAL. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior

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holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     - other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

     -    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to--

     -    "excess inclusions";

     -    residual interests without "significant value"; and

     -    "noneconomic" residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

     TAXABLE INCOME OF THE REMIC. The taxable income of a REMIC will equal--

     -    the income from the mortgage loans and other assets of the REMIC; plus

     - any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

     -    the following items--

          1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

          2. amortization of any premium on the mortgage loans held by the REMIC,

          3. bad debt losses with respect to the mortgage loans held by the REMIC, and

          4. except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

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     Subject to possible application of the DE MINIMIS rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the DE MINIMIS rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC residual certificate will be equal to--

     -    the amount paid for that REMIC residual certificate; increased by

     - amounts included in the income of the holder of that REMIC residual certificate; and decreased, but not below zero, by

     - distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

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     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these distributions, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     -    through distributions;

     -    through the deduction of any net losses of the REMIC; or

     - upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis if the certificate would have been in the hands of an original holder.

     Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations.

     EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     - the daily portions of REMIC taxable income allocable to that certificate; over

     - the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     -    the issue price of the certificate; increased by

     - the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

     - any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no

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sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions--

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     - will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

     - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

     - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     -    regulated investment companies;

     -    common trust funds; and

     -    certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

     NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

     - the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     - the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

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

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

     - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

     - from the prospective transferee, providing certain representations as to its financial condition and providing a representation that it understands that, as the holder of the noneconomic interest, the transferee may incur tax liabilities in excess of cash flows generated by the residual interest and the transferee intends to pay the taxes associated with the residual interest as they become due; and

     - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future; and

     - from the prospective transferee, stating that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the REMIC residual certificate, is, in fact, not transferred to such permanent establishment or fixed base.

     In addition, the Treasury has issued final regulations, which require that one of the following two tests be satisfied in order to obtain safe harbor protection from possible disregard of a transfer of a REMIC residual certificate:

     - the present value of the anticipated tax liabilities associated with holding the REMIC residual interest were less than or equal to the sum of--

          1. the present value of any consideration given to the transferee to acquire the interest;

          2. the present value of the expected future distributions on the interest; and

          3. the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Present values would be computed using a discount rate equal to a short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

     -    1.   the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

          2. the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer; and

          3. the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC residual interest will not be paid by the transferee.

Unless otherwise stated in the related prospectus supplement, the Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of the safe harbor, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

     See "--REMICs --Taxation of Owners of REMIC Residual
Certificates--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that have any non-United States persons as partners.

     MARK-TO-MARKET RULES. Regulations under Section 475 of the Code provide a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

     FOREIGNERS MAY NOT HOLD REMIC RESIDUAL CERTIFICATES. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that have any non-United States persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

then--

     - an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

     - the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     - 3% of the excess, if any, of adjusted gross income over a statutory inflation-adjusted amount, or;

     - 80% of the amount of itemized deductions otherwise allowable for such year.

Such limitations will be phased out beginning in 2006 and eliminated in 2010.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     -    an individual,

     -    an estate or trust, or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

     no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     SALES OF REMIC CERTIFICATES. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

     -    the cost of the certificate to that certificateholder; increased by

     - income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

     - payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

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     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     The Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     - the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

     - the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

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     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale, the seller of that certificate--

     -    reacquires that same REMIC residual certificate;

     -    acquires any other residual interest in a REMIC; or

     - acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     PROHIBITED TRANSACTIONS TAX AND OTHER TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

     -    the disposition of a non-defaulted mortgage loan,

     - the receipt of income from a source other than a mortgage loan or certain other permitted investments,

     -    the receipt of compensation for services, or

     - the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     -    the person has sufficient assets to do so; and

     - the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

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     TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN
ORGANIZATIONS. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

     - the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     - the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

     -    events that have occurred up to the time of the transfer;

     -    the prepayment assumption; and

     - any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

     - the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

     - as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

     - the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

     -    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

     - the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     - a statement under penalties of perjury that the record holder is not a disqualified organization.

     If an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

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     For these purposes, a "disqualified organization" means--

     -    the United States;

     -    any State or political subdivision thereof;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     -    certain other entities described in Section 860E(e)(6) of the Code.

     For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

     In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     - the residual interests in the entity are not held by disqualified organizations; and

     - the information necessary for the application of the tax described herein will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     TERMINATION. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners.

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

Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     -    income;

     -    deductions;

     -    gains;

     -    losses; and

     -    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     -    corporations;

     -    trusts;

     -    securities dealers; and

     -    certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     - 30 days after the end of the quarter for which the information was requested; or

     -    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     -    income;

     -    excess inclusions;

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     -    investment expenses; and

     -    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

     BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of these payments--

     - fail to furnish to the payor certain information, including their taxpayer identification numbers; or

     -    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     FOREIGN INVESTORS IN REMIC CERTIFICATES. A holder of an offered certificate that is--

     -    a foreign person; and

     - not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.

     For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

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

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     -    owns 10% or more of one or more underlying mortgagors; or

     - if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     -    foreign persons, or

     - United States persons, if classified as a partnership under the Code, unless all of their beneficial owners are United States persons.

GRANTOR TRUSTS

     CLASSIFICATION OF GRANTOR TRUSTS. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

     For purposes of the following discussion--

     - A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

     - A grantor trust certificate representing ownership of all or a portion of the difference between--

          1. interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of--

               -    normal administration fees, and

               - interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

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                    will be referred to as a "grantor trust strip certificate".
                    A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

     GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

     - "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

     - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     GRANTOR TRUST STRIP CERTIFICATES. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     - consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

     - consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

     - the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

     TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.

     GENERAL. Holders of a particular series of grantor trust fractional interest certificates generally--

     - will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     - will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent

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

that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

     - a class of grantor trust strip certificates is issued as part of the same series; or

     - we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     -    a master servicer;

     -    a special servicer;

     -    any sub-servicer; or

     -    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

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     IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

     -    the treatment of certain stripped bonds as market discount bonds; and

     -    DE MINIMIS market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

     -    the sum of all payments to be made on that certificate;

     -    other than qualified stated interest, if any; and

     - the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

     - the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

     - the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

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

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     - there is no original issue discount or only a DE MINIMIS amount of original issue discount; or

     - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

     -    0.25% of the stated redemption price; and

     -    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

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     The original issue discount, if any, on mortgage loans will equal the difference between--

     -    the stated redemption price of the mortgage loans; and

     -    their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of--

     - the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     - the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     -    the issue price of the mortgage loan; increased by

     - the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

     - the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

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     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     MARKET DISCOUNT. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     - in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

     - in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a DE MINIMIS amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be DE MINIMIS and, if so, will be includible in income under DE MINIMIS rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election

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has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

     - be allocated among the payments of stated redemption price on the mortgage loan; and

     - be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     -    the price paid for that grantor trust strip certificate by you; and

     - the projected payments remaining to be made thereon at the time of the purchase; plus

     - an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

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     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

     - the prepayment assumption we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

     - the amount realized on the sale or exchange of a grantor trust certificate; and

     -    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal--

     -    its cost; increased by

     - any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

     -    any and all--

          1.   previously reported losses,

          2.   amortized premium, and

          3.   payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the

                                       122
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Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

     cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     GRANTOR TRUST REPORTING. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

     - the amount of servicing compensation received by a master servicer or special servicer; and

     - all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 30, 2002, the IRS published proposed regulations, which will, when effective, establish a reporting framework for interests in widely held fixed investment trusts similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity that is a United States person and is classified as a trust under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to--

     -    a custodian of a person's account;

     -    a nominee; and

     -    a broker holding an interest for a customer in street name.

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     These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     BACKUP WITHHOLDING. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     FOREIGN INVESTORS. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

REPORTABLE TRANSACTIONS

     Any holder of an offered certificate that reports any item or items of income, gain, expense, or loss in respect of an offered certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the offered certificates.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     Title I of ERISA and Section 4975 of the Code impose various requirements on--

     -    Plans; and

     -    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans, are not subject to ERISA requirements. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

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

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

     -    investment prudence and diversification; and

     -    compliance with the investing Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists.

     The types of transactions between Plans and Parties in Interest that are prohibited include--

     -    sales, exchanges or leases of property;

     -    loans or other extensions of credit; and

     -    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception occurs when the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons--

     - those with discretionary authority or control over the assets of the entity;

     - those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

     - those who are affiliates of the persons described in the preceding two bullets.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     - has discretionary authority or control over the management or disposition of the assets of that Plan; or

     - provides investment advice with respect to the assets of that Plan for a fee.

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

     If the mortgages and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     -    deemed to be a fiduciary with respect to the investing Plan; and

     -    subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Credit Suisse First Boston LLC will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse First Boston LLC. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 97-34, PTE 2000-58 and PTE 2002-41, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

     - the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

     - the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse First Boston LLC or any person affiliated with Credit Suisse First Boston LLC, such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse First Boston LLC or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Code for transactions involving an insurance company general account. This relief is in addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of certain classes of offered certificates by an insurance company general account.

     Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA and PTCE 95-60.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should--

     -    consider your general fiduciary obligations under ERISA; and

     -    consult with your legal counsel as to--

          1. the potential applicability of ERISA and the Code to investment, and

          2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

                                LEGAL INVESTMENT

     If so specified in the Prospectus Supplement, certain Classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only Classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA offered certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA offered certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or

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more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage related securities." As so defined, "commercial mortgage related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.
Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass through securities and mortgage derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage of assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book entry form, provisions which may restrict or prohibit investments in securities which are issued in book entry form.

     Except as to the status of certain classes of the offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

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

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows--

     - by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse First Boston LLC, as specified in the related prospectus supplement;

     -    by placements by us with institutional investors through dealers; and

     -    by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     - the obligations of the underwriters will be subject to various conditions precedent;

     - the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     - in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     -    Cadwalader, Wickersham & Taft LLP; or

     -    Sidley Austin Brown & Wood LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     -    whether the price paid for those certificates is fair;

     - whether those certificates are a suitable investment for any particular investor;

     - the tax attributes of those certificates or of the related trust; - the yield to maturity or, if they have principal balances, the average life of those certificates;

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     - the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     - whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     - the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

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

     - if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITTEE REPORT" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-scheduled principal balance of a pool of mortgage loans for the life of those loans.

     "DISQUALIFIED ORGANIZATION" means --

     -    the United States;

     -    any State or political subdivision of the United States;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EUROCLEAR OPERATOR" means Euroclear Bank, Brussels, Belgium office, as operator of the Euroclear System.

     "EUROCLEAR TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "FANNIE MAE" means the Federal National Mortgage Association.

     "FARMER MAC" means the Federal Agricultural Mortgage Corporation.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FINANCIAL INTERMEDIARY" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "FREDDIE MAC" means the Federal Home Loan Mortgage Corporation.

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     "GINNIE MAE" means the Government National Mortgage Association.

     "GOVERNING DOCUMENT" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS" means the Internal Revenue Service.

     "LENDER LIABILITY ACT" means the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

     "NET INCOME FROM FORECLOSURE PROPERTY" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

     "PASS-THROUGH ENTITY" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     - other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "PLAN" means any retirement plan or other employee benefit plan, arrangement or account that is subject to the fiduciary responsibility provisions of the ERISA or Section 4975 of the Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA relating to what constitutes assets of a Plan.

     "PTCE" means a prohibited transaction class exemption issued by the U.S. Department of Labor.

     "PTE" means a prohibited transaction exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Code.

     "RELIEF ACT" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

                                       133
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     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. PERSON" means--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                                       134
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[GRAPHIC]

51. 363 EAST 76TH STREET CORPORATION
NEW YORK, NY

[GRAPHIC]

1. SAN DIEGO OFFICE PARK
SAN DIEGO, CA

[GRAPHIC]

59. THE COLUMNS AT CHICOPEE
GAINESVILLE, GA

[GRAPHIC]

10B. COURTYARD CLEVELAND AIRPORT SOUTH
MIDDLEBURG HEIGHTS, OH

[GRAPHIC]

15. SQUARE-ARCH REALTY CORP.
NEW YORK, NY

[GRAPHIC]

16. COUNTRYSIDE CENTRE
CLEARWATER, FL

[GRAPHIC]

14. PEAKVIEW TOWER
CENTENNIAL, CO

[GRAPHIC]

11. VILLAGES AT MONTPELIER
LAUREL, MD

[GRAPHIC]

31. VERIZON WIRELESS CHANDLER
CHANDLER, AZ

[GRAPHIC]

2. SOUTHLAND CENTER MALL
TAYLOR, MI

[GRAPHIC]

70. WATERTOWN CROSSING OFFICE BUILDING
BROOKFIELD, WI